FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-226082-10

PROSPECTUS

$1,013,928,000 (Approximate)

Benchmark 2021-B25 Mortgage Trust

(Central Index Key Number 0001851115)

as Issuing Entity

GS Mortgage Securities Corporation II

(Central Index Key Number 0001004158)

as Depositor

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

German American Capital Corporation

(Central Index Key Number 0001541294)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2021-B25

GS Mortgage Securities Corporation II is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2021-B25 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class RR, Class ST-A, Class ST-VR, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E, Class 300P-RR, Class S and Class R certificates and the pooled RR interest) represent the ownership interests in the issuing entity, which will be a New York common law trust named Benchmark 2021-B25 Mortgage Trust. The assets of the issuing entity will primarily consist of (i) a pool of fixed rate commercial mortgage loans, which are generally the sole source of payment on the pooled certificates and the pooled RR interest, and (ii) two subordinate interests, each in a related commercial mortgage loan, which is generally the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the pooled RR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in May 2021. The rated final distribution date for the offered certificates is the distribution date in April 2054.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$22,751,000		0.6230%	Fixed	March 2026
Class A-2	$18,335,000		1.9770%	Fixed	March 2026
Class A-3	$38,075,000		1.9060%	Fixed	April 2028
Class A-4	$175,000,000		2.2680%	Fixed	July 2030
Class A-5	$514,148,000		2.5770%	Fixed	April 2031
Class A-SB	$35,940,000		2.2710%	Fixed	March 2031
Class X-A	$920,578,000	(3)	1.1140%	Variable IO(4)	April 2031
Class X-B	$93,350,000	(3)	0.6615%	Variable IO(4)	April 2031
Class A-S	$116,329,000		2.8470%	Fixed	April 2031
Class B	$48,829,000		2.6350%	Fixed	April 2031
Class C	$44,521,000		3.2010%	Fixed(5)	April 2031

(Footnotes on table on pages 3-5)

You should carefully consider the summary of risk factors and the risk factors beginning on page 67 and page 69, respectively, of this prospectus.

None of the certificates, the pooled RR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the pooled RR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. GS Mortgage Securities Corporation II will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from GS Mortgage Securities Corporation II and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunners in the following manner: Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 31.3% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 29.1% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 27.9% of each class of offered certificates and J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 12.7% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 29, 2021. We expect to receive from this offering approximately 110.7% of the initial aggregate principal balance of the offered certificates, plus accrued interest from April 1, 2021, before deducting expenses payable by us.

Goldman Sachs & Co. LLC	J.P. Morgan	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities			Drexel Hamilton

Co-Manager			Co-Manager

April 19, 2021

Benchmark 2021-B25 Mortgage Trust

Commercial Mortgage Pass-Through Certificates, Series 2021-B25

WISCONSIN
6 Properties
$14,453,519
1.2% of total
ILLINOIS
2 Properties
$11,315,556
0.9% of total
NEW HAMPSHIRE
1 Property
$23,300,000
1.9% of total
WASHINGTON
1 Property
$90,000,000
7.4% of total
COLORADO
3 Properties
$6,000,000
0.5% of total
MINNESOTA
1 Property
$1,661,593
0.1% of total
INDIANA
1 Property
$39,725,850
3.3% of total
NEW YORK
16 Properties
$254,300,000
21.0% of total
MICHIGAN
5 Properties
$35,500,000
2.9% of total
OHIO
5 Properties
$71,333,000
5.9% of total
OREGON
1 Property
$5,255,000
0.4% of total
PENNSYLVANIA
4 Properties
$49,071,100
4.1% of total
DISTRICT OF COLUMBIA
1 Property
$13,520,000
1.1% of total
CALIFORNIA
8 Properties
$332,142,000
27.5% of total
NORTH CAROLINA
1 Property
$551,704
0.0% of total
GEORGIA
1 Property
$4,495,556
0.4% of total
FLORIDA
7 Properties
$95,720,000
7.9% of total
SELF STORAGE
3.7%
MULTIFAMILY
6.9%
MIXED USE
3.3%
HOSPITALITY
1.7%
RETAIL
8.7%
INDUSTRIAL
16.7%
OFFICE
59.1%
KENTUCKY
2 Properties
$30,665,296
2.5% of total
TENNESSEE
1 Property
$20,000,000
1.7% of total
TEXAS
5 Properties
$91,549,936
7.6% of total
LOUISIANA
1 Property
$8,550,000
0.7% of total
ALABAMA
3 Properties
$10,287,517
0.9% of total
Percentage of Initial Pool Balance
10.0% - 27.5%
3.0% - 9.9%
0.0% - 2.9%

Summary of Certificates and Pooled VRR Interest

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(6)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Years)(7)	Principal Window(7)
Offered Certificates
Class A-1	$22,751,000		30.000%	0.6230%	Fixed	March 2026	2.74	05/21 – 03/26
Class A-2	$18,335,000		30.000%	1.9770%	Fixed	March 2026	4.88	03/26 – 03/26
Class A-3	$38,075,000		30.000%	1.9060%	Fixed	April 2028	6.96	04/28 – 04/28
Class A-4	$175,000,000		30.000%	2.2680%	Fixed	July 2030	9.00	11/29 – 07/30
Class A-5	$514,148,000		30.000%	2.5770%	Fixed	April 2031	9.82	07/30 – 04/31
Class A-SB	$35,940,000		30.000%	2.2710%	Fixed	March 2031	7.43	03/26 – 03/31
Class X-A	$920,578,000	(3)	NAP	1.1140%	Variable IO(4)	April 2031	NAP	NAP
Class X-B	$93,350,000	(3)	NAP	0.6615%	Variable IO(4)	April 2031	NAP	NAP
Class A-S	$116,329,000		19.875%	2.8470%	Fixed	April 2031	9.96	04/31 – 04/31
Class B	$48,829,000		15.625%	2.6350%	Fixed	April 2031	9.96	04/31 – 04/31
Class C	$44,521,000		11.750%	3.2010%	Fixed(5)	April 2031	9.96	04/31 – 04/31

Non-Offered Pooled Certificates
Class X-D	$60,319,000	(3)	NAP	1.5664%	Variable IO(4)	April 2031	NAP	NAP
Class X-F	$24,415,000	(3)	NAP	1.1914%	Variable IO(4)	April 2031	NAP	NAP
Class X-G	$11,489,000	(3)	NAP	1.1914%	Variable IO(4)	April 2031	NAP	NAP
Class X-H	$38,776,742	(3)	NAP	1.1914%	Variable IO(4)	April 2031	NAP	NAP
Class D	$33,032,000		8.875%	2.0000%	Fixed	April 2031	9.96	04/31 – 04/31
Class E	$27,287,000		6.500%	2.0000%	Fixed	April 2031	9.96	04/31 – 04/31
Class F	$24,415,000		4.375%	2.3750%	Fixed	April 2031	9.96	04/31 – 04/31
Class G	$11,489,000		3.375%	2.3750%	Fixed	April 2031	9.96	04/31 – 04/31
Class H	$38,776,742		0.000%	2.3750%	Fixed	April 2031	9.96	04/31 – 04/31
Class S(8)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(9)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

Non-Offered Loan-Specific Certificates
Class ST-A(10)	$11,875,000		0.000%	3.649%	Variable(11)	April 2031	9.96	04/31 – 04/31
Class ST-VR(10)	$625,000		NAP	3.649%	(12)	April 2031	9.96	04/31 – 04/31

Non-Offered Loan-Specific Certificates
Class 300P-A(10)	$13,196,000		36.386%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30
Class 300P-B(10)	$43,433,000		25.249%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30
Class 300P-C(10)	$43,809,000		14.016%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30
Class 300P-D(10)	$41,917,000		3.268%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30
Class 300P-E(10)	$3,495,000		2.372%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30
Class 300P-RR(10)	$9,250,000		0.000%	2.994%	Variable(11)	April 2030	8.96	04/30 – 04/30

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each Class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below:

Class	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates
Class X-H	Class H certificates

(4)	The pass-through rate of each Class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date. See “Description of the Certificates—Distributions—Pass-Through Rates”.

(5)	The pass through rates of the Class C certificates (together with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class D, Class E, Class F, Class G and Class H certificates the “pooled principal balance certificates” and, together with the Class X and Class S certificates, the “pooled non-VRR certificates”) for each distribution date will be a per annum rate equal to the lesser of (x) a fixed rate (described in the table as “Fixed”) at the pass-through rate set forth opposite such class in the table and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

(6)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, are represented in the aggregate. The approximate initial credit support percentage for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (together with the Class X certificates, the Class S certificates and Class RR certificates, the “pooled certificates”) does not include the subordination provided by the subordinate companion loan related to the SOMA Teleco Office mortgage loan (the “SOMA Teleco Office trust subordinate companion loan”) or the subordinate companion loan related to the Amazon Seattle mortgage loan (the “Amazon Seattle trust subordinate companion loan” and, together with the SOMA Teleco Office trust subordinate companion loan, the “trust subordinate companion loans”). None of the Class ST-A or Class ST-VR certificates (collectively, the “SOMA Teleco Office loan-specific certificates”), or Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E or Class 300P-RR certificates (collectively, the “Amazon Seattle loan-specific certificates” and, together with the SOMA Teleco Office loan-specific certificates, the “loan-specific certificates”) will provide credit support to any class of pooled certificates except to the extent of the subordination of the related trust subordinate companion loan (in which the related loan-specific certificates each represent an interest) to the SOMA Teleco Office mortgage loan or the Amazon Seattle mortgage loan, as applicable, and any related pari passu companion loan. Additionally, the approximate initial credit support percentages shown in the table above do not take into account the pooled VRR interest. However, losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates”.

(7)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(8)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or assumed final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the pooled VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest”. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

(9)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of five separate real estate mortgage investment conduits (each, a “REMIC”), as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(10)	The SOMA Teleco Office loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the SOMA Teleco Office trust subordinate companion loan. The Amazon Seattle loan-specific certificates will only be entitled to receive distributions from, and will only incur losses with respect to, the Amazon Seattle trust subordinate companion loan. Each trust subordinate companion loan is included as an asset of the issuing entity but is not part of the mortgage pool backing the pooled certificates. No class of pooled certificates will have any interest in either trust subordinate companion loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” and “—Amazon Seattle Whole Loan”.

(11)	For any distribution date, the pass-through rates of the loan-specific certificates (other than the Class ST-VR certificates) will, in the case of each such class, be a per annum rate equal to the net interest rate on the related trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

(12)	Although it does not have a specified pass-through rate, the effective interest rate on the Class ST-VR certificates will be a per annum rate equal to the net interest rate on the SOMA Teleco Office trust subordinate companion loan (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of its due date in the month preceding the month in which the related distribution date occurs.

Pooled VRR Interest Summary

Non-Offered Eligible Vertical Interests(1)	Approximate Initial Pooled VRR Interest Balance	Approximate Initial Pooled VRR Interest Rate	Pooled VRR Interest Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(3)	Principal Window(3)
Pooled RR Interest	$42,862,034	3.5664%	(4)	April 2031	9.35	05/21 – 04/31
Class RR Certificates	$17,607,848	3.5664%	(4)	April 2031	9.35	05/21 – 04/31

(1)	Each of the Class RR certificates and the pooled RR interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention”. The Class RR certificates and the pooled RR interest collectively comprise the “pooled VRR interest”. The pooled VRR interest represents the right to receive approximately 5.0% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the pooled certificates and the pooled RR interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the pooled RR interest is referred to in this prospectus as the “pooled RR interest owner” and the pooled RR interest owner and the holders of the Class RR certificates (the “Class RR certificateholders”) are referred to collectively in this prospectus as the “pooled VRR interest owners”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(3)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the pooled VRR interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the pooled RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class RR, Class S, Class R, Class ST-A, Class ST-VR, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates and the pooled RR interest are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates or the pooled RR interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	25
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	69
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Risks of Commercial and Multifamily Lending Generally	73
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	75
Office Properties Have Special Risks	80
Industrial Properties Have Special Risks	81
Retail Properties Have Special Risks	82
Multifamily Properties Have Special Risks	85
Self-Storage Properties Have Special Risks	87
Mixed Use Properties Have Special Risks	88
Hospitality Properties Have Special Risks	89
Risks Relating to Affiliation with a Franchise or Hotel Management Company	91
Parking Properties Have Special Risks	92
Condominium Ownership May Limit Use and Improvements	92
Risks Relating to Lack of Ownership of Hotel Units	94
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	94
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	95
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	96
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	97
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	98
Risks Related to Zoning Non-Compliance and Use Restrictions	100
Risks Relating to Inspections of Properties	101
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	101
Insurance May Not Be Available or Adequate	101
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	104
Terrorism Insurance May Not Be Available for All Mortgaged Properties	104
Risks Associated with Blanket Insurance Policies or Self-Insurance	105
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	106
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	106

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	109
Appraisals May Not Reflect Current or Future Market Value of Each Property	109
Seasoned Mortgage Loans Present Additional Risk of Repayment	110
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	111
The Borrower’s Form of Entity May Cause Special Risks	111
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	113
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	114
Other Financings or Ability To Incur Other Indebtedness Entails Risk	115
Tenancies-in-Common May Hinder Recovery	116
Risks Relating to Enforceability of Cross-Collateralization	117
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	117
Risks Associated with One Action Rules	117
State Law Limitations on Assignments of Leases and Rents May Entail Risks	118
Various Other Laws Could Affect the Exercise of Lender’s Rights	118
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	119
Risks of Anticipated Repayment Date Loans	119
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	119
Risks Related to Ground Leases and Other Leasehold Interests	121
Increases in Real Estate Taxes May Reduce Available Funds	122
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	123
Risks Relating to Shari’ah Compliant Loans	123
Risks Relating to Conflicts of Interest	123
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	123
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	125
Potential Conflicts of Interest of the Master Servicer and the Special Servicers	127
Potential Conflicts of Interest of the Operating Advisor	130
Potential Conflicts of Interest of the Asset Representations Reviewer	130
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	131
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	135
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable

Special Servicer of the Applicable Whole Loan	137
Other Potential Conflicts of Interest May Affect Your Investment	137
Other Risks Relating to the Certificates	138
The Certificates Are Limited Obligations	138
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	138
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	139
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	141
Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates	145
Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively	145
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	146
Risks Relating to Modifications of the Mortgage Loans	153
The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	154
Risks Relating to Interest on Advances and Special Servicing Compensation	154
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	155
Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMorgan Chase Bank, National Association	155
The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	156
Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan	157
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	157
General Risk Factors	159
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	159
The Certificates May Not Be a Suitable Investment for You	159
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	159
Other Events May Affect the Value and Liquidity of Your Investment	160
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	160
The Master Servicer, any Sub-Servicer, any Special Servicer the Trustee, the Certificate Administrator or

the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	164
Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates	164
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	165
Description of the Mortgage Pool	165
General	165
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	167
Certain Calculations and Definitions	167
Definitions	168
Mortgage Pool Characteristics	176
Overview	176
Property Types	178
Mortgage Loan Concentrations	183
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	183
Geographic Concentrations	184
Mortgaged Properties With Limited Prior Operating History	185
Tenancies-in-Common or Diversified Ownership	186
Condominium Interests and Other Shared Interests	186
Fee & Leasehold Estates; Ground Leases	187
COVID Considerations	188
Environmental Considerations	193
Redevelopment, Renovation and Expansion	197
Assessments of Property Value and Condition	198
Appraisals	198
Engineering Reports	198
Zoning and Building Code Compliance and Condemnation	198
Litigation and Other Considerations	199
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	201
Loan Purpose	201
Default History, Bankruptcy Issues and Other Proceedings	202
Tenant Issues	203
Tenant Concentrations	203
Lease Expirations and Terminations	203
Purchase Options and Rights of First Refusal	211
Affiliated Leases	212
Insurance Considerations	214
Use Restrictions	215
Appraised Value	216
Non-Recourse Carveout Limitations	217
Real Estate and Other Tax Considerations	218
Delinquency Information	220
Certain Terms of the Mortgage Loans	220
Amortization of Principal	220
Due Dates; Mortgage Rates; Calculations of Interest	220
ARD Loans	221
Prepayment Protections and Certain Involuntary Prepayments	221
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	223
Defeasance; Collateral Substitution	224
Partial Releases	225
Escrows	228
Mortgaged Property Accounts	228
Shari’ah Compliant Lending Structure	228
Exceptions to Underwriting Guidelines	229
Additional Indebtedness	229
General	229
Whole Loans	230
Mezzanine Indebtedness	230
Other Unsecured Indebtedness	232
The Whole Loans	233
General	233
The Serviced Pari Passu Whole Loans	237
The Non-Serviced Pari Passu Whole Loans	239
The Serviced AB Whole Loans	242
The Non-Serviced AB Whole Loans	266
Additional Information	275
Transaction Parties	275
The Sponsors and Mortgage Loan Sellers	275
Goldman Sachs Mortgage Company	276
Citi Real Estate Funding Inc.	285

German American Capital Corporation	293
JPMorgan Chase Bank, National Association	302
Compensation of the Sponsors	310
The Depositor	310
The Issuing Entity	311
The Trustee and the Certificate Administrator	312
The Master Servicer	314
The Special Servicers	318
The General Special Servicer	318
The Amazon Seattle Special Servicer	321
The Operating Advisor and Asset Representations Reviewer	325
Credit Risk Retention	326
General	326
Qualifying CRE Loans	327
The Pooled VRR Interest	328
General	328
VRR Available Funds	328
Priority of Distributions on the Pooled VRR Interest	328
Allocation of Pooled VRR Realized Losses	329
Yield Maintenance Charges and Prepayment Premiums	330
Excess Interest	330
Material Terms	330
Hedging, Transfer and Financing Restrictions	330
Description of the Certificates	331
General	331
Distributions	333
Method, Timing and Amount	333
Available Funds	334
Priority of Distributions	338
Pass-Through Rates	342
Interest Distribution Amount	344
Principal Distribution Amount	344
Certain Calculations with Respect to Individual Mortgage Loans	346
Excess Interest	347
Application Priority of Mortgage Loan Collections or Whole Loan Collections	347
Allocation of Yield Maintenance Charges and Prepayment Premiums	350
Assumed Final Distribution Date; Rated Final Distribution Date	351
Prepayment Interest Shortfalls	352
Subordination; Allocation of Realized Losses	353
Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information	357
Certificate Administrator Reports	357
Information Available Electronically	363
Voting Rights	368
Delivery, Form, Transfer and Denomination	369
Book-Entry Registration	369
Definitive Certificates	372
Certificateholder Communication	372
Access to Certificateholders’ Names and Addresses	372
Requests to Communicate	372
List of Certificateholders	373
Description of the Mortgage Loan Purchase Agreements	373
General	373
Dispute Resolution Provisions	383
Asset Review Obligations	383
Pooling and Servicing Agreement	383
General	383
Assignment of the Mortgage Loans	384
Servicing Standard	385
Subservicing	386
Advances	387
P&I Advances	387
Property Protection Advances	388
Nonrecoverable Advances	389
Recovery of Advances	390
Accounts	392
Withdrawals from the Collection Account	395
Servicing and Other Compensation and Payment of Expenses	398
General	398
Master Servicing Compensation	402
Special Servicing Compensation	404
Disclosable Special Servicer Fees	409
Certificate Administrator and Trustee Compensation	410
Operating Advisor Compensation	410
Asset Representations Reviewer Compensation	411
CREFC® Intellectual Property Royalty License Fee	412
Appraisal Reduction Amounts	412
Maintenance of Insurance	421
Modifications, Waivers and Amendments	424
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	429
Inspections	430
Collection of Operating Information	431

Special Servicing Transfer Event	431
Asset Status Report	434
Realization Upon Mortgage Loans	437
Sale of Defaulted Loans and REO Properties	440
The Directing Holder	443
General	443
Major Decisions	446
Asset Status Report	449
Replacement of Special Servicer	450
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	450
Servicing Override	453
Rights of Holders of Companion Loans	454
Limitation on Liability of Directing Holder	455
The Operating Advisor	456
General	456
Duties of Operating Advisor In General	456
Annual Report	458
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event is Continuing	459
Recommendation of the Replacement of a Special Servicer	459
Eligibility of Operating Advisor	460
Other Obligations of Operating Advisor	460
Delegation of Operating Advisor’s Duties	461
Termination of the Operating Advisor With Cause	462
Rights Upon Operating Advisor Termination Event	462
Waiver of Operating Advisor Termination Event	463
Termination of the Operating Advisor Without Cause	463
Resignation of the Operating Advisor	464
Operating Advisor Compensation	464
The Asset Representations Reviewer	464
Asset Review	464
Eligibility of Asset Representations Reviewer	469
Other Obligations of Asset Representations Reviewer	469
Delegation of Asset Representations Reviewer’s Duties	470
Assignment of Asset Representations Reviewer’s Rights and Obligations	470
Asset Representations Reviewer Termination Events	471
Rights Upon Asset Representations Reviewer Termination Event	471
Termination of the Asset Representations Reviewer Without Cause	472
Resignation of Asset Representations Reviewer	472
Asset Representations Reviewer Compensation	472
Limitation on Liability of the Risk Retention Consultation Parties	472
Replacement of a Special Servicer Without Cause	473
Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote	478
Termination of Master Servicer and Special Servicers for Cause	479
Servicer Termination Events	479
Rights Upon Servicer Termination Event	481
Waiver of Servicer Termination Event	482
Resignation of a Master Servicer or Special Servicer	482
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	483
Limitation on Liability; Indemnification	484
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	486
Dispute Resolution Provisions	487
Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder	487
Repurchase Request Delivered by a Party to the PSA	487
Resolution of a Repurchase Request	488
Mediation and Arbitration Provisions	490
Servicing of the Non-Serviced Mortgage Loans	491
General	491

Servicing of the Burlingame Point Whole Loan	495
Servicing of the 909 Third Avenue Whole Loan	495
Rating Agency Confirmations	496
Evidence as to Compliance	498
Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding	499
Termination; Retirement of Certificates	499
Amendment	501
Resignation and Removal of the Trustee and the Certificate Administrator	503
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	504
Certain Legal Aspects of Mortgage Loans	504
California	505
New York	505
General	505
Types of Mortgage Instruments	506
Leases and Rents	506
Personalty	507
Foreclosure	507
General	507
Foreclosure Procedures Vary from State to State	507
Judicial Foreclosure	507
Equitable and Other Limitations on Enforceability of Certain Provisions	507
Nonjudicial Foreclosure/Power of Sale	508
Public Sale	508
Rights of Redemption	509
Anti-Deficiency Legislation	509
Leasehold Considerations	510
Cooperative Shares	510
Bankruptcy Laws	511
Environmental Considerations	516
General	516
Superlien Laws	516
CERCLA	516
Certain Other Federal and State Laws	517
Additional Considerations	517
Due-on-Sale and Due-on-Encumbrance Provisions	518
Subordinate Financing	518
Default Interest and Limitations on Prepayments	518
Applicability of Usury Laws	518
Americans with Disabilities Act	519
Servicemembers Civil Relief Act	519
Anti-Money Laundering, Economic Sanctions and Bribery	519
Potential Forfeiture of Assets	520
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	520
Pending Legal Proceedings Involving Transaction Parties	523
Use of Proceeds	523
Yield, Prepayment and Maturity Considerations	523
Yield Considerations	523
General	523
Rate and Timing of Principal Payments	523
Losses and Shortfalls	525
Certain Relevant Factors Affecting Loan Payments and Defaults	526
Delay in Payment of Distributions	526
Yield on the Certificates with Notional Amounts	526
Weighted Average Life	527
Pre-Tax Yield to Maturity Tables	532
Material Federal Income Tax Considerations	536
General	536
Qualification as a REMIC	538
Status of Offered Certificates	539
Taxation of Regular Interests	540
General	540
Original Issue Discount	540
Acquisition Premium	542
Market Discount	542
Premium	543
Election To Treat All Interest Under the Constant Yield Method	544
Treatment of Losses	544
Yield Maintenance Charges and Prepayment Premiums	545
Sale or Exchange of Regular Interests	545
Taxes That May Be Imposed on a REMIC	546
Prohibited Transactions	546
Contributions to a REMIC After the Startup Day	546
Net Income from Foreclosure Property	546
REMIC Partnership Representative	547
Taxation of Certain Foreign Investors	547
FATCA	548
Backup Withholding	548

Information Reporting	548
3.8% Medicare Tax on “Net Investment Income”	549
Reporting Requirements	549
Certain State and Local and Foreign Tax Considerations	550
Method of Distribution (Conflicts of Interest)	550
Incorporation of Certain Information by Reference	552
Where You Can Find More Information	552
Financial Information	553
Certain ERISA Considerations	553
General	553
Plan Asset Regulations	554
Administrative Exemptions	554
Insurance Company General Accounts	556
Legal Investment	557
Legal Matters	558
Ratings	558
Index of Defined Terms	560

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	MORTGAGE POOL INFORMATION
ANNEX A-3	DESCRIPTION OF THE TOP 15 MORTGAGE LOANS
ANNEX B	FORM OF DISTRIBUTION DATE STATEMENT
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES
ANNEX E-1	CITI REAL ESTATE FUNDING INC. AND GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES
ANNEX E-3	EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES
ANNEX F-1	JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES
ANNEX F-2	EXCEPTIONS TO JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES
ANNEX G	CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE
ANNEX H-1	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AT HOME - WILLOW GROVE MORTGAGE LOAN
ANNEX H-2	ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AT HOME - WILLOW GROVE SUBORDINATE COMPANION LOAN

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICERS, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES— THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

Important Notice About Information Presented in This Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates and Pooled VRR Interest”, which sets forth important statistical information relating to the certificates;

●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corporation II.

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the applicable special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU Prospectus Regulation”.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS Regulation”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EEA PRIIPS REGULATION.

MIFID II PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ONLY, EACH AS DEFINED IN MIFID II; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

UK PRODUCT GOVERNANCE

SOLELY FOR THE PURPOSES OF EACH MANUFACTURER’S PRODUCT APPROVAL PROCESS, THE TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES HAS LED TO THE CONCLUSION THAT: (I) THE TARGET MARKET FOR THE OFFERED CERTIFICATES IS ONLY ELIGIBLE COUNTERPARTIES, AS DEFINED IN THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK, AND PROFESSIONAL CLIENTS, AS DEFINED IN REGULATION (EU) NO 6000/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND (II) ALL CHANNELS FOR DISTRIBUTION OF THE OFFERED CERTIFICATES TO ELIGIBLE COUNTERPARTIES AND PROFESSIONAL CLIENTS ARE APPROPRIATE. ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SHOULD TAKE INTO CONSIDERATION THE MANUFACTURERS; TARGET MARKET ASSESSMENT; HOWEVER, A DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES (BY EITHER ADOPTING OR REFINING THE MANUFACTURERS’ TARGET MARKET ASSESSMENT) AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)   A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”); OR

(B)   A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR

(C)   NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS NOR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION TRANSACTION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN ADDITION, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—GENERAL RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE OFFERED CERTIFICATES”.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”), OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE FCA HANDBOOK CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”)

UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER, THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A

PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

The JAPANESE Financial Services Agency published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR RULE”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “JAPANESE RETENTION REQUIREMENT”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated”, the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this Prospectus has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this prospectus would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE

MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

MEXICO

THIS PROSPECTUS HAS NOT BEEN REVIEWED NOR APPROVED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES, OR THE “CNBV”). THIS OFFERING DOES NOT CONSTITUTE A PUBLIC OFFERING IN MEXICO AND THIS PROSPECTUS MAY NOT BE PUBLICLY DISTRIBUTED IN MEXICO.

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES, OR “RNV”) MAINTAINED BY THE CNBV, AND MAY NOT BE OFFERED PUBLICLY IN MEXICO EXCEPT TO MEXICAN INSTITUTIONAL AND QUALIFIED INVESTORS PURSUANT TO THE PRIVATE PLACEMENT EXCEPTIONS SET FORTH IN THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES). THIS PROSPECTUS DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE OFFERED CERTIFICATES, OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS EXCLUSIVELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE ACQUISITION OF THE OFFERED CERTIFICATES BY AN INVESTOR WHO IS A RESIDENT OF MEXICO WILL BE MADE UNDER SUCH INVESTOR’S OWN RESPONSIBILITY.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	GS Mortgage Securities Corporation II, a Delaware corporation. The depositor’s address is 200 West Street, New York, New York 10282 and its telephone number is (212) 902-1000. See “Transaction Parties—The Depositor”.

Issuing Entity	Benchmark 2021-B25 Mortgage Trust, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are:

●	Goldman Sachs Mortgage Company, a New York limited partnership;

●	Citi Real Estate Funding Inc., a New York corporation;

●	German American Capital Corporation, a Maryland corporation; and

●	JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Goldman Sachs Mortgage Company is an affiliate of each of the depositor and Goldman Sachs & Co. LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates, and Goldman Sachs Bank USA, an originator. Citi Real Estate Funding Inc. is an affiliate of Citigroup Global Markets Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates. JPMorgan Chase Bank, National Association is an affiliate of J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of certain of the non-offered certificates. German American Capital Corporation is an affiliate of Deutsche Bank Securities Inc., one of the underwriters and an initial purchaser of certain of the non-offered certificates and DBR Investments Co. Limited, an originator. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Sponsor(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	10	$306,064,322	25.3%
Citi Real Estate Funding Inc.	21	337,175,000	27.9
German American Capital Corporation	8	307,033,367	25.4
Goldman Sachs Mortgage Company / German American Capital Corporation / JPMorgan Chase Bank, National Association(2)	1	120,000,000	9.9
JPMorgan Chase Bank, National Association	6	114,155,000	9.4
Citi Real Estate Funding Inc. / JPMorgan Chase Bank, National Association(3)	1	24,969,936	2.1
Total	47	$1,209,397,625	100.0%

(1)

Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.

(2)

Goldman Sachs Mortgage Company, JPMorgan Chase Bank, National Association and German American Capital Corporation are co-sponsors with respect to the Burlingame Point mortgage loan (9.9%). The Burlingame Point mortgage loan (9.9%) is part of a whole loan that was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association and DBR Investments Co. Limited, and is evidenced by five (5) promissory notes: (i) note A-1-C-2, with an outstanding principal balance of $40,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) notes A-2-C-1 and A-2-C-5, with an aggregate outstanding principal balance of $40,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) notes A-3-C-1 and A-3-C-5, with an aggregate outstanding principal balance of $40,000,000 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(3)	Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association are co-sponsors with respect to The Galleria Office Towers mortgage loan (2.1%). The Galleria Office Towers mortgage loan (2.1%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association and is evidenced by two (2) promissory notes: (i) note A-2, with an outstanding principal balance of $14,981,962 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller and (ii) note A-4, with an outstanding principal balance of $9,987,974 as of the cut-off date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

In addition, German American Capital Corporation will transfer to the depositor the trust subordinate companion loans, which will be assets of the issuing entity but will not be included in the mortgage pool. The SOMA Teleco Office trust subordinate companion loan will back the SOMA Teleco Office loan-specific certificates and the Amazon Seattle trust subordinate companion loan will back the Amazon Seattle loan-specific certificates.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the mortgage loans and any related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan and companion loan identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below that is part of a whole loan and serviced under the servicing agreement indicated in that table). The principal servicing office of the master servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement.”

The master servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

Special Servicers	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the mortgage loans (other than any excluded special servicer loan) and any related companion loans other than with respect to any non-serviced whole loan set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. Situs Holdings, LLC, a Delaware limited liability company, is expected to act as the special servicer with respect to the Amazon Seattle mortgage loan and the related companion loans, including the Amazon Seattle trust subordinate companion loan. The special servicers will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the applicable mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) generally, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to the applicable mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of the special servicer are located at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. The principal executive office of Situs Holdings is located at 5065 Westheimer Road, Suite 700E, Houston, Texas 77056. Situs Holdings maintains its principal special servicing office at 101 Montgomery Street, Suite 2250, San Francisco, California 94104. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it is a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan, referred to in this prospectus as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan and will be replaced as discussed under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

Rialto Capital Advisors, LLC (i) is expected to be appointed as the special servicer with respect to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded special servicer loan, the SOMA Teleco Office mortgage loan and the Amazon Seattle mortgage loan) and any related serviced companion loan (other than the SOMA Teleco Office trust subordinate companion loan and the Amazon Seattle trust subordinate companion loan) by RREF IV Debt AIV, LP, or its affiliate, which is expected to purchase each of the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates, (ii) is expected to be appointed as the special servicer with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan by Rialto Relative Value Credit Fund, LP, or its affiliate, which is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, with Rialto Special Situations Fund II, LP, or its affiliate, expected to purchase the remaining 50% of the Class ST-A certificates, and (iii) is an affiliate of Rialto Real Estate Fund IV-Debt, LP (or another affiliate of Rialto Capital Advisors, LLC), which is expected to purchase the Class X-F and Class F certificates and is expected to also be the initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, and, therefore, the initial directing holder of the At Home – Willow Grove whole loan. On the closing date, (i) RREF IV Debt AIV, LP, or its affiliate, is expected to be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan and the Amazon Seattle mortgage loan) and any related serviced companion loan (other than the SOMA Teleco Office trust subordinate companion loan and the Amazon Seattle trust subordinate companion loan) and (ii) Rialto Relative Value Credit Fund, LP, or its affiliate, is expected to be the initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan. In addition, although Rialto Capital Advisors, LLC, is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund, LP has different beneficial owners than each other and than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP. See “Pooling and Servicing Agreement—The Directing Holder”.

Rialto Capital Advisors, LLC is also an affiliate of (a) Situs Holdings, LLC, which is (or is expected to be) the special servicer under (i) the pooling and servicing agreement with respect to the servicing of the Amazon Seattle whole loan and (ii) the BGME Trust 2021-VR trust and servicing agreement with respect to the servicing of the Burlingame Point whole loan, through common control by Stone Point Capital LLC and (b) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR trust and servicing agreement with respect to the Burlingame Point whole loan, through common control by Stone Point Capital LLC.

Rialto Capital Advisors, LLC, or its affiliate, assisted RREF IV Debt AIV, LP (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer of each non-serviced mortgage loan is set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans and the trust subordinate companion loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than any non-serviced mortgage loan) and any related companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association, in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services, Wells Fargo Bank, NA, 600 South 4th Street, 7th Floor MAC: N9300-070, Minneapolis, Minnesota 55415. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below, the custodian under the pooling and servicing agreement for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders and the pooled RR interest owner that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer	Pentalpha Surveillance LLC, a Delaware limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and receipt of notification from the certificate administrator that the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans.

See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any non-serviced mortgage loan and any applicable excluded loan), as further described in this prospectus. The directing holder (other than with respect to any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office whole loan, the Amazon Seattle whole loan and, for so long as no related control appraisal period is continuing, the At Home – Willow Grove whole loan) will generally be the controlling class certificateholder (or its representative, the “controlling class representative”) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See

“Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.

The controlling class will be the most subordinate class of the Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class G certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a controlling class representative or to exercise any of the rights of the holder of the majority of the controlling class certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a controlling class representative.

On the closing date it is expected that (i) RREF IV Debt AIV, LP or its affiliate will purchase the Class X-G, Class X-H, Class G and Class H certificates and will receive the Class S certificates, (ii) Rialto Real Estate Fund IV-Debt, LP (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates, and is expected to also be the initial purchaser of the subordinate companion loan related to the At-Home Willow Grove whole loan and, therefore, the initial directing holder of the At Home – Willow Grove whole loan, (iii) RREF IV Debt AIV, LP or its affiliate is expected to be appointed the initial controlling class representative and, therefore, the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan, the Amazon Seattle whole loan and the At Home – Willow Grove mortgage loan) and any related serviced companion loans (other than the SOMA Teleco Office trust subordinate companion loan, the Amazon Seattle trust subordinate companion loan and the At Home – Willow Grove subordinate companion loan), (iv) Rialto Relative Value Credit Fund, LP, or its affiliate, is expected to purchase a portion of the Class E certificates, and (v) Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP, or their respective affiliates, are expected to each purchase 50% of the Class ST-A certificates and Rialto Relative Value Credit Fund, LP is expected to be the initial SOMA Teleco Office controlling class representative and, therefore, the initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan. In addition, although Rialto Capital Advisors, LLC, is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP has different beneficial owners than each other and than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

With respect to the SOMA Teleco Office whole loan, for so long as no SOMA Teleco Office control appraisal period is continuing, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”, the directing holder for the SOMA Teleco Office whole loan will be the SOMA Teleco Office controlling class certificateholder (or its representative) selected by a majority of the SOMA Teleco Office controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). For so long as a control appraisal period is continuing with respect to the SOMA Teleco Office whole loan, the directing holder for the SOMA Teleco Office whole loan will be the controlling class representative and will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”.

The SOMA Teleco Office controlling class will be the Class ST-A certificates for so long as no control appraisal period exists with respect to the SOMA Teleco Office trust subordinate companion loan. The initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan is expected to be Rialto Relative Value Credit Fund, LP or its affiliate, which is expected to be the SOMA Teleco Office controlling class certificateholder (or its representative).

With respect to the Amazon Seattle whole loan, for so long as no Amazon Seattle control appraisal period is continuing, as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”, the directing holder for the Amazon Seattle whole loan will be the Amazon Seattle controlling class certificateholder (or its representative) selected by a majority of the Amazon Seattle controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). For so long as a control appraisal period is continuing with respect to the Amazon Seattle whole loan, the directing holder for the Amazon Seattle whole loan will be the controlling class representative and will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”.

The Amazon Seattle controlling class will be the most subordinate class of the Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. The initial directing holder with respect to the Amazon Seattle whole loan is expected to be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation, or an affiliate, which is expected to be the Amazon Seattle controlling class certificateholder (or its representative). In addition, CPPIB Credit Structured North America III, Inc. will be the Amazon Seattle Retaining Third-Party Purchaser, while its affiliate, CPPIB Credit Investments III Inc., a Canadian corporation, is expected to be the lender (as successor-in-interest to Deutsche Bank AG, New York Branch), under that certain Mezzanine Loan Agreement, dated as of April 1, 2021, to KRE 300 Pine Mezz A LLC (the “Amazon Mezzanine Borrower”) of a loan in the aggregate principal amount of $65,000,000, which is secured by a pledge of 100% of the Amazon Mezzanine Borrower’s direct ownership interests in the borrower under the Amazon Whole Loan.

With respect to the At Home – Willow Grove whole loan, the directing holder will (a) initially be Rialto Real Estate Fund IV – Debt, LP, as the holder of the related subordinate companion loan and (b) for so long as a control appraisal period with respect to the At Home – Willow Grove whole loan is continuing, the controlling class representative. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—At Home – Willow Grove Whole Loan”.

With respect to the controlling class representative, an “excluded loan” is a mortgage loan or whole loan with respect to which the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

With respect to the SOMA Teleco Office controlling class representative, an “excluded loan” is the SOMA Teleco Office mortgage loan or whole loan if the SOMA Teleco Office controlling class representative or the holder of the majority of the SOMA Teleco Office controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of the SOMA Teleco Office mortgaged property, or any borrower party affiliate thereof.

With respect to the Amazon Seattle controlling class representative, an “excluded loan” is the Amazon Seattle mortgage loan or whole loan if the Amazon Seattle controlling class representative or the holder of the majority of the Amazon Seattle controlling class certificates (by certificate balance) is a borrower, a mortgagor, a manager of the Amazon Seattle mortgaged property, a holder of a related mezzanine loan as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan (subject to certain exceptions), or any borrower party affiliate thereof.

Each entity identified in the table titled “Non-Serviced Whole Loans” under “The Mortgage Pool—Whole Loans” below is the initial directing holder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention Consultation Parties	The pooled risk retention consultation parties will be (i) a party selected by Goldman Sachs Bank USA, and (ii) a party selected by Citi Real Estate Funding Inc., in each case, as an owner of the pooled VRR interest. Each pooled risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any non-serviced mortgage loan, any applicable excluded loan, and, for so long as no related control appraisal period is continuing, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any non-serviced mortgage loan and any applicable excluded loan, and, for so long as a related control appraisal period is continuing, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan), as further described in this prospectus. Each of Goldman Sachs Mortgage Company (or an affiliate), a sponsor, and Citi Real Estate Funding Inc., a sponsor, is expected to be appointed as an initial pooled risk retention consultation party and are collectively referred to as the “pooled risk retention consultation parties”.

The “SOMA Teleco Office risk retention consultation party” will be a party selected by Deutsche Bank AG, New York Branch, as the Class ST-VR certificateholder. The SOMA Teleco Office risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the SOMA Teleco Office whole loan for so long as no control appraisal period is continuing with respect to the SOMA Teleco Office whole loan, unless the SOMA Teleco Office whole loan is an applicable excluded loan with respect to the SOMA Teleco Office risk retention consultation party. Deutsche Bank AG, New York Branch is expected to be appointed as the initial SOMA Teleco Office risk retention consultation party.

The pooled VRR interest and the Class ST-VR certificates are referred to in this prospectus as the “VRR interests”. The pooled VRR interest owners and the Class ST-VR certificateholders are referred to in this prospectus as the “VRR interest owners”. The pooled risk retention consultation parties and the SOMA Teleco Office risk retention consultation party are referred to in this prospectus as the “risk retention consultation parties”.

With respect to a risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Holders of the Loan-Specific

Certificates	Each of the SOMA Teleco Office mortgage loan (8.5%) and the Amazon Seattle mortgage loan (7.4%) has a related trust subordinate companion loan (a subordinate interest in the related whole loan) which will also be held by the issuing entity. The SOMA Teleco Office loan-specific certificates will be backed solely by the SOMA Teleco Office trust subordinate companion loan, and any expenses or losses incurred in respect to the mortgage loans or the Amazon Seattle trust subordinate companion loan will not be borne by the holders of the SOMA Teleco Office loan-specific certificates. The Amazon Seattle loan-specific certificates will be backed solely by the Amazon Seattle trust subordinate companion loan, and any expenses or losses incurred in respect to the mortgage loans or the SOMA Teleco Office trust subordinate companion loan will not be borne by the holders of the Amazon Seattle loan-specific certificates.

Initially, and for so long as no control appraisal period is continuing with respect to the SOMA Teleco Office whole loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”, the SOMA Teleco Office controlling class certificateholder (or its representative) selected by a majority of the SOMA Teleco Office controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement.

Initially, and for so long as no control appraisal period is continuing with respect to the Amazon Seattle whole loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”, the Amazon Seattle controlling class certificateholder (or its representative) selected by a majority of the Amazon Seattle controlling class certificateholders will be entitled to exercise certain of the rights of the holder of the trust subordinate companion loan under the related co-lender agreement.

Certain Affiliations and

Relationships	The originators, the sponsors, the underwriters, and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan and whole loan, the related due date in April 2021 for that mortgage loan or whole loan (or, in the case of any mortgage loan or whole loan that has its first due date after April 2021, the date that would have been its due date in April 2021 under the terms of that mortgage loan or whole loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about April 29, 2021.

Distribution Date	The fourth (4th) business day following each determination date. The first distribution date will be in May 2021.

Determination Date	The eleventh (11th) day of each month or, if the eleventh (11th) day is not a business day, then the business day immediately following such eleventh (11th) day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan or trust subordinate companion loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan or trust subordinate companion loan, as applicable, in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans or the trust subordinate companion loans, as applicable, relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution

Date; Rated Final

Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class A-1	March 2026
Class A-2	March 2026
Class A-3	April 2028
Class A-4	July 2030
Class A-5	April 2031
Class A-SB	March 2031
Class X-A	April 2031
Class X-B	April 2031
Class A-S	April 2031
Class B	April 2031
Class C	April 2031

The rated final distribution date for the offered certificates will be the distribution date in April 2054.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans (and in the case of German American Capital Corporation, the trust subordinate companion loans) to the depositor, which will in turn deposit the mortgage loans and the trust subordinate companion loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below(1):

(1)	Although each trust subordinate companion loan will be an asset of the issuing entity, amounts distributable to a trust subordinate companion loan pursuant to its related co-lender agreement will be payable only to the related loan-specific certificates and therefore support only such loan-specific certificates.

The foregoing illustration does not take into account the sale of any non-offered certificates or the pooled RR interest.

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2021-B25:

●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class RR, Class R, Class ST-A, Class ST-VR, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR (collectively, the “non-offered certificates”). In addition, the pooled RR interest is not being offered by this prospectus.

The SOMA Teleco Office mortgage loan and the Amazon Seattle mortgage loan will be pooled together with the other mortgage loans (collectively referred to in this prospectus as the “mortgage pool”) and interest and principal received in respect of such mortgage loans will be available to make distributions in respect of the pooled certificates. The trust subordinate companion loans will be assets of the issuing entity but will not be pooled together with the mortgage loans, and payments of interest and principal received in respect of the trust subordinate companion loans will only be available to make distributions in respect of the related loan-specific certificates.

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class, X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S and Class RR certificates are referred to in this prospectus as the “pooled certificates”. The pooled certificates (other than the Class RR certificates) are referred to in this prospectus as the “pooled non-VRR certificates”.

The Class ST-A and Class ST-VR certificates are referred to in this prospectus as the “SOMA Teleco Office loan-specific certificates”. The Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates are referred to in this prospectus as the “Amazon Seattle loan-specific certificates”. The SOMA Teleco Office loan-specific certificates and the Amazon Seattle loan-specific certificates are collectively referred to in this prospectus as the “loan-specific certificates”. The SOMA Teleco Office loan-specific certificates

(other than the Class ST-VR certificates) are referred to in this prospectus as the “SOMA loan-specific non-VRR certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$22,751,000
Class A-2	$18,335,000
Class A-3	$38,075,000
Class A-4	$175,000,000
Class A-5	$514,148,000
Class A-SB	$35,940,000(1)
Class X-A	$920,578,000(2)
Class X-B	$93,350,000(2)
Class A-S	$116,329,000
Class B	$48,829,000
Class C	$44,521,000

(1)	The Class A-SB certificates have a certain priority with respect to reducing the certificate balance of those certificates to their scheduled principal balance, as described in this prospectus.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class A-1	0.6230%(1)
Class A-2	1.9770%(1)
Class A-3	1.9060%(1)
Class A-4	2.2680%(1)
Class A-5	2.5770%(1)
Class A-SB	2.2710%(1)
Class X-A	1.1140%(2)
Class X-B	0.6615%(2)
Class A-S	2.8470%(1)
Class B	2.6350%(1)
Class C	3.2010%(3)

(1)	The pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates for each distribution date will each be a per annum rate equal to a fixed rate at the pass-through rate set forth opposite each such class in the table above.

(2)	The pass-through rate of the Class X-A certificates for each distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates for that distribution date, weighted on the basis of their respective certificate balances immediately prior to that distribution date. The pass-through rate of the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, over (b) the weighted average of the pass-through rates of the Class B and Class C certificates for that distribution date weighted on the basis of their respective certificate balances immediately prior to that distribution date.

(3)	The pass-through rate of the Class C certificates for each distribution date will be a per annum rate equal to the lesser of (x) a fixed rate at the pass-through rate set forth opposite such class in the table and (y) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of offered certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the applicable special servicer are entitled to a servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any serviced companion loan and any related REO loans and (a) with respect to the servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.07125%.

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans as to which a special servicing transfer event has occurred (including any related REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month. The special servicers will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

The workout fee will generally be payable with respect to each specially serviced loan (other than a non-serviced whole loan) which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the applicable special servicer). The workout fee will be payable out of each collection (other than penalty charges) of interest and principal (including scheduled payments, prepayments, balloon payments and payments at maturity) received on the related corrected loan for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.00% (or 0.50%, in the case of the Amazon Seattle whole loan) of each such collection of interest and principal (or such higher rate as would result in a workout fee equal to $25,000) and (2) such lower rate as would result in a workout fee of $1,000,000.

A liquidation fee will generally be payable with respect to each specially serviced loan and any related REO property as to which the applicable special servicer obtains a full, partial or discounted payoff from the related borrower and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the applicable special servicer receives any liquidation proceeds or insurance and condemnation proceeds. The liquidation fee for each specially serviced loan and any related REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.00% (or 0.50%, in the case of the Amazon Seattle whole loan) of such payment or proceeds and (2) such lower rate as would result in a liquidation fee of $1,000,000; provided, however, that, except as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, no liquidation fee will be less than $25,000.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loans will be paid by the master servicer out of the servicing fee described above.

The master servicer and each special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator/trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan, each REO loan (including any non-serviced mortgage loan) and the trust subordinate companion loan at a per annum rate equal to 0.00637%.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan, each trust subordinate companion loan and each REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00125%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00020%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the pooled RR interest owner.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, the trust subordinate companion loan and any REO loan will be payable to Commercial Real Estate Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders and the pooled RR interest owner.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the pooled RR interest owner. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer and/or sub-servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any subservicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate	Special Servicing Fee Rate
Burlingame Point	0.00250%	0.25000%
909 Third Avenue	0.00250%	0.15000%(2)
Phillips Point	0.00125%	0.25000%(3)
30 Hudson Yards 67	0.00125%	0.25000%(3)
The Galleria Office Towers	0.00125%	0.25000%(3)
U.S. Industrial Portfolio VI	0.00125%	0.25000%(3)
JW Marriott Nashville	0.00125%	0.25000%(3)
Boca Office Portfolio	0.00125%	0.25000%(3)
141 Livingston	0.00125%	0.25000%(3)

(1)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.
(2)	Subject to an annual maximum of $250,000.
(3)	Subject to a monthly minimum of $3,500.

Distributions

A. Allocation Between the
 Pooled Non-VRR Certificates

and the Pooled VRR Interest	On each distribution date, the aggregate amount available for distributions to holders of the pooled non-VRR certificates and the pooled VRR interest owners on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the pooled VRR interest, in an amount equal to the product of such amount multiplied by approximately 5% and (b) the pooled non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “pooled percentage allocation entitlement”.

B. Amount and Order of

 Distributions on the

Pooled Certificates	On each distribution date, funds available for distribution to the holders of the pooled non-VRR certificates (other than the Class S certificates), net of any excess interest, yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(A)	to the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex G to this prospectus for the relevant distribution date;

(B)	to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

(C)	to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

(D)	to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

(E)	to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

(F)	to the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and

(G)	to the Class A-SB certificates until their certificate balance has been reduced to zero, without regard to the Class A-SB scheduled principal balance, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.

However, if the certificate balances of each class of pooled principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first (i) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed; and

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H, Class RR, Class S certificates and the loan-specific certificates), in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions”.

The holders of the loan-specific certificates will only be entitled to distributions from amounts paid or advanced on and allocated to the related trust subordinate companion loan in accordance with the co-lender agreement relating to the SOMA Teleco Office whole loan or the Amazon Seattle whole loan, as applicable, and no class of pooled certificates will be entitled to distributions paid or advanced on and allocable to either trust subordinate companion loan.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of pooled non-VRR certificates and the pooled VRR interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of pooled non-VRR certificates entitled to principal and the pooled VRR interest on a particular distribution date can be found in “Description of the Certificates—Distributions— Principal Distribution Amount” and “Credit Risk Retention—The Pooled VRR Interest”, respectively.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the pooled VRR interest, on the one hand, and to the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the pooled non-VRR certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.
Yield maintenance charges collected in respect of any trust subordinate companion loan will be distributed to the related loan-specific certificates and will not be allocated to the other classes of certificates.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart describes the manner in which the payment rights of certain classes of pooled non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled non-VRR certificates. The chart also shows the allocation between the pooled VRR interest and the pooled non-VRR certificates and the corresponding entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, payment rights of certain classes will be as more particularly described in “Description of the Certificates— Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated between the pooled VRR interest and the pooled non-VRR certificates and the manner in which the certificate allocations are further allocated in ascending order (beginning with certain pooled non-VRR certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of pooled certificates will reduce the related certificate balance of that class. Principal losses on the mortgage loans allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Although no principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-H certificates, principal payments or mortgage loan losses will reduce the notional amount of the Class X-A certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates), the Class X-B certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class B or Class C certificates), the Class X-D certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class D or Class E certificates), the Class X-F certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class F certificates), the Class X-G certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class G certificates) and the Class X-H certificates (to the extent such principal payments or mortgage loan losses are allocated to the Class H certificates), and, therefore, the amount of interest they accrue.

*	Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates are interest-only certificates, and the Class X-D, Class X-F, Class X-G and Class X-H certificates are not offered by this prospectus.
**	Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class S and Class R certificates. None of the loan-specific certificates will be subordinate to any class of pooled certificates, except to the extent of the subordination of the SOMA Teleco Office trust subordinate companion loan or the Amazon Seattle trust subordinate companion loan, as applicable (in which the related loan-specific certificates each represent an interest in the related trust subordinate companion loan), to the SOMA Teleco Office mortgage loan or the Amazon Seattle mortgage loan, as applicable, and any pari passu companion loan as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” and “—Amazon Seattle Whole Loan”.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of owners of the pooled VRR interest will be pro rata and pari passu with the right to payment of holders of the pooled non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the pooled VRR interest and the pooled non-VRR certificates pro rata in accordance with their respective pooled percentage allocation entitlement.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of pooled non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H or Class S certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the pooled VRR interest will reduce the pooled VRR interest balance. Principal losses and principal payments, if any, on either trust subordinate companion loan that are allocated to a class of loan-specific certificates related to such trust subordinate companion loan will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class B or Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D or Class E certificates. The notional amount of the Class X-F certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of the Class X-G certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class G certificates. The notional amount of the Class X-H certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class H certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The Pooled VRR Interest” for more detailed information regarding the subordination provisions applicable to the pooled non-VRR certificates and the pooled VRR interest and the allocation of losses to the pooled non-VRR certificates and the pooled VRR interest.

F. Shortfalls in Available Funds	Shortfalls will reduce the pooled available funds and will correspondingly reduce the amount allocated to the pooled VRR interest and the pooled non-VRR certificates. The reduction in amounts available for distribution to the pooled non-VRR certificates will reduce distributions to the classes of pooled non-VRR certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the pooled VRR interest, on the one hand, and the pooled non-VRR certificates, on the other hand, in accordance with their respective pooled percentage allocation entitlement. The prepayment interest shortfalls allocated to the pooled non-VRR certificates are required to be further allocated among the classes of pooled non-VRR certificates (other than the Class S certificates), on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

With respect to a whole loan that is comprised of a mortgage loan, in some cases, one or more pari passu companion loans and, in some cases, one or more subordinate companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related subordinate companion loan(s), if any, and then, result in a reduction in amounts distributable in accordance with the related co-lender agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the pooled certificates as described above. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Non-Serviced Pari Passu Whole Loans—Co-Lender Agreement”, “—The Serviced AB Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Yield, Prepayment and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on a mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class S certificates and the pooled VRR interest owners on the related distribution date, as described under “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan, including any non-serviced mortgage loan or REO loan (including any portion of a REO loan related to either trust subordinate companion loan, but excluding any portion of an REO loan related to any other companion loan) and the trust subordinate companion loans, in each case, unless the master servicer, the trustee or the applicable special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s or a trust subordinate companion loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan or trust subordinate companion loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan, as applicable). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicer, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan other than the trust subordinate companion loans.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection Advances	The master servicer may be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance). If either special servicer makes a property protection advance, the master servicer will be required to reimburse such special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable in which case it will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicers or the trustee is required to advance amounts determined by such party to be nonrecoverable.

None of the master servicer, special servicer or trustee will make or be permitted to make any advance of this type in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related co-lender agreement.

See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate”, compounded annually, as published in The Wall Street Journal, as described in this prospectus. Interest accrued on any outstanding advance of a delinquent periodic payment on a trust subordinate companion loan will be compounded annually. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the pooled RR interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan or trust subordinate companion loan, as applicable, until the related due date has passed and any grace period for late payments applicable to the mortgage loan or the trust subordinate companion loan, as applicable, has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 47 fixed rate commercial mortgage loans and the trust subordinate companion loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 76 commercial and multifamily properties. See “Description of the Mortgage Pool—Additional Indebtedness”.

Although the trust subordinate companion loan is an asset of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include the trust subordinate companion loan unless otherwise indicated. The SOMA Teleco Office trust subordinate companion loan supports only the SOMA Teleco Office loan-specific certificates, and the Amazon Seattle trust subordinate companion loan supports only the Amazon Seattle trust subordinate companion loan. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,209,397,625. The principal balance of the SOMA Teleco Office trust subordinate companion loan as of the cut-off date will be approximately $12,500,000.

The principal balance of the Amazon Seattle trust subordinate companion loan as of the cut-off date will be approximately $155,100,000.

In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 47 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the table below is part of a larger whole loan, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”) and/or are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and together with the pari passu companion loans, the “companion loans”). The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”. With respect to the SOMA Teleco Office whole loan set forth below, (i) there is one mortgage loan that will be included in the issuing entity, and (ii) there is one subordinate companion loan identified as note B-1 (referred to in this prospectus as the “SOMA Teleco Office trust subordinate companion loan”) that will be included in the issuing entity. With respect to the Amazon Seattle whole loan set forth below, (i) there is one mortgage loan that will be included in the issuing entity, (ii) there are four pari passu companion loans that will not be included in the issuing entity, and (iii) there is one subordinate companion loan identified as note B-1 (referred to in this prospectus as the “Amazon Seattle trust subordinate companion loan”) that will be included in the issuing entity. The SOMA Teleco Office trust subordinate companion loan and the Amazon

Seattle trust subordinate companion loan are collectively referred to in this prospectus as the “trust subordinate companion loans” and each, a “trust subordinate companion loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)	Whole Loan Cut-off Date LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Burlingame Point	$120,000,000	9.9%	$260,000,000	$240,000,000	38.0%	62.0%	4.72x	2.89x
SOMA Teleco Office	$102,500,000	8.5%	$0	$12,500,000	66.1%	74.2%	2.27x	2.02x
Amazon Seattle	$90,000,000	7.4%	$144,900,000	$155,100,000	35.1%	58.2%	4.27x	2.57x
909 Third Avenue	$50,000,000	4.1%	$185,600,000	$114,400,000	34.9%	51.9%	4.05x	2.72x
Phillips Point	$48,520,000	4.0%	$150,000,000	$0	68.7%	68.7%	2.78x	2.78x
1985 Marcus	$37,000,000	3.1%	$18,500,000	$0	74.0%	74.0%	1.67x	1.67x
30 Hudson Yards 67	$26,000,000	2.1%	$45,000,000	$0	64.5%	64.5%	1.92x	1.92x
The Galleria Office Towers	$24,969,936	2.1%	$64,921,834	$0	48.6%	48.6%	1.71x	1.71x
U.S. Industrial Portfolio VI	$21,000,000	1.7%	$60,000,000	$0	59.3%	59.3%	2.56x	2.56x
JW Marriott Nashville	$20,000,000	1.7%	$165,000,000	$0	61.5%	61.5%	4.17x	4.17x
Boca Office Portfolio	$19,300,000	1.6%	$79,700,000	$0	63.5%	63.5%	2.46x	2.46x
Cabinetworks Portfolio	$17,333,000	1.4%	$30,000,000	$0	64.4%	64.4%	2.08x	2.08x
141 Livingston	$12,500,000	1.0%	$87,500,000	$0	54.9%	54.9%	2.52x	2.52x
At Home - Willow Grove	$10,061,322	0.8%	$0	$2,000,000	50.1%	60.0%	2.06x	1.82x

(1)	Calculated including the related pari passu companion loans but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loans and the related subordinate companion loan(s).

The SOMA Teleco Office whole loan, the Amazon Seattle whole loan, the 1985 Marcus whole loan, the Cabinetworks Portfolio whole loan and the At Home – Willow Grove whole loan will be serviced by the master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction and are each referred to in this prospectus as a “serviced whole loan”, any related companion loan that is pari passu in right of payment to the related mortgage loan is referred to in this prospectus as a “serviced pari passu companion loan” and any related subordinate companion loan is referred to in this prospectus as a “serviced subordinate companion loan” (together with the serviced pari passu companion loans, the “serviced companion loans”).

The whole loans identified in the table below will not be serviced under the pooling and servicing agreement and instead will each be serviced under a separate servicing agreement identified below relating to a related companion loan and are each referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loans are each referred to as a “non-serviced mortgage loan” and any related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans

Mortgage Loan Name	Transaction/ Pooling and Servicing Agreement(1)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Certificate- holder	Operating Advisor	Asset Representations Reviewer
Burlingame Point	BGME Trust 2021-VR	9.9%	KeyBank National Association	Situs Holdings, LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	PCSD PR Cap IV NR Reten Private Limited	Pentalpha Surveillance LLC	N/A
909 Third Avenue	NYC 2021-909	4.1%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Citibank, N.A.	(2)	N/A	N/A
Phillips Point	Benchmark 2021-B23	4.0%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Citibank, N.A.	LD II Holdco XV, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
30 Hudson Yards 67	Benchmark 2021-B24	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
The Galleria Office Towers	Benchmark 2021-B24	2.1%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
U.S. Industrial Portfolio VI	Benchmark 2021-B24	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
JW Marriott Nashville	Benchmark 2021-B23	1.7%	Midland Loan Services, a Division of PNC Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association	Citibank, N.A.	LD II Holdco XV, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Boca Office Portfolio	Benchmark 2021-B24	1.6%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
141 Livingston	Benchmark 2021-B24	1.0%	Midland Loan Services, a Division of PNC Bank, National Association	Greystone Servicing Company LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital Fund V, L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.

(2)	The controlling note A-1 is currently held by CREFI and is expected to be included in the NYC 2021-909 securitization trust on or prior to the closing date of this securitization. No initial directing certificateholder or initial controlling class representative for such securitization has yet been identified.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity). However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, Annex A-2 and Annex A-3), no subordinate companion loan is reflected in this prospectus.

Although the trust subordinate companion loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the trust subordinate companion loans are not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include either trust subordinate companion loan unless otherwise indicated. The SOMA Teleco Office trust subordinate companion loan supports only the SOMA Teleco Office loan-specific certificates. The Amazon Seattle trust subordinate companion loan supports only the Amazon Seattle loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loans unless otherwise stated.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and, in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a due date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated on Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,209,397,625
Number of Mortgage Loans	47
Number of Mortgaged Properties	76
Range of Cut-off Date Balances	$3,000,000 - $120,000,000
Average Cut-off Date Balance	$25,731,864
Range of Mortgage Rates(3)	3.00483% to 4.57000%
Weighted Average Mortgage Rate(3)	3.58041%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	116 months
Range of remaining terms to maturity/ARD(4)	59 to 120 months
Weighted average remaining term to maturity/ARD(4)	115 months
Range of original amortization terms(5)(6)	300 to 360 months
Weighted average original amortization term(5)(6)	358 months
Range of remaining amortization terms(5)(6)	300 to 360 months
Weighted average remaining amortization term(5)(6)	358 months
Range of Cut-off Date LTV Ratios(3)(7)	34.9% to 74.0%
Weighted average Cut-Off Date LTV Ratio(3)(7)	55.9%
Range of Maturity Date/ARD LTV Ratios(3)(4)(8)	34.9% to 69.4%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(8)	52.8%
Range of UW NCF DSCR(3)(6)(9)	1.45x to 4.72x
Weighted average UW NCF DSCR(3)(6)	2.68x
Range of UW NOI Debt Yield(3)(10)	6.6% to 15.3%
Weighted average UW NOI Debt Yield(3)(10)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	53.5%
Interest-Only-ARD	17.4%
Full-Term Amortizing Balloon(5)	14.6%
Interest-Only, Amortizing Balloon	14.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include either trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	With respect to each mortgage loan that is part of a whole loan, the related pari passu companion loan (but not any related subordinate companion loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.
(4)	With respect to two (2) mortgage loans (17.4%) with an anticipated repayment date, calculated as of the related anticipated repayment date.
(5)	Does not include mortgage loans that pay interest-only until their maturity dates or anticipated repayment dates, as applicable.
(6)	Includes one (1) mortgage loan (0.8%), which amortizes based on the non-standard amortization schedule attached to this prospectus as Annex H-1. Annual debt service for the UW NCF DSCR was calculated based on the sum of the first 12 principal and interest payments on the At Home - Willow Grove mortgage loan following the closing date of this securitization transaction, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.
(7)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to six (6) mortgage loans (33.6%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.2%.
(8)	With respect to six (6) mortgage loans (33.6%), the respective Maturity Date/ARD LTV Ratios were calculated using a value other than the “as-is” value of each related mortgaged property. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 54.1%.
(9)	Unless otherwise indicated, the UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.
(10)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan.

All of the mortgage loans and the trust subordinate companion loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Loans	As of the cut-off date, one (1) mortgage loan was modified due to a delinquency.

With respect to the Live Nation Downtown LA Mortgage Loan (1.3%), the borrower failed to make its April 2020 debt service payment following the sole tenant’s going dark and failing to make its April 2020 rent payment. The lender agreed to release funds from the debt service reserve fund on a one-time basis to cover the April 2020 debt service payment and permit the borrower to modify its lease with the sole tenant and the loan was brought current in April 2020. See “Description of the Mortgage Pool—COVID Considerations”.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	With respect to twenty-two (22) mortgaged properties (48.5%), such mortgaged properties (i) were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the related mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or any affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are single tenant properties subject to double-net, triple-net or absolute net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	One (1) mortgage loan (8.5%) varies from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes—Exceptions”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules, see “Credit Risk Retention”.

None of the sponsors, the depositor, the underwriters, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the offered certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation (as each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement of the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders and

the Pooled RR Interest Owner	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record and the pooled RR interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the pooled RR interest owner may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, Inc. and DealView Technologies Ltd.;

●	The certificate administrator’s website initially located at www.ctslink.com; and

●	The master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-

off date), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans and the trust subordinate companion loans (and all REO property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (including the loan-specific certificates, but excluding the Class S and Class R certificates) and the pooled RR interest for the mortgage loans, and all REO property and the trust subordinate companion loan held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class S and Class R certificates) and the pooled RR interest, and (iii) certain other conditions are satisfied as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

   Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan or the trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, or the trust subordinate companion loan, as applicable, the value of the related REO property or the interests of the trustee, any certificateholders or the pooled RR interest owner in the mortgage loan or the trust subordinate companion loan, as applicable, or REO property or causes the mortgage loan or the trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to the Burlingame Point mortgage loan and The Galleria Office Towers mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note sold by it to the depositor as if the note contributed by each mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or defaulted serviced whole loans (with respect to the At Home – Willow Grove whole loan, subject to certain consent, cure and purchase rights exercisable by the holder of the related subordinate companion loan) and/or related REO property and may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (or defaulted serviced whole loan) and/or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders, the pooled RR interest owner and any related companion loan holders (as a collective whole as if such certificateholders, pooled RR interest owner and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the applicable special servicer under the related pooling and servicing agreement for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of a mortgage loan with an anticipated repayment date and the excess interest distribution account) as five separate REMICs (the “SOMA Teleco Office trust subordinate companion loan REMIC”, the “Amazon Seattle trust subordinate companion loan REMIC” (together with the SOMA Teleco Office trust subordinate companion loan REMIC, the “trust subordinate companion loan REMICs”), the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. In addition, a REMIC was formed on April 5, 2021 with respect to the JW Marriott Nashville mortgage loan (the “JW Marriott Nashville Loan REMIC”), which issued a class of regular interests (of which the issuing entity will own a 100% interest) and a single residual interest (of which the issuing entity will own a 100% interest). The JW Marriott Nashville Loan REMIC, the trust subordinate companion loan REMICs, the upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

The JW Marriott Nashville Loan REMIC, created pursuant to a REMIC declaration effective as of April 5, 2021, holds the JW

Marriott Nashville mortgage loan and other related assets and has issued a class of uncertificated regular interests, a 100% interest of which is to be held by the lower-tier REMIC.

In addition, (1) the portions of the issuing entity consisting of (i) the excess interest accrued on a mortgage loan with an anticipated repayment date and the related distribution account, (ii) the uncertificated regular interests in the upper-tier REMIC corresponding to the pooled VRR interest and distributions thereon, and (iii) the residual interest issued by the JW Marriott Nashville Loan REMIC, will be classified as a “trust” under Treasury Regulations Section 301.7701-4(c) (the “grantor trust”), (2) the Class S certificates and the pooled VRR interest will represent undivided beneficial interests in the related portions of the excess interest and related distribution account, (3) the pooled VRR interest will represent beneficial ownership of the uncertificated regular interests in the upper-tier REMIC corresponding to the pooled VRR interest and distributions thereon and (4) the Class R certificates will represent beneficial ownership of the residual interest issued by the JW Marriott Nashville Loan REMIC and the related distribution account.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.

●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or anticipated repayment date.

●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, parking and self-storage) may present additional risks.

●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.

●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.

●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.

●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.

●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.

●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.

●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.

●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.

●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.

●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.

●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the applicable special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the applicable special servicer may give the directing holder the ability to influence the applicable special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.

●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.

●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.

●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the President of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of United States state governments have also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, we cannot assure you as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have been loosening restrictions with the increased availability of vaccines, we cannot assure you as to when states will permit full resumption of economic activity, or whether or when people will feel comfortable in resuming economic activity. Additionally we cannot assure you that vaccines, containment or other measures will be successful in limiting the spread of the virus, particularly in light of the reduction of stay at home orders and social distancing guidelines, or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

The COVID-19 pandemic and the responses to the pandemic have led to, and will likely continue to cause, severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act, 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear what the extent and duration of the contraction will be, and when economic expansion will resume.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the COVID-19 pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which would result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures. Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in greater economic distress than in other less-impacted regions. As infection rates of the virus have fluctuated, state and local governments have issued and lifted stay-at-home orders and other countermeasures. We cannot assure you of and to what extent any governmental countermeasures impacting the mortgaged properties will be lifted or if they will be reimposed.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally, and current or future closures, whether government mandated or voluntary;

●	retail properties, due to store closures, either government mandated or voluntary, declining interest in visiting large shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;

●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;

●	multifamily properties, which also have rental payment streams that are sensitive to unemployment and reductions in disposable income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs;

●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants;

●	office properties have been impacted, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations; and

●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. For example, recent legislation in New York and Oregon and proposed legislation in California imposes (or would impose) a temporary moratorium on foreclosures and other lender remedies. Any similar measures relating to commercial real estate may lead to shortfalls and losses on the certificates.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to change how, how many and from where staff members work. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, any special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

The loss models used by the rating agencies to rate certain of the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates after the closing date. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

Tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, tenants at certain of the mortgaged properties have sought, and are expected to continue to seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserves or that such reserves will be sufficient to pay all required insurance premiums.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Terms”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or the master servicer may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. See “Description of the Mortgage Pool—COVID Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payment on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the master servicer and any special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID Considerations”, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

Although the borrowers and certain tenants may have made their March debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, we cannot assure you that future failure to make rent or debt service payments will not trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain limited representations and warranties with respect to the mortgage loans as set forth on Annex D-1, Annex E-1 and Annex F-1; however, absent a breach of such a representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. In addition, the related guarantees may expire upon certain events, including upon the lender taking title to the related mortgaged property or a mezzanine lender taking title to equity in the borrower, or in the case of guarantees for environmental items, upon payment in full of the related mortgage loan and provision of a clean environmental report. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In addition, certain non-recourse carveout guarantors may not be United States citizens. We cannot assure you that the lender will be able to collect on a guaranty from non-US citizens as such individuals or entities may be beyond the jurisdiction of United States courts. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. No mortgage loan will be insured or guaranteed by any government, governmental instrumentality, private insurer or (except as described above) other person or entity.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property. Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third-party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Also Have Risks

The GE Aviation New Hampshire mortgaged property (1.9%), the Cabinetworks Portfolio mortgaged property (1.4%) and the Teel Plastics Portfolio mortgaged properties (0.8%) were the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower. In addition, all or a portion of the Boston Scientific mortgaged property (3.3%) and the 1985 Marcus mortgaged property (3.1%), which each secure an acquisition loan, was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the prior owner. Each of these mortgaged properties is leased to a tenant, who is the former owner of the mortgaged property (or is affiliated with the former owner of the mortgaged property), pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant.  If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case.  The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property.  The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance.  To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim.  The tenant also might assert that the entire claim on the deemed loan is an unsecured claim.  In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease.  The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan.  Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage.  That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code.  Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events.  This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease.  In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract.  In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate.  If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition.  As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition.

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to a sale-leaseback transaction.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—

Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenant;

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);

●	the desirability of the area as a business location; and

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties. Furthermore, the healthcare industry is highly regulated by federal, state and/or local authorities. Any change in applicable laws and regulations, as well as the costs and administrative burdens associated with complying with applicable laws and regulations, may adversely affect the operating income of medical office properties and the property values of such properties and the related borrower’s ability to make debt service payments on the related mortgage loan.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

Data Centers Have Special Risks

Certain of the tenants operate their space as a data center. The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, because data centers require substantial quantities of water for cooling, data centers located in areas that are subject to drought, such as California, are also subject to heightened risks. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use;

●	the location of the property; and

●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to

Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to that tenant’s gross sales, so the success of that tenant’s business directly correlates to the value of the retail property. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the presence of competing properties and residential developments in the local market;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	outstanding building code violations or tenant complaints at the property;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the COVID-19 pandemic;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

In addition, some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations”.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the multifamily properties may be residential cooperative buildings and the land under the building are owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self-Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self-storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; and

●	competition or other factors.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses.

Tenants at self-storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self-storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and we cannot assure you that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self-storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self-storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

In addition, certain of the mortgage loans secured by self-storage properties may be specialized facilities, such as art storage facilities, that may be subject to certain risks that are different from those of other types of storage facilities, including the need to maintain climate controlled environments and enhanced security systems, increased risk of liability for loss, theft or destruction due to the value of the items stored, and lack of a large market for such facilities.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Self-Storage Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks”. See Annex A-2 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	the quality of hospitality property management;

●	the presence or construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	the lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;

●	whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	location, quality and management company or franchise affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and entertainment revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property managers. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and the property management agreements is restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or property manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or property manager. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or result in termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the licensor, franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Parking Properties Have Special Risks

Certain mortgaged properties may consist of, and certain retail, mixed use or office properties may be partially comprised of a parking garage or parking lot. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Parking lot properties may also be leased to a single commercial tenant, such as an internet sales company, which utilizes such property to park delivery trucks or vans. In the event such a lease were to terminate, the owner may not be able to find a successor tenant for such a use, and due to the lack of structures at such a property, it may not be easily convertible to other uses.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the pooled RR interest owner to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or “fee above a plane” structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship where one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and “fee above a plane” parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or “fee above a plane” structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests”.

Risks Relating to Lack of Ownership of Hotel Units

In addition, because such rental revenues likely will not qualify as interests in real property or as personal property incidental to real property for federal income tax purposes, upon a foreclosure, the REMIC regulations likely will restrict the issuing entity from taking title to such pledged revenue interests. Therefore, upon the occurrence of an event of default under the related mortgage loan and an ensuing foreclosure with respect to each such mortgage loan, the pooling and servicing agreement will not permit the issuing entity to take title to any such revenue (unless an opinion of counsel is provided indicating otherwise), but rather will require the issuing entity to either (i) exercise the legal remedies available to it under applicable law to continue to receive such revenue or (ii) sell the interest in such revenue and apply the proceeds toward the repayment of such mortgage loan. Depending on market conditions, the proceeds from the sale of the interest in such revenue could be less than the proceeds that would be received if the applicable special servicer had foreclosed on such revenue and sold them at a later date. Furthermore, if the issuing entity were to take title to the mortgaged property, under REMIC regulations, the rental of the non-owned hotel rooms, as well as the operations of the golf courses, would need to be operated by an independent contractor, and notwithstanding such operation, such rents would be taxable at the corporate rate, which would reduce amounts available for distribution to certificateholders.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and many not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” on Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing at least 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, industrial, retail and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing approximately 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Florida, Texas, Washington and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the applicable special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the pooled RR interest owner.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number (40) on Annex D-1, representation and warranty number (40) in Annex E-1 and representation and warranty number (43) on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the mortgaged properties are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for any additional information on redevelopment, renovation and expansion at the mortgaged properties securing the ten largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, lab space, gas stations, fitness centers, data centers, restaurants, bank branches, schools, cold/art-storage facilities, theaters, salons and grocery stores, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, certain types of mortgaged properties have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

Certain Risks Are Not Covered under Standard Insurance Policies

In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and the applicable special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides, sinkholes and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against

Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained

We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the applicable special servicer may not enforce such default or cause the borrower to obtain such insurance if the applicable special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the applicable special servicer will be required to maintain such terrorism insurance coverage if the applicable special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). For example, with respect to ten (10) mortgaged properties (35.3%), all of the mortgaged properties are located in an area with a high degree of seismic activity. Seismic reports were prepared for each of the mortgaged properties and no mortgaged property has a seismic expected loss (SEL) greater than 18%. Material damage to the mortgaged properties as a result of an earthquake could adversely affect the operations and revenues at the mortgaged properties, as well as the borrowers’ ability make payments with respect to the related mortgage loan. The borrowers have not obtained a separate earthquake insurance policy covering the mortgaged properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the pooled RR interest owner.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2021. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans may not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of the Top 15 Mortgage Loans” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three (3) calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections use in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the pooled RR interest owner until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or property protection advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the pooled RR interest owner. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the pooled RR interest owner. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsor and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes”.

A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of CREFI Mortgage Loans”, “—JPMorgan Chase Bank, National Association—Review of JPMCB Mortgage Loans” and “—German American Capital Corporation—Review of GACC Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the Mortgage Loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the value other than “as-is” as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and generally have not been updated. Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related mortgaged properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Certain of the mortgage loans are seasoned mortgage loans. For example, with respect to the JW Marriott Nashville (1.7%), Live Nation Downtown LA (1.3%) and At Home – Willow Grove (0.8%) mortgage loans, the related mortgage loans were originated 13 to 17 months prior to the cut-off date.

There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans.

For example:

●	property values and surrounding areas have likely changed since origination; origination standards at the time the mortgage loans were originated may have been different than current origination standards;

●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;

●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;

●	the physical condition of the mortgaged properties or improvements may have changed since origination; and

●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since the mortgage loans were originated.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1, representation and warranty number 31 on Annex E-1 and representation and warranty number 33 on Annex F-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the pooled RR interest owner if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans may have previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability To Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to a serviced whole loan (other than a trust subordinate companion loan) and any non-serviced mortgage loan are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the borrower sponsor. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the pooled RR interest owner as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the pooled RR interest owner. See “Certain Legal Aspects of Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents. See “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not presently require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

Each of the Burlingame Point mortgage loan (9.9%) and the Amazon Seattle mortgage loan (7.4%) provides that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the related mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the related stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of such mortgage loan (and any related companion loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the related borrower has no obligation to do so. While interest at the initial mortgage rate continues to accrue and be payable on a current basis on the subject mortgage loan after its anticipated repayment date, the payment of excess interest will be deferred and will be required to be paid only after the outstanding principal balance of such mortgage loan (and any related companion loan) has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the pooled VRR interest owners, neither of which are offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” and “Description of the Certificates—Distributions—Excess Interest”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or anticipated repayment date.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the applicable special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the applicable special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or a special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loans or sell the mortgaged property on the stated maturity date. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest;

however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not.

See representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities.

Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and, in the case of German American Capital Corporation, the trust subordinate companion loans) to the depositor (an affiliate of Goldman Sachs Mortgage Company, one of the sponsors, and an initial pooled risk retention consultation party, and of Goldman Sachs Bank USA, one of the originators and the initial pooled RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, each of Goldman Sachs Bank USA and Citi Real Estate Funding Inc. is expected to hold a portion of the pooled VRR interest as described in “Credit Risk Retention”, and each of Goldman Sachs Mortgage Company and Citi Real Estate Funding Inc. is expected to be appointed as an initial pooled risk retention consultation party. In addition, Deutsche Bank AG, New York Branch is expected to hold the Class ST-VR certificates and to be appointed as the initial SOMA Teleco Office risk retention consultation party. Each risk retention consultation party may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, such special servicer is not required to follow any such recommendations or take directions from a risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. Each risk retention consultation party and the VRR interest owner by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if a risk retention consultation party or such VRR interest owner holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or a VRR interest owner by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

In addition, an affiliate of Goldman Sachs Mortgage Company, a mortgage loan seller and a sponsor, is a tenant with respect to the Phillips Point mortgage loan. We cannot assure you that the borrower did not receive more favorable loan terms than it would have received if a lender affiliate was not a tenant, nor can we assure you that such lender affiliate did not receive more favorable lease terms than an unaffiliated tenant would receive.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter

Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR interest owners and the parties expected to be designated to consult with the applicable special servicer on their behalf as the risk retention consultation parties are each an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of any certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GS Mortgage Securities Corporation II, the depositor, Goldman Sachs Bank USA, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and Goldman Sachs Mortgage Company, a sponsor. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMorgan Chase Bank, National Association, a sponsor, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBR Investments Co. Limited, an originator and holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date), and (ii) German American Capital Corporation, a sponsor. See “Description of the Mortgage Pool—The Whole Loans—General”. In addition, each of Goldman Sachs Bank USA and Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be a VRR interest owner, and each of Goldman Sachs Mortgage Company (or its affiliate), Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch is expected to be an initial risk retention consultation party. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. Each pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, a sub-servicer, the applicable special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, a special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as any special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if any special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, the pooled RR interest owner, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicers services and is expected to continue to service, in the ordinary course of its respective business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or a special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the applicable special servicer under the pooling and servicing agreement including, among their things, the manner in which the master servicer or such special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or such special servicer.

The applicable special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the SOMA Teleco Office controlling class representative, a SOMA Teleco Office controlling class certificateholder, the Amazon Seattle controlling class representative, an Amazon Seattle controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related co-lender agreement and limitations on the right of such person to replace such special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

On the closing date, RREF IV Debt AIV, LP, or its affiliate, is expected to (i) be the initial controlling class representative and, therefore, the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan) and any related serviced companion loans (other than the SOMA Teleco Office trust subordinate companion loan, the Amazon Seattle trust subordinate companion loan and the At Home – Willow Grove subordinate companion loan) and (ii) purchase the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the Amazon Seattle mortgage loan) and any related serviced companion loans (other than the

Amazon Seattle trust subordinate companion loan) and it or an affiliate assisted RREF IV Debt AIV, LP, or its affiliate, with its due diligence on the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is also an affiliate of (a) Rialto Real Estate Fund IV-Debt, LP, which entity (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates, and is expected to also be the initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, and, therefore, the initial directing holder with respect to the At Home – Willow Grove whole loan, (b) Rialto Relative Value Credit Fund, LP, or its affiliate, which entity is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, and be the initial SOMA Teleco Office controlling class representative and, therefore, the initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan, (c) Rialto Special Situations Fund II, LP, or its affiliate, which entity is expected to purchase the remaining 50% of the Class ST-A certificates, (d) Situs Holdings, LLC, which is (or is expected to be) the special servicer under (i) the pooling and servicing agreement with respect to the servicing of the Amazon Seattle whole loan and (ii) the BGME Trust 2021-VR trust and servicing agreement with respect to the servicing of the Burlingame Point whole loan, through common control by Stone Point Capital LLC and (e) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR trust and servicing agreement with respect to the Burlingame Point whole loan, through common control by Stone Point Capital LLC. In addition, although Rialto Capital Advisors, LLC, is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP has different beneficial owners than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

Although the master servicer and the applicable special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or the applicable special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Pursuant to certain interim servicing agreements between Goldman Sachs Mortgage Company or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Goldman Sachs Mortgage Company.

Pursuant to certain interim servicing agreements between Citi Real Estate Funding Inc. or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by Citi Real Estate Funding Inc.

Pursuant to certain interim servicing agreements between JPMorgan Chase Bank, National Association or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National

Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by JPMorgan Chase Bank, National Association.

Pursuant to certain interim servicing agreements between German American Capital Corporation or one of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain of the mortgage loans contributed to this securitization by German American Capital Corporation.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the mortgage loans (other than any non-serviced mortgage loan) and the trust subordinate companion loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicers, the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future, and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the pooled RR interest owner, if the operating advisor or any of its affiliates holds certificates or has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicers, the directing holder, collateral property owners, the risk retention consultation parties or affiliates of any of those parties. These relationships may continue in the future. In the normal course of its business, Pentalpha Surveillance LLC and its affiliates are also hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent of a borrower, a borrower sponsor or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

On the closing date, it is expected that RREF IV Debt AIV, LP (or its affiliate), will be appointed as the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan) and any related serviced companion loans (other than the SOMA Teleco Office trust subordinate companion loan, the Amazon Seattle trust subordinate companion loan and the At Home – Willow Grove subordinate companion loan), although an affiliate of RREF IV Debt AIV, LP, as the expected initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, is expected to be the initial directing holder with respect to the At Home – Willow Grove whole loan. A special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), take actions with respect to the specially serviced loans under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The controlling class representative will be controlled by the majority of the controlling class certificateholders.

Each of the SOMA Teleco Office whole loan and the Amazon Seattle whole loan will be serviced pursuant to the pooling and servicing agreement related to this transaction, and the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the trust subordinate companion loans will be assets in the issuing entity.

The initial directing holder for the SOMA Teleco Office whole loan is expected to be Rialto Relative Value Credit Fund, LP (or its affiliate), which is expected to be the SOMA Teleco Office controlling class certificateholder (or its representative). The directing holder for the SOMA Teleco Office whole loan will be the SOMA Teleco Office controlling class certificateholder (or its representative) selected by a majority of the SOMA Teleco Office controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time) for so long as no SOMA Teleco Office control appraisal period is continuing as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”. The SOMA Teleco Office controlling class will be the Class ST-A certificates for so long as no control appraisal period exists with respect to the SOMA Teleco Office trust subordinate companion loan.

For so long as a control appraisal period is continuing with respect to the SOMA Teleco Office whole loan, the directing holder for the SOMA Teleco Office whole loan will be the controlling class representative and will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”. The directing holder for the SOMA Teleco Office whole loan will have the right to consent to certain material decisions and actions made with respect to the SOMA Teleco Office whole loan and (ii) replace the special servicer with respect to the SOMA Teleco Office whole loan, with or without cause. The applicable special servicer may, at the direction of the SOMA Teleco Office controlling class certificateholder, take actions with respect to the SOMA Teleco Office whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”.

The initial directing holder for the Amazon Seattle whole loan is expected to be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation, which is expected to be the Amazon Seattle controlling class certificateholder (or its representative). The directing holder for the Amazon Seattle whole loan will be the Amazon Seattle controlling class certificateholder (or its representative) selected by a majority of the Amazon Seattle controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time) for so long as no Amazon Seattle control appraisal period is continuing as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”. The Amazon Seattle controlling class will be the most subordinate class of the Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class. In addition, CPPIB Credit Structured North America III, Inc. will be the Amazon Seattle Retaining Third-Party Purchaser, while its affiliate, CPPIB Credit Investments III Inc., a Canadian corporation, is expected to be the lender (as successor-in-interest to Deutsche Bank AG, New York Branch), under that certain Mezzanine Loan Agreement, dated as of April 1, 2021, to KRE 300 Pine Mezz A LLC (the “Amazon Mezzanine Borrower”) of a loan in the aggregate principal amount of $65,000,000, which is secured by a pledge of 100% of the Amazon Mezzanine Borrower’s direct ownership interests in the borrower under the Amazon Whole Loan.

For so long as a control appraisal period is continuing with respect to the Amazon Seattle whole loan, the directing holder for the Amazon Seattle whole loan will be the controlling class representative and will have control and consultation rights as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”. The directing holder for the Amazon Seattle whole loan will have the right to consent to certain material decisions and actions made with respect to the Amazon Seattle whole loan and (ii) replace the special servicer with respect to the Amazon Seattle whole loan, with or without cause. The applicable special servicer may, at the direction of the Amazon Seattle directing holder, take actions with respect to the Amazon Seattle whole loan that could adversely affect the holders of some or all of the classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”.

The controlling class certificateholders, SOMA Teleco Office controlling class certificateholders, Amazon Seattle controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders and the pooled RR interest owner. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan), the SOMA Teleco Office controlling class certificateholders (for so long as a SOMA Teleco Office control appraisal period does not exist and other than with respect to an applicable excluded loan), the Amazon Seattle controlling class certificateholders

(for so long as an Amazon Seattle control appraisal period does not exist and other than with respect to an applicable excluded loan) or the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may direct the applicable special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. Set forth below is the identity of the initial directing holder (or equivalent entity) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the servicing agreement under which it is expected to be serviced.

Whole Loan	Transaction / Servicing Agreement(1)	Controlling Noteholder	Initial Controlling Class Representative / Directing Holder
Burlingame Point	BGME Trust 2021-VR	BGME Trust 2021-VR	Prima Capital Advisors LLC, as agents for its managed account
SOMA Teleco Office	Benchmark 2021-B25	Benchmark 2021-B25	Rialto Relative Value Credit Fund, LP(2)
Amazon Seattle	Benchmark 2021-B25	Benchmark 2021-B25	CPPIB Credit Structured North America III, Inc.(3)
909 Third Avenue	NYC 2021-909	NYC 2021-909	(4)
Phillips Point	Benchmark 2021-B23	Benchmark 2021-B23	LD II Holdco XV, LLC
1985 Marcus	Benchmark 2021-B25	Benchmark 2021-B25	RREF IV Debt AIV, LP
30 Hudson Yards 67	Benchmark 2021-B24	Benchmark 2021-B24	Eightfold Real Estate Capital Fund V, L.P.
The Galleria Office Towers	Benchmark 2021-B24	Benchmark 2021-B24	Eightfold Real Estate Capital Fund V, L.P.
U.S. Industrial Portfolio VI	Benchmark 2021-B24	Benchmark 2021-B24	Eightfold Real Estate Capital Fund V, L.P.
JW Marriott Nashville	Benchmark 2021-B23	Benchmark 2021-B23	LD II Holdco XV, LLC
Boca Office Portfolio	Benchmark 2021-B24	Benchmark 2021-B24	Eightfold Real Estate Capital Fund V, L.P.
Cabinetworks Portfolio	Benchmark 2021-B25	Benchmark 2021-B25	RREF IV Debt AIV, LP
141 Livingston	Benchmark 2021-B24	Benchmark 2021-B24	Eightfold Real Estate Capital Fund V, L.P.
At Home - Willow Grove	Benchmark 2021-B25	Benchmark 2021-B25	Rialto Real Estate Fund IV – Debt, LP(5)

(1)	The identification of a “Transaction / Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.

(2)	The initial directing holder for the SOMA Teleco Office whole loan is expected to be Rialto Relative Value Credit Fund, LP, as the SOMA Teleco Office controlling class representative. Pursuant to the related co-lender agreement, for so long as a SOMA Teleco Office control appraisal period is continuing, the controlling class representative will be the directing holder for the SOMA Teleco Office whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”.

(3)	The initial directing holder for the Amazon Seattle whole loan is expected to be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation, as the Amazon Seattle controlling class representative. Pursuant to the related co-lender agreement, for so long as an Amazon Seattle control appraisal period is continuing, the controlling class representative will be the directing holder for the Amazon Seattle whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”.

(4)	The controlling note A-1 is currently held by CREFI and is expected to be included in the NYC 2021-909 securitization trust on or prior to the closing date of this securitization. No initial controlling class representative or initial directing holder for such securitization has yet been identified.

(5)	The initial directing holder for the At Home – Willow Grove whole loan is expected to be RREF IV Debt AIV, LP, as the initial holder of the subordinate companion evidenced by note B. For so long as a control appraisal period is continuing with respect to note B, the directing holder for the At Home – Willow Grove whole loan will be the controlling class representative. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—At Home – Willow Grove”.

The applicable special servicer, upon non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates or the pooled RR interest, and they may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that such non-binding consultation with a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the pooled RR interest owner. However, the applicable special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events”, the applicable special servicer may be replaced by the directing holder (or, in the case of the At Home – Willow Grove whole loan, the controlling class representative, unless a control termination event is continuing) for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events”.

Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder has certain consent and/or consultation rights with respect to any non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of any non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders and the pooled RR interest owner, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is (i) the controlling class representative or the holder of the majority of the controlling class certificates (by certificate balance), (ii) the SOMA Teleco Office controlling class representative or the holder of the holder of the majority of the SOMA Teleco Office controlling class certificates (by certificate balance) or (iii) the Amazon Seattle controlling class representative or the holder of the holder of the majority of the Amazon Seattle controlling class certificates (by certificate balance) (any such loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to the applicable excluded loan or otherwise seek to exert its influence over the applicable special servicer in the event an applicable excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

On the closing date, RREF IV Debt AIV, LP, or its affiliate, is expected to (i) be appointed the initial controlling class representative and, therefore, as the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan) and any related serviced companion loans (other than the SOMA Teleco Office trust subordinate companion loan, the Amazon Seattle trust subordinate companion loan and the At Home – Willow Grove subordinate companion loan) and (ii) purchase the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded loan, and the Amazon Seattle mortgage loan) and any related serviced companion loans (other than the Amazon Seattle trust subordinate companion loan) and it or an affiliate assisted RREF IV Debt AIV, LP, or its affiliate, with its due diligence on the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is also an affiliate of (a) Rialto Real Estate Fund IV-Debt, LP, which entity (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates and is expected to also be the initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, and, therefore, the initial directing holder with respect to the At Home – Willow Grove whole loan, (b) Rialto Relative Value Credit Fund, LP, or its affiliate, which entity is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, and be the initial SOMA Teleco Office controlling class representative and, therefore, the initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan, (c) Rialto Special Situations Fund II, LP, or its affiliate, which entity is expected to purchase the remaining 50% of the Class ST-A certificates, (d) Situs Holdings, LLC, which is (or is expected to be) the special servicer under (i) the pooling and servicing agreement with respect to the servicing of the Amazon Seattle whole loan and (ii) the BGME Trust 2021-VR trust and servicing agreement with respect to the servicing of the Burlingame Point whole loan, through common control by Stone Point Capital LLC and (e) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR trust and servicing agreement with respect to the Burlingame Point whole loan, through common control with Stone Point Capital LLC. In addition, although Rialto Capital Advisors, LLC, is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP has different beneficial owners than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

The applicable special servicer, in connection with obtaining the consent of, or upon consultation with, the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates or the pooled RR interest, and it may have interests in conflict with those of the certificateholders and the pooled RR interest owner. As a result, it is possible that the serviced companion loan holder may advise the applicable special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G and Class H certificates, which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, the B-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that RREF IV Debt AIV, LP, or its affiliate, will be the B-piece buyer related to the pooled certificates, and it, or an affiliate, will constitute the initial controlling class representative and, therefore, the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan) and the related serviced companion loans (other than the SOMA Teleco Office trust subordinate companion loan, the Amazon Seattle trust subordinate companion loan and the At Home – Willow Grove subordinate companion loan) although an affiliate of RREF IV Debt AIV, LP, as the expected initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, is expected to be the initial directing holder with respect to the At Home – Willow Grove whole loan. The directing holder will have certain rights to direct and consult with each special servicer. In addition, the controlling class representative will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related co-lender agreement. See “Pooling and Servicing Agreement—The Directing Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each mortgage loan (other than any non-serviced mortgage loan, any applicable excluded special servicer loan or the Amazon Seattle mortgage loan) and any related serviced companion loans (other than the Amazon Seattle trust subordinate companion loan) and it or an affiliate assisted RREF IV Debt AIV, LP (or its affiliate) with its due diligence on the mortgage loans prior to the Closing Date. Rialto Capital Advisors, LLC is also an affiliate of (i) Rialto Real Estate Fund IV-Debt, LP, which entity (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates and is expected to also be the initial purchaser of the subordinate companion loan related to the At Home – Willow Grove whole loan, and, therefore, the initial directing holder with respect to the At Home – Willow Grove whole loan, (ii) RREF IV Debt AIV, LP, which entity is expected to purchase the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates, (iii) Rialto Relative Value Credit Fund (or its affiliate) which entity is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, and be the initial SOMA Teleco Office controlling class representative and, therefore, the initial directing holder with respect to the SOMA Teleco Office mortgage loan and the SOMA Teleco Office trust subordinate companion loan, (iv) Rialto Special Situations Fund II, LP, or its affiliate, which entity is expected to purchase the remaining 50% of the Class ST-A certificates, (v) Situs Holdings, LLC, which is (or is expected to be) the special servicer under (a) the pooling and servicing agreement with respect to the servicing of the Amazon Seattle whole loan and (b) the BGME Trust 2021-VR trust and servicing agreement with respect to the servicing of the Burlingame Point whole loan, through common control by Stone Point Capital LLC and (vi) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR Trust and Servicing Agreement with respect to the Burlingame Point whole loan, through common control by Stone Point Capital LLC.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the B-piece buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement governing the servicing of any non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether a special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, the SOMA Teleco Office controlling class representative, a SOMA Teleco Office controlling class certificateholder, the Amazon Seattle controlling class representative, the Amazon Seattle controlling class certificateholder, a companion loan holder, the VRR interest owners, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including properties that compete with the mortgaged property for tenants and/or customers; and

●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of pooled non-VRR certificates and the pooled VRR interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the pooled VRR interest, on one hand, and the pooled non-VRR certificates, on the other hand. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the pooled certificateholders and the pooled RR interest owner will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you than an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any certificates, the ability to sell your certificates will depend on, among other things, whether and to what extent a secondary market then exists for these certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. We cannot assure you that your certificates will not decline in value.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or pooled RR interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the pooled certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the pooled certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the pooled certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the pooled certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization, engaged by the depositor, the depositor only requested ratings for certain classes of rated pooled certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for the classes of pooled certificates. If the depositor had selected such nationally recognized statistical rating organizations to rate those other classes of rated pooled certificates not rated by it, its ratings of those other pooled certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of pooled certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of pooled certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act.  The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure.  Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the

Exchange Act.  Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

On February 16, 2021, the Securities and Exchange Commission filed a civil action alleging that former credit rating agency Morningstar Credit Ratings LLC violated disclosure and internal controls provisions of the federal securities laws in connection with its rating of commercial mortgaged-backed securities. According to the complaint, in 30 CMBS transactions totaling $30 billion that Morningstar Credit Ratings LLC rated from 2015 to 2016, Morningstar Credit Ratings LLC permitted its analysts to make undisclosed adjustments to key stresses in the model that it used in determining the rating for that transaction, which often resulted in lower credit enhancement levels and higher ratings for many classes of CMBS that it rated. The complaint also alleges that Morningstar Credit Ratings LLC failed to establish and enforce an effective internal control structure governing the adjustments for a total of 31 transactions. Morningstar Credit Ratings LLC is wholly owned by Morningstar, Inc. In 2019, Morningstar acquired DBRS, Inc. which now does business as DBRS Morningstar. We cannot predict the outcome of the current civil action or litigation against Morningstar Credit Ratings LLC. Further, we cannot assure you that a future action or litigation will not be brought against the Rating Agency, or that, if brought, any of such action or litigation will not adversely affect the value attributed to the ratings assigned by the Rating Agency to the Certificates or adversely affect your investment in the Certificates.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your principal balance certificates may adversely affect your yield. In general, if you buy a certificate at a premium or if you buy the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium or holders of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount other than a Class X certificate and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the principal balance certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine loan lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or applicable special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the master servicer or the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the master servicer or the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or anticipated repayment date, or that the master servicer or the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the pooled RR interest owner. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan (in the case of a trust subordinate companion loan, only if and when such loan is no longer an asset of the issuing entity) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class or classes of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificate(s).

Interest-Only Class of Certificates	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates
Class X-H	Class H certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates) and the trust subordinate companion loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows are required to be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Description of the Mortgage Pool—Certain Calculations and Definitions”. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of any non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of pooled non-VRR certificates and the interest balance of the pooled VRR interest, pro rata based on their pooled percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the pooled non-VRR certificates and the pooled VRR interest, pro rata based on their respective pooled percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the pooled non-VRR certificates, first to the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB or Class A-S certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. A reduction in the certificate balance of the Class G certificates will result in a corresponding reduction in the notional amount of the Class X-G certificates. A reduction in the certificate balance of the Class H certificates will result in a corresponding reduction in the notional amount of the Class X-H certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Pooled Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Pooled Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior pooled certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocated to the pooled non-VRR certificates will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates. As a result, investors in those classes of pooled certificates that are subordinated in whole or part to other classes of pooled certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of pooled certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the Pooled VRR Interest or the Pooled Non-VRR Certificates Will Not Be Available to the Pooled Non-VRR Certificates or the Pooled VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the pooled non-VRR certificates and the pooled VRR interest owners, pro rata, based upon their respective pooled percentage allocation entitlement. Amounts received and allocated to the pooled non-VRR certificates will not be available to satisfy any amounts due and payable to the pooled VRR interest. Likewise, amounts received and allocated to the pooled VRR interest will not be available to satisfy any amounts due and payable to the pooled non-VRR certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the pooled non-VRR certificates and the pooled VRR interest, pro rata, based upon their respective pooled percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the pooled RR interest owner generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or a risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related co-lender agreement and/or intercreditor agreement. With respect to any non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect any non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the applicable special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and any related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In all cases certificateholder voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the applicable special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of any non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information” in this prospectus.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The controlling class representative will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans as the directing holder (other than with respect to a non-serviced mortgage loan, any excluded loan, and, for so long as no related control appraisal period is continuing, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan, as applicable) and the right to replace the applicable special servicer for such mortgage loans (and the At Home – Willow Grove whole loan, regardless of whether a control appraisal period is continuing) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance) is continuing, the controlling class representative will lose the consent rights and the right to replace the applicable special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the controlling class representative will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, the pooled risk retention consultation parties will have certain non-binding consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any applicable excluded loan, and, for so long as no related control appraisal period is continuing, the SOMA Teleco Office mortgage loan, the Amazon Seattle mortgage loan and the At Home – Willow Grove mortgage loan, as applicable). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”. In addition, the SOMA Teleco Office risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to the SOMA Teleco Office whole loan for so long as no control appraisal period is continuing with respect to the SOMA Teleco Office whole loan, in each case unless the SOMA Teleco Office whole loan is an applicable excluded loan with respect to the SOMA Teleco Office risk retention consultation party).

These actions and decisions with respect to which the controlling class representative has consent or consultation rights and the risk retention consultation parties have consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and the risk retention consultation parties, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the applicable special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling note) will have limited consultation rights with respect to major decisions relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction so long as no control termination event is continuing and by the applicable special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Similarly, with respect to the SOMA Teleco Office whole loan, for so long as the SOMA Teleco Office controlling class representative is the directing holder for the SOMA Teleco Office whole loan, the applicable special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to the SOMA Teleco Office whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, for so long as a control appraisal period is continuing with respect to the SOMA Teleco Office whole loan, the directing holder for the SOMA Teleco Office whole loan will be the controlling class representative. The applicable special servicer may, at the direction or upon the advice of the directing holder for the SOMA Teleco Office whole loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan—Consultation and Control”.

Similarly, with respect to the Amazon Seattle whole loan, for so long as the Amazon Seattle controlling class representative is the directing holder for the Amazon Seattle whole loan, the applicable special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to the Amazon Seattle whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, for so long as a control appraisal period is continuing with respect to the Amazon Seattle whole loan, the directing holder for the Amazon Seattle whole loan will be the controlling class representative. The applicable special servicer may, at the direction or upon the advice of the directing holder for the Amazon Seattle whole loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan—Consultation and Control”.

Similarly, with respect to the At Home – Willow Grove whole loan, for so long as the holder of the related subordinate companion loan is the directing holder, the applicable special servicer may, at the direction or upon the advice of the directing holder, take actions with respect to the At Home – Willow Grove whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates. In addition, for so long as a control appraisal period is continuing with respect to the At Home – Willow Grove whole loan, the directing holder for the At Home – Willow Grove whole loan will be the controlling class representative. The applicable special servicer may, at the direction or upon the advice of the directing holder for the At Home – Willow Grove whole loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all classes of certificates.  See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—At Home – Willow Grove Whole Loan—Consultation and Control”.

Although the special servicers under the pooling and servicing agreement and the applicable special servicer for each non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder and the risk retention consultation parties under this securitization transaction, as well as the directing holder and the risk retention consultation parties (or equivalent entities) under the pooling and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)    may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)    may act solely in the interests of the holders of the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)    does not have any duties to the holders of any class of certificates other than the controlling class or the VRR interest owners, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)    may take actions that favor the interests of the holders of the controlling class or the VRR interest owners (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)    will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder or a risk retention consultation party under this securitization transaction, as well as the directing holder or risk retention consultation party (or equivalent entities) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, for so long as an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the pooled RR interest owner and, with respect to any serviced whole loan, for the benefit of the holders of any related companion loan (as a collective whole as if the certificateholders, pooled RR interest owner and companion loan holders constituted a single lender and taking into account the pari passu or subordinate nature of any such related companion loan). We cannot assure you that any actions taken by the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to a non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing holder (or, in the case of the At Home – Willow Grove whole loan, the controlling class representative, unless a control termination event is continuing) will have the right to terminate and replace the applicable special servicer with or without cause so long as no control termination event is continuing and other than in respect of any applicable excluded loan as described in this prospectus.

At any time a control termination event is continuing but no related control appraisal period under the SOMA Teleco Office whole loan or the Amazon Seattle whole loan, as applicable, is continuing (and therefore the directing of the SOMA Teleco Office whole loan or the Amazon Seattle whole loan, as applicable, is the SOMA Teleco Office controlling class representative or the Amazon Seattle controlling class representative, as applicable), the holders of the pooled principal balance certificates and the Class RR certificates may generally replace the special servicer without cause (other than with respect to the SOMA Teleco Office whole loan or the Amazon Seattle whole loan), as described in this paragraph. Holders of pooled principal balance certificates and the Class RR certificates evidencing not less than 25% of the pooled voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis may request a vote to replace the applicable special servicer (other than with respect to the SOMA Teleco Office whole loan or the Amazon Seattle whole loan). The applicable special servicer will be terminated and replaced upon receipt of approval by holders of pooled principal balance certificates and the Class RR certificates evidencing (i) at least 75% of a quorum of the pooled certificateholders (which, for this purpose, is the holders of pooled principal balance certificates and the Class RR certificates evidencing at least 75% of the pooled voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis) or (ii) more than 50% of each class of “pooled non-reduced interests” (each class of pooled principal balance certificates and the Class RR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses).

At any time both a control termination event and a control appraisal period under the SOMA Teleco Office whole loan is continuing (but no control appraisal period under the Amazon Seattle whole loan is continuing (and therefore the directing holder for the Amazon Seattle whole loan is the Amazon Seattle controlling class representative)), the holders of the pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates may generally replace the applicable special servicer without cause (other than with respect to the Amazon Seattle whole loan), as described in this paragraph. Holders of pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates on an aggregate basis may request a vote to replace the applicable special servicer (other than with respect to a non-serviced whole loan and the Amazon Seattle whole loan). The special servicer will be terminated and replaced upon receipt of approval by holders of pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates, Class RR certificates and SOMA Teleco Office loan-specific certificates) or (ii) more than 50% of each class of “non-reduced interests” (each class of pooled principal balance certificates, Class RR certificates and SOMA Teleco Office certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

At any time both a control termination event and a control appraisal period under the Amazon Seattle whole loan is continuing (but no control appraisal period under the SOMA Teleco Office whole loan is continuing (and therefore the directing holder for the SOMA Teleco Office whole loan is the SOMA Teleco Office controlling class representative)), the holders of the pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates may generally replace the applicable special servicer without cause (other than with respect to the SOMA Teleco Office whole loan), as described in this paragraph. Holders of pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates on an aggregate basis may request a vote to replace the applicable special servicer (other than with respect to a non-serviced whole loan and the SOMA Teleco Office whole loan). The special servicer will be terminated and replaced upon receipt of approval by holders of pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates) or (ii) more than 50% of each class of “non-reduced interests” (each class of pooled principal balance certificates, Class RR certificates and Amazon Seattle loan-specific certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

At any time a control termination event and a control appraisal period under both the SOMA Teleco Office whole loan and the Amazon Seattle whole loan is continuing, the holders of the principal balance certificates, Class RR certificates and Class ST-VR certificates may generally replace the applicable special servicer without cause, as described in this paragraph. Holders of principal balance certificates, Class RR certificates and Class ST-VR certificates evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates, Class RR certificates and Class ST-VR certificates on an aggregate basis may request a vote to replace the applicable special servicer. The special servicer will be terminated and replaced upon receipt of approval by holders of principal balance certificates, Class RR certificates and Class ST-VR certificates evidencing (i) at least 75% of a quorum of the certificateholders (which, for this purpose, is the holders of principal balance certificates, Class RR certificates and Class ST-VR certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates, Class RR certificates and Class ST-VR certificates) or (ii) more than 50% of each class of “non-reduced interests” (each class of principal balance certificates, Class RR certificates and Class ST-VR certificates outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the applicable special servicer would be in the best interest of the certificateholders, the pooled RR interest owner and the companion loan holders, as a collective whole, as if such certificateholders, pooled RR interest owners and companion loan holders constituted a single lender, then the operating advisor will have the right to recommend the replacement of the applicable special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of voting rights of pooled principal balance certificates and Class RR certificates evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all pooled principal balance certificates and the Class RR certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of voting rights may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the voting rights will be required to replace the master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the voting rights. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to any non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment

The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related co-lender agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) other than with respect to each trust subordinate companion loan for so long as such trust subordinate companion loan is an asset of the issuing equity, cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan (in the case of a trust subordinate companion loan, only if and when such trust subordinate companion loan is no longer an asset of the issuing entity) or mezzanine debt holds pursuant to the related intercreditor agreement or co-lender agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement or co-lender agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of any non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates or the pooled RR interest owner;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder or pooled RR interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the applicable special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates— Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates or the pooled RR interest. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as property protection advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the pooled RR interest.

The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor. Neither we nor any of our affiliates (except Goldman Sachs Mortgage Company in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the related sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause the Trust REMICs to fail to qualify as REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to a mortgage loan that is comprised of more than one promissory note contributed to this securitization by more than one mortgage loan seller, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the notes contributed by each such mortgage loan seller and evidencing such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, only one mortgage loan seller contributing a promissory note evidencing such mortgage loan will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty of or any document defect.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. Interest accrued on any outstanding advance of a delinquent periodic payment on a trust subordinate companion loan will be compounded annually. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the pooled RR interest owner to receive distributions on the offered certificates and the pooled RR interest, respectively. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or a special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or such special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or a special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or a special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or a special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or such special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMorgan Chase Bank, National Association

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, or JPMorgan Chase Bank, National Association, an originator, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

JPMorgan Chase Bank, National Association, a sponsor and an originator, is a national banking association. Goldman Sachs Mortgage Company, a sponsor and an originator, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank. The deposits of JPMorgan Chase Bank, National Association and GS Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If JPMorgan Chase Bank, National Association or GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if JPMorgan Chase Bank, National Association or GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by the sponsors to the depositor will not qualify for the FDIC Safe Harbor. However, the transfers by Goldman Sachs Mortgage

Company, Citi Real Estate Funding, Inc. or German American Capital Corporation are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to the transfers, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor.

A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by the related sponsor was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the former acting general counsel of the FDIC issued a letter (the “Former Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the former acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Former Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur. We cannot assure you that either sponsor would not be considered a systemically important non-bank financial company for purposes of OLA.

The Requirement of a Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the pooled RR interest owner continuing to hold the full non-notionally reduced amount of such certificates or the pooled RR interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Realization on the Mortgage Loans That Are Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Holder of the Related Serviced Companion Loan

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the applicable special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted serviced whole loan would not adversely affect the ability of the applicable special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, given that, pursuant to the co-lender agreements for the serviced whole loans, the related serviced companion loan holders will not be the related whole loan controlling noteholder, and the trust as holder of the related mortgage loan will be the controlling noteholder (with the right to consent to material servicing decisions and replace the applicable special servicer, as described in this prospectus), with respect to each serviced whole loan, the related serviced companion loan(s) may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to a defaulted mortgage loan and the related serviced companion loans, then the net proceeds realized by the certificateholders and the pooled RR interest owner in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan (other than a non-serviced mortgage loan) or whole loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant buildouts, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the JW Marriott Nashville Loan REMIC, the Lower-Tier REMIC, the SOMA Teleco Office Trust Subordinate Companion Loan REMIC or the Amazon Seattle Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the pooled RR interest owner. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the JW Marriott Nashville Loan REMIC, the Lower-Tier REMIC, the SOMA Teleco Office Trust Subordinate Companion Loan REMIC or the Amazon Seattle Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the pooled RR interest owner and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In

addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the pooled RR interest owner.

In addition, proceeds received from any Mortgaged Property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or a special servicer, as applicable, determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Loan Modifications Related to COVID-19

The IRS has also issued Revenue Procedure 2020-26 (extended by Revenue Procedure 2021-12) easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower between March 27, 2020 and September 30, 2021, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID 19 emergency. Under the revenue procedure, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), and (c) do not result in a deemed reissuance of related

REMIC regular interests. Accordingly, the master servicer or a special servicer, as applicable, may grant certain forbearances (and engage in related modifications), whether or not covered under Revenue Procedure 2020-26 and Revenue Procedure 2021-12, with respect to a mortgage loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”), during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the JW Marriott Nashville Loan REMIC, the Upper-Tier REMIC, the Lower-Tier REMIC, the SOMA Teleco Office Trust Subordinate Companion Loan REMIC and the Amazon Seattle Trust Subordinate Companion Loan REMIC, as applicable, would likely be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

●	You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

●	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of

UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

●	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) alternative investment fund managers as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

●	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”. EU Securitization Regulation and UK Securitization Regulation are each a “Securitization Regulation” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

●	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

(a)	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

(b)	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder;

(c)	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

(i)	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and

(ii)	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(d)	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Regulation.

●	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

●	Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

●	None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect the borrower’s ability to refinance the mortgage loan or sell the mortgaged property on the maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, any Special Servicer the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, any special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make principal and interest advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party. For example, as described under “Transaction Parties—The Trustee and the Certificate Administrator”, Wells Fargo Bank, National Association, the trustee and the certificate administrator, intends to enter into a transaction to transfer its duties, obligations and rights as trustee, certificate administrator and custodian to Computershare Ltd or an affiliate, or to otherwise engage Computershare Ltd or an affiliate to act as Wells Fargo Bank, National Association’s agent with respect to its duties, obligations and rights as trustee, certificate administrator and custodian. A business combination transaction of the size and nature of the transaction between Wells Fargo Bank, National Association and Computershare Ltd or an affiliate may present risks related to the performance of such parties. Such risks might include potential delays or disruptions resulting from integration of operations, integration of information technology and accounting systems, loss of key personnel, failure to attract new employees, difficulties in maintaining continuity of management or other changes associated with the implementation of such transaction. We cannot assure you that the transfer by Wells Fargo Bank, National Association of its trustee or certificate administrator role to Computershare Ltd or an affiliate, or the engagement of Computershare Ltd or an affiliate as its agent, will not cause disruptions in the performance of its duties and obligations as trustee, certificate administrator and custodian under the pooling and servicing agreement.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates

If a trust or trust fund issues certificates in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market, since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates. Additionally, your ability to pledge certificates to persons or entities that do not participate in The Depository Trust Company system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration” in this prospectus and “Risk Factors—General Risk Factors—Book-Entry Securities May Delay Receipt of Payment and Reports and Limit Liquidity and Your Ability to Pledge Certificates” in this prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a (i) pool of 47 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $1,209,397,625 (the “Initial Pool Balance”) and (ii) the Trust Subordinate Companion Loans. The “Cut-off Date” means with respect to each Mortgage Loan and Whole Loan, the related Due Date in April 2021 (or with respect to any Mortgage Loan or Whole Loan that has its first Due Date after April 2021, the date that would otherwise have been the related Due Date in April 2021 under the terms of that Mortgage Loan or Whole Loan if a monthly payment were scheduled to be due in that month).

Fourteen (14) of the Mortgage Loans (49.5%), are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). Each Pari Passu Companion Loan and Subordinate Companion Loan is referred to as a “Companion Loan” in this prospectus. Each Mortgage Loan and any related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction. With respect to the SOMA Teleco Office Whole Loan, there is one Subordinate Companion Loan relating to the SOMA Teleco Office Mortgage Loan that will be included in the issuing entity (the “SOMA Teleco Office Trust Subordinate Companion Loan”) and will have a principal balance as of the Cut-off Date of $12,500,000. Although the SOMA Teleco Office Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the SOMA Teleco Office Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement will be payable only to the Class ST-A and Class ST-VR certificates (collectively, the “SOMA Teleco Office Loan-Specific Certificates”). With respect to the Amazon Seattle Whole Loan, there is one Subordinate Companion Loan relating to the Amazon Seattle Mortgage Loan that will be included in the issuing entity (the “Amazon Seattle Trust Subordinate Companion Loan” and, together with the SOMA Teleco Office Trust Subordinate Companion Loan, the “Trust Subordinate Companion Loans”) and will have a principal balance as of the Cut-off Date of $155,100,000. Although the Amazon Seattle Trust Subordinate Companion Loan will be an asset of the issuing entity, amounts distributable in respect of the Amazon Seattle Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement will be payable only to the Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates (collectively, the “Amazon Seattle Loan-Specific Certificates” and, together with the SOMA Teleco Office Loan-Specific Certificates, the “Loan-Specific Certificates”).

The Mortgage Loans and Whole Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Goldman Sachs Mortgage Company	10	$ 306,064,322	25.3%
Citi Real Estate Funding Inc.	21	337,175,000	27.9
German American Capital Corporation	8	307,033,367	25.4
Goldman Sachs Mortgage Company / German American Capital Corporation / JPMorgan Chase Bank, National Association(2)	1	120,000,000	9.9
JPMorgan Chase Bank, National Association	6	114,155,000	9.4
Citi Real Estate Funding Inc. / JPMorgan Chase Bank, National Association(3)	1	24,969,936	2.1
Total	47	$ 1,209,397,625	100.0%

(1)	Each Mortgage Loan was originated by its respective mortgage loan seller or its affiliate, except those certain Mortgage Loans that are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.

(2)	Goldman Sachs Mortgage Company, JPMorgan Chase Bank, National Association and German American Capital Corporation are co-sponsors with respect to the Burlingame Point Mortgage Loan (9.9%). The Burlingame Point Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, JPMorgan Chase Bank, National Association and DBR Investments Co. Limited, and is evidenced by five (5) promissory notes: (i) note A-1-C-2, with an outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller, (ii) notes A-2-C-1 and A-2-C-5, with an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which German American Capital Corporation is acting as mortgage loan seller and (iii) notes A-3-C-1 and A-3-C-5, with an aggregate outstanding principal balance of $40,000,000 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

(3)	Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association are co-sponsors with respect to The Galleria Office Towers Mortgage Loan (2.1%). The Galleria Office Towers Mortgage Loan (2.1%) is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association, and is evidenced by two (2) promissory notes: (i) note A-2, with an outstanding principal balance of $14,981,962 as of the Cut-off Date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller; and (ii) note A-4, with an outstanding principal balance of $9,987,974 as of the Cut-off Date, as to which JPMorgan Chase Bank, National Association is acting as mortgage loan seller.

In addition, German American Capital Corporation will transfer to the depositor the Trust Subordinate Companion Loans, which will be assets of the issuing entity but will not be included in the Mortgage Pool and will only back the related Loan-Specific Certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans and Whole Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan or Whole Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan or Whole Loan, and not against the related borrower’s other assets. The Mortgage Loans and Whole Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans and Whole Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan or Whole Loans.

Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related mortgage loan seller (or an affiliate) and another entity:

●	The Burlingame Point Whole Loan (9.9%), for which Goldman Sachs Mortgage Company, German American Capital Corporation and JPMorgan Chase Bank, National Association are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association.

●	The 909 Third Avenue Whole Loan (4.1%), for which Citi Real Estate Funding Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc., Bank of America, N.A. and BMO Harris Bank N.A.

●	The Galleria Office Towers Whole Loan (2.1%), for which Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association are the mortgage loan sellers, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

●	The Boca Office Portfolio Whole Loan (1.6%), for which Citi Real Estate Funding Inc. is the mortgage loan seller, is part of a Whole Loan that was co-originated by Citi Real Estate Funding Inc. and Bank of America, N.A.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A-2 and Annex A-3 may not equal the indicated total due to rounding. The information on Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on April 29, 2021 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date; and provided that with respect to the Burlingame Point Mortgage Loan, each of Goldman Sachs Mortgage Company, German American Capital Corporation and JPMorgan Chase Bank, National Association will sell one of three promissory notes comprising such Mortgage Loan; and provided, further, that with respect to The Galleria Office Towers Mortgage Loan, each of Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association will sell one of two promissory notes comprising such Mortgage Loan, each to the depositor. The statistics on Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

Although the Trust Subordinate Companion Loans are assets of the issuing entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loans are not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loans unless otherwise indicated. The SOMA Teleco Office Trust Subordinate Companion Loan supports only the SOMA Teleco Office Loan-Specific Certificates and the Amazon Seattle Trust Subordinate Companion Loan supports only the Amazon Seattle Loan-Specific Certificates. Information in the tables in this prospectus excludes each Trust Subordinate Companion Loan unless otherwise stated.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with one or more Subordinate Companion Loans is calculated without regard to such Subordinate Companion Loans, unless otherwise indicated.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, to this prospectus, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and generally have not been updated. Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, “Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value for Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that:

●	in the case of a Mortgage Loan that provides for scheduled amortization payments through maturity or its Anticipated Repayment Date, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period;

●	in the case of a Mortgage Loan that provides for interest only payments through maturity or its Anticipated Repayment Date, Annual Debt Service (or “Annual Debt Service (IO)” as shown on Annex A-1) means the aggregate interest payments scheduled to be due for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period, Annual Debt Service (or “Annual Debt Service (P&I)” as shown on Annex A-1) means 12 times the monthly payment of principal and interest payable during the amortization period; and

●	in the case of the At Home - Willow Grove Mortgage Loan (0.8%), Annual Debt Service was calculated based upon the aggregate of the first 12 principal and interest payments on the At Home - Willow Grove Mortgage Loan following the Closing Date based on the non-standard amortization schedule set forth on Annex H-1.

Debt service and debt service coverage ratios set forth in this prospectus are calculated using the aggregate of the principal and interest payments due for the first 12 payment periods of the Mortgage Loan or Companion Loan, as applicable, following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, debt service coverage rations set forth in this prospectus are calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan but without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with Member of the Appraisal Institute (“MAI”) standards (other than in the case of the VanWest MI Portfolio Mortgaged Properties (0.8%), which was determined in accordance with the guidelines and recommendations set forth in the Uniform Standards of Professional Appraisal Practice). With respect to each Mortgaged Property, the Appraised Value set forth on Annex A-1 to this prospectus is the “as-is” appraised value unless otherwise specified under “Description of the Mortgage Pool—Appraised Value”, and is in each case as determined by an appraisal made not more than eight (8) months (with the exception of At Home – Willow Grove (16 months) and 475 Grand Street (14 months)) from the origination date of the related Mortgage Loan or Whole Loan as described under “Appraisal Date” on Annex A-1 to this prospectus. The appraisals for certain of the Mortgaged Properties may state an appraised value based on hypothetical or other projected values as well as an “as-is” value for such Mortgaged Properties that assumes that certain events will occur with respect to the re-tenanting, construction, renovation or repairs or other repositioning of the Mortgaged Property or which in certain cases may reflect a portfolio premium valuation, and such “retrospective” or other similar values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A-1 to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A-1 of this prospectus and the related footnotes. With respect to a Mortgage Loan secured by the portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value for the portfolio of Mortgaged Properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual Mortgaged Properties. In addition, for certain Mortgage Loans, the LTV Ratio at Maturity/ARD was calculated based on the “as stabilized” appraised value for the related Mortgaged Property. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. We make no representation that any Appraised Value presented in this prospectus would approximate either the value of that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of Mortgaged Property as described under the definition of “LTV Ratio at Maturity/ARD”.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1 to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other. There are no Crossed Groups in the Mortgage Pool.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A-1 to this prospectus divided by (2) the Appraised Value (which in certain cases, may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties set forth on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Cut-off Date LTV Ratio is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective Cut-off Date LTV Ratio was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Burlingame Point(1)	9.9%	38.0%	$1,000,000,000	42.2%	$900,000,000
SOMA Teleco Office(2)	8.5%	66.1%	$155,000,000	73.2%	$140,000,000
Amazon Seattle(3)	7.4%	35.1%	$670,000,000	36.5%	$644,000,000
Phillips Point(4)	4.0%	68.7%	$289,000,000	70.4%	$282,000,000
30 Hudson Yards 67(5)	2.1%	64.5%	$110,000,000	67.6%	$105,000,000
Boca Office Portfolio(6)	1.6%	63.5%	$155,900,000	65.7%	$150,700,000

(1)	The Appraised Value (Other Than “As-Is”) and the Cut-off Date LTV Ratio (Other Than “As-Is”) are based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000 as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as Building 3, Building 4 and the Amenity Space is February 1, 2021. Based on the “As-Is” appraised value of $900,000,000 as of January 14, 2021, the “As-Is” Cut-off Date LTV Ratio is 42.2%.

(2)	The Appraised Value (Other Than “As-Is”) is the “As-Is Excluding Verizon Purchase Option” Appraised Value. The Verizon Tenant has an option to purchase the Mortgaged Property for a purchase price of $140,000,000 (i) for a 24 month period commencing April 1, 2021 or (ii) if the full and final resolution of the Fortress Litigation does not occur by October 1, 2022, during a six-month period commencing on the full and final resolution of the Fortress Litigation. See “—Tenant Issues—Purchase Options and Rights of First Refusal” and “—Litigation and Other Considerations” below. The “As-Is” appraised value takes into account the Verizon Tenant purchase option.

(3)	The Appraised Value (Other Than “As-Is”) is the “Hypothetical As-Is” Appraised Value, which assumes the building is stabilized as of the effective date with all remaining tenant improvements, leasing commissions and gap rent for the Amazon.com Services LLC expansion space and the retail spaces paid. Such value was determined assuming $14,988,203 of reserves for tenant improvements and $3,158,534 of reserves for leasing commissions are in place. At origination, approximately $13,403,164 was reserved for tenant improvements and approximately $3,018,247 was reserved for leasing commissions, for the Amazon.com Services LLC lease and for the lease for a retail tenant.

(4)	The Appraised Value (Other Than “As-Is”) and the Cut-off Date LTV Ratio (Other Than “As-Is”) are based on the “Hypothetical As-Is” appraised value of $289,000,000 as of December 15, 2020, which was based on the hypothetical condition that an additional $6,650,000 would be reserved by the borrower sponsor at origination for future tenant improvements and leasing commissions. At loan origination, the borrower reserved $6,650,000 for future tenant improvements and leasing commissions. Based on the “As-Is” appraised value of $282,000,000 as of December 15, 2020, the “As-Is” Cut-off Date LTV Ratio is 70.4%.

(5)	The Appraised Value (Other Than “As-Is”) and Cut-off Date LTV Ratio (Other Than “As-Is”) are based on the “Hypothetical Value: Escrow Tenant Improvements” of $110,000,000 effective February 1, 2021, which assumes that the outstanding tenant improvement costs of $4,799,293 associated with the existing lease will be placed into an escrow account. At loan origination, the borrower reserved $4,799,293 for outstanding tenant improvements and leasing commissions. Based on the “As-Is” appraised value of $105,000,000 effective February 1, 2021, the Cut-off Date LTV Ratio % is 67.6%.

(6)	The Appraised Value (Other Than “As-Is”) and Cut-off Date LTV Ratio (Other Than “As-Is”) are based on the “As Portfolio” appraised value of $155,900,000 (inclusive of the portfolio premium) as of November 13, 2020. The sum of the aggregate “As-Is” appraised values of the Mortgaged Properties is $150,700,000.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“Debt Yield on Underwritten Net Operating Income”, “UW NOI Debt Yield” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

“DSCR”, “Debt Service Coverage Ratio”, “Cut-off Date DSCR”, “UW NCF DSCR” or “Underwritten NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the DSCR is based on the aggregate Annual Debt Service that is due in connection with such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to the At Home - Willow Grove (0.8%), Annual Debt Service for the Underwritten NCF DSCR was calculated based upon the sum of the first 12 principal and interest payments on the At Home - Willow Grove Mortgage Loan following the Closing Date based on the non-standard amortization schedule set forth on Annex H-1.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“LTV Ratio at Maturity/ARD”, “Maturity Date/ARD Loan-to-Value Ratio” or “Maturity Date/ARD LTV Ratio” with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Maturity/ARD Balance of such Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage

Loan as of its maturity date or Anticipated Repayment Date, as applicable, assuming no prepayments or defaults, divided by (2) the Appraised Value (which, in certain cases may reflect a portfolio premium valuation) of the related Mortgaged Property or Mortgaged Properties shown on Annex A-1 to this prospectus, except as set forth below:

●	with respect to each Mortgage Loan that is part of a Whole Loan, the calculation of the LTV Ratio at Maturity/ARD is based on the aggregate Maturity/ARD Balance at maturity or Anticipated Repayment Date of such Mortgage Loan and the related Pari Passu Companion Loan(s), but not any related Subordinate Companion Loan(s) unless expressly stated otherwise.

●	with respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the respective LTV Ratio at Maturity/ARD was calculated using the related values other than the “as-is” Appraised Values, each as set forth in the following table:

Mortgage Loan Name	% of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Maturity Date/ARD LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Burlingame Point(1)	9.9%	38.0%	$1,000,000,000	42.2%	$900,000,000
SOMA Teleco Office(2)	8.5%	66.1%	$155,000,000	73.2%	$140,000,000
Amazon Seattle(3)	7.4%	35.1%	$670,000,000	36.5%	$644,000,000
Phillips Point(4)	4.0%	68.7%	$289,000,000	70.4%	$282,000,000
30 Hudson Yards 67(5)	2.1%	64.5%	$110,000,000	67.6%	$105,000,000
Boca Office Portfolio(6)	1.6%	63.5%	$155,900,000	65.7%	$150,700,000

(1)	The Appraised Value (Other Than “As-Is”) and the Maturity Date LTV Ratio (Other Than “As-Is”) are based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000 as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as Building 3, Building 4 and the Amenity Space is February 1, 2021. Based on the “As-Is” appraised value of $900,000,000 as of January 14, 2021, the Maturity Date LTV Ratio is 42.2%.

(2)	The Appraised Value (Other Than “As-Is”) is the “As-Is Excluding Verizon Purchase Option” Appraised Value. The Verizon Tenant has an option to purchase the Mortgaged Property for a purchase price of $140,000,000 (i) for a 24 month period commencing April 1, 2021 or (ii) if the full and final resolution of the Fortress Litigation does not occur by October 1, 2022, during a six-month period commencing on the full and final resolution of the Fortress Litigation. See “—Tenant Issues—Purchase Options and Rights of First Refusal” and “–Litigation and Other Considerations” below. The “As-Is” appraised value takes into account the Verizon Tenant purchase option.

(3)	The Appraised Value (Other Than “As-Is”) is the “Hypothetical As-Is” Appraised Value, which assumes the building is stabilized as of the effective date with all remaining tenant improvements, leasing commissions and gap rent for the Amazon.com Services LLC expansion space and the retail spaces paid. Such value was determined assuming $14,988,203 of reserves for tenant improvements and $3,158,534 of reserves for leasing commissions are in place. At origination, approximately $13,403,164 was reserved for tenant improvements and approximately $3,018,247 was reserved for leasing commissions, for the Amazon.com Services LLC lease and for the lease for a retail tenant.

(4)	The Appraised Value (Other Than “As-Is”) and Maturity Date LTV Ratio (Other Than “As Is”) are based on the “Hypothetical As-Is” appraised value of $289,000,000 as of December 15, 2020, which was based on the hypothetical condition that an additional $6,650,000 would be reserved by the borrower sponsor at origination for future tenant improvements and leasing commissions. At loan origination, the borrower reserved $6,650,000 for future tenant improvements and leasing commissions. Based on the “As-Is” appraised value of $282,000,000 as of December 15, 2020, the “As-Is” Maturity Date LTV Ratio is 70.4%.

(5)	The Appraised Value (Other Than “As-Is”) and Maturity Date LTV Ratio (Other Than “As Is”) are based on the “Hypothetical Value: Escrow Tenant Improvements” of $110,000,000 effective February 1, 2021, which assumes that the outstanding tenant improvement costs of $4,799,293 associated with the existing lease will be placed into an escrow account. At loan origination, the borrower reserved $4,799,293 for outstanding tenant improvements and leasing commissions. Based on the “As-Is” appraised value of $105,000,000 effective February 1, 2021, the Maturity Date LTV Ratio is 67.6%.

(6)	The Appraised Value (Other Than “As-Is”) and Cut-off Date LTV Ratio (Other Than “As-Is”) are based on the “As Portfolio” appraised value of $155,900,000 (inclusive of the portfolio premium) as of November 13, 2020. The sum of the aggregate “As-Is” appraised values of the Mortgaged Properties is $150,700,000.

“Maturity/ARD Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity (or, in the case of the ARD Loans, outstanding at the related Anticipated Repayment Date) assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A-1 to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, rental and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units, rooms or beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of retail, office, industrial and mixed use (to the extent the related Mortgaged Property includes retail or office space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. With respect to the 100 Bradley Mortgage Loan (2.7%), which includes both private art storage space and managed art storage space, “Occupancy” means the occupancy of the private storage space, unless otherwise expressly noted. See footnotes to Annex A-1 to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan or Companion Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Qualified Opportunity Zone” as of the Cut-off Date, 11 Mortgaged Properties (8.5%) are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ. See Annex A-1 for information regarding which Mortgaged Properties are located in QOZs as of the Cut-off Date.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1 to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other single purpose property, the square footage of the net rentable or leasable area.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents. In certain cases, the account agreement establishing the lockbox account is required to be delivered upon the occurrence of such trigger event(s), rather than at origination.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

The “Underwritten Net Cash Flow”, “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the applicable mortgage loan seller has determined for tenant improvement and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Cash Flow is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the applicable mortgage loan seller, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten Net Operating Income is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the applicable mortgage loan seller and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases an appraiser’s estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related mortgage loan seller; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self-storage properties, the applicable mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the applicable mortgage loan seller included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a self-storage property, the number of units for self-storage or (d) in the case of the 100 Bradley Mortgage Loan (2.7%), as to which the related Mortgaged Property is operated as an art storage facility, the gross building area of 133,545 square feet. At the 100 Bradley Mortgaged Property, the private storage units total 59,860 square feet and the managed storage units total 474,352 cubic feet.

“Weighted Average Mortgage Loan Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$1,209,397,625
Number of Mortgage Loans	47
Number of Mortgaged Properties	76
Range of Cut-off Date Balances	$3,000,000 - $120,000,000
Average Cut-off Date Balance	$25,731,864
Range of Mortgage Rates(3)	3.00483% to 4.57000%
Weighted Average Mortgage Rate(3)	3.58041%
Range of original terms to maturity/ARD(4)	60 to 120 months
Weighted average original term to maturity/ARD(4)	116 months
Range of remaining terms to maturity/ARD(4)	59 to 120 months
Weighted average remaining term to maturity/ARD(4)	115 months
Range of original amortization terms(5)	300 to 360 months
Weighted average original amortization term(5)	358 months
Range of remaining amortization terms(5)	300 to 360 months
Weighted average remaining amortization term(5)	358 months
Range of Cut-off Date LTV Ratios(3)(6)	34.9% to 74.0%
Weighted average Cut-off Date LTV Ratio(3)(6)	55.9%
Range of Maturity Date/ARD LTV Ratios(3)(4)(7)	34.9% to 69.4%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)(7)	52.8%
Range of UW NCF DSCR(3)(8)(9)	1.45x to 4.72x
Weighted average UW NCF DSCR(3)(8)(9)	2.68x
Range of UW NOI Debt Yield(3)(10)	6.6% to 15.3%
Weighted average UW NOI Debt Yield(3)(10)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest-Only Balloon	53.5%
Interest-Only Balloon - ARD	17.4%
Full-Term Amortizing Balloon(5)	14.6%
Interest-Only, Amortizing Balloon	14.5%

(1)	Except where expressly stated otherwise, statistical information in this table does not include either Trust Subordinate Companion Loan.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to each Mortgage Loan that is part of a Whole Loan, the related Pari Passu Companion Loan (but not any related Subordinate Companion Loan) are included for the purposes of calculating the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield unless otherwise expressly stated. Other than as specifically noted, the Mortgage Rate, Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and UW NOI Debt Yield information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related Mortgage Loan without combination with the other indebtedness.

(4)	With respect to two (2) ARD Loans (17.4%), calculated as of the related Anticipated Repayment Date.

(5)	Does not include Mortgage Loans that pay interest-only until their maturity dates or Anticipated Repayment Dates, as applicable.

(6)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to six (6) Mortgage Loans (33.6%), the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related Mortgaged Property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.2%.

(7)	With respect to six (6) Mortgage Loans (33.6%), the respective Maturity Date/ARD LTV Ratios were calculated using a value other than “as-is” value of each related Mortgaged Property. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 54.1%.

(8)	Includes one (1) mortgage loan (0.8%), which amortizes based on the non-standard amortization schedule attached to this prospectus as Annex H-1. Annual debt service for the UW NCF DSCR was calculated based on the sum of the first 12 principal and interest payments on the At Home - Willow Grove mortgage loan following the Closing Date, as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

(9)	Unless otherwise indicated, the UW NCF DSCR is generally calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date; provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.

(10)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each Mortgage Loan is the related Mortgaged Property’s Underwritten NOI divided by the Cut-off Date Balance of such Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Office	19	$714,275,208	59.1%
CBD	10	373,989,936	30.9
Suburban	7	269,685,272	22.3
Medical	2	70,600,000	5.8
Industrial	22	$201,366,850	16.7%
Flex	3	91,525,850	7.6
Manufacturing	12	58,511,593	4.8
Warehouse/Distribution	4	44,616,111	3.7
Warehouse	3	6,713,296	0.6
Retail	10	$104,675,567	8.7%
Anchored	4	44,887,000	3.7
Single Tenant	3	31,761,322	2.6
Unanchored	3	28,027,245	2.3
Multifamily	12	$83,700,000	6.9%
Mid-Rise	8	51,700,000	4.3
Garden	4	32,000,000	2.6
Self Storage	6	$45,000,000	3.7%
Art Storage	1	32,500,000	2.7
Self Storage	5	12,500,000	1.0
Mixed Use	6	$40,380,000	3.3%
Office/Retail	5	30,300,000	2.5
Office/Industrial	1	10,080,000	0.8
Hospitality	1	$20,000,000	1.7%
Full Service	1	20,000,000	1.7
Total	76	$1,209,397,625	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

With respect to all of the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that other borrowers of Mortgage Loans secured by any of these property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—COVID Considerations” below.

Office Properties

With respect to the office properties set forth in the above chart and mixed use properties with office components set forth in the above chart:

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), the Mortgaged Property has the right to use a minimum of 350 non-exclusive parking spaces in an adjacent parking garage pursuant to a parking lease between the borrower and the ground lessee of the parking garage. All of the spaces are for the use of the largest tenant, Amazon.com Services LLC, pursuant to the Amazon.com Services LLC lease. The parking lease expires on October 7, 2026. The borrower has six consecutive five-year extension options, each at a rate to be determined between the landlord and lessee, with submission to an appraisal process if necessary. The Amazon.com Services LLC lease requires the landlord to exercise all renewal rights under the parking lease and if the right to obtain 350 parking spaces under the parking lease is ever terminated, to use commercially reasonable efforts to obtain alternative comparable parking in downtown Seattle.

●	With respect to the 909 Third Avenue Mortgage Loan (4.1%), the related borrower sponsor owns several nearby properties that compete with the Mortgaged Property. The related Mortgage Loan documents do not contain so-called “anti-poaching” provisions to prevent the borrower or its affiliates from steering or directing existing or prospective tenants to the competing properties.

●	With respect to the Phillips Point Mortgage Loan (4.0%), the borrower sponsor is currently developing an office property less than one mile from the Mortgaged Property and an office property approximately two miles from the Mortgaged Property, both of which may compete with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Industrial Properties

With respect to the industrial properties and mixed use properties with industrial components set forth in the above chart:

●	Certain of the Mortgaged Properties may derive a portion of the Underwritten Revenues from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the 2000 Collins Avenue Mortgage Loan (1.8%), the Mortgaged Property currently has a 23.1% physical vacancy.

●	With respect to the 2000 Collins Avenue Mortgage Loan (1.8%), one of the tenants at the Mortgaged Property, Future Mode of Miami LLC, is on a month-to-month lease.

●	With respect to the At Home – Willow Grove Mortgage Loan (0.8%), the sole tenant, At Home, occupies the Mortgaged Property under a triple-net lease that expires on July 10, 2029. The Mortgage Loan documents require At Home to maintain a credit rating of at least “B” by S&P Global Ratings and “B2” by Moody’s (the “At Home Tenant Required Rating”). Following origination, the credit rating of At Home was downgraded below the At Home Tenant Required Rating by each of S&P Global Ratings and Moody’s and the At Home – Willow Grove Whole Loan entered into a cash trap period. The credit rating of At Home has since been upgraded to “B” by S&P Global Ratings and “B2” by Moody’s and the At Home – Willow Grove Whole Loan has exited the cash trap period effective as of April 1, 2021. According to the related appraisal, the “Market Value As If Dark” appraised value of the Mortgaged Property as of March 5, 2021 is

$15,600,000 (based on which the “As-is” Cut-off LTV of the At Home – Willow Grove Whole Loan is 77.3%), which assumes a 9-month lease-up period and deducts anticipated lease-up costs. The “As-Is” appraised value of the Mortgaged Property is $20,100,000 as of March 5, 2021. Pursuant to a componentization notice to the borrower dated and effective as of April 6, 2021, the lender has elected to subdivide the original promissory note into Note A, in the principal amount of $10,150,000 (the “At Home - Willow Grove Mortgage Loan”), which will be deposited into this securitization, and Note B, in the principal amount of $2,000,000 (the “At Home - Willow Grove Subordinate Companion Loan” and, together with the At Home Willow Grove Mortgage Loan, the “At Home - Willow Grove Whole Loan”). Commencing on May 6, 2021 and on each payment date thereafter, (i) all monthly payments of interest in respect of the At Home – Willow Grove Whole Loan will be applied to the At Home – Willow Grove Mortgage Loan and the At Home – Willow Grove Subordinate Companion Loan, in that order, in respect of their respective interest entitlement for the applicable interest period just ended and (ii) all payment of principal on the At Home – Willow Grove Whole Loan will be applied (A) first to the At Home – Willow Grove Mortgage Loan, until the At Home – Willow Grove Mortgage Loan has been repaid in full and (B) second to At Home - Willow Grove Subordinate Companion Loan, until the At Home - Willow Grove Subordinate Companion Loan has been repaid in full. GSMC is expected to sell the At Home - Willow Grove Subordinate Companion Loan to Rialto Real Estate Fund IV – Debt, LP, an affiliate of Rialto Capital Advisors, LLC, which will be the initial directing holder of the At Home – Willow Grove Whole Loan, for a substantially discounted price. See Annex H-1 and Annex H-2 for the related At Home – Willow Grove Mortgage Loan and Subordinate Companion Loan amortization schedules.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Specialty Use Concentrations” below.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart:

●	With respect to the 618 Bushwick Mortgage Loan (2.5%), the borrower benefits from a 35-year 421-a partial tax exemption program under the Affordable New York Housing Program, Option C (the “421-a Exemption Program”). The 421-a Exemption Program commenced in 2017 and is scheduled to expire in 2052. The 421-a Exemption Program requires at least 30% of the residential units to be affordable units at no higher than 130% of the area median income. Of the 99 total units at the Mortgaged Property, 35 units are leased at free market rental rates and 64 are rent stabilized, of which 34 are considered “Market Rate (RS)” and 30 are rent stabilized into perpetuity as required under 421-a Exemption Program. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for additional information.

●	With respect to the Kokot Portfolio Mortgage Loan (1.2%), three of the ten residential units at the 67 Saint Mark’s Place Mortgaged Property, three of the 12 residential units at the 106 East 107th Street Mortgaged Property, five of the 35 residential units at the 217 East 22nd Street Mortgaged Property, nine of the 21 residential units at the 239 West 15th Street Mortgaged Property, six of the 40 residential units at the 638-640 East 14th Street Mortgaged Property, and two of the 15 residential units at the 426 East 77th Street Mortgaged Property are rent stabilized. One of the 40 residential units at the 638-640 East 14th Street Mortgaged Property and one of the 15 residential units at the 426 East 77th Street Mortgaged Property are rent controlled.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Self Storage Properties

With respect to the self-storage properties set forth in the above chart:

●	Certain of the self-storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from retail operations and/or (b) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage.

●	The 100 Bradley Mortgage Loan (2.7%) is secured by an art storage facility, which is comprised of 59,860 square feet of private storage (which is approximately 83.7% leased as of the January 19, 2021 appraisal), 474,252 cubic feet of managed storage (which is approximately 43.5% leased as of the March 12, 2021 appraisal) and an approximately 600 square foot viewing room. The private storage represents approximately 34.4% of the underwritten revenues of the Mortgaged Property and is typically rented under leases ranging from two to ten years, which have average remaining terms of 3.4 years. The managed storage is managed by a borrower-affiliated manager and is rented by the cubic foot, typically on a month-to-month basis.

●	With respect to the 100 Bradley Mortgage Loan (2.7%), the borrower sponsor owns another art storage facility within a five-mile radius of the Mortgaged Property which directly competes with the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self-Storage Properties Have Special Risks”.

Mixed Use Properties

With respect to the mixed-used properties set forth in the above chart, the mixed use Mortgaged Properties have one or more office, retail and industrial components. See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Industrial Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement. If terminated, securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Allocated Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration of Related License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
JW Marriott Nashville	$ 20,000,000	1.7%	07/01/2048	03/06/2030

In each case described above, we cannot assure you the related franchise or management agreement will be renewed or will not be terminated.

●	In certain cases, Mortgage Loans secured by hospitality properties may derive a significant percentage of their underwritten revenue from food and beverage sales or membership sales. For example, with respect to the following Mortgaged Properties, food and beverage revenue or membership sales comprises greater than 20% of Underwritten Revenues:

○	With respect to the JW Marriott Nashville Mortgage Loan (1.7%), approximately 41.3% of the underwritten revenue is attributed to food and beverage sales.

○	With respect to the JW Marriott Nashville Mortgage Loan (1.7%), the related appraisal identified five hotels that are proposed or under construction within the related market that are anticipated to directly compete with the Mortgaged Property.

Renovations, replacements and other work is ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Renovation and Expansion” below.

Certain of the hospitality Mortgaged Properties may have a parking garage or include restaurants (either as part of the hotel or as tenants). These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and
“—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Medical, Dental, Physical Therapy or Veterinary Offices or Clinics, Outpatient Facilities, Research or Diagnostic Laboratories or Health Management Services and/or Health Professional Schools	9	15.0%
Gym, Fitness Center or Health Club	4	11.9%
Data Center	1	8.5%
Restaurant	5	4.2%
Bank	2	4.0%
School or Educational Facility	5	3.9%
Cold/Art Storage	1	2.7%
Theater	1	1.3%
Hair and/or Nail Salon, Spa	3	1.4%
Grocery Store	1	1.2%

The Expressway Marketplace Mortgaged Property (1.2%) includes one or more tenants that operate all or a portion of its space as an on-site gas station and/or an automobile repair and servicing facility.

With respect to the Boston Scientific Mortgaged Property (3.3%), the improvements at the Mortgaged Property were built specifically for the sole tenant, and the related appraisal stated that, as a result, finding another user for the Mortgaged Property would take more time than for a typical industrial property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

Top 10 Mortgage Loans

The following table shows certain information regarding the 10 largest Mortgage Loans by Cut-off Date Balance:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Cut-off Date Balance per SF (1)	UW NCF DSCR(1)		Cut-off Date LTV Ratio(1)	Property Type
Burlingame Point	$120,000,000	9.9%	$472	4.72	x	38.0%	Office
SOMA Teleco Office	102,500,000	8.5	$926	2.27	x	66.1%	Office
Amazon Seattle	90,000,000	7.4	$303	4.27	x	35.1%	Office
4800-4900 Fournace Place	56,500,000	4.7	$100	2.24	x	54.3%	Office
909 Third Avenue	50,000,000	4.1	$174	4.05	x	34.9%	Office
Phillips Point	48,520,000	4.0	$442	2.78	x	68.7%	Office
2600 El Camino Real	46,350,000	3.8	$697	2.61	x	55.9%	Office
175 Progress Place	46,000,000	3.8	$49	1.68	x	61.3%	Industrial
Boston Scientific	39,725,850	3.3	$154	2.85	x	62.4%	Industrial
1985 Marcus	37,000,000	3.1	$178	1.67	x	74.0%	Office
Top 5 Total/Weighted Average	$419,000,000	34.6%		3.61	x	46.1%
Top 10 Total/Weighted Average	$636,595,850	52.6%		3.17	x	52.3%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Cut-off Date Balance Per SF, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but excludes the principal balance and debt service payment of any related Subordinate Companion Loan.

See “—Assessments of Property Value and Condition” for additional information.

For more information regarding the ten largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of the Top 15 Mortgage Loans” on Annex A-3. Other than with respect to the top 10 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of Mortgage Loans will include nine (9) Mortgage Loans (11.0%), set forth in the table below titled “Multi-Property Mortgage Loans”, which are each secured by two or more properties.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Cut-off Date Balance	Approx. % of Initial Pool Balance
The Galleria Office Towers	$24,969,936	2.1%
U.S. Industrial Portfolio VI	21,000,000	1.7
Boca Office Portfolio	19,300,000	1.6
Cabinetworks Portfolio	17,333,000	1.4
Kokot Portfolio	15,000,000	1.2
Birmingham Mixed Use Portfolio	10,287,517	0.9
VanWest MI Portfolio	9,500,000	0.8
Teel Plastics Portfolio	9,203,000	0.8
Mile High Multifamily Portfolio	6,000,000	0.5
Total	$132,593,453	11.0%

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Geographic Concentrations

The following table shows the states that have concentrations of Mortgaged Properties that secure approximately 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	8	$332,142,000	27.5%
New York	16	$254,300,000	21.0%
Florida	7	$95,720,000	7.9%
Texas	5	$91,549,936	7.6%
Washington	1	$90,000,000	7.4%
Ohio	5	$71,333,000	5.9%

(1)   Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated on Annex A-1.

The remaining Mortgaged Properties are located throughout fifteen (15) other states and the District of Columbia, with no more than approximately 4.1% of the Initial Pool Balance secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in Texas and California are more susceptible to certain hazards (such as earthquakes and/or wildfires) than properties in other parts of the country.

●	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, New York, Texas, California and Florida, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region, have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

●	Mortgaged Properties located in an area covering the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.

●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

●	Ten (10) Mortgaged Properties (35.3%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

Mortgaged Properties With Limited Prior Operating History

Twenty-two (22) Mortgaged Properties (48.5%) have a limited operating history (i.e., less than 18 most recent months of recent historical financials), as follows:

●	Each of the Burlingame Point (9.9%), the Amazon Seattle (7.4%), the 4800-4900 Fournace Place (4.7%), the 2600 El Camino Real (3.8%), the Nautica Pointe (2.1%), the 18 Spencer Street (1.6%), the Birmingham Mixed Use Portfolio (0.9%), the Rouzon Marketplace (0.7%) and the 475 Grand Street (0.6%) Mortgage Loans is secured, in whole or in part, by Mortgaged Properties that were constructed, in a lease-up period or were the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

●	Each of the 30 Hudson Yards 67 (2.1%), the GE Aviation New Hampshire (1.9%), the U.S. Industrial Portfolio VI (1.7%), the At Home – Willow Grove (0.8%) and the Teel Plastics Portfolio (0.8%) Mortgaged Properties is a single tenant property subject to a double-net, triple-net or absolute-net lease with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

●	Each of the Boston Scientific (3.3%), the 2000 Collins Avenue (1.8%), the Cabinetworks Portfolio (1.4%), the 1111 Southern Minerals Road (0.8%), the Radiance Technologies (0.7%), the 500 W Superior (0.7%), the Mile High Multifamily Portfolio (0.5%) and the 2517 North Ontario (0.4%) Mortgage Loans are secured by Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

Tenancies-in-Common or Diversified Ownership

Each of the 2233 Nostrand Avenue (0.9%) and the 2517 North Ontario (0.4%) Mortgage Loan have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests and Other Shared Interests

Each of the Amazon Seattle (7.4%), the 30 Hudson Yards 67 (2.1%), The Galleria Office Towers (2.1%) and JW Marriott Nashville (1.7%) Mortgage Loans is secured, in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

●	With respect to the 30 Hudson Yards 67 Mortgage Loan (2.1%), the related Mortgaged Property is subject to a condominium declaration that governs eight condominium units. The borrower is entitled to approximately 1.6% of voting rights, and does not have control of the condominium board or any blocking rights with respect to for certain major decisions, such as unit removals and use of proceeds in connection with casualty or condemnation proceedings. However, the condominium policy prohibits implementation of any policies that would have disproportionately negative impacts on any unit owners. In addition, the borrower has provided a non-recourse carveout for any losses associated with, among other things, the withdrawal of the unit comprising Mortgaged Property from the condominium regime or termination of the condominium regime.

●	With respect to The Galleria Office Towers Mortgage Loan (2.1%), the Mortgaged Properties are subject to a condominium regime with six total condominium units (for all purposes under the condominium documents), three of which constitute the entirety of the collateral for the Mortgage Loan, and three of which are not part of the collateral for the Mortgage Loan. There are six board seats, and the borrower is allocated three of the board seats. One of the board seats is allocated to the unrelated owner of the retail units, and two board seats are allocated to the unrelated owner of the hotel units. Each board seat is allocated one vote except for the board seat allocated to the unrelated owner of the retail unit, which is allocated five votes. The related borrower does not have the power to control the related condominium.

In addition, with respect to the 2000 Collins Avenue Mortgage Loan (1.8%), the Mortgaged Property is comprised of the related borrower’s fee interest in multiple commercial parcels (collectively, the “Commercial Parcels”) in a mixed-use commercial development (the “Development”). Although the Development is not subject to a condominium regime, the various parcels are horizontally subdivided and are subject to a Declaration of Covenants, Restrictions and Reciprocal Easements (the “REA”) which governs the use and operation of the Development given the horizontal subdivision and interdependence between the parcels. The REA established a master association (the “Master Association”) that is responsible for, among other things, (a) maintaining, repairing, reconstructing and otherwise managing the common areas, (b) maintaining the access areas of the Development, and (c) maintaining insurance for the common areas. The borrower, as the owner of the Commercial Parcels, is entitled to cast 25% of the total votes in the Master Association and to appoint one member of the three-member Master Association board. No amendment that would eliminate, modify, prejudice, or adversely affect any rights reserved to the parcel owners may be permitted without the consent of 80% of all voting interest in the properties. Accordingly, amendments cannot be made adverse to the borrower’s interest without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee Simple(2)	72	$1,082,986,303	89.5%
Leasehold	2	96,350,000	8.0
Fee Simple/Leasehold(3)	2	30,061,322	2.5
Total	76	$1,209,397,625	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as “fee” or “fee simple” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to the 30 Hudson Yards 67 Mortgaged Property (2.1%), the related borrower owns the fee interest in the Mortgaged Property; however, to obtain the New York City real estate tax exemption and the payment-in-lieu of taxes benefits, the borrower has leased the Mortgaged Property to the NYC Industrial Development Agency, which then has subleased the Mortgaged Property back to the borrower. The borrower has pledged both its fee and subleasehold interests in the Mortgaged Property to secure the Mortgage Loan. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” for additional information.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable options) and, (ii) except as noted below or in the exceptions, if any, to representation and warranty number 34 on Annex D-1, representation and warranty number 34 on Annex E-1 and representation and warranty number 36 on Annex F-1 located on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Burlingame Point Mortgage Loan (9.9%), pursuant to a municipal lease (the “Municipal Lease”) the State of California acting through the State Lands Commission (the “State Lands Commission”) leases to the borrower rights of way over three parcels that are adjacent to the Mortgaged Property (the “Burlingame Rights of Way”). Each parcel either has been developed or is expected to be developed with certain public improvements, with respect to which the borrower has certain maintenance obligations. With respect to the third parcel, containing a public park known as Fisherman’s Park, the borrower is seeking to amend the Municipal Lease to eliminate the borrower’s obligation to finalize construction of certain improvements thereon, which obligation is capped at $200,000 plus design costs, with respect to which obligations the borrower reserved with the lender $419,640 at origination of the Mortgage Loan in the unfunded obligations account. The borrower’s leasehold interest in the described Rights of Way will become collateral for the Mortgage Loan if the State Lands Commission consents. The Burlingame Rights of Way leasehold interests were given no value for purposes of underwriting and the appraised value.

With respect to the 909 Third Avenue Mortgage Loan (4.1%), the Mortgage Loan is secured by the related borrower’s leasehold interest in the Mortgaged Property. The related ground lease between the borrower, as ground lessee, and 909 Third Fee Owner LLC, as ground lessor, has an expiration date on May 31, 2041, with an extension option for 22.5 years to extend the term of the ground lease to November 30, 2063 (which is more than 20 years beyond the stated maturity date of the Mortgage Loan). Annual rent under the ground lease is an amount equal to $1,600,000. Following an assignment of the ground lease to the holder of the Mortgage Loan, the ground lease is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor, but, provided no event of default is occurring at the time of such assignment, during the continuance of the lease with the United States Postal Service, subject to the consent of the United States government if legally required, to (i) a corporation authorized to do business in the State of New York, (ii) a partnership (as defined in the ground lease) with its principal place of business in New York County, (iii) an individual natural person, or (iv) any one of such parties as a trustee or nominee upon compliance with certain requirements set forth in the ground lease.

With respect to the 2600 El Camino Real Mortgage Loan (3.8%), the Mortgage Loan is secured by the related borrower’s leasehold interest in the Mortgaged Property. The related ground lease between the borrower, as ground lessee, and The Board of Trustees of the Leland Stanford Junior University, as ground lessor, has an expiration date on September 30, 2051 (which is more than 20 years beyond the stated maturity date of the Mortgage Loan on April 6, 2031). Annual rent under the ground lease is an amount equal to the sum of (i) a minimum annual rent of $550,000 (the “Minimum Annual Rent”), subject to a schedule of escalations set forth in the related ground lease and (ii) 25% of the borrower’s adjusted gross income with respect to the Mortgaged Property for the applicable lease year (as calculated under the ground lease) less the amount of Minimum Annual Rent paid during such lease year. The related ground lease does contain certain customary lender protections, except that (i) the ground lessee has certain unilateral rights under the related ground lease to terminate the ground lease following a material casualty or condemnation, (ii) in the event the ground lease is assigned to the holder of the Mortgage Loan, any future assignee is subject to the reasonable consent of the ground lessor based on certain criteria set forth in the Ground Lease, (iii) all subleases are subject to the ground lessor’s reasonable prior written consent, which consent is required to be given or withheld within 15 business days after the ground lessee’s request therefor and (iv) the lender’s right to enter into a new lease in the event of a termination of the ground lease resulting from a default by the ground lessee is contingent upon the lender curing any defaults (which are susceptible of being cured) within certain time frames set forth in a separate estoppel certificate delivered to the lender).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

COVID Considerations

The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. The information in the following table was based on reports and data aggregated from the related borrower’s existing financial and operational reporting systems and in certain circumstances was produced on an interim or ad hoc basis or was provided by the related borrower verbally. While we have no reason to believe the information presented is not accurate, we cannot assure you that it will not change or be updated in the future. See “Description of the Top 15 Mortgage Loans” on Annex A-3 for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
1	Burlingame Point	GSMC, GACC, JPMCB	Office	3/31/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
2	Soma Teleco Office	GACC	Office	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(1)	100.0%	100.0%	100.0%	100.0%
3	Amazon Seattle	GACC	Office	3/26/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(2)	99.6%	99.6%	99.6%	99.6%
4	4800-4900 Fournace Place	GSMC	Office	3/31/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
5	909 Third Avenue	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	99.9%	99.9%	99.9%	99.9%
6	Phillips Point	GSMC	Office	4/1/2021	3/6/2021	NAP	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
7	2600 El Camino Real	GSMC	Office	3/19/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
8	175 Progress Place	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
9	Boston Scientific	GACC	Industrial	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
10	1985 Marcus	GSMC	Office	3/10/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
11	2501 Seaport	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(3)	96.8%	97.5%	96.8%	97.5%
12	100 Bradley	GACC	Self Storage	3/29/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(4)	87.0%	87.0%	87.0%	87.0%
13	618 Bushwick	JPMCB	Multifamily	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	99.0%	96.9%
14	Amazon Campbellsville Fulfillment Center	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
15	30 Hudson Yards 67	JPMCB	Office	4/1/2021	4/7/2021	NAP	NAP	Y(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
16	Nautica Pointe	GSMC	Multifamily	3/31/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
17	The Galleria Office Towers	CREFI, JPMCB	Office	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	Y	96.6%	99.9%	98.6%	99.4%
18	GE Aviation New Hampshire	GSMC	Industrial	4/7/2021	5/6/2021	NAP	NAP	NAP	N	N	NAP	100.0%	100.0%	100.0%	100.0%
19	2000 Collins Avenue	JPMCB	Retail	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	Y(6)	100.0%	100.0%	100.0%	100.0%
20	U.S. Industrial Portfolio VI	GSMC	Industrial	4/7/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
21	JW Marriott Nashville	GSMC	Hospitality	3/31/2021	4/6/2020	Y(7)	Y(7)	Y(7)	Y(7)	Y(7)	NAP	NAP	NAP	NAP	NAP
22	The Promontory	JPMCB	Office	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
23	18 Spencer Street	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
24	Boca Office Portfolio	CREFI	Mixed Use	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	Y	97.2	97.2	98.4	98.4
25	Cabinetworks Portfolio	GSMC	Industrial	4/7/2021	12/6/2020	Y	Y	Y	N	N	NAP	100.0%	100.0%	100.0%	100.0%
26	Live Nation Downtown LA	CREFI	Retail	4/6/2021	4/6/2020	Y(8)	Y(8)	Y(8)	Y(8)	Y(8)	Y(8)	100.0%	100.0%	100.0%	100.0%
27	Kokot Portfolio	CREFI	Multifamily	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	96.2%	96.2%	96.2%	96.2%
28	16-18 Squadron Boulevard	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y	99.6%	100.0%	100.0%	100.0%
29	Expressway Marketplace	GACC	Retail	3/10/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(9)	100.0%	100.0%	100.0%	100.0%
30	7828 Georgia Avenue NW	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
31	141 Livingston	CREFI	Office	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
32	2233 Nostrand Avenue	CREFI	Mixed Use	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
33	Birmingham Mixed Use Portfolio	GACC	Various	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	Y(10)	98.5%	98.0%	98.5%	98.0%
34	1111 Southern Minerals Road	JPMCB	Mixed Use	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
35	At Home - Willow Grove	GSMC	Retail	3/31/2021	12/6/2019	Y	Y	Y	N	Y(11)	N	100.0%	100.0%	100.0%	100.0%
36	VanWest MI Portfolio	CREFI	Self Storage	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
37	Teel Plastics Portfolio	GACC	Industrial	3/11/2021	2/6/2021	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
38	Signal Hill Gateway	GACC	Retail	3/30/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(12)	100.0%	100.0%	100.0%	100.0%
39	Rouzan Marketplace	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
40	Radiance Technologies	CREFI	Office	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
41	475 Grand Street	CREFI	Multifamily	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
42	Mile High Multifamily Portfolio	JPMCB	Multifamily	4/1/2021	5/1/2021	NAP	NAP	NAP	N	N	N	NAV	89.8%	NAV	92.2%
43	Mid Cape Flex	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(13)	90.8%	92.2%	90.8%	92.2%
44	500 W Superior	CREFI	Retail	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	Y(14)	100.0%	100.0%	100.0%	100.0%
45	PDX Front Ave Industrial	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
46	2517 North Ontario	CREFI	Industrial	4/6/2021	5/6/2021	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	February Debt Service Payment Received (Y/N)	March Debt Service Payment Received (Y/N)	April Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full February Rent Payment (%)	UW February Base Rent Paid (%)	Occupied SF or Unit Count Making Full March Rent Payment (%)	UW March Base Rent Paid (%)
47	4 Storage - Red Lion	CREFI	Self Storage	4/6/2021	4/6/2021	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%

(Footnotes on table on the following page)

(1)	Soma Teleco Office – One tenant (476 SF; 0.4% of the NRA; 0.0% of UW Base Rent) requested and was granted rent relief in the form of deferred rent from April through June 2020. Following the deferred rent period, the tenant discontinued paying rent and is expected to vacate upon its lease expiration. The tenant is not included in the lender’s underwritten rent.

(2)	Amazon Seattle – One tenant (2,418 SF; 0.3% of NRA; 0.3% of UW Base Rent), requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of twelve months through March 31, 2021.

(3)	2501 Seaport – Two tenants at the 2501 Seaport Mortgaged Property requested short-term rent deferrals due to the COVID-19 pandemic. These tenants account for 2.5% of base rent and 3.2% of net rentable area.

(4)	100 Bradley – One tenant (34,001 cubic feet.; 7.2% of managed storage NRA; 14.8% of managed storage UW Base Rent) requested and was granted rent relief from May through July 2020, but no discounts were given, and repayment was made in full from September to December 2020.

(5)	30 Hudson Yards 67 – The property is open and operational; however, Facebook (the subtenant) is currently completing build-out of its space. Related (the prime tenant) commenced paying rent in January 2021.

(6)	2000 Collins Avenue – Certain of the tenants were granted deferred rent or rent abatements in 2020, none of which is still ongoing. In addition (a) Bagatelle entered into a lease modification in October 2020 whereby the tenant pays percentage rent equal to 10% of gross sales until September 30, 2021, after which the rent payment requirement will revert to a fixed rent payment; (b) Future Mode of Miami was granted a 50% rent abatement for the month of March 2021; and (c) Hennah International was permitted to pay percentage rent equal to 10% of gross sales for the months of January, February and March of 2021.

(7)	JW Marriott Nashville – In April 2020, the mortgage loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a 6-month guaranty for debt service, taxes and insurance payments that expired in October 2020. In October 2020, the mortgage loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-month debt service reserve to be applied to monthly payments from October 2020 through March 2022.

(8)	LiveNation Downtown LA – in March 2020, the sole tenant, Live Nation Worldwide, went dark and failed to make the rent payment due in April 2020. On or about April 6, 2020, the lender delivered a notice to the borrower regarding the occurrence of a specified tenant trigger period arising under the Mortgage Loan documents due to Live Nation Worldwide suspending operations and failing to pay the rent due in April 2020. The borrower thereafter failed to make the debt service payment due in April 2020. On April 30, 2020 the lender, borrower and related guarantor entered into a side letter agreement whereby the lender agreed, notwithstanding the existence of a trigger period, to disburse debt service reserve funds to the borrower on a one-time basis for the payment of the debt service due in April 2020. The side letter agreement also permitted the borrower to enter into a lease amendment with Live Nation Worldwide pursuant to which an upstream entity of the tenant, Live Nation Entertainment, Inc., would provide a guaranty of the related lease in exchange for: (i) a waiver of the obligation of Live Nation Worldwide to make the unpaid April 2020 rent payment to the borrower, (ii) a rent abatement in the amount of approximately $420,000 through October 2020, and (iii) a reduction of monthly base rent from $148,000 to $140,000. The Live Nation Downtown LA Mortgage Loan is currently in a cash flow trigger due to both (x) Live Nation Worldwide being dark in its space and (y) Live Nation Entertainment, Inc., which at the time of origination was rated Ba3/BB by S&P/Moody’s, being downgraded two notches below the minimum credit rating of BB-/Ba3 to its current rating of B2/B+. There may be other defaults, events of defaults and/or additional trigger periods and specified tenant trigger periods under the related Live Nation Downtown LA Mortgage Loan that may now or hereafter exist, but, as of the Closing Date, the lender has not exercised any of its remedies with respect thereto.

(9)	Expressway Marketplace – Four tenants requested and received rent relief in 2020 including: (i) one tenant (14,000 SF; 7.4% of UW Base Rent) received a rent reduction from April through August 2020; (ii) one tenant (6,000 SF; 4.7% of UW Base Rent) received a 50% base rent deferral from April through June 2020, which the tenant has since paid back in full, (iii) one tenant (11,250 SF; 7.7% of UW Base Rent) received a five month rent abatement from April through August 2020; (iv) one tenant (1,304 SF, 1.6% of UW Base Rent) received a two month rent deferral, which has since been paid back in full.

(10)	Birmingham Mixed Use Portfolio – One tenant, Ampersandwich, representing 2.46% of NRA and 2.16% of UW Base Rent, received a 50% rent deferral from January 1, 2021 through March 31, 2021.

(11)	At Home - Willow Grove – In April 2020, the loan was modified to split the $12.15 million loan into an A Note of $10.15 million and a B Note of $2.00 million. The coupon on the A and B Note remains the same.

(12)	Signal Hill Gateway – One tenant (30,247 SF; 53.6% of NRA; 43.3% of UW Base Rent) requested and received a 75.0% rent deferral from May through October 2020 with the requirement to repay the deferred rent in 11 equal monthly installments commencing on February 1, 2021 and continuing on the first day of each month thereafter. One tenant (15,000 SF; 26.6% of NRA; 40.0% of UW Base Rent) requested and was denied rent relief.

(13)	Mid Cape Flex – One tenant at the Mid Cape Flex Mortgaged Property has requested rent relief. This tenant accounts for 9.2% of net rentable area and 7.8 of base rent. The loan is structured with a $100,000 upfront TI/LC reserve to account for any potential roll of this tenant.

(14)	500 W Superior – The tenant was granted eight months of base rent deferment from May 2020 thru December 2020, with the tenant agreeing to pay back the deferment in 24 equal monthly installments between January 2021 and December 2022. The tenant also received a seven-month deferment of operating expenses, which they must also pay back by December 2022.

See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than fifteen (15) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, and such ESAs may have recommended continuing implementation of an operations and maintenance plan and, in some cases, minor cost abatements depending on the property use and/or age. For some of the mortgaged real properties, the related ESAs may have noted that onsite underground storage tanks or leaking underground storage tanks previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as experience with past investigations, cleanups or other response actions, the quantities or types of hazardous materials involved, the absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action. In some such cases, even where regulatory closure was documented for past incidents the ESAs may have reported that requests to governmental agencies for any related files are pending. However, those ESAs nevertheless concluded that such incidents were not likely to be significant at the time they were prepared. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

With respect to the SOMA Teleco Office Mortgaged Property (8.5%), the lender was provided with a March 4, 2021 update (the “2021 Update”) to an ESA dated March 28, 2020 (the “2020 ESA”). The 2020 ESA identified a controlled REC (a “CREC”) relating to the Mortgaged Property being within the boundaries of the Article 22A Maher Zone (a zone designated pursuant to an ordinance (the “Maher Ordinance”) which requires San Francisco Department of Health oversight for the characterization and mitigation of hazardous substances in soil and groundwater in designated areas zoned for industrial uses, sites with industrial uses or underground storage tanks, sites with historic bay fill, sites in close proximity to freeways or sites with underground storage tanks), as to which previous investigations of properties within such zone have found fill material with elevated levels of metals and petroleum hydrocarbons as a result of the 1906 San Francisco earthquake and resulting fire. However, the ESA stated that there is no current legal obligation to disturb such fill materials that are capped beneath the existing structures and hardscape. If fill materials are encountered during construction or development activities which contain contaminants that exceed hazardous waste threshold concentrations, such materials will require special handling and disposal. Site mitigation and health and safety plans would also be required before construction activities involving the handling and the off-haul of the fill materials to designated landfills. Based on the fact that there is no legal obligation to remove the fill material in the Maher Zone, and that such materials if disturbed must be handled pursuant to the Maher Ordinance, the 2020 ESA concluded that the potential presence of hazardous historic fill located at the Mortgaged Property is a CREC. The 2021 Update concluded that the environmental consulting firm had not identified significant changes since the 2020 ESA.

With respect to the 4800-4900 Fournace Place Mortgage Loan (4.7%), the related Phase I ESA identified certain RECs at the Mortgaged Property in connection with (i) soil and groundwater impacts including, among other things, trichloroethylene (TCE), 1,1-dichloroethylene (DCE) and 1,2-dichloroethane (DCA), from prior industrial operations at the Mortgaged Property and certain adjacent properties by Chevron for which Chevron has been identified as the responsible party and remains responsible for ongoing monitoring and remediation activities and (ii) potential subsurface impacts from four 12,000-gallon underground storage tanks located at the Mortgaged Property for which the Phase I identified a lack of subsurface data.

With respect to the Phillips Point Mortgage Loan (4.0%), the related ESA identified a REC at the Mortgaged Property in connection with an electrical explosion of a transformer in an alley of the parking garage at the Mortgaged Property. Soil was removed from the alley by a response team from Florida Power & Light Company (“FPL”), but potential environmental impacts have not been ascertained. Because older transformers often contained capacitors which housed fluids containing polychlorinated biphenyls (“PCBs”), there is the potential for PCB contamination at the site. The environmental consultant determined that the presence of an exploded FPL transformer on the west parcel of the Mortgaged Property, which may have impacted surficial soil, and subsequently groundwater, is considered a REC; however, the environmental consultant also determined that any remediation of environmental impacts to the Mortgaged Property due to the transformer explosion would be the responsibility of FPL, the responsible party, and not the owner of the Mortgaged Property.

With respect to the 2600 El Camino Real Mortgage Loan (3.8%), the related ESA identified a REC at the Mortgaged Property in connection with the location of the Mortgaged Property in an area (the “California-Olive-Emerson Superfund Study Area”) impacted by a regional groundwater plume from the prior operations of certain entities, including Varian Medical Systems and Hewlett Packard, at nearby properties. Groundwater and soil gas impacts at the Mortgaged Property include, among other things, tetrachloroethene (PCE), trichloroethylene (TCE) and 1,1,1- trichloroethane (1,1,1-TCA). According to the related ESA, responsible parties for the REC include, among others, Hewlett Packard, and the California-Olive-Emerson Study Area remains subject to ongoing vapor intrusion controls and groundwater monitoring by such responsible parties under the oversight of the San Francisco Bay Regional Water Quality Control Board (the “Water Board”). The Mortgage Loan documents require the borrower to, among other things, (i) provide any necessary access to the Mortgaged Property by the Water Board and any other applicable governmental authorities for the continued inspection and remediation of the Mortgaged Property and the wider California-Olive-Emerson Superfund Study Area, (ii) use commercially reasonable efforts to protect any existing vapor mitigation systems and related controls in place at the Mortgaged Property until the Water Board determines they are no longer necessary and (iii) comply with any operation and maintenance plan or separate work plans that may be implemented by the Water Board and any other applicable governmental authority.

With respect to the 175 Progress Place Mortgage Loan (3.8%), the related ESA identifies as a significant data gap for the Mortgaged Property a lack of documentation associated with an underground storage tank release reported in 1998 and with the closure of a cosmetic manufacturing facility that operated at the Mortgaged Property from 1962 through approximately 2013. The ESA consultant requested additional information associated with the closure of the former cosmetic manufacturing operations, which included hazardous substance use and storage and wastewater treatment. The consultant has noted that if this information is unavailable or inconclusive, additional actions may be recommended to address the data gap, including a subsurface investigation and/or proper decommissioning of the manufacturing equipment remaining onsite.

With respect to the Boston Scientific Mortgage Loan (3.3%), both Boston Scientific (the sole tenant), and the prior owner of the Mortgaged Property, along with certain unrelated parties, received special notice letters from the United States Environmental Protection Agency (the “EPA”) sent in November 2020 advising them that they are potentially responsible parties for the cleanup of a superfund site located in the vicinity of the Mortgaged Property and known as the Franklin Street Groundwater Contamination National Priorities List site (the “Superfund Site”). The EPA asserted that the Mortgaged Property might be a source of contamination and further investigation is warranted. The notice indicates that the EPA is seeking all of the named parties to perform a remedial investigation and a feasibility study of the entire Superfund Site, which potentially would include the Mortgaged Property, to determine if contaminants at the Mortgaged Property contributed to the pollution at the Superfund Site. If the Mortgaged Property is found to be a source of contamination, the superfund statute provides for strict joint and several liability for all current property owners.

The ESA for the Boston Scientific Mortgaged Property also noted the existence of the Superfund Site, which the ESA describes as a contaminated chlorinated solvent plume with no identified source located in Spencer, Indiana. The ESA states that the plume is contaminating a municipal well field. The site was first discovered in 2011. In 2014, the Indiana Department of Environmental Management detected tetrachloroethene (PCE) in raw water at all three active municipal wells. Despite several investigations in the area, the origin of the contamination is reportedly still unknown. The ESA also stated that it appears that chlorinated solvents were formerly used in manufacturing operations at the Mortgaged Property from approximately 1997 to 2002. The ESA concluded that based on the identification of the Mortgaged Property as a potential contributor to the Superfund Site, past on-site chlorinated solvent usage and the need for on-site data to resolve the designation, the Superfund Site is considered a REC.

Pursuant to an opinion of probable cost prepared by the lender’s environmental consultant for the Boston Scientific Mortgaged Property, the cost of remediation of the entire Superfund Site was estimated to be $1.8 million. At origination, the borrower obtained an Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) insurance policy from Beazley (Lloyds Syndicates 623/2623) covering the Mortgaged Property, with the borrower as named insured and the lender and its successors and assigns as additional named insured. The policy is in the amount of $10,000,000 per pollution condition and in the aggregate, with a deductible of $100,000 per pollution condition, has a ten-year term expiring March 10, 2031, and an automatic extended reporting period of three years.

With respect to the 1985 Marcus Mortgage Loan (3.1%), the related ESA identified a REC at the Mortgaged Property in connection with potential groundwater impacts including, among other things, 1,2-dichloroethene (1,2 DCE), tetrachloroethene (PCE) and trichloroethylene (TCE), from prior manufacturing operations at the Mortgaged Property and certain nearby properties. According to the ESA, Lockheed Martin has been identified as the responsible party for the REC and the borrower has no responsibility for any ongoing monitoring and remediation other than to provide Lockheed Martin with access to the Mortgaged Property to perform any such work. The ESA further concluded that no additional investigation appeared to be warranted at this time other than the ongoing investigations being conducted by Lockheed Martin and the New York State Department of Environmental Conservation.

With respect to the 2501 Seaport Mortgage Loan (2.8%), the related ESA identifies as a CREC for the Mortgaged Property its location within the Chester Waterfront Redevelopment Project and cleanup site (“CWRP”), which is an area along the Delaware River where historical heavy industrial operations caused impacts to soil and groundwater. In 2001, the EPA, Exelon, and the CWRP redevelopment party executed a Consent Order Agreement that entered the CWRP into the Pennsylvania Department of Environmental Protection (“PADEP”) voluntary cleanup program (“Act 2”) to address the environmental impacts caused by historic industrial activities. Under this Consent Order Agreement, Exelon was identified as the party responsible for investigating and remediating the CWRP. In 2002, PADEP approved a cleanup plan for the CWRP using site-specific cleanup standards. According to the ESA, the only site-specific standard exceedance identified at the Mortgaged Property was arsenic in surface soils located in the northcentral portion of the site. Between September 2002 and November 2003, remedial activities were conducted on the overall redevelopment area, including excavation and off-site disposal of arsenic impacted soils at the Mortgaged Property. The excavated area was backfilled with clean fill and paved over with asphalt. In 2004, PADEP approved the remedial activities conducted at the CWRP and confirmed that remediation under Act 2 had been completed; although based upon site-specific standards used, the CWRP, including the Mortgaged Property, were restricted to non-residential use. Given that Exelon has been identified by PADEP as the responsible party for the CWRP, that PADEP has identified remediation of the CWRP under Act 2 to be complete, that current and future uses of the Mortgaged Property are restricted to non-residential activities, and that groundwater is not used at the property, the ESA consultant determined that no further investigation into this matter was necessary. However, the ESA consultant did recommend continued compliance with any remaining requirements in the 2001 Consent Order Agreement.

With respect to the 18 Spencer Street Mortgage Loan (1.6%), the related ESA identifies adjacent properties with known soil and groundwater impacts a as a REC for the Mortgaged Property. Regulatory databases reviewed as part of the ESA indicated that the impacted subsurface at adjacent sites have not been vertically or horizontally delineated and that impacted groundwater associated with the adjacent properties likely extends onto the Mortgaged Property. The ESA consultant submitted a request to the New York State Department of Environmental Conservation (“NYSDEC”) to obtain records associated with the environmental impacts at those sites adjacent to the Mortgaged Property; however, at the time of the ESA, the NYSDEC had not responded to such request and pending receipt, the ESA consultant recommended limited air testing within the basement area of the Mortgaged Property to determine the presence/absence of impacts associated with the groundwater plume in the surrounding area. The consultant has estimated the cost of such testing to be $3,000-$4,000.

With respect to the 7828 Georgia Avenue NW Mortgage Loan (1.1%), the related ESA identifies as a REC for the Mortgaged Property dry cleaning and gasoline service station operations both historically conducted onsite. Various groundwater sampling events conducted at the Mortgaged Property identified impacts to groundwater indicative of a dry cleaning solvent release as well as indicative of a gasoline release. The ESA consultant notes that the impacts have not been reported to the District of Columbia Department of Energy and Environment (“DOEE”). The consultant additionally notes that, given impacts to groundwater, there exists the potential for vapor intrusion concerns within the structure constructed on the former location of the gasoline station.

With respect to the VanWest MI Portfolio Mortgage Loan (0.8%), the related ESA identifies two on-site wells used for drinking water that have not undergone any recent sampling at the Rockford Mortgaged Property. Accordingly, the ESA consultant recommended that these on-site wells be inspected and tested to ensure that they meet the water quality standards required by the state and county health departments.

With respect to the 1111 Southern Minerals Road Mortgage Loan (0.8%), the related ESA indicated the following RECs:

●	The Mortgaged Property was used for commercial/light industrial purposes, including equipment service and repair operations, between approximately 1975 and 2016. The ESA indicated that, while reports from a subsurface investigation from 2010 indicating no evidence of reportable release, such assessment did not include groundwater assessment, and concluded that such limited scope and lack of groundwater sampling constituted a REC.

●	According to the Texas Commission on Environmental Quality Central Registry and the regulatory database, the Mortgaged Property was a truck refueling facility, was formerly equipped with two 2,000-gallon steel single underground storage tanks, and is currently listed with an inactive petroleum storage tank. As of the delivery of the ESA, the files necessary to confirm the contents of the previously present USTs had been requested but not delivered. Based on the absence of data, the ESA indicated the possibility of contamination cannot be ruled out and constitutes a REC.

●	According to a review of the Railroad Commission of Texas GIS map, there are two plugged oil wells located within 500 feet of the Mortgaged Property. Additionally, according to a review of aerial photographs and historic topographic maps, the Mortgaged Property and the surrounding area were formerly part of an oil field. Therefore, the ESA concluded, there remains a concern for the potential emission of methane and hydrogen sulfide gases accumulating within the building interiors, and, therefore, the former use of the Mortgaged Property and surrounding area as part of an oil field represents a REC.

Despite the foregoing RECs, the ESA indicated that the Mortgaged Property recently underwent a redevelopment, which involved complete paving over or improved structure that limits exposure to the subsurface and, therefore, recommended no further investigation.

With respect to the Signal Hill Gateway Mortgage Loan (0.7%), the related ESA identified as an environmental concern that three oil wells were located on the north, east and south sides of the Mortgaged Property.

With respect to the 475 Grand Street Mortgage Loan (0.6%), the related ESA identifies as a REC for the Mortgaged Property historic dry cleaning operations at a neighboring site. Dry cleaning operation took place at the parcel adjacent to the Mortgaged Property from 1959 to 1979, prior to the establishment of environmental regulatory oversight and during a time when certain hazardous materials were regularly used in the dry cleaning process. Accordingly, the ESA consultant determined the historical dry cleaning activities to represent a potential vapor concern to the Mortgaged Property and recommended indoor air testing. Such testing was conducted at the Mortgaged Property to assess potential vapor intrusion concerns and results are pending. Should sampling identify the existence of vapor intrusion at the Mortgaged Property above applicable standards, the installation of a subsurface vapor extraction system would be required, the cost of which has been estimated to be $10,000.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”) required by the franchisors.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance and (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Burlingame Point Mortgage Loan (9.9%), in addition to approximately $93.5 million in tenant improvement allowance, the sole tenant, Facebook, is reportedly investing approximately $171.0 million out-of-pocket on the buildout of its space including, but not limited to, office space, a fitness center, cafeteria and kitchen. We cannot assure you that Facebook will make this investment as expected or at all. See “—Tenant Issues—Lease Expirations and Terminations—Other”.

With respect to the Amazon Seattle Mortgage Loan (7.4%), which is an acquisition loan, commencing in 2015, the Mortgaged Property has undergone an extensive redevelopment from a department store to an office building by the prior owner of the Mortgaged Property. As of origination, certain portions of the redevelopment, consisting of the new lobby and the level one premises, together totaling 23,578 square feet (3.0% of total net rentable area), which are leased to the largest tenant, Amazon.com Services LLC, have not been completed. Amazon.com Services LLC will be entitled to credits against its rent in the amount of one day of base rent for such phase for each day of delay for the first 45 days, and two days of base rent for such phase for each day of delay thereafter, (i) if the new lobby is not delivered to it with landlord work sufficiently completed to allow for the construction of tenant’s improvements without material interference from landlord or landlord’s contractors, by November 30, 2021, and (ii) if the new lobby is not delivered to it by August 15, 2021, or the level one premises is not delivered to it by July 15, 2021, in each case with landlord work completed and with a temporary or permanent certificate of occupancy or legal equivalent. Amazon.com Services LLC will also have termination rights as to each such portion of the premises if they are not completed by specified dates, as described under “—Tenant Issues—Lease Expirations and Terminations—Terminations.” The prior owner of the Mortgaged Property is required to complete construction of such premises pursuant to the purchase agreement for the Mortgaged Property between the prior owner and the borrower. At origination, the prior owner deposited $22,900,151 into escrow pursuant to an escrow agreement by and among the prior owner, the borrower, the condominium association related to the Mortgaged Property and a title insurance company to cover the costs of completion of such remaining premises (as well as costs related to completion of premises for a retail tenant), and deposited $2,000,000 into escrow pursuant to escrow instructions among the prior owner, the borrower and such title insurance company to cover any rent credits due to Amazon.com Services LLC as a result of delay in such completion. Such escrows have been collaterally assigned to the lender. In the event that the borrower is entitled to receive any amount from the related escrow with respect to rent credits due to Amazon.com Services LLC, it is required to deposit such amount into a free rent account held with the lender. In addition, the loan documents require the borrower to obtain lender consent to any material modification or termination of such escrow arrangements. Such arrangements, however, may provide less protection to the lender than would be the case if the related escrows were held under the loan documents. For example, the lender does not have direct control over releases from such escrows and does not have the right to apply such escrows to the debt upon an event of default.

With respect to the Mile High Multifamily Portfolio Mortgage Loan (0.5%), the Mortgage Loan documents require the borrower to invest a minimum of $960,000 for improvements to the units and buildings at the Mortgaged Properties within the first five years of the term of the Mortgage Loan, and provide the lender with evidence reasonably satisfactory to the lender that such investment and improvements have been made. The borrower deposited $360,000 at loan origination.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller or other originator obtained a current (within eight (8) months (with the exception of At Home – Willow Grove (16 months) and 475 Grand Street (14 months) of the origination date of the Mortgage Loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.

Engineering Reports

In connection with the origination of each Mortgage Loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within fourteen (14) months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each Mortgage Loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes” and “—German American Capital

Corporation—DBRI’s Underwriting Guidelines and Processes”. For example, in this regard we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1, representation and warranty number 24 on Annex E-1 and representation and warranty number 26 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Litigation and Other Considerations

There may be pending or threatened legal proceedings against, or other past or present criminal or adverse regulatory circumstances experienced by, the borrowers, the borrower sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation or condemnation proceedings.

With respect to the SOMA Teleco Office Mortgage Loan (8.5%), there is currently litigation between an affiliate of the entity that sold the related Mortgaged Property to the borrower (“Initial Landlord”) and the tenant, Fortress SF1, LLC (“Fortress”, and such litigation, the “Fortress Litigation”) relating to the 2,580 SF (2.3% of net rentable area) Meet Me Room Facility Lease (“MMR Lease”) for the Meet-Me-Room at the Mortgaged Property, in which Fortress alleges that Initial Landlord failed to enforce Fortress’ exclusive rights granted in the MMR Lease to provide Meet-Me-Room services to all tenants entering into leases after the MMR Lease was executed (“Future Tenants”) and, in certain circumstances, in connection with “new connections” entered into by then existing tenants, and failed to comply with provisions of the MMR Lease requiring Initial Landlord to include language in all Future Tenants’ leases stating that Fortress is granted exclusive rights to provide MMR services at the Mortgaged Property. In order to effect the acquisition of the Mortgaged Property by the borrower, the equity in the Initial Landlord was sold to the borrower sponsor, and the borrower is currently a subsidiary of the Initial Landlord. The borrower claims that, in each instance either the Fortress claims are without merit or no damages have been incurred by Fortress. The Initial Landlord filed a cross-complaint in the Fortress Litigation. There can be no assurance that the Fortress Litigation will not result in the borrower or non-recourse carveout guarantors owing damages or a settlement amount to Fortress, or as to what the amount of any such damages or settlement amount would be. The loan documents provide that the borrower and non-recourse carveout guarantors will be responsible (on a recourse basis) for certain losses incurred in connection with the Fortress Litigation and have guaranteed (on a recourse basis) payment of any judgment or settlement amount incurred while the Mortgage Loan is outstanding. There can be no assurance that the non-recourse carveout guarantors will have the resources to, or will, perform such obligations.

With respect to the 4800-4900 Fournace Place Mortgage Loan (4.7%), one of the related borrower sponsors, Osama Abdullatif, has been involved in multiple actions with his former business partner, Ali Choudhri, relating to, among other things, disputes over property ownership and loan defaults.

With respect to the 2600 El Camino Real Mortgage Loan (3.8%), one of the related borrower sponsors, Peter Pau, is a defendant to an action brought by an entity seeking to collect on a judgment in favor of a former spouse of an investor in Los Altos-El Camino Associates LLC (“Los Altos”), a limited liability company of which Mr. Pau is the managing member, which judgment awarded the former spouse ownership of the investor’s interest in Los Altos. The plaintiff, to whom the former spouse assigned a 50% interest in such judgment, alleges that the applicable membership interest (which the investor purported to transfer to Mr. Pau in 2015 for approximately $1,000,000) was conveyed to Mr. Pau in violation of the judgment and seeks damages in an amount equal to, among other things, the fair market value of the applicable portion of the membership interest and related costs and attorney’s fees. Mr. Pau is also a defendant to an action filed by a plaintiff seeking a real estate commission in connection with the acquisition of portions of a mall by an entity in which Mr. Pau is an investor. A trial is scheduled to commence in April 2021.

With respect to the 618 Bushwick Mortgage Loan (2.5%), the following litigations are currently pending:

●	The non-recourse carveout guarantors, Jacob L. Sacks and James P. Wiseman, are subject to a civil litigation in Kings County Supreme Court. The plaintiff alleges that he was a member of a limited liability company with the guarantors, and that the guarantors obtained a loan pursuant to the Paycheck Protection Program (the “PPP Loan”) administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020 and disbursed the PPP Loan proceeds to persons who did not provide service to the company. The guarantors have denied any improper disbursement of the PPP Loan and that the plaintiff was a member of such limited liability company, and have moved to dismiss the case. The plaintiff has requested an accounting to verify the foregoing matter, but has not asserted a monetary damage claim.

●	James Wiseman is also a named defendant in a number of personal injury cases related to certain establishments in which he has equity interests. With respect to one of four separate cases filed between 2018 and 2019 in the Kings County Supreme Court arising from a single incident, the administrator of the estate of a deceased plaintiff has alleged that the defendant was operating his car intoxicated from the alcohol he had consumed at the restaurant (in which James Wiseman owns equity interests) where the defendant was allegedly served a number of alcoholic drinks while visibly intoxicated. It is then alleged that the defendant failed to stop and drove his vehicle onto a sidewalk where the decedent was struck by the vehicle operated by the defendant. Three other lawsuits involving injuries allegedly caused by the same defendant on the same day, together with the administrator of the estate of the deceased plaintiff, have further alleged, among other things, (a) the owners of the restaurant undercapitalized and underinsured the restaurant, (b) the owners of the restaurant failed to adhere to required corporate formalities, (c) negligent hiring, training and retention, and (d) wrongful death of the decedent. All of the related cases are currently in discovery. James Wiseman was uninvolved in the incident and is named as a defendant only as an equity owner of the restaurant. While the lawsuits are being handled by insurance, it is unclear what the total potential damages are being sought and whether insurance coverage will ultimately be sufficient.

●	Wildenstein & Co. Inc., which owns approximately 98% indirect equity in the borrower, is a named defendant in a civil litigation filed in the Southern District of New York relating to the sale of a piece of art in 1985. It is alleged that Wildenstein & Co. Inc. represented a piece of art was an original Bonnard (a French painter) without taking proper steps to verify the authenticity of the artwork before selling the artwork to plaintiff’s predecessor-in-interest. Plaintiff is seeking a judgment in the amount of $275,000, representing the price paid for the painting, expenses of $50,000, interest at the statutory rate from the time of the purchase and reasonable attorneys’ fees.

●	Guy Wildenstein, a director of Wildenstein & Co. Inc., was indicted in French courts in April 2015 for tax fraud and money laundering in connection with the estates of his family members. He was initially found not guilty in 2016, but the French government has appealed the case and the high court of France has ordered a new trial, with no trial date set.

With respect to the 2000 Collins Avenue Mortgage Loan (1.8%), one of the non-recourse carveout guarantors of the Mortgage Loan, Elyahu Cohen, is a defendant in a pending case filed in June 2020 in the Supreme Court of New York by the plaintiff alleging breach of contract. Elyahu Cohen is a defendant as a guarantor in connection with a number of mezzanine loans secured by a hotel project. The case is currently in mediation.

With respect to the Boca Office Portfolio Mortgage Loan (1.6%), one of the related nonrecourse carveout guarantors, James Caprio, was charged with fraud by the SEC in May 2009 in connection with his employment at Brookstreet Securities Corp. in which the broker-dealer was found to have misrepresented investments in collateralized mortgage obligations as safe and suitable for retirees. In connection with this charge and other similar offenses, Mr. Caprio reached a settlement with the SEC, pursuant to which James Caprio agreed to disgorgement of profits, civil penalties, and a bar from associating with any broker, dealer, or investment adviser for a period of ten years beginning in January 2011. Prior to the above related issue, James Caprio had certain other additional infractions, including, without limitation, a cease and desist injunction initiated by the SEC in January 2005 resulting in a monetary penalty of $125,000 and a six month suspension ordered in January 2006.

With respect to the 2233 Nostrand Avenue Mortgage Loan (0.9%), one of the borrower sponsors and nonrecourse carveout guarantors, Joel Wertzberger, is subject to several pending lawsuits. One such lawsuit concerns the proceeds of a life insurance policy which Mr. Wertzberger collected. The grandchildren of the insured have filed suit against Mr. Wertzberger seeking $3,000,000 of the proceeds which they claim they are owed pursuant to a side agreement entered into with Mr. Wertzberger’s predecessor in interest. A similar lawsuit concerns a dispute over a $5,000,000 payout of an insurance policy which Mr. Wertzberger is accused of wrongfully collecting. The case was dismissed in 2013, which dismissal was ultimately upheld by the appellate court, however, the present action in which the plaintiffs are attempted to recover legal fees has not been resolved. A third lawsuit filed in 2018 concerns the alleged fraudulent sale of a property in 2006. The plaintiff alleges that the property was sold without her consent and has filed suit against all parties associated with the sale. The total notional exposure is $200,000 from four defendants. A fourth lawsuit concerns a reimbursement for property taxes. Mr. Wertzberger acquired a property out of foreclosure, successfully applied for a tax abatement for the property, and then received a credit for taxes paid on the property. The previous owner has filed a lawsuit to claim a tax reimbursement.

With respect to the Rouzan Marketplace Mortgage Loan (0.7%), the borrower sponsor and nonrecourse carveout guarantor, Joseph T. Spinosa, is subject to pending lawsuits relating to a large mixed-use development located in Baton Rouge commonly referred to as Perkins Rowe. Mr. Spinosa sponsored a $170,000,000 construction loan which was subject to a maturity default in July 2009. The borrower entity under that loan filed Chapter 11 bankruptcy for debtor in possession reorganization protection, and a reorganization plan was approved in 2012. Of the three lawsuits derived from the Perkins Rowe development, two have been determined in favor of Mr. Spinosa and are being appealed. The third lawsuit, in the amount of $465,000, remains open.

We cannot assure you that any such proceeding would not have an adverse effect on, or provide any indication of the future performance of the borrowers, borrower sponsors and managers related to, the Mortgage Loans.

With respect to certain of the Mortgage Loans, the related borrower, borrower sponsor, guarantor and/or their respective affiliates may be subject to multiple pending lawsuits, for claims related to, among other things, torts, negligence, personal injury, and premises liability. Such legal proceedings and other disputes may be covered by insurance. We cannot assure you that any such insurance will be adequate to cover litigation, disputes and related expenses. In addition, certain types of litigation may not be covered by insurance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Thirty (30) of the Mortgage Loans (67.8%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan secured by the Mortgaged Property.

Thirteen (13) of the Mortgage Loans (26.0%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Three (3) of the Mortgage Loans (4.6%) were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

One (1) of the Mortgage Loans (1.6%) were, in whole or in part, originated in connection with the borrower’s recapitalization and acquisition of the related portfolio of Mortgaged Properties.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans prior to the date of origination, (a) related borrowers, sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership. For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), the borrower disclosed four former defaults on commercial mortgage loans, which resulted in a deed-in-lieu of foreclosure on a $20 million commercial mortgage loan in 2010, a workout of a $28 million mortgage loan secured by office properties in 2011, a loan extension on a $25 million mortgage loan secured by an office portfolio in 2011 and a deed-in-lieu of foreclosure on a $15 million commercial mortgage loan in 2012.

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), the related borrower sponsor or its affiliates have been subject to defaults and workout proceedings on commercial mortgage loans. Recent examples include (1) a securitized mortgage loan secured by a shopping mall which experienced a maturity default in August 2019 on an approximately $74 million balloon payment, as to which the special servicer previously reported that it retained counsel for potential foreclosure or receivership proceedings and was also pursuing a potential modification and transfer of interest with a third party, and (2) a $150 million original principal balance securitized mortgage loan secured by inline and outparcel space at a shopping mall , as to which a one-year maturity extension was entered into in August 2019 and as to which the special servicer previously reported that a further extension and modification was under discussion.

●	With respect to the 4800-4900 Fournace Place Mortgage Loan (4.7%), the related borrower sponsor previously sponsored two other real estate projects securing loans that went into default and were subject to foreclosure proceedings that were filed in 2010 and 2011, respectively.

●	With respect to the 2600 El Camino Real Mortgage Loan (3.8%), the related borrower sponsor has previously sponsored other real estate projects securing loans that went into default and were subject to foreclosure proceedings in the last 10 years.

●	With respect to the Nautica Pointe Mortgage Loan (2.1%), the related borrower sponsor previously sponsored a real estate project securing a loan that went into default and was subject to a deed-in-lieu of foreclosure in 2014.

●	With respect to the GE Aviation New Hampshire Mortgage Loan (1.9%), the related borrower sponsor previously sponsored two real estate projects securing loans that went into default and were subject to foreclosure proceedings in 2011 and 2014, respectively.

With respect to certain of the Mortgage Loans, related borrowers, sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID Considerations”.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have single tenants as set forth below:

●	Sixteen (16) of the Mortgaged Properties (26.4%) securing, in whole or in part, thirteen (13) Mortgage Loans, are leased to a single tenant.

●	Excluding Mortgaged Properties that are part of a portfolio of Mortgaged Properties, no Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 9.9% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

The Mortgaged Properties have certain tenant concentrations (among the five largest tenants (based on net rentable area)) across multiple Mortgaged Properties securing 2.0% or more of the Initial Pool Balance (based on allocated loan amount), as set forth below:

●	Amazon.com Services LLC is the largest tenant at the Amazon Seattle Mortgaged Property and the sole tenant at the Amazon Campbellsville Fulfillment Center Mortgaged Property (collectively, 9.9%).

●	GE is the fourth largest tenant at the 175 Progress Place Mortgaged Property and the largest tenant at GE Aviation New Hampshire Mortgaged Property (collectively, 5.7%).

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans— Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property, as identified on Annex A-1, have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

●	With respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, such Mortgaged Properties are occupied by a single tenant under a lease that expires prior to, or in the same year of, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Mortgage Loan Maturity Date/ARD
GE Aviation New Hampshire	1.9%	01/12/2031	04/06/2031
At Home – Willow Grove	0.8%	07/10/2029	11/06/2029
Radiance Technologies	0.7%	08/31/2029	04/06/2031
U.S. Industrial Portfolio VI - True Value	0.5%	02/28/2029	03/06/2031
U.S. Industrial Portfolio VI - Belnick	0.4%	06/01/2029	03/06/2031
2517 North Ontario	0.4%	03/25/2026	04/06/2031
U.S. Industrial Portfolio VI - Pro Con - 109 Maplewood Drive	0.2%	12/30/2030	03/06/2031
U.S. Industrial Portfolio VI - Pro Con - 2441 East Glendale Avenue	0.1%	12/30/2030	03/06/2031
U.S. Industrial Portfolio VI - Pro Con - 2430 East Glendale Avenue	0.1%	12/30/2030	03/06/2031

●	With respect to the Mortgage Loans shown in the table below, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property or portfolio of Mortgaged Properties (excluding Mortgaged Properties leased to a single tenant set forth in the bullet above) expire in a single calendar year prior to, or the same year as, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of Leased SF Expiring	Calendar Year of Expiration	Mortgage Loan Maturity Date/ARD
4800-4900 Fournace Place	4.7%	58.2%	2030	04/06/2031
2600 El Camino Real	3.8%	70.6%	2031	04/06/2031
16-18 Squadron Boulevard	1.2%	62.8%	2027	04/06/2031
7828 Georgia Avenue NW	1.1%	63.1%	2030	04/06/2031
141 Livingston	1.0%	96.4%	2025	03/06/2031
2233 Nostrand Avenue	0.9%	64.7%	2026	04/06/2031
PDX Front Ave Industrial	0.4%	65.9%	2031	04/06/2031

●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date (or, in the case of any ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

●	With respect to The Promontory Mortgage Loan (1.7%), leases representing 22.7% of the net rentable square footage of the Mortgaged Property expire in 2021 and leases representing 34.0% of the net rentable square footage of the Mortgaged Property expire in 2022.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including (i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease, (v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if the tenant is unable to exercise an expansion right, (viii) if the landlord defaults on its obligations under the lease, (ix) if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor, (x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time, (xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases, (xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time, or (xiii) based upon contingencies other than those set forth in this “—Lease Expirations and Terminations” section. In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable Mortgaged Property are permitted, an unaffiliated or affiliated third party. We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain termination rights or situations in which the tenant may no longer occupy its leased space rights or pay full rent.

In addition, certain of the tenant leases permit the related tenant to unilaterally terminate its lease or otherwise reduce its leased space upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the Amazon Seattle Mortgage Loan (7.4%) and the largest tenant, Amazon.com Services LLC, which represents approximately 87.8% of net rentable area and 95.4% of underwritten base rent, a portion of its premises comprised of the level one premises and a new lobby, totaling 3.5% of Amazon.com Services LLC’s leased net rentable area, has not yet been completed, and in addition, the new lobby has not yet been delivered. Amazon.com Services LLC has the right to terminate its lease as to the new lobby space if not delivered to it or not completed by February 2022 and the level one premises if not completed by January 2022. In addition, if any portion of Amazon’s expansion space (the final 198,056 square feet being leased to it), other than certain space (“Restricted Space”) designated for service and entertainment uses, cannot be used as office space or if any portion of the Restricted Space cannot be used for service and entertainment uses (as applicable, the “Affected Area”), due to the landlord’s failure to attain a necessary change in use of such space, then Amazon has the right to terminate the lease as to the Affected Area. See “—Redevelopment, Renovation and Expansion”.

●	With respect to the 4800-4900 Fournace Place Mortgage Loan (4.7%), the largest tenant, Harris Health, leasing approximately 58.2% of the net rentable area at the Mortgaged Property, has the right to (i) terminate its lease at any time after December 31, 2027 with at least 6 months prior written notice and payment of a termination fee and (ii) contract its space by up to 25% at any time after December 31, 2023 with at least 6 months’ prior written notice and payment of a termination fee. In addition, Harris Health has the right to terminate its lease at any time with at least four months’ prior written notice and payment of a termination fee if its related board of trustees or the Commissioners Court of Harris County determines, in their sole discretion, not to approve funding for Harris Health’s obligations under its related lease for the upcoming lease year.

●	With respect to the 909 Third Avenue Mortgage Loan (4.1%), the second largest tenant at the Mortgaged Property, IPG DXTRA, Inc., representing approximately 17.1% of the net rentable area, has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee. In addition, IPG DXTRA, Inc. has a one-time contraction option to reduce its leased space by approximately 20,000 square feet on March 1, 2024 with 12 months’ notice with payment of a contraction fee. The fourth largest tenant at the Mortgaged Property, Geller & Company, representing approximately 9.3% of the net rentable area, has the option to terminate its lease with respect to (i) the entirety of the 16th floor or a portion of space of at least 10,000 square feet, so long as at least 7,500 square feet remains, and (ii) the entirety of the 17th floor or a portion of space of at least 10,000 square feet, so long as at least 7,500 square feet remains, at any time after April 30, 2017, subject to the payment of termination fee. The termination option with respect to the 16th floor can only be exercised concurrently with the termination option with respect to the 17th floor or if the termination option has already been exercised with respect to the 17th floor.

●	With respect to the Phillips Point Mortgage Loan (4.0%), the second largest tenant, Akerman, Senterfitt & Eidson (representing approximately 10.8% of the net rentable square footage at the Mortgaged Property), has a one-time right to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice.

●	With respect to the 1985 Marcus Mortgage Loan (3.1%), (i) the largest tenant, JPMorgan Chase, leasing approximately 24.4% of the net rentable area at the related Mortgaged Property, has the right to terminate its lease effective on May 1, 2027 with prior written notice on or before May 1, 2026, (ii) the second largest tenant, Integra MLTC, Inc., leasing approximately 12.3% of the net rentable area at the Mortgaged Property, has the right to terminate its lease effective at any time after August 31, 2028 with at least 12 months’ prior written notice and (iii) the fifth largest tenant, PharMerica Corporation, leasing approximately 7.2% of the net rentable area at the Mortgaged

Property, has the right to terminate its lease effective on the last day of the 94th month following the related lease commencement date (which was on June 1, 2020) with at least 12 months’ prior written notice.

●	With respect to the 2501 Seaport Mortgage Loan (2.8%), the third largest tenant at the Mortgaged Property, Schenker, Inc., representing approximately 5.0% of the net rentable area, has the option to terminate its lease effective October 31, 2025 upon at least 12 months’ notice and payment of a termination fee.

Certain of the tenant leases may permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants by net rentable square footage at those Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), the largest tenant, Verizon Tenant, which leases approximately 46.3% of the net rentable area at the Mortgaged Property, has the right to cancel its lease for cause as follows: (A) with respect to suite 201 (18.1% of total net rentable area), if (i) as a result of any construction in the path of tenant’s antennas, the premises are no longer suitable for tenant’s business, (ii) tenant’s proposed use of the premises is not permitted by any applicable laws or ordinances, or (iii) tenant is unable to obtain all necessary approvals of the Federal Communications Commission and any other governmental authorities asserting jurisdiction for the installation or operation of a microwave communications system, or any part thereof, or if such approvals are subsequently revoked or withdrawn, (B) with respect to suite 400 (8.8% of total net rentable area), if (i) third party construction activities interfere with the operation of tenant’s equipment or (ii) despite tenant’s good faith efforts, tenant fails to secure all applicable approvals, permits and licenses necessary to operate tenant’s equipment in the premises, and (C) with respect to suite 402 (9.7% of total net rentable area), if a governmental law or regulation (a) permanently prohibits the continued use of the premises (i) as a location at which tenant may receive or transmit communication signs or (ii) for the conduct of such communication business, or (b) imposes a material restriction on such receipt or transmission or the conduct of such communications business of tenant.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

In addition, certain of the tenant leases may permit a tenant to go dark at any time.

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. For example, set forth below are certain government leases that individually represent more than 5% of the base rent at the related Mortgaged Property and have these types of risks. In addition, one or more leases at certain Mortgaged Properties representing less than 5% of the base rent could also have these types of risks.

Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Tenant(s)	% of Net Rentable Area	% of U/W Base Rent
4800-4900 Fournace Place	4.7%	Harris Health	58.2%	72.5%
The Promontory	1.7%	National Weather Service	6.8%	8.4%
141 Livingston	1.0%	City of New York Department of Citywide Administrative Services	96.4%	96.2%
1111 Southern Minerals Road	0.8%	GSA	100%	100%
The Galleria Office Towers – Galleria Financial Center	0.5%	GSA	4.6%	8.2%

(1)	Subject to certain requirements under the related lease, on each anniversary date of the tenant’s lease commencement, the total monthly rent of the lease may be adjusted by changes in the Consumer Price Index (CPI) reflecting percentage increases.

Certain other tenants may have the right to terminate the related lease or abate or reduce the related rent if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

Certain of the tenant leases may permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Terminations” section.

With respect to the 175 Progress Place Mortgage Loan (3.8%), the fourth largest tenant at the Mortgaged Property, General Electric Aviation, representing approximately 13.6% of the net rentable area, has not taken occupancy of approximately 66,389 square feet representing approximately 52.5% of its space. If the borrower does not complete certain tenant improvements with respect to this space by the outside delivery date set forth in the lease, General Electric Aviation has the option to terminate its lease upon no later than 30 days’ notice following such outside delivery date. The relevant outside delivery date is not defined under the relevant lease documents, however, the outside lease commencement date with respect to such space is April 1, 2022. We cannot assure you that the tenant will take occupancy as expected or at all.

With respect to the 1111 Southern Minerals Road Mortgage Loan (0.8%), the U.S. Department of Justice, Drug Enforcement Administration is the sole tenant at the Mortgaged Property. In connection with the acquisition of the Mortgaged Property by the borrower and as required by the General Services Administration of the United States (“GSA”), the borrower is in the process of seeking the required novation agreement from GSA and is required under the Mortgage Loan documents to enter into a novation agreement, pursuant to which GSA would formally recognize the borrower as the new owner of the Mortgaged Property. The lease is currently in the name of the previous owner, which has assigned its rights as landlord to the borrower. The Mortgage Loan documents provide for a non-recourse carveout for any losses associated with the failure to deliver the executed novation agreement. Nevertheless, the requirement to obtain a novation agreement upon a transfer may delay or impede the ability of the lender to realize upon the Mortgaged Property following a default.

See “Description of the Top 15 Mortgage Loans” on Annex A-3 to this prospectus for more information on material termination options relating to the largest 15 Mortgage Loans.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable square footage at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable square footage at any Mortgaged Property:

●	With respect to the Burlingame Point Mortgage Loan (9.9%), the sole tenant, Facebook, has executed a lease for the Mortgaged Property and is currently building out its space, but has not yet taken occupancy or begun paying rent. It is expected that Facebook could take occupancy of each of Building 1, Building 2, Building 3, Building 4 and the Amenity Space in approximately June 2021. Facebook is expected to begin paying rent on Building 1, Building 2, Building 3, Building 4, and the Amenity Space on July 11, 2021, January 11, 2022, May 8, 2022, November 7, 2022 and November 7, 2021, respectively. In addition, Facebook has been granted a rent credit in the total amount of $7,731,750. Facebook’s lease commenced with respect to Building 1 and Building 2 in November 2020 and is expected to commence with respect to Building 3, Building 4 and the Amenity Space in April 2021. We cannot assure you that Facebook’s lease will commence, or that it will occupy its space, open for business or begin paying rent as expected or at all.

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), $961,758 of straight lined rents were underwritten for the largest tenant, which is comprised of MCI Telecommunications Services, LLC and MCIMetro Access Transmission Services Corp., both subsidiaries of Verizon Communications, Inc., under various separate leases (such subsidiaries, collectively, “Verizon Tenant”) and the second largest tenant, Adyen, Inc.

●	With respect to the Amazon Seattle Mortgage Loan (7.4%) and the largest tenant, Amazon.com Services LLC, which represents approximately 87.8% of net rentable area and 95.4% of underwritten base rent, a portion of its premises comprised of the level one premises and a new lobby, totaling 3.5% of Amazon.com Services LLC’s leased net rentable area (and 3.0% of total net rentable area), has not yet been completed. In the event such portions of the premises are not completed by specified dates, Amazon.com Services LLC is entitled to rent credits as described under “—Redevelopment, Renovation and Expansion”, and to termination rights as described under “—Terminations.” In addition, Amazon.com Services LLC is not yet in occupancy of its Phase III premises (198,056 square feet, or 25.6% of the net rentable area of the Mortgaged Property). Further, Amazon.com Services LLC has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022. We cannot assure you that Amazon.com Services LLC will take occupancy or begin paying rent as expected or at all. Finally, $3,654,392 of straight-lined rent was underwritten for Amazon.com Services LLC.

●	In addition, with respect to the Amazon Seattle Mortgage Loan (7.4%), the second largest tenant, Knot Springs, which represents approximately 4.0% of net rentable area and 4.3% of underwritten base rent, has gap or free rent through October 6, 2022. The Knot Springs lease provides that if the tenant is prohibited from operating the permitted use as a result of a public health emergency, then, from and after the 30th day of such closure and continuing for so long as the prohibition continues, the tenant will receive an abatement of base rent.

●	With respect to the 909 Third Avenue Mortgage Loan (4.1%), the second largest tenant at the Mortgaged Property, IPG DXTRA, Inc., representing approximately 17.1% of the total net rentable area at the Property, as incentive for its entering into its lease dated as of September 30, 2012, is entitled to a rent abatement for the fixed rent amount for the total rented space from the period from November 1, 2023 through April 30, 2024, for a total amount of approximately $6,961,932. We cannot assure you that the tenant will be in a position to pay the full unabated rent as expected or at all when such rent abatement expires.

●	With respect to the Phillips Point Mortgage Loan (4.0%), the third largest tenant, Affiliated Managers Group (AMG), representing approximately 8.6% of the net rentable square footage at the Mortgaged Property, is dark with respect to approximately 39.4% of its space.

●	With respect to the 175 Progress Place Mortgage Loan (3.8%), the fourth largest tenant at the Mortgaged Property, General Electric Aviation, representing approximately 13.6% of the net rentable area, has not taken occupancy of approximately 52.5% of its space, pending the completion of certain tenant improvements as more fully described under “—Terminations” above. We cannot assure you that the tenant will take occupancy as expected or at all.

●	With respect to the 2501 Seaport Mortgage Loan (2.8%), the third largest tenant at the Mortgaged Property, Schenker, Inc., representing approximately 5.0% of the net rentable area, is in a rent abatement period, is required to begin paying rent in May 2021, and has an additional rent abatement period from February 2022 through April 2022. The fourth largest tenant, County of Delaware, representing approximately 4.0% of the net rentable area, is in a rent abatement period and is required to begin paying rent in June 2021. We cannot assure you either tenant will begin paying rent as expected or at all.

●	With respect to the U.S. Industrial Portfolio VI Mortgage Loan (1.7%), Tufco, the sole tenant at the Tufco – 1205 Burris Road Mortgaged Property, is currently dark. The lender did not include any rent from the 1205 Burris Road Mortgaged Property in underwriting.

●	With respect to the Rouzan Marketplace Mortgage Loan (0.7%), the largest tenant at the Mortgaged Property, Sprouts Farmers Market, representing approximately 80.4% of the net rentable area, is in a partial rent abatement period and is required to begin paying fully unabated rent in December 2021. We cannot assure you that the tenant will begin paying rent as expected or at all.

As described under “—COVID Considerations”, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy have requested and/or received rent relief, such as rent abatement and/or deferred rent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, among the 5 largest tenants (based on net rentable area) at the 15 largest Mortgage Loans or in cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

●	With respect to the 909 Third Avenue Mortgage Loan (4.1%), the third largest tenant at the related Mortgaged Property, Allergan Sales, LLC, representing approximately 12.5% of the net rentable area at the Mortgaged Property, subleases approximately 62.4% of its space to The Interpublic Group of Companies, Inc. and approximately 37.6% of its space to AlixPartners, LLP. The fourth largest tenant at the related Mortgaged Property, Geller & Company, representing approximately 9.3% of the net rentable area at the Mortgaged Property, subleases approximately 7.4% of its space to Pizzarotta IBC, which sublease is coterminous with the Geller & Company lease.

●	With respect to the Phillips Point Mortgage Loan (4.0%), the fourth largest tenant at the related Mortgaged Property, Greenberg Traurig, representing approximately 6.7% of the net rentable area, subleases approximately 9.2% of its space to Frankel Loughran Starr & Vallone LLP on a 24-month term through May 2021.

●	With respect to The Galleria Office Towers Mortgage Loan (2.1%), the largest tenant at the Galleria Tower II Mortgaged Property, Quanta Services, representing approximately 17.6% of the net rentable area at the Mortgaged Property, is subleasing 100% of its space from Panhandle Eastern Pipe Line Company, L.P., which sublease is coterminous with the Panhandle Eastern Pipe Line Company, L.P. lease.

●	With respect to the 30 Hudson Yards 67 Mortgage Loan (2.1%), the sole tenant at the Mortgaged Property, an affiliate of The Related Companies L.P., subleases its entire premises to Facebook through June 2024.

●	With respect to The Galleria Office Towers Mortgage Loan (2.1%), the largest tenant at the Galleria Tower I Mortgaged Property, WeWork Companies, Inc., which represents 20.3% of the net rentable area at the Galleria Tower I Mortgaged Property, operates a co-working business. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” and “—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” for additional information regarding the risks associated with co-working businesses.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

With respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Burlingame Point Mortgage Loan (9.9%), in the event the borrower desires to sell any portion of the Mortgaged Property (such portion, the “Purchase ROFO Space”), the borrower will be required to first offer to sell the Purchase ROFO Space to Facebook by delivering written notice to Facebook setting forth, among other things, the purchase price the borrower will accept for the Purchase ROFO Space; provided that Facebook’s purchase option rights will not apply to certain transfers to the borrower affiliates, or in connection with certain direct or indirect ownership interests or other financing transactions, or transfers of the Purchase ROFO Space or interests in the borrower to an entity or person that becomes the owner of the Purchase ROFO Space through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale, or a mortgagee of the Purchase ROFO Space that acquires title by deed-in-lieu of transfer or equity-in-lieu of foreclosure or any UCC foreclosure action, in connection with a default by the borrower under a security interest encumbering the Purchase ROFO Space.

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), under the leases to Verizon Tenant, which leases 46.3% of the net rentable area at the related Mortgaged Property, MCI Communications Services, LLC (“MCI”) has an option to purchase or cause an appointed designee (which must be an affiliate of MCI) to purchase the Mortgaged Property for a purchase price of $140,000,000 (i) for a 24 month period commencing April 1, 2021 or (ii) if the full and final resolution of the Fortress Litigation does not occur prior to October 1, 2022, during a six-month period commencing on the full and final resolution of the Fortress Litigation (collectively, the “Purchase Option Period”). See “—Litigation and Other Considerations”. In addition, if the landlord elects to sell the SOMA Teleco Property during the Purchase Option Period, it must deliver written notice to MCI, which will have 60 days from the delivery of such notice to exercise its purchase option at the above purchase option price. The lease provides that a foreclosure sale or a deed in lieu of foreclosure will not be deemed to be an election to sell the SOMA Teleco Property; however, the purchase option will survive any foreclosure sale or deed-in-lieu of foreclosure. If the purchase option is exercised, pursuant to the terms of subordination, non-disturbance and attornment agreements entered into by the Verizon Tenant, the purchaser is required to either (i) assume (in accordance with the terms and conditions set forth in the related mortgage loan documents) the then-existing mortgage loan secured by the Mortgaged Property, or (ii) pay in full the entire principal balance of the then-existing mortgage loan secured by the Mortgaged Property and pay all amounts due thereunder in connection with a permitted prepayment or defeasance thereof (including, yield maintenance premiums, defeasance expenses, any outstanding principal amount of the debt, all outstanding interest, and all fees and expenses of the mortgage lender), provided if the closing would occur during any “lockout period” set forth in the mortgage loan documentation, the purchaser must assume the then-existing mortgage loan secured by the Mortgaged Property (and any such assumption, prepayment or defeasance must satisfy the terms and conditions set forth in the related mortgage loan documents).

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), the largest tenant at the Mortgaged Property, Amazon.com Services LLC, has a right of first refusal to purchase any condominium unit owned by the landlord, when the landlord has received an offer to sell such unit to certain competitors of Amazon.com Services LLC. Pursuant to a subordination, non-disturbance and attornment agreement, Amazon.com Services LLC has agreed that, so long as Amazon.com Services LLC is not disturbed in its use or possession of its leased premises, such right of first refusal will not be exercisable in connection with any exercise of remedies pursuant to the Mortgage Loan, including a purchase of the Mortgaged Property at a foreclosure sale, a deed-in-lieu of foreclosure or any subsequent sale of the Mortgaged Property by lender or its designee after such foreclosure or deed in lieu of foreclosure.

●	With respect the Amazon Campbellsville Fulfillment Center Mortgage Loan (2.4%), the sole tenant at the Mortgaged Property, Amazon.com Services LLC, has a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide third party offer for the purchase of the Mortgaged Property (or any portion thereof). Pursuant to a subordination, non-disturbance and attornment agreement, Amazon.com Services LLC has agreed that such right of first refusal will be expressly inapplicable to any foreclosure of the related mortgage or acquisition of the Mortgaged Property or any interest therein by the lender or any designee of lender by conveyance in lieu thereof or similar transaction, and the first subsequent transfer of the Mortgaged Property thereafter.

In addition, with respect to the Mortgage Loans not included in the 15 largest Mortgage Loans, the GE Aviation New Hampshire (1.9%), the Cabinetworks Portfolio (1.4%), Rouzan Marketplace (0.7%) and PDX Front Ave Industrial (0.4%) Mortgaged Properties, are each subject to a purchase option, a right of first refusal and/or a right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or its leased premises. Such rights are held by certain tenants, subtenants, sellers, franchisors, property managers, ground lessors, developers or owners’ associations at such Mortgaged Properties or other parties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu or other exercise of remedies under the Mortgage Loan documents, though such rights may apply to subsequent purchasers following a foreclosure, deed-in-lieu or other exercise of remedies under the mortgage loan documents.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties may be leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), under the leases of the largest tenant, Verizon Tenant, representing 46.3% of the net rentable area at the Mortgaged Property and 50.4% of underwritten gross potential rent, MCI has a purchase option with respect to the related Mortgaged Property as described under “—Purchase Options and Rights of First Refusal”. The related Mortgage Loan documents permit a transfer of the Mortgaged Property or of controlling or non-controlling equity interests in the borrower to be made to an entity wholly owned and controlled by a Qualified Verizon Transferee, provided that Verizon Tenant (or any parent of Verizon Tenant that is guaranteeing all of its obligations pursuant to Verizon Tenant’s lease of the Mortgaged Property) has an Investment Grade Rating, and its lease is in full force and effect for all the space leased as of the origination date and extends at least five years beyond the maturity date of the Mortgage Loan with no termination options prior to such date (other than (i) certain existing termination options related to the tenant’s use of the Mortgaged Property for a communications system not being permitted, or being materially restricted, by applicable law, failure to obtain or revocation of certain governmental approvals for operation of the tenant’s equipment or communications system, and/or third party construction interfering with the operation of the tenant’s equipment or (ii) due to landlord default, or casualty or condemnation). An “Investment Grade Rating” means with respect to any entity, that such entity either (i) is Verizon Business Network Services, Inc., a Delaware corporation or MCI Communications Services, LLC, a Delaware limited liability company, or (ii) has a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each other national statistical rating agency which rates such entity. A “Qualified Verizon Transferee” means an entity that (x) is Verizon Communications, Inc. (“Verizon”) or that is majority owned and controlled by Verizon, or (y) is controlled by Verizon and owns or manages a specified amount of assets, or (z) is controlled by Verizon, and has an Investment Grade Rating, and in all cases, satisfies certain experience and other requirements in the loan documents.

In connection with a transfer of the SOMA Teleco Office Mortgaged Property or the entire equity in the borrower to an entity that is wholly owned by a Qualified Verizon Transferee, a replacement non-recourse carveout guarantor that is the applicable Verizon Qualified Transferee or a majority owned and controlled subsidiary, is required to become the replacement non-recourse carveout guarantor and environmental indemnitor. Upon such a transfer, the related borrower would become affiliated with Verizon Tenant.

●	With respect to the 2600 El Camino Real Mortgage Loan (3.8%), an affiliate of the borrower, Sand Hill Property Co., is the second largest tenant at the Mortgaged Property, leasing approximately 16.9% of the net rentable area at the Mortgaged Property as the headquarters for its real estate development and management firm.

●	With respect to the Birmingham Mixed Use Portfolio Mortgage Loan (0.9%), the second largest tenant, Orchestra Partners, as well as the sixth largest tenant, Maestro Maintenance, together comprising approximately 19.3% of net rentable area and 19.3% of underwritten base rent at the related portfolio of Mortgaged Properties, are affiliates of the borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Certain of the Mortgaged Properties may be leased in whole or in part by an originator and/or Sponsor or its affiliates. For example:

●	With respect to the Phillips Point Mortgage Loan (4.0%), one of the tenants at the Mortgaged Property, an affiliate of GSMC, is currently leasing approximately 5,634 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 1.3% of the net rentable area.

●	With respect to the 1985 Marcus Mortgage Loan (3.1%), the largest tenant, JPMorgan Chase, is currently leasing approximately 76,126 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 24.4% of the net rentable area.

See “Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

With respect to the Phillips Point Mortgage Loan (4.0%), the Mortgaged Property is located in West Palm Beach, Florida, within approximately one mile of the Atlantic coast. However, the borrower maintains insurance with a named storm sublimit of $125,000,000, which is less than the original principal balance of the related Whole Loan and the full insurable value.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the projected gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Ten (10) of the Mortgaged Properties (35.3%), are located in areas that are considered a high earthquake risk (seismic zone 3 or 4). These areas include all or parts of the states of California, Washington and Oregon. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

In the case of fifty-five (55) Mortgaged Properties which secure in whole or in part thirty-one Mortgage Loans (64.3%), the related borrowers maintain insurance under blanket policies.

Certain of the Mortgaged Properties may be insured by, or subject to self-insurance on the part of, a sole or significant tenant or the property manager, as described below:

●	With respect to the Boston Scientific (3.3%), 30 Hudson Yards 67 (2.1%), the GE Aviation New Hampshire (1.9%), the Cabinetworks Portfolio (1.4%) and the Teel Plastic Portfolio (0.8%) Mortgaged Properties, the related borrower may rely on the insurance or self-insurance provided by the single tenant for all or a portion of the insurance coverage under the related Mortgage Loans, so long as the tenant’s lease is in effect and no default (or in certain cases, no monetary default) has occurred under the lease and the tenant’s insurance meets the requirements under the related loan documents, provided in the case of the Boston Scientific Mortgage Loan, the deductible is not required to meet the requirements of the loan documents but must be reasonably acceptable to the lender. If the tenant fails to provide acceptable insurance coverage, the borrower must obtain or provide supplemental coverage to meet the requirements under the loan documents.

●	With respect to the 2000 Collins Avenue Mortgage Loan (1.8%), the lender has approved the insurance policy (the “Closing Association Policy”) maintained by the master association (the “Master Association”) pursuant to that certain Declaration of Covenants, Restrictions and Easement Agreement to which the Mortgaged Property is subject, so long as the same Closing Association Policy is maintained by the Master Association during the term of the Mortgage Loan.

For additional information, see exception to #18 Representation with respect to the 2000 Collins Avenue Mortgage Loan on “Exceptions to JPMorgan Chase Bank, National Association Representations and Warranties” on Annex F-2.

●	With respect to the Cabinetworks Portfolio Mortgage Loan (1.4%), the related Mortgage Loan documents permit the borrower to rely upon insurance provided by Cabinetworks, the sole tenant at each of the related Mortgaged Properties, provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. In addition, the related lease with Cabinetworks governs the use and application of insurance proceeds in the event of a property loss at any of the Mortgaged Properties. Pursuant to the lease, (i) insurance proceeds are required to be applied to the restoration of any applicable Mortgaged Property other than in the event of a casualty resulting in the sole tenant’s termination of the lease for the applicable Mortgaged Property and (ii) the lender (or its designee) does have the right to hold and disburse insurance proceeds, provided that such proceeds are in excess of the lesser of (x) 5% of the acquisition cost of the applicable Mortgaged Property and (y) $1,000,000.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1, representation and warranty number 16 on Annex E-1 and representation and warranty number 18 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

●	With respect to the SOMA Teleco Office Mortgage Loan (8.5%), the related Mortgaged Property is subject to a Notice of Designation of a Historic District. The Mortgaged Property is located within the boundaries of the South End Historic District. The effect of this designation is to impose certain controls and standards on the Mortgaged Property and on the improvements on the Mortgaged Property (for example, new construction and major alterations to the exterior of buildings in the historic district may require design approval to ensure compatibility with the character of the historic district).

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), the related Mortgaged Property was granted landmark status by the City of Seattle. The landmark status allows the Mortgaged Property to receive the benefit of certain property tax abatements as described below under “—Real Estate and Other Tax Considerations”, provided that the historical nature of the exterior of the Mortgaged Property is not altered. Significant alterations to the exterior of the building require the approval of the City of Seattle Landmarks Preservation Board, and certain decorative interior features are required to be preserved in place. The Mortgage Loan documents prohibit the borrower from taking any action that would adversely affect the landmark designation of the Mortgaged Property or the tax benefits accruing therefrom.

●	In addition, with respect to the Amazon Seattle Mortgage Loan (7.4%), the lease for the largest tenant, Amazon.com Services LLC, prohibits the landlord from leasing space or granting signage rights to certain competitors of the tenant for so long as the tenant continues to lease at least three floors at the Mortgaged Property.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged

Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the borrower sponsor of the Mortgage Loan to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. For example:

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1, representation and warranty numbers 24 and 25 on Annex E-1 and representation and warranty numbers 26 and 27 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value.

With respect to six (6) Mortgage Loans (33.6%) secured by the Mortgaged Properties identified in the definition of “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Maturity Date/ARD LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value. With respect to six (6) Mortgage Loans (33.6%) secured by the Mortgaged Properties identified in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, the related Cut-off Date LTV Ratio is calculated using an Appraised Value other than the “as-is” Appraised Value.

In addition, the Appraised Value may be based on certain assumptions or “extraordinary assumptions”, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances, free or abated rent periods or increased tenant occupancies.

Appraised Values are further calculated based on certain other assumptions and considerations set forth in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in this prospectus.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex E-2, Annex E-3 and Annex F-2 for additional information.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), the liability of the non-recourse carveout guarantor for bankruptcy related recourse events is capped at an amount equal to 20% of the outstanding principal balance of the related Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder.

●	In addition, with respect to the Amazon Seattle Mortgage Loan (7.4%), the related environmental indemnity provides that for so long as an acceptable environmental insurance policy under the related Mortgage Loan documents is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such environmental insurance policy.

●	With respect to the 909 Third Avenue Mortgage Loan (4.1%), there is no separate non-recourse carveout guarantor or environmental indemnitor under the Mortgage Loan documents. The borrower is the sole party responsible for any breaches of the non-recourse carveout provisions under the Mortgage Loan documents and any liabilities incurred under the environmental indemnity agreement. The borrower is an SPE and does not have any significant property or assets other than the Mortgaged Property. We cannot assure you that the borrower will be able to satisfy any recourse or indemnity obligations under the non-recourse carveout provisions or the environmental indemnity agreement if the sums the borrower is obligated to pay pursuant to such recourse or indemnity obligations exceed the value of the Mortgaged Property and/or the value of the borrower’s assets at such time. The absence of a non-recourse carveout guarantor may lessen any disincentive provided by a non-recourse carveout guaranty with respect to “bad boy” acts or actions to effect voluntary bankruptcy.

●	With respect to the Boston Scientific Mortgage Loan (3.3%), there are two non-recourse carveout guarantors. The related non-recourse carveout guaranty provides that if either guarantor alone satisfies certain net worth and liquidity requirements, and also continues to control and own at least a 20% interest in the borrower, then at the request of the other guarantor, the other guarantor may be released from its liabilities under the non-recourse carveout guaranty.

●	With respect to the Cabinetworks Portfolio Mortgage Loan (1.4%), the recourse liability of the related borrower and guarantors under the guaranty and environmental indemnity is subject to a cap on total liability equal to the lesser of (i) the then outstanding principal balance of the Mortgage Loan (inclusive of yield maintenance, accrued interest and the costs of enforcement), (ii) the original principal balance of the Mortgage Loan and (iii) solely with respect to environmental liability, the then unpaid principal balance of the Mortgage Loan. In addition, the liability of each guarantor is several (and not joint) and is subject to a cap on each individual claim by the lender equal to such guarantor’s percentage share of the indirect ownership interest in the related borrower. In addition, recourse for breaches of the environmental covenants in the

Mortgage Loan documents is conditioned on the lender first making a claim under any related environmental insurance policy.

Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the Mortgaged Property, whereas payment at maturity is primarily dependent upon the market value of the Mortgaged Property or the related borrower’s ability to refinance the Mortgage Loan. Moreover, the absence of a guarantor may increase likelihood that the related borrower will take actions triggering recourse liability under such non-recourse carveout provisions than if there was a guarantor that would become liable were such non-recourse carveout provisions triggered.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties:

●	With respect to the Amazon Seattle Mortgage Loan (7.4%), due to the Mortgaged Property’s designation as a historical landmark by the City of Seattle, Washington, the Mortgaged Property is entitled to receive property tax abatements for capital projects with qualified rehabilitation costs exceeding 25% of the assessed value of the building prior to rehabilitation. The tax credits for the Mortgaged Property during the period from April 1, 2021 through March 31, 2022 are estimated to be $1,605,470, and are estimated to increase annually through the tax year commencing April 1, 2027, at which point the tax credits are estimated to equal $2,104,181 and then will decline annually, to estimated amounts of $1,100,854, $459,006, $249,041 and $69,545 in the tax years commencing April 1, 2030, April 1, 2031, April 1, 2032 and April 1, 2033, respectively, and expire thereafter. The estimated tax credits are subject to change in the event there is a change to the renovations to the Mortgaged Property, certain of which are ongoing. The Mortgage Loan was underwritten based on the estimated abated taxes in the borrower’s year 1 budget. We cannot assure you that the actual tax credits, if any, will equal the estimated tax credits.

●	With respect to the Boston Scientific Mortgage Loan (3.3%), pursuant to a Tax Abatement Agreement between the sole tenant, Boston Scientific, and TBH LLC, a predecessor owner of the Mortgaged Property, with the Town of Spencer, Indiana (the “Town”), the Town has granted a 100% tax abatement for a period of 10 years with respect to certain newly constructed improvements at the Mortgaged Property and the sole tenant’s personal property beginning the first taxable year after such improvements are assessed. In the event of (i) failure to complete the improvements, (ii) Boston Scientific and/or the borrower having delinquent taxes owed to the designated body with respect to the real property or personal property, (iii) Boston Scientific and/or the borrower having an event of bankruptcy or insolvency or (iv) a material breach of the Tax Abatement Agreement, the Town has “clawback” rights requiring the repayment of the received tax benefits. Although the Tax Abatement Agreement states that the borrower will have no liability or responsibility to pay any sums as a result of Boston Scientific’s breach of the Tax Abatement Agreement, the Tax Abatement Agreement states that any clawback amounts will constitute a tax lien on the real property and/or personal property that is the subject of the tax abatement, which tax lien would have priority to the lien of the related mortgage. The Tax Abatement Agreement runs to the parties’ successors and assigns and runs with the land. Pursuant to an estoppel obtained in connection with the origination of the Mortgage Loan, Boston Scientific is responsible for all obligations under the Tax Abatement Agreement and is entitled to receive all benefits under the Tax Abatement Agreement with respect to the premises. The Mortgage Loan was underwritten without assuming any tax expense, as Boston Scientific is responsible for payment of all real estate taxes under its lease. Upon expiration of the abatement, or if a clawback were to occur, the real estate taxes payable by Boston Scientific under its lease may increase substantially. Such an increase may render the Mortgaged Property less desirable to Boston Scientific.

●	With respect to the 618 Bushwick Mortgage Loan (2.5%), the borrower benefits from a 35-year 421-a partial tax exemption program under the Affordable New York Housing Program, Option C. During the term of the Mortgage Loan, the amount of annual tax savings from the program ranges from $597,249, representing approximately 95% tax savings (2020/21 tax year) to $748,638, representing approximately 68% tax savings (2027/28 tax year). The real estate taxes were underwritten based on the abated tax amount. See “—Mortgage Pool Characteristics—Property Types—Mixed Use Properties” for additional information.

●	With respect to the 30 Hudson Yards 67 Mortgage Loan (2.1%), the related borrower owns the fee interest in the Mortgaged Property. However, to obtain the New York City real estate tax exemption and the payment-in-lieu of taxes (“PILOT”) benefits, the borrower has leased the Mortgaged Property to the New York City Industrial Development Agency, which has subleased the Mortgaged Property back to the borrower under an agency lease, which obligates the borrower to make PILOT payments. The PILOT commenced in the 2019/20 tax year and is scheduled to expire after the tax year 2038/39. During the term of the Mortgage Loan, the amount of annual tax savings from PILOT ranges from $362,437, representing approximately 40% tax savings (2020/21 tax year), to $916,241, representing approximately 54% tax savings (2031/32 tax year). The real estate taxes were underwritten based on the abated tax amount.

●	With respect to the 18 Spencer Street Mortgage Loan (1.6%), the related Mortgaged Property is in the process of qualifying for a 25-year Industrial & Commercial Abatement Program tax abatement which is expected to run through the 2045/2046 tax year. The abatement amount would be 100% for the first 16 years, with the abatement percentage declining by 10% every year thereafter.

●	With respect to the 2233 Nostrand Avenue Mortgage Loan (0.9%), the related Mortgaged Property benefits from a 25-year ICAP tax abatement which runs through the 2032/2033 tax year. The exemption amount is 100%, with the exemption percentage declining by 10% every year beginning in the 2023/2024 tax year until it is fully phased out. Taxes were underwritten to the estimated 10-year average tax amount, inclusive of the ICAP abatement, in the amount of $128,222.

●	With respect to the Mile High Multifamily Portfolio Mortgage Loan (0.5%), the Olive Tree Apartments Mortgaged Property is subject to low-income housing restrictions in connection with Low Income Housing Tax Credits (“LIHTCs”) as established by a recorded Low-Income Tax Credit Land Use Restriction Agreement (the “Land Use Restriction Agreement”) by and between Olive Tree Building LLC, one of the borrowers, and the Colorado Housing and Finance Authority (the “Authority”). There no longer remains any risk of recapture or tax penalties in connection with the LIHTCs, except a three-year restriction on evictions other than for good cause, and a restriction against increasing the gross rent above the maximum allowed with respect to a low-income units (the “Restrictions”), which will remain in place until 2024. A subordination agreement signed by the Authority was recorded at loan origination, confirming that the Land Use Restriction Agreement terminates upon a lender foreclosure (other than with respect to the Restrictions).

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1, representation and warranty number 17 on Annex E-1 and representation and warranty number 19 on Annex F-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex E-2, Annex E-3 and Annex F-2, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

For additional information regarding the status of the Mortgage Loans, see “—COVID Considerations”.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Twenty-seven (27) Mortgage Loans (53.5%) are interest-only until the maturity date.

Eleven (11) Mortgage Loans (14.5%) provide for payments of interest-only for the first 12 – 60 months following the origination date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Maturity/ARD Balance at the related maturity date.

Two (2) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans) (17.4%) provide for payments of interest until the maturity date or Anticipated Repayment Date and then have an expected Maturity/ARD Balance at the related maturity date or Anticipated Repayment Date.

Seven (7) Mortgage Loans (14.6%) are amortizing until the maturity date and then have an expected Maturity/ARD Balance at the maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period (Days)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	40	89.2%
1	0	3	3.8
1	5	2	3.5
7	0	1	2.1
6	5	1	1.3
Total		47	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans and the Trust Subordinate Companion Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

Each of the Burlingame Point Mortgage Loan (9.9%) and the Amazon Seattle Mortgage Loan (7.4%) (the “ARD Loans” and each, an “ARD Loan”), provide that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). See Annex A-1 for each Anticipated Repayment Date and the Revised Rates for each ARD Loan.

In addition, with respect to each ARD Loan, such loan is interest-only until its respective Anticipated Repayment Date. “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

On or after the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments on the related Mortgage Loan and any related Companion Loan(s) required under the terms of the related Mortgage Loan documents, payments of debt service on any related mezzanine indebtedness (if any), and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance charge or prepayment premium) on such ARD Loan. While interest at the related Initial Rate continues to accrue and be payable on a current basis on such ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan (and any related Companion Loan) has been paid in full, at which time the Excess Interest will be paid to the holders of the Class S certificates and the Pooled VRR Interest Owners. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of prepayment lockout, defeasance and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date or Anticipated Repayment Date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in this prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the allocated loan amount of the related Mortgaged Property (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the Mortgage Loans.

Voluntary Prepayments

As of the Cut-off Date, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

One (1) Mortgage Loan (8.5%) permits the related borrower, after a lockout period of 11 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 0.75%, as applicable, of the prepaid amount if such repayment occurs prior to the related open prepayment period.

With respect to five (5) Mortgage Loans (16.6%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower (i) to substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of either (a) a yield maintenance charge of (b) the greater of a yield maintenance charge and a prepayment premium of 1.0% of the prepaid amount, in certain cases, subject to a lockout, and prior to the open prepayment period.

The Mortgage Loans that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
SOMA Teleco Office	$ 102,500,000	8.5%	11
Amazon Seattle	$ 90,000,000	7.4%	24
Boston Scientific	$ 39,725,850	3.3%	23
2501 Seaport	$ 34,000,000	2.8%	24
The Promontory	$ 19,975,000	1.7%	24
Cabinetworks Portfolio	$ 17,333,000	1.4%	24

With respect to the Boston Scientific Mortgage Loan (3.3%), if the Defaulted Property Conditions (as defined below) exist, the Mortgage Loan may be prepaid at any time following origination, together with (if prior to the open period) a prepayment fee equal to the greater of (i) 1.00% of the unpaid principal balance and (ii) a yield maintenance premium, and may be defeased at any time following the expiration of the defeasance lockout period, notwithstanding the existence of an event of default which satisfies the Defaulted Property Conditions. “Defaulted Property Conditions” are deemed to exist to the extent that: (i) an event of default is continuing; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default in accordance with the loan documents; and (iv) the borrower has been unable to effect a cure of such event of default.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date, as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	18	34.7%
7	6	23.6
3	13	16.3
5	9	15.4
6	1	9.9
Total	47	100.0%

(1)	See Annex A-1 for specific criteria applicable to the Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Pooled VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance; Collateral Substitution

The terms of forty-six (46) of the Mortgage Loans (the “Defeasance Loans”) (91.5%) permit the applicable borrower at any time (provided no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the Mortgage Loan (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date (or, with respect to the JW Marriott Nashville Mortgage Loan (1.7%), such shorter period as described below).

With respect to the JW Marriott Nashville Mortgage Loan (1.7%), which is a Defeasance Loan, Goldman Sachs Bank USA signed the REMIC declaration effective as of, and with a start-up date of, April 5, 2021, and a Defeasance Option is permitted to be exercised beginning April 6, 2023 (which is after the second anniversary of the start-up date of the JW Marriott Nashville Loan REMIC).

As described under “—Prepayment Protections and Certain Involuntary Prepayments” above, five (5) of the Mortgage Loans (16.6%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, and (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity, the balloon payment, or Anticipated Repayment Date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

Partial Releases; Partial Defeasance

With respect to the Amazon Seattle Mortgage Loan (7.4%), the related Mortgaged Property comprises three condominium units, which, under the lease of the largest tenant, Amazon.com Services LLC (which leases 87.8% of net rentable area), are required to undergo a boundary revision (the “Condominium Revision”) in which Unit 2 (the “Office Unit”) will be revised such that the boundaries of Unit 2 encompass substantially all the premises leased to Amazon.com Services LLC and Units 1 and 3 (the “Retail Unit”) will encompass the remaining, primarily retail space. The Amazon.com Services LLC lease requires the Condominium Revision to occur prior to the date rent commences on any portion of Amazon.com Services LLC’s expansion space (the final 198,056 square feet being leased to it). The borrower has the right on any business day after the payment date in April 2023 and prior to the anticipated repayment date, to obtain the release of the Retail Unit in connection with an arm’s length sale of the Retail Unit to an unrelated third party, upon prepayment of a release amount equal to $37,800,000 together with, if prior to the open prepayment date of October 6, 2029, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, provided that among other conditions, (i) after the release, the aggregate debt yield of the Amazon Seattle Whole Loan and the related mezzanine loan is not less than the greater of such aggregate debt yield prior to the release and 5.82% and the debt yield of the Whole Loan is not less than the greater of such debt yield prior to the release and 6.79% (provided that the borrower may make an additional prepayment to satisfy such debt yield conditions), (ii) such release is permitted under the terms of the mezzanine loan and under the Amazon.com Services LLC lease, (iii) the Condominium Revision has occurred, and certain amendments are made to the condominium documents, including amendments specifying that if the Office Unit is encumbered by a first mortgage, the application of insurance and condemnation proceeds will be governed by the related loan documents, and (iv) certain REMIC related conditions are satisfied.

With respect to the U.S. Industrial Portfolio VI Mortgage Loan (1.7%), at any time from and after the first payment date following two years after the Closing Date, the borrower may obtain the release of any individual Mortgaged Property, subject to the satisfaction of certain conditions, including, among others: (i) defeasance of the U.S. Industrial Portfolio VI Whole Loan in an amount equal to 120% of the allocated loan amount of the individual Mortgaged Property to be released, (ii) after giving effect to such release, the debt yield (as calculated in accordance with the related Mortgage Loan documents) for the trailing 12-month period ending on the last day of a fiscal quarter, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 11.73% and (y) the debt yield immediately prior to such release, (iii) delivery of a rating agency confirmation from any applicable rating agency, and (iv) compliance with REMIC requirements.

With respect to the U.S. Industrial Portfolio VI Mortgage Loan (1.7%), on any date following the payment date occurring in October, 2021, the borrower may obtain the release of the Tufco - 1205 Burris Road Mortgaged Property, subject to the satisfaction of certain conditions, including, among others, (i) prepayment of the U.S. Industrial Portfolio VI Whole Loan in an amount equal to 120% of the applicable allocated loan amount for the Tufco – 1205 Burris Road Mortgaged Property, together with any applicable yield maintenance premium, (ii) after giving effect to such release, the debt yield (as calculated in accordance with the related Mortgage Loan documents) for the trailing 12-month period ending on the last day of a fiscal quarter, recalculated to include only income and expense attributable to the portion of the Mortgaged Properties remaining after the contemplated release and to exclude the interest expense on the aggregate amount defeased in connection with such release, is equal to or greater than the greater of (x) 11.73% and (y) the debt yield immediately prior to such release, (iii) delivery of a rating agency confirmation from any applicable rating agency, and (iv) compliance with REMIC requirements.

With respect to the Cabinetworks Portfolio Mortgage Loan (1.4%), the related borrower is permitted to obtain a release of one or more of the Mortgaged Properties solely in connection with the occurrence of a casualty or condemnation that results in the sole tenant terminating its lease with respect to such Mortgaged Property, subject to the satisfaction of certain conditions, including, among others: (i) no event of default exists, unless the lender reasonably determines that the completion of such release will result in the cure of all events of default; (ii) prepayment (together with any applicable yield maintenance premium) or, following the lockout period, defeasance of the Mortgage Loan in an amount equal to 120% of the allocated loan amount for the applicable released portion of the Mortgaged Properties; and (iii) after giving effect to such release (a) the debt yield for the remaining portion of the Mortgaged Properties (as calculated under the Mortgage Loan documents) is equal to or greater than the greater of (x) 12.38% and (y) the debt yield immediately prior to such release, (b) the loan-to-value ratio for the remaining portion of the Mortgaged Properties (as calculated under the Mortgage Loan documents) is equal to or less than the lesser of (x) 64.4% and (y) the loan-to-value ratio immediately prior to such release, and (c) the debt-service-coverage ratio for the remaining portion of the Mortgaged Properties (as calculated under the Mortgage Loan documents) is equal to or greater than the greater of (x) 2.35x and (y) the debt-service-coverage ratio immediately prior to such release.

With respect to the Birmingham Mixed Use Portfolio Mortgage Loan (0.9%), the borrower may obtain the release of the 2014 Morris Avenue Mortgaged Property after the lockout period in connection with a sale of such Mortgaged Property to an unrelated third party, upon defeasance of an amount equal to the greater of (x) 125% of the allocated loan amount of such Mortgaged Property and (y) the net sales proceeds of such Mortgaged Property, provided that (i) the debt service coverage ratio of the remaining Mortgaged Properties after giving effect to such release is at least equal to the greater of the debt service coverage ratio of the Mortgaged Properties immediately prior to the release and 1.60x, (ii) the loan-to-value ratio of the remaining Mortgaged Properties after giving effect to such release is no more than the lesser of the loan-to-value ratio of the Mortgaged Properties immediately prior to the release and 67.9%, and (iii) certain REMIC-related conditions are satisfied.

With respect to VanWest MI Portfolio Mortgage Loan (0.8%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrower may deliver defeasance collateral and obtain release of up to two individual Mortgaged Properties, provided that, among other conditions, (i) the defeasance collateral, as applicable, is in an amount equal to the greater of (a) 125% of the allocated loan amount for such individual Mortgaged Property, and (b) 100% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial defeasance and the consummation of the partial defeasance, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.60x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance, as applicable, (v) as of the date of notice of the partial defeasance and the consummation of the partial defeasance, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 9.19%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance, as applicable, and (vi) as of the date of notice of the partial defeasance and the consummation of the partial defeasance, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 54.8% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial defeasance or the consummation of the partial defeasance, as applicable, (with each of (vi)(a) and (b) being determined based upon updated appraisals for each of the individual Mortgaged Properties).

With respect to the Rouzan Marketplace Mortgage Loan (0.7%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is two years after the Closing Date, the borrower may deliver defeasance collateral and obtain release of that certain parcel of real property located at 6220 Corporate Boulevard, Baton Rouge, Louisiana 70808 (the “Izzo Individual Property”), provided that, among other conditions, (i) the defeasance collateral is in an amount equal to the greater of (a) 125% of the allocated loan amount for the Izzo Individual Property, and (b) 100% of the net sales proceeds applicable to such Izzo Individual Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.45x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 67.2% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable (with each of (a) and (b) being determined based upon updated appraisals for each of the individual Mortgaged Properties).

With respect to the Mile High Multifamily Portfolio Mortgage Loan (0.5%), if the borrower has elected to defease a portion of the Mortgage Loan in connection with the release of an individual Mortgaged Property (each, an “Mile High Property”), provided that such release does not occur 60 days after the Closing Date, and the requirements related to such release under the Mortgage Loan documents have been satisfied, the borrower may obtain the release of no more than one Mile High Property from the lien of the Mortgage (and related Mortgage Loan documents) and the release of the obligations of the related individual borrower (each, a “Mile High Borrower”) under the Mortgage Loan documents with respect to such Mile High Property (other than those expressly stated to survive), upon the satisfaction of certain conditions, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Mortgage Loan to be defeased must equal or exceed 120% of the amount allocated to the applicable Mile High Property, and the related defeasance must be deemed a voluntary defeasance for all purposes under the Mortgage Loan documents, (b) after giving effect to such release, the loan to value ratio does not exceed the lesser of (x) 43.5% and (y) the loan to value ratio immediately preceding the release of the applicable Mile High Property (including the Mile High Property requested to be released), (c) the borrower delivers a REMIC opinion, (d) after giving effect to the release of the applicable Mile High Borrower (including the portion of the Mortgage Loan being defeased), the debt yield for the Mortgaged Properties then remaining subject to the liens of the Mortgages based on the trailing 12-month period immediately preceding the release of the applicable Mile High Property is equal to or greater than the greater of (i) the debt yield based on the 12-month period immediately preceding the release of the applicable Mile High Property (and including the Mile High Property requested to be released) and (ii) the debt yield as of the loan origination date, and (e) the loan to value ratio immediately following such release does not exceed 125% or the lender receives an opinion that the REMIC trust in which the Mortgage Loan is included will not fail to maintain its status as a REMIC trust.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-four (24) of the Mortgage Loans (60.1%), secured by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for retail, office, industrial and mixed use properties only.

Thirty-four (34) of the Mortgage Loans (59.4%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-three (33) of the Mortgage Loans (58.9%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Sixteen (16) of the Mortgage Loans (20.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Hard	31	$993,222,625	82.1%
Springing	15	190,175,000	15.7
None	1	26,000,000	2.1
Total	47	$1,209,397,625	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 to this prospectus for a description of lockbox and cash management accounts.

Shari’ah Compliant Lending Structure

The U.S. Industrial Portfolio VI Mortgage Loan (1.7%) was structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with the Shari’ah laws propagated thereunder. Although there are many requirements under the Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah rules prohibit transactions involving interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase).

Title to the related Mortgaged Property is held by the borrower, who master leases the related Mortgaged Property to a master lessee, which is indirectly owned by certain investors understood to be of the Islamic faith. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due under the related mortgage loan. At origination, the lender received a fee mortgage from the borrower on its interest in the related Mortgaged Property. The lender also secured a full subordination of the master lease which permits the lender (or the related borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master tenant entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower collaterally assigned the rights under this assignment to the lender pursuant to an assignment of assignment of leases and rents.

With respect to the U.S. Industrial Portfolio VI Mortgage Loan (1.7%), title to the related Mortgaged Properties is held by wholly-owned single-purpose subsidiaries of the borrower (the “Property Owners”), who master lease each related Mortgaged Property to a single-purpose master lessee (collectively, the “Master Lessees”), which is indirectly owned by certain investors. The rent payable pursuant to the master lease (the “Master Lease”) is intended to cover the debt service payments required under the Mortgage Loan, as well as reserve payments and any other sums due under the Mortgage Loan. An affiliate of one of the guarantors, STNL II Operating Corp. (the “Operating Lessee”), leases the Mortgaged Properties from the Master Lessees pursuant to an operating lease agreement (the “Operating Lease”). The Operating Lessee, in turn, sub-leases the Mortgaged Properties to end-user tenants. At origination, the lender received a fee mortgage from each Property Owner on its interest in the applicable Mortgaged Property. The lender also received a full subordination of the Master Lease and the Operating Lease and the rent due thereunder is pledged to the lender as additional collateral for the Mortgage Loan. Upon foreclosure, the lender may terminate the Master Lease and the Operating Lease at its sole option without the payment of any termination fee and, pursuant to subordination non-disturbance and attornment agreements with each of the end-user tenants, can enter into a direct lease with such end-user tenants at the Mortgaged Properties.

Exceptions to Underwriting Guidelines

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines”, “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Exceptions”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes— Exceptions to CREFI’s Disclosed Underwriting Guidelines” and “—German American Capital Corporation—DBRI’s Underwriting Guidelines and Processes—Exceptions”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a holder of one or more related Companion Loans, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

The mezzanine loans related to the Mortgage Loans identified in the table below are each subject to an intercreditor agreement between the holder(s) of the related mezzanine loan(s) and the related lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan(s). Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan(s) are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the mezzanine lender(s)), and in certain cases, only after the mezzanine lender(s) receive notice of such event of default) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral, or required redemptions thereof, and any mezzanine loan guarantees in respect of which the related mortgage lender does not own a corresponding claim or right), (b) so long as there is no event of default under the related Mortgage Loan, (taking into account the cure rights of the mezzanine lender(s)), the related mezzanine lender(s) may accept payments on and prepayments of the related mezzanine loan(s) prior to the prepayment in full of the Mortgage Loan, provided that such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash), (c) the related mezzanine lender(s) will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender(s) may amend or modify the related mezzanine loan(s) in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the consent of the mezzanine lender(s) to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents and upon compliance with the terms and conditions in the applicable intercreditor agreement, the related mezzanine lender(s) may foreclose upon the pledged equity interests in the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower or, if applicable, the related senior mezzanine loan borrower, and a change in the management of the related Mortgaged Properties and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary default (or, in some cases, a non-monetary default) occurs (and in some cases, continues for a specified period of time) or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences or exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender(s) has or have, as applicable, the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges, liquidated damages and prepayment premiums.

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Burlingame Point	$120,000,000	$260,000,000	$240,000,000	$130,000,000	$750,000,000	(3)	38.0%	75.0%	4.72x	1.33x
Amazon Seattle	$90,000,000	$144,900,000	$155,100,000	$65,000,000	$455,000,000	(4)	35.1%	67.9%	4.27x	1.92x
Phillips Point	$48,520,000	$150,000,000	N/A	$30,540,000	$229,060,000	(5)	68.7%	79.3%	2.78x	2.10x

(1)	Calculated including the mezzanine debt and any related Companion Loan (including any related Subordinate Companion Loan).

(2)	Calculated including any related Pari Passu Companion Loan (but without regard to any Subordinate Companion Loan or mezzanine debt).

(3)	3.273888%.

(4)	3.44699971428571%.

(5)	3.82800036235048%.

Other than in the case of the Burlingame Point Mortgage Loan (which such mezzanine indebtedness matures on the related Anticipated Repayment Date), the mezzanine indebtedness identified above is coterminous with the related Mortgage Loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
U.S. Industrial Portfolio VI	$21,000,000	56.37%	3.27x	12.32%	Yes
Cabinetworks Portfolio	$17,333,000	64.4%	2.35x	12.38%	Yes
The Promontory(1)	$19,975,000	60.0%	2.99x	11.0%	Yes
Expressway Marketplace	$14,000,000	62.0%	1.90x	10.25%	Yes

(1)	Permitted in connection with a transfer of the Mortgaged Property and the related assumption of the Mortgage Loan pursuant to the terms and conditions set forth in the related Mortgage Loan documents.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include certain cure and repurchase rights of the mezzanine lender. The intercreditor required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

Other Unsecured Indebtedness

Certain Mortgage Loans permit the borrower to incur certain other subordinate indebtedness as described below:

●	With respect to the Cabinetworks Portfolio Mortgage Loan (1.4%), the Mortgage Loan documents permit a pledge of the direct or indirect equity interests in the borrower to secure certain debt of the related non-recourse carve-out guarantors (individually or collectively, the “Cabinetworks Portfolio Guarantor”), provided that (x) such debt is secured by a pledge of equity interests in at least 50% of the Cabinetworks Portfolio Guarantor’s other direct or indirect subsidiaries formed in the United States, or other substantial collateral, in addition to such pledge of direct or indirect equity interest in the borrower, (y) the proceeds of the indebtedness secured by such pledge are utilized for purposes other than in connection with the Mortgaged Property, and (z) to the extent any such pledge results in a foreclosure of 15% or more of the direct or indirect interests in the borrower, the borrower agrees to provide the lender with evidence of the transfer of such interests within 10 business days after receiving knowledge thereof (and provided further that any transfer of a direct or indirect controlling interest in the borrower as a result of such foreclosure remains subject to the transfer restrictions set forth in the Mortgage Loan documents).

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Burlingame Point Mortgage Loan, SOMA Teleco Office Mortgage Loan, Amazon Seattle Mortgage Loan, 909 Third Avenue Mortgage Loan, Phillips Point Mortgage Loan, 1985 Marcus Mortgage Loan, 30 Hudson Yards 67 Mortgage Loan, The Galleria Office Towers Mortgage Loan, U.S. Industrial Portfolio VI Mortgage Loan, JW Marriott Nashville Mortgage Loan, Boca Office Portfolio Mortgage Loan, Cabinetworks Portfolio Mortgage Loan, 141 Livingston Mortgage Loan and At Home – Willow Grove Mortgage Loan is part of a Whole Loan consisting of such Mortgage Loan and the related Pari Passu Companion Loan(s) and/or in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Loan Holder” or “Companion Loan Holders”) are generally governed by a co-lender agreement (each, a “Co-Lender Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“AB Whole Loan” means the Burlingame Point Whole Loan, the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan, the 909 Third Avenue Whole Loan and the At Home - Willow Grove Whole Loan.

“BGME Trust 2021-VR TSA” means the trust and servicing agreement governing the servicing of the Burlingame Point Whole Loan.

“Benchmark 2021-B23 PSA” means the pooling and servicing agreement governing the servicing of the Phillips Point Whole Loan and the JW Marriott Nashville Whole Loan.

“Benchmark 2021-B24 PSA” means the pooling and servicing agreement governing the servicing of the 30 Hudson Yards 67 Whole Loan, The Galleria Office Towers Whole Loan, the U.S. Industrial Portfolio VI Whole Loan, the Boca Office Portfolio Whole Loan and the 141 Livingston Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term or concept specified in the related Co-Lender Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below titled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means the Burlingame Point Whole Loan and the 909 Third Avenue Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Co-Lender Agreement” means, with respect to any Non-Serviced Whole Loan, the related Co-Lender Agreement.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to any Non-Serviced Whole Loan, the custodian (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Directing Holder” means, with respect to any Non-Serviced Whole Loan, the directing holder (or its equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the master servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column titled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans and no Subordinate Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means each of the pooling and servicing agreements or trust and servicing agreements, as applicable, identified under the column titled “Non-Serviced PSA/TSA” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans.

“NYC 2021-909 TSA” means the trust and servicing agreement that is expected to govern the servicing of the 909 Third Avenue Whole Loan.

“Serviced AB Mortgage Loan” means the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home - Willow Grove Mortgage Loan.

“Serviced AB Whole Loan” means the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan and the At Home – Willow Grove Whole Loan.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column titled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Subordinate Companion Loan” means the Trust Subordinate Companion Loans and the At Home - Willow Grove Subordinate Companion Loan.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column titled “Mortgage Loan Type” in the table titled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any AB Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Co-Lender Agreement.

“Whole Loan” means each of the Burlingame Point Whole Loan, SOMA Teleco Office Whole Loan, Amazon Seattle Whole Loan, 909 Third Avenue Mortgage Loan, Phillips Point Whole Loan, 1985 Marcus Whole Loan, 30 Hudson Yards 67 Whole Loan, The Galleria Office Towers Whole Loan, U.S. Industrial Portfolio VI Whole Loan, JW Marriott Nashville Whole Loan, Boca Office Portfolio Whole Loan, Cabinetworks Portfolio Whole Loan, 141 Livingston Whole Loan and At Home – Willow Grove Whole Loan, as the context may require and as applicable.

The table below provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Burlingame Point	$120,000,000	9.9%	$260,000,000	$240,000,000	38.0%	62.0%	4.72x	2.89x
SOMA Teleco Office	$102,500,000	8.5%	$0	$12,500,000	66.1%	74.2%	2.27x	2.02x
Amazon Seattle	$90,000,000	7.4%	$144,900,000	$155,100,000	35.1%	58.2%	4.27x	2.57x
909 Third Avenue	$50,000,000	4.1%	$185,600,000	$114,400,000	34.9%	51.9%	4.05x	2.72x
Phillips Point	$48,520,000	4.0%	$150,000,000	$0	68.7%	68.7%	2.78x	2.78x
1985 Marcus	$37,000,000	3.1%	$18,500,000	$0	74.0%	74.0%	1.67x	1.67x
30 Hudson Yards 67	$26,000,000	2.1%	$45,000,000	$0	64.5%	64.5%	1.92x	1.92x
The Galleria Office Towers	$24,969,936	2.1%	$64,921,834	$0	48.6%	48.6%	1.71x	1.71x
U.S. Industrial Portfolio VI	$21,000,000	1.7%	$60,000,000	$0	59.3%	59.3%	2.56x	2.56x
JW Marriott Nashville	$20,000,000	1.7%	$165,000,000	$0	61.5%	61.5%	4.17x	4.17x
Boca Office Portfolio	$19,300,000	1.6%	$79,700,000	$0	63.5%	63.5%	2.46x	2.46x
Cabinetworks Portfolio	$17,333,000	1.4%	$30,000,000	$0	64.4%	64.4%	2.08x	2.08x
141 Livingston	$12,500,000	1.0%	$87,500,000	$0	54.9%	54.9%	2.52x	2.52x
At Home - Willow Grove	$10,061,322	0.8%	$0	$2,000,000	50.1%	60.0%	2.06x	1.82x

(1)	Calculated including the related Pari Passu Companion Loan(s) but excluding the related Subordinate Companion Loan(s).

(2)	With respect to each of the Burlingame Point Mortgage Loan (9.9%), the SOMA Teleco Office Mortgage Loan (8.5%), the Amazon Seattle Mortgage Loan (7.4%), the Phillips Point Mortgage Loan (4.0%), the 30 Hudson Yards 67 Mortgage Loan (2.1%) and the Boca Office Portfolio Mortgage Loan (1.6%), the Mortgage Loan Cut-off Date LTV Ratio and Whole Loan Cut-off Date LTV Ratio has been calculated based on the appraised values other than “As-Is”. See “—Appraised Value”.

(3)	Calculated including the related Pari Passu Companion Loan(s) and the related Subordinate Companion Loan(s).

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non- Control Note	Note Type	Note Cut-off Date Balance	Note Holder
Burlingame Point	Non-Serviced	BGME Trust 2021-VR	A-1	Control Note	Pari Passu	$10,000,000	BGME Trust 2021-VR
			A-2	Non-Control Note	Pari Passu	$5,000,000	BGME Trust 2021-VR
			A-3	Non-Control Note	Pari Passu	$5,000,000	BGME Trust 2021-VR
			A-1-C-1	Non-Control Note	Pari Passu	$60,000,000	GSBI
			A-1-C-2	Non-Control Note	Pari Passu	$40,000,000	Benchmark 2021-B25
			A-1-C-3	Non-Control Note	Pari Passu	$40,000,000	GSBI
			A-1-C-4	Non-Control Note	Pari Passu	$20,000,000	GSBI
			A-1-C-5	Non-Control Note	Pari Passu	$20,000,000	GSBI
			A-2-C-1	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2021-B25
			A-2-C-2	Non-Control Note	Pari Passu	$20,000,000	DBRI
			A-2-C-3	Non-Control Note	Pari Passu	$20,000,000	DBRI
			A-2-C-4	Non-Control Note	Pari Passu	$10,000,000	DBRI
			A-2-C-5	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2021-B25
			A-3-C-1	Non-Control Note	Pari Passu	$30,000,000	Benchmark 2021-B25
			A-3-C-2	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			A-3-C-3	Non-Control Note	Pari Passu	$20,000,000	JPMCB
			A-3-C-4	Non-Control Note	Pari Passu	$10,000,000	JPMCB
			A-3-C-5	Non-Control Note	Pari Passu	$10,000,000	Benchmark 2021-B25
			B-1	Non-Control Note	Subordinate	$120,000,000	BGME Trust 2021-VR
			B-2	Non-Control Note	Subordinate	$60,000,000	BGME Trust 2021-VR
			B-3	Non-Control Note	Subordinate	$60,000,000	BGME Trust 2021-VR
SOMA Teleco Office	Serviced	NAP	A	Non-Control Note	Senior	$102,500,000	Benchmark 2021-B25
			B	Control Note	Subordinate	$12,500,000	Benchmark 2021-B25
Amazon Seattle	Serviced	NAP	A-1	Non-Control Note	Pari Passu	$90,000,000	Benchmark 2021-B25
			A-2	Non-Control Note	Pari Passu	$60,000,000	DBRI
			A-3	Non-Control Note	Pari Passu	$40,000,000	DBRI
			A-4	Non-Control Note	Pari Passu	$33,000,000	DBRI
			A-5	Non-Control Note	Pari Passu	$11,900,000	DBRI
			B	Control Note	Subordinate	$155,100,000	Benchmark 2021-B25
909 Third Avenue	Non-Serviced	NYC 2021-909	A-1	Control Note	Pari Passu	$50,971,429	NYC 2021-909
			A-2	Non-Control Note	Pari Passu	$34,142,857	NYC 2021-909
			A-3	Non-Control Note	Pari Passu	$50,485,714	NYC 2021-909
			A-4	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2021-B25
			A-5	Non-Control Note	Pari Passu	$50,000,000	Bank of America, N.A.
			B-1	Non-Control Note	Subordinate	$49,028,571	NYC 2021-909
			B-2	Non-Control Note	Subordinate	$40,857,143	NYC 2021-909
			B-3	Non-Control Note	Subordinate	$24,514,286	NYC 2021-909
Phillips Point	Non-Serviced	Benchmark 2021-B23	A-1	Control Note	Pari Passu	$75,000,000	Benchmark 2021-B23
			A-2	Non-Control Note	Pari Passu	$50,000,000	Benchmark 2021-B24
			A-3	Non-Control Note	Pari Passu	$48,520,000	Benchmark 2021-B25
			A-4	Non-Control Note	Pari Passu	$25,000,000	Benchmark 2021-B24
1985 Marcus	Serviced	NAP	A-1	Control Note	Pari Passu	$37,000,000	Benchmark 2021-B25
			A-2	Non-Control Note	Pari Passu	$18,500,000	GSBI
30 Hudson Yards 67	Non-Serviced	Benchmark 2021-B24	A-1	Control Note	Pari Passu	$45,000,000	Benchmark 2021-B24
			A-2	Non-Control Note	Pari Passu	$26,000,000	Benchmark 2021-B25
The Galleria Office Towers	Non-Serviced	Benchmark 2021-B24	A-1	Control Note	Pari Passu	$38,953,100	Benchmark 2021-B24
			A-2	Non-Control Note	Pari Passu	$14,981,962	Benchmark 2021-B25
			A-3	Non-Control Note	Pari Passu	$25,968,733	Benchmark 2021-B24
			A-4	Non-Control Note	Pari Passu	$9,987,974	Benchmark 2021-B25
U.S. Industrial Portfolio VI	Non-Serviced	Benchmark 2021-B24	A-1	Control Note	Pari Passu	$60,000,000	Benchmark 2021-B24
			A-2	Non-Control Note	Pari Passu	$21,000,000	Benchmark 2021-B25
JW Marriott Nashville	Non-Serviced	Benchmark 2021-B23	A-1	Control Note	Pari Passu	$35,000,000	Benchmark 2021-B23
			A-2	Non-Control Note	Pari Passu	$35,000,000	Benchmark 2021-B24
			A-3	Non-Control Note	Pari Passu	$25,000,000	GSMS 2020-GSA2
			A-4	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2020-B21
			A-5	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2020-B22
			A-6	Non-Control Note	Pari Passu	$10,000,000	GSMS 2020-GSA2
			A-7	Non-Control Note	Pari Passu	$20,000,000	Benchmark 2021-B25
			A-8	Non-Control Note	Pari Passu	$10,000,000	GSBI
			A-9	Non-Control Note	Pari Passu	$10,000,000	GSBI
Boca Office Portfolio	Non-Serviced	Benchmark 2021-B24	A-1	Control Note	Pari Passu	$50,000,000	Benchmark 2021-B24
			A-2	Non-Control Note	Pari Passu	$19,300,000	Benchmark 2021-B25
			A-3	Non-Control Note	Pari Passu	$29,700,000	BANK 2021-BNK32
Cabinetworks Portfolio	Serviced	NAP	A-1	Control	Pari Passu	$17,333,000	Benchmark 2021-B25
			A-2	Non-Control Note	Pari Passu	$15,000,000	GSMS 2020-GSA2
			A-3	Non-Control Note	Pari Passu	$15,000,000	Benchmark 2020-B22

Mortgage Loan	Mortgage Loan Type	Non-Serviced PSA/TSA(1)	Note Name	Control Note / Non- Control Note	Note Type	Note Cut-off Date Balance	Note Holder
141 Livingston	Non-Serviced	Benchmark 2021-B24	A-1	Control Note	Pari Passu	$75,000,000	Benchmark 2021-B24
			A-2-1	Non-Control Note	Pari Passu	$12,500,000	Benchmark 2021-B25
			A-2-2	Non-Control Note	Pari Passu	$12,500,000	CREFI
At Home – Willow Grove	Serviced	NAP	A	Non-Control Note	Senior	$10,061,322	Benchmark 2021-B25
			B	Control Note	Subordinate	$2,000,000	GSBI(2)

(1)	The identification of a “Non-Serviced PSA/TSA” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus or final prospectus has printed and that has included, or is expected to include, the related controlling note for such whole loan.

(2)	The initial holder is GS Bank; however Rialto Real Estate Fund IV – Debt, LP is expected to purchase note B on or prior to the Closing Date.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Co-Lender Agreement. None of the master servicer, the applicable special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Property Protection Advances in respect of the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Property Protection Advance would be a Nonrecoverable Advance.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs, fees and expenses (such as a pro rata share of a Property Protection Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (if no Control Termination Event is continuing) and consultation rights (during a Control Termination Event, but while no Consultation Termination Event is continuing) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Co-Lender Agreement with respect to such Non-Control Note.

The master servicer or the applicable special servicer, as the case may be, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) use reasonable efforts to consult each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an Asset Status Report by the applicable special servicer or any proposed action to be taken by the applicable special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision, and consider on a non-binding basis alternative actions recommended by such Non-Controlling Holder.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or applicable special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or applicable special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to a special servicer that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the trustee to terminate such special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (provided that such consent will not be required if the related Non-Controlling Holder is a borrower or an affiliate thereof) unless such special servicer has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or applicable special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Co-Lender Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make property protection advances (or equivalent term) in respect of the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a property protection advance (or equivalent term) would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, any special servicer or the trustee will be obligated to make property protection advances (or equivalent term) with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the material servicing terms of the Non-Serviced PSAs.

Co-Lender Agreement

The Co-Lender Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder or a rating agency, as applicable, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

●	Any losses, liabilities, claims, fees, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table titled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled to (i) direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing holder (or equivalent party) under the related Non-Serviced PSA, (ii) consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent party)) with respect to such securitization (or other designated party under the related Non-Serviced PSA) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Co-Lender Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Controlling Class Representative, if no Consultation Termination Event is continuing, or the applicable special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Co-Lender Agreement, will be required to (i) provide each Non-Controlling Holder or its representative copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) consult (or to use reasonable efforts to consult) each Non-Controlling Holder or its representative on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions outlined in an asset status report by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten business days (or, in certain cases, with respect to an “acceptable insurance default”, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten business day (or 30-day) period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the related Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event (or analogous term) under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such Non-Controlling Holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The related Non-Serviced Custodian is expected to be the custodian of the mortgage file with respect to each Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to securitization trust created pursuant to the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (or its representative under the related pooling and servicing agreement) (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least 15 business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents (if requested by such Non-Controlling Holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Serviced AB Whole Loans

SOMA Teleco Office Whole Loan

General

The SOMA Teleco Office Whole Loan (the “SOMA Teleco Office Whole Loan”) is evidenced by two promissory notes (each, a “SOMA Teleco Office Note”), one senior promissory note and one subordinate promissory note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “SOMA Teleco Office Mortgaged Property”). The note designations of the SOMA Teleco Office Notes and the corresponding Cut-off Date Balances are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A (“SOMA Teleco Office Note A”)	$102,500,000
Note B (“SOMA Teleco Office Note B”)	$12,500,000

The SOMA Teleco Office Note A (the “SOMA Teleco Office Mortgage Loan” or the “SOMA Teleco Office Senior Note”) will be part of the Mortgage Pool. The holder of the SOMA Teleco Office Senior Note is referred to as the “SOMA Teleco Office Note A Holder”. The SOMA Teleco Office Note B will be included in the issuing entity (referred to herein as the “SOMA Teleco Office Trust Subordinate Companion Loan”) but will not be part of the Mortgage Pool. The holder of the SOMA Teleco Office Note B is referred to as the “SOMA Teleco Office Note B Holder”.

The rights of the holders of the promissory notes evidencing the SOMA Teleco Office Whole Loan (the “SOMA Teleco Office Noteholders”) are subject to an Intercreditor Agreement (the “SOMA Teleco Office Co-Lender Agreement”). The following summaries describe certain provisions of the SOMA Teleco Office Co-Lender Agreement.

Servicing

The SOMA Teleco Office Whole Loan will be serviced and administered pursuant to the terms of the PSA and the SOMA Teleco Office Co-Lender Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement”. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance and Property Protection Advances with respect to the SOMA Teleco Office Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the SOMA Teleco Office Whole Loan.

Application of Payments

The SOMA Teleco Office Co-Lender Agreement sets forth the respective rights of the holder of the SOMA Teleco Office Note A Holder and the SOMA Teleco Office Note B Holder with respect to distributions of funds received in respect of the SOMA Teleco Office Whole Loan, and provides, in general, that the SOMA Teleco Office Note B and the respective right of the SOMA Teleco Office Note B Holder to receive payments of interest, principal and other amounts with respect to the SOMA Teleco Office Note B, respectively, will, prior to a SOMA Teleco Office Sequential Pay Event, be junior, subject and subordinate to the SOMA Teleco Office Mortgage Loan and the respective rights of the holder of the SOMA Teleco Office Mortgage Loan to receive payments of interest, principal and other amounts with respect to the SOMA Teleco Office Mortgage Loan, respectively, as and to the extent set forth in the SOMA Teleco Office Co-Lender Agreement.

If no SOMA Teleco Office Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the SOMA Teleco Office Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

●	first, to the SOMA Teleco Office Note A Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the SOMA Teleco Office Note A at the applicable note interest rate (net of the servicing fee rate);

●	second, to the SOMA Teleco Office Note A Holder, in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, until the principal balance of the SOMA Teleco Office Note A has been reduced to zero;

●	third, to the SOMA Teleco Office Note A Holder, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by the SOMA Teleco Office Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the SOMA Teleco Office Whole Loan pursuant to the SOMA Teleco Office Co-Lender Agreement or the PSA;

●	fourth, if the proceeds of any foreclosure sale or any liquidation of the SOMA Teleco Office Whole Loan or the SOMA Teleco Office Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the SOMA Teleco Office Whole Loan (a “SOMA Teleco Office Workout”), the principal balance of the SOMA Teleco Office Senior Note has been reduced, such excess amount will be paid to the SOMA Teleco Office Note A Holder, in an amount up to the reduction, if any, of the principal balance of the SOMA Teleco Office Note A as a result of such SOMA Teleco Office Workout, plus interest on such amount at the related note interest rate;

●	fifth, to the extent the SOMA Teleco Office Note B Holder has made any payments or advances to cure defaults pursuant to the SOMA Teleco Office Co-Lender Agreement, to reimburse the SOMA Teleco Office Note B Holder for all such cure payments;

●	sixth, to the SOMA Teleco Office Note B Holder in an amount equal to the accrued and unpaid interest on the principal balance of the SOMA Teleco Office Note B at the applicable note interest rate (net of the servicing fee rate);

●	seventh, to the SOMA Teleco Office Note B Holder, in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date allocated as principal on the SOMA Teleco Office Whole Loan and payable to the SOMA Teleco Office Note B Holder, remaining after giving effect to the allocation in clause second above, until the principal balance of the SOMA Teleco Office Note B has been reduced to zero;

●	eighth, if the proceeds of any foreclosure sale or any liquidation of the SOMA Teleco Office Whole Loan or the SOMA Teleco Office Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a SOMA Teleco Office Workout, the principal balance of the SOMA Teleco Office Note B has been reduced, such excess amount will be required to be paid to the SOMA Teleco Office Note B Holder in an amount up to the reduction, if any, of the principal balance of the SOMA Teleco Office Note B as a result of such SOMA Teleco Office Workout, plus interest on such amount at the related note interest rate;

●	ninth, to the SOMA Teleco Office Note A Holder in an amount equal to the product of (i) the SOMA Teleco Office Note A Percentage Interest multiplied by (ii) the SOMA Teleco Office Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, to the SOMA Teleco Office Note B Holder in an amount equal to the product of (i) the SOMA Teleco Office Note B Percentage Interest multiplied by (ii) the SOMA Teleco Office Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the SOMA Teleco Office Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the SOMA Teleco Office Note A Holder and the SOMA Teleco Office Note B Holder in accordance with the SOMA Teleco Office Note A Percentage Interest and the SOMA Teleco Office Note B Percentage Interest, respectively; and

●	twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the SOMA Teleco Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the SOMA Teleco Office Note A Holder and the SOMA Teleco Office Note B Holder in accordance with the initial the SOMA Teleco Office Note A Percentage Interest and the initial the SOMA Teleco Office Note B Percentage Interest, respectively.

Upon the occurrence and continuance of a the SOMA Teleco Office Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the SOMA Teleco Office Whole Loan or the SOMA Teleco Office Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	first, to the SOMA Teleco Office Note A Holder in an amount equal to the accrued and unpaid interest on the principal balance of the SOMA Teleco Office Note A, at the applicable note interest rate (net of the servicing fee rate);

●	second, to the SOMA Teleco Office Note B Holder in an amount equal to the accrued and unpaid interest on the principal balance of the SOMA Teleco Office Note B at the applicable note interest rate (net of the servicing fee rate);

●	third, to the SOMA Teleco Office Note A Holder, in reduction of the principal balance of the SOMA Teleco Office Note A, until the principal balance of the SOMA Teleco Office Note A has been reduced to zero;

●	fourth, to the SOMA Teleco Office Note A Holder, up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such SOMA Teleco Office Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the SOMA Teleco Office Whole Loan pursuant to the SOMA Teleco Office Co-Lender Agreement or the PSA;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of the SOMA Teleco Office Whole Loan or the SOMA Teleco Office Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a the SOMA Teleco Office Workout the principal balance of the SOMA Teleco Office Senior Note has been reduced, such excess amount will be required to be paid to the SOMA Teleco Office Note A Holder in an amount up to the reduction, if any, of the principal balance of the SOMA Teleco Office Note A as a result of such the SOMA Teleco Office Workout, plus interest on such aggregate amount at the related note interest rate;

●	sixth, to the extent the SOMA Teleco Office Note B Holder has made any payments or advances to cure defaults pursuant to the SOMA Teleco Office Co-Lender Agreement, to reimburse the SOMA Teleco Office Note B Holder for all such cure payments; and to the SOMA Teleco Office Note B Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the SOMA Teleco Office Note B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

●	seventh, to the SOMA Teleco Office Note B Holder, until the principal balance of the SOMA Teleco Office Note B has been reduced to zero;

●	eighth, to the SOMA Teleco Office Note A Holder in an amount equal to the product of (i) the SOMA Teleco Office Note A Percentage Interest multiplied by (ii) SOMA Teleco Office Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●	ninth, to the SOMA Teleco Office Note B Holder in an amount equal to the product of (i) the SOMA Teleco Office Note B Percentage Interest multiplied by (ii) the SOMA Teleco Office Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of the SOMA Teleco Office Whole Loan or the SOMA Teleco Office Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a the SOMA Teleco Office Workout the principal balance of the SOMA Teleco Office Note B has been reduced, such excess amount will be paid to the SOMA Teleco Office Note B Holder in an amount up to the reduction, if any, of the principal balance of the SOMA Teleco Office Note B as a result of such SOMA Teleco Office Workout, plus interest on such amount at the related note interest rate;

●	eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the SOMA Teleco Office Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the SOMA Teleco Office Note A Holder and the SOMA Teleco Office Note B Holder in accordance with the SOMA Teleco Office Note A Percentage Interest and the SOMA Teleco Office Note B Percentage Interest, respectively; and

●	twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the SOMA Teleco Office Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through eleventh, any remaining amount will be paid pro rata to the SOMA Teleco Office Note A Holder and the SOMA Teleco Office Note B

Holder in accordance with the SOMA Teleco Office Note A Percentage Interest and the SOMA Teleco Office Note B Percentage Interest, respectively.

“SOMA Teleco Office Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the SOMA Teleco Office Senior Note, and the denominator of which is the sum of the principal balances of the SOMA Teleco Office Senior Note and the principal balance of the SOMA Teleco Office Note B.

“SOMA Teleco Office Note A Rate” means 3.66000%

“SOMA Teleco Office Note A Relative Spread” means the ratio of the SOMA Teleco Office Note A Rate to the weighted average of the SOMA Teleco Office Note A Rate and the SOMA Teleco Office Note B Rate.

“SOMA Teleco Office Note A Holder” means the holder of SOMA Teleco Office Note A.

“SOMA Teleco Office Sequential Pay Event” means any event of default under the SOMA Teleco Office Whole Loan with respect to an obligation to pay money due under the SOMA Teleco Office Whole Loan, any other event of default for which the SOMA Teleco Office Whole Loan is actually accelerated or any other event of default which causes the SOMA Teleco Office Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the SOMA Teleco Office Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the SOMA Teleco Office Whole Loan. A SOMA Teleco Office Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the SOMA Teleco Office Note B Holder in accordance with the SOMA Teleco Office Co-Lender Agreement) and will not be deemed to exist to the extent the SOMA Teleco Office Note B Holder is exercising its cure rights under the SOMA Teleco Office Co-Lender Agreement or the default that led to the occurrence of such the SOMA Teleco Office Sequential Pay Event has otherwise been cured or waived.

“SOMA Teleco Office Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the SOMA Teleco Office Note B, and the denominator of which is the sum of the principal balance of the SOMA Teleco Office Mortgage Loan and the principal balance of the SOMA Teleco Office Note B.

“SOMA Teleco Office Note B Rate” means 3.66000%.

“SOMA Teleco Office Note B Relative Spread” means the ratio of the SOMA Teleco Office Note B Rate to the weighted average of the SOMA Teleco Office Note A Rate and the SOMA Teleco Office Note B Rate.

Consultation and Control

Pursuant to the SOMA Teleco Office Co-Lender Agreement, the controlling holder with respect to the SOMA Teleco Office Whole Loan (the “SOMA Teleco Office Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no SOMA Teleco Office Control Appraisal Period has occurred and is continuing, the SOMA Teleco Office Note B Holder, and (ii) if and for so long as a SOMA Teleco Office Control Appraisal Period has occurred and is continuing, the SOMA Teleco Office Note A Holder; provided, however, that from and after the Closing Date, references to the “SOMA Teleco Office Controlling Noteholder” will mean the SOMA Teleco Office Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the SOMA Teleco Office Co-Lender Agreement, as and to the extent provided in the PSA; and provided further that, if the SOMA Teleco Office Note B Holder would be the SOMA Teleco Office Controlling Noteholder pursuant to the terms of the SOMA Teleco Office Co-Lender Agreement, but any interest in the SOMA Teleco Office Note B is held by a related Borrower Party, or a related Borrower Party would otherwise be entitled to exercise the rights of the SOMA Teleco Office Controlling Noteholder in respect of the SOMA Teleco Office Note B, then a SOMA Teleco Office Control Appraisal Period will be deemed to have occurred.

Pursuant to the terms of the SOMA Teleco Office Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the SOMA Teleco Office Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a SOMA Teleco Office Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such SOMA Teleco Office Major Decision (or making a determination not to take action with respect to such SOMA Teleco Office Major Decision), the master servicer or the special servicer must receive the written consent of the SOMA Teleco Office Controlling Noteholder (or its representative) before implementing a decision with respect to such SOMA Teleco Office Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of a SOMA Teleco Office Major Decision and the Major Decision Reporting Package (as such term is defined in the SOMA Teleco Office Co-Lender Agreement), then the SOMA Teleco Office Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the SOMA Teleco Office Co-Lender Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the SOMA Teleco Office Controlling Noteholder (or its controlling noteholder representative) in the SOMA Teleco Office Co-Lender Agreement or the PSA, is necessary to protect the interests of the SOMA Teleco Office Noteholders (as a collective whole (taking into account the subordinate nature of the SOMA Teleco Office Note B)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the SOMA Teleco Office Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the SOMA Teleco Office Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the SOMA Teleco Office Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the SOMA Teleco Office Noteholders, and the applicable servicer has made a reasonable effort to contact the SOMA Teleco Office Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the SOMA Teleco Office Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the SOMA Teleco Office Co-Lender Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the SOMA Teleco Office Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the SOMA Teleco Office Co-Lender Agreement or the PSA.

The special servicer will be required to provide copies to any SOMA Teleco Office Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the SOMA Teleco Office Controlling Noteholder pursuant to the PSA with respect to any of the SOMA Teleco Office Major

Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the SOMA Teleco Office Controlling Noteholder, and the special servicer will be required to consult with any SOMA Teleco Office Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any SOMA Teleco Office Non-Controlling Note A Holder requests consultation with respect to any such SOMA Teleco Office Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such SOMA Teleco Office Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any SOMA Teleco Office Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such SOMA Teleco Office Non-Controlling Note A Holder, whether or not such SOMA Teleco Office Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“SOMA Teleco Office Control Appraisal Period” will exist with respect to the SOMA Teleco Office Whole Loan, if and for so long as:

(a)    (i) the initial principal balance of the SOMA Teleco Office Note B, minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the SOMA Teleco Office Note B after the date of creation of the SOMA Teleco Office Note B, (y) any Appraisal Reduction Amount for the SOMA Teleco Office Whole Loan that is allocated to the SOMA Teleco Office Note B and (z) any losses realized with respect to the SOMA Teleco Office Mortgaged Property or the SOMA Teleco Office Whole Loan that are allocated to the SOMA Teleco Office Note B, is less than

(b)    25% of the remainder of (i) the initial principal balance of the SOMA Teleco Office Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the SOMA Teleco Office Note B Holder on the SOMA Teleco Office Note B, after the date of creation of such SOMA Teleco Office Note B, provided that a SOMA Teleco Office Control Appraisal Period will terminate upon the occurrence of a SOMA Teleco Office Threshold Event Cure by the SOMA Teleco Office Note B Holder pursuant to the terms of the SOMA Teleco Office Co-Lender Agreement.

“SOMA Teleco Office Lead Securitization” means the securitization of Benchmark 2021-B25 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B25.

“SOMA Teleco Office Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA at any time when the SOMA Teleco Office Senior Note and SOMA Teleco Office Trust Subordinate Companion Loan are included in the issuing entity.

“SOMA Teleco Office Non-Controlling Note A Holder” means the SOMA Teleco Office Note A Holder so long as it is not the SOMA Teleco Office Controlling Noteholder; provided that, from and after the SOMA Teleco Office Lead Securitization, “SOMA Teleco Office Non-Controlling Note A Holder” means the SOMA Teleco Office Note A Holder, if the SOMA Teleco Office Note A is no longer included in the SOMA Teleco Office Lead Securitization; provided, further, that if the SOMA Teleco Office Senior Note is held by (or the related Controlling Class Representative is) a Borrower Party, no person will be entitled to exercise the rights of such SOMA Teleco Office Non-Controlling Note A Holder with respect to the SOMA Teleco Office Senior Note.

“SOMA Teleco Office Non-Lead Securitization” means any securitization other than a SOMA Teleco Office Lead Securitization.

For so long as the SOMA Teleco Office Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The SOMA Teleco Office Note B Holder is entitled to avoid a SOMA Teleco Office Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such SOMA Teleco Office Control Appraisal Period has occurred) (a “SOMA Teleco Office Threshold Event Cure”), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the SOMA Teleco Office Co-Lender Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable SOMA Teleco Office Control Appraisal Period not to occur.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the SOMA Teleco Office Whole Loan by the end of the applicable grace period or any other event of default under the related SOMA Teleco Office Whole Loan documents occurs and is continuing, the SOMA Teleco Office B Note Holder will have the right to cure such event of default subject to certain limitations set forth in the SOMA Teleco Office Co-Lender Agreement. Unless the issuing entity (or, if the issuing entity no longer holds the SOMA Teleco Office Senior Note and the SOMA Teleco Office Subordinate Loan, the SOMA Teleco Office Note A Holder) consents to additional cure periods, the SOMA Teleco Office Note B Holder’s rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the SOMA Teleco Office Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the SOMA Teleco Office Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the SOMA Teleco Office Whole Loan (including for purposes of (i) whether a “SOMA Teleco Office Sequential Pay Event” has occurred (ii) accelerating the SOMA Teleco Office Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the SOMA Teleco Office Mortgaged Property; or (iii) treating the SOMA Teleco Office Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the SOMA Teleco Office Trust Subordinate Companion Loan is an asset of the issuing entity, the SOMA Teleco Office Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the SOMA Teleco Office Whole Loan or a servicing transfer event, the SOMA Teleco Office Note B Holder will have the right, by written notice to the SOMA Teleco Office Note A Holder (a “SOMA Teleco Office Purchase Notice”), to purchase, in immediately available funds, each SOMA Teleco Office Senior Note, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon the delivery of the SOMA Teleco Office Purchase Notice to the then current SOMA Teleco Office Note A Holder, the SOMA Teleco Office Note A Holder will be required to sell (and the SOMA Teleco Office Note B Holder will be required to purchase) the SOMA Teleco Office Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “SOMA Teleco Office Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the SOMA Teleco Office Purchase Notice. The failure of the requesting purchaser to purchase the SOMA Teleco Office Mortgage Loan on the SOMA Teleco Office Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under SOMA Teleco Office Whole Loan or servicing transfer event that gave rise to such right. The right of the SOMA

Teleco Office Note B Holder to purchase the SOMA Teleco Office Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the SOMA Teleco Office Mortgaged Property. Notwithstanding the foregoing sentence, the SOMA Teleco Office Note A Holder is required to give the SOMA Teleco Office Note B Holder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the SOMA Teleco Office Mortgaged Property is transferred to the SOMA Teleco Office Note A Holder (or a designee on its behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the SOMA Teleco Office Note A Holder of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the SOMA Teleco Office Whole Loan, the SOMA Teleco Office Note A Holder will be required to notify the SOMA Teleco Office Note B Holder of such transfer and the SOMA Teleco Office Note B Holder will have a 15 business day period from the date of such notice from the SOMA Teleco Office Note A Holder to deliver the SOMA Teleco Office Purchase Notice to the SOMA Teleco Office Note A Holder, in which case the SOMA Teleco Office Note B Holder will be obligated to purchase the SOMA Teleco Office Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the SOMA Teleco Office Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the SOMA Teleco Office Co-Lender Agreement and the PSA, if the SOMA Teleco Office Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the SOMA Teleco Office Mortgage Loan in accordance with the PSA, then the applicable special servicer may elect to sell the SOMA Teleco Office Whole Loan subject to the consent (or deemed consent) of the SOMA Teleco Office Note B Holder or the SOMA Teleco Office Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the SOMA Teleco Office Co-Lender Agreement, the SOMA Teleco Office Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the SOMA Teleco Office Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other SOMA Teleco Office Noteholders.

Amendments

The SOMA Teleco Office Co-Lender Agreement may only be amended by the consent of all SOMA Teleco Office Noteholders.

Amazon Seattle Whole Loan

General

The Amazon Seattle Whole Loan (the “Amazon Seattle Whole Loan”) is evidenced by six promissory notes (each, a “Amazon Seattle Note”), five senior pari passu promissory notes and one subordinate note, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Amazon Seattle Mortgaged Property”). The designations the Amazon Seattle Notes and the Cut-off Date Balances are set forth in the chart below:

Note Designation	Cut-off Date Balance
Note A-1 (“Amazon Seattle Note A-1”)	$90,000,000
Note A-2 (“Amazon Seattle Note A-2”)	$60,000,000
Note A-3 (“Amazon Seattle Note A-3”)	$40,000,000
Note A-4 (“Amazon Seattle Note A-4”)	$33,000,000
Note A-5 (“Amazon Seattle Note A-5”)	$11,900,000
Note B-1 (“Amazon Seattle Note B”)	$155,100,000

The Amazon Seattle Note A-1 (the “Amazon Seattle Mortgage Loan” will be part of the Mortgage Pool. The Amazon Seattle Note A-2, Amazon Seattle Note A-3, Amazon Seattle Note A-4 and Amazon Seattle Note A-5 (collectively referred to as the “Amazon Seattle Senior Pari Passu Companion Loans”), together with the Amazon Seattle Note A-1 are collectively referred to as the “Amazon Seattle Senior Mortgage Loan” or the “Amazon Seattle Senior Notes” and the holders of such Amazon Seattle Senior Notes are collectively referred to as the “Amazon Seattle Note A Holders”. The Amazon Seattle Note B will be included in the issuing entity (referred to herein as the “Amazon Seattle Trust Subordinate Companion Loan”) but will not be part of the Mortgage Pool. The holder of the Amazon Seattle Note B is referred to as the “Amazon Seattle Note B Holder”.

The rights of the holders of the promissory notes evidencing the Amazon Seattle Whole Loan (the “Amazon Seattle Noteholders”) are subject to an Intercreditor Agreement (the “Amazon Seattle Intercreditor Agreement”). The following summaries describe certain provisions of the Amazon Seattle Intercreditor Agreement.

Servicing

The Amazon Seattle Whole Loan will be serviced and administered pursuant to the terms of the PSA and the Amazon Seattle Intercreditor Agreement, by the master servicer and the special servicer, as the case may be, according to the Servicing Standard. See “Pooling and Servicing Agreement” in this prospectus. The master servicer or the trustee, as applicable, under the PSA will be responsible for making any Property Protection Advances with respect to the Amazon Seattle Whole Loan, in each case unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Amazon Seattle Whole Loan.

Application of Payments

The Amazon Seattle Intercreditor Agreement sets forth the respective rights of the holder of the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder with respect to distributions of funds received in respect of the Amazon Seattle Whole Loan, and provides, in general, that the Amazon Seattle Note B and the respective right of the Amazon Seattle Note B Holder to receive payments of interest, principal and other amounts with respect to the Amazon Seattle Note B, respectively, will, prior to an Amazon Seattle Sequential Pay Event, be junior, subject and subordinate to the Amazon Seattle Senior Mortgage Loan and the respective rights of the holder of the Amazon Seattle Senior Mortgage Loan to receive payments of interest, principal and other amounts with respect to the Amazon Seattle Senior Mortgage Loan, respectively, as and to the extent set forth in the Amazon Seattle Intercreditor Agreement.

If no Amazon Seattle Sequential Pay Event has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment on the Amazon Seattle Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied by the master servicer in the following order of priority:

(i)    first, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

(ii)    second, to the Amazon Seattle Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to such monthly payment date allocated as principal on the Amazon Seattle Whole Loan and payable to such Amazon Seattle Note A Holders, until the respective principal balances have been reduced to zero;

(iii)    third, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements to interest) up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Amazon Seattle Note A Holder, including any advances paid from sources other than collections and not previously reimbursed by the borrower (or paid or advanced by the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer) with respect to the Amazon Seattle Whole Loan pursuant to the Amazon Seattle Intercreditor Agreement or the PSA;

(iv)    fourth, if the proceeds of any foreclosure sale or any liquidation of the Amazon Seattle Whole Loan or the Amazon Seattle Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iii) and, as a result of a written modification, waiver, amendment, restructuring or workout of the Amazon Seattle Whole Loan (a “Amazon Seattle Workout”), the aggregate principal balance of the Amazon Seattle Senior Notes has been reduced, such excess amount will be paid to the Amazon Seattle Note A Holders pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Amazon Seattle Workout, plus interest on such aggregate amount at the related note interest rate;

(v)    fifth, to the extent the Amazon Seattle Note B Holder has made any payments or advances to cure defaults pursuant to the Amazon Seattle Intercreditor Agreement, to reimburse the Amazon Seattle Note B Holder for all such cure payments;

(vi)    sixth, to the Amazon Seattle Note B Holder in an amount equal to the accrued and unpaid interest on the principal balance of the Amazon Seattle Note B at the applicable note interest rate (net of the servicing fee rate);

(vii)    seventh, to the Amazon Seattle Note B Holder, in an amount equal to all principal payments received, including any insurance and condemnation proceeds, if any, with respect to such monthly payment date allocated as principal on the Amazon Seattle Whole Loan and payable to the Amazon Seattle Note B Holder, remaining after giving effect to the allocations in clause (ii) above, until the principal balance of the Amazon Seattle Note B has been reduced to zero;

(viii)    eighth, if the proceeds of any foreclosure sale or any liquidation of the Amazon Seattle Whole Loan or the Amazon Seattle Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(vii) and, as a result of an Amazon Seattle Workout, the principal balance of the Amazon Seattle Note B has been reduced, such excess amount will be required to be paid to the Amazon Seattle Note B Holder in an amount up to the reduction, if any, of the principal balance of the Amazon Seattle Note B as a result of such Amazon Seattle Workout, plus interest on such amount at the related note interest rate;

(ix)    ninth, to the Amazon Seattle Note A Holders, pro rata (based on their respective principal balances), in an aggregate amount equal to the product of (i) the Amazon Seattle Note A Percentage Interest multiplied by (ii) the Amazon Seattle Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(x)    tenth, to the Amazon Seattle Note B Holder in an amount equal to the product of (i) the Amazon Seattle Note B Percentage Interest multiplied by (ii) the Amazon Seattle Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(xi)    eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Amazon Seattle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder in accordance with the Amazon Seattle Note A Percentage Interest and the Amazon Seattle Note B Percentage Interest, respectively, with the amount distributed to the Amazon Seattle Note A Holders to be allocated among the Amazon Seattle Note A Holders pro rata based on their respective principal balances;

(xii)    twelfth, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements to interest) up to an amount equal to the Amazon Seattle Note A ARD Interest on the Amazon Seattle Note A of such Amazon Seattle Note A Holder;

(xiii)    thirteenth, to the Amazon Seattle Note B Holder in an amount equal to the Amazon Seattle Note B ARD Interest on the Amazon Seattle Note B; and

(xiv)    fourteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Amazon Seattle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiii), any remaining amount will be paid pro rata to the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder in accordance with the initial the Amazon Seattle Note A Percentage Interest and the initial the Amazon Seattle Note B Percentage Interest, respectively, with the amount distributed to the Amazon Seattle Note A Holders to be allocated among the Amazon Seattle Note A Holders pro rata based on their respective principal balances.

Upon the occurrence and continuance of a the Amazon Seattle Sequential Pay Event, amounts tendered by the borrower or otherwise available for payment on the Amazon Seattle Whole Loan or the Amazon Seattle Mortgaged Property or amounts realized on proceeds thereof (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(i)    first, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

(ii)    second, to the Amazon Seattle Note B Holder in an amount equal to the accrued and unpaid interest on the Amazon Seattle Note B principal balance at the applicable note interest rate (net of the servicing fee rate);

(iii)    third, to the Amazon Seattle Note A Holders, pro rata (based on their respective principal balances), in reduction of their respective principal balances, until such principal balances have been reduced to zero;

(iv)    fourth, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements), up to the amount of any unreimbursed out-of-pocket costs and expenses paid by such Amazon Seattle Note A Holder, including any advances paid from sources other than collections, in each case to the extent reimbursable by the borrower but not previously reimbursed by the borrower (or paid or advanced by any the master servicer or the special servicer, as applicable, on its behalf and not previously paid or reimbursed to such servicer), with respect to the Amazon Seattle Whole Loan pursuant to the Amazon Seattle Intercreditor Agreement or the PSA;

(v)    fifth, if the proceeds of any foreclosure sale or any liquidation of the Amazon Seattle Whole Loan or the Amazon Seattle Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(iv) and, as a result of a the Amazon Seattle Workout the aggregate principal balance of the Amazon Seattle Senior Notes has been reduced, such excess amount will be required to be paid to the Amazon Seattle Note A Holders pro rata (based on their respective principal balances) in an aggregate amount up to the reduction, if any, of their respective principal balances as a result of such the Amazon Seattle Workout, plus interest on such aggregate amount at the related note interest rate;

(vi)    sixth, to the extent the Amazon Seattle Note B Holder has made any payments or advances to cure defaults pursuant to the Amazon Seattle Intercreditor Agreement, to reimburse the Amazon Seattle Note B Holder for all such cure payments; and to the Amazon Seattle Note B Holder in the amount of any other unreimbursed reasonable out-of-pocket costs and expenses paid by the Amazon Seattle Note B Holder, in each case to the extent reimbursable by, but not previously reimbursed by, the borrower;

(vii)    seventh, to the Amazon Seattle Note B Holder, until the principal balance of the Amazon Seattle Note B has been reduced to zero;

(viii)    eighth, to the Amazon Seattle Note A Holders, pro rata (based on their respective principal balances) in an aggregate amount equal to the product of (i) the Amazon Seattle Note A Percentage Interest multiplied by (ii) Amazon Seattle Note A Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(ix)    ninth, to the Amazon Seattle Note B Holder in an amount equal to the product of (i) the Amazon Seattle Note B Percentage Interest multiplied by (ii) the Amazon Seattle Note B Relative Spread and (iii) any prepayment premium to the extent paid by the borrower;

(x)    tenth, if the proceeds of any foreclosure sale or any liquidation of the Amazon Seattle Whole Loan or the Amazon Seattle Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (i)-(ix) and, as a result of a the Amazon Seattle Workout the principal balance of the Amazon Seattle Note B has been reduced, such excess amount will be paid to the Amazon Seattle Note B Holder in an amount up to the reduction, if any, of the principal balance of the Amazon Seattle Note B as a result of such Amazon Seattle Workout, plus interest on such amount at the related note interest rate;

(xi)    eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or the special servicer, as applicable (in each case provided that such reimbursements or payments relate to the Amazon Seattle Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder in accordance with the Amazon Seattle Note A Percentage Interest and the Amazon Seattle Note B Percentage Interest, respectively, with the amount distributed to the Amazon Seattle Note A Holders to be allocated between the Amazon Seattle Note A Holders pro rata based on their respective principal balances; and

(xii)    twelfth, to the Amazon Seattle Note A Holders, pro rata (based on their respective entitlements to interest) up to an amount equal to the Amazon Seattle Note A ARD Interest on the Amazon Seattle Note A of such Amazon Seattle Note A Holder;

(xiii)    thirteenth, to the Amazon Seattle Note B Holder in an amount equal to the Amazon Seattle Note B ARD Interest on the Amazon Seattle Note B; and

(xiv)    fourteenth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Amazon Seattle Whole Loan, and not otherwise applied in accordance with the foregoing clauses (i)-(xiii), any remaining amount will be paid pro rata to the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder in accordance with the Amazon Seattle Note A Percentage Interest and the Amazon Seattle Note B Percentage Interest, respectively, with the amount distributed to the Amazon Seattle Note A Holders to be allocated between the Amazon Seattle Note A Holders pro rata based on their respective principal balances.

“Amazon Seattle Note A ARD Interest” means Excess Interest accrued on the Amazon Seattle Senior Notes.

“Amazon Seattle Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the Amazon Seattle Senior Notes, and the denominator of which is the sum of the principal balances of the Amazon Seattle Senior Notes and the principal balance of the Amazon Seattle Note B.

“Amazon Seattle Note A Rate” means 3.004833%

“Amazon Seattle Note A Relative Spread” means the ratio of the Amazon Seattle Note A Rate to the weighted average of the Amazon Seattle Note A Rate and the Amazon Seattle Note B Rate.

“Amazon Seattle Note A-1 Holder” means the holder of Amazon Seattle Note A-1.

“Amazon Seattle Note A-2 Holder” means the holder of Amazon Seattle Note A-2.

“Amazon Seattle Note A-3 Holder” means the holder of Amazon Seattle Note A-3.

“Amazon Seattle Note A-4 Holder” means the holder of Amazon Seattle Note A-4.

“Amazon Seattle Note A-5 Holder” means the holder of Amazon Seattle Note A-5.

“Amazon Seattle Sequential Pay Event” means any event of default under the Amazon Seattle Whole Loan with respect to an obligation to pay money due under the Amazon Seattle Whole Loan, any other event of default for which the Amazon Seattle Whole Loan is actually accelerated or any other event of default which causes the Amazon Seattle Whole Loan to become a Specially Serviced Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Amazon Seattle Whole Loan; provided, however, that unless the master servicer or the special servicer, as applicable, has notice or knowledge of such event at least 10 business days prior to the applicable Distribution Date, distributions will be made sequentially beginning on the subsequent Distribution Date; provided, further, that the aforementioned requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Amazon Seattle Whole Loan. An Amazon Seattle Sequential Pay Event will no longer exist to the extent it has been cured (including any cure payment made by the Amazon Seattle Note B Holder in accordance with the Amazon Seattle Intercreditor Agreement) and will not be deemed to exist to the extent the Amazon Seattle Note B Holder is exercising its cure rights under the Amazon Seattle Intercreditor Agreement or the default that led to the occurrence of such the Amazon Seattle Sequential Pay Event has otherwise been cured or waived.

“Amazon Seattle Note B ARD Interest” means Excess Interest accrued on the Amazon Seattle Note B.

“Amazon Seattle Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the Amazon Seattle Note B, and the denominator of which is the sum of the principal balance of the Amazon Seattle Senior Mortgage Loan and the principal balance of the Amazon Seattle Note B.

“Amazon Seattle Note B Rate” means 3.004833%.

“Amazon Seattle Note B Relative Spread” means the ratio of the Amazon Seattle Note B Rate to the weighted average of the Amazon Seattle Note A Rate and the Amazon Seattle Note B Rate.

Consultation and Control

Pursuant to the Amazon Seattle Intercreditor Agreement, the controlling holder with respect to the Amazon Seattle Whole Loan (the “Amazon Seattle Controlling Noteholder”), as of any date of determination, will be (i) if and for so long as no Amazon Seattle Control Appraisal Period has occurred and is continuing, the Amazon Seattle Note B Holder, and (ii) if and for so long as an Amazon Seattle Control Appraisal Period has occurred and is continuing, the Amazon Seattle Note A-1 Holder; provided, however, that from and after the Closing Date, references to the “Amazon Seattle Controlling Noteholder” will mean the Amazon Seattle Controlling Class Certificateholder (or its representative) or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the Amazon Seattle Intercreditor Agreement, as and to the extent provided in the PSA; and provided further that, if the Amazon Seattle Note B Holder would be the Amazon Seattle Controlling Noteholder pursuant to the terms of the Amazon Seattle Intercreditor Agreement, but any interest in the Amazon Seattle Note B is held by the borrower or a related Borrower Party, or a related Borrower Party would otherwise be entitled to exercise the rights of the Amazon Seattle Controlling Noteholder in respect of the Amazon Seattle Note B, then an Amazon Seattle Control Appraisal Period will be deemed to have occurred.

Pursuant to the terms of the Amazon Seattle Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Amazon Seattle Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute an Amazon Seattle Major Decision has been requested or proposed, at least 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) prior to taking action with respect to such Amazon Seattle Major Decision (or making a determination not to take action with respect to such Amazon Seattle Major Decision), the master servicer or the special servicer must receive the written consent of the Amazon Seattle Controlling Noteholder (or its representative) before implementing a decision with respect to such Amazon Seattle Major Decision, provided, that if the master servicer or the special servicer, as the case may be, does not receive a response within 10 business days (or 30 days with respect to any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the borrower) of its delivery of notice of an Amazon Seattle Major Decision and the Major Decision Reporting Package (as such term is defined in the Amazon Seattle Intercreditor Agreement), then the Amazon Seattle Controlling Noteholder (or its controlling noteholder representative) will be deemed to have approved such action. Notwithstanding the provisions set forth in the previous paragraph, in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Amazon Seattle Intercreditor Agreement or the PSA to take such action), as applicable, determines that immediate action, with respect to the foregoing matters, or any other matter requiring consent of the Amazon Seattle Controlling Noteholder (or its controlling noteholder representative) in the Amazon Seattle Intercreditor Agreement or the PSA, is necessary to protect the interests of the Amazon Seattle Noteholders (as a collective whole (taking into account the subordinate nature of the Amazon Seattle Note B and the pari passu nature of the Amazon Seattle Senior Notes)), the special servicer or master servicer, as applicable, may take any such action without waiting for the response of the Amazon Seattle Controlling Noteholder (or its controlling noteholder representative), provided that the special servicer or the master servicer, as applicable, provides the Amazon Seattle Controlling Noteholder with prompt written notice following such action including a reasonably detailed explanation of the basis therefor. Similarly, following the occurrence of an extraordinary event with respect to the Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the special servicer, as the case may be, may take actions with respect to the Mortgaged Property before obtaining the consent of the Amazon Seattle Controlling Noteholder (or its representative) if the applicable servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Amazon Seattle Noteholders, and the applicable servicer has made a reasonable effort to contact the Amazon Seattle Controlling Noteholder (or its representative).

Notwithstanding the foregoing, the master servicer or special servicer, as the case may be, may not follow any advice, direction, objection or consultation provided by the Amazon Seattle Controlling Noteholder (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the Amazon Seattle Intercreditor Agreement or the PSA, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the Amazon Seattle Whole Loan, or materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the Amazon Seattle Intercreditor Agreement or the PSA.

The special servicer will be required to provide copies to each Amazon Seattle Non-Controlling Note A Holder of any notice, information and report that is required to be provided to the Amazon Seattle Controlling Noteholder pursuant to the PSA with respect to any of the Amazon Seattle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report within the same time frame such notice, information and report is required to be provided to the Amazon Seattle Controlling Noteholder, and the special servicer will be required to consult with each Amazon Seattle Non-Controlling Note A Holder on a strictly non-binding basis, to the extent having received such notices, information and reports, any Amazon Seattle Non-Controlling Note A Holder requests consultation with respect to any such Amazon Seattle Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report, and consider alternative actions recommended by such Amazon Seattle Non-Controlling Note A Holder; provided that after the expiration of a period of 10 business days from the delivery to any Amazon Seattle Non-Controlling Note A Holder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such Amazon Seattle Non-Controlling Note A Holder, whether or not such Amazon Seattle Non-Controlling Note A Holder has responded within such 10 business day period (unless, the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto).

“Amazon Seattle Control Appraisal Period” will exist with respect to the Amazon Seattle Whole Loan, if and for so long as:

(a)   (i) the initial principal balance of the Amazon Seattle Note B, minus (ii) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Amazon Seattle Note B after the date of creation of the Amazon Seattle Note B, (y) any Appraisal Reduction Amount for the Amazon Seattle Whole Loan that is allocated to the Amazon Seattle Note B and (z) any losses realized with respect to the Amazon Seattle Mortgaged Property or the Amazon Seattle Whole Loan that are allocated to the Amazon Seattle Note B, is less than

(b)   25% of the remainder of (i) the initial principal balance of the Amazon Seattle Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Amazon Seattle Note B Holder on the Amazon Seattle Note B, after the date of creation of such Amazon Seattle Note B, provided that an Amazon Seattle Control Appraisal Period will terminate upon the occurrence of an Amazon Seattle Threshold Event Cure by the Amazon Seattle Note B Holder pursuant to the terms of the Amazon Seattle Intercreditor Agreement.

“Amazon Seattle Lead Securitization” means the securitization of Benchmark 2021-B25 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2021-B25.

“Amazon Seattle Major Decision” means a “Major Decision” under the PSA or any one or more analogous terms in the PSA at any time when one or more of the Amazon Seattle Senior Notes and Amazon Seattle Trust Subordinate Companion Loan are included in the issuing entity.

“Amazon Seattle Noteholder” means any of the Amazon Seattle Note A Holders and the Amazon Seattle Note B Holder, as applicable.

“Amazon Seattle Non-Controlling Note A Holder” means each Amazon Seattle Note A Holder that is not the Amazon Seattle Controlling Noteholder; provided that, from and after the Amazon Seattle Lead Securitization, “Amazon Seattle Non-Controlling Note A Holder” means each Amazon Seattle Note A Holder, if any, whose Amazon Seattle Senior Note is not included in the Amazon Seattle Lead Securitization or, if such Amazon Seattle Senior Note is then included in an Amazon Seattle Non-Lead Securitization, the Amazon Seattle Non-Controlling Note A Subordinate Class Representative pursuant to the Amazon Seattle Non-Lead Securitization for such securitization or their duly appointed representative; provided, further, that if such Amazon Seattle Non-Controlling Note A Holder’s Amazon Seattle Senior Note is held by (or the related Amazon Seattle Non-Controlling Note A Subordinate Class Representative is) a Borrower Party, no person will be entitled to exercise the rights of such Amazon Seattle Non-Controlling Note A Holder with respect to such Amazon Seattle Senior Note.

“Amazon Seattle Non-Lead Securitization” means any securitization other than an Amazon Seattle Lead Securitization.

“Amazon Seattle Non-Controlling Note A Subordinate Class Representative” means, with respect to an Amazon Seattle Senior Note that is included in an Amazon Seattle Non-Lead Securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” pursuant to the related PSA for such securitization or their duly appointed representative.

For so long as the Amazon Seattle Trust Subordinate Companion Loan is an asset of the issuing entity, the following paragraph will not have any force or effect.

The Amazon Seattle Note B Holder is entitled to avoid an Amazon Seattle Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the master servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such Amazon Seattle Control Appraisal Period has occurred) (a “Amazon Seattle Threshold Event Cure”), including delivery to the master servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the Amazon Seattle Intercreditor Agreement, in each case, in an amount which, when added to the appraised value of the related Mortgaged Property as determined pursuant to the PSA, would cause the applicable Amazon Seattle Control Appraisal Period not to occur.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the Amazon Seattle Whole Loan by the end of the applicable grace period or any other event of default under the related Amazon Seattle Whole Loan documents occurs and is continuing, the holder of the Amazon Seattle Trust Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Amazon Seattle Intercreditor Agreement. Unless the issuing entity (or, if the issuing entity no longer holds any of the Amazon Seattle Senior Notes and the Amazon Seattle Subordinate Loan, the Amazon Seattle Note A-1 Holder) consents to additional cure periods, the Amazon Seattle Note B Holder’s rights to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Amazon Seattle Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Amazon Seattle Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Amazon Seattle Whole Loan (including for purposes of (i) whether a “Amazon Seattle Sequential Pay Event” has occurred (ii) accelerating the Amazon Seattle Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Amazon Seattle Mortgaged Property; or (iii) treating the Amazon Seattle Whole Loan as a Specially Serviced Loan).

Notwithstanding the foregoing, for so long as the Amazon Seattle Trust Subordinate Companion Loan is an asset of the issuing entity, the Amazon Seattle Trust Subordinate Companion Loan Holder may not exercise the cure rights described above.

Purchase Option

After the occurrence and delivery of a notice of an event of default with respect to the Amazon Seattle Whole Loan or a servicing transfer event, the Amazon Seattle Note B Holder will have the right, by written notice to the Amazon Seattle Note A Holders (a “Amazon Seattle Purchase Notice”), to purchase, in immediately available funds, each Amazon Seattle Senior Note, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon the delivery of the Amazon Seattle Purchase Notice to the then current Amazon Seattle Note A Holders, the Amazon Seattle Note A Holders will be required to sell (and the Amazon Seattle Note B Holder will be required to purchase) the Amazon Seattle Senior Mortgage Loan at the defaulted mortgage loan purchase price, on a date (the “Amazon Seattle Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Amazon Seattle Purchase Notice. The failure of the requesting purchaser to purchase the Amazon Seattle Senior Mortgage Loan on the Amazon Seattle Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Amazon Seattle Whole Loan or servicing transfer event that gave rise to such right. The right of the Amazon Seattle Note B Holder to purchase the Amazon Seattle Senior Mortgage Loan as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Amazon Seattle Mortgaged Property. Notwithstanding the foregoing sentence, the Amazon Seattle Note A Holders are required to give the Amazon Seattle Note B Holder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Amazon Seattle Mortgaged Property is transferred to the Amazon Seattle Note A Holders (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Amazon Seattle Note A Holders of a foreclosure sale or sale by power of sale or acceptance of a deed in lieu of foreclosure, less than 10 business days after the acceleration of the Amazon Seattle Whole Loan, the Amazon Seattle Note A Holders will be required to notify the Amazon Seattle Note B Holder of such transfer and the Amazon Seattle Note B Holder will have a 15 business day period from the date of such notice from the Amazon Seattle Note A Holders to deliver the Amazon Seattle Purchase Notice to the Amazon Seattle Note A Holders, in which case the Amazon Seattle Note B Holder will be obligated to purchase the Amazon Seattle Mortgaged Property, in immediately available funds, within such 15 business day period at the applicable purchase price.

If the Amazon Seattle Trust Subordinate Companion Loan is an asset of the issuing entity, such purchase option described above will not have any force or effect.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Amazon Seattle Intercreditor Agreement and the PSA, if the Amazon Seattle Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the Amazon

Seattle Senior Mortgage Loan in accordance with the PSA, then the applicable special servicer may elect to sell the Amazon Seattle Whole Loan subject to the consent (or deemed consent) of the Amazon Seattle Note B Holder or the Amazon Seattle Controlling Noteholder under the provisions described above under “—Consultation and Control”.

Special Servicer Appointment Rights

Pursuant to the Amazon Seattle Intercreditor Agreement, the Amazon Seattle Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace the special servicer then acting with respect to the Amazon Seattle Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the other Amazon Seattle Noteholders.

Amendments

The Amazon Seattle Intercreditor Agreement may only be amended by the consent of all Amazon Seattle Noteholders.

At Home – Willow Grove Whole Loan

General

The At Home – Willow Grove Mortgage Loan (0.8%) is part of a split loan structure comprised of two (2) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property. The At Home – Willow Grove Whole Loan was originated by GS Bank.

The At Home – Willow Grove Mortgage Loan is evidenced by one (1) promissory note A with a Cut-off Date Balance of $10,150,000 (the “At Home – Willow Grove Mortgage Loan”). There is also one (1) subordinate companion loan (the “At Home – Willow Grove Subordinate Companion Loan”), evidenced by the subordinate promissory note B with an original principal balance of $2,000,000 (the “At Home – Willow Grove Subordinate Companion Loan”). The At Home – Willow Grove Subordinate Companion Loan will not be included in the issuing entity. The At Home – Willow Grove Subordinate Companion Loan, together with the At Home – Willow Grove Mortgage Loan, are referred to in this prospectus as the “At Home – Willow Grove Whole Loan”. The At Home – Willow Grove Subordinate Companion Loan is currently held by Goldman Sachs Bank USA and is expected to be transferred to an affiliate of Rialto Real Estate Fund IV – Debt, LP, who is expected to be the initial directing holder.

The rights of the issuing entity, as the holder of the At Home – Willow Grove Mortgage Loan, and the rights of the holder of the At Home – Willow Grove Subordinate Companion Loan are subject to the terms of a Co-Lender Agreement (the “At Home – Willow Grove Co-Lender Agreement”). The consultation rights of the issuing entity (as a non-controlling note holder) under the At Home – Willow Grove Co-Lender Agreement will be exercised by the Directing Holder so long as no Consultation Termination Event has occurred and is continuing, and if a Consultation Termination Event has occurred and is continuing, by the operating advisor.

Servicing

The At Home – Willow Grove Whole Loan and any related REO Property will be serviced and administered by the master servicer and the special servicer, pursuant to the PSA, in the manner described under “Pooling and Servicing Agreement”, but subject to the terms of the At Home – Willow Grove Co-Lender Agreement. See “Pooling and Servicing Agreement”. In servicing the At Home – Willow Grove Whole Loan, the Servicing Standard will require the master servicer and the special servicer to take into account the interests of the Certificateholders and the holder of the At Home – Willow Grove Subordinate Companion Loan as a collective whole.

Amounts payable to the issuing entity as holder of the At Home – Willow Grove Mortgage Loan pursuant to the At Home – Willow Grove Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Application of Payments

The At Home – Willow Grove Co-Lender Agreement sets forth the respective rights of the holders of the At Home – Willow Grove Mortgage Loan and the At Home – Willow Grove Subordinate Companion Loan with respect to distributions of funds received in respect of the At Home – Willow Grove Whole Loan, and provides, in general, that:

●	the At Home – Willow Grove Subordinate Companion Loan is, generally, at all times, junior, subject and subordinate to the At Home – Willow Grove Mortgage Loan, and the rights of the holder of the At Home – Willow Grove Subordinate Companion Loan to receive payments with respect to the At Home – Willow Grove Whole Loan are, at all times, junior, subject and subordinate to the rights of the holder of the At Home – Willow Grove Mortgage Loan to receive payments with respect to the At Home – Willow Grove Whole Loan;

●	all expenses and losses relating to the At Home – Willow Grove Whole Loan will, to the extent not paid by the related borrower, be allocated first to the holder of the At Home – Willow Grove Subordinate Companion Loan, and second to the issuing entity, as holder of the At Home – Willow Grove Mortgage Loan,

●	expenses and losses allocated to a particular note will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon;

●	If no At Home – Willow Grove Sequential Pay Event has occurred and is continuing with respect to the At Home – Willow Grove Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the At Home – Willow Grove Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, to the holder of the At Home – Willow Grove Mortgage Loan in an amount equal to the accrued and unpaid interest on the At Home – Willow Grove Mortgage Loan principal balance at the applicable net note rate;

(b)   second, to the holder of the At Home – Willow Grove Mortgage Loan in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the At Home – Willow Grove Mortgage Loan, until the At Home – Willow Grove Mortgage Loan principal balance has been reduced to zero;

(c)   third, to the holder of the At Home – Willow Grove Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the At Home – Willow Grove Mortgage Loan including any recovered costs not previously reimbursed to the holder of the At Home – Willow Grove Mortgage Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the At Home – Willow Grove Mortgage Loan pursuant to the At Home – Willow Grove Co-Lender Agreement or the PSA;

(d)   fourth, if the proceeds of any foreclosure sale or any liquidation of the At Home – Willow Grove Mortgage Loan or At Home – Willow Grove Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(c) and, as a result of a Workout the principal balance of the At Home – Willow Grove Mortgage Loan has been reduced, such excess amount will be paid to the holder of the At Home – Willow Grove Mortgage Loan in an amount up to the reduction, if any, of the At Home – Willow Grove Mortgage Loan principal balance as a result of such Workout, plus interest on such amount at the applicable note rate;

(e)   fifth, any prepayment premium, to the extent paid by the borrower, will be paid to the holder of the At Home – Willow Grove Mortgage Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(f)     sixth, to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the At Home – Willow Grove Subordinate Companion Loan principal balance at the applicable net note rate;

(g)   seventh, to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount equal to all principal payments received, if any, with respect to such monthly payment date with respect to the At Home – Willow Grove Mortgage Loan, until the At Home – Willow Grove Subordinate Companion Loan principal balance has been reduced to zero;

(h)   eighth, any prepayment premium, to the extent paid by the borrower, be paid to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(i)     ninth, to the extent the holder of the At Home – Willow Grove Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to Section 11 of the At Home – Willow Grove Co-Lender Agreement, to reimburse the holder of the At Home – Willow Grove Subordinate Companion Loan for all such cure payments;

(j)     tenth, if the proceeds of any foreclosure sale or any liquidation of the At Home – Willow Grove Mortgage Loan or At Home – Willow Grove Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(i) and, as a result of a Workout the principal balance of the At Home – Willow Grove Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount up to the reduction, if any, of the At Home – Willow Grove Subordinate Companion Loan principal balance as a result of such Workout, plus interest on such amount at the applicable note rate;

(k)   eleventh, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the At Home – Willow Grove Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the At Home – Willow Grove Mortgage Loan and the holder of the At Home – Willow Grove Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(l)     twelfth, if any excess amount is available to be distributed in respect of the Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount will be paid pro rata to the holder of the At Home – Willow Grove Mortgage Loan and the holder of the At Home – Willow Grove Subordinate Companion Loan in accordance with their respective initial percentage interests.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the At Home – Willow Grove Whole Loan or (ii) a non-monetary event of default as to which the At Home – Willow Grove Whole Loan becomes a Specially Serviced Loan, in each case provided that the holder of the At Home – Willow Grove Subordinate Companion Loan (the “At Home – Willow Grove Curing Holder”) (or a designee of such holder) has not exercised its cure rights and the default that led to the occurrence of such event of default has not otherwise been cured or waived (a “At Home Willow Grove Sequential Pay Event”), amounts tendered by the borrowers or otherwise available for payment on the At Home – Willow Grove Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

(a)   first, to the holder of the At Home – Willow Grove Mortgage Loan in an amount equal to the accrued and unpaid interest on the At Home – Willow Grove Mortgage Loan principal balance at the applicable net note rate;

(b)   second, to the holder of the At Home – Willow Grove Mortgage Loan in an amount equal to all amounts allocated as principal, if any, with respect to such monthly payment date with respect to the At Home – Willow Grove Mortgage Loan, until the At Home – Willow Grove Mortgage Loan principal balance has been reduced to zero;

(c)   third, to the holder of the At Home – Willow Grove Mortgage Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the At Home – Willow Grove Mortgage Loan including any recovered costs not previously reimbursed to the holder of the At Home – Willow Grove Mortgage Loan (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the At Home – Willow Grove Mortgage Loan pursuant to the At Home – Willow Grove Co-Lender Agreement or the PSA;

(d)   fourth, any prepayment premium, to the extent paid by the borrower, will be paid to the holder of the At Home – Willow Grove Mortgage Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(e)   fifth, to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the At Home – Willow Grove Subordinate Companion Loan principal balance at the applicable net note rate;

(f)     sixth, to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount equal to all amounts allocated as principal, if any, with respect to such monthly payment date with respect to the At Home – Willow Grove Mortgage Loan, until the At Home – Willow Grove Subordinate Companion Loan principal balance has been reduced to zero;

(g)   seventh, any prepayment premium, to the extent paid by the borrower, will be paid to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount up to its Relative Spread Fraction multiplied by such prepayment premium;

(h)   eighth, to the extent the holder of the At Home – Willow Grove Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to Section 11 of the At Home – Willow Grove Co-Lender Agreement, to reimburse the holder of the At Home – Willow Grove Subordinate Companion Loan for all such cure payments;

(i)     ninth, if the proceeds of any foreclosure sale or any liquidation of the At Home – Willow Grove Mortgage Loan or At Home – Willow Grove Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a)-(h) and, as a result of a Workout the principal balance of the At Home – Willow Grove Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the At Home – Willow Grove Subordinate Companion Loan in an amount up to the reduction, if any, of the At Home – Willow Grove Subordinate Companion Loan principal balance as a result of such Workout, plus interest on such amount at the applicable note rate;

(j)     tenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the PSA, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the At Home – Willow Grove Mortgage Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the holder of the At Home – Willow Grove Mortgage Loan and the holder of the At Home – Willow Grove Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

(k)   eleventh, if any excess amount is available to be distributed in respect of the At Home – Willow Grove Mortgage Loan, and not otherwise applied in accordance with the foregoing clauses (a)-(j), any remaining amount will be paid pro rata to the holder of the At Home – Willow Grove Mortgage Loan and the holder of the At Home – Willow Grove Subordinate Companion Loan in accordance with their respective initial percentage interests.

“Relative Spread Fraction” means a fraction whose numerator is the amount of principal distributed to such note on such monthly payment date and whose denominator is the total amount of principal distributed to all of notes on such monthly payment date.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the At Home – Willow Grove Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the At Home – Willow Grove Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans. Interest on P&I Advances made with respect to the At Home – Willow Grove Mortgage Loan may only be reimbursed out of future payments and collections on the At Home – Willow Grove Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances” in this prospectus, other Mortgage Loans, but not out of payments or other collections on the At Home – Willow Grove Subordinate Companion Loan.

Consultation and Control

Pursuant to the At Home – Willow Grove Co-Lender Agreement, the directing holder with respect to the At Home – Willow Grove Whole Loan (the “At Home – Willow Grove Controlling Note Holder”), as of any date of determination, will be (i) the holder of the At Home – Willow Grove Subordinate Companion Loan, unless a At Home – Willow Grove Control Appraisal Period has occurred and is continuing, or (ii) for so long as an At Home – Willow Grove Control Appraisal Period has occurred and is continuing, the Controlling Class Representative. The At Home – Will Grove Controlling Note Holder will be entitled to exercise consent and/or consultation rights as set forth under “Pooling and Servicing Agreement—The Directing Holder” in this prospectus with respect to the At Home – Willow Grove Whole Loan, and the implementation of any recommended actions outlined in an Asset Status Report with respect to the At Home – Willow Grove Whole Loan will require the approval of the At Home – Willow Grove Whole Loan Controlling Note Holder as described under “Pooling and Servicing Agreement—The Directing Holder” and “—Asset Status Report”.

A “At Home – Willow Grove Control Appraisal Period” will exist with respect to the At Home – Willow Grove Whole Loan, if and for so long as:

(a)   (1) the initial At Home – Willow Grove Subordinate Companion Loan principal balance minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the At Home – Willow Grove Subordinate Companion Loan after the date of its creation, (y) any Appraisal Reduction Amount for the At Home – Willow Grove Mortgage Loan that is allocated to the At Home – Willow Grove Subordinate Companion Loan and (z) any losses realized with respect to the At Home – Willow Grove Mortgaged Property or the At Home – Willow Grove Mortgage Loan that are allocated to the At Home – Willow Grove Subordinate Companion Loan, is less than

(b)   25% of the remainder of the (i) initial At Home – Willow Grove Subordinate Companion Loan principal balance less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holder of the At Home – Willow Grove Subordinate Companion Loan on the At Home – Willow Grove Subordinate Companion Loan after the date of its creation.

Neither the master servicer nor the special servicer may follow any advice, direction or objection by the issuing entity (or its representative) or the Controlling Class Representative that would (i) require or cause the master servicer or the special servicer, as applicable, to violate applicable law, the terms of the At Home – Willow Grove Whole Loan, the At Home – Willow Grove Co-Lender Agreement or the PSA, including the Servicing Standard, (ii) result in the imposition of federal income tax on the issuing entity or cause it to fail to qualify as a REMIC, (iii) expose the Certificateholders, the issuing entity, the holder of the At Home – Willow Grove Subordinate Companion Loan, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the PSA or the scope of the trustee’s or certificate administrator’s responsibilities under the PSA.

Sale of Defaulted Whole Loan

Upon the At Home – Willow Grove Whole Loan becoming a Defaulted Loan, if the special servicer decides to sell the At Home – Willow Grove Mortgage Loan, then the special servicer will be required to sell the At Home – Will Grove Mortgage Loan (but not the At Home – Willow Grove Subordinate Companion Loans) as a single whole loan.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this prospectus.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the At Home – Willow Grove Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the At Home – Willow Grove Whole Loan, then the At Home – Willow Grove Curing Holder will have the right, but not the obligation, to: (A) cure such monetary event of default within five (5) business days following the receipt of notice of such default and (B) cure such non-monetary event of default within thirty (30) days following receipt of notice of such default, provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to sixty (60) days. If the At Home – Willow Grove Curing Holder elects to cure a default by way of a payment of money (a “Cure Payment”), the At Home – Willow Grove Curing Holder will be required to make such Cure Payment as directed by the master servicer or the special servicer and such Cure Payment is required to include reimbursement for all advances, fees or interest paid by the master servicer or the special servicer, and the holder of the At Home – Willow Grove Mortgage Loan. So long as an event of default exists that is being cured by the At Home – Willow Grove Curing Holder and the applicable cure period has not expired, the default will not be treated as a At Home – Willow Grove Sequential Pay Event (i) for purposes of “—Application of Payments” above, (ii) for purposes of triggering an acceleration of the At Home – Willow Grove Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Properties, or (iii) for purposes of treating the At Home – Willow Grove Whole Loan as a Specially Serviced Loan. Notwithstanding anything to the contrary, the At Home – Willow Grove Curing Holder will be limited to a combined total of six (6) cures of monetary defaults or non-monetary defaults, no more than three (3) of which may be consecutive, over the life of the At Home – Willow Grove Whole Loan.

Purchase Option

After the occurrence and delivery of an event of default under the At Home – Willow Grove Whole Loan, the holder of the At Home – Willow Grove Subordinate Companion Loan will have the right, by written notice to the holder of the At Home – Willow Grove Mortgage Loan (an “At Home – Willow Grove Purchase Notice”), to purchase in immediately available funds, the At Home – Willow Grove Mortgage Loan, in whole but not in part, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses. Upon delivery of the At Home – Willow Grove Purchase Notice to the selling holder, the selling holder will be required to sell (and the purchasing holder will be required to purchase) the At Home – Willow Grove Mortgage Loan, at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted At Home – Willow Grove Purchase Date”) not more than forty five (45) days after the date of the At Home – Willow Grove Purchase Notice. The purchasing holder’s failure to purchase the At Home – Willow Grove Mortgage Loan on the Defaulted At Home – Willow Grove Purchase Date will result in the termination of such right. The holder of the At Home – Willow Grove Subordinate Companion Loan has agreed that the sale of any purchased loans to it will comply with all requirements of the PSA and that all costs and expenses related thereto will be paid by the applicable purchasing holder. The defaulted mortgage loan purchase price will be calculated by the master servicer or the special servicer three (3) business days prior to the Defaulted At Home – Willow Grove Purchase Date and absent manifest error, will be binding upon the purchasing holder.

The right of the holder of the At Home – Willow Grove Subordinate Companion Loan to purchase the At Home – Will Grove Mortgage Loan will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Mortgaged Property. Notwithstanding the foregoing sentence, the special servicer is required to give the purchasing holder ten (10) business days’ prior written notice of its intent with respect to any such action with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Mortgaged Property is transferred to the special servicer less than ten (10) business days after the acceleration of the At Home – Willow Grove Whole Loan, the special servicer is required to notify the holder of the At Home – Will Grove Subordinate Companion Loan of such transfer and the holder of the At Home Subordinate Companion Loan will have a fifteen (15) day period from the date of such notice from the special servicer to deliver the noteholder purchase notice to the holder of the At Home – Willow Grove Mortgage Loan, in which case such holder of the At Home – Willow Grove Subordinate Companion Loan will be obligated to purchase the Mortgaged Property, in immediately available funds, within such fifteen (15) business day period at the applicable defaulted mortgage loan purchase price.

Special Servicer Appointment Rights

Pursuant to the At Home – Willow Grove Co-Lender Agreement, the holder of the At Home – Willow Grove Mortgage Loan (or its representative) will have the right, with or without cause, to replace the special servicer then acting with respect to the At Home – Willow Grove Whole Loan and appoint a replacement special servicer in lieu thereof.

The Non-Serviced AB Whole Loans

The Burlingame Point Whole Loan

The Burlingame Point Mortgage Loan (9.9%) is part of a split loan structure comprised of 18 senior promissory notes and 3 subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $620,000,000. Five such senior promissory notes designated Note A-1-C-2, Note A-2-C-1, Note A-2-C-5, Note A-3-C-1 and Note A-3-C-5, with an initial aggregate principal balance of $120,000,000 (the “Burlingame Point Mortgage Loan”) will be deposited into this securitization. The Burlingame Point Whole Loan is evidenced by (i) the Burlingame Point Mortgage Loan, (ii) three senior promissory notes designated Note A-1, Note A-2 and Note A-3 (the “Burlingame Point Standalone Pari Passu Companion Loans”), which have an aggregate initial principal balance of $20,000,000; (iii) the remaining senior promissory notes (see “—General—Whole Loan Control Notes and Non-Control Notes”) (the “Burlingame Point Non-Standalone Pari Passu Companion Loans” and, together with the Burlingame Point Standalone Pari Passu Companion Loans, the “Burlingame Point Pari Passu Companion Loans”), which have an aggregate initial principal balance of $240,000,000; and (iv) three subordinate promissory notes designated Note B-1, Note B-2 and Note B-3 (the “Burlingame Point Subordinate Companion Loans” and, together with the Burlingame Point Standalone Pari Passu Companion Loans, the “Burlingame Point Standalone Companion Loans”), which have an aggregate initial principal balance of $240,000,000.

The Burlingame Point Mortgage Loan, the Burlingame Point Pari Passu Companion Loans and the Burlingame Point Subordinate Companion Loans are referred to herein, collectively, as the “Burlingame Point Whole Loan”, and the Burlingame Point Pari Passu Companion Loans and the Burlingame Point Subordinate Companion Loans are referred to herein as the “Burlingame Point Companion Loans.” The Burlingame Point Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Burlingame Point Mortgage Loan. The Burlingame Point Subordinate Companion Loans are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans.

Only the Burlingame Point Mortgage Loan is included in the issuing entity. The Burlingame Point Standalone Companion Loans are expected to be contributed to a securitization trust governed by the BGME Trust 2021-VR TSA (the “BGME Trust 2021-VR Securitization”). The Burlingame Point Non-Standalone Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized Burlingame Point Non-Standalone Pari Passu Companion Loans are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Burlingame Point Whole Loan are subject to a Co-Lender Agreement (the “Burlingame Point Co-Lender Agreement”). The following summaries describe certain provisions of the Burlingame Point Co-Lender Agreement.

Servicing

The Burlingame Point Whole Loan (including the Burlingame Point Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the BGME Trust 2021-VR TSA by KeyBank National Association as master servicer (the “Burlingame Point Master Servicer”), and, if necessary, Situs Holdings, LLC as special servicer (the “Burlingame Point Special Servicer”), in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, but subject to the terms of the Burlingame Point Co-Lender Agreement.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Burlingame Point Mortgage Loan (but not on the Burlingame Point Companion Loans) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Burlingame Point Mortgage Loan.

Property protection advances in respect of the Burlingame Point Whole Loan will be made by the Burlingame Point Master Servicer or the trustee under the BGME Trust 2021-VR TSA, as applicable, unless a determination of nonrecoverability is made under the BGME Trust 2021-VR TSA.

Application of Payments

The Burlingame Point Co-Lender Agreement sets forth the respective rights of the holder of the Burlingame Point Mortgage Loan, the holders of the Burlingame Point Pari Passu Companion Loans and the holders of the Burlingame Point Subordinate Companion Loans with respect to distributions of funds received in respect of the Burlingame Point Whole Loan, and provides, in general, that:

●	the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of any other or security therefor;

●	the Burlingame Point Subordinate Companion Loans are, generally, at all times, junior, subject and subordinate to the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans, and the rights of the holders of the Burlingame Point Subordinate Companion Loans to receive payments with respect to the Burlingame Point Whole Loan are, at all times, junior, subject and subordinate to the rights of the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans to receive payments with respect to the Burlingame Point Whole Loan;

●	all expenses and losses relating to the Burlingame Point Whole Loan will, to the extent not paid by the related borrowers, be allocated first to the holder of Burlingame Point Subordinate Companion Loans and second to the issuing entity, as holder of the Burlingame Point Mortgage Loan, and the holders of the Burlingame Point Pari Passu Companion Loans on a pro rata and pari passu basis.

All amounts tendered by the borrowers or otherwise available for payment on the Burlingame Point Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

●	First, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion

Loans to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to the accrued and unpaid interest on the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans at a per annum rate equal the applicable net note rate;

●	Second, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to principal payments received, if any, with respect to the related monthly payment date, in each case until their respective note principal balances have been reduced to zero;

●	Third, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount equal to any unreimbursed costs and expenses paid by the holders of the Burlingame Point Mortgage Loan and each Burlingame Point Pari Passu Companion Loan, including any liquidation fees, workout fees, special servicing fees or interest on advances (or paid or advanced by any servicer on its behalf and not previously paid or reimbursed) with respect to the Burlingame Whole Loan pursuant to the Burlingame Point Co-Lender Agreement or the BGME Trust 2021-VR TSA;

●	Fourth, if the proceeds of any foreclosure sale or any liquidation of the Burlingame Point Whole Loan or the Burlingame Point Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans have been reduced, such excess amount will be paid to the holders of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans in an amount up to the reduction, if any, of the principal balances of the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans as a result of such workout, plus unpaid interest on the Burlingame Point Mortgage Loan and Burlingame Point Pari Passu Companion Loans principal balance at a per annum rate equal the applicable net note rate;

●	Fifth, on a pro rata and pari passu basis, to the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Pari Passu Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrower; in an amount up to such note’s pro rata interest therein as calculated under the related Mortgage Loan documents.

●	Sixth, the holders of the Burlingame Point Subordinate Companion Loans, to pay accrued and unpaid interest on the Burlingame Point Subordinate Companion Loans to the holders of the Burlingame Point Subordinate Companion Loans in an amount equal to the accrued and unpaid interest on the applicable Burlingame Point Subordinate Companion Loan principal balances at a per annum rate equal the applicable net note rate;

●	Seventh, to the holders of the Burlingame Point Subordinate Companion Loans, in an amount equal all remaining principal payments received, if any, with respect to the related monthly payment date, until the principal balances of the Burlingame Point Subordinate Companion Loans have been reduced to zero;

●	Eighth, on a pro rata and pari passu basis, to the holders of the Burlingame Point Subordinate Companion Loans in an amount equal to any yield maintenance premium, to the extent paid by the related borrowers; in an amount up to such note’s pro rata interest therein as calculated under the Burlingame Point Whole Loan documents;

●	Ninth, if the proceeds of any foreclosure sale or any liquidation of the Burlingame Point Whole Loan or the Burlingame Point Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing paragraphs and, as a result of a workout, the principal balances of the Burlingame Point Subordinate Companion Loans have been reduced, such excess amount will be paid to the holders of the Burlingame Point Subordinate Companion Loans in an amount up to the reduction, if any, of the principal balances of the

Burlingame Point Subordinate Companion Loans as a result of such workout, plus unpaid interest on the Burlingame Point Subordinate Companion Loan principal balance at a per annum rate equal the applicable net note rate;

●	Tenth, to the extent assumption or transfer fees actually paid by the related borrowers are not required to be otherwise applied under the BGME Trust 2021-VR TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate a servicer (in each case provided that such reimbursements or payments relate to the Burlingame Point Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrowers, will be paid to the holders of the Burlingame Point Mortgage Loan and the Burlingame Point Companion Loans, pro rata, based on their respective percentage interests; and

●	Eleventh, if any excess amount is available to be distributed in respect of the Burlingame Point Whole Loan, and not otherwise applied in accordance with the foregoing paragraphs, any remaining amount will be paid to the holders of the Burlingame Point Mortgage Loan, the Burlingame Point Companion Loans and the Burlingame Point Subordinate Companion Loans, pro rata, based on their respective percentage interests.

Consultation and Control

The controlling noteholder under the Burlingame Point Co-Lender Agreement (the “Burlingame Point Directing Holder”) will initially be the representative of the holder of the majority of the “controlling class” certificates issued in connection with the BGME Trust 2021-VR Securitization. Pursuant to the terms of the BGME Trust 2021-VR TSA, such controlling class representative, which is expected to initially be Prima Capital Advisors LLC, will have consent and/or consultation rights with respect to the Burlingame Point Whole Loan similar, but not necessarily identical, to those held by the Directing Holder under the terms of the PSA. During the continuance of a “Consultation Termination Event” under the BGME Trust 2021-VR TSA (a “Burlingame Point Consultation Termination Event”), the consent and consultation rights of the Burlingame Point Directing Holder will terminate and there will be no controlling noteholder for so long as the Burlingame Point Whole Loan is serviced pursuant to the BGME Trust 2021-VR TSA. A Burlingame Point Consultation Termination Event will generally exist at any time that (i) the Class HRR certificates issued pursuant to the BGME Trust 2021-VR TSA have an outstanding certificate balance (without regard to the application of any appraisal reduction amounts) that is 25% or less of the initial certificate balance of such Class HRR certificates, (ii) the Burlingame Point Directing Holder (or a majority of the controlling class certificateholders) is a borrower related party or (iii) Prima Capital Advisors LLC or any successor controlling class representative or controlling class certificateholders are no longer the holder of at least a majority of the controlling class by certificate balance and the certificate registrar under the BGME Trust 2021-VR TSA (the “Burlingame Point Certificate Registrar”) has neither (a) received written notice of the then current controlling class certificateholders of at least a majority of the controlling class by certificate balance nor (b) received written notice of a replacement controlling class representative, until such time as the Burlingame Point Certificate Registrar receives either such notice.

Neither the issuing entity, as holder of the Burlingame Point Mortgage Loan, nor any holder of a Burlingame Point Non-Standalone Pari Passu Companion Loan, as non-controlling note holders, will have any right to consult with the Burlingame Point Master Servicer or the Burlingame Point Special Servicer with respect to major decisions to be taken with respect to the Burlingame Point Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Burlingame Point Whole Loan or for any other matter.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Burlingame Point Co-Lender Agreement, if the Burlingame Point Whole Loan becomes a defaulted mortgage loan, and if the Burlingame Point Special Servicer determines to sell the Burlingame Point Whole Loan in accordance with the BGME Trust 2021-VR TSA, then the Burlingame Point Special Servicer will be required to sell the Burlingame Point Pari Passu Companion

Loans and the Burlingame Point Subordinate Companion Loans, together with the Burlingame Point Mortgage Loan, as one whole loan. In connection with any such sale, the Burlingame Point Special Servicer will be required to follow the procedures contained in the BGME Trust 2021-VR TSA.

Notwithstanding the foregoing, the Burlingame Point Special Servicer will not be permitted to sell the Burlingame Point Whole Loan if it becomes a defaulted mortgage loan under the BGME Trust 2021-VR TSA without the written consent of the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan, or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans (provided that such consent is not required if such holder is a related borrower or an affiliate of a related borrower) unless the Burlingame Point Special Servicer has delivered to each such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Burlingame Point Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Burlingame Point Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Burlingame Point Mortgaged Property, and any documents in the servicing file reasonably requested by such holder (or its representative) that are material to the price of the Burlingame Point Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Burlingame Point Master Servicer or the Burlingame Point Special Servicer in connection with the proposed sale; provided that the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans may waive as to itself any of the delivery or timing requirements set forth in this sentence. The issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan, or the holders of the Burlingame Point Non-Standalone Pari Passu Companion Loans will be permitted to submit an offer at any sale of the Burlingame Point Whole Loan.

Special Servicer Appointment Rights

Pursuant to the Burlingame Point Co-Lender Agreement and the BGME Trust 2021-VR TSA, the Burlingame Point Directing Holder (or its representative) will have the right, with or without cause, to replace the Burlingame Point Special Servicer and appoint a replacement special servicer without the consent of the issuing entity (or its representative), as holder of the Burlingame Point Mortgage Loan or any holder of a Burlingame Point Non-Standalone Pari Passu Companion Loan. In addition, if the operating advisor under the BGME Trust 2021-VR TSA recommends, in its sole discretion exercised in good faith, the replacement of the Burlingame Point Special Servicer, the applicable certificateholders under the BGME Trust 2021-VR TSA with the requisite percentage of voting rights will have the right, with or without cause, to replace the Burlingame Point Special Servicer and appoint a replacement special servicer in accordance with the BGME Trust 2021-VR TSA, as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The 909 Third Avenue Whole Loan

General

The 909 Third Avenue Whole Loan consists of (a) the 909 Third Avenue Mortgage Loan evidenced by promissory note A-4 with an original principal balance of $50,000,000, which is being contributed to the issuing entity, (b) four Pari Passu Companion Loans (together with the 909 Third Avenue Mortgage Loan, the “909 Third Avenue A Notes”) evidenced by promissory notes A-1, A-2, A-3 and A-5 with an aggregate original principal balance of $185,600,000, none of which are being contributed to the issuing entity, and (c) three Subordinate Companion Loans (the “909 Third Avenue Subordinate Companion Loans”) evidenced by promissory notes B-1, B-2 and B-3 with an aggregate original principal balance of $114,400,000, none of which are being contributed to the issuing entity. The 909 Third Avenue A Notes evidenced by promissory notes A-1, A-2 and A-3, together with the 909 Third Avenue Subordinate Companion Loans, are expected to be contributed to a securitization trust governed by the NYC 2021-909 TSA. The 909 Third Avenue A Note evidenced by promissory note A-5 is expected to be contributed to one or more securitizations from time to time in the future, but the holder of such 909 Third Avenue A

Note is under no obligation to do so. Interest is payable on the 909 Third Avenue A Notes and the 909 Third Avenue Subordinate Companion Loans at a rate equal to 3.23000% per annum.

Servicing

The related Co-Lender Agreement (the “909 Third Avenue Co-Lender Agreement”) provides that the administration of the 909 Third Avenue Mortgage Loan will be governed by the 909 Third Avenue Co-Lender Agreement and by the servicing agreement for the securitization of the 909 Third Avenue A Note designated as promissory note A-1, which servicing agreement is expected to be the NYC 2021-909 TSA. The parties to the NYC 2021-909 TSA identified in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” are expected to constitute the related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Trustee and Non-Serviced Custodian. In servicing the 909 Third Avenue Whole Loan, the servicing standard set forth in the NYC 2021-909 TSA will require the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer to take into account the interests of the Certificateholders and the holders of the 909 Third Avenue Companion Loans as a collective whole and consistent with the 909 Third Avenue Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the 909 Third Avenue Mortgage Loan pursuant to the 909 Third Avenue Co-Lender Agreement will be included in the Pooled Available Funds for the related Distribution Date to the extent described in this prospectus.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Advances

The master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the 909 Third Avenue Mortgage Loan (but not on any 909 Third Avenue Companion Loan) pursuant to the terms of the PSA unless the master servicer, the special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the 909 Third Avenue Mortgage Loan.

Property protection advances in respect of the 909 Third Avenue Whole Loan will be made by the related Non-Serviced Master Servicer or related Non-Serviced Trustee under the NYC 2021-909 TSA, as applicable, unless a determination of nonrecoverability is made under the NYC 2021-909 TSA.

Custody of the Mortgage File

Citibank, N.A., which is expected to be the custodian under the NYC 2021-909 TSA, is expected to be the custodian of the mortgage file related to the 909 Third Avenue Whole Loan (other than the promissory note evidencing the 909 Third Avenue A Notes that are not included in the NYC 2021-909 securitization).

Application of Payments

The 909 Third Avenue Co-Lender Agreement sets forth the respective rights of the holders of the 909 Third Avenue Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the 909 Third Avenue Whole Loan, and provides, in general, that:

●	the 909 Third Avenue Subordinate Companion Loans and the rights of their holders to receive payments of interest, principal and other amounts with respect to any such 909 Third Avenue Subordinate Companion Loan are at all times junior, subject and subordinate to the 909 Third Avenue A Notes and the rights of their holders to receive payments of interest, principal and other amounts with respect to the 909 Third Avenue A Notes, as and to the extent set forth in the 909 Third Avenue Co-Lender Agreement.

●	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 909 Third Avenue Whole Loan or the related Mortgaged

Property or amounts realized as proceeds thereof, after payments of amounts for required reserves or escrows required by the mortgage loan documents and amounts that are then due, payable or reimbursable pursuant to the NYC 2021-909 TSA will be distributed by the related Non-Serviced Master Servicer in the following order of priority without duplication:

○	first, to the holders of the 909 Third Avenue A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue A Note, an amount equal to the accrued and unpaid interest on the principal balance for such 909 Third Avenue A Note at the applicable net interest rate;

○	second, to the holders of the 909 Third Avenue Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue Subordinate Companion Loan, an amount equal to the accrued and unpaid interest on the principal balance for such 909 Third Avenue Subordinate Companion Loan at the applicable net interest rate;

○	third, to the holders of the 909 Third Avenue A Notes, on a pro rata and pari passu basis based on the respective principal balances of the 909 Third Avenue A Notes, (i) at any time that no 909 Third Avenue Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, with respect to such monthly payment date with respect to the 909 Third Avenue Whole Loan, until the principal balance for each 909 Third Avenue A Note has been reduced to zero, and (ii) at any time that a 909 Third Avenue Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each 909 Third Avenue A Note has been reduced to zero;

○	fourth, to the holders of the 909 Third Avenue Subordinate Companion Loans, on a pro rata and pari passu basis based on the respective principal balances of the 909 Third Avenue Subordinate Companion Loans, (i) at any time that no 909 Third Avenue Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, with respect to such monthly payment date with respect to the 909 Third Avenue Whole Loan, until the principal balance for each 909 Third Avenue Subordinate Companion Loan has been reduced to zero, and (ii) at any time that a 909 Third Avenue Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each 909 Third Avenue Subordinate Companion Loan has been reduced to zero;

○	fifth, if the proceeds of any foreclosure sale or any liquidation of the 909 Third Avenue Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances for the 909 Third Avenue A Notes have been reduced, such excess amount shall be paid to the holders of the 909 Third Avenue A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue A Note, an amount equal to the reduction, if any, of the principal balance for the related 909 Third Avenue A Note as a result of such workout, plus interest on such amount at the related net interest rate;

○	sixth, if the proceeds of any foreclosure sale or any liquidation of the 909 Third Avenue Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances for the 909 Third Avenue Subordinate Companion Loans have been reduced, such excess amount shall be paid to the holders of the 909 Third Avenue Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue Subordinate Companion Loan, an amount equal to the reduction, if any, of the principal balance for the related 909 Third Avenue Subordinate Companion Loan as a result of such workout, plus interest on such amount at the related net interest rate;

○	seventh, to the holders of the 909 Third Avenue A Notes, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue A Note, an amount equal to all prepayment fees allocated to the related 909 Third Avenue A Note in accordance with the mortgage loan agreement;

○	eighth, to the holders of the 909 Third Avenue Subordinate Companion Loans, on a pro rata and pari passu basis based on their respective entitlements, up to, in the case of each holder of a 909 Third Avenue Subordinate Companion Loan, an amount equal to all prepayment fees allocated to the related 909 Third Avenue Subordinate Companion Loan in accordance with the mortgage loan agreement;

○	ninth, to the extent assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the NYC 2021-909 TSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or Non-Serviced Special Servicer (in each case provided that such reimbursements or payments relate to the 909 Third Avenue Whole Loan), any such assumption or transfer fees, to the extent actually paid by the related borrower, shall be paid to the holders of the 909 Third Avenue A Notes, pro rata, based on their respective percentage interests, and the holders of the 909 Third Avenue Subordinate Companion Loans, pro rata, based on their respective percentage interests; and

○	tenth, if any excess amount is available to be distributed in respect of the 909 Third Avenue Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through tenth, any remaining amount shall be paid to the holders of the 909 Third Avenue A Notes and the holders of the 909 Third Avenue Subordinate Companion Loans, pro rata, based on their respective initial percentage interests in the 909 Third Avenue Whole Loan.

For the purposes of the foregoing, “909 Third Avenue Triggering Event of Default” means (i) any event of default with respect to an obligation of the related borrower to pay money due under the 909 Third Avenue Whole Loan or (ii) any non-monetary event of default as a result of which the 909 Third Avenue Whole Loan becomes a specially serviced mortgage loan (which, for clarification, shall not include any imminent event of default).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 909 Third Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 909 Third Avenue Mortgage Loan or, as and to the extent described under “Pooling and Servicing Agreement—Advances”, on other Mortgage Loans, but not out of payments or other collections on the 909 Third Avenue Companion Loans.

Certain costs and expenses allocable to the 909 Third Avenue Mortgage Loan (such as a pro rata share of a nonrecoverable property protection advance) may, to the extent not otherwise paid out of collections on the 909 Third Avenue Whole Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the 909 Third Avenue Co-Lender Agreement, the controlling noteholder with respect to the 909 Third Avenue Whole Loan (the “909 Third Avenue Controlling Noteholder”) will be the trustee under the NYC 2021-909 TSA, as the holder of note A-1, provided that if a borrower restricted party is a holder of a 909 Third Avenue A Note or a 909 Third Avenue Subordinate Companion Loan, then such party will not have any rights as the 909 Third Avenue Controlling Noteholder or a controlling class representative.

The related Non-Serviced Special Servicer will be required to (i) provide copies to each holder of a 909 Third Avenue A Note that is not the 909 Third Avenue Controlling Noteholder (each, a “909 Third Avenue Non-Controlling Noteholder”), including the issuing entity, of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the 909 Third Avenue Controlling Noteholder or its representative with respect to any 909 Third Avenue Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame that such notice, information and report is (or, if applicable, would be) required to be provided to the 909 Third Avenue Controlling Noteholder or its representative, and (ii) consult with each 909 Third Avenue Non-Controlling Noteholder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such 909 Third Avenue Non-Controlling Noteholder requests consultation with respect to any such 909 Third Avenue Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 909 Third Avenue Non-Controlling Noteholder or its representative; provided that after the expiration of a period of ten (10) business days from the delivery to any such 909 Third Avenue Non-Controlling Noteholder by the related Non-Serviced Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the related Non-Serviced Special Servicer will no longer be obligated to consult with such 909 Third Avenue Non-Controlling Noteholder, whether or not such 909 Third Avenue Non-Controlling Noteholder has responded within such ten (10) business day period. Notwithstanding the consultation rights of any 909 Third Avenue Non-Controlling Noteholder set forth in the immediately preceding sentence, the related Non-Serviced Special Servicer may make any 909 Third Avenue Major Decision or take any recommended action outlined in the asset status report before the expiration of the aforementioned ten (10) business day period if the Non-Serviced Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 909 Third Avenue Whole Loan. In no event will the Non-Serviced Special Servicer be obligated at any time to follow or take any alternative actions recommended by a 909 Third Avenue Non-Controlling Noteholder.

“909 Third Avenue Major Decision” means a “Major Decision” under the NYC 2021-909 TSA.

Sale of Defaulted Whole Loan

If the 909 Third Avenue Whole Loan becomes a defaulted mortgage loan under the NYC 2021-909 TSA and the related Non-Serviced Special Servicer decides to sell the notes included in the NYC 2021-909 securitization, the related Non-Serviced Special Servicer will be required to sell the 909 Third Avenue Mortgage Loan and the 909 Third Avenue Companion Loans, together as notes evidencing one whole loan in accordance with the NYC 2021-909 TSA. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell any 909 Third Avenue A Note that is not included in the NYC 2021-909 securitization (each, a “909 Third Avenue Non-Lead Note”) without the consent of the holder thereof (each, a “909 Third Avenue Non-Lead Noteholder”) (including the issuing entity, as holder of the 909 Third Avenue Mortgage Loan) (provided that such consent is not required if such 909 Third Avenue Non-Lead Noteholder is a borrower restricted party) unless it has delivered to such holder (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the 909 Third Avenue Non-Lead Notes, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale, a copy of the most recent appraisal and certain other supplementary documents reasonably requested by such holder, and (c) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the controlling class representative under the NYC 2021-909 securitization) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the 909 Third Avenue Controlling Noteholder, its representative, any other holder of a 909 Third Avenue A Note or 909 Third Avenue Subordinate Companion Loan or its representative are permitted to submit an offer at any sale of the 909 Third Avenue Whole Loan unless such person is a borrower restricted party.

Special Servicer Appointment Rights

Pursuant to the 909 Third Avenue Co-Lender Agreement, the 909 Third Avenue Controlling Noteholder (or its representative) will have the right, at any time, with or without cause, to replace any special servicer then acting under the NYC 2021-909 TSA with respect to the 909 Third Avenue Whole Loan and appoint a replacement special servicer with respect to the 909 Third Avenue Whole Loan.

Additional Information

Each of the tables presented on Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, Annex A-2 and Annex A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in March 2021 and ending on the hypothetical Determination Date in April 2021. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Goldman Sachs Mortgage Company, Citi Real Estate Funding Inc., JPMorgan Chase Bank, National Association and German American Capital Corporation are sponsors and mortgage loan sellers in this securitization transaction.

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Pooled Risk Retention Consultation Party and an affiliate of the depositor, GS Bank, an originator and the initial Pooled RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2020, GSMC originated or acquired approximately 3,115 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $140.1 billion. As of December 31, 2020, GSMC had acted as a sponsor and mortgage loan seller on approximately 234 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion and $6.823 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019 and 2020, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;

●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, Goldman Sachs & Co. LLC, one of the underwriters, and the depositor. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex D-2—Exceptions to Goldman Sachs Mortgage Company Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.

●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2021. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2018 to and including December 31, 2020, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than the GS Pooled VRR Interest Portion. However, GSMC and/or its affiliates may acquire in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GSMC (or its MOA) will be required to retain the GS Pooled VRR Interest Portion as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;

●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

●	insurance information for the related Mortgaged Properties;

●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

●	bankruptcy searches with respect to the related borrowers; and

●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database” above;

●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and

●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;

●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;

●	a description of any material issues with respect to any of the mortgage loans;

●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

●	whether any mortgage loans are interest-only for their entire term or a portion of their term;

●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;

●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

●	whether any borrower is not a special purpose entity;

●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;

●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

●	a description of any material leasing issues at the related Mortgaged Properties;

●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;

●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;

●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex E-2 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of the Top 15 Mortgage Loans” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (7) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (17) and (30) on Annex E-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (42) on Annex E-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The CREFI Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 9, 2021. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2018 to December 30, 2020, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, other than the CREFI Pooled VRR Interest Portion and except that an affiliate of CREFI is expected to purchase the Class R certificates. However, CREFI and/or its affiliates may acquire in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates (other than the CREFI Pooled VRR Interest Portion held thereby) at any time. CREFI (or its MOA) will be required to retain the CREFI Pooled VRR Interest Portion as described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor and a mortgage loan seller in this securitization transaction. DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), an affiliate of GACC, originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or

Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, and (iii) Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. It is expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with JPMorgan, Goldman Sachs and Citigroup, and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large floating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and floating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2020 is approximately $86.872 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex E-3), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DBRI during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the Burlingame Point Whole Loan, which was co-originated by GS Bank, DBRI and JPMCB, the GS Bank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by DBRI, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex E-3.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by DBRI, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DBRI’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with DBRI’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DBRI’s Underwriting Guidelines and Processes.

General. DBRI is an originator and is affiliated with GACC and Deutsche Bank Securities Inc., one of the underwriters. DBRI originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by DBRI generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, DBRI conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of DBRI’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. DBRI reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by DBRI and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, DBRI obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBRI relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, DBRI may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. DBRI then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with DBRI’s acquisition and reunderwriting of a mortgage loan, DBRI relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of DBRI. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if DBRI had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. DBRI evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. DBRI evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, DBRI either (i) obtains or updates (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBRI relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and DBRI relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, DBRI reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, DBRI either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, DBRI obtains (or, in connection with DBRI’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and DBRI relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. DBRI reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, DBRI generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, DBRI may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and DBRI reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and DBRI reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as DBRI may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. DBRI may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, DBRI may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by DBRI. The typical required escrows for mortgage loans originated by DBRI are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide DBRI with sufficient funds to satisfy all taxes and assessments. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or DBRI may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide DBRI with sufficient funds to pay all insurance premiums. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. DBRI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

DBRI may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) DBRI’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) DBRI has structured springing escrows that arise for identified risks, (v) DBRI has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) DBRI believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DBRI’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, DBRI’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, DBRI may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are DBRI’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from DBRI’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, DBRI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, DBRI made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the SOMA Teleco Office Mortgage Loan (8.5%), the Mortgage Loan has a loan-to-value ratio as of the Cut-off Date of 66.1% in comparison to a loan-to-value ratio of 65.0% generally provided for in GACC’s underwriting guidelines for loans that require interest only payments throughout the loan term. GACC’s decision to include the Mortgage Loan in the transaction was based on several factors, including (i) the Mortgage Loan having an underwritten net cash flow debt service coverage ratio of 2.27x in comparison to an underwritten net cash flow debt service coverage ratio of 1.20x generally provided for in GACC’s underwriting guidelines for office properties, (ii) based on the as-stabilized appraised value of $167.0 million as of March 2023, which assumes the expiration of the Verizon Tenant purchase option, the loan-to-value ratio would be 61.4%, and (iii) the Mortgaged Property being an office and data center located in San Francisco and majority leased to Verizon Tenant (46.3% of net rentable area) which (together with predecessor companies) has been a tenant at the Mortgaged Property for approximately 35 years and recently executed a 20 year lease through March 2040, and Adyen, Inc. (38.1% of net rentable area) which is a subsidiary of a publicly traded payment processing company that has been a tenant at the Mortgaged Property for over seven years and in 2019 signed an additional seven year lease in conjunction with its expansion into the fifth floor, which more than doubled its leased space at the Mortgaged Property.

Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 16, 2021. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including January 1, 2018 to and including December 31, 2020, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Deutsche Bank AG, New York Branch (“DBNY”) (a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of GACC) will retain the Class ST-VR certificates. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates (other than the Class ST-VR certificates) at any time. DBNY or an affiliate will be required to retain the Class ST-VR certificates as required under the Credit Risk Retention Rules.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

JPMorgan Chase Bank, National Association

General.

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2020, of JPMorgan Chase & Co., the 2019 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 4 New York Plaza, New York, New York 10004 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2019, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $150 billion. Of that amount, approximately $124.6 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2019, JPMCB originated approximately $9.0 billion of commercial mortgage loans, of which approximately $4.2 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

With respect to the Burlingame Point Whole Loan, which was co-originated by GS Bank, DBRI and JPMCB, the GS Bank Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to The Galleria Office Towers Whole Loan, which was co-originated by CREFI and JPMCB, portions of which are being sold by CREFI and JPMCB, the CREFI Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex F-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-stabilized”, “as-complete” and “as-is” values. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act. JPMCCMSC’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 11, 2021. JPMCB’s most recently filed Form ABS-15G for this asset class was filed with the SEC on December 31, 2020. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. With respect to the period from and including January 1, 2018 to December 31, 2020, JPMCB has no activity to report as required by Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. As of the date hereof, neither JPMCB nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization except that JPMCB may retain the Class R Certificates. However, JPMCB and/or its affiliates may retain on the Closing Date or own in the future certain additional classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

The Depositor

GS Mortgage Securities Corporation II, the depositor, is a Delaware corporation and was formed in 1995 for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in the trusts and selling or otherwise distributing the certificates. The sole shareholder of the depositor is The Goldman Sachs Group, Inc. (NYSE:GS). The depositor’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. The depositor will not have any material assets. The depositor is an affiliate of GSMC, a sponsor, mortgage loan seller and an initial Pooled Risk Retention Consultation Party, GS Bank, an originator and the initial Pooled RR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

After establishing the issuing entity, the depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s ongoing duties will include: (i) appointing a successor trustee or certificate administrator in the event of the removal of the trustee or certificate administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the certificate administrator any document that comes into the depositor’s possession that constitutes part of the mortgage file or servicing file for any mortgage loan, (iv) upon discovery of a breach of any of the representations and warranties of the master servicer, the applicable special servicer or the operating advisor which materially and adversely affects the interests of the Certificateholders and the Pooled RR Interest Owner, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC and Grantor Trust administration, (vi) indemnifying the issuing entity, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the applicable special servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising from the depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the PSA or by reason of negligent disregard of its obligations and duties under the PSA, and (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans and the trust subordinate companion loans from the mortgage loan sellers and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The depositor remains responsible under the PSA for providing the master servicer, the applicable special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the Pooled RR Interest Owner upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2021-B25 Mortgage Trust, will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and the Trust Subordinate Companion Loans and any REO Property (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO Property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement, but does not include the Serviced Companion Loan’s pro rata interest in any such REO Property), disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the Pooled RR Interest Owner and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term high-quality investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent monthly debt service payments to the issuing entity, and the master servicer, the applicable special servicer and the trustee may make property protection advances to the issuing entity, but in each case only to the extent it deems such advances to be recoverable from the related mortgage loan; such advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment” in this prospectus. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicers, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer”, “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Properties (which includes, with respect to any Non-Serviced Whole Loan, the trust’s interest in any REO property acquired with respect to such Non-Serviced Whole Loan pursuant to the applicable pooling and servicing agreement but, other than with respect to the Trust Subordinate Companion Loans, does not include the Serviced Companion Loan’s pro rata interest in any such REO Property) are the Distribution Accounts and other accounts maintained pursuant to the PSA and the short term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, including, with respect to the Non-Serviced Whole Loans, the trust’s interest in any REO Property acquired pursuant to the applicable pooling and servicing agreement and the other activities described in this prospectus, and indemnity obligations to the depositor, the trustee, the certificate administrator, the master servicer, the special servicers, the asset representations reviewer and the operating advisor and various related persons. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicers.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company, a U.S. bank holding company with approximately $1.9 trillion in assets as of December 31, 2020. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor, MAC: N9300-070, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo & Company announced that it had entered into a definitive agreement with Computershare Ltd (“Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The transaction is expected to close in the second half of 2021, subject to customary closing conditions and regulatory approvals. Virtually all corporate trust services employees of Wells Fargo Bank, along with most existing CTS systems, technology and offices, are expected to transfer to one or more Computershare-affiliated entities as part of the sale.

Wells Fargo Bank will perform its obligations as trustee, certificate administrator and custodian under the PSA through its CTS line of business. In connection with the sale to Computershare, Wells Fargo Bank intends to transfer its duties, obligations and rights as trustee, certificate administrator and custodian under the PSA to Computershare Trust Company, N.A. or another Computershare-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor trustee, certificate administrator and custodian under the PSA, or to otherwise engage Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent to execute some or all of its powers and perform some or all of its duties as trustee, certificate administrator and custodian under the PSA; provided that the terms of the PSA will state that any such appointment of Computershare Trust Company, N.A. or another Computershare-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

Wells Fargo Bank has provided corporate trust services since 1934. Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2020, Wells Fargo Bank was acting as trustee on approximately 421 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $210 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2020, Wells Fargo Bank was acting as certificate administrator for approximately 1019 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $568 billion.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2020, Wells Fargo Bank was acting as custodian of more than 290,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

In December 2014, Phoenix Light SF Limited and certain related entities and the National Credit Union Administration (NCUA) filed complaints in the United States District Court for the Southern District of New York against Wells Fargo Bank, alleging claims against Wells Fargo Bank in its capacity as trustee for a number of residential mortgage-backed securities trusts. Complaints raising similar allegations have been filed by Commerzbank AG in the Southern District of New York and by IKB International and IKB Deutsche Industriebank in New York state court. In each case, the plaintiffs allege that Wells Fargo Bank, as trustee, caused losses to investors, and plaintiffs assert causes of action based upon, among other things, the trustee’s alleged failure to notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, notify investors of alleged events of default, and abide by appropriate standards of care following alleged events of default. Wells Fargo Bank previously settled two class action lawsuits with similar allegations that were filed in November 2014 and December 2016 by institutional investors in the Southern District of New York and New York state court, respectively.

In addition to the foregoing cases, in August 2014 and August 2015 Nomura Credit & Capital Inc. (“Nomura”) and Natixis Real Estate Holdings, LLC (“Natixis”) filed a total of seven third-party complaints against Wells Fargo Bank in New York state court. In the underlying first-party actions, Nomura and Natixis have been sued for alleged breaches of representations and warranties made in connection with residential mortgage-backed securities sponsored by them. In the third-party actions, Nomura and Natixis allege that Wells Fargo Bank, as master servicer, primary servicer or securities administrator, failed to notify Nomura and Natixis of their own breaches, failed to properly oversee the primary servicers, and failed to adhere to accepted servicing practices. Natixis additionally alleges that Wells Fargo Bank failed to perform default oversight duties. Wells Fargo Bank has asserted counterclaims alleging that Nomura and Natixis failed to provide Wells Fargo Bank notice of their representation and warranty breaches.

With respect to each of the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the related RMBS trusts.

For two CMBS transactions, Wells Fargo Bank disclosed transaction-level noncompliance on its 2020 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB related to its CMBS bond administration function. For each transaction, an administrative error resulted in a payment error to certain classes for one distribution period. The affected distributions were revised to correct the error before the next distribution date. Wells Fargo Bank has incorporated additional payment control procedures in an effort to prevent further similar payment errors.

Neither Wells Fargo Bank nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, each of Wells Fargo Bank or its affiliates may, from time to time after the initial sale of certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading “—The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Wells Fargo Bank is not responsible for the sufficiency of this Prospectus (other than as to the accuracy of the information provided by Wells Fargo Bank).

The trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

The Master Servicer

Midland Loan Services, a division of PNC Bank, National Association (“Midland”), will be the master servicer and in this capacity will be responsible for the master servicing and administration of the Mortgage Loans and the Trust Subordinate Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans or the Trust Subordinate Companion Loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Trust Subordinate Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2021, Midland was master and primary servicing approximately 28,788 commercial and multifamily mortgage loans with a principal balance of approximately $504 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,803 of such loans, with a total principal balance of approximately $268 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus the sum of 0.00125% plus any related subservicing fee rate, but which may be reduced under certain circumstances as provided in the PSA.

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, is also (i) the master servicer of the Phillips Point and JW Marriott Nashville Whole Loans, which are serviced under the Benchmark 2021-B23 PSA (ii) the master servicer of the 30 Hudson Yards 67, 141 Livingston, The Galleria Office Towers, U.S. Industrial Portfolio VI and Boca Office Portfolio Whole Loans, which are serviced under the Benchmark 2021-B24 PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2018 to 2020.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
CMBS	$181	$219	$256
Other	$351	$387	$317
Total	$532	$606	$573

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2018 to 2020.

As of March 31, 2021, Midland was named the special servicer in approximately 396 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $168 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 405 assets with an outstanding principal balance of approximately $8.5 billion.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2018	2019	2020
Total	$158	$171	$170

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The report on assessment of compliance with applicable servicing criteria for the twelve-month period ending on December 31, 2020, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The reports on assessment of compliance with applicable servicing criteria for the twelve month periods ending on December 31, 2018 and December 31, 2019, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained manual throughout the 2019 calendar year and additional errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information concerning the Master Servicer has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as Master Servicer), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

Midland will have various duties under the PSA. Certain duties and obligations of Midland are described under “Pooling and Servicing Agreement”, “—Enforcement of ‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “—Inspections”, “—Collection of Operating Information” and “—Appraisal Reduction Amounts” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Midland, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. Midland’s rights and obligations with respect to indemnification, and certain limitations on Midland’s liability under the PSA are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicers

The General Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan, any Non-Serviced Whole Loan and the Amazon Seattle Whole Loan) and REO Properties as well as the reviewing of certain Major Decisions and all Special Servicer Non-Major Decisions and, in certain circumstances, will process Major Decisions and Special Servicer Non-Major Decisions and other transactions relating to Mortgage Loans (other than any Excluded Special Servicer Loan, any Non-Serviced Whole Loan and the Amazon Seattle Whole Loan) pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P, a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar and a rating by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company and Securities and Exchange Commission registered investment adviser (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of December 31, 2020, RCM was the sponsor of, and certain of its affiliates were investors in, twelve private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $6.5 billion of regulatory assets under management in the aggregate. Of the twelve funds, seven are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

As of December 31, 2020, RCM has underwritten and purchased, primarily for the Funds, over $8.60 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 135 securitizations totaling approximately $136 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 263 employees as of December 31, 2020 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of December 31, 2020, RCA and its affiliates were actively special servicing approximately 617 portfolio loans (and REO properties) with an unpaid principal balance of approximately $11.67 billion (see footnote 2 to the chart below).

RCA is also currently performing special servicing for approximately 129 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,260 assets with an unpaid principal balance at securitization of approximately $133.3 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2017	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020
Number of CMBS Pools Named Special Servicer	90	105	120	129
Approximate Aggregate Unpaid Principal Balance(1)	$91.8 billion	$110.9 billion	$125.0 billion	$133.3 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	77	136	179	617
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$1.1 billion	$2.02 billion	$2.55 billion	$11.67 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.

(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

It is expected that RREF IV Debt AIV, LP (or its affiliates) will be the initial Controlling Class Representative and, therefore, the initial Directing Holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any Excluded Special Servicer Loan, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home – Willow Grove Mortgage Loan). RCA, the expected special servicer for this transaction, is an affiliate of: (a) RREF IV Debt AIV, LP (or its affiliate), the entity that is anticipated to purchase the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates; (b) Rialto Real Estate Fund IV-Debt, LP, which entity (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates and is expected to also be the initial purchaser of the At Home – Willow Grove Subordinate Companion Loan, and, therefore, the initial directing holder with respect to the At Home – Willow Grove Whole Loan, (c) Rialto Relative Value Credit Fund, LP, or its affiliate, which entity is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, and be the initial SOMA Teleco Office Controlling Class Representative and, therefore, the initial directing holder with respect to the SOMA Teleco Office Mortgage Loan and the SOMA Teleco Office Trust Subordinate

Companion Loan, (d) Rialto Special Situations Fund II, LP, or its affiliate, which entity is expected to purchase the remaining 50% of the Class ST-A certificates, (e) Situs Holdings, LLC, which is (or is expected to be) the initial special servicer under (i) the PSA with respect to the servicing of the Amazon Seattle Whole Loan, and (ii) the BGME Trust 2021-VR TSA with respect to the servicing of the Burlingame Point Whole Loan, through common control by Stone Point and (f) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR Trust and Servicing Agreement with respect to the Burlingame Point whole loan, through common control by Stone Point Capital LLC. RCA or an affiliate assisted RREF IV Debt AIV, LP and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, although RCA is an affiliate of RCM (the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP has different beneficial owners than each other and than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF IV Debt AIV, LP, or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding RCA under the heading “—The General Special Servicer” has been provided by RCA.

Certain duties and obligations of the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Description of the Certificates—Modifications, Waivers and Amendments”.

The applicable special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder (or, in the case of the At Home – Willow Grove Whole Loan, the Controlling Class Representative, unless a Control Termination Event is continuing), (b) for cause at any time, and (c) otherwise without cause as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The applicable special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Amazon Seattle Special Servicer

Situs Holdings, LLC (“Situs Holdings”), a Delaware limited liability company is expected to act as the special servicer with respect to the Amazon Seattle mortgage loan and the related companion loans, including the Amazon Seattle trust subordinate companion loan under the PSA. Situs Holdings is also anticipated to be appointed as the special servicer under the BGME Trust 2021-VR TSA which is expected to govern the servicing of the Burlingame Point Whole Loan. Situs Holdings’ controlling ownership interest is collectively held by the Trident VI and Trident VII Funds which funds are managed by Stone Point Capital LLC (“Stone Point”), an investment adviser registered with the U.S. Securities and Exchange Commission. The “Trident VI Funds” include Trident VI, LP, Trident VI Parallel Fund, LP, Trident VI DE Parallel Fund, LP, and Trident VI Professionals Fund, LP. The “Trident VII Funds” include Trident VII, LP, Trident VII Parallel Fund, LP, Trident VII DE Parallel Fund, LP, and Trident VII

Professionals Fund, LP. Stone Point is a financial services-focused private equity firm that has raised and managed eight private equity funds over 25 years, with aggregate committed capital of more than $25 billion. Stone Point has invested in over 100 companies and targets investments in the global financial services industries, including investments in companies that provide outsourced services to financial institutions, banks and depository institutions, asset management firms, insurance and reinsurance companies, insurance distribution and other insurance-related businesses, specialty lending and other credit opportunities, mortgage services companies and employee benefits and healthcare companies. A minority interest in Situs Holdings is held by Port-aux-Choix Private Investments Inc., a Canadian pension fund managed by The Public Sector Pension Investment Board (“PSP”). PSP is one of Canada’s largest pension investment managers investing in funds for the pension plans of the Public Service, the Canadian Armed Forces, the Royal Canadian Mounted Police and the Reserve Force.

On September 18, 2020, SitusAMC Holdings Corp., Situs Holdings’ parent, acquired the third-party loan servicing and asset management platform of Cohen Financial, a division of Truist Financial Corporation. The acquisition included Cohen’s servicing and asset management clients and employees, including those related to special servicing.

The principal executive office of Situs Holdings is located at 5065 Westheimer, Suite 700E, Houston, Texas 77056 and its telephone number is (713) 328-4400. Situs Holdings maintains its principal special servicing office at 101 Montgomery St., Suite 2250, San Francisco, California 94104.

Situs Holdings has a current special servicer rating for “CSS2-” from Fitch Ratings, Inc. (“Fitch”) and is on S&P’s Select Servicer list as a United States Commercial Mortgage Special Servicer ranked “Above Average.” Situs Holdings is approved by Moody’s, Kroll and DBRS as a special servicer for CMBS and SFR transactions. As of December 31, 2020, Situs Holdings is also the named operating advisor for 21 CMBS transactions with an aggregate outstanding principal balance of approximately $17.39 billion.

Situs Holdings and its affiliates (collectively, “Situs”) are involved in the commercial real estate advisory business and engage principally in:

●	Real estate consulting;

●	Primary servicing;

●	CMBS special servicing;

●	Asset management;

●	Commercial real estate valuation; and

●	Due diligence and underwriting.

Since 1985, Situs has provided commercial real estate advisory, due diligence and business solutions to the lending and real estate industries. Situs has major offices located across the U.S. in San Francisco, New York, and Houston as well as offices in London and Frankfurt. Situs provides services to financial institutions, investors and servicers as well as to agencies of the United States government.

The tables below set forth information about Situs’ portfolio of securitized specially serviced loans as of the dates indicated below:

Special Servicing

	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020
CMBS Pools (excluding Single Family Rental)	22	60	181
CMBS Loans (excluding Single Family Rental) by Approximate Number	1,220	1,912	3,099
Named Specially Serviced Portfolios By Approximate Unpaid Principal Balance(1)	$11,988,515,043	$29,654,019,596	$53,482,183,741
Actively Specially Serviced Portfolios By Approximate Number of Loans(2)	12	3	145
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$138,318,128	$12,523,226	$2,750,936,174
CMBS Single Family Rental Pools	3	6	10
By Approximate Number	249	512	863
Named Specially Serviced Approximate Unpaid Principal Balance(1)	$547,140,715	$1,410,421,511	$2,449,610,876
Actively Specially Serviced by Approximate Number of Loans(2)	7	17	36
Actively Specially Serviced by Approximate Unpaid Principal Balance(2)	$11,115,151	$26,206,600	$88,514,810

(1)	Includes all loans in Situs’ portfolio for which Situs is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.
(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

As of December 31, 2020, Situs had 113 personnel involved in the asset management and special servicing of commercial real estate assets, of which 17 were dedicated to the special servicing business unit. As of December 31, 2020, Situs specially serviced a portfolio that included approximately 197 loans throughout the United States, including non-securitized notes, with a then current face value in excess of $2.91 billion, all of which are commercial or multifamily real estate assets. As of December 31, 2020, Situs had 148 personnel involved in the primary/master servicing of commercial real estate, all of which are commercial or multifamily real estate assets.

Those commercial real estate assets included mortgage loans secured by the same types of income producing properties as the Property securing the Mortgage Loan. Additionally, certain affiliates of Situs may be invested in, directly or indirectly, commercial real estate assets and commercial mortgage assets that include the same types of loans and properties as the Property securing the Mortgage Loan. Accordingly, the assets that Situs services, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth.

Situs has developed policies and procedures for the performance of its servicing and special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Situs has recognized that technology can greatly improve its performance as a servicer and special servicer, and Situs’ infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution.

Situs occasionally engages consultants to perform property inspections and provide certain asset management functions. Situs does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as servicer and/or special servicer and accordingly Situs does not believe that its financial condition will have any adverse effect on the performance of its duties under the TSA nor any material impact on the loan performance or the performance of the Certificates.

Situs will not have primary responsibility for custody services of original documents evidencing the Mortgage Loan. On occasion, Situs may have custody of certain of such documents as necessary for enforcement actions involving the Mortgage Loan or otherwise. To the extent that Situs has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard. There are currently no legal proceedings pending; and no legal proceedings known to be contemplated by governmental authorities, against Situs or of which any of its property is the subject, which is material to the Certificateholders.

Situs Holdings is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Trustee, the Servicer, the Operating Advisor or the Certificate Administrator. Through common control by Stone Point, Situs Holdings is affiliated with (i) Rialto Capital Advisors, LLC, the anticipated general special servicer under the PSA, (ii) RREF IV Debt AIV, LP, (iii) Rialto Real Estate Fund IV-Debt, LP, (iv) Rialto Relative Value Credit Fund, LP and (v) Rialto Special Situations Fund II, LP. Situs Holdings is also anticipated to be appointed as the special servicer under the BGME Trust 2021-VR TSA which is expected to govern the servicing of the Burlingame Point Whole Loan by Prima Capital Advisors, LLC, the anticipated initial directing certificateholder under the BGME Trust 2021-VR TSA. Situs Holdings is affiliated with Prima Capital Advisors LLC through Stone Point and the various Trident Funds. Stone Point, the investment manager, and the various Trident Funds control certain ownership interests in Situs and Prima through separate Trident Funds, each managed by Stone Point.

There are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party-apart from the subject securitization transaction-between Situs or any of its affiliates, on the one hand, and the Depositor, the Sponsors, the Servicer, the Trustee, the Operating Advisor or the Certificate Administrator, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the Certificates. Situs Holdings, or an affiliate, did provide securitization services and/or due diligence assistance to Goldman Sachs Mortgage Company and Citi Real Funding Inc. with respect to certain of the mortgage loans. The Depositor, the Sponsors, the Servicer, the Trustee, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with Situs and its affiliates.

No securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer has experienced an event of default as a result of any action or inaction performed by Situs as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by Situs with respect to any other securitization transaction involving commercial or multi-family mortgage loans in which Situs was acting as servicer and/or special servicer.

From time to time, Situs and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Situs does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer and/or special servicer. Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Situs and/or its affiliates may review this Prospectus and purchase or sell Certificates issued in this offering, including in the secondary market.

From time to time, Situs and/or its affiliates may purchase or sell securities, including CMBS certificates. Neither Situs nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization other than its rights to special servicer compensation as described in this Prospectus and as described as to its affiliates in this Prospectus. However, Situs or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such Certificates at any time.

Situs may enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Situs’s appointment as special servicer under the TSA and limitations on such person’s right to replace Situs as a special servicer.

The foregoing information set forth under this heading “—The Amazon Seattle Special Servicer” has been provided by Situs. None of the Depositor, the Initial Purchasers, the Sponsors, the Servicer, the Trustee, the Operating Advisor, the Certificate Administrator, or any of their affiliates nor any other person or entity other than Situs takes any responsibility for this information or makes any representation or warranty as to the accuracy or completeness of such information.

The Depositor, the Sponsors, the Initial Purchasers, the Borrower, the Borrower Sponsor, the Servicer, the Operating Advisor, the Certificate Administrator and the Trustee may maintain banking and other commercial relationships with the Special Servicer and its affiliates.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor under the PSA. The operating advisor will have certain review and consultation duties with respect to activities of the special servicers, including the right to recommend the replacement of a special servicer at any time. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer generally will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831. Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform uses specialized compliance checking software and has a team of industry operations veterans focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty settlements, derivative contract errors, litigation support, and expert testimony as well as other consulting assignments.

As of March 31, 2021, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 216 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $208 billion. As of March 31, 2021, Pentalpha Surveillance was acting as asset representations reviewer for 90 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $84 billion.

Pentalpha Surveillance has not been operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action.

Pentalpha Surveillance is not an affiliate of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, either special servicer, the Directing Holder, any “originators” (within the meaning of Item 1110 of Regulation AB) or any “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the issuing entity.

Pentalpha Surveillance does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, the Trust Subordinate Companion Loan, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any of its property is the subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As a result of the foregoing information with respect to Pentalpha Surveillance’s experience and independence, the representations and warranties being given by Pentalpha Surveillance under the PSA, and satisfaction that no payments have been paid by any special servicer to Pentalpha Surveillance of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer, Pentalpha Surveillance qualifies as an Eligible Operating Advisor under the PSA.

Neither Pentalpha Surveillance nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”.

Credit Risk Retention

General

This transaction is required to comply with the Credit Risk Retention Rules. GSMC has been designated by the sponsors to act as the “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) (in such capacity, the “Retaining Sponsor”) and intends to satisfy the credit risk retention requirements of the Credit Risk Retention Rules as follows:

●	The “Pooled VRR Interest” is an interest in the issuing entity representing the right to receive approximately 5.0% (the “Pooled VRR Percentage”) of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the Pooled Certificates and the Pooled RR Interest (i.e., representing the right to receive the Pooled VRR Allocation Percentage of all amounts distributed on the Pooled Non-VRR Certificates on each Distribution Date). The two types of interests comprising the Pooled VRR Interest will be the uncertificated interest retained by GSMC (or its MOA) as described below (the “Pooled RR Interest”) and the definitive Class RR certificates acquired by CREFI (or its MOA) as described below. The Pooled VRR Interest will constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) in the issuing entity and will have an aggregate initial Pooled VRR Interest Balance of $60,469,882. The owner of the Pooled RR Interest is referred to in this prospectus as the “Pooled RR Interest Owner” and the Pooled RR Interest Owner and the holders of the Class RR certificates (the “Class RR

Certificateholders”) are referred to collectively in this prospectus as the “Pooled VRR Interest Owners”.

●	The Retaining Sponsor (or GS Bank, as its MOA) is expected to retain a portion of the Pooled VRR Interest, in the form of the Pooled RR Interest, with a Pooled VRR Interest Balance equal to $42,862,034 (the “Original Pooled RR Interest Balance”) and representing approximately 70.88% of the Pooled VRR Interest on the Closing Date (the “GS Pooled VRR Interest Portion”).

●	The Retaining Sponsor is expected to offset the remainder of its risk retention requirements under the Credit Risk Retention Rules by the portion of the Pooled VRR Interest acquired by CREFI. CREFI is expected to acquire on the Closing Date and retain (or cause its MOA to retain) a portion of the Pooled VRR Interest, in the form of Class RR certificates, with a Pooled VRR Interest Balance equal to $17,607,848 of the Pooled VRR Interest, representing approximately 29.1% of the Pooled VRR Interest (the “CREFI Pooled VRR Interest Portion”). CREFI originated Mortgage Loans representing approximately 29.1% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to or greater than its percentage ownership of the Pooled VRR Interest in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. CREFI will acquire the CREFI Pooled VRR Interest Portion from the depositor by selling to the depositor the CREFI Mortgage Loans in exchange for cash consideration and the CREFI Pooled VRR Interest Portion. The Pooled VRR Interest Balance of the CREFI Pooled VRR Interest Portion (i) will represent a reduction in the price received by CREFI from the depositor for the CREFI Mortgage Loans sold by CREFI to the depositor for transfer to the issuing entity and (ii) will equal the amount by which the Retaining Sponsor’s required risk retention under the Credit Risk Retention Rules is reduced by CREFI’s acquisition in accordance with the Credit Risk Retention Rules.

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed on the Pooled Certificates and the Pooled RR Interest represented by the Pooled VRR Interest will equal at least 5%, as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Pooled VRR Interest and the Class ST-VR certificates are referred to collectively in this prospectus as the “VRR Interests”.

The Pooled VRR Interest Owners and the Class ST-VR certificateholder are referred to collectively in this prospectus as the “VRR Interest Owners”.

Qualifying CRE Loans

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Risk Retention Percentage”) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Pooled VRR Interest

General

The right to payment of Pooled VRR Interest Owners is pro rata and pari passu with the right to payment of holders of the Pooled Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Pooled Available Funds allocable to: (a) the Pooled VRR Interest will be the product of such Pooled Available Funds multiplied by the Pooled VRR Percentage; and (b) the Pooled Non-VRR Certificates will be the product of such Pooled Available Funds multiplied by the Pooled Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Pooled VRR Interest, on the one hand, and the Pooled Principal Balance Certificates, on the other hand, pro rata in accordance with the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively.

VRR Available Funds

The aggregate amount available for distribution to the Pooled VRR Interest Owners on each Distribution Date will, in general, equal the sum of (i) the Pooled VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled VRR Interest Gain-on-Sale Remittance Amount (collectively, the “Pooled VRR Available Funds”).

The “Pooled VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will equal the lesser of, (i) the amount on deposit in the Pooled VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled VRR Interest Gain-on-Sale Reserve Account.

Priority of Distributions on the Pooled VRR Interest

On each Distribution Date, for so long as the aggregate Pooled VRR Interest Balance has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled VRR Available Funds, in the following order of priority:

First, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, in respect of interest, up to an amount equal to the Pooled VRR Interest Distribution Amount for such Distribution Date;

Second, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, in reduction of the Pooled VRR Interest Balance thereof, up to an amount equal to the Pooled VRR Principal Distribution Amount for such Distribution Date, until the Pooled VRR Interest Balance has been reduced to zero; and

Third, to the Pooled RR Interest and the Class RR certificates, pro rata based on their respective Pooled VRR Interest Balances, up to an amount equal to the unreimbursed Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest, plus interest on that amount equal to the Pooled VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Pooled VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC, the Lower-Tier REMIC and the SOMA Teleco Office Trust Subordinate Companion Loan REMIC, in compliance with the Code and applicable REMIC Regulations.

Except for tax reporting purposes, the Pooled VRR Interest does not have a specified pass-through rate; however, the effective interest rate on the Pooled VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date (the “Pooled VRR Interest Rate”).

Reimbursement of previously allocated Pooled VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Pooled VRR Interest Balance in respect of which a reimbursement is made.

The “Pooled Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the Pooled VRR Percentage. For the avoidance of doubt, at all times, the sum of the Pooled VRR Percentage and the Pooled Non-VRR Percentage will equal 100%.

“Pooled RR Interest Balance” means, with respect to the Pooled RR Interest (i) on or prior to the first Distribution Date, an amount equal to the Pooled Original RR Interest Balance and (ii) as of any date of determination after the first Distribution Date, the Pooled RR Interest Balance on the Distribution Date immediately prior to such date of determination after giving effect to (a) any distributions made on such Distribution Date as described in clauses First, Second and Third above in this “—Priority of Distributions on the Pooled VRR Interest”, (b) any Pooled VRR Realized Losses allocated to the Pooled RR Interest on such Distribution Date, and (c) any recoveries on the Mortgage Loans of Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were previously reimbursed from principal collections on the related Mortgage Loans, that resulted in a reduction of the Pooled VRR Principal Distribution Amount, which recoveries are allocated to the Pooled RR Interest and added to the Pooled RR Interest Balance.

The “Pooled VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the Pooled VRR Percentage divided by the Pooled Non-VRR Percentage.

The “Pooled VRR Interest Balance” means the Certificate Balance of the Class RR certificates and/or the Pooled RR Interest Balance of the Pooled RR Interest, as applicable.

The “Pooled VRR Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “Pooled VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount distributed to the Pooled Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “Pooled VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date and the Pooled VRR Interest will equal the product of (a) the Pooled VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the Pooled Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Allocation of Pooled VRR Realized Losses

On each Distribution Date, the certificate administrator will be required to reduce the Pooled VRR Interest Balance pro rata based on the Pooled VRR Interest Balances of each of the Pooled RR Interest and the Class RR certificates, by the amount of any Pooled VRR Realized Losses for such Distribution Date.

The “Pooled VRR Realized Loss”, with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Pooled VRR Interest Balance, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the

extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that Pooled VRR Realized Losses previously allocated to the Pooled VRR Interest in reduction of its Pooled VRR Interest Balance are recovered subsequent to such Pooled VRR Interest Balance being reduced to zero, Pooled VRR Interest Owners may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any yield maintenance charge and prepayment premium collected on the Mortgage Loans as of the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Excess Interest

On each Distribution Date, the Pooled VRR Interest Owners will be entitled to the Pooled VRR Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date, as described in “Description of the Certificates—Distributions—Excess Interest”.

Material Terms

For a description of the material terms of the Pooled VRR Interest, see “Description of the Certificates” and “Pooling and Servicing Agreement”. You are strongly urged to review this prospectus in its entirety.

Hedging, Transfer and Financing Restrictions

No Pooled VRR Interest Owner or its affiliates will be permitted to transfer its respective Pooled VRR Interest or enter into any hedging, financing, pledging, hypothecation or any other similar transaction or activity with respect to its respective Pooled VRR Interest, unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2021-B25 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will consist of the following classes to be designated as set forth in the table below:

One or more of such classes and the Pooled RR Interest will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates
“Senior Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates
“Subordinate Certificates”	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates
“Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class ST-A, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates
“Class X Certificates”	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates
“Residual Certificates”	The Class R certificates
“Pooled Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class S and Class RR certificates
“Pooled Principal Balance Certificates”	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates
“Pooled Non-VRR Certificates”	The Pooled Certificates (other than the Class RR certificates)
“Pooled VRR Interest”	Class RR certificates and Pooled RR Interest
“SOMA Teleco Office Loan-Specific Certificates”	The Class ST-A and Class ST-VR certificates
“SOMA Loan-Specific Non-VRR Certificates”	The SOMA Teleco Office Loan-Specific Certificates (other than the Class ST-VR certificates)
“Amazon Seattle Loan-Specific Certificates”	The Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates
“Amazon Seattle Loan Specific HRR Certificates”	The Class 300P-RR certificates
“Loan-Specific Certificates”	The SOMA Teleco Office Loan-Specific Certificates and the Amazon Seattle Loan-Specific Certificates

The certificates and the Pooled RR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans, the Trust Subordinate Companion Loans and all payments under and proceeds of the Mortgage Loans and the Trust Subordinate Companion Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans and the Trust Subordinate Companion Loan it sold to the depositor; and (6) the “regular interests” in the JW Marriott Nashville Loan REMIC and the Lower-Tier REMIC, and (7) the “regular interests” in the Trust Subordinate Companion Loan REMICs.

As further described in this prospectus, the primary source for payments of principal and interest on the Pooled Non-VRR Certificates and the Pooled VRR Interest will be amounts received by the issuing entity in respect of the Mortgage Loans.

In addition, (i) the primary source for payments of principal and interest on the SOMA Teleco Office Loan-Specific Certificates will be amounts received by the issuing entity in respect of the SOMA Teleco Office Trust Subordinate Companion Loan, and (ii) the primary source for payments of principal and interest on the Amazon Seattle Loan-Specific Certificates will be amounts received by the issuing entity in respect of the Amazon Seattle Trust Subordinate Companion Loan.

Upon initial issuance, the Pooled Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$22,751,000
Class A-2	$18,335,000
Class A-3	$38,075,000
Class A-4	$175,000,000
Class A-5	$514,148,000
Class A-SB(1)	$35,940,000
Class X-A(2)	$920,578,000
Class X-B(2)	$93,350,000
Class A-S	$116,329,000
Class B	$48,829,000
Class C	$44,521,000
Class X-D(2)	$60,319,000
Class X-F(2)	$24,415,000
Class X-G(2)	$11,489,000
Class X-H(2)	$38,776,742
Class D	$33,032,000
Class E	$27,287,000
Class F	$24,415,000
Class G	$11,489,000
Class H	$38,776,742

(1)	The Class A-SB certificates have a certain priority with respect to reducing the Certificate Balance of those certificates to their scheduled principal balance, as described in this prospectus.

(3)	Notional Amount.

The “Certificate Balance” of any class of (a) Pooled Principal Balance Certificates or Class RR certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus, (b) SOMA Loan-Specific Non-VRR Certificates or Class ST-VR certificates outstanding at any time represents the maximum amount that its holder are entitled to receive as distributions allocable to principal from the cash flow on the SOMA Teleco Office Trust Subordinate Companion Loan and (c) Amazon Seattle Loan-Specific Certificates outstanding at any time represents the maximum amount that its holder are entitled to receive as distributions allocable to principal from the cash flow on the Amazon Seattle Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates, Class RR certificates and Class ST-VR certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, such class of certificates on that Distribution Date and increased by the amount of any subsequent recovery of Nonrecoverable Advances that was added to the Certificate Balance of such class for such Distribution Date. In the event that Realized Losses previously allocated to a class of certificates, in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amounts of the Class X Certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “Related Class X Class”) indicated below:

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$920,578,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$93,350,000	Class B and Class C certificates
Class X-D	$60,319,000	Class D and Class E certificates
Class X-F	$24,415,000	Class F certificates
Class X-G	$11,489,000	Class G certificates
Class X-H	$38,776,742	Class H certificates

The Class S certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal but the Class S certificates will represent the right to receive the Pooled Non-VRR Percentage of any Excess Interest received on an ARD Loan, as described under “—Distributions—Excess Interest”.

Distributions

Method, Timing and Amount

Distributions on the certificates and the Pooled RR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in May 2021.

All distributions to Certificateholders (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions to Certificateholders are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class S or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Loan REMIC Residual Distribution Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Trust Subordinate Companion Loan REMIC Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account and the Pooled VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the certificates (other than the Loan-Specific Certificates) and the Pooled RR Interest, the Pooled Available Funds, (ii) in the case of distributions to be made on the SOMA Teleco Office Loan-Specific Certificates and the Class R certificates, the SOMA Teleco Office Available Funds, and (iii) in the case of distributions to be made on the Amazon Seattle Loan-Specific Certificates and the Class R certificates, the Amazon Seattle Available Funds.

The aggregate amount available for distribution to holders of the Pooled Certificates, the Pooled RR Interest Owner and the Class R certificates on each Distribution Date (the “Pooled Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Trust Subordinate Companion Loans):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of a Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan or the holders of the Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess Interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Pooled Certificateholders and the Pooled RR Interest Owner;

●	with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to holders of the Class S certificates and the Pooled VRR Interest as described under “—Excess Interest”);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances on the Mortgage Loans made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Pooled Certificateholders); and

(d)   with respect to each Mortgage Loan that is an Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Mortgage Loans as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The aggregate amount available for distribution to holders of the Amazon Seattle Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “Amazon Seattle Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans or the SOMA Teleco Office Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the Amazon Seattle Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan, the SOMA Teleco Office Trust Subordinate Companion Loan or the holders of the Pooled Certificates, the Pooled RR Interest Owner or the holders of the SOMA Teleco Office Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the Amazon Seattle Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Amazon Seattle Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the holders of Amazon Seattle Loan-Specific Certificates;

●	with respect to the Amazon Seattle Trust Subordinate Companion Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the Amazon Seattle Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to Amazon Seattle Trust Subordinate Companion Loan (which is separately distributed to holders of the Amazon Seattle Loan-Specific Certificates);

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the Amazon Seattle Trust Subordinate Companion Loan allocable to the default interest rate for the Amazon Seattle Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Amazon Seattle Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the Amazon Seattle Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the Amazon Seattle Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the Amazon Seattle Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the Amazon Seattle Loan-Specific Certificates);

(d)   with respect to the Amazon Seattle Trust Subordinate Companion Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the Amazon Seattle Trust Subordinate Companion Loan as required to be deposited in the Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA; and

(e)   the aggregate amount of any gains in respect of the Amazon Seattle Trust Subordinate Companion Loan transferred to the Distribution Account for the Amazon Seattle Gain-on-Sale Reserve Account for distribution on the subject Distribution Date pursuant to the PSA.

The aggregate amount available for distribution to holders of the SOMA Teleco Office Loan-Specific Certificates and the Class R certificates on each Distribution Date (the “SOMA Teleco Office Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of the Mortgage Loans or the Amazon Seattle Trust Subordinate Companion Loan):

(a)   the aggregate amount of all cash received on the SOMA Teleco Office Trust Subordinate Companion Loan and any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan, the Amazon Seattle Trust Subordinate Companion Loan or the holders of the Pooled Certificates, the Pooled RR Interest Owners or the holders of the Amazon Seattle Loan-Specific Certificates), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all Periodic Payments that are due on a Due Date after the end of the related Collection Period, excluding Excess interest and interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of the SOMA Teleco Office Trust Subordinate Companion Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the SOMA Teleco Office Trust Subordinate Companion Loan;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the holders of SOMA Teleco Office Loan-Specific Certificates;

●	with respect to the SOMA Teleco Office Trust Subordinate Companion Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the Withheld Amounts related to the SOMA Teleco Office Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;

●	all yield maintenance charges and prepayment premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on the SOMA Teleco Office Trust Subordinate Companion Loan allocable to the default interest rate for the SOMA Teleco Office Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the SOMA Teleco Office Trust Subordinate Companion Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred from the applicable REO Account allocable to the SOMA Teleco Office Trust Subordinate Companion Loan to the Collection Account for such Distribution Date;

(c)   all Compensating Interest Payments made by the master servicer with respect to the SOMA Teleco Office Trust Subordinate Companion Loan with respect to such Distribution Date and P&I Advances on the SOMA Teleco Office Trust Subordinate Companion Loan made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the holders of the SOMA Teleco Office Loan-Specific Certificates); and

(d)   with respect to the SOMA Teleco Office Trust Subordinate Companion Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the Withheld Amounts relating to the SOMA Teleco Office Trust Subordinate

Companion Loan as required to be deposited in the SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account pursuant to the PSA.

“Pooled Non-VRR Available Funds” means, as to any Distribution Date, an amount equal to the sum of (i) the Pooled Non-VRR Percentage of the Pooled Available Funds for such Distribution Date and (ii) the Pooled Non-VRR Gain-on-Sale Remittance Amount withdrawn from the Pooled Non-VRR Gain-on-Sale Reserve Account for distribution on such Distribution Date.

The “Pooled Non-VRR Gain-on-Sale Remittance Amount” for each Distribution Date, is the lesser of (i) the amount on deposit in the Pooled Non-VRR Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the amount distributable from the Pooled Non-VRR Gain-on-Sale Reserve Account.

The “Collection Period” for each Distribution Date and any Mortgage Loan, Whole Loan or Trust Subordinate Companion Loan will be the period commencing on the day immediately following the Due Date for such Mortgage Loan, Whole Loan or Trust Subordinate Companion Loan in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan, Whole Loan or Trust Subordinate Companion Loan had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan, Whole Loan or Trust Subordinate Companion Loan occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans, Whole Loans or Trust Subordinate Companion Loans relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan or Whole Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

“Periodic Payment” means, with respect to any Mortgage Loan or the related Companion Loan, the scheduled monthly payment of principal and/or interest (other than any Excess Interest) on such Mortgage Loan or Companion Loan, including any balloon payment, which is payable by a borrower from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan or Companion Loan by reason of a default and without regard to any Excess Interest.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Pooled Non-VRR Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Pooled Non-VRR Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i) prior to the Cross-Over Date,

(a)           to the Class A-SB certificates, in an amount equal of the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the scheduled principal balance set forth on Annex G to this prospectus with respect to the Class A-SB certificates (the “Class A-SB Scheduled Principal Balance”) for such Distribution Date;

(b)           to the Class A-1 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clause (a) above) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(c)           to the Class A-2 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a) and (b) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)           to the Class A-3 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b) and (c) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)           to the Class A-4 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c) and (d) above) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero;

(f)             to the Class A-5 certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d) and (e) above) for such Distribution Date, until the Certificate Balance of the Class A-5 certificates is reduced to zero; and

(g)           to the Class A-SB certificates, in an amount equal to the Pooled Non-VRR Principal Distribution Amount (or the portion of it remaining after the distributions specified in clauses (a), (b), (c), (d), (e) and (f) above) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates, without regard to the Class A-SB Scheduled Principal Balance, is reduced to zero.

(ii)       on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata (based upon their respective Certificate Balance), in an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, first (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Pooled Non-VRR Realized Losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Sixth, to the Class A-S certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR

Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Ninth, to the Class B certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Pooled Non-VRR Principal Distribution Amount for such Distribution Date, less the portion of such Pooled Non-VRR Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such class is reduced to zero;

Twenty-seventh, to the Class H certificates, first (i) up to an amount equal to the aggregate of unreimbursed Pooled Non-VRR Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Pooled Non-VRR Realized Loss was allocated to such class until the date such Pooled Non-VRR Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of all the Subordinate Certificates are (or are expected to be) reduced to zero as a result of the allocation of Pooled Non-VRR Realized Losses to those certificates.

Reimbursement of previously allocated Pooled Non-VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class S certificates, Class R certificates, Class RR certificates and the Loan-Specific Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to 0.6230%.

The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to 1.9770%.

The Pass-Through Rate on the Class A-3 certificates is a per annum rate equal to 1.9060%.

The Pass-Through Rate on the Class A-4 certificates is a per annum rate equal to 2.2680%.

The Pass-Through Rate on the Class A-5 certificates is a per annum rate equal to 2.5770%.

The Pass-Through Rate on the Class A-SB certificates is a per annum rate equal to 2.2710%.

The Pass-Through Rate on the Class A-S certificates is a per annum rate equal to 2.8470%.

The Pass-Through Rate on the Class B certificates is a per annum rate equal to 2.6350%.

The Pass-Through Rate on the Class C certificates is a per annum rate equal to the lesser of 3.2010% and the WAC Rate for the related Distribution Date.

The Pass-Through Rate on the Class D certificates is a per annum rate equal to 2.0000%.

The Pass-Through Rate on the Class E certificates is a per annum rate equal to 2.0000%.

The Pass-Through Rate on the Class F certificates is a per annum rate equal to 2.3750%.

The Pass-Through Rate on the Class G certificates is a per annum rate equal to 2.3750%.

The Pass-Through Rate on the Class H certificates is a per annum rate equal to 2.3750%.

The Class S certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than the Pooled Non-VRR Percentage of any Excess Interest, if any, with respect to any ARD Loan.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the Pooled VRR Interest will be the Pooled VRR Interest Rate.

The Pass-Through Rate for each class of Class X Certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Related Class X Class (or the Pass-Through Rate on the Related Class X Class, if only one) for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rates for the Class ST-A, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates for any Distribution Date will, in the case of each such Class, be a per annum rate equal to the Net Mortgage Rate on the related Trust Subordinate Companion Loan as of its Due Date in the month preceding the month in which the related Distribution Date occurs.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate on the Class ST-VR certificates will be a per annum rate equal to the Net Mortgage Rate on the SOMA Teleco Office Trust Subordinate Companion loan as of its Due Date in the month preceding the month in which the related Distribution Date occurs.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) and REO Loan (other than the portion of the REO Loan related to any Companion Loan) as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances immediately following the Distribution Date (or, if applicable, the Closing Date) in such preceding month.

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan (including any portion of an REO Loan related to a Trust Subordinate Companion Loan, but excluding the portion of the REO Loan related to any other Companion Loan) and each Trust Subordinate Companion Loan is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of an ARD Loan after its respective Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan or Trust Subordinate Companion Loan, will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the master servicer, the applicable special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that accrue interest on an Actual/360 Basis and the Trust Subordinate Companion Loans, then, solely for purposes of calculating the Pass-Through Rate on the Certificates (other than the Class R certificates), the Net Mortgage Rate of any Mortgage Loan or Trust Subordinate Companion Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Trust Subordinate Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan or Trust Subordinate Companion Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) in any year, will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan or Trust Subordinate Companion Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan, Whole Loan or Trust Subordinate Companion Loan, is the annual rate at which interest accrues on such Mortgage Loan, REO Loan, Companion Loan, Whole Loan or Trust Subordinate Companion Loan during such period (in the absence of a default), as stated in the related Mortgage Note, promissory note or componentization notice evidencing such Mortgage Loan (including any Non-Serviced Mortgage Loan), REO Loan, Companion Loan, Whole Loan or Trust Subordinate Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Pooled Non-VRR Certificates (other than the Class S certificates) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Pooled Non-VRR Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

“Pooled Non-VRR Excess Prepayment Interest Shortfall” means, for any Distribution Date, the Pooled Non-VRR Percentage of the Excess Prepayment Interest Shortfall for such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Pooled Non-VRR Certificates (other than the Class S certificates) is equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Pooled Non-VRR Certificates (other than the Class S certificates) is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the Class X Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include the Trust Subordinate Companion Loans):

(a)   the Aggregate Principal Shortfall for that Distribution Date,

(b)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(c)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)   Nonrecoverable Advances (including any property protection advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)   Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Pooled Non-VRR Principal Distribution Amount” with respect to any Distribution Date and the Pooled Principal Balance Certificates will equal the Pooled Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the related Determination Date; and (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, income, rents, and profits from REO Property or otherwise, received with respect to such Mortgage Loan and any REO Loan on or prior to the related Determination Date, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to “Pooling and Servicing Agreement—Advances” in respect of a preceding Distribution Date; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional expenses of the issuing entity incurred in connection with the related Mortgage Loan.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan

(excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Aggregate Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Aggregate Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Aggregate Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan and Trust Subordinate Companion Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan or Trust Subordinate Companion Loan, the unpaid principal balance of such Mortgage Loan or Trust Subordinate Companion Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or Trust Subordinate Companion Loan or advanced for such Distribution Date. With respect to any other Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan is paid in full or the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, Trust Subordinate Companion Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders and the Pooled RR Interest Owner or to reimburse the issuing entity, other than in the limited circumstances related to Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the holders of the certificates (except, solely in the case of the Trust Subordinate Companion Loans only, the holders of the related Loan-Specific Certificates), other than indirectly in the limited circumstances related to reimbursement of Property Protection Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA. Amounts relating to the REO Property or REO Loan in respect of a Trust Subordinate Companion Loan will only be available to holders of the related Loan-Specific Certificates.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute (i) to the holders of the Class S certificates, the Pooled Non-VRR Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date, and (ii) to the Pooled VRR Interest Owners, the remainder of such Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA. The Class S certificates and the Pooled VRR Interest will be entitled to such distributions of Excess Interest notwithstanding any reduction of their related Certificate Balance or Pooled VRR Interest Balance, as applicable, to zero.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Co-Lender Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of any related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of any related Companion Loan(s), as applicable, pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through and including the end of the applicable Mortgage Loan interest accrual period in which such collections are received by or on behalf of the issuing entity, over (ii) the sum of (a) (x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest;

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” above on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, prepayment premiums and yield maintenance charges collected as of the related Determination Date are required to be distributed to the Pooled VRR Interest Owners and the holders of the classes of certificates as described below.

On each Distribution Date, the Pooled VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed to the Pooled VRR Interest Owners, and the Pooled Non-VRR Percentage of any yield maintenance charge collected on the Mortgage Loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (a) pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (together with the YM Group A and the YM Group B, the “YM Groups”) of the Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of Pooled Principal Balance Certificates in each YM Group on such Distribution Date; and (b) as among the respective classes of Pooled Principal Balance Certificates in each YM Group in the following manner: (i) each class of Pooled Principal Balance Certificates in such YM Group will be entitled to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of Pooled Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Pooled Principal Balance Certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (ii) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable classes of Pooled Principal Balance Certificates, will be distributed to the class of Class X Certificates in such YM Group. If there is more than one class of Pooled Principal Balance Certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate amount of such yield maintenance charges will be allocated among all such classes of Pooled Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

Any yield maintenance charges collected in respect of a Trust Subordinate Companion Loan will be distributed to the related Loan-Specific Certificates.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which the (i) Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the

Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge and a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class S or Class R certificates. Instead, after the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates, and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to Mortgage Loans allocated to the Pooled Certificateholders will be distributed to holders of the Class X-D certificates.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	March 2026
Class A-2	March 2026
Class A-3	April 2028
Class A-4	July 2030
Class A-5	April 2031
Class A-SB	March 2031
Class X-A	April 2031
Class X-B	April 2031
Class A-S	April 2031
Class B	April 2031
Class C	April 2031

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPY prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” (a) for each class of Offered Certificates will be the Distribution Date in April 2054 and (b) for each class of Amazon Seattle Loan-Specific Certificates will be the Distribution Date in May 2045. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Co-Lender Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any non-serviced mortgage loan) and any related Serviced Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan and is required to be made to the holder of such Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), any related Serviced Pari Passu Companion Loan and each Trust Subordinate Companion Loan, equal to the lesser of:

(i)    the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan and the Trust Subordinate Companion Loans (in each case other than a Specially Serviced Loan or if the applicable special servicer allowed a prepayment on such Mortgage Loan, Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) a portion of the master servicer’s Servicing Fees to be paid under the PSA for the related Distribution Date calculated at a rate of 0.00125% per annum on each Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Whole Loan), as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the Pooled RR Interest Owner to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the applicable special servicer or, so long as no Control Termination Event is continuing, and only with respect to the Mortgage Loans other than any applicable Excluded Loan, the Directing Holder or (z) in connection with the payment of any insurance proceeds or condemnation awards, unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

With respect to the Trust Subordinate Companion Loans, the master servicer will be required to make Compensating Interest Payments in an amount calculated in the same manner described above applicable to the Mortgage Loans and the related Serviced Whole Loan.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan and the related Trust Subordinate Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

The aggregate of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Pooled Non-VRR Percentage thereof, be allocated on such Distribution Date among each class of Pooled Non-VRR Certificates, (other than the Class S Certificates) pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the Pooled VRR Interest. The aggregate of any Excess Prepayment Interest Shortfall allocated to a Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the related Loan-Specific Certificates, pro rata, in accordance with each Class’s accrued interest. Prepayment Interest Excess in respect of a Trust Subordinate Companion Loan will be paid to the master servicer as additional servicing compensation.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Pooled Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer, and (ii) with respect to the Trust Subordinate Companion Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the related Trust Subordinate Companion Loan to be included in the SOMA Teleco Office Available Funds or the Amazon Seattle Available Funds, as applicable, for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Pooled Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Pooled Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Pooled Non-VRR Realized Losses to classes of Pooled Principal Balance Certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, no other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal allocable to the Pooled Non-VRR Certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates that are still outstanding, pro rata, without regard to the Class A-SB Scheduled Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, for so long as they are outstanding, of the entire Pooled Non-VRR Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, the successive allocation on each Distribution Date of the remaining Pooled Non-VRR Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Pooled Certificateholders and the Pooled RR Interest Owner on that date, the certificate administrator is required to calculate the Pooled Non-VRR Realized Loss and the Pooled VRR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the holders of the SOMA Teleco Office Loan-Specific Certificates on that date, the certificate administrator is required to calculate the SOMA Teleco Office Non-RR Realized Loss and the SOMA Teleco Office RR Realized Loss for such Distribution Date. On each Distribution Date, immediately following the distributions to be made to the holders of the Amazon Seattle Loan-Specific Certificates on that date, the certificate administrator is required to calculate the Amazon Seattle Realized Loss for such Distribution Date.

The “Amazon Seattle Realized Loss” with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Amazon Seattle Loan-Specific Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Amazon Seattle Trust Subordinate Companion Loan that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the Amazon Seattle Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Amazon Seattle Trust Subordinate Companion Loan, including any REO Loan (but including the Amazon Seattle Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “SOMA Teleco Office Non-RR Realized Loss” with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the SOMA Loan-Specific Non-VRR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the SOMA Teleco Office Non-RR Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the SOMA Teleco Office Trust Subordinate Companion Loan that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the SOMA Teleco Office Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the SOMA Teleco Office Trust Subordinate Companion Loan, including any REO Loan (but including the SOMA Teleco Office Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “SOMA Teleco Office RR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Class ST-VR Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the SOMA Teleco Office RR Percentage and (B) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the SOMA Teleco Office Trust Subordinate Companion Loan that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the SOMA Teleco Office Trust Subordinate Companion Loan for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the SOMA Teleco Office Trust Subordinate Companion Loan, including any REO Loan (but including the SOMA Teleco Office Trust Subordinate Companion Loan and excluding the Mortgage Loan and any other Companion Loan) as of the end of the last day of the related Collection Period.

The “SOMA Teleco Office Non-RR Percentage” is an amount expressed as a percentage equal to 100% minus the SOMA Teleco Office RR Percentage. For the avoidance of doubt, at all times, the sum of the SOMA Teleco Office RR Percentage and the SOMA Teleco Office Non-RR Percentage will equal 100%.

The “SOMA Teleco Office RR Percentage” is 5.0%.

The “Pooled Non-VRR Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Certificate Balance of the Pooled Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Pooled Non-VRR Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the applicable special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the end of the last day of the related Collection Period.

The certificate administrator will be required to allocate any Pooled Non-VRR Realized Losses among the respective classes of Pooled Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Pooled Non-VRR Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

The certificate administrator will be required to allocate any SOMA Teleco Office Non-RR Realized Losses to the SOMA Loan-Specific Non-VRR Certificates until the Certificate Balance of such class is reduced to zero.

The certificate administrator will be required to allocate any Amazon Seattle Realized Losses among the respective classes of the Amazon Seattle Loan-Specific Certificates: first, to the Class 300P-RR certificates, then, to the Class 300P-E certificates, then, to the Class 300P-D certificates, then, to the Class 300P-C certificates, then, to the Class 300P-B certificates, and then, to the Class 300P-A certificates, in each case until the Certificate Balance of each such class is reduced to zero.

Realized Losses will not be allocated to the Class S or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if any Related Class X Class is reduced by such Realized Losses.

Pooled VRR Realized Losses will be allocated to the Pooled VRR Interest. Pooled Non-VRR Realized Losses will be allocated to the Pooled Principal Balance Certificates. Neither Pooled VRR Realized Losses nor Pooled Non-VRR Realized Losses will be allocated to the Loan-Specific Certificates.

SOMA Teleco Office RR Realized Losses will be allocated to the Class ST-VR Certificates. SOMA Teleco Office Non-RR Realized Losses will be allocated to the SOMA Loan-Specific Non-VRR Certificates. Neither SOMA Teleco Office RR Realized Losses nor SOMA Teleco Office Non-RR Realized Losses will be allocated to the Pooled Certificates or the Pooled RR Interest.

The Pooled VRR Realized Losses, the Pooled Non-VRR Realized Losses, the SOMA Teleco Office VRR Realized Losses, the SOMA Teleco Office Non-RR Realized Losses and the Amazon Seattle Realized Losses are referred to in this prospectus as “Realized Losses”.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or Trust Subordinate Companion Loan, Nonrecoverable Advances made in respect of the Mortgage Loans or the Trust Subordinate Companion Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing

Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan or Trust Subordinate Companion Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator” or “—The Operating Advisor and Asset Representations Reviewer”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Pooled Certificates (other than the Class S and Class R certificates) or the Pooled VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount or Pooled VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or Pooled VRR Interest Balance to zero, reimbursements of any previously allocated Pooled Non-VRR Realized Losses and Pooled VRR Realized Losses are required thereafter to be made to a class of Pooled Principal Balance Certificates and the Pooled VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest”.

Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder and Pooled RR Interest Owner of record a Distribution Date Statement based in part on the information delivered to it by the master servicer in the form of Annex B (the “Distribution Date Statement”) and providing all information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder and the Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder and the Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or the Pooled RR Interest Owner, a statement containing information as to (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and a reduction in the Pooled RR Interest Balance of the Pooled RR Interest, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Pooled RR Interest Owner or Certificate Owner reasonably requests, to enable Certificateholders and the Pooled RR Interest Owner to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or either special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date Statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports, and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing some categories of information regarding the Mortgage Loans provided on Annex A-2, calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the master servicer and by the master servicer to the certificate administrator, and presented in a loan-by-loan and tabular format substantially similar to the formats utilized on Annex B;

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification and corrected loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file; and

(15)     a CREFC® loan periodic update file.

The master servicer or the applicable special servicer, as applicable, may omit any information from these reports that the master servicer or such special servicer regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Pooled RR Interest Owner by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means, as required under the PSA:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file;

●	a CREFC® loan periodic update file; and

●	a CREFC® appraisal reduction amount template (if any Appraisal Reduction Amount has been calculated).

No later than two business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property:

●	Within 30 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending September 30, 2021, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is on the CREFC® servicer watch list). The master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the certificate administrator, the operating advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

●	Within 30 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2021, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its obligation to deliver the CREFC® net operating income adjustment worksheet described above. Such special servicer or the master servicer will deliver to the certificate administrator, the operating advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to the procedures described above.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the sponsors, the master servicer, the special servicers, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, the Controlling Class Representative, a Risk Retention Consultation Party or a Pooled VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Holder, any Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder, any Excluded Information via the certificate administrator’s website (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)), and (ii) if such party is not the Directing Holder, any Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, however, that, if a special servicer obtains knowledge that it is a Borrower Party, such special servicer will nevertheless be a Privileged Person; provided, further, however, that a special servicer may not directly or indirectly provide any information related to any Excluded Special Servicer Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan) to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be. Notwithstanding any provision to the contrary in this prospectus, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the applicable special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Pooled Risk Retention Consultation Parties” will be (i) a party selected by Goldman Sachs Bank USA and (ii) a party selected by Citi Real Estate Funding Inc., in each case, as a Pooled VRR Interest Owner. The depositor will promptly provide the name and contact information for each initial Pooled Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of a Pooled Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the Pooled Risk Retention Consultation Party from the applicable Pooled RR Interest Owner or Class RR Certificateholder, as applicable. Notwithstanding the foregoing, no Pooled Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. Each of GSMC and CREFI (or their respective affiliate) is expected to be an initial Pooled Risk Retention Consultation Party.

The “SOMA Teleco Office Risk Retention Consultation Party” will be a party selected by DBNY, as the Class ST-VR certificateholder. The depositor will promptly provide the name and contact information for the initial SOMA Teleco Office Risk Retention Consultation Party upon request and any such requesting party may conclusively rely on the name and contact information provided by the depositor. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the SOMA Teleco Office Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of the SOMA Teleco Office Risk Retention Consultation Party from the Class ST-VR certificateholder (as confirmed by the certificate registrar). DBNY is expected to be appointed as the initial SOMA Teleco Office Risk Retention Consultation Party.

The Pooled Risk Retention Consultation Parties and the SOMA Teleco Office Risk Retention Consultation Party are collectively referred to in this prospectus as the “Risk Retention Consultation Parties” and each, a “Risk Retention Consultation Party”.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the applicable special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, a Restricted Mezzanine Holder or a Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, manager or Restricted Mezzanine Holder, as applicable, or (b) any other person owning, directly or indirectly, twenty-five percent (25%) or more of the beneficial interests in such borrower, manager or Restricted Mezzanine Holder, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Controlling Class Representative or any Controlling Class Certificateholder (or, (i) with respect to the SOMA Teleco Office Whole Loan for long as no SOMA Teleco Office Control Appraisal Period is continuing, the SOMA Teleco Office Controlling Class Representative or any SOMA Teleco Office Controlling Class Certificateholder and (ii) with respect to the Amazon Seattle Whole Loan for so long as no Amazon Seattle Control Appraisal Period is continuing, the Amazon Seattle Controlling Class Representative or any Amazon Seattle Controlling Class Certificateholder) is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than any such information with respect to such Excluded Controlling Class Loan that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® special servicer loan file for the related Excluded Controlling Class Loan).

“Excluded Loan” means with respect to (i) the Controlling Class Representative, any Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, (ii) the SOMA Teleco Office Controlling Class Representative, the SOMA Teleco Office Whole Loan for so long as the SOMA Teleco Office Controlling Class Representative or the holder of the majority of the SOMA Teleco Office Controlling Class (by Certificate Balance) is a Borrower Party, (iii) Amazon Seattle Controlling Class Representative, the Amazon Seattle Whole Loan for so long as the Amazon Seattle Controlling Class Representative or the holder of the majority of the Amazon Seattle Controlling Class (by Certificate Balance) is a Borrower Party, or (iv) a Risk Retention Consultation Party, any Mortgage Loan, the Trust Subordinate Companion Loan or Whole Loan if, as of any date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Pooled RR Interest Owner, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party (other than a Risk Retention Consultation Party), in which case (1) if such person is the Directing Holder, Controlling Class Certificateholder, a SOMA Teleco Office Controlling Class Certificateholder or an Amazon Seattle Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, Controlling Class Certificateholder, a SOMA Teleco Office Controlling Class Certificateholder or an Amazon Seattle Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer or the applicable special servicer, as the case may be, and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

“Restricted Mezzanine Holder” means (i) with respect to any Mortgage Loan or Whole Loan, a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, and (ii) with respect to the Amazon Seattle Whole Loan, a holder of a related mezzanine loan as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan.

A “Certificateholder” is the person in whose name a certificate (including the Class RR and Class ST-VR certificates) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the Class RR and Class ST-VR certificates) registered in the name of or beneficially owned by the master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, a mortgage loan seller, a mortgagor, a Borrower Party or any affiliate of any of such persons will be deemed to be not outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will be deemed to be not outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed to be not outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, the mortgage loan sellers or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or applicable special servicer, the master servicer and such special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the applicable special servicer’s, the master servicer’s or the related mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicers, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable.

A “Pooled Certificateholder” is a Certificateholder of a Pooled Certificate.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the applicable special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or any special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® Reports and supplemental notices with respect to such Distribution Date Statements and CREFC® Reports, may be provided by the certificate administrator at the direction of the depositor (which may be in the form of a standing order) to certain market data providers, such as Bloomberg Financial Markets, L.P., Trepp, LLC, Intex Solutions, Inc., Moody’s Analytics, CMBS.com, Inc., BlackRock Financial Management, Inc., Markit Group Limited, RealINSIGHT, Thomson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, Inc. and DealView Technologies Ltd. (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or the Pooled RR Interest Owner that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) at the expense of such Certificateholder or the Pooled RR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, the Pooled RR Interest Owner or a Certificate Owner and a Privileged Person, will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder and the Pooled RR Interest Owner may have under the PSA. Certificateholders and the Pooled RR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website and will make available to the general public this prospectus, Distribution Date Statements, the PSA, each MLPA and the SEC EDGAR filings referred to below:

●	the following “deal documents”:

●	this prospectus;

●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and each MLPA and any amendments and exhibits to those agreements;

●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Distribution Date Statements;

●	the CREFC® bond level files;

●	the CREFC® collateral summary files;

●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® special servicer loan file (provided that they are received by the certificate administrator);

●	the CREFC® appraisal reduction amount template;

●	the annual reports prepared by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

●	the summary of any Final Asset Status Report as provided by the applicable special servicer;

●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the PSA;

●	notice of any waiver, modification or amendment of any term of any Mortgage Loan or Whole Loan;

●	notice of final payment on the certificates or the Pooled RR Interest;

●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or the Pooled RR Interest Owner of the termination of the master servicer or any special servicer;

●	any notice of resignation or termination of the master servicer or any special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice of any request by requisite percentage of Voting Rights for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

●	any notice to Certificateholders or the Pooled RR Interest Owner of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the issuing entity;

●	any notice that a Control Termination Event or of an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;

●	any notice of the occurrence of an Operating Advisor Termination Event;

●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

●	any Proposed Course of Action Notice;

●	any assessment of compliance delivered to the certificate administrator;

●	any Attestation Reports delivered to the certificate administrator;

●	any document provided by the master servicer or the depositor directing the certificate administrator to post same;

●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “U.S. Risk Retention Special Notices” tab;

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of any applicable Excluded Loan, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab described above, provide email notification to any Privileged Person (other than Financial Market Publishers) that has registered to receive access to the certificate administrator’s website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, the SOMA Teleco Office Controlling Class Representative, any SOMA Teleco Office Controlling Class Certificateholder, the Amazon Seattle Controlling Class Representative or any Amazon Seattle Controlling Class Certificateholder, as applicable, is a Borrower Party with respect to any related Excluded Controlling Class Loan (such party, an “Excluded Controlling Class Holder”), such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder, any Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder, any Controlling Class Certificateholder or any SOMA Teleco Office Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with terms of the PSA and the master servicer and the special servicers, as applicable, may require and rely on certifications and other reasonable information prior to releasing any such information.

To the extent the Directing Holder, a Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder receives access pursuant to the PSA to any Excluded Information on the certificate administrator’s website or otherwise receives access to such Excluded Information, such Directing Holder, Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder will be deemed to have agreed that it (i) will not directly or indirectly provide any such Excluded Information to (A) the related Borrower Party, (B) any related Excluded Controlling Class Holder, (C) any employees or personnel of such Directing Holder, Controlling Class Certificateholder, any SOMA Teleco Office Controlling Class Certificateholder or any Amazon Seattle Controlling Class Certificateholder or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (D) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator.

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, the Pooled RR Interest Owner and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the applicable special servicer relating to servicing reports, the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), the Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the applicable special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders and/or the Pooled RR Interest Owner, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to any Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, the Pooled RR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, the Pooled RR Interest Owner and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, the Pooled RR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer and the special servicers, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer and the special servicers will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Holder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to Certificateholders will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or the Pooled RR Interest Owner only those persons in whose names the certificates or the Pooled RR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       1% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       99% in the case of the Principal Balance Certificates, the Class RR certificates and the Class ST-VR certificates, allocated among the holders of such respective classes of certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of a special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to such certificates).

At all times during the term of the PSA, the voting rights for the Pooled Certificates (the “Pooled Voting Rights”) will be allocated among the respective classes of Pooled Certificateholders as follows:

(1)       1% in the case of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       99% in the case of the Pooled Principal Balance Certificates and the Class RR certificates, allocated among the holders of the respective Classes of Pooled Principal Balance Certificates and the Class RR certificates in proportion to the Certificate Balances of their certificates (and solely in connection with certain votes relating to the replacement of the general special servicer and the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the Pooled Principal Balance Certificates or the Class RR certificates).

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class S certificates, the Class R certificates or the Pooled RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC Rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class RR certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the Class RR certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or

Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2021-B25
with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans (and, in the case of GACC, the Trust Subordinate Companion Loans) from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the applicable mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which GSMC, GACC and JPMCB are selling Mortgage Loans and the related discussion below, the Burlingame Point Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by GSMC, GACC or JPMCB, as applicable. For purposes of the respective MLPAs pursuant to which CREFI and JPMCB are selling Mortgage Loans and the related discussion below, The Galleria Office Towers Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by CREFI or JPMCB, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to any Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan (and, in the case of GACC, the Trust Subordinate Companion Loans) sold by such mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for a Trust Subordinate Companion Loan will refer to the Mortgage File for the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, as applicable, and the Mortgage Note evidencing the related Trust Subordinate Companion Loan:

(i)    the original executed Mortgage Note for such Mortgage Loan, endorsed (without recourse, representation or warranty, express or implied) to the order of the trustee for the benefit of the registered Certificateholders and the Pooled RR Interest Owner or in blank, and further showing a complete, unbroken chain of endorsement from the originator (if such originator is not the applicable mortgage loan seller) (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note), and in the case of a Serviced Whole Loan, a copy of the executed Mortgage Note for any related Companion Loan;

(ii)     an original or copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)    an original or copy of any related assignment of leases (if such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments thereof, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)    an original executed assignment, in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), of (A) the Mortgage and (B) any related assignment of leases (if such item is a document separate from the Mortgage), in favor of the trustee, for the benefit of the registered Certificateholders and the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear or a copy of such assignment (if the applicable mortgage loan seller or its designee, rather than the trustee or certificate administrator, is responsible for the recording thereof);

(v)     an original or copy of the assignment of all unrecorded documents relating to the Mortgage Loan, in favor of the trustee, for the benefit of the registered holders of the certificates, the Pooled RR Interest Owner and the holder of any related Companion Loan, as their interests may appear;

(vi)    originals or copies of final written modification, consolidation, assumption, written assurance and substitution agreements in those instances where the terms or provisions of the Mortgage Note for such Mortgage Loan (or, if applicable, any Mortgage Note of a Whole Loan) or the related Mortgage have been modified or the Mortgage Loan has been assumed or consolidated, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(vii)    the original (which may be in the form of an electronically issued title policy) or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan or the related Serviced Whole Loan (or, if such policy has not been issued, a “marked up” pro forma title policy marked as binding and countersigned by the title insurer or its authorized agent, or an irrevocable, binding commitment to issue such title insurance policy);

(viii)      an original or copy of the related ground lease relating to such Mortgage Loan (or the related Serviced Whole Loan, if applicable), if any, and any ground lessor estoppel;

(ix)       an original or copy of the related Mortgage Loan agreement, if any;

(x)        an original of any guaranty under such Mortgage Loan or the related Whole Loan, if any;

(xi)       an original or copy of the environmental indemnity from the related mortgagor, if any;

(xii)      an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof;

(xiii)      an original assignment of the related security agreement (if such item is a document separate from the Mortgage and if such item is not included in the assignment described in clause (v)), in favor of the trustee for the benefit of the Certificateholders, the Pooled RR Interest Owner and the holder of the related Companion Loan, as their interests may appear;

(xiv)      any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan or the related Whole Loan or in favor of any assignee prior to the trustee, and an original UCC-3 assignment thereof, in form suitable for filing, in favor of the trustee (or, in each case, a copy thereof, certified to be the copy of such assignment submitted or to be submitted for filing);

(xv)      an original or copy of the lockbox agreement or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvi)      in the case of the JW Marriott Nashville Loan REMIC, a copy of the REMIC declaration;

(xvii)     in the case of any Mortgage Loan or the related Whole Loan as to which there exists a related mezzanine loan, an original or a copy of any related mezzanine intercreditor agreement;

(xviii)    an original or copy of any related environmental insurance policy or environmental guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xix)     a copy of any letter of credit relating to such Mortgage Loan or the related Whole Loan and any related assignment thereof (with the original to be delivered to the master servicer);

(xx)      copies of any franchise agreement, property management agreement or hotel management agreement and related comfort letters (together with (i) copies of any notices of transfer that are necessary to transfer or assign to the issuing entity or the trustee the benefits of such comfort letter or (ii) if the related comfort letter contemplates that a request be made of the related franchisor to issue a replacement comfort letter for the benefit of the issuing entity or trustee, a copy of the notice requesting the issuance of such replacement comfort letter (the copy of such notice is required to be delivered by the applicable mortgage loan seller to the custodian for inclusion in the Mortgage File within the time period set forth in the PSA and/or estoppel letters relating to such Mortgage Loan or the related Serviced Whole Loan and any related assignment thereof)); and

(xxi)     in the case of a Whole Loan, an original or a copy of the related Co-Lender Agreement;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, with respect to each of the Burlingame Point and The Galleria Office Towers Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver or cause to be delivered an electronic copy of the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)     (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)     the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iii)    any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the related mortgage loan seller);

(iv)    final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)     the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)     the related ground lease, if any, and any ground lessor estoppel;

(vii)    the related loan agreement, if any;

(viii)   the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)    the related lockbox agreement or cash management agreement, if any;

(x)     the environmental indemnity from the related borrower, if any;

(xi)    the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)   in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)    any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the trustee and UCC-3 assignment financing statements in favor of the trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the related mortgage loan seller;

(xiv)    in the case of the JW Marriott Nashville Loan REMIC, a copy of the REMIC Declaration and the related filed IRS Forms SS-4 and 8811;

(xv)    any mezzanine loan intercreditor agreement;

(xvi)   any related environmental insurance policy;

(xvii)  any related letter of credit and any related assignment thereof; and

(xviii) any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)     a copy of the applicable mortgage loan seller’s asset summary;

(j)     a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   a copy of all zoning reports;

(l)     a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   a copy of all UCC searches;

(o)   a copy of all litigation searches;

(p)   a copy of all bankruptcy searches;

(q)   a copy of origination settlement statement;

(r)    a copy of insurance summary report;

(s)   a copy of organizational documents of the related mortgagor and any guarantor;

(t)    a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)   the original or a copy of all related environmental reports that were received by the related mortgage loan seller;

(v)    unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)   unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related mortgage loan seller received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the mortgage loan sellers or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. Each mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the related mortgage loan seller with respect to each Mortgage Loan (and, in the case of GACC, the Trust Subordinate Companion Loans) sold by such mortgage loan seller. Those representations and warranties with respect to the Mortgage Loans (but not the Trust Subordinate Companion Loans) are set forth on Annex D-1, Annex E-1 and Annex F-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth on Annex D-2, Annex E-2, Annex E-3 and Annex F-2.

If the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) discovers or receives notice alleging that any of the documents required to be included by (or on behalf of) the related mortgage loan seller in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan or Trust Subordinate Companion Loan, then such party is required to give notice of such omission, breach or defect to each other party to the PSA and the applicable mortgage loan seller. The master servicer (with respect to a non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan), as applicable, will be required to determine whether such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan or Trust Subordinate Companion Loan, the value of the related REO Property or the interests of the trustee or any Certificateholders or the Pooled RR Interest Owner in the Mortgage Loan, Trust Subordinate Companion Loan or REO Property or causes the Mortgage Loan or Trust Subordinate Companion Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect”). The master servicer or the applicable special servicer may (but will not be obligated to) consult with the master servicer or the applicable special servicer regarding any determination of a Material Defect for a non-Specially Serviced Loan. The Enforcing Servicer will be required to give notice of any such Material Defect to the other parties to the PSA, the applicable mortgage loan seller and (for so long as no Consultation Termination Event is continuing), the Directing Holder.

The applicable mortgage loan seller will be required to, no later than 90 days following:

(x)       the earlier of (i) the mortgage loan seller’s discovery of the Material Defect and (ii) the mortgage loan seller’s receipt of notice of the Material Defect from any party listed above and receipt of a demand to take action with respect to such Material Defect, except in the case of the following clause (y); or

(y)       in the case of such Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of such Material Defect,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan (or, in the case of each of the Burlingame Point Mortgage Loan and The Galleria Office Towers Mortgage Loan, the applicable portion thereof), the affected Trust Subordinate Companion Loan or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, the mortgage loan seller may not repurchase the affected Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan, provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the affected Trust Subordinate Companion Loan or REO Loan (or, in the case of each of the Burlingame Point Mortgage Loan and The Galleria Office Towers Mortgage Loan, the applicable portion thereof) and or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted)), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the applicable special servicer, the certificate administrator, the trustee and the operating advisor, an officer’s certificate that describes the reasons such Material Defect was not cured within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to repurchase the related Mortgage Loan or Trust Subordinate Companion Loan unless (i) such mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide prompt notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the related mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan or Trust Subordinate Companion Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a

Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the Burlingame Point Mortgage Loan and The Galleria Office Towers Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the related mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause each Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon each Trust REMIC, the Grantor Trust or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that such mortgage loan seller and the applicable special servicer (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event and is continuing) are able to agree upon a cash payment payable by the related mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the related mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. The applicable special servicer will determine the amount of any applicable Loss of Value Payment (with the consent of the Directing Holder in respect of any Mortgage Loan or Trust Subordinate Companion Loan that is not an applicable Excluded Loan and for so long as no Control Termination Event is continuing) and, in the case of any PSA Party Repurchase Request with respect to non-Specially Serviced Loans prior to the occurrence of a Resolution Failure, will communicate such amount to the master servicer for its enforcement action with the related mortgage loan seller. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the applicable special servicer, but in any event within the time frame and in the manner provided in the PSA, with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the applicable special servicer to the extent set forth in the PSA in order to permit the applicable special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the applicable mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage.

In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller repurchases the related Non-Serviced Companion Loan from the related Non-Serviced Securitization Trust, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Pari Passu Companion Loan contained in the related Non-Serviced Securitization Trust.

With respect to any Mortgage Loan or Trust Subordinate Companion Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan or Trust Subordinate Companion Loan (or related REO Loan (excluding, for the purposes of a repurchase pursuant to the related MLPA, any related Companion Loan)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Loan (excluding, for such purpose, any related Companion Loan)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans, to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Property Protection Advances (including any Property Protection Advances and advance interest amounts that were reimbursed out of general collections on the Mortgage Loans and Trust Subordinate Companion Loans) (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), (4) all accrued and unpaid advance interest amounts in respect of related Advances (or, in the case of any Non-Serviced Mortgage Loan, all comparable amounts with respect to P&I Advances related to such Non-Serviced Mortgage Loan and, with respect to outstanding Property Protection Advances, the pro rata portion of any comparable amounts payable with respect thereto pursuant to the related Co-Lender Agreement), (5) any unpaid Special Servicing Fees and any other unpaid additional trust fund expenses outstanding (which, for the avoidance of doubt, include any unpaid Workout Fees and Liquidation Fees) or previously incurred in respect of the related Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of any Non-Serviced Mortgage Loan, the pro rata portion of any comparable amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement), and if such Mortgage Loan or Trust Subordinate Companion Loan is being purchased by a mortgage loan seller pursuant to the related MLPA, all expenses incurred or to be incurred by the master servicer, the special servicers, the asset representations reviewer, the depositor, the certificate administrator and the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation (to the extent not otherwise included in the amount described in clause (3) above), (6) if the applicable mortgage loan seller repurchases or substitutes for such Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by such mortgage loan seller, and (7) if a mortgage loan seller repurchases or substitutes for such Mortgage Loan more than 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be, a Liquidation Fee. With respect to each of the Burlingame Point Mortgage Loan and The Galleria Office Towers Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)   have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by an appraiser who is an MAI prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders and the Pooled RR Interest Owner) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)     have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved, so long as a Control Termination Event has not occurred and is not continuing and the affected Mortgage Loan is not an applicable Excluded Loan, by the Directing Holder;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the grantor trust status of the Grantor Trust or the imposition of tax on any Trust REMIC, the Grantor Trust or the issuing entity other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel;

(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of a Non-Serviced Mortgage Loan, the related primary servicing fee rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding.

When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The cure, repurchase and substitution obligations or the obligation to pay the Loss of Value Payment described above will constitute the sole remedy available to the Certificateholders and the Pooled RR Interest Owner in connection with a material breach of any representation or warranty or a material document defect with respect to any Mortgage Loan or Trust Subordinate Companion Loan. None of the depositor, the underwriters, the master servicer, the special servicers, the trustee, the certificate administrator or any other person will be obligated to repurchase or replace any affected Mortgage Loan or Trust Subordinate Companion Loan or make a Loss of Value Payment in connection with a breach of any of the representations and warranties or a document defect if the applicable mortgage loan seller defaults on its obligations to do so. We cannot assure you that a mortgage loan seller will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so.

As stated above, with respect to a Material Defect related to (i) the Burlingame Point Mortgage Loan (9.9%), each of GSMC, GACC and JPMCB, and (ii) The Galleria Office Towers Mortgage Loan (2.1%), each of CREFI and JPMCB, will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the related mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loans (including, for the avoidance of doubt, the Trust

Subordinate Companion Loans) and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Co-Lender Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in any REO Property acquired with respect to any Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Co-Lender Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of any related Serviced Companion Loans but do not include any Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Companion Loans and any related REO Properties. In the case of the Serviced Whole Loans, certain provisions of the related Co-Lender Agreement are described under “Description of the Mortgage Pool—The Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Co-Lender Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The PSA does not include an obligation for any party of the PSA to advise a Certificateholder or the Pooled RR Interest Owner with respect to its rights and protections relative to the issuing entity.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans and the Trust Subordinate Companion Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Trust Subordinate Companion Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee, for the benefit of the holders of the certificates and the Pooled RR Interest Owner. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in trust for the benefit of the holders of the certificates and the Pooled RR Interest Owner. The custodian is obligated to review certain documents for each Mortgage Loan and Trust Subordinate Companion Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (so long as no Consultation Termination Event is continuing and other than in respect of any applicable Excluded Loan) and the mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the Pooled RR Interest Owner the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and each special servicer will each be required to diligently service and administer the Mortgage Loans (excluding any Non-Serviced Mortgage Loan), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Co-Lender Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)       the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)       the same care, skill, prudence and diligence with which the master servicer or such special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or such special servicer, as the case may be, with a view to: (A) the timely recovery of all payments or principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity and the Certificateholders and the Pooled RR Interest Owner (as a collective whole as if such Certificateholders and the Pooled RR Interest Owner constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the Pooled RR Interest Owner and the holder of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and the holder or holders of any related Companion Loan constituted a single lender), taking into account the pari passu or subordinate nature of any related Companion Loan) as determined by the master servicer or such special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial and multifamily mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)   any relationship that the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)   the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or the applicable special servicer, as the case may be, or any of their respective affiliates;

(C)   the obligation, if any, of the master servicer to make Advances;

(D)   the right of the master servicer or the applicable special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)   the ownership, servicing or management for others of (i) any Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or applicable special servicer, as the case may be, or any of its affiliates;

(F)   any debt that the master servicer or the applicable special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or any related Companion Loan the master servicer or applicable special servicer, as the case may be, or any of their affiliates, may have; and

(H)   any obligation of the master servicer, the applicable special servicer, or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the applicable special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or applicable special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of any Non-Serviced Mortgage Loan, the master servicer and the applicable special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers provided that the master servicer will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or either special servicer.

Each sub-servicing agreement between the master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. The master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it (other than any sub-servicer retained by it at the request of a mortgage loan seller, which is only removable for cause) at any time it considers removal to be in the best interests of Certificateholders and the Pooled RR Interest Owner. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Notwithstanding anything to the contrary, each of the initial master servicer and any initial special servicer may delegate certain of its duties and obligations under the PSA to an affiliate of the master servicer or a special servicer, as applicable. Such delegation will not be considered a sub-servicing agreement under the PSA, and the requirements and obligations set forth in the PSA applicable to sub-servicing agreements, sub-servicers or servicing function participants will not be applicable to such arrangement. Notwithstanding any such delegation, the master servicer and a special servicer, as applicable, will remain obligated and liable for the performance of their respective obligations and duties under the PSA in accordance with the provisions thereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loan as required by the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loans), the Trust Subordinate Companion Loans and any REO Loan (including any portion of a REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)       in the case of each Mortgage Loan or Trust Subordinate Companion Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (including any portion of a REO Loan related to a Trust Subordinate Companion Loan, but excluding any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan), Trust Subordinate Companion Loan or REO Loan (including any portion of a REO loan related to a Trust Subordinate Companion Loan, but excluding any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or Trust Subordinate Companion Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan or Trust Subordinate Companion

Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) or Trust Subordinate Companion Loan, then the interest portion of any P&I Advance in respect of that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan or Trust Subordinate Companion Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan, as applicable, immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan or Trust Subordinate Companion Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will make or be permitted to make a P&I Advance for balloon payments, default interest, late payment charges, yield maintenance charges or prepayment premiums, or Excess Interest or with respect to any Companion Loan (other than the Trust Subordinate Companion Loans).

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

Property Protection Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Property Protection Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Property Protection Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Property Protection Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicers or the trustee will make or be permitted to make any Property Protection Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Co-Lender Agreement or the PSA.

The special servicers will have no obligation to make any Property Protection Advances. However, in an urgent or emergency situation requiring the making of a Property Protection Advance, the applicable special servicer may make such Property Protection Advance, and the master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the applicable special servicer is reimbursed, the master servicer will be deemed to have made such special servicer’s Property Protection Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Property Protection Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Property Protection Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the Pooled RR Interest Owner and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any related Companion Loan.

The master servicer will also be obligated to make Property Protection Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicers or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Property Protection Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Whole Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be binding upon the master servicer and the trustee. No special servicer will have any obligation to make an affirmative determination that any P&I Advance or Property Protection Advance is, or would be, recoverable; however, if a special servicer makes any such determination, such determination will not be binding upon the master servicer or the trustee. In the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Property Protection Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Property Protection Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries and (e) in the case of a potential P&I Advance with respect to a Trust Subordinate Companion Loan, the subordinate nature of such Trust Subordinate Companion Loan, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain, promptly upon request, from the applicable special servicer at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the Pooled RR Interest Owner, and will be binding upon, the master servicer and the trustee. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the Pooled RR Interest Owner.

With respect to any Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan; provided, however, the master servicer and the trustee may rely on the non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise); provided, however, the other master servicer and other trustee under the related Non-Serviced PSA may rely on the non-recoverability determination of the master servicer or the trustee.

Recovery of Advances

The master servicer, each special servicer or the trustee, as applicable, will be entitled to recover (a) any Property Protection Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Co-Lender Agreement, a Serviced Whole Loan) or REO Loan as to which such Property Protection Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan, Trust Subordinate Companion Loan or REO Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable (“Related Proceeds”). Each of the master servicer, the special servicers and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans in the Mortgage Pool (which excludes the Trust Subordinate Companion Loans) on deposit in the Collection Account (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of any Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed from collections relating to the SOMA Teleco Office Mortgage Loan in the case of the SOMA Teleco Office Trust Subordinate Companion Loan or the Amazon Seattle Mortgage Loan in the case of the Amazon Seattle Trust Subordinate Companion Loan, as applicable. Amounts payable in respect of each Serviced Companion Loan (other than the Trust Subordinate Companion Loans) pursuant to the related Co-Lender Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan. However, amounts payable in respect of each Serviced Companion Loan will be available, in accordance with the PSA and related Co-Lender Agreement, for the reimbursement of any Property Protection Advances with respect to the related Serviced Whole Loan. Notwithstanding the above, with respect to a Property Protection Advance on a Serviced Whole Loan the master servicer will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), (which, for the avoidance of doubt, includes the Trust Subordinate Companion Loans), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Protection Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of any related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Co-Lender Agreement to obtain reimbursement for a pro rata portion of such amount allocable to any related Pari Passu Companion Loans from the holders of such Companion Loans.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the SOMA Teleco Office Mortgage Loan) or any interest due on such Advance from any collections on the SOMA Teleco Office Whole Loan allocable to the SOMA Teleco Office Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of the SOMA Teleco Office Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the SOMA Teleco Office Mortgage Loan). With respect to the SOMA Teleco Office Trust Subordinate Companion Loan, the master servicer or the trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon, compounded annually, from the amounts that would have been allocable to the SOMA Teleco Office Mortgage Loan and the SOMA Teleco Office Trust Subordinate Companion Loan, as described above.

Neither the master servicer nor the trustee will be entitled to recover (1) any Nonrecoverable Advance made in respect of a Mortgage Loan (other than the Amazon Seattle Mortgage Loan) or any interest due on such Advance from any collections on the Amazon Seattle Whole Loan allocable to the Amazon Seattle Trust Subordinate Companion Loan nor (2) any Nonrecoverable Advance that is a P&I Advance made in respect of the Amazon Seattle Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Amazon Seattle Mortgage Loan). With respect to the Amazon Seattle Trust Subordinate Companion Loan, the master servicer or the trustee, as applicable, will only be entitled to reimbursement for a P&I Advance and advance interest thereon, compounded annually, from the amounts that would have been allocable to the Amazon Seattle Mortgage Loan and the Amazon Seattle Trust Subordinate Companion Loan, as described above.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than an applicable Excluded Loan, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans or the Trust Subordinate Companion Loans, as applicable, to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information

Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the applicable special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Neither the master servicer nor the trustee will be entitled to recover (1) any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan from any collections on (a) the SOMA Teleco Office Whole Loan allocable to the SOMA Teleco Office Trust Subordinate Companion Loan or (b) the Amazon Seattle Whole Loan allocable to the Amazon Seattle Trust Subordinate Companion Loan nor (2) any Workout-Delayed Reimbursement Amounts in respect of either Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans. However, if the Workout-Delayed Reimbursement Amount relates to a Property Protection Advance for the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan, as applicable, the master servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool including the related Trust Subordinate Companion Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the applicable special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Interest accrued on any outstanding P&I Advance on a Trust Subordinate Companion Loan will be compounded annually. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of property protection advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner. The master servicer is required to deposit in the Collection Account (and in no event later than the 2nd business day following receipt of properly identified and available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans and Trust Subordinate Companion Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or Trust Subordinate Companion Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO

Properties. Notwithstanding the foregoing, the collections on the Whole Loans deposited into the Collection Account will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan and Trust Subordinate Companion Loan pursuant to the related Co-Lender Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan (other than a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans (or (i) the SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account in respect of the SOMA Teleco Office Trust Subordinate Companion Loan or (ii) the Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account in respect of the Amazon Seattle Trust Subordinate Companion Loan), to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Loan REMIC Residual Distribution Account”, a “Lower-Tier REMIC Distribution Account”, an “Upper-Tier REMIC Distribution Account”, a “SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account” and an “Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account” each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner (or, in the case of either Trust Subordinate Companion Loan REMIC Distribution Account, for the benefit of the holders of the related Loan-Specific Certificates).

On each Distribution Date, the certificate administrator is required (1) to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account (other than with respect to the Trust Subordinate Companion Loans)), plus, among other things, any related P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from (i) Pooled Non-VRR Available Funds to the holders of the Pooled Non-VRR Certificates and (ii) Pooled VRR Available Funds to the Pooled VRR Interest Owners, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The Pooled VRR Interest”, respectively, (2) to apply amounts on deposit in the SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the SOMA Teleco Office Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the SOMA Teleco Office Available Funds to the holders of the SOMA Teleco Office Loan-Specific Certificates and (3) to apply amounts on deposit in the Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account with respect to the Amazon Seattle Trust Subordinate Companion Loan, less amounts, if any, distributable to the Class R certificates) to make distributions of interest and principal from the Amazon Seattle Available Funds to the holders of the Amazon Seattle Loan-Specific Certificates. Amounts received with respect to the residual interest in the JW Marriott Nashville Loan REMIC will be deposited into the Loan REMIC Residual Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans and the Trust Subordinate Companion Loan into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis and the Trust Subordinate Companion Loan (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account or the Trust Subordinate Companion Loan REMIC Distribution Accounts.

The certificate administrator is also required to establish and maintain an account (the “SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the SOMA Teleco Office Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account” and, together with the SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account, the “Trust Subordinate Companion Loan REMIC Distribution Accounts”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Amazon Seattle Loan-Specific Certificates.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class S certificates and the Pooled VRR Interest Owners. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Pooled Non-VRR Gain-on-Sale Reserve Account” and the “Pooled VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the holders of the Pooled Non-VRR Certificates and the Pooled VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Co-Lender Agreement), such gains (other than amounts allocable to the Trust Subordinate Companion Loans) will be deposited (i) into the Pooled Non-VRR Gain-on-Sale Reserve Account in an amount equal to the Pooled Non-VRR Percentage multiplied by such gains and (ii) into the Pooled VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Pooled VRR Percentage multiplied by such gains.

Amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled Principal Balance Certificates up to an amount equal to all Pooled Non-VRR Realized Losses, if any, previously deemed allocated to them and unreimbursed after application of the Pooled Non-VRR Available Funds for such Distribution Date, and amounts in the Pooled VRR Interest Gain-on-Sale Reserve Account will be applied on each Distribution Date to reimburse the Pooled VRR Interest Owners up to an amount equal to all Pooled VRR Realized Losses, if any, previously deemed allocated to the Pooled VRR Interest and unreimbursed after application of the Pooled VRR Interest Available Funds for such Distribution Date. To the extent not so applied, such gains will be held and applied to offset future Pooled Non-VRR Realized Losses or Pooled VRR Realized Losses, if any (as determined by the applicable special servicer). Upon termination of the issuing entity, any remaining amounts in the Pooled Non-VRR Gain-on-Sale Reserve Account and the Pooled VRR Interest Gain-on-Sale Reserve Account will be distributed on the Class R certificates.

Any gains allocable to the SOMA Teleco Office Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the SOMA Loan-Specific Non-VRR Certificates for SOMA Teleco Office Non-RR Realized Losses and to reimburse the holder of Class ST-VR certificates for SOMA Teleco Office RR Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future SOMA Teleco Office Non-RR Realized Losses or SOMA Teleco Office RR Realized Losses, if any (as determined by the applicable special servicer).

Any gains allocable to the Amazon Seattle Trust Subordinate Companion Loan will be applied on the applicable Distribution Date to reimburse the holders of the Amazon Seattle Loan-Specific Certificates for Amazon Seattle Realized Losses, and, to the extent not so applied, such gains will be held and applied to offset future Amazon Seattle Realized Losses, if any (as determined by the applicable special servicer).

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the Pooled RR Interest Owner.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Pooled Non-VRR Gain-on-Sale Reserve Account, the Pooled VRR Interest Gain-on-Sale Reserve Account, and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the applicable special servicer, as the case may be, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Co-Lender Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)    to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account (or a Trust Subordinate Companion Loan REMIC Distribution Account in respect of the related Trust Subordinate Companion Loan) certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans and Trust Subordinate Companion Loans on the related Distribution Date, (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”, or (C) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)        to pay or reimburse the master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, the applicable special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Co-Lender Agreement);

(iii)       to pay to the master servicer and the applicable special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)       to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)        to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee to the extent payable as a trust fund expense;

(vi)       to reimburse the trustee, the applicable special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)       to reimburse the master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan or Trust Subordinate Companion Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)      to reimburse the master servicer, the applicable special servicer, the asset representations reviewer or the trustee for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)       to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)        to pay the master servicer and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Serviced Whole Loan Custodial Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date), (B) certain penalty charges and default interest and (C) the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xi)       to recoup any amounts deposited in the Collection Account in error;

(xii)      to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiii)     to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)      to pay any applicable federal, state or local taxes imposed on each Trust REMIC, the Grantor Trust or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)      to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)      to reimburse the certificate administrator out of general collections on the Mortgage Loans, the Trust Subordinate Companion Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)     to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any (or Trust Subordinate Companion Loan, if applicable), previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)    to remit to the companion paying agent for deposit into the Serviced Whole Loan Custodial Account the amounts required to be deposited pursuant to the PSA; and

(xix)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan or the At Home – Willow Grove Whole Loan, as applicable, will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Trust Subordinate Companion Loan or Subordinate Companion Loan, as applicable, second from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to any related Companion Loan, except as specifically described in the PSA with respect to the Trust Subordinate Companion Loans in the case of expenses not allocated to any particular Mortgage Loan.

Certain costs and expenses (such as a pro rata share of any related Property Protection Advances) allocable to the Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on any related Companion Loan or from general collections with respect to the securitization of any related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Property Protection Advance or interest on such Property Protection Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Non-Serviced Co-Lender Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance,

may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive; provided, however, the summary below does not include the fees and compensation payable to the parties to the PSA in respect of either Trust Subordinate Companion Loan, which are not included in the table, but as to which fees and compensation will be payable to the parties to the PSA as otherwise set forth in this prospectus. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including a collection of reports specified by the CREFC® from time to time as described in the PSA (the “CREFC® Investor Reporting Package”). Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the Pooled Certificates and the Pooled RR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loans, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loans) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency

Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are a Specially Serviced Loan for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator/Trustee Fee/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections on deposit in the Collection Account or the Distribution Account.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (or, such lesser amount as the related borrower pays with respect to such Mortgage Loan).	Payable by the related borrower.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Asset Review Fee	The sum of: (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.	By the mortgage loan seller; provided, however, that if the mortgage loan seller is insolvent, such fee will become an expense of the issuing entity.	Upon the completion of each Asset Review with respect to a Delinquent Loan.
Property Protection Advances / Master Servicer, Special Servicers or Trustee	To the extent of funds available, the amount of any Property Protection Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, then out of general collections on deposit in the Collection Account, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Property Protection Advances / Master Servicer, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances on the Mortgage Loans / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances on the Mortgage Loans / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time that advance is reimbursed, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Operating Advisor, Asset Representations Reviewer or Special Servicers and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expense incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections, in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	All references to the Serviced Companion Loan in the table above will not include either Trust Subordinate Companion Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan related to such Trust Subordinate Companion Loan.

With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, and all references to Mortgage Loan, Companion Loan, and Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to any Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor and/or asset representations reviewer under the related Non-Serviced PSA governing the servicing of such Non-Serviced Mortgage Loan will be entitled to receive similar fees and reimbursements with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and property protection advances with respect to the related Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Co-Lender Agreement, the master servicer and the applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Co-Lender Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan or Serviced Whole Loan (to the extent not prohibited under the related Co-Lender Agreement), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan or Whole Loan, equal to a per annum rate ranging from 0.00250% to 0.07125%. The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related Co-Lender Agreement, from amounts payable in respect of any related Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans and the Trust Subordinate Companion Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision and 50% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loans that are not Specially Serviced Loans to the extent not prohibited by the related Co-Lender Agreement and that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the applicable special servicer) (provided, however, that the master servicer will receive 0% of any Modification Fees in connection with a COVID Modification);

●	100% of all assumption application fees received on any Mortgage Loans and the Trust Subordinate Companion Loan, in each case, only for which the master servicer is processing the underlying assumption related transaction (including any related Serviced Companion Loan to the extent not prohibited by the related Co-Lender Agreement) (whether or not the consent of the applicable special servicer is required) and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and similar fees pursuant to the PSA on any Mortgage Loans and the Trust Subordinate Companion Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which do not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision;

●	50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees), in each case, with respect to all Mortgage Loans and the Trust Subordinate Companion Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreement) which involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (whether or not processed by the applicable special servicer) and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan or Trust Subordinate Companion Loan have been paid; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Mortgage Loans and Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related Mortgage Loan or, if provided under the related Co-Lender Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the applicable special servicer.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Modification Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Companion Loans, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12-months of the collection of the current Excess Modification Fees) will be subject to a cap equal to the greater of (i) 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan after giving effect to such transaction and (ii) $25,000.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including any Non-Serviced Mortgage Loan) and each related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loans. The Servicing Fee for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and, to the extent provided for in the related Co-Lender Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to each Non-Serviced Mortgage Loan and pursuant to the terms of the related Non-Serviced PSA, the primary servicer of such Non-Serviced Mortgage Loan will be entitled to a primary servicing fee accruing at a rate equal to (i) 0.00250% per annum for the Burlingame Point Mortgage Loan, the 909 Third Avenue Mortgage Loan, and (ii) 0.00125% per annum for the Phillips Point Mortgage Loan, the 30 Hudson Yards 67 Mortgage Loan, The Galleria Office Towers Mortgage Loan, the U.S. Industrial Portfolio VI Mortgage Loan, the JW Marriott Nashville Mortgage Loan, the Boca Office Portfolio Mortgage Loan and 141 Livingston Mortgage Loan.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The applicable special servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Mortgage Loan and Companion Loan (including any REO Loan), as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. The Non-Serviced Whole Loans will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Whole Loan) that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan (other than a Non-Serviced Whole Loan) and will be calculated by application of a “Workout Fee Rate” equal to the lesser of (a) 1.00% (or 0.50%, in the case of the Amazon Seattle Whole Loan) to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or Anticipated Repayment Date) received on the Corrected Loan for so long as it remains a Corrected Loan and (b) such lower rate as would result in a Workout Fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, as applicable, from the date such Mortgage Loan (or Whole Loan, if applicable) becomes a Corrected Loan through and including the related maturity date (or if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related Mortgage Loan (or Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then related maturity date); provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan (1) became a Specially Serviced Loan under clause (5) or clause (7) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan is modified by the applicable special servicer in accordance with the terms of the PSA or (2) in connection with the purchase of the Amazon Seattle Whole Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase the Amazon Seattle Whole Loan becomes exercisable (provided, that for the avoidance of doubt, if there are one or more purchase notices that are delivered subsequent to the initial purchase notice, as long as the event that resulted in the first purchase notice (or the preceding purchase notice) has, within the 90-day period from the date the applicable purchase notice was given to such holder of the related mezzanine loan, ceased, been cured, been waived by the master servicer or the applicable special servicer in writing, or otherwise was no longer in effect during such period, such 90-day period will commence on the date of any subsequent purchase notice given to such holder of the related mezzanine loan); provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final pay-off or refinancing of the related Mortgage Loan or Serviced Whole Loan, the applicable special servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Mortgage Loan or Serviced Whole Loan as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan, Serviced Companion Loan or REO Loan and received by the applicable special servicer as compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (i) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (a) a full, partial or discounted payoff from the related borrower or (b) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to any related Companion Loan, if applicable), and (ii) except as otherwise described below, any Mortgage Loan and any related Serviced Companion Loan (with respect to any Serviced Companion Loan, only to the extent that (i) the applicable special servicer is enforcing the applicable mortgage loan seller’s obligations under the applicable mortgage loan purchase agreement with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the applicable special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the applicable special servicer (in each case, under the related pooling and servicing agreement for the securitization trust that owns such Serviced Companion Loan)) for which the applicable special servicer is the Enforcing Servicer and either (A) such Mortgage Loan (and Serviced Companion Loan, if applicable) is repurchased or substituted for by the applicable mortgage loan seller or (B) a Loss of Value Payment has been made with respect to such Mortgage Loan (and Serviced Companion Loan, if applicable). The Liquidation Fee for each such repurchased or substituted Mortgage Loan, Specially Serviced Loan or REO Property will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees”, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that any such fee payable with respect to the Serviced Companion Loan will be payable solely from proceeds on such Serviced Companion Loan; provided, further, that except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.00% (or 0.50%, in the case of the Amazon Seattle Whole Loan) with respect to each Mortgage Loan (including with respect to any related Serviced Companion Loan, to the extent provided in the definition of “Liquidation Fee”) repurchased, substituted or for which a Loss of Value Payment has been made, each Specially Serviced Loan and each REO Property.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the initial 90 day time period (as may be extended) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect within the initial 90-day time period (as may be extended) provided for the Loss of Value Payment, if such Loss of Value Payment occurs prior to the termination of such extended period,

(ii)    the purchase of (A) any Specially Serviced Loan that is an AB Whole Loan or related REO Property by the holder of a Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case described in clause (ii)(A) or (B) above, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase of all of the Mortgage Loans and REO Properties and, if applicable, the Trust Subordinate Companion Loans, in connection with an optional termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    with respect to the Amazon Seattle Whole Loan, the purchase of the Amazon Seattle Whole Loan by the holder of the related mezzanine loan pursuant to the Mezzanine Intercreditor Agreement within 90 days after the first time that such holder’s option to purchase the Amazon Seattle Whole Loan becomes exercisable (provided, that for the avoidance of doubt, if there are one or more purchase notices that are delivered subsequent to the initial purchase notice, as long as the event that resulted in the first purchase notice (or the preceding purchase notice) has, within the 90-day period from the date the applicable purchase notice was given to such holder of the related mezzanine loan, ceased, been cured, been waived by the master servicer or the applicable special servicer in writing, or otherwise was no longer in effect during such period, such 90-day period will commence on the date of any subsequent purchase notice given to such holder of the related mezzanine loan),

(vi)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Holder or its affiliate; provided, however, that if no Control Termination Event is continuing, such affiliated Directing Holder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to such Directing Holder for approval the initial asset status report with respect to such Specially Serviced Loan, the applicable special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Holder or its affiliates), or

(vii)    if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage

Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (v) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Non-Serviced Whole Loans will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation with respect to each Mortgage Loan (or Serviced Whole Loan, including the Trust Subordinate Companion Loans) for which it acts as special servicer (other than with respect to any Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower:

(i)    100% of all Excess Modification Fees related to any modifications, waivers, extensions or amendments of any Specially Serviced Loans and 100% of COVID Modification Fees,

(ii)    100% of all assumption application fees received on any Mortgage Loans and any related Serviced Companion Loan (to the extent not prohibited by the related Co-Lender Agreement), only for which the applicable special servicer is processing the underlying assumption related transaction,

(iii)    100% of assumption, waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower, and

(iv)    50% of all Excess Modification Fees (other than COVID Modification Fees) and 50% of all assumption, waiver, consent and earnout fees and similar fees (other than assumption application and defeasance fees) received with respect to all Mortgage Loans and the Trust Subordinate Companion Loans (including any Serviced Companion Loan, to the extent not prohibited by the related Co-Lender Agreements, if applicable) (excluding any Non-Serviced Mortgage Loan) that are not Specially Serviced Loans that involve one or more Special Servicer Major Decisions or Special Servicer Non-Major Decisions.

With respect to any of the preceding fees as to which both the master servicer and the applicable special servicer are entitled to receive a portion thereof, the master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective portion of such fee (in the case of a split fee with respect to penalty charges, subject to certain limitations set forth in the PSA); provided that (A) neither the master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any of such fee charged by the master servicer.

Each special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans and the Trust Subordinate Companion Loan for which it is special servicer (including any related Serviced Companion Loan, if applicable, and to the extent not prohibited by the related Co-Lender Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan for which it is special servicer (including any related Serviced Companion Loan, if applicable, to the extent not prohibited by the related Co-Lender Agreement) since the Closing Date. Each special servicer also is authorized but not required to invest or direct the investment of funds held in the applicable REO Account or Loss of Value Payment reserve fund in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including those occasions under the related Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in their capacities as special servicers under the PSA, the special servicers will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on the related Non-Serviced Whole Loan.

“Excess Modification Fees” means, with respect to any Mortgage Loan or Serviced Whole Loan, if applicable (but not with respect to any Non-Serviced Mortgage Loan), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of the related Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the issuing entity (including, without limitation, interest on Advances to the extent not otherwise paid or reimbursed by or on behalf of the borrower (including indirect reimbursement from penalty charges or otherwise) with respect to such Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees and (2) borrower delayed reimbursements) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as penalty charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the applicable special servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Mortgage Loan (or Whole Loan) or REO Property; provided that if the related Mortgage Loan (or Serviced Whole Loan) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the applicable special servicer prior to such Mortgage Loan (or Serviced Whole Loan) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Mortgage Loan (or Serviced Whole Loan) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or Serviced Whole Loan). If such Mortgage Loan (or Serviced Whole Loan) ceases to be a Corrected Loan, the applicable special servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the applicable special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the master servicer or the applicable special servicer (after taking into account any offset described above applied during such prior 12-month period) with respect to any Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction, and (ii) $25,000.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee sharing arrangement) from any Person (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Mortgage Loan and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the applicable special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Property (other than any interest in REO Property acquired with respect to any Non-Serviced Mortgage Loan), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the applicable special servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the issuing entity, any borrower, any property manager, any guarantor or indemnitor in respect of the related Mortgage Loan or Serviced Whole Loan and any purchaser of the related Mortgage Loan, Serviced Whole Loan or REO Property) in connection with the disposition, workout or foreclosure of the related Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of the related REO Property, and the performance by the applicable special servicer or any such affiliate of any other special servicing duties under the PSA other than (1) any compensation which is payable to the applicable special servicer under the PSA or (2) to the extent included in a CREFC® Report for the applicable period, any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees, and appraisal fees received or retained by the applicable special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property, in each case, in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount.”

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and the Trust Subordinate Companion Loans will be equal to the product of a rate equal to 0.00637% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Loans (including any Non-Serviced Mortgage Loan and the Trust Subordinate Companion Loans, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans or Trust Subordinate Companion Loans, as applicable. The Certificate Administrator/Trustee Fee includes the trustee fee.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan, Trust Subordinate Companion Loan and REO Loan (including any Non-Serviced Mortgage Loan but not any Companion Loan), and will accrue at a rate (the “Operating Advisor Fee Rate”), equal to a per annum rate of 0.00125%, and the Stated Principal Balance of the Mortgage Loans, the Trust Subordinate Companion Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays with respect to such

Mortgage Loan) (other than any Non-Serviced Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, that the master servicer or the applicable special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard, but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection (provided that the master servicer or the applicable special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction).

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions”, but with respect to the Operating Advisor Consulting Fee only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the applicable special servicer processing the Major Decision, to use efforts to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision that are consistent with the efforts that the master servicer or the applicable special servicer, as applicable, would use to collect any borrower-paid fees owed to it in accordance with the Servicing Standard (taking into account whether or not such fees are provided for in the related loan agreement), but only to the extent not prohibited by the related Mortgage Loan documents.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”), payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00020% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans (including any Non-Serviced Mortgage Loan, but not any Companion Loan) and will be calculated in the same manner as interest is calculated on such Mortgage Loans. Upon the completion of any Asset Review with respect to each Delinquent Loan (in such case, a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the mortgage loan sellers; provided, however, that if the related mortgage loan seller is insolvent, such fee will become an expense of the issuing entity following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the applicable special servicer, as the case may be, of such insolvency; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the applicable special servicer will be required to pursue remedies against such mortgage loan seller in accordance with the servicing standard in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by such mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (including any portion of an REO Loan related to the Trust Subordinate Companion Loans, but excluding the portion of an REO Loan related to any other Serviced Companion Loan) and the Trust Subordinate Companion Loans and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan, REO Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan, REO Loan or Trust Subordinate Companion Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Pooled RR Interest Owner, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan, REO Loan and the Trust Subordinate Companion Loans is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or the related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan, as applicable, by the applicable special servicer;

(2)       the 60th day after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(3)       solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in clause B below) or (B) if the related borrower has delivered to the master servicer (and the master servicer will be required to promptly deliver a copy of such document to the applicable special servicer, if it is not evident that a copy has been delivered to the applicable special servicer), within 60 days beyond the date on which that balloon payment was due, a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement, in each case reasonably satisfactory in form and substance to the applicable special servicer, which provides that such refinancing or purchase will occur within 120 days of such related maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(4)       the date on which the related Mortgaged Property became an REO Property;

(5)       the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

(6)       the 60th day after the date the related borrower or the tenant at a single tenant property is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); and

(7)       the date on which the Mortgage Loan (or Serviced Whole Loan) remains outstanding 5 years following any extension of its maturity date pursuant to the PSA.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

Notwithstanding anything to the contrary, and for purposes of clauses (1) and (2) above, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan or the entry into a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a COVID Modification Agreement (as determined by the applicable special servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the COVID Modification never occurred; provided, however, if, pursuant to this sentence, an Appraisal Reduction Event is determined to occur prior to the date of such borrower’s failure, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure.

The “COVID-19 Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

A “COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions:

(i)	prior to the modification or forbearance or waiver, the related borrower certified to the applicable special servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID-19 Emergency;

(ii)	the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the applicable special servicer in accordance with the Servicing Standard to address a financial hardship due, directly or indirectly, to the COVID-19 Emergency;

(iii)	the related COVID Modification Agreement is entered into prior to the date that is nine months following the Closing Date;

(iv)	if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding;

(v)	any COVID Modification Agreement (a) does not defer more than 3 monthly debt service payments under the Mortgage Loan, and (b) requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 12 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and

(vi)	the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

A “COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

A “COVID Modified Loan” means a Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer in consultation with the Directing Holder (for so long as no Consultation Termination Event is continuing and only with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan), and in consultation with the operating advisor (during the continuance of an Operating Advisor Consultation Event), as of the first Determination Date that is at least 10 business days following the later of (i) the date the applicable special servicer receives an appraisal or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)   the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the applicable special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan),

b)	all P&I Advances on the related Mortgage Loan and all Property Protection Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan,

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the applicable special servicer or the trustee, as applicable); and

d)	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan(s), as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts), and second, pro rata, between the related Mortgage Loan and any Serviced Pari Passu Companion Loan(s) based upon their respective Stated Principal Balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The applicable special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, the applicable special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the applicable special servicer from such master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 120 days after the event described in the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then solely for purposes of determining the amounts of the P&I Advances, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the applicable special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (a) the applicable special servicer’s receipt of such MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request; provided, however, that the applicable special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the applicable special servicer within 4 business days following the applicable special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Companion Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of the end of each 9-month period following the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such 9-month period or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Property Protection Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the applicable special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, with respect to any Mortgage Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan). With respect to any Mortgage Loan or Serviced Whole Loan other than an applicable Excluded Loan, prior to the occurrence of a Consultation Termination Event, the applicable special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above, and appraisal reduction amounts calculated under the related Non-Serviced PSA will be applied to such Non-Serviced Mortgage Loan in a manner that is similar to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the Pooled RR Interest Owner. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated, together with the related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to the related Non-Serviced Whole Loan will generally be allocated first to any related Subordinate Companion Loan and then to the related Non-

Serviced Mortgage Loan and any related Non-Serviced Pari Passu Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances.

If any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event is continuing, then such Mortgage Loan or Serviced Whole Loan will no longer be subject to an Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist. Similarly, when a Non-Serviced Mortgage Loan is no longer subject to appraisal reduction amounts under the related Non-Serviced PSA, then such appraisal reduction amounts will no longer be applied to such Non-Serviced Mortgage Loan.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance with respect to the related Mortgage Loan will be reduced, which will have the effect of reducing the amount of interest available to the Pooled VRR Interest (to the extent of the Pooled VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of Pooled Non-VRR Certificates then-outstanding (i.e., first, to the Class H certificates; then, to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates) to the extent of the Pooled Non-VRR Percentage of the reduction in such P&I Advance, on the other hand. See “Pooling and Servicing Agreement—Advances”.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the Pooled VRR Interest on the one hand and the Pooled Non-VRR Certificates, on the other hand, based on the Pooled VRR Percentage and the Pooled Non-VRR Percentage, respectively. Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be allocated between the Class ST-VR certificates on the one hand and the SOMA Loan-Specific Non-VRR Certificates, on the other hand, based on the SOMA Teleco Office RR Percentage and the SOMA Teleco Office Non-RR Percentage, respectively. Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to the Amazon Seattle Trust Subordinate Companion Loan will be allocated among the Amazon Seattle Loan-Specific Certificates.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the SOMA Teleco Office Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the SOMA Teleco Office Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the Class ST-VR certificates (to the extent of the SOMA Teleco Office RR Percentage of the reduction in such P&I Advance), on the one hand, and to the Class ST-A certificates (to the extent of the SOMA Teleco Office Non-RR Percentage of the reduction in such P&I Advance), on the other hand.

As a result of calculating one or more Appraisal Reduction Amounts that is allocated to the Amazon Seattle Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to the Amazon Seattle Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of Amazon Seattle Loan-Specific Certificates then-outstanding (i.e., first, to the Class 300P-RR certificates, then, to the Class 300P-E certificates, then, to the Class 300P-D certificates; then, to the Class 300P-C certificates; then, to the Class 300P-B certificates; and finally, to the Class 300P-A certificates) .

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the applicable special servicer’s reasonable request. Upon reasonable prior written request, the master servicer will be required to use reasonable efforts to assist the applicable special servicer in obtaining information reasonably required to calculate or recalculate any Collateral Deficiency Amount with respect to an Non-Serviced Mortgage Loan in the event that the applicable special servicer is unsuccessful in obtaining such information from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee. Upon obtaining knowledge or receipt of notice by the applicable special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the applicable special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable special servicer thereof. None of the master servicer (with respect to Mortgage Loans other than any Non-Serviced Mortgage Loan), the special servicers (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” with respect to each Mortgage Loan as of any date of determination is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Trust Subordinate Companion Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to such Non-Serviced Mortgage Loan and on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Non-Serviced Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s)), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) or Trust Subordinate Companion Loan, as applicable (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-

Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to Mortgage Loans (other than any Non-Serviced Mortgage Loan). The certificate administrator, the operating advisor and the master servicer will be entitled to conclusively rely on the applicable special servicer’s determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

For purposes of determining the Pooled Non-Reduced Interests, the Controlling Class and the occurrence of a Control Termination Event, the Pooled VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to the Pooled VRR Interest to notionally reduce (to not less than zero) the Pooled VRR Interest Balance thereof, and the Pooled Non-VRR Percentage of any Appraisal Reduction Amounts allocated to a Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, then, to the Class G certificates, then, to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, the Pooled Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related Mortgage Loan that is an AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class H certificates, and then, to the Class G certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated the Pooled Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Interests, the SOMA Teleco Office Controlling Class and the occurrence of a SOMA Teleco Office Control Appraisal Period, the SOMA Teleco Office RR Percentage of any Appraisal Reduction Amounts allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be allocated to the Class ST-VR certificates to notionally reduce the Certificate Balance thereof until such Certificate Balance is reduced to zero, and the SOMA Teleco Office Non-RR Percentage of any Appraisal Reduction Amounts allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be allocated to the SOMA Teleco Office Loan-Specific Non-VRR Certificates to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero. In addition, for purposes of determining the SOMA Teleco Office Controlling Class and the occurrence of a SOMA Teleco Office Control Appraisal Period, Collateral Deficiency Amounts allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be allocated to the Class ST-A certificates to notionally reduce the Certificate Balance thereof until the related Certificate Balance of such class is reduced to zero. For the avoidance of doubt, for purposes of determining the SOMA Teleco Office Controlling Class and the occurrence of a SOMA Teleco Office Control Appraisal Period, the Class ST-A certificates will be allocated the SOMA Teleco Office Non-RR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

For purposes of determining the Non-Reduced Interests, the Amazon Seattle Controlling Class and the occurrence of an Amazon Seattle Control Appraisal Period, any Appraisal Reduction Amounts allocated to the Amazon Seattle Trust Subordinate Companion Loan will be allocated to each class of Amazon Seattle Loan-Specific Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 300P-RR certificates, then, to the Class 300P-E certificates, then, to the Class 300P-D certificates, then, to the Class 300P-C certificates, then, to the Class 300P-B certificates, then, to the Class 300P-A certificates). In addition, for purposes of determining the Amazon Seattle Controlling Class and the occurrence of an Amazon Seattle Control Appraisal Period, Collateral Deficiency Amounts allocated to the Amazon Seattle Trust Subordinate Companion Loan will be allocated to each class of Amazon Seattle Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class 300P-RR certificates, then, to the Class 300P-E certificates, then, to the Class 300P-D certificates, then, to the Class 300P-C certificates, then, to the Class 300P-B certificates, then, to the Class 300P-A certificates).

The appraised value of any applicable Mortgaged Property is required to be determined on an “as-is” basis for purposes of determining all Appraisal Reduction Amounts. The applicable special servicer (including in the case of the Trust Subordinate Companion Loan) will be required to promptly notify the master servicer and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Class ST-A certificates or Amazon Seattle Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Collateral Deficiency Amount calculation for a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any related Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). With respect to any such Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) or Serviced Whole Loan, such special servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the applicable Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Co-Lender Agreement) and the applicable special servicer (for Mortgage Loans other than Non-Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans) receipt of information requested by such special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, SOMA Teleco Office Controlling Class or Amazon Seattle Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the holders of certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order an additional appraisal of any Mortgage Loan or Serviced Whole Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the applicable special servicer is required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser; provided that the applicable special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s or the applicable special servicer’s, as applicable, Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class, the SOMA Teleco Office Controlling Class or the Amazon Seattle Controlling Class, until such time, if any, as such class is reinstated as the Controlling Class, the SOMA Teleco Office Controlling Class or the Amazon Seattle Controlling Class. The rights of the Controlling Class or the Amazon Seattle Controlling Class will be exercised by the next most senior Control Eligible Certificates or Amazon Seattle Control Eligible Certificates, if any, during such period. The rights of the holders of the Class ST-A certificates will be exercised by the Controlling Class Representative, if no Control Termination Event is then continuing, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan or Serviced Whole Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and Serviced Companion Loans) will not be required to cause the borrower to maintain and the applicable special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan or Whole Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a related Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans (i) with (in respect of any Mortgage Loan other than an applicable Excluded Loan and unless a Control Termination Event is continuing) the consent of the Directing Holder and (ii) (other than an applicable Excluded Loan) after consultation by the applicable special servicer with the Risk Retention Consultation Parties. See “Description of the Mortgage Pool—Certain Terms of the

Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing any Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause each borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related Mortgage Loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer or the applicable special servicer, as applicable, determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained following such determination (if made by the master servicer) or following notice of such determination (if made by the applicable special servicer). If the master servicer or the applicable special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Holder and/or the consultation rights of the Risk Retention Consultation Parties or the holder of any Companion Loan as described under “—The Directing Holder—Major Decisions”, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with a Risk Retention Consultation Party, neither the master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the applicable special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override”.

Each special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to any Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the applicable special servicer (with the consent of the Directing Holder (prior to the occurrence and continuance of a Control Termination Event and other than in respect of any applicable Excluded Loan), in consultation with the Risk Retention Consultation Parties (other than with respect of any applicable Excluded Loan) and in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or the special servicers may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Mortgage Loans and related Serviced Companion Loan and REO Properties (other than the Mortgaged Property securing the related Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the Pooled RR Interest Owner. Any cost incurred by the master servicer or a special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Property Protection Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by a special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Property Protection Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Property Protection Advance as set forth in the PSA. All costs and expenses incurred by a special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to such special servicer as a Property Protection Advance to the extent that such Property Protection Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Subject to the immediately succeeding paragraph, (i) the applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to (A) any Specially Serviced Loan and (B) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan with respect to which the matter involves a (1) Special Servicer Non-Major Decision (other than the items listed in clauses (iv)(A) and (iv)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process with respect to non-Specially Serviced Loans, subject to special servicer consent or deemed consent as provided in the PSA) or a (2) Special Servicer Major Decision, and (ii) the master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is not a Specially Serviced Loan and does not involve a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than the items listed in clauses (iv)(A) and (iv)(B) of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA); provided that, except as otherwise set forth in this paragraph, neither the special servicers nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the Mortgage Loan and/or Serviced Companion Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise (i) cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust or (ii) result in the imposition of a tax upon any Trust REMIC, the Grantor Trust or the issuing entity. Subject to the immediately succeeding paragraph, the master servicer will not be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Special Servicer Major Decisions without the consent of the applicable special servicer (which such consent may be deemed received by the master servicer if the applicable special servicer does not respond within 10 business days of delivery to the applicable special servicer of the analysis and all information in the master servicer’s possession that is reasonably requested by the applicable special servicer in order to grant or withhold such consent, plus, if applicable, any additional time provided to the Directing Holder or other relevant party under the PSA and, if applicable, any additional time period provided to a holder of a Companion Loan under a related Co-Lender Agreement), except certain non-material consents and waivers described in the PSA and as permitted under the Mortgage Loan documents.

With respect to non-Specially Serviced Loans, the master servicer, prior to taking any action with respect to any Special Servicer Major Decision (or making a determination not to take action with respect to a Special Servicer Major Decision) and prior to taking any action with respect to any Special Servicer Non-Major Decision (other than the items listed in clauses (iv)(A) and (iv)(B) of “Special Servicer Non-Major Decision”) or making a determination not to take action with respect to the Special Servicer Non-Major Decision (other than the items listed in clauses (iv)(A) and (iv)(B) of “Special Servicer Non-Major Decision”), will be required to refer any request with respect to such Special Servicer Major Decision or Special Servicer Non-Major Decision to the applicable special servicer, which will process the request directly, or if mutually agreed to by the applicable special servicer and the master servicer, the master servicer will be required to process such request, and if the master servicer processes such request and is recommending approval of such request, the master servicer will be required to prepare and submit its written analysis and recommendation to the applicable special servicer with all information in the possession of the master servicer that the applicable special servicer may reasonably request in order to withhold or grant its consent, and in all cases the applicable special servicer will be entitled (subject to the discussion under “—The Directing Holder” below) to approve or disapprove any modification, waiver, amendment or other action that constitutes a Special Servicer Major Decision or a Special Servicer Non-Major Decision. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where all or any portion of the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision, with respect to any Mortgage Loan other than any applicable Excluded Loan, for so long as no Control Termination Event is continuing, the approval of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, upon consultation with the Controlling Class Representative), and consultation with the Risk Retention Consultation Parties, as provided in the PSA and described in this prospectus, (y) with respect to any Serviced AB Whole Loan, subject to any rights of the related holder of the Serviced Subordinate Companion Loan to consent to such modification, waiver or amendment and no Pooled Risk Retention Consultation Party will have any consultation rights regarding the matter and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related Co-Lender Agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender, if any, to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the related Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Borrowers may request payment forbearance because of COVID-19 related financial hardship. The PSA will permit the applicable special servicer to grant a forbearance on a Mortgage Loan related to the global COVID-19 emergency if (i) prior to October 1, 2021, the period of forbearance granted, when added to any prior periods of forbearance granted before or after the issuing entity acquired such Mortgage Loan (whether or not such prior grants of forbearance were covered by Section 5.02(2) of Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12)), does not exceed six months (or such longer period of time as may be allowed by guidance that is binding on federal income tax authorities) and such forbearance is otherwise covered by Section 5.02(2) of Revenue Procedure

2020-26 (as extended by Revenue Procedure 2021-12), (ii) such forbearance is permitted under another provision of the PSA and the requirements under such provision are satisfied, or (iii) an opinion of counsel is delivered to the effect that such forbearance will not result in an adverse REMIC event. See the discussion of Revenue Procedure 2020-26 under the caption “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates”.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (A) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Holder and (B) to the extent such modification, waiver or amendment constitutes a Major Decision, after consultation with the Risk Retention Consultation Parties (in each case, other than with respect to a Mortgage Loan that is an applicable Excluded Loan as to such party), ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

If either special servicer gives notice of any modification, waiver or amendment of any term of any Mortgage Loan (other than any Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the master servicer, the holder of any related Companion Loan (unless with respect to the holder of the SOMA Teleco Office Trust Subordinate Companion Loan or the Amazon Seattle Trust Subordinate Companion Loan, a SOMA Teleco Office Appraisal Period or an Amazon Seattle Control Appraisal Period, as applicable, is continuing), the certificate administrator, the trustee, the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to any applicable Excluded Loan), the operating advisor (only if a Control Termination Event is continuing) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, the applicable special servicer (and, such special servicer will forward such notice to the Directing Holder (other than following the occurrence of a Consultation Termination Event and with respect to an applicable Excluded Loan), the Risk Retention Consultation Parties (other than with respect to an applicable Excluded Loan), the holder of any related Companion Loan (unless with respect to the holder of the SOMA Teleco Office Trust Subordinate Companion Loan or the Amazon Seattle Trust Subordinate Companion Loan, a SOMA Teleco Office Appraisal Period or an Amazon Seattle Control Appraisal Period, as applicable, is continuing) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability To Incur Other Indebtedness Entails Risk”.

“Special Servicer Non-Major Decision” means each of the following:

(i)    approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements for leases in excess of the lesser of 30,000 square feet and 30% of the net rentable area of the related Mortgaged Property, so long as it is considered a “major lease” or otherwise reviewable by the lender under the related Mortgage Loan documents;

(ii)    approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers);

(iii)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan);

(iv)    agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interests in the borrower or the existing collateral or material modifications of the existing collateral), (B) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted, or (C) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(v)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held, as “performance”, “earn-out”, “holdback” or similar escrows or reserves with respect to any Mortgage Loan or Serviced Whole Loan as further identified on a schedule to the PSA, but excluding (subject to clause (vi) below) as to Mortgage Loans or Serviced Whole Loan which are non-Specially Serviced Loans, (A) any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria or lender discretion is not required or permitted pursuant to the terms of the related loan documents, for the avoidance of doubt, other than as set forth in clause (vi) below, (B) any request with respect to a Mortgage Loan or Serviced Whole Loan that is a non-Specially Serviced Loan for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the loan documents or (C) any other funding or disbursement as mutually agreed upon by the master servicer and a special servicer, as applicable, will not constitute a Special Servicer Non-Major Decision;

(vi)    any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit in the case of certain Mortgage Loans or Serviced Whole Loans whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate (but excluding tax and insurance escrows), at the related origination date, 10% of the initial principal balance of such Mortgage Loan or Serviced Whole Loan (which Mortgage Loans or Serviced Whole Loans are identified on a schedule to the PSA), except for the routine funding of tax payments and insurance premiums when due and payable (provided the Mortgage Loan is not a Specially Serviced Loan);

(vii)    in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided that the foregoing is not otherwise a Major Decision or another Special Servicer Non-Major Decision;

(viii)    in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan; provided that, in any case, Special Servicer Non-Major Decisions will not include (i) the release, substitution or addition of collateral securing any Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (ii) requests that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; provided that such release or substitution or addition of collateral is not otherwise a Major Decision;

(ix)    agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease; and

(x)    approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan or Serviced Whole Loan.

provided, however, that with respect to clause (iv) of this definition, (1) the master servicer will be required to evaluate and process requests for any modifications described in sub-clauses (A) and (B) of such clause (iv) and obtain the consent or deemed consent of the applicable special servicer as provided in the PSA and (2) the applicable special servicer will be required to evaluate and process and/or consent to requests for any modifications described in clause (C) of such clause (iv).

Notwithstanding the foregoing, the master servicer and the applicable special servicer may mutually agree as contemplated in the PSA that the master servicer will process any of the Major Decisions or Special Servicer Non-Major Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan (other than a COVID Modification) in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent. If the master servicer and applicable special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the applicable special servicer’s prior consent (or deemed consent) to the Special Servicer Non-Major Decision.

Any fees or other charges charged by the applicable special servicer in connection with processing any COVID Modification or related COVID Modification Agreement with respect to any COVID Modified Loan (in the aggregate with any other COVID Modification or COVID Modification Agreement with respect to such COVID Modified Loan) may not exceed an amount equal to $45,000 (plus reasonable and customary attorney’s fees and expenses, out of pocket third party fees and expenses and filing fees) and may only be borne by the borrower, not the issuing entity. For the avoidance of doubt, in the event of a borrower default under a COVID Modification Agreement, the fee cap will only apply to the initial processing of such COVID Modification Agreement, and, in such event, the applicable special servicer will be entitled to all fees that would be payable to it pursuant to the terms of the PSA with respect to further servicing actions with respect to the related Mortgage Loan or Whole Loan, as applicable.

Neither the master servicer nor the applicable special servicer will be permitted to enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Serviced Whole Loan in a manner that would be inconsistent with the allocation and payment priorities described under “Description of the Certificates–Distributions–Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Any modification, extension, waiver or amendment of the payment terms of any Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related Co-Lender Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Co-Lender Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than as described in the proviso to “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan), and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than as described in the proviso to “Special Servicer Non-Major Decision”)), in each case, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the applicable special servicer, the master servicer will determine in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the applicable special servicer to the extent such action is a Major Decision or a Special Servicer Non-Major Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or to (b) waive its right to exercise such rights; provided, however, that (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the applicable special servicer, as applicable has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 5.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) is the SOMA Teleco Office Whole Loan, (E) is the Amazon Seattle Whole Loan or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or applicable special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable special servicer will be required to determine (with respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than as described in the proviso to “Special Servicer Non-Major Decision”), any non-Specially Serviced Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced

Companion Loan with a “due-on-encumbrance” clause) and the master servicer will be required to determine (with respect to any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision (other than as described in the proviso to “Special Servicer Non-Major Decision”)), in each case, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, if mutually agreed to by the master servicer and the applicable special servicer, the master servicer will determine, in a manner consistent with the Servicing Standard and subject to the consent (or deemed consent) of the applicable special servicer to the extent such action is a Major Decision or Special Servicer Non-Major Decision), whether to (a) exercise any right it may have with respect to such Mortgage Loan or Serviced Companion Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights, provided, however, (i) with respect to such consent or waiver of rights that is a Major Decision, prior to the occurrence and continuance of any Control Termination Event and other than with respect to any applicable Excluded Loan, the master servicer or the applicable special servicer, as applicable, has obtained the prior written consent (or deemed consent) of the Directing Holder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event and other than with respect to any applicable Excluded Loan, upon consultation with the Directing Holder), and (ii) with respect to any Mortgage Loan that (A) represents at least 2.0% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (C) has a Stated Principal Balance that is more than $35,000,000, (D) has a loan-to-value ratio that is equal to or greater than 85% (including any existing and proposed debt) and has a Stated Principal Balance of at least $10,000,000, (E) has a debt service coverage ratio that is less than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Mortgage Loan (or Serviced Whole Loan, if applicable) and the principal amount of the proposed additional lien) and has a Stated Principal Balance of at least $10,000,000, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the master servicer or applicable special servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, applicable special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization, or if no timely response is received, permitted to rely upon the most recent CREFC® Reports from such other securitization), a Rating Agency Confirmation is received by the master servicer or the applicable special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to any matter described in the preceding two paragraphs, with respect to any non-Specially Serviced Loan as to which such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, the applicable special servicer and the master servicer may mutually agree that the master servicer will process such action in accordance with the terms and conditions reasonably agreed to by the master servicer and the applicable special servicer, including the applicable special servicer’s consent and subject to the rights of the Directing Holder discussed under “—The Directing Holder”; provided, however, that with respect to clauses (iv)(A) and (iv)(B) of the definition of “Special Servicer Non-Major Decision”, the master servicer will be required to process such request with respect to non-Specially Serviced Loans and obtain the consent or deemed consent of the applicable special servicer as provided in the PSA.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal

Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2022 unless a physical inspection has been performed by the applicable special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Co-Lender Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Co-Lender Agreement). With respect to a Serviced AB Whole Loan (other than the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan), the costs will be allocated, first, as an expense of the holders of the Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan to the extent provided in the related Co-Lender Agreement. With respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Trust Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan, to the extent provided in the related Co-Lender Agreement. The applicable special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the applicable special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with calendar year end 2021 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Mortgage Loans (other than any Non-Serviced Mortgage Loan) any related Serviced Companion Loans and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Serviced Companion Loans (including those loans that have become REO Properties) serviced by a special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer certain of the servicing responsibilities to the applicable special servicer with respect to any Mortgage

Loan (including any related Serviced Companion Loan) for which the master servicer is responsible for servicing (each, a “Special Servicing Transfer Event”):

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer or the applicable special servicer (and the party receiving such document will promptly forward a copy of such document to the master servicer or the applicable special servicer, as applicable), within 60 days after the related maturity date, with a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or signed purchase agreement reasonably satisfactory in form and substance to the applicable special servicer (and the party receiving such document will promptly forward a copy of such document to the master servicer or the applicable special servicer, as applicable, if it is not evident that a copy has been delivered to such other party), which provides that such refinancing or purchase will occur within 120 days of such related maturity date; provided that such Mortgage Loan and any related Companion Loan will become a Specially Serviced Loan immediately if the related borrower fails to diligently pursue such financing or purchase or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or purchase or, if such refinancing or purchase does not occur, such Mortgage Loan and any related Companion Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates);

(2)       as to which any Periodic Payment is more than 60 days delinquent;

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, (ii) the borrower has become the subject of a decree or order for that proceeding and it has not been stayed or discharged or dismissed within 60 days (or a shorter period if the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with the consent of the Directing Holder, unless a Control Termination Event is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Mortgage Loan or Serviced Whole Loan (or REO Loan) be transferred to special servicing), or (iii) the related borrower makes an assignment for the benefit of its creditors, has admitted in writing its inability to pay its debts generally as they become due, or voluntarily suspends payment of its obligations;

(4)       as to which the master servicer or applicable special servicer has received notice of the commencement of foreclosure or foreclosure or proposed foreclosure or similar proceedings of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or the applicable special servicer (and, in the case of the special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder), a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 30 days;

(6)       as to which a default that the master servicer or applicable special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or the applicable special servicer (and, in the case of a special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder), as applicable, determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to any Whole Loan, the holders of any related Companion Loan, as a collective whole (taking into account the subordinate or pari passu or subordinate nature of any Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 30 days); or

(7)       as to which the master servicer or the applicable special servicer (and, in the case of the applicable special servicer, with respect to any Mortgage Loan other than any Excluded Special Servicer Loan and for so long as no Control Termination Event is continuing, with the consent of the Directing Holder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and the Pooled RR Interest Owner (and, with respect to a Whole Loan, the holders of any related Companion Loan as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the applicable special servicer (and with respect to any Mortgage Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of any Control Termination Event, with the consent of the Directing Holder) as described under “—Maintenance of Insurance” above.

Notwithstanding anything to the contrary in the definition of Servicing Transfer Event and for purposes of clauses (2), (3)(iii), (5), (6) and (7) above, no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan will constitute a Servicing Transfer Event under the PSA, but only if, and for so long as, the related borrower is in compliance with the terms of the related COVID Modification Agreement. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a COVID Modification Agreement (as determined by the applicable special servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event or causes such Mortgage Loan or Serviced Whole Loan to be characterized as a Specially Serviced Loan will be made as though the COVID Modification never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the Pooled RR Interest Owner with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the applicable special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan or Trust Subordinate Companion Loan (other than any Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan for which it acts as special servicer that becomes a Specially Serviced Loan upon the earlier of (i) 60 days after the servicing of such Mortgage Loan or Trust Subordinate Companion Loan is transferred to the applicable special servicer and (ii) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan (the “Initial Delivery Date”) and will be required to prepare one or more additional Asset Status Reports with respect to any such Specially Serviced Loan subsequent to the issuance of a Final Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan changes in strategy reflected in the initial Asset Status Report (or subsequent Final Asset Status Report) are necessary to reflect the then current recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but only with respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Consultation Termination Event is continuing);

●	the Risk Retention Consultation Parties (but only with respect to any Mortgage Loan or the SOMA Teleco Office Trust Subordinate Companion Loan, as applicable, other than an applicable Excluded Loan);

●	the SOMA Teleco Office Controlling Class Representative (only in the case of an Asset Status Report relating to the SOMA Teleco Office Whole Loan, and only for so long as no SOMA Teleco Office Control Appraisal Period is continuing);

●	the Amazon Seattle Controlling Class Representative (only in the case of an Asset Status Report relating to the Amazon Seattle Whole Loan, and only for so long as no Amazon Seattle Control Appraisal Period is continuing);

●	with respect to any related Serviced Companion Loan, to the extent such Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Companion Loan has been sold or, to the extent such Serviced Companion Loan has not been included in a securitization transaction, to the holder of such Serviced Companion Loan;

●	the operating advisor (but only for so long as an Operating Advisor Consultation Event is continuing);

●	the master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the applicable special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan or Serviced Whole Loan, other than any applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to such special servicer within ten business days) is not in the best interest of all the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole), the applicable special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Holder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (taken as a collective whole); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the applicable special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Holder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the initial Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Holder that does not include any communication (other than the Final Asset Status Report) between the applicable special servicer and the Directing Holder or a Risk Retention Consultation Party with respect to such Specially Serviced Loan required to be delivered by the applicable special servicer by the Initial Delivery Date or any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the applicable special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

The applicable special servicer will be required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the operating advisor and the applicable special servicer.

For so long as no Operating Advisor Consultation Event is continuing, the applicable special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor after the completion of the Directing Holder Approval Process. In addition, for so long as no Operating Advisor Consultation Event is continuing, the operating advisor will only be required to review Final Asset Status Reports delivered to the operating advisor by the applicable special servicer; provided that the operating advisor will be required to request delivery of a Final Asset Status Report to the extent the operating advisor has actual knowledge of such Final Asset Status Report.

While an Operating Advisor Consultation Event is continuing, the operating advisor will be required to provide comments to the applicable special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such asset status report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Controlling Class certificates) and the Pooled RR Interest Owner, as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action, if any, and any other feedback provided by the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the applicable special servicer’s preparation of any asset status report that is provided while an Operating Advisor Consultation Event is continuing. The applicable special servicer may revise the asset status report as it deems necessary to take into account any input and/or comments from the operating advisor (and for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the applicable special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the Pooled RR Interest Owner, as a collective whole. Promptly upon determining whether or not to revise any asset status report to take into account any input and/or comments from the operating advisor or the Directing Holder, the applicable special servicer will be required to deliver to the operating advisor and the Directing Holder the revised asset status report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event is Continuing”.

The applicable special servicer will not be required to take or to refrain from taking any action because of any proposal, objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but for so long as no Consultation Termination Event is continuing, each of the Directing Holder (except with respect to any applicable Excluded Loan) and during the continuance of an Operating Advisor Consultation Event, the operating advisor, will be entitled to consult with the applicable special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence of a Consultation Termination Event, the Directing Holder will have no right to consult with such special servicer with respect to Asset Status Reports and such special servicer will send the Asset Status Report to the operating advisor and will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder.

The applicable special servicer will implement the Final Asset Status Report.

Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan, for so long as no related Control Appraisal Period is continuing, the related Directing Holder, rather than the Controlling Class Representative, will have certain approval rights over any related Asset Status Report. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan under the related Non-Serviced PSA that are substantially similar, but not identical, to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan has occurred and such Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders (including the holders of the related Loan-Specific Certificates, if applicable) and the Pooled RR Interest Owner, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the Pooled RR Interest Owner (and with respect to any Serviced Whole Loan, the holder of each related Serviced Companion Loan), as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, the Serviced Companion Loan holders constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan or Serviced Whole Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) an extension of time to sell the property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the JW Marriott Nashville Loan REMIC, the related Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or the Grantor Trust or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the JW Marriott Nashville Loan REMIC, the related Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of the JW Marriott Nashville Loan REMIC, the related Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the JW Marriott Nashville Loan REMIC, the related Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC at the federal corporate rate (which, currently, is 21%) and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the JW Marriott Nashville Loan REMIC, the related Trust Subordinate Companion Loan REMIC or the Lower-Tier REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and Pooled RR Interest Owner is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Pooled RR Interest Owner to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the Pooled RR Interest Owner. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the Pooled RR Interest Owner and with respect to a Serviced Whole Loan, the holder of each related Serviced Companion Loan, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent of amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Property Protection Advance, unless it determines such Property Protection Advance would be nonrecoverable. On the later of the date that is (x) on or prior to the Determination Date or (y) 2 business days after such amounts are received and properly identified and determined to be available, the applicable special servicer is required to deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders (including the holders of the related Loan-Specific Certificates) and the Pooled RR Interest Owner or, in the case of a Serviced Pari Passu Whole Loan, Certificateholders, the Pooled RR Interest Owner and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and Serviced Companion Loan holder constituted a single lender, taking into account the pari passu or subordinate nature of such Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan, but including the Trust Subordinate Companion Loans, if applicable) and any related Serviced Pari Passu Companion Loan as described below, the applicable special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the Pooled RR Interest Owner and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Co-Lender Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the applicable special servicer for the related Non-Serviced Whole Loan, the applicable special servicer will be entitled to sell (with respect to any Mortgage Loan other than any applicable Excluded Loan, (i) with the consent of the Directing Holder, if no Control Termination Event is continuing and (ii) after consultation with the Risk Retention Consultation Parties) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the Pooled RR Interest Owner. The applicable special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is required to select the highest offer. The applicable special servicer is generally required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and the Risk Retention Consultation Parties not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days after the related maturity date (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing or purchase referred to below is scheduled to occur pursuant to the commitment for refinancing or signed purchase agreement or on which such commitment or signed purchase agreement terminates) if the related borrower has provided the applicable special servicer, within 60 days after the related maturity date, with (a) a written and fully executed (subject only to customary final closing conditions) commitment, letter of intent, or otherwise binding application for refinancing or similar document that is, in each case, binding upon an acceptable lender or (b) a signed purchase agreement, in the case of clause (a) or (b), reasonably satisfactory in form and substance to the applicable special servicer (and such special servicer will be required to promptly forward a copy of such document to the master servicer, if it is not evident that a copy has been delivered to such other party) and (for so long as no Control Termination Event is continuing) the Directing Holder, which provides that such refinancing or purchase will occur within 120 days of such related maturity date; and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the master servicer or such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee, subject to any additional conditions in an applicable Co-Lender Agreement, will be required to determine whether the cash offer constitutes a fair price; provided, however, that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Property Protection Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the Pooled RR Interest Owner and any related holders(s) of any Serviced Pari Passu Companion Loan (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines (with respect to any Mortgage Loan other than an applicable Excluded Loan, in consultation with the Directing Holder (unless a Consultation Termination Event exists), the Risk Retention Consultation Parties, and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and the Pooled RR Interest Owner and, in the case of a sale of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan), and the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the Pooled RR Interest Owner and, in the case of a Serviced Pari Passu Whole Loan or an REO Property related to a Serviced Pari Passu Whole Loan, any related Companion Loan Holder(s) (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and, if applicable, any related Companion Loan Holder(s) constituted a single lender, taking into account the pari passu or subordinate nature of any related Companion Loan).

An “Interested Person” is the depositor, the master servicer, any special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Holder, the Risk Retention Consultation Parties, any borrower sponsor, any Borrower Party, any independent contractor engaged by a special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the applicable special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Pari Passu Whole Loan, pursuant to the terms of the related Co-Lender Agreement(s), if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell any related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Pari Passu Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA. See “Description of the Mortgage Pool—The Whole Loans.”

If the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan becomes a Defaulted Loan, the applicable special servicer will be required to sell the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, as applicable, and the related Trust Subordinate Companion Loan as notes evidencing one whole loan, in accordance with the provisions of the related Co-Lender Agreement and the PSA.

Notwithstanding the foregoing, with respect to the At Home – Willow Grove Whole Loan, the holder of the At Home – Willow Grove Subordinate Companion Loan will have the right to purchase the related Mortgage Loan (such right being extinguished by a foreclosure, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Whole Loan). The right of such Serviced Subordinate Companion Loan holder will be given priority over any provision described above as and to the extent set forth in the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—At Home – Willow Grove Whole Loan”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with any related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Co-Lender Agreement. The Controlling Class Representative will be entitled to exercise such consent right so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the applicable special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and in the case of the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, the related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and in the case of the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, the related Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Protection Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan (and in the case of the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, the related Trust Subordinate Companion Loan), the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan (and in the case of the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, the related Trust Subordinate Companion Loan), prior to the distribution of those Liquidation Proceeds to Certificateholders and the Pooled RR Interest Owner, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan (and in the case of the SOMA Teleco Office Mortgage Loan or the Amazon Seattle Mortgage Loan, the related Trust Subordinate Companion Loan). In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the applicable special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder (a) will be entitled to advise (1) the applicable special servicer, with respect to the applicable Specially Serviced Loans other than any applicable Excluded Loan, (2) the applicable special servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Special Servicer Major Decisions, and (3) the master servicer, with respect to the applicable non-Specially Serviced Loans other than any applicable Excluded Loan, as to all Master Servicer Major Decisions and (b) (other than in the case of the At Home – Willow Grove Whole Loan, which right will be exercised by the Controlling Class Representative, unless a Control Termination Event is continuing) will have the right to replace the applicable special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Controlling Class Representative” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Controlling Class Representative is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (with evidence of ownership), or its representative, will be the Controlling Class Representative;

provided, however, that (i) in the case of clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Controlling Class Representative from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Controlling Class Representative.

The initial Controlling Class Representative is expected to be RREF IV Debt AIV, LP or its affiliate.

The initial Controlling Class Representative, and any subsequent Controlling Class Representative, is hereby deemed to have agreed and acknowledged by virtue of its purchase of a Control Eligible Certificate (or beneficial ownership interest in such certificate) that its identity will be reported monthly by the certificate administrator in the Distribution Date Statement.

The “SOMA Teleco Office Controlling Class Representative” will be the SOMA Teleco Office Controlling Class Certificateholder (or its representative) selected by more than 50% of the SOMA Teleco Office Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until a SOMA Teleco Office Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the SOMA Teleco Office Controlling Class Certificateholders, by Certificate Balance, that a SOMA Teleco Office Controlling Class Representative is no longer designated, then the SOMA Teleco Office Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the SOMA Teleco Office Controlling Class (with evidence of ownership), or its representative, will be the SOMA Teleco Office Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the SOMA Teleco Office Controlling Class, then there will be no SOMA Teleco Office Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the SOMA Teleco Office Controlling Class Representative has not changed until such parties receive written notice of a replacement of the SOMA Teleco Office Controlling Class Representative from a party holding the requisite interest in the SOMA Teleco Office Controlling Class, or the resignation of the then-current SOMA Teleco Office Controlling Class Representative.

The initial SOMA Teleco Office Controlling Class Representative is expected to be Rialto Relative Value Credit Fund, LP or its affiliate.

The “Amazon Seattle Controlling Class Representative” will be the Amazon Seattle Controlling Class Certificateholder (or its representative) selected by more than 50% of the Amazon Seattle Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)   absent that selection, or

(2)   until an Amazon Seattle Controlling Class Representative is so selected, or

(3)   upon receipt of a notice from a majority of the Amazon Seattle Controlling Class Certificateholders, by Certificate Balance, that an Amazon Seattle Controlling Class Representative is no longer designated, then the Amazon Seattle Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Amazon Seattle Controlling Class (with evidence of ownership), or its representative, will be the Amazon Seattle Controlling Class Representative;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Amazon Seattle Controlling Class, then there will be no Amazon Seattle Controlling Class Representative until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Amazon Seattle Controlling Class Representative has not changed until such parties receive written notice of a replacement of the Amazon Seattle Controlling Class Representative from a party holding the requisite interest in the Amazon Seattle Controlling Class, or the resignation of the then-current Amazon Seattle Controlling Class Representative.

The initial Amazon Seattle Controlling Class Representative is expected to be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation or its affiliate.

The “Directing Holder” means:

(1)       with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan or the At Home – Willow Grove Mortgage Loan) or Serviced Whole Loan (other than the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan or the At Home – Willow Grove Whole Loan), the Controlling Class Representative;

(2)       with respect to the SOMA Teleco Office Whole Loan, (i) for so long as no SOMA Teleco Office Control Appraisal Period is continuing, the SOMA Teleco Office Controlling Class Representative and (ii) for so long as a SOMA Teleco Office Control Appraisal Period exists, the Controlling Class Representative;

(3)       with respect to the Amazon Seattle Whole Loan, (i) for so long as no Amazon Seattle Control Appraisal Period is continuing, the Amazon Seattle Controlling Class Representative and (ii) for so long as an Amazon Seattle Control Appraisal Period exists, the Controlling Class Representative; and

(4)       with respect to the At Home – Willow Grove Whole Loan, the At Home – Willow Grove Directing Holder.

The “At Home – Willow Grove Directing Holder” means (i) for so long as no At Home – Willow Grove Control Appraisal Period is continuing, the holder of the At Home – Willow Grove Subordinate Companion Loan, and (ii) for so long as an At Home – Willow Grove Control Appraisal Period is continuing, the Controlling Class Representative.

The initial At Home – Willow Grove Directing Holder is expected to be Rialto Real Estate Fund IV – Debt, LP or its affiliate.

An “Amazon Seattle Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Amazon Seattle Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

A “SOMA Teleco Office Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the SOMA Teleco Office Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling Class will be the most senior class of Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class. The Controlling Class as of the Closing Date will be the Class H certificates.

The “SOMA Teleco Office Controlling Class” will be the Class ST-A certificates.

The “Amazon Seattle Controlling Class” will be, as of any time of determination, the most subordinate class of Amazon Seattle Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Amazon Seattle Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Amazon Seattle Controlling Class will be the most senior Class of Amazon Seattle Control Eligible Certificates that has a principal balance greater than zero; provided, further that if at any time the Certificate Balance of the Class 300P-A certificates have been reduced to zero as a result of the allocation of principal payments on the Amazon Seattle Trust Subordinate Companion Loan, then the “Amazon Seattle Controlling Class” will be the most subordinate class of Amazon Seattle Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Amazon Seattle Retaining Third-Party Purchaser” will be CPPIB Credit Structured North America III, Inc., a Canadian corporation and a wholly-owned subsidiary of CPPIB Credit Investments II Inc., a Canadian corporation.

The “Control Eligible Certificates” will be the Class G and Class H certificates.

The “Amazon Seattle Control Eligible Certificates” will be the Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-E, Class 300P-D and Class 300P-RR certificates.

The master servicer, any special servicer, the operating advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of Control Eligible Certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, any special servicer, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Controlling Class Representative, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, any special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Holder has been appointed or identified to the master servicer or the applicable special servicer, as applicable, and the master servicer or such special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or such special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the applicable special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder, as the case may be.

The Class G certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, neither the master servicer nor any special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten business days (or thirty (30) days with respect to clause (xiii) of the definition of “Major Decision” below) after receipt of the related Major Decision Reporting Package (provided that if such written objection has not been received by the master servicer or the applicable special servicer, as applicable, within such ten-business-day (or

30-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or applicable special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation, a COVID Modification, the timing of payments and acceptance of discounted pay-offs, but excluding the waiver of penalty charges) of a Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)      any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) for less than the applicable Purchase Price;

(iv)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)       any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings, or if otherwise required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(vi)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement and for which there is no lender discretion or related to an immaterial easement, right of way or similar agreement;

(vii)     any approval of property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents) provided that with respect to property management company changes (i) the Serviced Mortgage Loan has outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(viii)     releases of amounts from any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(x)       the determination of the applicable special servicer pursuant to clauses (5), (6) or (7) of the definition of “Special Servicing Transfer Event”;

(xi)      following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xii)     any modification, waiver or amendment of a Co-Lender Agreement, intercreditor agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the issuing entity is not required), with any mezzanine lender, holder of a Pari Passu Companion Loan or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights (or decision not to enforce rights) with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates provided, however, any such modification or amendment to any such agreement that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)    any determination of an Acceptable Insurance Default;

(xiv)    any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; and

(xv)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents.

In addition, with respect to the Amazon Seattle Whole Loan (for so long as no Amazon Seattle Control Appraisal Period is continuing) each of the following will also constitute a Major Decision and a Special Servicer Major Decision:

(i)        the approval of or voting on any plan of reorganization, restructuring or similar plan or other material action or decision in the bankruptcy of the borrower;

(ii)       any adoption or implementation of the annual budget for which lender consent is required under the related Mortgage Loan documents; (B) any material modification, waiver or amendment of any guaranty or environmental indemnity related to the Amazon Seattle Whole Loan; and (C) if the property securing the Amazon Seattle Whole Loan is an REO Property, approval of operating and business plans; and

(iii)      any calculation of debt yield or determination of whether a “Trigger Period” (as defined in the related loan agreement) is in effect when required for any purpose under the related Mortgage Loan documents, solely to the extent such calculation or determination waives a requirement in any material respect or reflects a material change in the methodology of the applicable calculation or determination.

Subject to the terms and conditions of this section, (a) the applicable special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the applicable special servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent, (c) the master servicer will process all requests for any matter that constitutes a Master Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (d) the master servicer will process all requests for any matter that constitutes a Special Servicer Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) if the master servicer and the applicable special servicer have mutually agreed to have the master servicer process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent. Upon receiving a request for any matter that constitutes a Special Servicer Major Decision, the master servicer will be required to forward such request to the applicable special servicer and, unless the master servicer and the applicable special servicer mutually agree that the master servicer will process such request in accordance with the terms and conditions reasonably agreed to by the master servicer and applicable special servicer, including the applicable special servicer’s consent, the applicable special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Special Servicer Major Decision.

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with the applicable special servicer, any Directing Holder or the operating advisor.

For so long as no Operating Advisor Consultation Event is continuing, the applicable special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after the applicable special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the applicable special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) for so long as no Operating Advisor Consultation Event is continuing. For so long as an Operating Advisor Consultation Event is continuing (whether or not a Control Termination Event is continuing), the master servicer or the applicable special servicer that is processing the related Major Decision will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the applicable special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or the applicable special servicer, to the operating advisor, the master servicer or the applicable special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

“Major Decision Reporting Package” means, with respect to any Major Decision for which it is processing, a written report by the master servicer or the applicable special servicer, as applicable, describing in reasonable detail (i) the background and circumstances requiring action of the master servicer or the applicable special servicer, as applicable, and (ii) the proposed course of action recommended.

“Master Servicer Major Decision” means any Major Decision with respect to a non-Specially Serviced Loan under clause (xiii) of the definition of “Major Decision”.

“Special Servicer Major Decision” means any Major Decision other than a “Master Servicer Major Decision”.

Asset Status Report

So long as a Control Termination Event is not continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the applicable special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event is continuing, the Controlling Class Representative will have no right to consult with the applicable special servicer with respect to the Asset Status Reports.

With respect to the At Home – Willow Grove Whole Loan, for so long as no At Home – Willow Grove Control Appraisal Period is continuing, the holder of the At Home – Willow Grove Subordinate Companion

Loan, rather than the Controlling Class Representative, will have certain approval rights over any related Asset Status Report.

Replacement of Special Servicer

So long as no Control Termination Event is continuing, the Directing Holder (or, in the case of the At Home – Willow Grove Whole Loan, the Controlling Class Representative, unless a Control Termination Event is continuing) will have the right to replace the applicable special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the applicable special servicer will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the applicable special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the applicable special servicer. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the Directing Holder within 10 days following the master servicer’s or the applicable special servicer’s written request for input (which initial request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the applicable special servicer, as applicable, from consulting with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Holder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event is continuing, the master servicer or the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the applicable special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor that is in possession of the master servicer or the applicable special servicer, as applicable, related to the subject matter of such consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the applicable special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan related to the Controlling Class Representative (regardless of whether an

Operating Advisor Consultation Event is continuing), the master servicer, the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan and, for so long as no related Control Appraisal Period is continuing, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home – Willow Grove Mortgage Loan, as applicable), and (ii) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan and, for so long as no related Control Appraisal Period is continuing, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home – Willow Grove Mortgage Loan), the master servicer or the applicable special servicer will also be required to consult with the Pooled Risk Retention Consultation Parties in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of any such Pooled Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the Pooled Risk Retention Consultation Parties in respect of such Major Decision; provided that such consultation is on a non-binding basis. Furthermore, with respect to the SOMA Teleco Office Whole Loan (for so long as no SOMA Teleco Office Control Appraisal Period is continuing), the master servicer or the applicable special servicer will also be required to consult with the SOMA Teleco Office Risk Retention Consultation Party in connection with any Major Decision it is processing (and such other matters that are subject to consultation rights of the SOMA Teleco Office Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by the SOMA Teleco Office Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the applicable special servicer, as applicable, receives no response from any such Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the applicable special servicer’s written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the applicable special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the applicable special servicer, as applicable using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Controlling Class Representative will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Controlling Class Representative under the PSA. The master servicer or the applicable special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions that it is processing, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur:

(a)   with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan and the At Home – Willow Grove Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing each such Whole Loan) when one or more of the following is true: (i) the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class, (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) when such Mortgage Loan or Whole Loan is an applicable Excluded Loan;

(b)   with respect to the SOMA Teleco Office Whole Loan, when both (i) a SOMA Teleco Office Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing;

(c)   with respect to the Amazon Seattle Whole Loan, when both (i) an Amazon Seattle Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing; and

(d)   with respect to the At Home – Willow Grove Whole Loan, when both (i) an At Home – Willow Grove Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing;

provided, further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Control Termination Event will be deemed to occur.

A “Consultation Termination Event” will occur

(a)   with respect to any Mortgage Loan or Serviced Whole Loan, in each case excluding the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan and the At Home – Willow Grove Whole Loan (and the Mortgage Loan and Companion Loans, if applicable, composing such Whole Loan), when one or more of the following is true: (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts, (ii) a holder of the Class G certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan;

(b)   with respect to the SOMA Teleco Office Whole Loan, when both (i) a SOMA Teleco Office Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing;

(c)   with respect to the Amazon Seattle Whole Loan, when both (i) an Amazon Seattle Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing; and

(d)   with respect to the At Home – Willow Grove Whole Loan, when both (i) an At Home – Willow Grove Control Appraisal Period is continuing, and (ii) the events described in clause (a) above are continuing;

provided, further, that if at any time, the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then no Consultation Termination Event will be deemed to occur.

With respect to any applicable Excluded Loan, the Controlling Class Representative or any Controlling Class Certificateholder will not have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to such Excluded Loan.

At any time when the Class G certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the PSA, by irrevocable written notice delivered to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor. Any such waiver will remain effective with respect to such holder and the Class G certificates until such time as that Certificateholder has (i) sold a majority of the Class G certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the depositor, the certificate administrator, the trustee, the master servicer, the special servicers and the operating advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class G certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class G certificates. Following any such transfer, the successor holder of more than 50% of the Class G Certificateholders (by Certificate Balance), if Class G certificates are the Controlling Class certificates, will again have the rights of the Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. Such successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No such successor Certificateholder described above in this paragraph will have any consent rights with respect to any Mortgage Loan or Trust Subordinate Companion Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class G certificates that had not also become a Corrected Loan prior to such acquisition until such Mortgage Loan or Trust Subordinate Companion Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Consultation Termination Event will be deemed to have occurred and continue; and

●	the rights of the holder of more than 50% of the Class G certificates (by Certificate Balance), if they are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder with respect to any Mortgage Loan or Serviced Whole Loan other than any applicable Excluded Loan, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor)) is necessary to protect the interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the Pooled RR Interest Owner and the holders of any related Serviced Companion Loan), as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans), the master servicer or the applicable special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder, the Risk Retention Consultation Parties or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to a Serviced AB Whole Loan, following the occurrence of an extraordinary event with respect to any related Mortgaged Property, or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the master servicer or the applicable special servicer, as applicable, may take actions with respect to such Mortgaged Property before obtaining the consent of the Directing Holder if the master servicer or the applicable special servicer, as applicable, reasonably determines in accordance with the Servicing Standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Certificateholders and the Pooled RR Interest Owners and the holders of any related Serviced Companion Loan, as a collective whole (taking into account the pari passu and/or subordinate nature of each Serviced Subordinate Companion Loan), and the master servicer or the applicable special servicer, as applicable, has made a reasonable effort to contact the Directing Holder.

In addition, neither the master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or Controlling Class Representative or (ii) may follow any advice or consultation provided by the Directing Holder or Controlling Class Representative or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or such special servicer, as applicable, under the PSA or (4) cause the master servicer or such special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or such special servicer, as applicable, is not in the best interests of the Certificateholders and the Pooled RR Interest Owner (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of any related Companion Loan, as described under “Description of the Mortgage Pool—The Whole Loans”).

Rights of Holders of Companion Loans

With respect to any Non-Serviced Whole Loan, the Controlling Class Representative will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related directing holder under the related Non-Serviced PSA. The issuing entity, as the holder of each Non-Serviced Mortgage Loan, has non-binding consultation rights with respect to certain major decisions relating to each Non-Serviced Whole Loan, and, other than in respect of any applicable Excluded Loan, so long as a Consultation Termination Event is not continuing, the Controlling Class Representative will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. In the event a Consultation Termination Event is continuing, the applicable special servicer will be required to exercise such consultation rights of the issuing entity pursuant to the terms of the related Co-Lender Agreement. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Certain Rights of each Non-Controlling Holder” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has non-binding consultation rights with respect to certain major decisions and certain rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan, as provided in the applicable Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

With respect to the SOMA Teleco Office Whole Loan, the Amazon Seattle Whole Loan and the At Home – Willow Grove Whole Loan, for so long as no SOMA Teleco Office Control Appraisal Period,

Amazon Seattle Control Appraisal Period or At Home – Willow Grove Control Appraisal Period, as applicable, is continuing, the Controlling Class Representative will not be entitled to exercise the above described rights. For so long as no SOMA Teleco Office Control Appraisal Period, Amazon Seattle Control Appraisal Period or At Home – Willow Grove Control Appraisal Period, as applicable, is continuing, those rights will be held by the SOMA Teleco Office Controlling Class Representative, the Amazon Seattle Controlling Class Representative or the holder of the At Home – Willow Grove Subordinate Companion Loan, as applicable, in accordance with the PSA and the related Co-Lender Agreement. During a SOMA Teleco Office Control Appraisal Period, an Amazon Seattle Control Appraisal Period or an At Home – Willow Grove Control Appraisal Period, as applicable, the Controlling Class Representative will be entitled to exercise the rights described above with respect to the related Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan—Consultation and Control”, “—Amazon Seattle Whole Loan—Consultation and Control” and “—At Home – Willow Grove—Consultation and Control”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders or the Pooled RR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder or the Pooled RR Interest Owner will acknowledge and agree, by its acceptance of its certificates or Pooled RR Interest, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the Pooled RR Interest;

(b)   may act solely in the interests of the Controlling Class Certificateholders;

(c)   does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)   may take actions that favor the interests of the Controlling Class Certificateholders over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder) for having so acted as set forth in (a) through (d) above, and no Certificateholder or Pooled RR Interest Owner may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or applicable special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of the master servicer or such special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or their respective designees (e.g. the related directing holder under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Co-Lender Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder, the Pooled RR Interest or the Pooled RR Interest Owner. The operating advisor is not a special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve a Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional oversight with respect to the applicable special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder and the Pooled RR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan, (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties.

In addition and for the avoidance of doubt, although the operating advisor may have certain consultation duties with the master servicer with respect to certain Major Decisions processed by the master servicer (as later described), the operating advisor will have no obligations or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any Operating Advisor Annual Report. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

Duties of Operating Advisor In General

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)   reviewing (i) the actions of the applicable special servicer with respect to a Mortgage Loan when it is a Specially Serviced Loan and (ii) for so long as an Operating Advisor Consultation Event is continuing, the actions of the applicable special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan, as described in “—The Directing Holder—Major Decisions” above;

(b)   reviewing (i) all reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website and (ii) each Asset Status Report (during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)   promptly recalculating the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Mortgage Loan when it is a Specially Serviced Loan; and

(d)   preparing an annual report (if, at any time during the prior calendar year (i) a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the applicable special servicer with respect to a Major Decision) generally in the form attached to this prospectus as Annex C, to be provided to the trustee, the master servicer, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator (and made available through the certificate administrator’s website) in accordance with the Operating Advisor Standard, as described in “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)    after the calculation has been finalized (and if an Operating Advisor Consultation Event is continuing prior to the utilization by the applicable special servicer), the applicable special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)    if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)    if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the applicable special servicer and the operating advisor and determine which calculation is to apply.

For so long as no Operating Advisor Consultation Event is continuing, the operating advisor’s review will be limited to an after-the-action review of the reports and material described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, lockbox management, insurance policies, borrower substitutions, lease changes, additional borrower debt, defeasances, property management changes, releases from escrow, assumptions and other similar actions that the applicable special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan.

With respect to the determination of whether an Operating Advisor Consultation Event is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice pursuant to the PSA (which includes notices posted to the certificate administrator’s website), and, with respect to any obligations of the operating advisor that are performed only during the continuance of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the existence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and the Pooled RR Interest Owner and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders, the Pooled RR Interest Owner and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, any special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder, the Pooled RR Interest Owner or any of their respective affiliates.

Annual Report

Based on the operating advisor’s review of any Assessment of Compliance, any Attestation Report, any Major Decision Reporting Package and/or Asset Status Report (in each case, for so long as an Operating Advisor Consultation Event is continuing), any Final Asset Status Report and other reports by the applicable special servicer made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, the operating advisor will (if, at any time during the prior calendar year (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the applicable special servicer with respect to any Major Decision) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the Pooled RR Interest Owner (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the applicable special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and for so long as an Operating Advisor Consultation Event is continuing, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on a platform-level basis, and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the applicable special servicer has failed to comply and (2) any deviations from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan or the Servicing Shift Mortgage Loan); provided, however, that in the event the applicable special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as applicable special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor (i) will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial, and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

Only as used in connection with the Operating Advisor Annual Report, the term “platform-level basis” refers to the applicable special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, and for so long as an Operating Advisor Consultation Event is continuing, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (for so long as an Operating Advisor Consultation Event is continuing), Final Asset Status Report and other information, in each case, delivered to the operating advisor by the applicable special servicer (other than any communications between the Directing Holder and the applicable special servicer that would be Privileged Information) pursuant to the PSA.

The applicable special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the applicable special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event is Continuing

While an Operating Advisor Consultation Event is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(a)   to consult (on a non-binding basis) with the applicable special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of any Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and

(b)   to consult (on a non-binding basis) with the master servicer or the applicable special servicer to the extent it has received a Major Decision Reporting Package, as applicable, (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the applicable special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

To facilitate the consultation described above, the master servicer or the applicable special servicer, as applicable, will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

An “Operating Advisor Consultation Event” will occur (a) with respect to any Mortgage Loan or Serviced Whole Loan (other than the Amazon Seattle Whole Loan), when a Control Termination Event is continuing, and (b) with respect to the Amazon Seattle Whole Loan when (i) the Certificate Balance of the Class 300P-RR certificates (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Class 300P-RR certificates) is 25% or less of the initial Certificate Balance of the Class 300P-RR certificates, or (ii) a Control Termination Event is continuing.

Recommendation of the Replacement of a Special Servicer

If at any time, the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of such special servicer would be in the best interest of the Certificateholders, the Pooled RR Interest Owner and the Companion Loan Holders, as a collective whole, as if such Certificateholders, Pooled RR Interest Owners and Companion Loan

Holders constituted a single lender, then the operating advisor may recommend the replacement of such special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)    that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the applicable special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)    that is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicers, a sponsor, any Borrower Party, the Amazon Seattle Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective Risk Retention Affiliates;

(iv)    that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become a special servicer;

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)    that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan or Trust Subordinate Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from a special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including information contained within any Asset Status Report) that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not, without the prior written consent of the applicable special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative and the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the applicable special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not without the prior written consent of the applicable special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) and the Controlling Class Representative, disclose such Privileged Information to any person other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, any experience or knowledge gained by the operating advisor from such other engagements may not be imputed to the operating advisor or its employees for this transaction; provided, however, the operating advisor may consider such experience or knowledge as pertinent information for discussion with the applicable special servicer during its periodic meetings.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by written advice of counsel (which will be an additional expense of the issuing entity) delivered to each of the master servicer, the applicable special servicer, the Directing Holder (other than with respect to any applicable Excluded Loan), the operating advisor, the asset representations reviewer, the certificate administrator and the trustee), required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates evidencing greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)         the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to (a) all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail and (b) the operating advisor, in each case, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of holders of certificates evidencing at least 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicer, the certificate administrator, the depositor, the Controlling Class Representative (for any Mortgage Loan other than any applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing), any Companion Loan noteholder, the Certificateholders, the Risk Retention Consultation Parties, the Pooled RR Interest Owner and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates evidencing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Interests evidencing not less than 15% of the Voting Rights of the Non-Reduced Interests requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide written notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders, the Pooled RR Interest Owner and the operating advisor.

Upon the written direction of holders of Non-Reduced Interests evidencing more than 50% of the Voting Rights of the Non-Reduced Interests that exercise their right to vote (provided that holders of Non-Reduced Interests evidencing at least 50% of the Voting Rights of the Non-Reduced Interests exercise their right to vote), the trustee will terminate all of the rights and obligations of the operating advisor under the PSA (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the operating advisor, and the proposed successor operating advisor will be appointed.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder, Pooled RR Interest Owner and beneficial owner may access such notices on the certificate administrator’s website and each Certificateholder, Pooled RR Interest Owner and beneficial owner may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders or the Pooled RR Interest Owner for the reasonable expenses of posting notices of such requests. In addition, in the event there are no classes of certificates outstanding or interest in the issuing entity other than the Control Eligible Certificates, the Pooled VRR Interest, the Class S certificates and the Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Controlling Class Representative and the Risk Retention Consultation Parties, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred.  If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicers, the Controlling Class Representative, all Certificateholders and the Pooled RR Interest Owner in accordance with the terms of the PSA. On each Distribution Date after providing such notice to Certificateholders and the Pooled RR Interest Owner, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver written notice of such information (which may be via email) within 2 business days of such determination to the master servicer, the special servicers, the operating advisor and the asset representations reviewer.  An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity) as of the end of the applicable Collection Period are Delinquent Loans as of the end of the related Collection Period or (2) at least 15 Mortgage Loans are

Delinquent Loans as of the end of the related Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Date Statement on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 67 prior pools of commercial mortgage loans for which GSMC (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after April 11, 2011, the highest percentage of a particular pool of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between January 1, 2016 and March 31, 2021 was approximately 27.8%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool.  For example, the two (2) largest Mortgage Loans in the pool represent approximately 18.4% of the Initial Pool Balance.  Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20% of aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties.  While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in a mortgage loan seller’s Mortgage Loans that could be the basis for claims against the related mortgage loan seller based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, (i) the asset representations reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time and (ii) a delinquency that would have existed but for a COVID Modification will not constitute a delinquency, for so long as the related borrower is complying with the terms of such COVID Modification.

Asset Review Vote

If holders of certificates evidencing not less than 5.0% of the Pooled Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and all Certificateholders and the Pooled RR Interest Owner, and to conduct a solicitation of votes to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review evidencing at least a majority of the votes cast but in any event at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Controlling Class Representative, the Pooled Risk Retention Consultation Parties, the Pooled RR Interest Owner and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Pooled Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) through (v) below for non-Specially Serviced Loans), the master servicer (with respect to clauses (vi) and (vii) below for non-Specially Serviced Loans) and the applicable special servicer (with respect to Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide, or make available, the following materials for each Delinquent Loan (in electronic format) to the asset representations reviewer (collectively, with the Diligence Files, any notice of a breach of a representation or warranty relating to any Delinquent Loan received by the asset representations reviewer from any other party to the PSA, a copy of the prospectus, a copy of the applicable MLPA and a copy of the PSA, the “Review Materials”):

(i)    a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)   a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)  a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)  a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)  a copy of any notice previously delivered by the master servicer or the applicable special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)   any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

In addition, in the event that, as part of an Asset Review of any Delinquent Loan, the asset representations reviewer determines that the Review Materials provided to it with respect to such Delinquent Loan are missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary in connection with its completion of any Test in connection with such Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request the master servicer or the applicable special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, to deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or applicable special servicer, as applicable, within such 10-business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. Each mortgage loan seller will be required under each MLPA to deliver such additional documents only to the extent such documents are in the possession of such mortgage loan seller.

In addition, with respect to any Delinquent Loan that is a Non-Serviced Mortgage Loan, to the extent any documents required by the asset representations reviewer to complete a Test are missing or have not been received from the related mortgage loan seller, the asset representations reviewer will request such document(s) from the related Non-Serviced Master Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Master Servicer) or the related Non-Serviced Special Servicer (if such Non-Serviced Mortgage Loan is being serviced by a Non-Serviced Special Servicer).

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan, provided, however, the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or Pooled RR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) to the extent in the master servicer’s or the applicable special servicer’s possession within 10 business days upon request as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test (the “Preliminary Asset Review Report”). The asset representations reviewer will be required to provide such Preliminary Asset Review Report to the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) and the applicable mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable mortgage loan seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any information and documents provided or explanations given to support the applicable mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by such mortgage loan seller to the asset representations reviewer. For avoidance of doubt, the asset representations reviewer will not be required to prepare a Preliminary Asset Review Report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files posted to the secure data room is provided to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the related mortgage loan seller, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee and certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In no event may the asset representations reviewer determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the master servicer or the applicable special servicer, as applicable. See
“—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Date Statement on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicers, the trustee, the operating advisor, the certificate administrator, the Controlling Class Representative and the Directing Holder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is a special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS Morningstar, Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with a special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not Risk Retention Affiliated with) a sponsor, a mortgage loan seller, the master servicer, a special servicer, the depositor, the certificate administrator, the trustee, the Amazon Seattle Retaining Third-Party Purchaser, the Controlling Class Representative, the Directing Holder, a Risk Retention Consultation Party or any of their respective Risk Retention Affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of a sponsor, a mortgage loan seller, any underwriter, any party to the PSA, the Controlling Class Representative, a Risk Retention Consultation Party or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the Pooled RR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders or the Pooled RR Interest Owner), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the applicable special servicer confidential and will not be permitted to disclose such documents except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the Pooled RR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)    any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Pooled Voting Rights;

(ii)    any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)    any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)    the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to (a) all Certificateholders and the Pooled RR Interest Owner electronically by posting such notice on its internet website and by mail and (b) the operating advisor, in each case, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of certificates evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the

PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of Pooled Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Pooled Certificateholders, the Pooled RR Interest Owner and the asset representations reviewer. Upon the written direction of holders of Pooled Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Pooled Principal Balance Certificates and the Class RR certificates evidencing at least 75% of a Pooled Quorum (without regard to the application of any Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be required to be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses of each other party to the PSA and each Rating Agency in connection with its resignation and the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

No Risk Retention Consultation Party will be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the

Risk Retention Consultation Parties will not be protected against any liability to the VRR Interest Owners that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the VRR Interest Owners.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates and each VRR Interest Owner with respect to each other VRR Interest, that a Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates or VRR Interest Owners other than the applicable VRR Interest Owner;

(b)   may act solely in the interests of the applicable VRR Interest Owner;

(c)   does not have any liability or duties to the holders of any class of certificates or VRR Interest Owner other than the applicable VRR Interest Owner;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates or, the applicable VRR Interest Owner, over the interests of the holders of one or more other classes of certificates or other VRR Interest; and

(e)   will have no liability whatsoever (other than to the applicable VRR Interest Owner) for having so acted as set forth in (a) – (d) above, and no Certificateholder or other VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Co-Lender Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holders of the Loan-Specific Certificates and the holder of any related Companion Loan under the related Co-Lender Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event at any time and without cause, by the Directing Holder (or, in the case of the At Home – Willow Grove Whole Loan, the Controlling Class Representative, unless a Control Termination Event is continuing) so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Holder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

If at any time a Control Termination Event is continuing, but no SOMA Teleco Office Control Appraisal Period or Amazon Seattle Control Appraisal Period is continuing (and therefore the Directing Holder for the SOMA Teleco Office Whole Loan is the SOMA Teleco Office Controlling Class Representative and the Directing Holder for the Amazon Seattle Whole Loan is the Amazon Seattle Controlling Class Representative), the holders of the Pooled Principal Balance Certificates and the Class RR certificates may generally replace the applicable special servicer without cause (other than with respect to the SOMA Teleco Office Whole Loan and the Amazon Seattle Whole Loan), as described in this paragraph. Upon (i) the written direction of holders of Pooled Principal Balance Certificates and/or Class RR certificates evidencing not less than 25% of the Pooled Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Pooled Principal Balance Certificates and Class RR certificates on an aggregate basis requesting a vote to replace the applicable special servicer (other than with respect to a Non-Serviced Whole Loan, the SOMA Teleco Office Whole Loan and the Amazon Seattle Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Pooled Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates and/or the Class RR certificates evidencing at least (a) 75% of a Pooled Quorum or (b) holders of Pooled Principal Balance Certificates and/or the Class RR certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each class of Pooled Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to a Non-Serviced Whole Loan, the SOMA Teleco Office Whole Loan and the Amazon Seattle Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

If at any time both a Control Termination Event and a SOMA Teleco Office Control Appraisal Period is continuing, but no Amazon Seattle Control Appraisal Period is continuing (and therefore the Directing Holder for the Amazon Seattle Whole Loan is the Amazon Seattle Controlling Class Representative), the holders of the Pooled Principal Balance Certificates, the Class RR certificates and the SOMA Teleco Office Loan-Specific Certificates may generally replace the applicable special servicer without cause (other than with respect to the Amazon Seattle Whole Loan), as described in this paragraph. Upon (i) the written direction of holders of Pooled Principal Balance Certificates, the Class RR certificates and the SOMA Teleco Office Loan-Specific Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Pooled Principal Balance Certificates, the Class RR certificates and the SOMA Teleco Office Loan-Specific Certificates on an aggregate basis requesting a vote to replace the applicable special servicer (other than with respect to a Non-Serviced Whole Loan and the Amazon Seattle Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates, the Class RR certificates and SOMA Teleco Office Loan-Specific Certificates evidencing at least (a) 75% of a Quorum or (b) holders of Pooled Principal Balance Certificates and/or the Class RR certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each class of Pooled Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to a Non-Serviced Whole Loan and the Amazon Seattle Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

If at any time both a Control Termination Event and an Amazon Seattle Control Appraisal Period is continuing, but no SOMA Teleco Office Control Appraisal Period is continuing (and therefore the Directing Holder for the SOMA Teleco Office Whole Loan is the SOMA Teleco Office Controlling Class Representative), the holders of the Pooled Principal Balance Certificates, the Class RR certificates and the Amazon Seattle Loan-Specific Certificates may generally replace the applicable special servicer without cause (other than with respect to the SOMA Teleco Office Whole Loan), as described in this paragraph. Upon (i) the written direction of holders of Pooled Principal Balance Certificates, the Class RR certificates and the Amazon Seattle Loan-Specific Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Pooled Principal Balance Certificates, the Class RR certificates and the Amazon Seattle Loan-Specific Certificates on an aggregate basis requesting a vote to replace the applicable special servicer (other than with respect to a Non-Serviced Whole Loan and the SOMA Teleco Office Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Pooled Principal Balance Certificates, the Class RR certificates and Amazon Seattle Loan-Specific Certificates evidencing at least (a) 75% of a Quorum or (b) holders of Pooled Principal Balance Certificates and/or the Class RR certificates evidencing more than 50% of the aggregate Pooled Voting Rights of each class of Pooled Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to a Non-Serviced Whole Loan and the SOMA Teleco Office Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

If at any time a Control Termination Event, SOMA Teleco Office Control Appraisal Period and an Amazon Seattle Control Appraisal Period is continuing, the holders of the Principal Balance Certificates, the Class RR Certificates and the Class ST-VR Certificates may generally replace the special servicer without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates, the Class RR certificates and the Class ST-VR certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Certificates) of the Principal Balance Certificates, the Class RR certificates and the Class ST-VR certificates on an aggregate basis requesting a vote to replace the applicable special servicer (other than with respect to a Non-Serviced Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all Voting Rights in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates, the Class RR certificates and Class ST-VR certificates evidencing at least (a) 75% of a Quorum or (b) holders of Principal Balance Certificates, the Class RR certificates and the Class ST-VR certificates evidencing more than 50% of the aggregate Voting Rights of each class of Non-Reduced Interests on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer (other than with respect to a Non-Serviced Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

Other than during the continuance of a SOMA Teleco Office Control Appraisal Period or an Amazon Seattle Control Appraisal Period, as applicable, at no time will holders of the Certificates (other than the holders of the Class ST-A certificates when the SOMA Teleco Office Controlling Class Representative is the Directing Holder of the SOMA Teleco Office Whole Loan or the holders of the Amazon Seattle Control Eligible Certificates when the Amazon Seattle Controlling Class Representative is the Directing Holder of the Amazon Seattle Whole Loan) be permitted to replace the applicable special servicer without cause with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan, as applicable.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or Pooled RR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or Pooled RR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Pooled Quorum” means, in connection with any solicitation of votes in connection with the replacement of the applicable special servicer (other than with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan) or the asset representations reviewer described above, the holders of Pooled Voting Rights evidencing at least 75% of the aggregate Pooled Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Pooled Principal Balance Certificates and Class RR certificates on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it is a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an applicable Excluded Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the Excluded Special Servicer Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer (as so long as, on the date of the appointment, such appointment of such Excluded Special Servicer meets the criteria of the PSA). It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and applicable certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party (including, without limitation, as a result of the related Mortgaged Property becoming an REO Property) with respect to an Excluded Special Servicer Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan; provided, however, for so long as a Control Termination Event is not continuing, the related Excluded Special Servicer will not be required to resign if the Directing Holder determines that such Excluded

Special Servicer may continue to serve as special servicer for the applicable Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

“Non-Reduced Interests” means (i) any class of Pooled Non-Reduced Interests and (ii) any Class of Loan-Specific Certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

“Pooled Non-Reduced Interests” means any class of Pooled Principal Balance Certificates or the Class RR certificates then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates, (y) any Appraisal Reduction Amounts allocated to such class of certificates, and (z) any Realized Losses previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates, less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become a special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the Pooled RR Interest Owners, (vi) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (vii) currently has a special servicer rating of at least “CSS3” from Fitch, (viii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (ix) in the case of DBRS Morningstar and the Amazon Seattle Trust Subordinate Companion Loan, that has been appointed and currently serves as a special servicer on a transaction-level basis on a CMBS transaction currently rated by DBRS Morningstar that currently has securities outstanding and for which DBRS Morningstar has not cited servicing concerns of the replacement special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by DBRS Morningstar in a commercial mortgage-backed securitization transaction rated by DBRS Morningstar and serviced by the applicable replacement special servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) a special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of such special servicer would be in the best interest of the Certificateholders, the Pooled RR Interest Owner and the Companion Loan Holders, as a collective whole, as if such Certificateholders, Pooled RR Interest Owners and Companion Loan Holders constituted a single lender, then the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to such special servicer, a written recommendation detailing the reasons supporting its position (provided that the operating advisor will not be permitted to recommend the replacement of such special servicer for any Whole Loan so long as the holder of the related Companion Loan (including the Trust Subordinate Companion Loan) is the Directing Holder under the related Co-Lender Agreement) (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to promptly notify each Certificateholder and the Pooled RR Interest Owner of the recommendation and post such notice and report on the certificate administrator’s website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace a special servicer must be confirmed within 180 days of after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of Pooled Principal Balance Certificates and the Class RR certificates evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Pooled Principal Balance Certificates and Pooled Class RR certificates on an aggregate basis, and (ii) consist of at least 3 Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Principal Balance Certificates and the Class RR certificates evidencing the requisite Voting Rights elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace such special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives such a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee (upon receipt of written confirmation from the certificate administrator, if the certificate administrator and the trustee are different entities) will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the Class RR certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event a special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of a Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of a special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder appointed under the related Non-Serviced PSA (and not by the Controlling Class Representative for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Co-Lender Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicers for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or either special servicer, as the case may be, will include, without limitation:

(a)   (i) any failure by the master servicer to make a required deposit to the Collection Account, to the companion paying agent for deposit into the related Serviced Whole Loan Custodial Account or to a holder of a Companion Loan, on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)   any failure by the applicable special servicer to deposit into the applicable REO Account within two business days after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by such special servicer pursuant to, and at the time specified by, the PSA;

(c)   any failure by the master servicer or the applicable special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) 5 business days in the case of certain of the master servicer’s or applicable special servicer’s, as applicable, obligations regarding the Exchange Act reporting required under the PSA (except as otherwise provided under clause (i) of this definition of “Servicer Termination Event”), (ii) 10 days in the case of the master servicer’s failure to make a Property Protection Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the applicable special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the applicable special servicer, as the case may be, with a copy to each other party to the related PSA, by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such failure, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to a Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the related Loan-Specific Certificates (as holders of a beneficial interest in the related Trust Subordinate Companion Loan); provided, however, that if that failure is capable of being cured and the master servicer or the applicable special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)   any breach on the part of the master servicer or such special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Companion Loan or the Pooled RR Interest Owner and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or such special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, such special servicer, the depositor, the certificate administrator and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan or, if affected by such failure and relating to the Trust Subordinate Companion Loan, holders of not less than 25% of the Certificate Balance of each affected Class of the Loan-Specific Certificates (as holders of a beneficial interest in the Trust Subordinate Companion Loan); provided, however, that if that breach is capable of being cured and the master servicer or such special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the applicable special servicer, and certain actions by or on behalf of the master servicer or the applicable special servicer indicating its insolvency or inability to pay its obligations;

(f)     the master servicer or the applicable special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(g)   the master servicer or such special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(h)   KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the master servicer or the applicable special servicer, as the case may be, as the sole or a material factor in such rating action;

(i)     DBRS Morningstar (solely with respect to the Amazon Seattle Trust Subordinate Companion Loan) (i) has qualified, downgraded or withdrawn its ratings of any Class of the Amazon Seattle Loan-Specific Certificates, or (ii) has placed any Class of the Amazon Seattle Loan-Specific Certificates on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly cited servicing concerns with the master servicer or such special servicer, as the case may be, as the sole or material factor in such action (and such “watch status” placement, qualification, downgrade or withdrawal has not been withdrawn by DBRS Morningstar within sixty (60) days; or

(j)     any failure by the master servicer or the applicable special servicer to deliver (a) any Exchange Act reporting items required to be delivered by the master servicer or the applicable special servicer to the trustee or the certificate administrator under the PSA (other than items to be delivered by a sub-servicer retained by a mortgage loan seller) by the time required under the PSA after any applicable grace periods or (b) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant retained by the master servicer is required to deliver (any such primary servicer, sub-servicer or servicing function participant will be terminated if it defaults in accordance with the provision of this clause (i)), which failure (other than in the case of Form 8-K reporting requirements) is not remedied within 3 business days.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the applicable special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of (i) the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan, as applicable, or (ii) for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder (or, in the case of the At Home – Willow Grove Whole Loan, the Controlling Class Representative, unless a Control Termination Event is continuing) (solely with respect to the applicable special servicer and other than with respect to any applicable Excluded Loan), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the applicable special servicer, as the case may be; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such termination under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or applicable special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or (i) at the written direction of the holders of Voting Rights evidencing at least (a) 25% of the Voting Rights in the case of the master servicer, (b) 25% of the Pooled Voting Rights in the case of the special servicer (other than with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan) and (c) 25% of the Voting Rights in the case of the special servicer with respect to the SOMA Teleco Office Whole Loan or the Amazon Seattle Whole Loan, as applicable, or (ii) for so long as a Control Termination Event has not occurred and is not continuing and other than in respect of any applicable Excluded Loan, the Directing Holder will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, for so long as a Control Termination Event has not occurred and is not continuing, that has been approved by the Controlling Class Representative which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the applicable special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing holder (or similar entity)) will be entitled to direct the trustee to terminate the applicable special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Controlling Class Representative; provided, however, that any successor special servicer appointed to replace the applicable special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee (or, prior to a Control Termination Event, the trustee acting at the direction of the Controlling Class Representative) will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-

Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or applicable special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

In addition, the depositor may terminate each of the master servicer and the applicable special servicer upon five business days’ notice if the master servicer or the applicable special servicer, as the case may be, fails to comply with certain of its reporting obligations under the PSA.

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the holders of certificates evidencing not less than (a) 66 2/3% of the aggregate Voting Rights of the certificates (and, if such Servicer Termination Event is on the part of the applicable special servicer with respect to a Serviced Whole Loan only, by the related Serviced Companion Loan holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected classes and any Serviced Companion Loan holder affected by such Servicer Termination Event, and (2) a Servicer Termination Event under clause (c) or clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the depositor and any Serviced Companion Loan holder affected by such Servicer Termination Event. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with an enforcement action taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicers only, for so long as a Control Termination Event has not occurred and is not continuing, the approval of such successor by the Directing Holder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or a special servicer, as the case may be, under applicable law. In the event that the master servicer or a special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties; provided, however, that rights in respect of indemnification, entitlement to be paid any outstanding servicing or special servicing compensation and entitlement to reimbursement of amounts due, including Advances and interest thereon, will survive such resignation under the PSA. Other than as described under “—Termination of Master Servicer and Special Servicers for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or applicable special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the applicable special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, any Amazon Seattle Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Amazon Seattle Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Amazon Seattle Retaining Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Amazon Seattle Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of Amazon Seattle Retaining Third-Party Purchaser acquiring an interest in such Impermissible

Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of any related Companion Loan or the Pooled RR Interest Owner, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicers, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and the applicable Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the related Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicers, the depositor, the operating advisor or the asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and the Pooled RR Interest Owner (and, in

the case of a Serviced Whole Loan, the rights of the Certificateholders, the Pooled RR Interest Owner and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu or subordinate nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of any related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Co-Lender Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan, Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and each special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, any special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, any special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA. The master servicer, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the applicable special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or either special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account, the Lower-Tier REMIC Distribution Account or either Trust Subordinate Companion Loan REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and the 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer or the applicable special servicer, as applicable, which will in turn be required to promptly forward it to the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPA. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the applicable special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the master servicer or the applicable special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the applicable special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Property Protection Advances, to the extent not recovered from the related mortgage loan seller or the

Requesting Investor. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder

In the event an Initial Requesting Holder delivers a written request to the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator, the certificate registrar, the operating advisor (solely in its capacity as the operating advisor) or the custodian that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Owner Repurchase Request”), the receiving party will be required to promptly forward that Owner Repurchase Request to the master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward that Owner Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Holder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class RR certificates) to deliver an Owner Repurchase Request as described above with respect to a Mortgage Loan or Trust Subordinate Companion Loan, and there may not be more than one Initial Requesting Holder with respect to any Mortgage Loan or Trust Subordinate Companion Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Owner Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the applicable special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the applicable special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of an Owner Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the applicable mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered by a Certificateholder” or “—Repurchase Request Delivered by

a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the applicable mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan or Trust Subordinate Companion Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Controlling Class Representative or a Controlling Class Certificateholder relating to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer without undue burden or expense, and reasonably requested by the applicable special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, information, documents and records, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan or Trust Subordinate Companion Loan (whether the Repurchase Request was initiated by an Initial Requesting Holder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Holder, if any, at the address specified in the Initial Requesting Holder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action available to all other Certificateholders, Certificate Owners and the Pooled RR Interest Owner, by posting such notice on the certificate administrator’s website, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”).

The Proposed Course of Action will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority, by Certificate Balance of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. Within three (3) business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the applicable Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority, by Certificate Balance of the responding Certificateholders.

If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Holder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders and Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority, by Certificate Balance, of Certificateholders.

If neither the Initial Requesting Holder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Holder, if any, or (ii) any other Certificateholder, Certificate Owner (other than the Class RR certificates) (each of clauses (i) or (ii), a “Requesting Holder”), the Enforcing Servicer will be required to consult with each Requesting Holder regarding such Requesting Holder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or Pooled RR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Holder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration; (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and the related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Holder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party; and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Pooled RR Interest Owner to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Holder or a Requesting Holder to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and either commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Holder is the Enforcing Party, the Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder, provided that a Consultation Termination Event is not continuing and any applicable Excluded Loan is not involved, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Holder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Holder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the applicable special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of a Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Property Protection Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2021-B25 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSAs for the Burlingame Point Whole Loan and the 909 Third Avenue Whole Loan, it is expected that there are no mortgage loans other than the related Non-Serviced Whole Loans serviced under the related Non-Serviced PSAs.

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation may, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or the special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and the special servicers for this transaction.

●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have or is expected to have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA may differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent may correspondingly differ. The related Non-Serviced PSA also provides or is expected to provide for the removal of the applicable Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace a special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are or are expected to be substantially similar to, but not necessarily identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be or are expected to be substantially similar to, but not necessarily identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, may differ in certain respects from those decisions that constitute Master Servicer Major Decisions under the PSA.

●	The related Non-Serviced Special Servicer will be required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are or are expected to be substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Master Servicer or the Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicers under the PSA in respect of Serviced Mortgage Loans; except that, in the case of the Non-Serviced PSA for the 909 Third Avenue Whole Loan, the related Non-Serviced PSA is not expected to contain an express exception in the definition of “Appraisal Reduction Event” (or equivalent term) for the entering into of any temporary forbearance agreement as a result of the COVID-19 Emergency (or other action that is the equivalent of a COVID Modification under the PSA).

●	With respect to the 909 Third Avenue Whole Loan, the related Non-Serviced PSA is not expected to contain an express exception to any servicing transfer events for the entering into of any temporary forbearance agreement (such as a COVID Modification) as a result of the COVID-19 Emergency.

●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA (although the portion of the servicing fee to be applied to make such payments may be less).

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are or are expected to be substantially similar but not necessarily identical to those of the PSA.

●	While the applicable special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it obtains knowledge that it has (or, in certain cases, if it has) become affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2021-B25 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are or are expected to be similar, but not necessarily identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.

●	With respect to the 909 Third Avenue Whole Loan, there is no operating advisor under the related Non-Serviced PSA.

●	With respect to each of the Burlingame Point Whole Loan and the 909 Third Avenue Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA may also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Furthermore, each of the Burlingame Point Whole Loan and the 909 Third Avenue Whole Loan is expected to be included a securitization that is expected to close prior to the Closing Date. The servicing terms of the related pooling and servicing agreement or trust and servicing agreement, as applicable, for each such securitization are not definitively known and may not be wholly consistent with the description of the Non-Serviced PSAs above.

Servicing of the Burlingame Point Whole Loan

The Burlingame Point Mortgage Loan is expected to be serviced pursuant to the BGME Trust 2021-VR TSA. The servicing terms of the BGME Trust 2021-VR TSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements may differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the BGME Trust 2021-VR TSA is expected to earn a servicing fee with respect to the Burlingame Point Mortgage Loan equal to 0.0025% per annum.

●	Upon the Burlingame Point Mortgage Loan becoming a specially serviced loan under the BGME Trust 2021-VR TSA, the related Non-Serviced Special Servicer under the BGME Trust 2021-VR TSA is expected to earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.2500% per annum.

●	The related Non-Serviced Special Servicer under the BGME Trust 2021-VR TSA is expected to be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to the lesser of 0.5000% and such percentage as would result in a workout fee of $1,000,000.

●	The related Non-Serviced Special Servicer under the BGME Trust 2021-VR TSA is expected to be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to the lesser of 0.5000% and such percentage as would result in a liquidation fee of $1,000,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Burlingame Point Whole Loan”.

Servicing of the 909 Third Avenue Whole Loan

The 909 Third Avenue Mortgage Loan is expected to be serviced pursuant to the NYC 2021-909 TSA. The servicing terms of the NYC 2021-909 TSA are expected to be similar to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements may differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the NYC 2021-909 TSA is expected to earn a primary servicing fee with respect to the 909 Third Avenue Mortgage Loan equal to 0.00250% per annum.

●	Upon the 909 Third Avenue Mortgage Loan becoming a specially serviced loan under the NYC 2021-909 TSA, the related Non-Serviced Special Servicer under the NYC 2021-909 TSA is expected to earn a special servicing fee payable monthly with respect to the 909 Third Avenue Mortgage Loan accruing at a rate equal to 0.15000% per annum, subject to an annual cap of $250,000 for the 909 Third Avenue Whole Loan.

●	The related Non-Serviced Special Servicer under the NYC 2021-909 TSA is expected to be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.35%.

●	The related Non-Serviced Special Servicer under the NYC 2021-909 TSA is expected to be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.35%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 909 Third Avenue Whole Loan”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans and the Trust Subordinate Companion Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the applicable special servicer, as the case may be, may then take such action if the master servicer or the applicable special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the applicable special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or applicable special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or such special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings (“S&P”), Fitch Ratings, Inc. (“Fitch”) Kroll Bond Rating Agency, LLC (“KBRA”) and, solely with respect to the Amazon Seattle Trust Subordinate Companion Loan and the Amazon Seattle Loan-Specific Certificates, DBRS, Inc.

Any Rating Agency Confirmation requests made by the master servicer, any special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Co-Lender Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or Pooled RR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan or Trust Subordinate Companion Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer (required to provide such officer’s certificate under Regulation AB) with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loans, to cause (or, in the case of a sub-servicer (required to provide such officer’s certificate under Regulation AB) that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, as to the signer thereof, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, any special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans or the Trust Subordinate Companion Loans, if applicable, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to any special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the related Non-Serviced Trustee and the related Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and the Pooled RR Interest Owner to Institute a Proceeding

Other than with respect to any rights to deliver an Owner Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or Pooled RR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or the Pooled RR Interest, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity reasonably satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates, the Pooled RR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or the Pooled RR Interest Owner, unless the Certificateholders or the Pooled RR Interest Owner have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and the Pooled RR Interest Owner of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan, Trust Subordinate Companion Loans and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (including the Loan-Specific Certificates, but excluding the Class S and Class R certificates) and the Pooled RR Interest for the Mortgage Loans, the Trust Subordinate Companion Loans and each REO Property remaining in the issuing entity (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the Notional Amounts of the Class X-

A, Class X-B and Class X-D certificates have been reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class S and Class R certificates) and the Pooled RR Interest and (c) the master servicer is paid a fee equal to (i) the product of (x) the Prime Rate, (y) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates, the Class S certificates and Class R certificates) as of the date of the exchange and (z) three, divided by (ii) 360) or (3) the purchase or other liquidation of all of the assets of the issuing entity (including the Trust Subordinate Companion Loan) as described below by the holders of the Controlling Class, the general special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Loan-Specific Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, the general special servicer, the master servicer and the holders of the Class R certificates representing greater than 50% of the Percentage Interest of such class (in that order) will have the right to purchase all of the assets of the issuing entity (including the Trust Subordinate Companion Loans). This purchase of all the Mortgage Loans and other assets in the issuing entity (including the Trust Subordinate Companion Loans) is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans and the Trust Subordinate Companion Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the Non-Serviced Master Servicer in accordance with clause (2) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances, and interest thereon, and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates to effect the termination are subject to the requirements that the then aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1.0% of the aggregate Cut-off Date Balance of all of the Mortgage Loans (solely for the purposes of this calculation, if an ARD Loan is still an asset of the issuing entity and such right is being exercised after its respective Anticipated Repayment Date, then such Mortgage Loan will be excluded from the then-aggregate Stated Principal Balance of the pool of Mortgage Loans and from the Initial Pool Balance). The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity (including the Trust Subordinate Companion Loans), together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders and the Pooled RR Interest Owner, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders, the Pooled RR Interest Owner or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the Pooled RR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any federal tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, the Pooled RR Interest Owner or any holder of a Serviced Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or the Pooled RR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, with respect to any Mortgage Loan other than any applicable Excluded Loan and for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel; provided that no such modification, elimination or addition may change in any manner the rights or obligations of the Amazon Seattle Retaining Third-Party Purchaser under the PSA or the related risk retention agreement without the consent of the Amazon Seattle Retaining Third-Party Purchaser.

The PSA may also be amended by the parties to the PSA with the consent of the Pooled RR Interest Owner (if affected by such amendment) and the holders of certificates of each class affected by such amendment evidencing, in the case of Certificateholders, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the Pooled RR Interest Owner, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or the Trust Subordinate Companion Loans that are required to be distributed on a certificate of any class, or the Pooled RR Interest without the consent of the holder of such certificate or the Pooled RR Interest Owner or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan or holder of Loan-Specific Certificates, without the consent of the holders of all certificates of that class then-outstanding or such holder of any related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of a mortgage loan seller under the related MLPA without the consent of such mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the Pooled RR Interest Owner or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of a mortgage loan seller under the related MLPA or the rights of such mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes in any material adverse respect the rights of the holders of the Loan-Specific Certificates without the consent of such class and no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Non-Serviced Co-Lender Agreement without the consent of the holder of the related Non-Serviced Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects the Pooled RR Interest Owner without the affected Pooled RR Interest Owner’s consent.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, each special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A-” by S&P, “A-” by Fitch and, solely with respect to the Amazon Seattle Trust Subordinate Companion Loan, “A” by DBRS Morningstar; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “A-” by S&P, “A-” by Fitch and, solely with respect to the Amazon Seattle Trust Subordinate Companion Loan, “A(low)” by DBRS Morningstar, (b) its short-term debt obligations have a short-term rating of not less than “A-2” from S&P, “F1” by Fitch and, solely with respect to the Amazon Seattle Trust Subordinate Companion Loan, “R-1(low)” by DBRS Morningstar and (c) the master servicer maintains a rating of at least “A” by S&P, “A+” by Fitch and, solely with respect to the Amazon Seattle Trust Subordinate Companion Loan, “A” by DBRS Morningstar (or if any such institution is not rated by DBRS Morningstar, such institution maintains an equivalent (or higher) rating by any two other NRSROs), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving 30 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the Pooled RR Interest Owner, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator. If no successor trustee or certificate administrator has accepted an appointment within 120 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator reasonably acceptable to the master servicer.

In addition, holders of certificates entitled to at least 50% of the Voting Rights may at any time upon 30 days’ written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The trustee or certificate administrator will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA and each Rating Agency in connection with any removal for cause or resignation of such trustee or certificate administrator as and to the extent required under the PSA.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California

Eight (8) Mortgaged Properties (27.5%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and in accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

New York

Sixteen (16) Mortgaged Properties (21.0%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or co-lender agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

GSMC and its affiliates are playing several roles in this transaction. GS Mortgage Securities Corporation II is the depositor and a wholly-owned subsidiary of GSMC. GSMC, a sponsor, is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter for the offering of the offered certificates. In addition, GS Bank (as GSMC’s MOA) is expected to be an initial Pooled RR Interest Owner and GSMC is expected to be an initial Pooled Risk Retention Consultation Party.

GS Bank currently holds the Companion Loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. However, GS Bank intends to sell such Companion Loans in connection with future securitizations.

CREFI, an originator and a sponsor, is an affiliate of Citigroup Global Markets Inc., an underwriter for the offering of the offered certificates. In addition, CREFI is expected to be an initial Class RR Certificateholder and an initial Pooled Risk Retention Consultation Party. CREFI currently holds the Companion Loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. However, CREFI intends to sell such Companion Loans in connection with future securitizations.

JPMCB, an originator and a sponsor, is an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates. JPMCB currently holds the Companion Loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. However, JPMCB intends to sell such Companion Loans in connection with future securitizations.

GACC, a sponsor, is an affiliate of Deutsche Bank Securities Inc., an underwriter for the offering of the offered certificates, DBNY, the initial holder of the Class ST-VR Certificates and the initial SOMA Teleco Office Risk Retention Consultation Party, and DBRI, an originator and the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Midland Loan Services, a Division of PNC Bank, National Association, the master servicer is also (i) the master servicer of the Phillips Point and JW Marriott Nashville Whole Loans, which are serviced under the Benchmark 2021-B23 PSA (ii) the master servicer of the 30 Hudson Yards 67, 141 Livingston, The Galleria Office Towers, U.S. Industrial Portfolio VI and Boca Office Portfolio Whole Loans, which are serviced under the Benchmark 2021-B24 PSA.

RREF IV Debt AIV, LP, or its affiliate, is expected to be appointed as the initial Controlling Class Representative and, therefore, the initial Directing Holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home – Willow Grove Mortgage Loan) and any related Serviced Companion Loan (other than the SOMA Teleco Office Subordinate Companion Loan, the Amazon Seattle Trust Subordinate Companion Loan and the At Home – Willow Grove Subordinate Companion Loan). Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (a) RREF IV Debt AIV, LP, which is expected to purchase the Class X-G, Class X-H, Class G and Class H certificates, and will receive the Class S certificates, (b) Rialto Real Estate Fund IV-Debt, LP, which entity (or another affiliate of Rialto Capital Advisors, LLC) is expected to purchase the Class X-F and Class F certificates and is expected to also be the initial purchaser of the subordinate companion loan related to the At-Home Willow Grove Whole Loan and, therefore, the initial directing holder with respect to the At Home – Willow Grove Whole Loan, (c) Rialto Relative Value Credit Fund, LP, or its affiliate, which entity is expected to purchase 50% of the Class ST-A certificates, as well as a portion of the Class E certificates, and be the initial SOMA Teleco Office Controlling Class Representative and, therefore, the initial Directing Holder with respect to the SOMA Teleco Office Mortgage Loan and the SOMA Teleco Office Trust Subordinate Companion Loan, (d) Rialto Special Situations Fund II, LP, or its affiliate, which entity is expected to purchase the remaining 50% of the Class ST-A certificates, (e) Situs Holdings, LLC, which is (or is expected to be) the special servicer under (i) the PSA with respect to the servicing of the Amazon Seattle Whole Loan and (ii) the BGME Trust 2021-VR TSA with respect to the servicing of the Burlingame Point Whole Loan, through common control by Stone Point Capital LLC and (f) Prima Capital Advisors LLC, which entity is expected to be the initial directing holder under the BGME Trust 2021-VR Trust and Servicing Agreement with respect to the Burlingame Point whole loan, through common control by Stone Point Capital LLC. Rialto Capital Advisors, LLC is expected to act as special servicer with respect to any Serviced Mortgage Loans (other than any Excluded Special Servicer Loan and the Amazon Seattle Mortgage Loan) and any related Companion Loans (other than the Amazon Seattle Trust Subordinate Companion Loan) and it or an affiliate assisted RREF IV Debt AIV, LP, or its affiliate, with its due diligence of the Mortgage Loans prior to the Closing Date. In addition, although Rialto Capital Advisors, LLC, is an affiliate of Rialto Capital Management, LLC (a Securities and Exchange Commission registered investment advisor and the investment manager of and which indirectly controls each of (i) RREF IV Debt AIV, LP, (ii) Rialto Real Estate Fund IV-Debt, LP, (iii) Rialto Relative Value Credit Fund, LP and (iv) Rialto Special Situations Fund II, LP) and RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP have the same beneficial owners, each of Rialto Relative Value Credit Fund, LP and Rialto Special Situations Fund II, LP has different beneficial owners than each other and than both of RREF IV Debt AIV, LP and Rialto Real Estate Fund IV-Debt, LP.

Situs Holdings is affiliated with Rialto Capital Advisors, LLC, the anticipated general special servicer under the PSA, and the Rialto Capital Advisors, LLC affiliates identified in this Prospectus which are anticipated to purchase certain classes of certificates, appoint or be the initial Controlling Class Representative and appoint Rialto Capital Advisors, LLC as general special servicer. Situs Holdings is also anticipated to be appointed as the special servicer under the BGME Trust 2021-VR TSA which is expected to govern the servicing of the Burlingame Point Whole Loan by Prima Capital Advisors, LLC, the anticipated initial directing certificateholder under the BGME Trust 2021-VR TSA. Situs Holdings is affiliated with Prima Capital Advisors LLC through Stone Point and the various Trident Funds. Stone Point, the investment manager, and the various Trident Funds control certain ownership interests in Situs and Prima through separate Trident Funds, each managed by Stone Point. Situs Holdings, or an affiliate, did provide securitization services and/or due diligence assistance to Goldman Sachs Mortgage Company and Citi Real Funding Inc. with respect to certain of the mortgage loans.

Wells Fargo Bank, the trustee and certificate administrator, is also (i) expected to be the trustee, certificate administrator and custodian under the BGME Trust 2021-VR TSA with respect to Burlingame Point Whole Loan and (ii) the trustee, certificate administrator and custodian under the Benchmark 2021-B24 PSA with respect to the 30 Hudson Yards 67 Whole Loan, The Galleria Office Towers Whole Loan, the U.S. Industrial Portfolio VI Whole Loan, the Boca Office Portfolio Whole Loan and the 141 Livingston Whole Loan.

Pentalpha Surveillance LLC, the operating advisor and asset representations reviewer, is also anticipated to be the operating advisor pursuant to the BGME Trust 2021-VR TSA, which governs the servicing of the Burlingame Point Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and GSMC or certain of its affiliates Wells Fargo Bank acted as interim servicer with respect to one of the GSMC Mortgage Loans, with an aggregate principal balance of approximately $17,333,000 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between Midland and GSMC or certain of its affiliates Midland acts as interim servicer with respect to six of the GSMC Mortgage Loans, with an aggregate principal balance of approximately $199,211,322 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between Midland and CREFI or certain of its affiliates Midland acts as interim servicer with respect to sixteen of the CREFI Mortgage Loans, with an aggregate principal balance of approximately $241,125,000 as of the Cut-off Date.

Pursuant to certain interim servicing agreements between GACC or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans owned by GACC or those affiliates from time to time, including, prior to their inclusion in the issuing entity, six of the GACC Mortgage Loans with an aggregate principal balance of approximately $164,807,517 as of the Cut-off Date to be contributed to this securitization by GACC.

Pursuant to certain interim servicing agreements between Midland and JPMCB or certain of its affiliates Midland acts as interim servicer with respect to six of the JPMCB Mortgage Loans, with an aggregate principal balance of approximately $114,155,000 as of the Cut-off Date.

Wells Fargo Bank, National Association acts as interim custodian of the loan documents with respect to all the GSMC Mortgage Loans and the CREFI Mortgage Loans, except for the related Mortgage File with respect to any GSMC Mortgage Loan or CREFI Mortgage Loan that is currently (or becomes prior to the Closing Date) a Non-Serviced Mortgage Loan.

On the Closing Date, (i) RREF IV Debt AIV, LP, or its affiliate, is expected to appoint itself or its affiliate as the initial Controlling Class Representative and, therefore, as the initial Directing Holder with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan, any applicable Excluded Loan, the SOMA Teleco Office Mortgage Loan, the Amazon Seattle Mortgage Loan and the At Home – Willow Grove Mortgage Loan), although an affiliate of RREF IV Debt AIV, LP, as the expected initial purchaser of the subordinate companion loan related to the At Home – Willow Grove Whole Loan, is expected to be the initial Directing Holder with respect to the At Home – Willow Grove Whole Loan, and (ii) Relative Value Credit Fund, LP, or its affiliate, is expected to be the initial SOMA Teleco Office Controlling Class Representative and, therefore, the initial Directing Holder with respect to the SOMA Teleco Office Mortgage Loan and the SOMA Teleco Office Trust Subordinate Companion Loan.

See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to

Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield, Prepayment and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the respective Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the applicable special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a Subordinate Companion Loan or mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the related borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that the master servicer or the applicable special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments of the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates were outstanding.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements. See “Risk Factors—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” and “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy Issues and Other Proceedings”.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A and Class X-B certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium and certificates with Notional Amounts, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if the Mortgage Loans with higher Mortgage

Rates prepay faster than the Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Pooled Non-VRR Realized Loss (and a corresponding Pooled VRR Realized Loss) occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Pooled Principal Balance Certificates, on the one hand, and the Pooled VRR Interest, on the other hand) to applicable Certificateholders and the Pooled RR Interest Owner in reduction of the Certificate Balances of the Pooled Principal Balance Certificates and the Pooled VRR Interest Balance. In general, (i) a SOMA Teleco Office Non-RR Realized Loss (and a corresponding SOMA Teleco Office RR Realized Loss) occurs when the principal balance of the SOMA Teleco Office Trust Subordinate Companion Loan is reduced without an equal distribution (based on the allocation of amounts among the SOMA Loan-Specific Non-VRR Certificates, on the one hand, and the Class ST-VR certificates, on the other hand) to the applicable Certificateholders in reduction of the Certificate Balances of the SOMA Teleco Office Loan-Specific Certificates, and (ii) an Amazon Seattle Realized Loss occurs when the principal balance of the Amazon Seattle Trust Subordinate Companion Loan is reduced without an equal distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Amazon Seattle Loan-Specific Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the class or classes of certificates indicated in the table below as a result of the application of Pooled Non-VRR Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$920,578,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$93,350,000	Class B and Class C certificates
Class X-D	$60,319,000	Class D and Class E certificates
Class X-F	$24,415,000	Class F certificates
Class X-G	$11,489,000	Class G certificates
Class X-H	$38,776,742	Class H certificates

Certificateholders and the Pooled RR Interest Owner are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Pooled Certificates and the Pooled RR Interest to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or yield maintenance charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related class or classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Related Class X Class(es)
Class X-A	$920,578,000	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates
Class X-B	$93,350,000	Class B and Class C certificates
Class X-D	$60,319,000	Class D and Class E certificates
Class X-F	$24,415,000	Class F certificates
Class X-G	$11,489,000	Class G certificates
Class X-H	$38,776,742	Class H certificates

Any optional termination by the holders of the Controlling Class, the applicable special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and the Trust Subordinate Companion Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Pooled Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of Pooled Non-VRR Certificates and the Pooled VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The Pooled VRR Interest—Priority of Distributions on the Pooled VRR Interest”.

Prepayments may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period has expired. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume prepayments on the Mortgage Loans at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity or Anticipated Repayment Date of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day (each assumed to be a business day) of the related month, beginning in May 2021;

●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted, if necessary, as required pursuant to the definition of Mortgage Rate;

●	there are no delinquencies;

●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Pooled RR Interest Owner, the applicable special servicer or the master servicer will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);

●	with respect to each Mortgage Loan with a related subordinate companion loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan only.

●	all prepayments are assumed to be voluntary prepayments and will not include, without limitation, Liquidation Proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the issuing entity or any prepayment that is accepted by the master servicer or the applicable special servicer pursuant to a workout, settlement or loan modification;

●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

●	the Closing Date occurs on April 29, 2021;

●	each ARD Loan prepays in full on its respective Anticipated Repayment Date (in the case of a 0% CPY scenario);

●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;

●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;

●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;

●	no additional trust fund expenses are incurred;

●	no property releases (or yield maintenance charge or other prepayment premium or related re-amortizations) occur;

●	the optional termination is not exercised;

●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and

●	the At Home - Willow Grove Mortgage Loan (0.8%) amortizes based on the non-standard amortization schedule attached to this prospectus as Annex H-1.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates that is also a Principal Balance Certificate may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percentages of the Initial Certificate Balance of
the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	86%	86%	86%	86%	86%
April 2023	68%	68%	68%	68%	68%
April 2024	47%	47%	47%	47%	47%
April 2025	24%	24%	24%	24%	24%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.74	2.74	2.73	2.73	2.73
First Principal Payment Date	May 2021	May 2021	May 2021	May 2021	May 2021
Last Principal Payment Date	March 2026	February 2026	February 2026	January 2026	January 2026

Percentages of the Initial Certificate Balance of
the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.88	4.88	4.87	4.86	4.72
First Principal Payment Date	March 2026	February 2026	February 2026	January 2026	January 2026
Last Principal Payment Date	March 2026	March 2026	March 2026	March 2026	March 2026

Percentages of the Initial Certificate Balance of
the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.96	6.96	6.95	6.93	6.79
First Principal Payment Date	April 2028	February 2028	February 2028	February 2028	February 2028
Last Principal Payment Date	April 2028	April 2028	April 2028	April 2028	February 2028

Percentages of the Initial Certificate Balance of
the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	27%	23%	17%	8%	0%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.00	8.95	8.89	8.82	8.55
First Principal Payment Date	November 2029	August 2029	August 2029	August 2029	February 2028
Last Principal Payment Date	July 2030	July 2030	July 2030	June 2030	February 2030

Percentages of the Initial Certificate Balance of
the Class A-5 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	87%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.82	9.79	9.75	9.70	9.44
First Principal Payment Date	July 2030	July 2030	July 2030	June 2030	February 2030
Last Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031

Percentages of the Initial Certificate Balance of
the Class A-SB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	99%	99%	99%	99%	99%
April 2027	79%	79%	79%	79%	79%
April 2028	59%	59%	59%	59%	59%
April 2029	39%	39%	39%	39%	39%
April 2030	18%	18%	18%	18%	18%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.43	7.43	7.43	7.43	7.43
First Principal Payment Date	March 2026	March 2026	March 2026	March 2026	March 2026
Last Principal Payment Date	March 2031	March 2031	March 2031	March 2031	January 2031

Percentages of the Initial Certificate Balance of
the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71
First Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031
Last Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031

Percentages of the Initial Certificate Balance of
the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71
First Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031
Last Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031

Percentages of the Initial Certificate Balance of
the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026	100%	100%	100%	100%	100%
April 2027	100%	100%	100%	100%	100%
April 2028	100%	100%	100%	100%	100%
April 2029	100%	100%	100%	100%	100%
April 2030	100%	100%	100%	100%	100%
April 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.96	9.96	9.96	9.71
First Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031
Last Principal Payment Date	April 2031	April 2031	April 2031	April 2031	January 2031

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from April 1, 2021 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-1 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9974	2.13913%	2.14114%	2.14230%	2.14243%	2.14243%
96.9974	1.74977%	1.75127%	1.75214%	1.75223%	1.75223%
97.9974	1.36620%	1.36719%	1.36777%	1.36783%	1.36783%
98.9974	0.98826%	0.98875%	0.98903%	0.98906%	0.98906%
99.9974	0.61581%	0.61580%	0.61579%	0.61579%	0.61579%
100.9974	0.24871%	0.24820%	0.24790%	0.24787%	0.24787%
101.9974	-0.11319%	-0.11419%	-0.11477%	-0.11483%	-0.11483%
102.9974	-0.47000%	-0.47149%	-0.47236%	-0.47245%	-0.47245%
103.9974	-0.82186%	-0.82384%	-0.82499%	-0.82512%	-0.82512%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-2 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9973	2.18712%	2.18717%	2.18738%	2.18786%	2.19361%
99.9973	1.96906%	1.96906%	1.96904%	1.96900%	1.96855%
100.9973	1.75347%	1.75341%	1.75318%	1.75262%	1.74603%
101.9973	1.54029%	1.54018%	1.53973%	1.53867%	1.52602%
102.9973	1.32947%	1.32932%	1.32865%	1.32708%	1.30845%
103.9973	1.12097%	1.12077%	1.11989%	1.11782%	1.09327%
104.9973	0.91474%	0.91449%	0.91340%	0.91084%	0.88044%
105.9973	0.71072%	0.71042%	0.70913%	0.70608%	0.66991%
106.9973	0.50889%	0.50854%	0.50704%	0.50351%	0.46162%

Pre-Tax Yield to Maturity (CBE) for the Class A-3 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-3 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9980	2.53511%	2.53560%	2.53626%	2.53731%	2.54937%
96.9980	2.37420%	2.37457%	2.37506%	2.37584%	2.38478%
97.9980	2.21515%	2.21539%	2.21571%	2.21622%	2.22207%
98.9980	2.05790%	2.05802%	2.05817%	2.05842%	2.06121%
99.9980	1.90242%	1.90242%	1.90240%	1.90238%	1.90217%
100.9980	1.74868%	1.74855%	1.74837%	1.74809%	1.74489%
101.9980	1.59662%	1.59637%	1.59603%	1.59550%	1.58935%
102.9980	1.44622%	1.44586%	1.44536%	1.44457%	1.43551%
103.9980	1.29745%	1.29697%	1.29631%	1.29527%	1.28333%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-4 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.9965	2.64682%	2.64847%	2.65057%	2.65354%	2.66408%
97.9965	2.51917%	2.52025%	2.52162%	2.52356%	2.53045%
98.9965	2.39298%	2.39349%	2.39415%	2.39507%	2.39834%
99.9965	2.26823%	2.26818%	2.26812%	2.26803%	2.26773%
100.9965	2.14487%	2.14427%	2.14350%	2.14242%	2.13859%
101.9965	2.02288%	2.02173%	2.02027%	2.01820%	2.01087%
102.9965	1.90223%	1.90054%	1.89839%	1.89535%	1.88456%
103.9965	1.78289%	1.78067%	1.77783%	1.77383%	1.75962%
104.9965	1.66484%	1.66208%	1.65858%	1.65362%	1.63603%

Pre-Tax Yield to Maturity (CBE) for the Class A-5 certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-5 certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9998	2.69641%	2.69667%	2.69702%	2.69753%	2.70010%
99.9998	2.57921%	2.57918%	2.57914%	2.57908%	2.57880%
100.9998	2.46333%	2.46301%	2.46260%	2.46197%	2.45887%
101.9998	2.34876%	2.34815%	2.34736%	2.34618%	2.34029%
102.9998	2.23545%	2.23456%	2.23341%	2.23167%	2.22303%
103.9998	2.12340%	2.12222%	2.12071%	2.11841%	2.10705%
104.9998	2.01256%	2.01110%	2.00923%	2.00639%	1.99234%
105.9998	1.90291%	1.90118%	1.89895%	1.89558%	1.87885%
106.9998	1.79443%	1.79243%	1.78985%	1.78594%	1.76658%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-SB certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9950	2.41828%	2.41828%	2.41828%	2.41828%	2.41829%
99.9950	2.26943%	2.26943%	2.26943%	2.26943%	2.26943%
100.9950	2.12230%	2.12230%	2.12230%	2.12230%	2.12229%
101.9950	1.97686%	1.97686%	1.97686%	1.97686%	1.97683%
102.9950	1.83306%	1.83306%	1.83306%	1.83306%	1.83302%
103.9950	1.69088%	1.69088%	1.69088%	1.69088%	1.69082%
104.9950	1.55027%	1.55027%	1.55027%	1.55027%	1.55020%
105.9950	1.41122%	1.41122%	1.41122%	1.41122%	1.41113%
106.9950	1.27367%	1.27367%	1.27367%	1.27367%	1.27357%

Pre-Tax Yield to Maturity (CBE) for the Class X-A certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-A certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
6.7862	9.55398%	9.51250%	9.45921%	9.38027%	8.97014%
7.2862	7.72163%	7.67787%	7.62161%	7.53821%	7.10612%
7.7862	6.07496%	6.02908%	5.97006%	5.88254%	5.43007%
8.2862	4.58291%	4.53506%	4.47348%	4.38211%	3.91068%
8.7862	3.22132%	3.17163%	3.10766%	3.01270%	2.52354%
9.2862	1.97105%	1.91964%	1.85344%	1.75511%	1.24935%
9.7862	0.81675%	0.76373%	0.69542%	0.59393%	0.07255%
10.2862	-0.25409%	-0.30864%	-0.37892%	-0.48340%	-1.01949%
10.7862	-1.25178%	-1.30776%	-1.37992%	-1.48721%	-2.03721%

Pre-Tax Yield to Maturity (CBE) for the Class X-B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Notional Amount of Class X-B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
4.1657	11.90381%	11.91707%	11.93449%	11.96116%	11.66247%
4.6657	9.08477%	9.09900%	9.11770%	9.14634%	8.81716%
5.1657	6.69725%	6.71232%	6.73211%	6.76245%	6.40593%
5.6657	4.63571%	4.65150%	4.67225%	4.70406%	4.32285%
6.1657	2.82791%	2.84434%	2.86593%	2.89904%	2.49537%
6.6657	1.22248%	1.23948%	1.26182%	1.29608%	0.87184%
7.1657	-0.21825%	-0.20075%	-0.17774%	-0.14244%	-0.58561%
7.6657	-1.52266%	-1.50470%	-1.48109%	-1.44486%	-1.90554%
8.1657	-2.71260%	-2.69422%	-2.67006%	-2.63298%	-3.10995%

Pre-Tax Yield to Maturity (CBE) for the Class A-S certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class A-S certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
98.9914	2.96934%	2.96934%	2.96934%	2.96934%	2.97169%
99.9914	2.85201%	2.85201%	2.85201%	2.85201%	2.85175%
100.9914	2.73602%	2.73602%	2.73602%	2.73602%	2.73317%
101.9914	2.62135%	2.62135%	2.62135%	2.62135%	2.61594%
102.9914	2.50795%	2.50795%	2.50795%	2.50795%	2.50002%
103.9914	2.39582%	2.39582%	2.39582%	2.39582%	2.38538%
104.9914	2.28491%	2.28491%	2.28491%	2.28491%	2.27199%
105.9914	2.17520%	2.17520%	2.17520%	2.17520%	2.15984%
106.9914	2.06667%	2.06667%	2.06667%	2.06667%	2.04889%

Pre-Tax Yield to Maturity (CBE) for the Class B certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class B certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9975	3.11033%	3.11033%	3.11033%	3.11033%	3.12070%
96.9975	2.99016%	2.99016%	2.99016%	2.99016%	2.99782%
97.9975	2.87139%	2.87139%	2.87139%	2.87139%	2.87638%
98.9975	2.75400%	2.75400%	2.75400%	2.75400%	2.75635%
99.9975	2.63796%	2.63796%	2.63796%	2.63796%	2.63770%
100.9975	2.52323%	2.52323%	2.52323%	2.52323%	2.52039%
101.9975	2.40980%	2.40980%	2.40980%	2.40980%	2.40440%
102.9975	2.29763%	2.29763%	2.29763%	2.29763%	2.28970%
103.9975	2.18669%	2.18669%	2.18669%	2.18669%	2.17625%

Pre-Tax Yield to Maturity (CBE) for the Class C certificates at the Respective CPYs Set Forth Below:

	Prepayment Assumption (CPY)
Assumed Price (% of Initial Certificate Balance of Class C certificates)	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
95.9971	3.69447%	3.69447%	3.69447%	3.69447%	3.70478%
96.9971	3.57066%	3.57066%	3.57066%	3.57066%	3.57827%
97.9971	3.44833%	3.44833%	3.44833%	3.44833%	3.45326%
98.9971	3.32744%	3.32744%	3.32744%	3.32744%	3.32973%
99.9971	3.20796%	3.20796%	3.20796%	3.20796%	3.20764%
100.9971	3.08986%	3.08986%	3.08986%	3.08986%	3.08696%
101.9971	2.97311%	2.97311%	2.97311%	2.97311%	2.96766%
102.9971	2.85768%	2.85768%	2.85768%	2.85768%	2.84970%
103.9971	2.74355%	2.74355%	2.74355%	2.74355%	2.73306%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Four separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “SOMA Teleco Office Trust Subordinate Companion Loan REMIC”, the “Amazon Seattle Trust Subordinate Companion Loan REMIC” (together with the SOMA Teleco Office Trust Subordinate Companion Loan REMIC, the “Trust Subordinate Companion Loan REMICs”), the “Lower-Tier REMIC” and the “Upper-Tier REMIC”). In addition, the JW Marriott Nashville Loan REMIC was formed on April 5, 2021 with respect to the JW Marriott Nashville Mortgage Loan, which issued a class of regular interests (the “JW Marriott Nashville Loan REMIC Regular Interest”) (of which the issuing entity will own 100% interest) and a single residual interest (the “JW Marriott Nashville Loan REMIC Residual Interest”) (of which the issuing entity will own a 100% interest). The SOMA Teleco Office

Trust Subordinate Companion Loan REMIC will hold the SOMA Teleco Office Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “SOMA Teleco Office Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of residual interests in the SOMA Teleco Office Trust Subordinate Companion Loan REMIC. The Amazon Seattle Trust Subordinate Companion Loan REMIC will hold the Amazon Seattle Trust Subordinate Companion Loan and certain other assets and will issue (i) certain classes of regular interests (the “Amazon Seattle Trust Subordinate Companion Loan REMIC Regular Interests” and, together with the SOMA Teleco Office Trust Subordinate Companion Loan REMIC Regular Interests, the “Trust Subordinate Companion Loan REMIC Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of residual interests in the Amazon Seattle Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans, a 100% interest in the JW Marriott Nashville Loan REMIC Regular Interest, and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of residual interests in the Lower-Tier REMIC. The Certificate Administrator will be responsible for any tax administration relating to the JW Marriott Nashville Loan REMIC. The Trust Subordinate Companion Loan REMICs, the Lower-Tier REMIC, the Upper-Tier REMIC and the JW Marriott Nashville Loan REMIC will be designated as the “Trust REMICs”.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class RR, Class ST-A, Class ST-VR, Class 300P-A, Class 300P-B, Class 300P-C, Class 300P-D, Class 300P-E and Class 300P-RR certificates and the Pooled RR Interest (exclusive of Excess Interest) (collectively, the “Regular Interests”), each of which represents a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Co-Lender Agreement, (iii) compliance with the JW Marriott Nashville Loan REMIC declaration, (iv) compliance with the provisions of each Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under each Non-Serviced PSA and (v) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Trust Subordinate Companion Loan REMIC Regular Interests will constitute a “regular interest” in the related Trust Subordinate Companion Loan REMIC, (c) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (d) each class of Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC, (e) the JW Marriott Nashville Loan REMIC Regular Interest will constitute a “regular interest” in the JW Marriott Nashville Loan REMIC and (f) the Class R certificates will evidence the sole class of “residual interests” in each of the SOMA Teleco Office Trust Subordinate Companion Loan REMIC, the Amazon Seattle Trust Subordinate Companion Loan REMIC, the Lower-Tier REMIC and the Upper-Tier REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (1) the portion of the issuing entity consisting of (i) the Excess Interest and the Excess Interest Distribution Account, (ii) the JW Marriott Nashville Loan REMIC Residual Interest and the Loan REMIC Residual Distribution Account and (iii) the uncertificated regular interests in the Upper-Tier REMIC corresponding to the Pooled VRR Interest and distributions thereon will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (2) the Class S certificates and the Pooled VRR Interest will represent undivided beneficial interests in the related portions of the Excess Interest and the Excess Interest Distribution Account, (3) the Pooled VRR Interest will represent beneficial ownership of the uncertificated regular interests in the Upper-Tier REMIC corresponding to the Pooled VRR interest and distributions thereon and (4) and the Class R certificates will represent beneficial ownership of the JW Marriott Nashville Loan REMIC Residual Interest and the Loan REMIC Residual Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three (3) month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split note interests in such mortgage loans, such as the Mortgage Loans or the Trust Subordinate Companion Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security and reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan or the related Trust Subordinate Companion Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan or the related Trust Subordinate Companion Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan or Trust Subordinate Companion Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or Trust Subordinate Companion Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan or the related Trust Subordinate Companion Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan REMIC Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan or Trust Subordinate Companion Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, the JW Marriott Nashville Loan REMIC Regular Interest will constitute a class of regular interests in the JW Marriott Nashville Loan REMIC, each of the Trust Subordinate Companion Loan Regular Interests will constitute a class of regular interests in the related Trust Subordinate Companion Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Lower-Tier REMIC, the Upper-Tier REMIC and the Trust Subordinate Companion Loan REMICs, and will represent beneficial ownership of the JW Marriott Nashville Loan REMIC Residual Interest.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Lower-Tier REMIC, the Upper-Tier REMIC and the Trust Subordinate Companion Loan REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered

Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans or the Trust Subordinate Companion Loans that are reinvested pending distribution to holders of Regular Interests qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the applicable loans are secured by residential real property. As of the Cut-off Date, twelve (12) of the Mortgaged Properties (6.9%) securing five (5) Mortgage Loans are, in whole or in part, multifamily properties. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans or the Trust Subordinate Companion Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

It is anticipated that the certificate administrator will treat each class of Class X Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each ARD Loan prepays on its respective Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans or the Trust Subordinate Companion Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans or the Trust Subordinate Companion Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust Subordinate Companion Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans or the Trust Subordinate Companion Loans will be distributed to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the master servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by each Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC, the Trust Subordinate Companion Loan REMICs or the JW Marriott Nashville Loan REMIC (as applicable) will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s, the related Trust Subordinate Companion Loan REMIC’s or the JW Marriott Nashville Loan REMIC’s (as applicable) acquisition of an REO Property with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC, the related Trust Subordinate Companion Loan REMIC or the JW Marriott Nashville Loan REMIC (as applicable) generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC, the related Trust Subordinate Companion Loan REMIC or the JW Marriott Nashville Loan REMIC (as applicable) would reduce amounts available for distribution to Certificateholders and the Pooled RR Interest Owners.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC, the related Trust Subordinate Companion Loan REMIC or the JW Marriott Nashville Loan REMIC (as applicable) to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC, the related Trust Subordinate Companion Loan REMIC or the JW Marriott Nashville Loan REMIC (as applicable) to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R Certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “Non-U.S. Tax Person” is a person other than a U.S. Tax Person.

A “U.S. Tax Person” is a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States, any state of the United States or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons).

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

In addition, the Grantor Trust may be subject to Treasury regulations providing specific reporting rules for “widely-held fixed investment trusts”. Under these regulations, the certificate administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class S certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report the issuing entity’s gross income and, in certain circumstances, unless the certificate administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the issuing entity were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the issuing entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such certificates on behalf of the related holders. Under certain circumstances, the certificate administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local and Foreign Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local and foreign income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local and foreign income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a sponsor, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates or the Pooled RR Interest Owner to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local, foreign or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state, local and foreign, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Goldman Sachs & Co. LLC	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	Deutsche Bank Securities Inc.	Academy Securities, Inc.	Drexel Hamilton, LLC
Class A-1	$6,510,108	$6,624,722	$6,528,338	$3,087,832	$0	$0
Class A-2	$5,246,487	$5,338,854	$5,261,179	$2,488,480	$0	$0
Class A-3	$10,895,010	$11,086,822	$10,925,518	$5,167,650	$0	$0
Class A-4	$50,075,554	$50,957,160	$50,215,775	$23,751,511	$0	$0
Class A-5	$147,121,406	$149,711,554	$147,533,373	$69,781,667	$0	$0
Class A-SB	$10,284,088	$10,465,145	$10,312,885	$4,877,882	$0	$0
Class X-A	$263,419,735	$268,057,374	$264,157,359	$124,943,532	$0	$0
Class X-B	$26,711,731	$27,182,005	$26,786,529	$12,669,734	$0	$0
Class A-S	$33,287,081	$33,873,117	$33,380,291	$15,788,511	$0	$0
Class B	$13,972,224	$14,218,212	$14,011,349	$6,627,214	$0	$0
Class C	$12,739,507	$12,963,793	$12,775,180	$6,042,520	$0	$0

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 110.7% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2021, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $7,500,000, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and the Pooled RR Interest Owner; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of the depositor, an affiliate of GSMC (a sponsor and an initial Pooled Risk Retention Consultation Party), and an affiliate of GS Bank (an originator, the initial Pooled RR Interest Owner and the holder of the Companion Loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (a sponsor, an originator, an initial Pooled Risk Retention Consultation Party, an initial Class RR Certificateholder and the holder of the Companion Loans (if any) for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB (a sponsor, an originator and the holder of the Companion Loans (if any) for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) DBRI, an originator, and the holder of certain of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—

The Whole Loans—General” and (ii) DBNY, the initial SOMA Teleco Office Risk Retention Consultation Party and the initial holder of the Class ST-VR certificates.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Goldman Sachs & Co. LLC, of the purchase price for the Offered Certificates, and the following payments: (i) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GSMC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by CREFI, (iii) the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by JPMCB and (iv) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans (or portions thereof) to be sold to the depositor by GACC. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. each have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-226082-10) – in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. 601(b)(102) and 601(b)(103)) – are hereby incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 200 West Street, New York, New York 10282, Attention: Leah Nivison, or by telephone at (212) 902-1000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-226082) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the

SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms 10-D, 10-K, 8-K and ABS-EE will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to Goldman Sachs & Co. LLC an individual prohibited transaction exemption, Prohibited Transaction Exemption 89-88 (October 17, 1989) as amended by PTE 2013-08 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Goldman Sachs & Co. LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, any special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, any special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the sponsors, the underwriters, the trustee, the certificate administrator, the master servicer, the special servicers, the operating advisor, the asset representations reviewer or any of their respective affiliated entities, has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exemption prohibited transaction under ERISA or Section 4975 of the Code), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

No class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders and the Pooled RR Interest Owner of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and, except in the case of the Class X-A and Class X-B certificates, the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the distribution date in April 2054. See “Yield, Prepayment and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder or the Pooled RR Interest Owner might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-Anticipated Repayment Date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Pooled Certificates, the depositor (or its affiliate) had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired three of the NRSROs to rate the Pooled Certificates and not the other NRSROs due, in part, to their initial subordination levels for the various classes of Pooled Certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Further, in the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Pooled Certificates, due in part to the final subordination levels provided by that NRSRO for those classes of Pooled Certificates. If the depositor had selected such NRSRO to rate those other classes of Pooled Certificates not rated by it, its ratings of those other Pooled Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those Pooled Certificates by the other NRSROs engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	368
1986 Act	539
1996 Act	516
2
2020 ESA	193
2021 Update	193
3
30/360 Basis	404
4
401(c) Regulations	556
421-a Exemption Program	180
9
909 Third Avenue A Notes	270
909 Third Avenue Co-Lender Agreement	271
909 Third Avenue Controlling Noteholder	274
909 Third Avenue Major Decision	274
909 Third Avenue Non-Controlling Noteholder	274
909 Third Avenue Non-Lead Note	274
909 Third Avenue Non-Lead Noteholder	274
909 Third Avenue Subordinate Companion Loans	270
909 Third Avenue Triggering Event of Default	273
A
AB Modified Loan	418
AB Whole Loan	233
Acceptable Insurance Default	422
Accrued AB Loan Interest	348
Act 2	195
Actual/360 Basis	221
Actual/360 Loans	394
ADA	519
Additional Exclusions	422
Administrative Cost Rate	343
ADR	168
Advances	388
Affected Area	206
Affirmative Asset Review Vote	466
Aggregate Principal Distribution Amount	344
Aggregate Principal Shortfall	346
Allocated Cut-off Date Loan Amount	168
Amazon Mezzanine Borrower	33, 132
Amazon Seattle Available Funds	335
Amazon Seattle Control Appraisal Period	257
Amazon Seattle Control Eligible Certificates	446
Amazon Seattle Controlling Class	446
Amazon Seattle Controlling Class Certificateholder	445
Amazon Seattle Controlling Class Representative	444
Amazon Seattle Controlling Noteholder	256
Amazon Seattle Defaulted Note Purchase Date	259
Amazon Seattle Intercreditor Agreement	251
Amazon Seattle Lead Securitization	258
Amazon Seattle Loan Specific HRR Certificates	331
Amazon Seattle loan-specific certificates	4, 39
Amazon Seattle Loan-Specific Certificates	165, 331
Amazon Seattle Major Decision	258
Amazon Seattle Mortgage Loan	251
Amazon Seattle Mortgaged Property	251
Amazon Seattle Non-Controlling Note A Holder	258
Amazon Seattle Non-Lead Securitization	258
Amazon Seattle Note A ARD Interest	255
Amazon Seattle Note A Holders	251
Amazon Seattle Note A Percentage Interest	255
Amazon Seattle Note A Rate	255
Amazon Seattle Note A Relative Spread	255
Amazon Seattle Note A Subordinate Class Representative	258

Amazon Seattle Note A-1	251
Amazon Seattle Note A-1 Holder	255
Amazon Seattle Note A-2	251
Amazon Seattle Note A-2 Holder	255
Amazon Seattle Note A-3	251
Amazon Seattle Note A-3 Holder	255
Amazon Seattle Note A-4	251
Amazon Seattle Note A-5	251
Amazon Seattle Note A-5 Holder	255
Amazon Seattle Note B	251
Amazon Seattle Note B ARD Interest	255
Amazon Seattle Note B Holder	251
Amazon Seattle Note B Percentage Interest	256
Amazon Seattle Note B Rate	256
Amazon Seattle Note B Relative Spread	256
Amazon Seattle Noteholder	258
Amazon Seattle Noteholders	251
Amazon Seattle Purchase Notice	259
Amazon Seattle Realized Loss	354
Amazon Seattle Retaining Third-Party Purchaser	446
Amazon Seattle Senior Mortgage Loan	251
Amazon Seattle Senior Notes	251
Amazon Seattle Sequential Pay Event	255
Amazon Seattle Threshold Event Cure	258
Amazon Seattle trust subordinate companion loan	4, 55
Amazon Seattle Trust Subordinate Companion Loan	165, 251
Amazon Seattle trust subordinate companion loan REMIC	64
Amazon Seattle Trust Subordinate Companion Loan REMIC	536
Amazon Seattle Trust Subordinate Companion Loan REMIC Distribution Account	394
Amazon Seattle Trust Subordinate Companion Loan REMIC Regular Interests	537
Amazon Seattle Whole Loan	251
Amazon Seattle Workout	252
AMG	209
Annual Debt Service	168
Anticipated Repayment Date	221
Appraisal Reduction Amount	414
Appraisal Reduction Event	412
Appraised Value	169
Appraised-Out Class	420
Approved Exchange	21
ARD Loan	221
ARD Loans	221
ASR Consultation Process	437
Assessment of Compliance	498
Asset Representations Reviewer Asset Review Fee	411
Asset Representations Reviewer Fee	411
Asset Representations Reviewer Fee Rate	411
Asset Representations Reviewer Termination Event	471
Asset Review	467
Asset Review Notice	466
Asset Review Quorum	466
Asset Review Report	468
Asset Review Report Summary	468
Asset Review Standard	467
Asset Review Trigger	464
Asset Review Vote Election	465
Asset Status Report	434
Assumed Final Distribution Date	351
Assumed Scheduled Payment	345
At Home – Willow Grove Co-Lender Agreement	260
At Home – Willow Grove Control Appraisal Period	264
At Home – Willow Grove Controlling Note Holder	264
At Home – Willow Grove Curing Holder	262
At Home – Willow Grove Directing Holder	445
At Home - Willow Grove Mortgage Loan	180
At Home – Willow Grove Mortgage Loan	260
At Home – Willow Grove Purchase Notice	265
At Home - Willow Grove Subordinate Companion Loan	180
At Home – Willow Grove Subordinate Companion Loan	260
At Home – Willow Grove Subordinate Companion Loan	260
At Home - Willow Grove Whole Loan	180
At Home – Willow Grove Whole Loan	260
At Home Tenant Required Rating	179
At Home Willow Grove Sequential Pay Event	262
Attestation Report	499
Authority	219
Available Funds	334

B
Bankruptcy Code	511
Base Interest Fraction	350
Benchmark 2021-B23 PSA	233
Benchmark 2021-B24 PSA	233
BGME Trust 2021-VR Securitization	266
BGME Trust 2021-VR TSA	233
Borrower Party	361
Borrower Party Affiliate	361
B-piece buyer	135
BSCMI	302
Burlingame Point Certificate Registrar	269
Burlingame Point Co-Lender Agreement	267
Burlingame Point Companion Loans	266
Burlingame Point Consultation Termination Event	269
Burlingame Point Directing Holder	269
Burlingame Point Master Servicer	267
Burlingame Point Mortgage Loan	266
Burlingame Point Non-Standalone Pari Passu Companion Loans	266
Burlingame Point Pari Passu Companion Loans	266
Burlingame Point Special Servicer	267
Burlingame Point Standalone Companion Loans	266
Burlingame Point Standalone Pari Passu Companion Loans	266
Burlingame Point Subordinate Companion Loans	266
Burlingame Point Whole Loan	266
Burlingame Rights of Way	187
C
Cabinetworks Portfolio Guarantor	232
California-Olive-Emerson Superfund Study Area	194
CERCLA	516
Certificate Administrator/Trustee Fee	410
Certificate Administrator/Trustee Fee Rate	410
Certificate Balance	333
Certificate Owners	370
Certificateholder	362
CGMRC	285
Class A-SB Scheduled Principal Balance	338
Class RR certificateholders	4
Class RR Certificateholders	327
Class X certificates	3
Class X Certificates	331
Clearstream	369
Clearstream Participants	371
Closing Association Policy	214
Closing Date	167
CMBS	159, 314
CNBV	23
Code	159, 536
Co-Lender Agreement	233
Collateral Deficiency Amount	418
Collection Account	392
Collection Period	338
Commercial Parcels	186
Communication Request	373
Companion Loan	165
Companion Loan Holder	233
Companion Loan Holders	233
companion loans	55
Compensating Interest Payment	352
Computershare	312
Condominium Revision	225
Constant Prepayment Rate	527
Consultation Termination Event	452
Control Eligible Certificates	446
Control Note	233
Control Termination Event	451
Controlling Class	445
Controlling Class Certificateholder	445
controlling class representative	30
Controlling Class Representative	443
Controlling Holder	233
Corrected Loan	434
COVID Modification	413
COVID Modification Agreement	414
COVID Modified Loan	414
COVID-19	69
COVID-19 Emergency	413
CPR	527
CPY	527
CREC	193
Credit Fund	129
Credit Risk Retention Rules	327
CREFC®	358
CREFC® Intellectual Property Royalty License Fee	412
CREFC® Intellectual Property Royalty License Fee Rate	412
CREFC® Investor Reporting Package	398
CREFC® Reports	358
CREFI	285
CREFI Data File	286
CREFI Mortgage Loans	285
CREFI Pooled VRR Interest Portion	327

CREFI Securitization Database	286
Crossed Group	170
Cross-Over Date	342
CRR	160
CTS	312
Cumulative Appraisal Reduction Amount	418
Cure Payment	265
Cure/Contest Period	468
Cut-off Date	165
Cut-off Date Balance	170
Cut-off Date DSCR	171
Cut-off Date Loan-to-Value Ratio	170
Cut-off Date LTV Ratio	170
CWRP	195
D
DBNY	301
DBRI	293
DBRS Morningstar	314, 469
Debt Service Coverage Ratio	171
Debt Yield on Underwritten NCF	171
Debt Yield on Underwritten Net Cash Flow	171
Debt Yield on Underwritten Net Operating Income	171
Debt Yield on Underwritten NOI	171
Defaulted At Home – Willow Grove Purchase Date	265
Defaulted Loan	440
Defaulted Property Conditions	222
Defeasance Deposit	224
Defeasance Loans	224
Defeasance Lock-Out Period	224
Defeasance Option	224
Definitive Certificate	369
Delinquent Loan	465
Depositaries	370
Determination Date	333
Deutsche Bank	294
Development	186
Diligence File	376
Directing Holder	445
Directing Holder Approval Process	436
Disclosable Special Servicer Fees	410
Dispute Resolution Consultation	489
Dispute Resolution Cut-off Date	489
Distribution Accounts	393
Distribution Date	333
Distribution Date Statement	357
Distributor	16, 17
DMARC	294
Dodd-Frank Act	162
DOEE	196
DOJ	294
DOL	554
DSCR	171
DTC	369
DTC Participants	370
DTC Rules	371
Due Date	220, 338
Due Diligence Questionnaire	287
Due Diligence Requirements	161
E
EDGAR	553
EEA	16
Eligible Asset Representations Reviewer	469
Eligible Operating Advisor	460
Enforcing Party	487
Enforcing Servicer	487
EPA	194
ERISA	553
ESA	193, 298, 306
Escrow/Reserve Mitigating Circumstances	300, 309
EU Due Diligence Requirements	160
EU Institutional Investor	161
EU PRIIPS Regulation	16
EU Prospectus Regulation	16
EU Securitization Regulation	18
EU Transparency Requirements	161
Euroclear	369
Euroclear Operator	371
Euroclear Participants	371
EUWA	18
Excess Interest	221
Excess Interest Distribution Account	394
Excess Modification Fees	409
Excess Prepayment Interest Shortfall	353
Exchange Act	275
Excluded Controlling Class Holder	366
Excluded Controlling Class Loan	361
Excluded Information	361
Excluded Loan	361
Excluded Special Servicer	476
Excluded Special Servicer Loan	476
Exemption	554
Exemption Rating Agency	554
F
FATCA	548
FDIA	155
FDIC	155
FDIC Safe Harbor	155
FETL	21

FIEL	22
Final Asset Status Report	436
Final Dispute Resolution Election Notice	489
Financial Market Publisher	363
Financial Promotion Order	19
FIRREA	156, 198, 297, 306
Fitch	322, 469, 497
Former Acting General Counsel’s Letter	156
Fortress	199
Fortress Litigation	199
FPL	194
FPO Persons	19
FSMA	18
Funds	318
Future Tenants	199
G
GACC	293
GACC Data Tape	295
GACC Deal Team	295
GACC Mortgage Loans	295
Garn Act	518
Goldman Originator	278
grantor trust	65
Grantor Trust	537
GS Bank	155, 276
GS Pooled VRR Interest Portion	327
GSA	208
GSMC	276
GSMC Data Tape	277
GSMC Deal Team	276
GSMC Mortgage Loans	276
H
Hard Lockbox	171
HSTP Act	86
I
Impermissible Asset Representations Reviewer Affiliate	483
Impermissible Operating Advisor Affiliate	483
Impermissible Risk Retention Affiliate	483
Impermissible TPP Affiliate	483
Indirect Participants	370
Initial Delivery Date	434
Initial Landlord	199
Initial Pool Balance	165
Initial Rate	221
Initial Requesting Holder	487
In-Place Cash Management	171
Institutional Investor	21
Institutional Investors	161
Insurance and Condemnation Proceeds	392
Interest Accrual Amount	344
Interest Accrual Period	344
Interest Distribution Amount	344
Interest Reserve Account	393
Interest Shortfall	344
Interested Person	441
Investor Certification	362
Izzo Individual Property	227
J
Japanese Retention Requirement	22
JPMCB	302
JPMCB Data Tape	303
JPMCB Deal Team	303
JPMCB Mortgage Loans	303
JPMCB’s Qualification Criteria	305
JPMCCMSC	302
JRR Rule	22
JW Marriott Nashville Loan REMIC	64
JW Marriott Nashville Loan REMIC Regular Interest	536
K
KBRA	469, 497
L
Land Use Restriction Agreement	219
Largest Tenant	171
Largest Tenant Lease Expiration	171
Lennar	318
LIHTCs	219
Liquidation Fee	406
Liquidation Fee Rate	406
Liquidation Proceeds	392
Loan Per Unit	171
Loan REMIC Residual Distribution Account	393
loan-specific certificates	4
Loan-Specific Certificates	165, 331
Los Altos	199
Loss of Value Payment	380
Lower-Tier Regular Interests	537
lower-tier REMIC	64
Lower-Tier REMIC	536
Lower-Tier REMIC Distribution Account	393
LTV Ratio at Maturity/ARD	171

M
Maher Ordinance	193
MAI	169
Major Decision	447
Major Decision Reporting Package	449
MAS	20
Master Association	214
Master Lease	229
Master Lessees	229
Master Servicer Major Decision	449
Master Servicer Proposed Course of Action Notice	488
Master Servicer Remittance Date	387
Material Defect	378
Maturity Date/ARD Loan-to-Value Ratio	171
Maturity Date/ARD LTV Ratio	171
Maturity/ARD Balance	172
MCI	211
Midland	314
MiFID II	16
Mile High Borrower	227
Mile High Property	227
Minimum Annual Rent	188
MLPA	373
MMR Lease	199
MOA	327
Modeling Assumptions	527
Modification Fees	403
Moody’s	469
Morningstar	469
Mortgage	166
Mortgage File	374
Mortgage Loans	165
Mortgage Note	166
Mortgage Pool	165
Mortgage Rate	344
Mortgaged Property	166
Most Recent NOI	173
Municipal Lease	187
N
Natixis	313
Net Cash Flow	174
Net Mortgage Rate	343
NFIP	103
NI 33-105	23
Nomura	313
Non-Control Note	233
Non-Controlling Holder	233
non-offered certificates	39
Nonrecoverable Advance	389
Non-Reduced Interests	477
Non-Serviced AB Whole Loan	233
Non-Serviced Certificate Administrator	234
Non-Serviced Co-Lender Agreement	234
non-serviced companion loan	56
Non-Serviced Companion Loan	234
Non-Serviced Custodian	234
Non-Serviced Directing Holder	234
Non-Serviced Master Servicer	234
non-serviced mortgage loan	56
Non-Serviced Mortgage Loan	234
Non-Serviced Pari Passu Companion Loan	234
Non-Serviced Pari Passu Whole Loan	234
Non-Serviced PSA	234
Non-Serviced Securitization Trust	234
Non-Serviced Special Servicer	234
Non-Serviced Trustee	234
Non-Serviced Whole Loan	234
Non-U.S. Tax Person	548
Non-VRR Certificates	331
Non-VRR Gain-on-Sale Remittance Amount	338
Notional Amount	333
NRSRO	360
NRSRO Certification	363
NYC 2021-909 TSA	234
NYSDEC	196
O
Occupancy	173
Occupancy Date	173
Offered Certificates	331
Office Unit	225
OID Regulations	540
OLA	156
Operating Advisor Annual Report	458
Operating Advisor Consultation Event	459
Operating Advisor Consulting Fee	410
Operating Advisor Expenses	411
Operating Advisor Fee	410
Operating Advisor Fee Rate	410
Operating Advisor Standard	457
Operating Advisor Termination Event	462
Operating Lease	229
Operating Lessee	229
Original Balance	173
Original Pooled RR Interest Balance	327
Owner Repurchase Request	487

P
P&I Advance	387
PACE	118
PADEP	195
PAR	298, 307
pari passu companion loan	55
Pari Passu Companion Loans	165
Participants	369
Parties in Interest	553
Pass-Through Rate	342
Patriot Act	520
PCBs	194
PCR	283, 292
Pentalpha Surveillance	325
Percentage Interest	334
Periodic Payment	338
Permitted Investments	334, 395
Permitted Special Servicer/Affiliate Fees	410
PILOT	219
PIPs	97, 197
Plans	553
PML	283
PNC Bank	316
Pooled Available Funds	334
Pooled Certificateholder	363
pooled certificates	4
Pooled Certificates	331
Pooled Non-VRR Available Funds	338
pooled non-VRR certificates	4
Pooled Non-VRR Excess Prepayment Interest Shortfall	344
Pooled Non-VRR Gain-on-Sale Reserve Account	394
Pooled Non-VRR Percentage	329
Pooled Non-VRR Principal Distribution Amount	345
Pooled Non-VRR Realized Loss	355
pooled percentage allocation entitlement	45
pooled principal balance certificates	3
Pooled Principal Balance Certificates	331
Pooled Risk Retention Consultation Parties	360
Pooled RR Interest	326
Pooled RR Interest Balance	329
pooled RR interest owner	4
Pooled RR Interest Owner	326
Pooled Voting Rights	369
Pooled VRR Allocation Percentage	329
Pooled VRR Available Funds	328
pooled VRR interest	4
Pooled VRR Interest	326, 331
Pooled VRR Interest Balance	329
Pooled VRR Interest Distribution Amount	329
Pooled VRR Interest Gain-on-Sale Remittance Amount	328
Pooled VRR Interest Gain-on-Sale Reserve Account	394
pooled VRR interest owners	4
Pooled VRR Interest Owners	327
Pooled VRR Interest Rate	328
Pooled VRR Percentage	326
Pooled VRR Principal Distribution Amount	329
Pooled VRR Realized Loss	329
Pooled VRR Realized Loss Interest Distribution Amount	329
PPP Loan	200
PRC	19
Preliminary Asset Review Report	468
Preliminary Dispute Resolution Election Notice	489
Prepayment Assumption	541
Prepayment Interest Excess	352
Prepayment Interest Shortfall	352
Prepayment Penalty Description	173
Prepayment Provision	173
Prime Rate	392
Principal Balance Certificates	331
Privileged Information	460
Privileged Information Exception	461
Privileged Person	359
Prohibited Prepayment	353
Promotion Of Collective Investment Schemes Exemptions Order	19
Property Owners	229
Property Protection Advances	388
Proposed Course of Action	488
Proposed Course of Action Notice	488
PSA	331
PSA Party Repurchase Request	487
PSP	322
PTCE	556
Purchase Option Period	211
Purchase Price	380
Purchase ROFO Space	211
Q
QOZs	173
Qualified Opportunity Zone	174
Qualified Replacement Special Servicer	477
Qualified Substitute Mortgage Loan	381
Qualifying CRE Loan Percentage	327
Quorum	476

R
RAC No-Response Scenario	496
Rated Final Distribution Date	352
Rating Agencies	497
Rating Agency Confirmation	497
RCA	318
RCM	318
REA	84, 186
Realized Losses	356
REC	193
Record Date	333
Registration Statement	552
Regular Interestholder	540
Regular Interests	537
Regulation AB	499
Reimbursement Rate	392
Related Class X Class	333
Related Group	174
Related Proceeds	390
Relative Spread Fraction	264
Release Date	224
Relevant Persons	19
Relief Act	519
REMIC	536
REMIC Regulations	536
REO Account	395
REO Loan	346
REO Property	433
Repurchase Request	487
Requesting Holder	489
Requesting Holders	420
Requesting Investor	373
Requesting Party	496
Required Risk Retention Percentage	327
Requirements	519
Residual Certificates	331
Resolution Failure	488
Resolved	488
Restricted Group	554
Restricted Mezzanine Holder	362
Restricted Party	461
Restricted Space	206
Restrictions	219
Retail Unit	225
Retaining Sponsor	326
Review Materials	466
Revised Rate	221
RevPAR	174
Risk Retention Affiliate	460
Risk Retention Affiliated	460
Risk Retention Consultation Parties	361
Risk Retention Consultation Party	361
Risk Retention Requirements	161
RNV	23

Rooms	175
Rule 17g-5	363
S
S&P	314, 469, 497
Scheduled Principal Distribution Amount	345
SEC	275
Securities Act	498
Securitization Accounts	331, 395
Securitization Regulation	161
SEL	283
Senior Certificates	331
Serviced AB Mortgage Loan	234
Serviced AB Whole Loan	234
Serviced Companion Loan	235
serviced companion loans	56
Serviced Mortgage Loan	235
serviced pari passu companion loan	56
Serviced Pari Passu Companion Loan	235
Serviced Pari Passu Mortgage Loan	235
Serviced Pari Passu Whole Loan	235
serviced subordinate companion loan	56
Serviced Subordinate Companion Loan	235
serviced whole loan	56
Serviced Whole Loan	235
Serviced Whole Loan Custodial Account	393
Servicer Termination Event	479
Servicing Fee	402
Servicing Fee Rate	402
Servicing Standard	386
SF	174
SFA	21
SFO	20
Similar Law	553
Situs	322
Situs Holdings	321
SMMEA	557
Soft Lockbox	174
SOMA Loan-Specific Non-VRR Certificates	331
SOMA Teleco Office Available Funds	336
SOMA Teleco Office Co-Lender Agreement	242
SOMA Teleco Office Control Appraisal Period	248
SOMA Teleco Office Controlling Class	445

SOMA Teleco Office Controlling Class Certificateholder	445
SOMA Teleco Office Controlling Class Representative	444
SOMA Teleco Office Controlling Noteholder	246
SOMA Teleco Office Defaulted Note Purchase Date	249
SOMA Teleco Office Lead Securitization	248
SOMA Teleco Office loan-specific certificates	4, 39
SOMA Teleco Office Loan-Specific Certificates	165, 331
SOMA Teleco Office Major Decision	248
SOMA Teleco Office Mortgage Loan	242
SOMA Teleco Office Mortgaged Property	242
SOMA Teleco Office Non-Controlling Note A Holder	248
SOMA Teleco Office Non-Lead Securitization	248
SOMA Teleco Office Non-RR Percentage	355
SOMA Teleco Office Non-RR Realized Loss	355
SOMA Teleco Office Non-VRR Realized Loss	355
SOMA Teleco Office Note	242
SOMA Teleco Office Note A	242
SOMA Teleco Office Note A Holder	246
SOMA Teleco Office Note A Percentage Interest	246
SOMA Teleco Office Note A Rate	246
SOMA Teleco Office Note A Relative Spread	246
SOMA Teleco Office Note B	242
SOMA Teleco Office Note B Percentage Interest	246
SOMA Teleco Office Note B Rate	246
SOMA Teleco Office Note B Relative Spread	246
SOMA Teleco Office Purchase Notice	249
SOMA Teleco Office risk retention consultation party	34
SOMA Teleco Office Risk Retention Consultation Party	360
SOMA Teleco Office RR Percentage	355
SOMA Teleco Office Senior Note	242
SOMA Teleco Office Sequential Pay Event	246
SOMA Teleco Office Threshold Event Cure	249
SOMA Teleco Office trust subordinate companion loan	4, 55
SOMA Teleco Office Trust Subordinate Companion Loan	165, 242
SOMA Teleco Office trust subordinate companion loan REMIC	64
SOMA Teleco Office Trust Subordinate Companion Loan REMIC	536
SOMA Teleco Office Trust Subordinate Companion Loan REMIC Distribution Account	394
SOMA Teleco Office Trust Subordinate Companion Loan REMIC Regular Interests	537
SOMA Teleco Office Whole Loan	242
SOMA Teleco Office Workout	243
Special Servicer Major Decision	449
Special Servicer Non-Major Decision	427
Special Servicing Fee	404
Special Servicing Fee Rate	405
Special Servicing Transfer Event	432
Specially Serviced Loans	431
Springing Cash Management	174
Springing Lockbox	174
Sq. Ft.	174
Square Feet	174
Startup Day	538
State Lands Commission	187
Stated Principal Balance	346
static pool data	109
Stone Point	318, 321
Subject Loan	411
Subordinate Certificates	331
subordinate companion loan	55
Subordinate Companion Loan	165, 235
Subsequent Asset Status Report	434
Sub-Servicing Agreement	386
Superfund Site	194
T
TCO	216
Terms and Conditions	372
Tests	467
Title V	518
Town	218
Trailing 12 NOI	173
Trident VI Funds	321
TRIPRA	104
trust REMICs	64
Trust REMICs	536, 537

trust subordinate companion loan	56
Trust Subordinate Companion Loan REMIC Distribution Accounts	394
Trust Subordinate Companion Loan REMIC Regular Interests	537
trust subordinate companion loan REMICs	64
Trust Subordinate Companion Loan REMICs))	536
trust subordinate companion loans	4, 56
Trust Subordinate Companion Loans	165
U
U.S. Tax Person	548
UCC	506
UK	16
UK Due Diligence Requirements	160
UK Institutional Investor	161
UK PRIIPS Regulation	17
UK Retail Investor	16
UK Securitization Regulation	18
UK Transparency Requirements	161
Underwriter Entities	125
Underwriting Agreement	550
Underwritten EGI	175
Underwritten Expenses	174
Underwritten NCF	174
Underwritten Net Cash Flow	174
Underwritten Net Operating Income	175
Underwritten NOI	175
Underwritten Revenues	175
Units	175
Unscheduled Principal Distribution Amount	345
Unsolicited Information	467
upper-tier REMIC	64
Upper-Tier REMIC	536
Upper-Tier REMIC Distribution Account	393
UW NCF DSCR	171
UW NOI Debt Yield	171
V
Verizon	213
Verizon Tenant	209
Volcker Rule	163
Voting Rights	368
VRR Interest Owners	327
VRR Interests	327
W
WAC Rate	343
Water Board	194
Weighted Average Mortgage Loan Rate	175
Wells Fargo Bank	312
whole loan	55
Whole Loan	165, 235
Withheld Amounts	394
Workout Fee	405
Workout Fee Rate	405
Workout-Delayed Reimbursement Amount	392
Y
YM Group A	350
YM Group B	350
YM Groups	350
YM/Defeasance Loans	222

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code	General Property Type	Detailed Property Type

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	9.9%	100.0%	GSBI, DBRI, JPMCB	GSMC, GACC, JPMCB	NAP	NAP	300, 307, 311, 322, 333 Airport Boulevard	Burlingame	San Mateo	California	94010	Office	Suburban
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	8.5%	100.0%	DBRI	GACC	NAP	NAP	274 Brannan Street	San Francisco	San Francisco	California	94107	Office	CBD
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	7.4%	100.0%	DBRI	GACC	NAP	NAP	300 Pine Street	Seattle	King	Washington	98101	Office	CBD
4	Loan	26	1	4800-4900 Fournace Place	4.7%	100.0%	GSBI	GSMC	NAP	NAP	4800-4900 Fournace Place	Bellaire	Harris	Texas	77401	Office	Medical
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	4.1%	100.0%	CREFI, BANA, BMO	CREFI	NAP	NAP	909 Third Avenue	New York	New York	New York	10022	Office	CBD
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	4.0%	100.0%	GSBI	GSMC	NAP	NAP	777 South Flagler Drive	West Palm Beach	Palm Beach	Florida	33401	Office	CBD
7	Loan	40	1	2600 El Camino Real	3.8%	100.0%	GSBI	GSMC	NAP	NAP	2600 El Camino Real	Palo Alto	Santa Clara	California	94306	Office	Suburban
8	Loan	41	1	175 Progress Place	3.8%	100.0%	CREFI	CREFI	NAP	NAP	175 Progress Place	Cincinnati	Hamilton	Ohio	45246	Industrial	Flex
9	Loan	42, 43	1	Boston Scientific	3.3%	100.0%	DBRI	GACC	NAP	NAP	780 Brookside Drive	Spencer	Owen	Indiana	47460	Industrial	Flex
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	3.1%	100.0%	GSBI	GSMC	NAP	NAP	1985 Marcus Avenue	New Hyde Park	Nassau	New York	11042	Office	Suburban
11	Loan	47	1	2501 Seaport	2.8%	100.0%	CREFI	CREFI	NAP	NAP	2501 Seaport Drive	Chester	Delaware	Pennsylvania	19013	Office	Suburban
12	Loan	48, 49, 50, 51	1	100 Bradley	2.7%	100.0%	DBRI	GACC	NAP	NAP	100 Bradley Hill Parkway	Blauvelt	Rockland	New York	10913	Self Storage	Art Storage
13	Loan	52	1	618 Bushwick	2.5%	100.0%	JPMCB	JPMCB	NAP	NAP	616-638 Bushwick Avenue	Brooklyn	Kings	New York	11206	Multifamily	Mid Rise
14	Loan		1	Amazon Campbellsville Fulfillment Center	2.4%	100.0%	CREFI	CREFI	NAP	NAP	1150 South Columbia Avenue	Campbellsville	Taylor	Kentucky	42718	Industrial	Warehouse/Distribution
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	2.1%	100.0%	JPMCB	JPMCB	NAP	NAP	500 West 33rd Street	New York	New York	New York	10001	Office	CBD
16	Loan		1	Nautica Pointe	2.1%	100.0%	GSBI	GSMC	NAP	NAP	9226 White Wing Drive	Ypsilanti	Washtenaw	Michigan	48197	Multifamily	Garden
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	2.1%		CREFI, JPMCB	CREFI, JPMCB	NAP	NAP	Various	Houston	Harris	Texas	77056	Office	CBD
17.01	Property		1	Galleria Tower I	1.0%	46.2%					2700 Post Oak Boulevard	Houston	Harris	Texas	77056	Office	CBD
17.02	Property		1	Galleria Tower II	0.6%	30.0%					5051 Westheimer Road	Houston	Harris	Texas	77056	Office	CBD
17.03	Property		1	Galleria Financial Center	0.5%	23.7%					5065-5075 Westheimer Road	Houston	Harris	Texas	77056	Office	CBD
18	Loan	65	1	GE Aviation New Hampshire	1.9%	100.0%	GSBI	GSMC	NAP	NAP	13 Industrial Park Drive	Hooksett	Merrimack	New Hampshire	03106	Industrial	Manufacturing
19	Loan	66, 67, 68	1	2000 Collins Avenue	1.8%	100.0%	JPMCB	JPMCB	NAP	NAP	2000 Collins Avenue	Miami Beach	Miami-Dade	Florida	33139	Retail	Unanchored
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	1.7%		GSBI	GSMC	NAP	NAP	Various	Various	Various	Various	Various	Industrial	Various
20.01	Property		1	True Value	0.5%	26.7%					308 South Division Street	Harvard	McHenry	Illinois	60033	Industrial	Warehouse/Distribution
20.02	Property		1	Belnick	0.4%	21.4%					4350 Ball Ground Highway	Canton	Cherokee	Georgia	30114	Industrial	Warehouse/Distribution
20.03	Property		1	Tufco - 3161 South Ridge Road	0.2%	11.0%					3161 South Ridge Road	Ashwaubenon	Brown	Wisconsin	54304	Industrial	Manufacturing
20.04	Property		1	Pro Con - 109 Maplewood Drive	0.2%	9.6%					109 Maplewood Drive	Hazle Township	Luzerne	Pennsylvania	18202	Industrial	Manufacturing
20.05	Property		1	Total Logistics	0.1%	7.9%					2900 Granada Lane North	Oakdale	Washington	Minnesota	55128	Industrial	Warehouse
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	0.1%	6.9%					2441 East Glendale Avenue	Appleton	Outagamie	Wisconsin	54911	Industrial	Manufacturing
20.07	Property		1	Amaray	0.1%	6.7%					1300 West Park Road	Elizabethtown	Hardin	Kentucky	42701	Industrial	Manufacturing
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	0.1%	4.9%					2430 East Glendale Avenue	Appleton	Outagamie	Wisconsin	54911	Industrial	Manufacturing
20.09	Property	70	1	Tufco - 1205 Burris Road	0.0%	2.6%					1205 Burris Road	Newton	Catawba	North Carolina	28658	Industrial	Warehouse
20.10	Property		1	Tufco - 1055 Parkview Road	0.0%	2.1%					1055 Parkview Road	Ashwaubenon	Brown	Wisconsin	54304	Industrial	Manufacturing
21	Loan	9, 71, 72	1	JW Marriott Nashville	1.7%	100.0%	GSBI	GSMC	NAP	NAP	201 8th Avenue South	Nashville	Davidson	Tennessee	37203	Hospitality	Full Service
22	Loan	73	1	The Promontory	1.7%	100.0%	JPMCB	JPMCB	NAP	NAP	11440 West Bernardo Court	San Diego	San Diego	California	92127	Office	Suburban
23	Loan		1	18 Spencer Street	1.6%	100.0%	CREFI	CREFI	NAP	NAP	18 Spencer Street	Brooklyn	Kings	New York	11205	Office	CBD
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	1.6%		CREFI, BANA	CREFI	NAP	NAP	Various	Boca Raton	Palm Beach	Florida	33433	Mixed Use	Office/Retail
24.01	Property	77	1	Boardwalk @ 18th	0.5%	30.3%					6909 Southwest 18th Street	Boca Raton	Palm Beach	Florida	33433	Mixed Use	Office/Retail
24.02	Property		1	Fountains Center	0.5%	28.8%					7000-7700 West Camino Real	Boca Raton	Palm Beach	Florida	33433	Mixed Use	Office/Retail
24.03	Property	78	1	City National Park	0.5%	28.8%					7000 Palmetto Park Road and 22125 Powerline Road	Boca Raton	Palm Beach	Florida	33433	Mixed Use	Office/Retail
24.04	Property	79, 80	1	Grove Centre	0.2%	12.1%					21301 Powerline Road	Boca Raton	Palm Beach	Florida	33433	Mixed Use	Office/Retail
25	Loan	9, 81	3	Cabinetworks Portfolio	1.4%		GSBI	GSMC	NAP	NAP	Various	Various	Various	Ohio	Various	Industrial	Manufacturing
25.01	Property		1	15535 South State Avenue	0.9%	61.3%					15535 South State Avenue	Middlefield	Geauga	Ohio	44062	Industrial	Manufacturing
25.02	Property		1	150 Grand Valley Avenue	0.3%	23.1%					150 Grand Valley Avenue	Orwell	Ashtabula	Ohio	44076	Industrial	Manufacturing
25.03	Property		1	16052 Industrial Parkway	0.2%	15.5%					16052 Industrial Parkway	Middlefield	Geauga	Ohio	44062	Industrial	Manufacturing
26	Loan	82, 83	1	Live Nation Downtown LA	1.3%	100.0%	CREFI	CREFI	NAP	NAP	1050 & 1060 South Hill Street	Los Angeles	Los Angeles	California	90015	Retail	Single Tenant
27	Loan		6	Kokot Portfolio	1.2%		CREFI	CREFI	NAP	NAP	Various	New York	New York	New York	Various	Multifamily	Mid Rise
27.01	Property		1	638-640 East 14th Street	0.4%	28.9%					638-640 East 14th Street	New York	New York	New York	10009	Multifamily	Mid Rise
27.02	Property		1	217 East 22nd Street	0.3%	26.8%					217 East 22nd Street	New York	New York	New York	10010	Multifamily	Mid Rise
27.03	Property		1	239 West 15th Street	0.2%	12.8%					239 West 15th Street	New York	New York	New York	10011	Multifamily	Mid Rise
27.04	Property		1	106 East 7th Street	0.1%	10.7%					106 East 7th Street	New York	New York	New York	10009	Multifamily	Mid Rise
27.05	Property		1	426 East 77th Street	0.1%	10.6%					426 East 77th Street	New York	New York	New York	10075	Multifamily	Mid Rise
27.06	Property		1	67 Saint Mark’s Place	0.1%	10.2%					67 Saint Mark’s Place	New York	New York	New York	10003	Multifamily	Mid Rise
28	Loan	84	1	16-18 Squadron Boulevard	1.2%	100.0%	CREFI	CREFI	NAP	NAP	16-18 Squadron Boulevard	New City	Rockland	New York	10956	Office	Medical
29	Loan	85, 86, 87	1	Expressway Marketplace	1.2%	100.0%	DBRI	GACC	NAP	NAP	561-605 Rohnert Park Expressway West	Rohnert Park	Sonoma	California	94928	Retail	Anchored
30	Loan	88	1	7828 Georgia Avenue NW	1.1%	100.0%	CREFI	CREFI	NAP	NAP	7828 Georgia Avenue Northwest and 7838 Eastern Avenue Northwest	Washington	District of Columbia	District of Columbia	20012	Retail	Anchored
31	Loan	9, 89	1	141 Livingston	1.0%	100.0%	CREFI	CREFI	NAP	NAP	141 Livingston Street	Brooklyn	Kings	New York	11201	Office	CBD
32	Loan		1	2233 Nostrand Avenue	0.9%	100.0%	CREFI	CREFI	NAP	NAP	2233 Nostrand Avenue	Brooklyn	Kings	New York	11210	Mixed Use	Office/Retail
33	Loan	90	3	Birmingham Mixed Use Portfolio	0.9%		DBRI	GACC	NAP	NAP	Various	Birmingham	Jefferson	Alabama	Various	Various	Various
33.01	Property		1	2014 Morris Avenue	0.4%	42.4%					2014 Morris Avenue	Birmingham	Jefferson	Alabama	35203	Office	Suburban
33.02	Property		1	209 41st Street South	0.3%	31.8%					209 41st Street South	Birmingham	Jefferson	Alabama	35222	Retail	Unanchored
33.03	Property		1	1024 20th Street South	0.2%	25.8%					1024 20th Street South	Birmingham	Jefferson	Alabama	35205	Retail	Unanchored
34	Loan	91	1	1111 Southern Minerals Road	0.8%	100.0%	JPMCB	JPMCB	NAP	NAP	1111 Southern Minerals Road	Corpus Christi	Nueces	Texas	78409	Mixed Use	Office/Industrial
35	Loan	9, 92	1	At Home - Willow Grove	0.8%	100.0%	GSBI	GSMC	NAP	NAP	2620 West Moreland Road	Willow Grove	Montgomery	Pennsylvania	19090	Retail	Single Tenant
36	Loan		4	VanWest MI Portfolio	0.8%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Michigan	Various	Self Storage	Self Storage
36.01	Property		1	Shelby	0.4%	46.3%					6625 23 Mile Road	Shelby Township	Macomb	Michigan	48316	Self Storage	Self Storage
36.02	Property		1	Warren	0.2%	21.1%					28000 Mound Road	Warren	Macomb	Michigan	48092	Self Storage	Self Storage
36.03	Property		1	Rockford	0.1%	16.8%					4121 14 Mile Road Northeast	Rockford	Kent	Michigan	49341	Self Storage	Self Storage
36.04	Property		1	Belmont	0.1%	15.8%					5720 Samrick Avenue Northeast	Belmont	Kent	Michigan	49306	Self Storage	Self Storage
37	Loan		2	Teel Plastics Portfolio	0.8%		DBRI	GACC	NAP	NAP	Various	Baraboo	Sauk	Wisconsin	53913	Industrial	Manufacturing
37.01	Property		1	1060 Teel Court	0.6%	76.6%					1060 Teel Court	Baraboo	Sauk	Wisconsin	53913	Industrial	Manufacturing
37.02	Property		1	426 Hitchcock Street	0.2%	23.4%					426 Hitchcock Street	Baraboo	Sauk	Wisconsin	53913	Industrial	Manufacturing
38	Loan		1	Signal Hill Gateway	0.7%	100.0%	DBRI	GACC	NAP	NAP	3055-3075 California Avenue	Signal Hill	Los Angeles	California	90755	Retail	Anchored
39	Loan	93	1	Rouzan Marketplace	0.7%	100.0%	CREFI	CREFI	NAP	NAP	4841 Rouzan Square Avenue and 6220 Corporate Boulevard	Baton Rouge	East Baton Rouge	Louisiana	70808, 70809	Retail	Anchored
40	Loan		1	Radiance Technologies	0.7%	100.0%	CREFI	CREFI	NAP	NAP	3715 Pentagon Boulevard	Beavercreek	Greene	Ohio	45431	Office	Suburban
41	Loan		1	475 Grand Street	0.6%	100.0%	CREFI	CREFI	NAP	NAP	475 Grand Street	Brooklyn	Kings	New York	11211	Multifamily	Mid Rise
42	Loan	94, 95	3	Mile High Multifamily Portfolio	0.5%		JPMCB	JPMCB	NAP	NAP	Various	Various	Various	Colorado	Various	Multifamily	Garden
42.01	Property		1	Sunrise Apartments	0.2%	41.7%					15571-15573 East 13th Avenue	Aurora	Arapahoe	Colorado	80011	Multifamily	Garden
42.02	Property		1	Olive Tree Apartments	0.2%	35.0%					2550-2560 Ogden Street	Denver	Denver	Colorado	80205	Multifamily	Garden
42.03	Property		1	Tangiers Apartments	0.1%	23.3%					1877 South Federal Boulevard	Denver	Denver	Colorado	80219	Multifamily	Garden
43	Loan	96	1	Mid Cape Flex	0.5%	100.0%	CREFI	CREFI	NAP	NAP	71-79 Mid Cape Terrace	Cape Coral	Lee	Florida	33991	Industrial	Flex
44	Loan	97	1	500 W Superior	0.5%	100.0%	CREFI	CREFI	NAP	NAP	500 West Superior Street	Chicago	Cook	Illinois	60654	Retail	Single Tenant
45	Loan		1	PDX Front Ave Industrial	0.4%	100.0%	CREFI	CREFI	NAP	NAP	4927 Northwest Front Avenue	Portland	Multnomah	Oregon	97210	Industrial	Warehouse/Distribution
46	Loan		1	2517 North Ontario	0.4%	100.0%	CREFI	CREFI	NAP	NAP	2517 North Ontario Street	Burbank	Los Angeles	California	91504	Industrial	Warehouse
47	Loan	98	1	4 Storage - Red Lion	0.2%	100.0%	CREFI	CREFI	NAP	NAP	3101 Red Lion Road	Philadelphia	Philadelphia	Pennsylvania	19114	Self Storage	Self Storage

A-1-1

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type
														1		2		2
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	2021	NAP	805,118	SF	471.98	120,000,000	120,000,000	120,000,000	3.01680%	0.01207%	3.00473%	NAP	305,870.00	NAP	3,670,440.00	Interest Only - ARD
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	1923, 1924	1984, 2011-2013, 2017	110,717	SF	925.78	102,500,000	102,500,000	102,500,000	3.66000%	0.01082%	3.64918%	NAP	316,967.01	NAP	3,803,604.12	Interest Only
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	1929	2017-2021	774,412	SF	303.33	90,000,000	90,000,000	90,000,000	3.004833%	0.01082%	2.99401%	NAP	228,492.51	NAP	2,741,910.12	Interest Only - ARD
4	Loan	26	1	4800-4900 Fournace Place	1965, 1975	2020	564,739	SF	100.05	56,500,000	56,500,000	43,805,985	3.35100%	0.03082%	3.32018%	249,034.37	NAP	2,988,412.44	NAP	Amortizing Balloon
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	1968	2011	1,350,756	SF	174.42	50,000,000	50,000,000	50,000,000	3.23000%	0.01207%	3.21793%	NAP	136,452.55	NAP	1,637,430.60	Interest Only
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	1985, 1988	2018-2020	448,885	SF	442.25	48,520,000	48,520,000	48,520,000	3.340025%	0.01082%	3.32921%	NAP	136,924.02	NAP	1,643,088.24	Interest Only
7	Loan	40	1	2600 El Camino Real	2020	NAP	66,454	SF	697.47	46,350,000	46,350,000	46,350,000	3.73400%	0.01082%	3.72318%	NAP	146,228.89	NAP	1,754,746.68	Interest Only
8	Loan	41	1	175 Progress Place	1964, 1972	2013	931,982	SF	49.36	46,000,000	46,000,000	37,449,245	3.82000%	0.01082%	3.80918%	214,864.44	148,467.13	2,578,373.28	1,781,605.56	Interest Only, Amortizing Balloon
9	Loan	42, 43	1	Boston Scientific	1986	2020	258,375	SF	153.75	39,725,850	39,725,850	39,725,850	3.29200%	0.01082%	3.28118%	NAP	110,494.88	NAP	1,325,938.56	Interest Only
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	1983	2019	312,210	SF	177.76	37,000,000	37,000,000	29,236,869	3.85600%	0.01082%	3.84518%	173,585.85	NAP	2,083,030.20	NAP	Amortizing Balloon
11	Loan	47	1	2501 Seaport	1919	2018	400,890	SF	84.81	34,000,000	34,000,000	26,820,933	3.81000%	0.02082%	3.78918%	158,619.11	NAP	1,903,429.32	NAP	Amortizing Balloon
12	Loan	48, 49, 50, 51	1	100 Bradley	1983, 2003	2017-2018	133,545	SF	243.36	32,500,000	32,500,000	27,137,002	3.69000%	0.01082%	3.67918%	149,408.21	101,325.52	1,792,898.52	1,215,906.24	Interest Only, Amortizing Balloon
13	Loan	52	1	618 Bushwick	1968	2017	99	Units	303,030.30	30,000,000	30,000,000	30,000,000	4.00400%	0.01082%	3.99318%	NAP	101,490.28	NAP	1,217,883.36	Interest Only
14	Loan		1	Amazon Campbellsville Fulfillment Center	1994	1999, 2015	727,000	SF	40.23	29,250,000	29,250,000	29,250,000	3.78000%	0.02082%	3.75918%	NAP	93,417.19	NAP	1,121,006.28	Interest Only
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	2019	NAP	44,954	SF	1,579.39	26,000,000	26,000,000	26,000,000	3.37100%	0.01082%	3.36018%	NAP	74,052.75	NAP	888,633.00	Interest Only
16	Loan		1	Nautica Pointe	2020	NAP	142	Units	183,098.59	26,000,000	26,000,000	26,000,000	4.07500%	0.01082%	4.06418%	NAP	89,517.94	NAP	1,074,215.28	Interest Only
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	Various	Various	1,067,672	SF	84.19	25,000,000	24,969,936	20,185,175	4.46000%	0.01082%	4.44918%	126,077.84	NAP	1,512,934.08	NAP	Amortizing Balloon
17.01	Property		1	Galleria Tower I	1974	2002, 2020	493,695	SF		11,560,081	11,546,179	9,333,691
17.02	Property		1	Galleria Tower II	1970	1992, 2005, 2020	320,687	SF		7,509,024	7,499,994	6,062,839
17.03	Property		1	Galleria Financial Center	1977	2020	253,290	SF		5,930,894	5,923,762	4,788,646
18	Loan	65	1	GE Aviation New Hampshire	1960, 2016	NAP	157,464	SF	147.97	23,300,000	23,300,000	23,300,000	4.32300%	0.01082%	4.31218%	NAP	85,104.06	NAP	1,021,248.72	Interest Only
19	Loan	66, 67, 68	1	2000 Collins Avenue	2010	2020	35,482	SF	622.85	22,100,000	22,100,000	22,100,000	3.94400%	0.01082%	3.93318%	NAP	73,644.16	NAP	883,729.92	Interest Only
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	Various	Various	2,981,955	SF	27.16	21,000,000	21,000,000	21,000,000	3.71600%	0.01082%	3.70518%	NAP	65,933.19	NAP	791,198.28	Interest Only
20.01	Property		1	True Value	1942	1982	1,331,727	SF		5,615,556	5,615,556	5,615,556
20.02	Property		1	Belnick	1999	2011	477,152	SF		4,495,556	4,495,556	4,495,556
20.03	Property		1	Tufco - 3161 South Ridge Road	1978	NAP	226,900	SF		2,317,778	2,317,778	2,317,778
20.04	Property		1	Pro Con - 109 Maplewood Drive	1987, 1997, 2001	NAP	205,320	SF		2,009,778	2,009,778	2,009,778
20.05	Property		1	Total Logistics	1994	2008	86,460	SF		1,661,593	1,661,593	1,661,593
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	1978	2002	172,261	SF		1,452,370	1,452,370	1,452,370
20.07	Property		1	Amaray	1975	NAP	194,519	SF		1,415,296	1,415,296	1,415,296
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	1968, 1974, 1995, 1997	NAP	122,500	SF		1,033,926	1,033,926	1,033,926
20.09	Property	70	1	Tufco - 1205 Burris Road	1971	NAP	121,096	SF		551,704	551,704	551,704
20.10	Property		1	Tufco - 1055 Parkview Road	1983	NAP	44,020	SF		446,444	446,444	446,444
21	Loan	9, 71, 72	1	JW Marriott Nashville	2018	NAP	533	Rooms	347,091.93	20,000,000	20,000,000	20,000,000	3.13900%	0.01082%	3.12818%	NAP	53,043.29	NAP	636,519.48	Interest Only
22	Loan	73	1	The Promontory	1989	NAP	98,249	SF	203.31	19,975,000	19,975,000	19,975,000	3.65200%	0.04082%	3.61118%	NAP	61,634.90	NAP	739,618.80	Interest Only
23	Loan		1	18 Spencer Street	2020	NAP	52,185	SF	373.67	19,500,000	19,500,000	19,500,000	3.99000%	0.01082%	3.97918%	NAP	65,738.02	NAP	788,856.24	Interest Only
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	Various	Various	514,527	SF	192.41	19,300,000	19,300,000	19,300,000	4.02000%	0.01082%	4.00918%	NAP	65,552.99	NAP	786,635.88	Interest Only
24.01	Property	77	1	Boardwalk @ 18th	1986	2017	132,132	SF		5,848,485	5,848,485	5,848,485
24.02	Property		1	Fountains Center	1983	NAP	188,666	SF		5,556,061	5,556,061	5,556,061
24.03	Property	78	1	City National Park	1986, 1991, 1998	NAP	132,207	SF		5,556,061	5,556,061	5,556,061
24.04	Property	79, 80	1	Grove Centre	1983	2017	61,522	SF		2,339,394	2,339,394	2,339,394
25	Loan	9, 81	3	Cabinetworks Portfolio	Various	Various	1,528,894	SF	30.96	17,333,000	17,333,000	15,541,937	3.32200%	0.01082%	3.31118%	76,120.94	48,649.96	913,451.28	583,799.52	Interest Only, Amortizing Balloon
25.01	Property		1	15535 South State Avenue	1989	2004	937,825	SF		10,632,990	10,632,990	9,534,256
25.02	Property		1	150 Grand Valley Avenue	1995	2004	353,588	SF		4,007,505	4,007,505	3,593,399
25.03	Property		1	16052 Industrial Parkway	1984	2005	237,481	SF		2,692,505	2,692,505	2,414,281
26	Loan	82, 83	1	Live Nation Downtown LA	1926, 1929	2001-2020	43,162	SF	370.70	16,000,000	16,000,000	16,000,000	3.25000%	0.01082%	3.23918%	NAP	43,935.19	NAP	527,222.28	Interest Only
27	Loan		6	Kokot Portfolio	Various	Various	133	Units	112,781.95	15,000,000	15,000,000	15,000,000	3.07000%	0.01082%	3.05918%	NAP	38,907.99	NAP	466,895.88	Interest Only
27.01	Property		1	638-640 East 14th Street	1920	2020	40	Units		4,336,272	4,336,272	4,336,272
27.02	Property		1	217 East 22nd Street	1920	1985	35	Units		4,024,312	4,024,312	4,024,312
27.03	Property		1	239 West 15th Street	1901	2015	21	Units		1,916,686	1,916,686	1,916,686
27.04	Property		1	106 East 7th Street	1900	2009	12	Units		1,604,967	1,604,967	1,604,967
27.05	Property		1	426 East 77th Street	1910	2020	15	Units		1,584,277	1,584,277	1,584,277
27.06	Property		1	67 Saint Mark’s Place	1900	2009	10	Units		1,533,486	1,533,486	1,533,486
28	Loan	84	1	16-18 Squadron Boulevard	1973	2005-2006	51,132	SF	275.76	14,100,000	14,100,000	12,499,584	3.99000%	0.01082%	3.97918%	67,234.29	47,533.65	806,811.48	570,403.80	Interest Only, Amortizing Balloon
29	Loan	85, 86, 87	1	Expressway Marketplace	1991-2002	2014	155,029	SF	90.31	14,000,000	14,000,000	11,942,181	3.44800%	0.01082%	3.43718%	62,460.58	40,785.37	749,526.96	489,424.44	Interest Only, Amortizing Balloon
30	Loan	88	1	7828 Georgia Avenue NW	1964	2019	48,199	SF	280.50	13,520,000	13,520,000	13,520,000	3.73000%	0.01082%	3.71918%	NAP	42,608.34	NAP	511,300.08	Interest Only
31	Loan	9, 89	1	141 Livingston	1959	2015	213,745	SF	467.85	12,500,000	12,500,000	12,500,000	3.21000%	0.01082%	3.19918%	NAP	33,901.91	NAP	406,822.92	Interest Only
32	Loan		1	2233 Nostrand Avenue	1930	2006	23,369	SF	470.71	11,000,000	11,000,000	11,000,000	4.20000%	0.01082%	4.18918%	NAP	39,034.72	NAP	468,416.64	Interest Only
33	Loan	90	3	Birmingham Mixed Use Portfolio	Various	Various	40,645	SF	253.11	10,300,000	10,287,517	8,306,226	4.42500%	0.01082%	4.41418%	51,730.59	NAP	620,767.08	NAP	Amortizing Balloon
33.01	Property		1	2014 Morris Avenue	1900	2017	20,501	SF		4,365,563	4,360,272	3,520,520
33.02	Property		1	209 41st Street South	1955	2018	12,415	SF		3,274,172	3,270,204	2,640,390
33.03	Property		1	1024 20th Street South	1900	2018	7,729	SF		2,660,265	2,657,041	2,145,317
34	Loan	91	1	1111 Southern Minerals Road	2019	NAP	28,100	SF	358.72	10,080,000	10,080,000	10,080,000	3.64500%	0.05082%	3.59418%	NAP	31,043.25	NAP	372,519.00	Interest Only
35	Loan	9, 92	1	At Home - Willow Grove	1973	2019	94,554	SF	106.41	10,150,000	10,061,322	7,909,779	3.88000%	0.01082%	3.86918%	50,612.08	33,274.14	607,344.94	399,289.68	Interest Only, Amortizing Balloon
36	Loan		4	VanWest MI Portfolio	Various	Various	175,828	SF	54.03	9,500,000	9,500,000	8,621,744	4.00000%	0.01082%	3.98918%	45,354.45	32,106.48	544,253.40	385,277.76	Interest Only, Amortizing Balloon
36.01	Property		1	Shelby	1978	2016	52,075	SF		4,400,000	4,400,000	3,993,229
36.02	Property		1	Warren	1996	2017	34,695	SF		2,000,000	2,000,000	1,815,104
36.03	Property		1	Rockford	1987	2001	43,008	SF		1,600,000	1,600,000	1,452,083
36.04	Property		1	Belmont	2007	NAP	46,050	SF		1,500,000	1,500,000	1,361,328
37	Loan		2	Teel Plastics Portfolio	Various	Various	208,940	SF	44.05	9,203,000	9,203,000	8,314,295	3.74000%	0.01082%	3.72918%	42,568.32	29,081.05	510,819.84	348,972.60	Interest Only, Amortizing Balloon
37.01	Property		1	1060 Teel Court	2007	2020	139,090	SF		7,045,000	7,045,000	6,364,687
37.02	Property		1	426 Hitchcock Street	1951-1988	2019	69,850	SF		2,158,000	2,158,000	1,949,609
38	Loan		1	Signal Hill Gateway	2004	2010	56,460	SF	156.16	8,817,000	8,817,000	8,053,036	4.38200%	0.01082%	4.37118%	44,058.39	32,643.92	528,700.68	391,727.04	Interest Only, Amortizing Balloon
39	Loan	93	1	Rouzan Marketplace	2003, 2004, 2019, 2020	NAP	37,332	SF	229.03	8,550,000	8,550,000	6,837,963	4.19000%	0.05957%	4.13043%	41,761.08	NAP	501,132.96	NAP	Amortizing Balloon
40	Loan		1	Radiance Technologies	2019	NAP	53,634	SF	149.16	8,000,000	8,000,000	7,260,416	4.00000%	0.01082%	3.98918%	38,193.22	27,037.04	458,318.64	324,444.48	Interest Only, Amortizing Balloon
41	Loan		1	475 Grand Street	2020	NAP	8	Units	837,500.00	6,700,000	6,700,000	6,700,000	4.09000%	0.01082%	4.07918%	NAP	23,153.00	NAP	277,836.00	Interest Only
42	Loan	94, 95	3	Mile High Multifamily Portfolio	Various	Various	96	Units	62,500.00	6,000,000	6,000,000	6,000,000	3.41300%	0.01082%	3.40218%	NAP	17,302.01	NAP	207,624.12	Interest Only
42.01	Property		1	Sunrise Apartments	1972	2020	48	Units		2,500,000	2,500,000	2,500,000
42.02	Property		1	Olive Tree Apartments	1963	2018	24	Units		2,100,000	2,100,000	2,100,000
42.03	Property		1	Tangiers Apartments	1962	2021	24	Units		1,400,000	1,400,000	1,400,000
43	Loan	96	1	Mid Cape Flex	2006	NAP	102,679	SF	56.49	5,800,000	5,800,000	4,163,735	3.93000%	0.01082%	3.91918%	30,390.81	NAP	364,689.72	NAP	Amortizing Balloon
44	Loan	97	1	500 W Superior	1976	2020	19,823	SF	287.54	5,700,000	5,700,000	5,191,383	4.21000%	0.07957%	4.13043%	27,907.26	20,275.24	334,887.12	243,302.88	Interest Only, Amortizing Balloon
45	Loan		1	PDX Front Ave Industrial	1974	NAP	71,617	SF	73.38	5,255,000	5,255,000	5,255,000	4.22000%	0.01082%	4.20918%	NAP	18,736.75	NAP	224,841.00	Interest Only
46	Loan		1	2517 North Ontario	1976	2017	22,900	SF	196.51	4,500,000	4,500,000	4,500,000	3.91000%	0.01082%	3.89918%	NAP	14,866.15	NAP	178,393.80	Interest Only
47	Loan	98	1	4 Storage - Red Lion	1968	2017	43,843	SF	68.43	3,000,000	3,000,000	3,000,000	4.57000%	0.01082%	4.55918%	NAP	11,583.68	NAP	139,004.16	Interest Only

A-1-2

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	Yes	Actual/360	111	111	111	111	0	0	4/1/2021	0	6	5/6/2021	NAP	7/6/2030	1/6/2033	5	0
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	No	Actual/360	120	120	120	120	0	0	3/9/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	Yes	Actual/360	108	108	108	108	0	0	4/1/2021	0	6	5/6/2021	NAP	4/6/2030	5/6/2033	0	0
4	Loan	26	1	4800-4900 Fournace Place	No	Actual/360	0	0	120	120	360	360	3/19/2021	0	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	No	Actual/360	120	120	120	120	0	0	3/26/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	3	0
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	No	Actual/360	120	118	120	118	0	0	1/15/2021	2	6	3/6/2021	NAP	2/6/2031	NAP	5	0
7	Loan	40	1	2600 El Camino Real	No	Actual/360	120	120	120	120	0	0	3/19/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
8	Loan	41	1	175 Progress Place	No	Actual/360	12	12	120	120	360	360	3/19/2021	0	6	5/6/2021	5/6/2022	4/6/2031	NAP	0	0
9	Loan	42, 43	1	Boston Scientific	No	Actual/360	120	120	120	120	0	0	3/18/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	No	Actual/360	0	0	120	120	360	360	3/12/2021	0	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0
11	Loan	47	1	2501 Seaport	No	Actual/360	0	0	120	120	360	360	3/15/2021	0	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0
12	Loan	48, 49, 50, 51	1	100 Bradley	No	Actual/360	24	24	120	120	360	360	3/19/2021	0	6	5/6/2021	5/6/2023	4/6/2031	NAP	0	0
13	Loan	52	1	618 Bushwick	No	Actual/360	84	84	84	84	0	0	3/22/2021	0	1	5/1/2021	NAP	4/1/2028	NAP	0	0
14	Loan		1	Amazon Campbellsville Fulfillment Center	No	Actual/360	120	120	120	120	0	0	3/9/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	No	Actual/360	120	119	120	119	0	0	2/19/2021	1	7	4/7/2021	NAP	3/7/2031	NAP	0	0
16	Loan		1	Nautica Pointe	No	Actual/360	120	119	120	119	0	0	3/5/2021	1	6	4/6/2021	NAP	3/6/2031	NAP	0	0
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	No	Actual/360	0	0	120	119	360	359	2/17/2021	1	6	4/6/2021	4/6/2021	3/6/2031	NAP	0	0
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire	No	Actual/360	120	120	120	120	0	0	3/19/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
19	Loan	66, 67, 68	1	2000 Collins Avenue	No	Actual/360	120	120	120	120	0	0	3/30/2021	0	1	5/1/2021	NAP	4/1/2031	NAP	0	5
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	No	Actual/360	120	119	120	119	0	0	2/8/2021	1	6	4/6/2021	NAP	3/6/2031	NAP	0	0
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville	No	Actual/360	120	107	120	107	0	0	3/6/2020	13	6	4/6/2020	NAP	3/6/2030	NAP	0	0
22	Loan	73	1	The Promontory	No	Actual/360	120	120	120	120	0	0	3/31/2021	0	1	5/1/2021	NAP	4/1/2031	NAP	5	5
23	Loan		1	18 Spencer Street	No	Actual/360	120	120	120	120	0	0	3/22/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	No	Actual/360	60	59	60	59	0	0	2/17/2021	1	6	4/6/2021	NAP	3/6/2026	NAP	0	0
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio	No	Actual/360	60	55	120	115	360	360	10/26/2020	5	6	12/6/2020	12/6/2025	11/6/2030	NAP	0	0
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA	No	Actual/360	120	107	120	107	0	0	3/6/2020	13	6	4/6/2020	NAP	3/6/2030	NAP	0	5
27	Loan		6	Kokot Portfolio	No	Actual/360	120	120	120	120	0	0	3/22/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard	No	Actual/360	48	48	120	120	360	360	3/24/2021	0	6	5/6/2021	5/6/2025	4/6/2031	NAP	0	0
29	Loan	85, 86, 87	1	Expressway Marketplace	No	Actual/360	36	36	120	120	360	360	3/10/2021	0	6	5/6/2021	5/6/2024	4/6/2031	NAP	5	0
30	Loan	88	1	7828 Georgia Avenue NW	No	Actual/360	120	120	120	120	0	0	3/19/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
31	Loan	9, 89	1	141 Livingston	No	Actual/360	120	119	120	119	0	0	2/18/2021	1	6	4/6/2021	NAP	3/6/2031	NAP	0	0
32	Loan		1	2233 Nostrand Avenue	No	Actual/360	120	120	120	120	0	0	4/1/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
33	Loan	90	3	Birmingham Mixed Use Portfolio	No	Actual/360	0	0	120	119	360	359	3/2/2021	1	6	4/6/2021	4/6/2021	3/6/2031	NAP	0	0
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road	No	Actual/360	84	84	84	84	0	0	3/26/2021	0	1	5/1/2021	NAP	4/1/2028	NAP	0	0
35	Loan	9, 92	1	At Home - Willow Grove	No	Actual/360	12	0	120	103	324	319	11/1/2019	17	6	12/6/2019	12/6/2020	11/6/2029	NAP	0	0
36	Loan		4	VanWest MI Portfolio	No	Actual/360	60	60	120	120	360	360	3/16/2021	0	6	5/6/2021	5/6/2026	4/6/2031	NAP	0	0
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio	No	Actual/360	60	57	120	117	360	360	12/18/2020	3	6	2/6/2021	2/6/2026	1/6/2031	NAP	0	0
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway	No	Actual/360	60	60	120	120	360	360	3/18/2021	0	6	5/6/2021	5/6/2026	4/6/2031	NAP	0	0
39	Loan	93	1	Rouzan Marketplace	No	Actual/360	0	0	120	120	360	360	3/25/2021	0	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0
40	Loan		1	Radiance Technologies	No	Actual/360	60	60	120	120	360	360	3/22/2021	0	6	5/6/2021	5/6/2026	4/6/2031	NAP	0	0
41	Loan		1	475 Grand Street	No	Actual/360	120	120	120	120	0	0	3/17/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
42	Loan	94, 95	3	Mile High Multifamily Portfolio	No	Actual/360	120	120	120	120	0	0	4/1/2021	0	1	5/1/2021	NAP	4/1/2031	NAP	0	0
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex	No	Actual/360	0	0	120	120	300	300	3/30/2021	0	6	5/6/2021	5/6/2021	4/6/2031	NAP	0	0
44	Loan	97	1	500 W Superior	No	Actual/360	60	60	120	120	360	360	3/15/2021	0	6	5/6/2021	5/6/2026	4/6/2031	NAP	0	0
45	Loan		1	PDX Front Ave Industrial	No	Actual/360	120	120	120	120	0	0	3/23/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
46	Loan		1	2517 North Ontario	No	Actual/360	120	120	120	120	0	0	3/25/2021	0	6	5/6/2021	NAP	4/6/2031	NAP	0	0
47	Loan	98	1	4 Storage - Red Lion	No	Actual/360	120	119	120	119	0	0	2/26/2021	1	6	4/6/2021	NAP	3/6/2031	NAP	0	0

A-1-3

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date
					3
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	L(24),D(81),O(6)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	L(11),YM0.75(102),O(7)	8,646,063	2,720,297	5,925,766	12/31/2020	T-12	8,857,819	2,546,920	6,310,899	12/31/2019	T-12	6,316,794	2,349,226	3,967,568	12/31/2018
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	L(24),DorYM1(77),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	26	1	4800-4900 Fournace Place	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	L(24),D(89),O(7)	57,236,811	28,158,099	29,078,712	12/31/2020	T-12	56,511,000	29,465,150	27,045,850	12/31/2019	T-12	55,944,000	28,896,174	27,047,826	12/31/2018
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	L(26),D(89),O(5)	26,444,348	9,026,741	17,417,607	11/30/2020	T-12	25,024,486	9,421,017	15,603,469	12/31/2019	T-12	25,191,774	9,017,791	16,173,983	12/31/2018
7	Loan	40	1	2600 El Camino Real	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	41	1	175 Progress Place	L(24),D(92),O(4)	5,080,880	1,856,657	3,224,223	1/31/2021	T-12	4,950,253	1,876,378	3,073,875	12/31/2020	T-12	4,565,344	1,946,494	2,618,849	12/31/2019
9	Loan	42, 43	1	Boston Scientific	L(23),YM1(1),DorYM1(91),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	L(24),D(92),O(4)	5,768,054	4,818,470	949,584	12/31/2020	T-12	8,392,209	5,207,605	3,184,604	12/31/2019	T-12	9,844,168	5,529,551	4,314,617	12/31/2018
11	Loan	47	1	2501 Seaport	L(24),DorYM1(93),O(3)	6,125,613	2,838,929	3,286,684	12/31/2020	T-12	6,394,247	3,374,945	3,019,302	12/31/2019	T-12	5,461,342	3,087,542	2,373,800	12/31/2018
12	Loan	48, 49, 50, 51	1	100 Bradley	L(24),D(92),O(4)	4,097,029	1,976,370	2,120,660	11/30/2020	T-12	3,095,145	1,981,361	1,113,784	12/31/2019	T-12	2,031,301	1,626,024	405,278	12/31/2018
13	Loan	52	1	618 Bushwick	L(24),D(57),O(3)	2,809,094	612,250	2,196,843	2/28/2021	T-12	2,791,037	600,206	2,190,831	12/31/2020	T-12	2,349,761	627,145	1,722,616	12/31/2019
14	Loan		1	Amazon Campbellsville Fulfillment Center	L(24),D(92),O(4)	2,867,620	303,303	2,564,317	12/31/2020	T-12	2,814,979	295,054	2,519,925	12/31/2019	T-12	2,742,336	328,341	2,413,995	12/31/2018
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	L(25),D(92),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
16	Loan		1	Nautica Pointe	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	L(25),D(90),O(5)	25,710,718	13,251,714	12,459,004	12/31/2020	T-12	26,285,767	13,909,984	12,375,783	12/31/2019	T-12	28,701,343	13,539,624	15,161,719	12/31/2018
17.01	Property		1	Galleria Tower I		14,475,006	6,136,741	8,338,265	12/31/2020	T-12	13,355,546	6,322,096	7,033,450	12/31/2019	T-12	13,159,814	6,172,968	6,986,846	12/31/2018
17.02	Property		1	Galleria Tower II		7,275,570	3,976,206	3,299,364	12/31/2020	T-12	7,540,539	4,118,572	3,421,967	12/31/2019	T-12	8,239,631	4,058,660	4,180,971	12/31/2018
17.03	Property		1	Galleria Financial Center		3,960,142	3,138,768	821,374	12/31/2020	T-12	5,389,682	3,469,316	1,920,366	12/31/2019	T-12	7,301,898	3,307,996	3,993,902	12/31/2018
18	Loan	65	1	GE Aviation New Hampshire	L(24),D(92),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
19	Loan	66, 67, 68	1	2000 Collins Avenue	L(24),D(91),O(5)	2,619,532	570,610	2,048,923	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.01	Property		1	True Value		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.02	Property		1	Belnick		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.03	Property		1	Tufco - 3161 South Ridge Road		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.04	Property		1	Pro Con - 109 Maplewood Drive		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.05	Property		1	Total Logistics		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.06	Property		1	Pro Con - 2441 East Glendale Avenue		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.07	Property		1	Amaray		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.08	Property		1	Pro Con - 2430 East Glendale Avenue		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.09	Property	70	1	Tufco - 1205 Burris Road		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
20.10	Property		1	Tufco - 1055 Parkview Road		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21	Loan	9, 71, 72	1	JW Marriott Nashville	L(36),D(77),O(7)	20,034,306	24,745,775	(4,711,469)	3/31/2021	T-12	93,677,197	65,123,527	28,553,670	12/31/2019	T-12	NAV	NAV	NAV	NAV
22	Loan	73	1	The Promontory	L(24),D(1),DorYM1(90),YM1(1),O(4)	3,349,414	993,513	2,355,901	12/31/2020	T-12	3,185,049	983,773	2,201,276	12/31/2019	T-12	3,045,328	973,584	2,071,744	12/31/2018
23	Loan		1	18 Spencer Street	L(24),D(91),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	L(25),D(32),O(3)	13,895,191	5,846,969	8,048,222	12/31/2020	T-12	14,625,310	5,697,675	8,927,635	12/31/2019	T-12	13,568,307	5,056,153	8,512,154	12/31/2018
24.01	Property	77	1	Boardwalk @ 18th		3,992,387	1,521,784	2,470,603	12/31/2020	T-12	4,494,033	1,328,656	3,165,377	12/31/2019	T-12	3,984,565	1,248,816	2,735,749	12/31/2018
24.02	Property		1	Fountains Center		4,444,768	2,140,294	2,304,474	12/31/2020	T-12	4,608,760	2,215,470	2,393,290	12/31/2019	T-12	4,595,137	1,911,729	2,683,408	12/31/2018
24.03	Property	78	1	City National Park		3,692,576	1,598,181	2,094,395	12/31/2020	T-12	3,987,812	1,490,022	2,497,790	12/31/2019	T-12	3,526,454	1,319,363	2,207,091	12/31/2018
24.04	Property	79, 80	1	Grove Centre		1,765,460	586,711	1,178,749	12/31/2020	T-12	1,534,705	663,527	871,178	12/31/2019	T-12	1,462,151	576,246	885,905	12/31/2018
25	Loan	9, 81	3	Cabinetworks Portfolio	L(29),DorYM1(84),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.01	Property		1	15535 South State Avenue		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.02	Property		1	150 Grand Valley Avenue		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.03	Property		1	16052 Industrial Parkway		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan	82, 83	1	Live Nation Downtown LA	L(37),D(79),O(4)	1,051,731	139,981	911,750	12/31/2020	T-12	1,532,569	102,943	1,429,626	12/31/2019	T-12	1,477,869	84,671	1,393,199	12/31/2018
27	Loan		6	Kokot Portfolio	L(24),D(93),O(3)	3,452,866	1,532,570	1,920,296	12/31/2020	T-12	3,769,926	1,437,330	2,332,596	12/31/2019	T-12	3,419,059	1,388,114	2,030,944	12/31/2018
27.01	Property		1	638-640 East 14th Street		961,101	440,078	521,023	12/31/2020	T-12	1,036,561	411,549	625,013	12/31/2019	T-12	954,527	390,194	564,332	12/31/2018
27.02	Property		1	217 East 22nd Street		930,957	486,192	444,764	12/31/2020	T-12	1,040,014	433,692	606,322	12/31/2019	T-12	934,023	421,683	512,339	12/31/2018
27.03	Property		1	239 West 15th Street		475,721	225,245	250,476	12/31/2020	T-12	483,810	198,511	285,299	12/31/2019	T-12	488,597	205,169	283,428	12/31/2018
27.04	Property		1	106 East 7th Street		370,280	174,963	195,317	12/31/2020	T-12	449,607	184,746	264,861	12/31/2019	T-12	360,950	164,363	196,588	12/31/2018
27.05	Property		1	426 East 77th Street		359,342	105,774	253,568	12/31/2020	T-12	391,805	117,109	274,696	12/31/2019	T-12	331,554	113,566	217,987	12/31/2018
27.06	Property		1	67 Saint Mark’s Place		355,466	100,316	255,150	12/31/2020	T-12	368,128	91,723	276,406	12/31/2019	T-12	349,408	93,138	256,270	12/31/2018
28	Loan	84	1	16-18 Squadron Boulevard	L(24),D(93),O(3)	1,594,829	517,578	1,077,252	2/28/2021	T-12	1,590,829	516,168	1,074,661	12/31/2020	T-12	1,980,507	535,213	1,445,294	12/31/2019
29	Loan	85, 86, 87	1	Expressway Marketplace	L(24),D(92),O(4)	2,016,741	680,897	1,335,844	12/31/2020	T-12	2,152,034	679,167	1,472,867	12/31/2019	T-12	2,170,324	622,325	1,547,999	12/31/2018
30	Loan	88	1	7828 Georgia Avenue NW	L(24),D(93),O(3)	1,336,898	387,901	948,996	12/31/2020	T-12	966,870	281,070	685,801	12/31/2019	T-12	NAV	NAV	NAV	NAV
31	Loan	9, 89	1	141 Livingston	L(25),D(91),O(4)	12,497,970	4,283,397	8,214,573	9/30/2020	T-12	11,956,405	3,852,419	8,103,986	12/31/2019	T-12	11,375,314	3,307,738	8,067,576	12/31/2018
32	Loan		1	2233 Nostrand Avenue	L(24),D(91),O(5)	997,076	109,799	887,277	11/30/2020	T-12	987,778	67,831	919,947	12/31/2019	T-12	992,732	111,032	881,700	12/31/2018
33	Loan	90	3	Birmingham Mixed Use Portfolio	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.01	Property		1	2014 Morris Avenue		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.02	Property		1	209 41st Street South		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
33.03	Property		1	1024 20th Street South		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
34	Loan	91	1	1111 Southern Minerals Road	L(24),D(57),O(3)	1,086,691	155,607	931,084	11/30/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
35	Loan	9, 92	1	At Home - Willow Grove	L(41),D(75),O(4)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
36	Loan		4	VanWest MI Portfolio	L(24),D(93),O(3)	1,622,019	651,549	970,470	1/31/2021	T-12	1,610,683	653,667	957,016	12/31/2020	T-12	1,516,595	632,518	884,077	12/31/2019
36.01	Property		1	Shelby		639,499	205,568	433,931	1/31/2021	T-12	626,578	205,062	421,516	12/31/2020	T-12	591,678	195,929	395,749	12/31/2019
36.02	Property		1	Warren		351,538	149,811	201,727	1/31/2021	T-12	350,099	149,151	200,948	12/31/2020	T-12	301,994	145,765	156,229	12/31/2019
36.03	Property		1	Rockford		309,938	144,032	165,906	1/31/2021	T-12	314,198	145,485	168,713	12/31/2020	T-12	325,074	146,471	178,603	12/31/2019
36.04	Property		1	Belmont		321,044	152,139	168,906	1/31/2021	T-12	319,808	153,969	165,839	12/31/2020	T-12	297,849	144,353	153,496	12/31/2019
37	Loan		2	Teel Plastics Portfolio	L(27),D(88),O(5)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.01	Property		1	1060 Teel Court		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.02	Property		1	426 Hitchcock Street		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
38	Loan		1	Signal Hill Gateway	L(24),D(91),O(5)	1,112,589	308,255	804,334	12/31/2020	T-12	1,169,125	323,774	845,351	12/31/2019	T-12	1,177,894	364,940	812,954	12/31/2018
39	Loan	93	1	Rouzan Marketplace	L(24),D(92),O(4)	621,141	142,416	478,725	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
40	Loan		1	Radiance Technologies	L(24),D(93),O(3)	1,338,696	277,547	1,061,149	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
41	Loan		1	475 Grand Street	L(24),D(93),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42	Loan	94, 95	3	Mile High Multifamily Portfolio	L(24),D(93),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42.01	Property		1	Sunrise Apartments		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42.02	Property		1	Olive Tree Apartments		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
42.03	Property		1	Tangiers Apartments		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
43	Loan	96	1	Mid Cape Flex	L(24),D(89),O(7)	923,747	266,164	657,583	2/28/2021	T-12	789,777	260,914	528,863	12/31/2020	T-12	786,056	236,154	549,902	12/31/2019
44	Loan	97	1	500 W Superior	L(24),D(92),O(4)	583,453	169,830	413,623	12/31/2020	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
45	Loan		1	PDX Front Ave Industrial	L(24),D(92),O(4)	598,207	152,694	445,513	12/31/2020	T-12	568,047	124,589	443,458	12/31/2019	T-12	522,696	196,542	326,153	12/31/2018
46	Loan		1	2517 North Ontario	L(24),D(93),O(3)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
47	Loan	98	1	4 Storage - Red Lion	L(25),D(90),O(5)	497,135	280,722	216,413	1/31/2021	T-12	494,437	281,719	212,718	12/31/2020	T-12	337,207	247,784	89,423	12/31/2019

A-1-4

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type
													4	4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	NAV	97.6%	66,137,945	10,736,605	55,401,340	161,024	373,279	54,867,037	4.77	4.72	14.6%	14.4%	1,000,000,000	Hypothetical As If Stabilized
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	T-12	94.8%	12,348,078	3,695,229	8,652,849	27,679	0	8,625,170	2.27	2.27	8.4%	8.4%	155,000,000	As Is Excluding Impact of VZ Purchase Option
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	NAV	92.9%	36,483,599	5,700,582	30,783,017	154,882	77,346	30,550,788	4.30	4.27	13.1%	13.0%	670,000,000	Hypothetical As Is
4	Loan	26	1	4800-4900 Fournace Place	NAV	93.7%	12,671,574	5,445,823	7,225,751	112,948	404,403	6,708,401	2.42	2.24	12.8%	11.9%	104,000,000	As Is
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	T-12	97.1%	64,143,441	30,952,023	33,191,419	270,151	1,688,445	31,232,823	4.30	4.05	14.1%	13.3%	675,000,000	As Is
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	T-12	92.5%	28,497,504	9,339,815	19,157,689	107,732	384,053	18,665,904	2.85	2.78	9.7%	9.4%	289,000,000	Hypothetical As Is
7	Loan	40	1	2600 El Camino Real	NAV	91.6%	7,452,819	2,760,551	4,692,269	16,198	91,317	4,584,754	2.67	2.61	10.1%	9.9%	82,900,000	As Is
8	Loan	41	1	175 Progress Place	T-12	80.5%	6,616,325	1,925,080	4,691,245	130,477	234,799	4,325,969	1.82	1.68	10.2%	9.4%	75,000,000	As Is
9	Loan	42, 43	1	Boston Scientific	NAV	97.0%	3,927,968	117,839	3,810,129	33,589	0	3,776,540	2.87	2.85	9.6%	9.5%	63,700,000	As Is
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	T-12	95.5%	10,056,678	4,756,558	5,300,121	74,930	0	5,225,190	1.70	1.67	9.5%	9.4%	75,000,000	As Is
11	Loan	47	1	2501 Seaport	T-12	81.5%	7,210,840	3,427,854	3,782,986	157,612	578,215	3,047,159	1.99	1.60	11.1%	9.0%	61,800,000	As Is
12	Loan	48, 49, 50, 51	1	100 Bradley	T-12	60.8%	4,355,636	1,251,342	3,104,295	14,965	0	3,089,330	1.73	1.72	9.6%	9.5%	51,000,000	As Is
13	Loan	52	1	618 Bushwick	T-12	93.6%	2,844,830	608,803	2,236,027	24,750	0	2,211,277	1.84	1.82	7.5%	7.4%	51,400,000	As Is
14	Loan		1	Amazon Campbellsville Fulfillment Center	T-12	97.8%	3,161,168	658,226	2,502,942	72,700	48,524	2,381,718	2.23	2.12	8.6%	8.1%	48,700,000	As Is
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	NAV	95.0%	6,405,945	1,700,425	4,705,520	8,991	44,954	4,651,575	1.94	1.92	6.6%	6.6%	110,000,000	Hypothetical Value: “Escrow Tenant Improvements”
16	Loan		1	Nautica Pointe	NAV	95.0%	3,170,266	1,148,813	2,021,453	33,086	0	1,988,367	1.88	1.85	7.8%	7.6%	37,440,000	As Is
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	T-12	68.7%	25,273,331	13,960,632	11,312,699	263,875	1,715,535	9,333,289	2.08	1.71	12.6%	10.4%	185,000,000	As Is
17.01	Property		1	Galleria Tower I	T-12	78.4%	14,068,746	6,512,290	7,556,456	60,362	939,763	6,556,331					85,544,600	As Is
17.02	Property		1	Galleria Tower II	T-12	65.3%	6,843,731	4,135,679	2,708,052	172,428	536,389	1,999,236					55,566,781	As Is
17.03	Property		1	Galleria Financial Center	T-12	51.9%	4,360,855	3,312,664	1,048,191	31,085	239,383	777,722					43,888,619	As Is
18	Loan	65	1	GE Aviation New Hampshire	NAV	96.9%	1,853,685	55,611	1,798,074	23,620	66,738	1,707,717	1.76	1.67	7.7%	7.3%	35,500,000	As Is
19	Loan	66, 67, 68	1	2000 Collins Avenue	NAV	88.7%	2,885,340	563,507	2,321,833	5,322	82,821	2,233,690	2.63	2.53	10.5%	10.1%	34,500,000	As Is
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	NAV	91.9%	8,943,989	268,320	8,675,669	317,127	540,768	7,817,775	2.84	2.56	10.7%	9.7%	136,500,000	As Is
20.01	Property		1	True Value	NAV	92.9%	2,406,946	72,208	2,334,737	149,084	247,435	1,938,218					36,100,000	As Is
20.02	Property		1	Belnick	NAV	95.6%	1,779,184	53,376	1,725,809	50,196	91,231	1,584,381					28,900,000	As Is
20.03	Property		1	Tufco - 3161 South Ridge Road	NAV	95.0%	1,130,867	33,926	1,096,941	33,581	43,111	1,020,249					14,900,000	As Is
20.04	Property		1	Pro Con - 109 Maplewood Drive	NAV	97.0%	824,584	24,738	799,847	20,986	39,832	739,029					12,920,000	As Is
20.05	Property		1	Total Logistics	NAV	96.3%	754,061	22,622	731,439	8,802	16,652	705,985					10,800,000	As Is
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	NAV	97.0%	691,816	20,754	671,062	17,654	33,419	619,990					9,440,000	As Is
20.07	Property		1	Amaray	NAV	95.0%	645,164	19,355	625,809	19,561	36,959	569,289					9,200,000	As Is
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	NAV	97.0%	491,972	14,759	477,212	12,861	23,765	440,586					6,720,000	As Is
20.09	Property	70	1	Tufco - 1205 Burris Road	NAV	0.0%	0	0	0	0	0	0					4,650,000	As Is
20.10	Property		1	Tufco - 1055 Parkview Road	NAV	95.0%	219,395	6,582	212,813	4,402	8,364	200,047					2,870,000	As Is
21	Loan	9, 71, 72	1	JW Marriott Nashville	NAV	85.8%	94,449,843	66,104,698	28,345,145	3,777,994	0	24,567,151	4.81	4.17	15.3%	13.3%	301,000,000	As Is
22	Loan	73	1	The Promontory	T-12	95.0%	3,434,470	1,153,081	2,281,390	19,650	98,249	2,258,491	3.08	3.05	11.4%	11.3%	33,300,000	As Is
23	Loan		1	18 Spencer Street	NAV	93.6%	1,834,437	215,672	1,618,765	10,437	69,203	1,539,125	2.05	1.95	8.3%	7.9%	33,800,000	As Is
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	T-12	92.6%	16,623,446	6,161,981	10,461,465	127,369	411,477	9,922,619	2.59	2.46	10.6%	10.0%	155,900,000	As Portfolio
24.01	Property	77	1	Boardwalk @ 18th	T-12	95.0%	4,793,055	1,573,741	3,219,314	47,800	117,867	3,053,647					49,500,000	As Is
24.02	Property		1	Fountains Center	T-12	86.9%	5,288,444	2,332,314	2,956,130	44,897	122,807	2,788,425					44,500,000	As Is
24.03	Property	78	1	City National Park	T-12	97.6%	4,752,927	1,662,836	3,090,091	30,536	118,947	2,940,608					39,200,000	As Is
24.04	Property	79, 80	1	Grove Centre	T-12	91.6%	1,789,020	593,091	1,195,930	4,136	51,856	1,139,938					17,500,000	As Is
25	Loan	9, 81	3	Cabinetworks Portfolio	NAV	95.0%	5,732,615	171,978	5,560,637	229,334	145,245	5,186,058	2.23	2.08	11.7%	11.0%	73,450,000	As Is
25.01	Property		1	15535 South State Avenue	NAV	95.0%	3,516,392	105,492	3,410,900	140,674	89,093	3,181,133					45,400,000	As Is
25.02	Property		1	150 Grand Valley Avenue	NAV	95.0%	1,325,784	39,774	1,286,011	53,038	33,591	1,199,382					16,550,000	As Is
25.03	Property		1	16052 Industrial Parkway	NAV	95.0%	890,439	26,713	863,726	35,622	22,561	805,543					11,500,000	As Is
26	Loan	82, 83	1	Live Nation Downtown LA	T-12	95.0%	1,702,849	148,263	1,554,586	6,474	44,169	1,503,942	2.95	2.85	9.7%	9.4%	30,000,000	As Is
27	Loan		6	Kokot Portfolio	T-12	95.0%	3,158,882	1,629,211	1,529,671	33,480	683	1,495,508	3.28	3.20	10.2%	10.0%	33,400,000	As Is
27.01	Property		1	638-640 East 14th Street	T-12	92.8%	867,250	475,914	391,336	10,000	0	381,336					8,400,000	As Is
27.02	Property		1	217 East 22nd Street	T-12	96.3%	865,534	486,947	378,587	8,750	0	369,837					8,500,000	As Is
27.03	Property		1	239 West 15th Street	T-12	93.7%	413,027	228,936	184,091	5,310	683	178,098					4,300,000	As Is
27.04	Property		1	106 East 7th Street	T-12	96.3%	344,281	186,319	157,962	3,000	0	154,962					3,300,000	As Is
27.05	Property		1	426 East 77th Street	T-12	96.3%	339,843	140,053	199,789	3,750	0	196,039					4,600,000	As Is
27.06	Property		1	67 Saint Mark’s Place	T-12	96.3%	328,947	111,041	217,907	2,670	0	215,237					4,300,000	As Is
28	Loan	84	1	16-18 Squadron Boulevard	T-12	95.0%	1,887,506	533,548	1,353,957	10,226	87,258	1,256,473	1.68	1.56	9.6%	8.9%	21,800,000	As Is
29	Loan	85, 86, 87	1	Expressway Marketplace	T-12	93.3%	2,295,109	718,676	1,576,433	41,858	77,515	1,457,060	2.10	1.94	11.3%	10.4%	22,800,000	As Is
30	Loan	88	1	7828 Georgia Avenue NW	NAV	95.0%	1,612,025	400,642	1,211,383	8,676	53,360	1,149,346	2.37	2.25	9.0%	8.5%	19,800,000	As Is
31	Loan	9, 89	1	141 Livingston	T-12	95.0%	14,702,075	5,797,645	8,904,430	42,749	658,802	8,202,879	2.74	2.52	8.9%	8.2%	182,300,000	As Is
32	Loan		1	2233 Nostrand Avenue	T-12	95.2%	1,084,060	217,867	866,193	4,233	46,965	814,995	1.85	1.74	7.9%	7.4%	17,500,000	As Is
33	Loan	90	3	Birmingham Mixed Use Portfolio	NAV	95.0%	1,246,055	214,579	1,031,477	8,836	30,645	991,996	1.66	1.60	10.0%	9.6%	15,160,000	As Is
33.01	Property		1	2014 Morris Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					6,460,000	As Is
33.02	Property		1	209 41st Street South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					4,800,000	As Is
33.03	Property		1	1024 20th Street South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					3,900,000	As Is
34	Loan	91	1	1111 Southern Minerals Road	NAV	100.0%	1,093,356	158,591	934,766	4,215	0	930,551	2.51	2.50	9.3%	9.2%	16,000,000	As Is
35	Loan	9, 92	1	At Home - Willow Grove	NAV	95.0%	1,348,121	40,444	1,307,678	14,183	44,914	1,248,581	2.15	2.06	13.0%	12.4%	20,100,000	As Is
36	Loan		4	VanWest MI Portfolio	T-12	65.6%	1,622,019	720,587	901,432	28,174	0	873,258	1.66	1.60	9.5%	9.2%	17,350,000	As Is
36.01	Property		1	Shelby	T-12	61.7%	639,499	229,769	409,730	7,291	0	402,439					7,825,000	As Is
36.02	Property		1	Warren	T-12	71.4%	351,538	162,622	188,916	4,163	0	184,752					3,450,000	As Is
36.03	Property		1	Rockford	T-12	65.5%	309,938	152,800	157,138	9,462	0	147,676					2,850,000	As Is
36.04	Property		1	Belmont	T-12	68.1%	321,044	175,396	145,649	7,258	0	138,390					3,225,000	As Is
37	Loan		2	Teel Plastics Portfolio	NAV	95.0%	1,058,974	31,769	1,027,204	31,341	73,129	922,734	2.01	1.81	11.2%	10.0%	14,460,000	As Is
37.01	Property		1	1060 Teel Court	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					11,070,000	As Is
37.02	Property		1	426 Hitchcock Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV					3,390,000	As Is
38	Loan		1	Signal Hill Gateway	T-12	95.0%	1,305,854	434,139	871,715	14,264	56,460	800,992	1.65	1.52	9.9%	9.1%	16,000,000	As Is
39	Loan	93	1	Rouzan Marketplace	NAV	95.0%	942,318	174,821	767,497	5,600	35,952	725,945	1.53	1.45	9.0%	8.5%	12,730,000	As Is
40	Loan		1	Radiance Technologies	NAV	95.0%	1,453,856	537,121	916,736	10,727	53,634	852,375	2.00	1.86	11.5%	10.7%	13,100,000	As Is
41	Loan		1	475 Grand Street	NAV	93.0%	594,996	105,943	489,053	1,600	0	487,453	1.76	1.75	7.3%	7.3%	10,700,000	As Is
42	Loan	94, 95	3	Mile High Multifamily Portfolio	NAV	90.6%	1,249,423	516,226	733,197	28,800	0	704,397	3.53	3.39	12.2%	11.7%	13,790,000	As Is
42.01	Property		1	Sunrise Apartments	NAV	90.0%	607,539	281,843	325,697	14,400	0	311,297					5,790,000	As Is
42.02	Property		1	Olive Tree Apartments	NAV	88.3%	360,538	122,409	238,129	7,200	0	230,929					4,800,000	As Is
42.03	Property		1	Tangiers Apartments	NAV	95.0%	281,345	111,974	169,372	7,200	0	162,172					3,200,000	As Is
43	Loan	96	1	Mid Cape Flex	T-12	94.7%	1,140,969	295,372	845,597	16,429	102,526	726,642	2.32	1.99	14.6%	12.5%	9,600,000	As Is
44	Loan	97	1	500 W Superior	NAV	95.0%	767,641	190,404	577,237	2,973	9,416	564,847	1.72	1.69	10.1%	9.9%	9,700,000	As Is
45	Loan		1	PDX Front Ave Industrial	T-12	95.0%	649,056	162,511	486,546	8,621	23,557	454,368	2.16	2.02	9.3%	8.6%	9,500,000	As Is
46	Loan		1	2517 North Ontario	NAV	95.0%	516,023	126,663	389,360	8,015	17,063	364,282	2.18	2.04	8.7%	8.1%	8,500,000	As Is
47	Loan	98	1	4 Storage - Red Lion	T-12	73.0%	516,970	253,670	263,300	4,384	0	258,915	1.89	1.86	8.8%	8.6%	5,900,000	As Is

A-1-5

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF
								5						6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	1/14/2021	38.0%	38.0%	100.0%	4/1/2021	Yes	Facebook	805,118	100.0%	1/31/2033	NAP	NAP
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	1/21/2021	66.1%	66.1%	93.6%	3/1/2021	No	Verizon	51,214	46.3%	3/31/2040	Adyen	42,152
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	3/4/2021	35.1%	35.1%	92.2%	3/31/2021	No	Amazon.com Services LLC	680,215	87.8%	5/31/2033	Knot Springs	31,209
4	Loan	26	1	4800-4900 Fournace Place	2/22/2021	54.3%	42.1%	87.4%	1/1/2021	No	Harris Health	328,779	58.2%	12/31/2030	Houston Methodist	100,812
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	3/1/2021	34.9%	34.9%	97.9%	2/1/2021	No	USPS	492,375	36.5%	10/10/2038	IPG DXTRA, Inc.	231,164
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	12/15/2020	68.7%	68.7%	90.5%	12/1/2020	No	Gunster, Yoakley, Valdes-Fauli	50,800	11.3%	8/31/2024	Akerman, Senterfitt & Eidson	48,678
7	Loan	40	1	2600 El Camino Real	1/28/2021	55.9%	55.9%	87.5%	3/17/2021	No	WilmerHale	46,910	70.6%	1/4/2031	Sand Hill Property Co.	11,229
8	Loan	41	1	175 Progress Place	3/1/2021	61.3%	49.9%	84.5%	3/1/2021	No	Procter & Gamble	284,209	30.5%	6/30/2027	Product Fulfillment Solutions	167,103
9	Loan	42, 43	1	Boston Scientific	3/5/2021	62.4%	62.4%	100.0%	4/6/2021	Yes	Boston Scientific	258,375	100.0%	11/30/2035	NAP	NAP
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	2/12/2021	74.0%	58.5%	92.4%	3/9/2021	No	JPMorgan Chase	76,126	24.4%	10/31/2030	Integra MLTC, Inc.	38,474
11	Loan	47	1	2501 Seaport	11/4/2020	55.0%	43.4%	79.6%	2/2/2021	No	Power Home Remodeling Group LLC	180,720	45.1%	12/31/2030	Keystone Sports & Entertainment LLC	36,418
12	Loan	48, 49, 50, 51	1	100 Bradley	3/2/2021	63.7%	53.2%	83.7%	1/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	52	1	618 Bushwick	12/9/2020	58.4%	58.4%	93.9%	3/9/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Amazon Campbellsville Fulfillment Center	2/9/2021	60.1%	60.1%	100.0%	4/6/2021	Yes	Amazon.com Services LLC	727,000	100.0%	1/31/2032	NAP	NAP
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	2/1/2021	64.5%	64.5%	100.0%	4/7/2021	Yes	Related Companies L.P.	44,954	100.0%	2/28/2039	NAP	NAP
16	Loan		1	Nautica Pointe	2/12/2021	69.4%	69.4%	99.3%	3/1/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	1/6/2021	48.6%	39.3%	68.1%
17.01	Property		1	Galleria Tower I	1/6/2021			78.1%	1/20/2021	No	WeWork Companies, Inc.	100,141	20.3%	11/30/2033	Citigroup Technology	49,740
17.02	Property		1	Galleria Tower II	1/6/2021			68.1%	1/20/2021	No	Quanta Services	56,345	17.6%	3/31/2022	Hoover, Slovacek	49,076
17.03	Property		1	Galleria Financial Center	1/6/2021			48.7%	1/20/2021	No	Situs Holdings, LLC	18,240	7.2%	7/31/2022	Southwest Risk, LP	12,169
18	Loan	65	1	GE Aviation New Hampshire	2/15/2021	65.6%	65.6%	100.0%	4/1/2021	Yes	General Electric Company	157,464	100.0%	1/12/2031	NAP	NAP
19	Loan	66, 67, 68	1	2000 Collins Avenue	3/3/2021	64.1%	64.1%	77.7%	3/16/2021	No	Holiday CVS, LLC	9,869	27.8%	1/31/2036	Raspoutine Miami, LLC (Bagatelle)	4,656
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	Various	59.3%	59.3%	95.9%
20.01	Property		1	True Value	1/6/2021			100.0%	4/1/2021	Yes	True Value	1,331,727	100.0%	2/28/2029	NAP	NAP
20.02	Property		1	Belnick	1/5/2021			100.0%	4/1/2021	Yes	Belnick	477,152	100.0%	6/1/2029	NAP	NAP
20.03	Property		1	Tufco - 3161 South Ridge Road	12/28/2020			100.0%	4/1/2021	Yes	Tufco	226,900	100.0%	7/21/2037	NAP	NAP
20.04	Property		1	Pro Con - 109 Maplewood Drive	12/29/2020			100.0%	4/1/2021	Yes	Pro Con	205,320	100.0%	12/30/2030	NAP	NAP
20.05	Property		1	Total Logistics	12/21/2020			100.0%	4/1/2021	Yes	Total Logistics	86,460	100.0%	8/31/2032	NAP	NAP
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	12/28/2020			100.0%	4/1/2021	Yes	Pro Con	172,261	100.0%	12/30/2030	NAP	NAP
20.07	Property		1	Amaray	12/30/2020			100.0%	4/1/2021	Yes	Amaray	194,519	100.0%	10/31/2033	NAP	NAP
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	12/28/2020			100.0%	4/1/2021	Yes	Pro Con	122,500	100.0%	12/30/2030	NAP	NAP
20.09	Property	70	1	Tufco - 1205 Burris Road	12/23/2020			0.0%	4/1/2021	Yes	NAP	NAP	NAP	NAP	NAP	NAP
20.10	Property		1	Tufco - 1055 Parkview Road	12/28/2020			100.0%	4/1/2021	Yes	Tufco	44,020	100.0%	7/21/2037	NAP	NAP
21	Loan	9, 71, 72	1	JW Marriott Nashville	11/10/2020	61.5%	61.5%	18.4%	3/31/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	73	1	The Promontory	2/16/2021	60.0%	60.0%	96.7%	1/27/2021	No	Premier Office Centers, LLC	18,245	18.6%	7/31/2022	National Weather Service	6,685
23	Loan		1	18 Spencer Street	1/1/2021	57.7%	57.7%	97.5%	3/1/2021	No	LLC, 12 Spencer Park dba Park Pro	17,829	34.2%	12/31/2033	Bridal Studio	5,122
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	11/13/2020	63.5%	63.5%	90.4%
24.01	Property	77	1	Boardwalk @ 18th	10/22/2020			91.8%	1/23/2021	No	Women’s Health Partners, LLC	16,662	12.6%	12/31/2027	Carraba’s Tropical Coast	5,921
24.02	Property		1	Fountains Center	11/13/2020			84.5%	1/23/2021	No	University of Miami	12,987	6.9%	4/30/2026	Madsen, Kneepers & Associates	6,350
24.03	Property	78	1	City National Park	11/13/2020			97.4%	1/23/2021	No	Belux LLC (Aka Opus)	17,902	13.5%	12/31/2030	TDL Centers Inc	14,067
24.04	Property	79, 80	1	Grove Centre	10/22/2020			90.8%	1/23/2021	No	Soberinves Sober Investments, LLC	10,885	17.7%	6/30/2024	Kabbalah Center	4,500
25	Loan	9, 81	3	Cabinetworks Portfolio	10/1/2020	64.4%	57.8%	100.0%
25.01	Property		1	15535 South State Avenue	10/1/2020			100.0%	4/1/2021	Yes	Cabinetworks	937,825	100.0%	8/31/2040	NAP	NAP
25.02	Property		1	150 Grand Valley Avenue	10/1/2020			100.0%	4/1/2021	Yes	Cabinetworks	353,588	100.0%	8/31/2040	NAP	NAP
25.03	Property		1	16052 Industrial Parkway	10/1/2020			100.0%	4/1/2021	Yes	Cabinetworks	237,481	100.0%	8/31/2040	NAP	NAP
26	Loan	82, 83	1	Live Nation Downtown LA	2/13/2020	53.3%	53.3%	100.0%	4/6/2021	Yes	Live Nation Worldwide	43,162	100.0%	1/2/2035	NAP	NAP
27	Loan		6	Kokot Portfolio	Various	44.9%	44.9%	96.2%
27.01	Property		1	638-640 East 14th Street	2/23/2021			92.5%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	217 East 22nd Street	2/16/2021			97.1%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	239 West 15th Street	2/16/2021			95.2%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	106 East 7th Street	2/23/2021			100.0%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	426 East 77th Street	2/16/2021			100.0%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	67 Saint Mark’s Place	2/23/2021			100.0%	2/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	84	1	16-18 Squadron Boulevard	12/8/2020	64.7%	57.3%	99.3%	3/24/2021	No	Mid Rockland Imaging	32,100	62.8%	1/31/2027	Body Bank Fitness Corp.	7,000
29	Loan	85, 86, 87	1	Expressway Marketplace	2/9/2021	61.4%	52.4%	95.3%	12/31/2020	No	Save Mart	53,950	34.8%	11/5/2031	Big Lots	29,250
30	Loan	88	1	7828 Georgia Avenue NW	2/10/2021	68.3%	68.3%	95.4%	2/8/2021	No	Target Corporation	30,432	63.1%	1/31/2030	Morris Miller Liquors	9,571
31	Loan	9, 89	1	141 Livingston	2/1/2021	54.9%	54.9%	100.0%	2/1/2021	No	City of New York Department of Citywide Administrative Services	206,084	96.4%	12/26/2025	Smith & Livingston Parking	7,568
32	Loan		1	2233 Nostrand Avenue	11/19/2020	62.9%	62.9%	100.0%	3/1/2020	No	The Jewish Board	10,800	46.2%	6/30/2026	Mattress Firm	4,320
33	Loan	90	3	Birmingham Mixed Use Portfolio	2/3/2021	67.9%	54.8%	93.8%
33.01	Property		1	2014 Morris Avenue	2/3/2021			87.8%	3/1/2021	No	Atlas RFID	10,140	49.5%	5/14/2023	Orchestra Partners	4,805
33.02	Property		1	209 41st Street South	2/3/2021			100.0%	3/1/2021	No	Post Office Pies	3,748	30.2%	7/31/2027	Avondale Common House	3,130
33.03	Property		1	1024 20th Street South	2/3/2021			100.0%	3/1/2021	No	NHAM LLC (MCFlys & Unplugged)	4,800	62.1%	3/31/2029	Bayleaf	2,300
34	Loan	91	1	1111 Southern Minerals Road	2/2/2021	63.0%	63.0%	100.0%	4/1/2021	Yes	Corpus Christi - DOJ	28,100	100.0%	8/31/2034	NAP	NAP
35	Loan	9, 92	1	At Home - Willow Grove	3/5/2021	50.1%	39.4%	100.0%	4/1/2021	Yes	At Home	94,554	100.0%	7/10/2029	NAP	NAP
36	Loan		4	VanWest MI Portfolio	1/14/2021	54.8%	49.7%	80.6%
36.01	Property		1	Shelby	1/14/2021			82.9%	2/23/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Warren	1/14/2021			84.1%	2/23/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Rockford	1/14/2021			71.9%	2/23/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Belmont	1/14/2021			83.7%	2/23/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		2	Teel Plastics Portfolio	12/11/2020	63.6%	57.5%	100.0%
37.01	Property		1	1060 Teel Court	12/11/2020			100.0%	4/6/2021	Yes	Teel Plastics	139,090	100.0%	12/14/2040	NAP	NAP
37.02	Property		1	426 Hitchcock Street	12/11/2020			100.0%	4/6/2021	Yes	Teel Plastics	69,850	100.0%	12/14/2040	NAP	NAP
38	Loan		1	Signal Hill Gateway	11/16/2020	55.1%	50.3%	100.0%	3/10/2021	No	Ross	30,247	53.6%	1/31/2026	Petco	15,000
39	Loan	93	1	Rouzan Marketplace	2/6/2021	67.2%	53.7%	100.0%	1/31/2021	No	Sprouts Farmers Market	30,000	80.4%	6/24/2034	Pizza Artista	3,082
40	Loan		1	Radiance Technologies	3/3/2021	61.1%	55.4%	100.0%	4/6/2021	Yes	Radiance Technologies	53,634	100.0%	8/31/2029	NAP	NAP
41	Loan		1	475 Grand Street	1/27/2020	62.6%	62.6%	100.0%	2/1/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	94, 95	3	Mile High Multifamily Portfolio	1/7/2021	43.5%	43.5%	85.4%
42.01	Property		1	Sunrise Apartments	1/7/2021			79.2%	2/8/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	Olive Tree Apartments	1/7/2021			87.5%	2/8/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.03	Property		1	Tangiers Apartments	1/7/2021			95.8%	2/8/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	96	1	Mid Cape Flex	3/11/2021	60.4%	43.4%	94.8%	1/14/2021	No	Rule Marketing, LLC	20,000	19.5%	8/31/2025	Energy Harness Corporation	14,061
44	Loan	97	1	500 W Superior	2/3/2021	58.8%	53.5%	100.0%	4/6/2021	Yes	The Gardner School	19,823	100.0%	4/30/2040	NAP	NAP
45	Loan		1	PDX Front Ave Industrial	2/8/2021	55.3%	55.3%	100.0%	3/1/2021	No	Pww Portland, LLC (Patriot)	47,175	65.9%	1/31/2031	Ruan Transport	17,600
46	Loan		1	2517 North Ontario	2/14/2021	52.9%	52.9%	100.0%	4/6/2021	Yes	CenterStaging, LLC	22,900	100.0%	3/25/2026	NAP	NAP
47	Loan	98	1	4 Storage - Red Lion	2/4/2021	50.8%	50.8%	79.1%	1/19/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-6

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date
						6				6				6				6
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	38.1%	1/31/2026	Neutral Tandem	3,922	3.5%	4/30/2026	Fortress SF1, LLC	2,580	2.3%	4/30/2026	Mpower Communications	2,470	2.2%	8/31/2031
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	4.0%	4/30/2037	Victrola Coffee	2,418	0.3%	5/27/2028	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	26	1	4800-4900 Fournace Place	17.9%	6/30/2027	Texas Justice Center	13,303	2.4%	9/30/2022	SLS Properties	11,319	2.0%	12/31/2025	Consultive Geonomics PLLC	4,450	0.8%	6/30/2025
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	17.1%	2/29/2028	Allergan Sales, LLC	168,673	12.5%	1/31/2027	Geller & Company	125,453	9.3%	4/30/2025	Morrison Cohen LLP	65,068	4.8%	12/31/2031
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	10.8%	9/30/2028	Affiliated Managers Group (AMG)	38,499	8.6%	3/31/2026	Greenberg Traurig	30,254	6.7%	11/30/2027	Morgan Stanley	26,463	5.9%	10/31/2024
7	Loan	40	1	2600 El Camino Real	16.9%	4/6/2034	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	41	1	175 Progress Place	17.9%	10/31/2024	Macy’s Inc.	166,600	17.9%	4/30/2028	General Electric Aviation	126,389	13.6%	11/30/2031	Pacific Manufacturing Ohio	43,266	4.6%	11/30/2022
9	Loan	42, 43	1	Boston Scientific	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	12.3%	8/31/2031	Garden City Group	28,533	9.1%	5/31/2022	Hull & Company	23,831	7.6%	7/31/2028	PharMerica Corporation	22,500	7.2%	1/31/2031
11	Loan	47	1	2501 Seaport	9.1%	8/31/2033	Schenker, Inc.	20,240	5.0%	10/31/2027	County of Delaware	16,140	4.0%	1/31/2026	SIG Combibloc, Inc.	14,437	3.6%	8/31/2022
12	Loan	48, 49, 50, 51	1	100 Bradley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	52	1	618 Bushwick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Amazon Campbellsville Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Nautica Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers
17.01	Property		1	Galleria Tower I	10.1%	12/31/2028	Westlake Management	40,588	8.2%	8/31/2025	BKD, LLP	29,690	6.0%	6/30/2029	Ascende, Inc.	27,511	5.6%	4/30/2022
17.02	Property		1	Galleria Tower II	15.3%	3/31/2032	Kane Russell Coleman & Logan PC	25,390	7.9%	3/31/2022	Capgemini U.S. LLC	21,651	6.8%	1/31/2027	Infrastructure Network	15,879	5.0%	3/31/2022
17.03	Property		1	Galleria Financial Center	4.8%	5/31/2026	GSA	11,544	4.6%	2/28/2031	Banorte -IXE Securities	10,063	4.0%	2/29/2028	Fusion Learning, Inc	9,536	3.8%	3/31/2025
18	Loan	65	1	GE Aviation New Hampshire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	66, 67, 68	1	2000 Collins Avenue	13.1%	9/30/2031	Sweet Liberty Brothers, LLC	3,562	10.0%	9/30/2030	Charles St. LLC (Orange Blossom)	2,473	7.0%	12/31/2028	Joe & The Juice Miami LLC	2,433	6.9%	2/28/2030
20	Loan	9, 69	10	U.S. Industrial Portfolio VI
20.01	Property		1	True Value	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Belnick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Tufco - 3161 South Ridge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Pro Con - 109 Maplewood Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Total Logistics	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Amaray	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.09	Property	70	1	Tufco - 1205 Burris Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.10	Property		1	Tufco - 1055 Parkview Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	9, 71, 72	1	JW Marriott Nashville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	73	1	The Promontory	6.8%	3/31/2029	Innovative Industrial Prop.	6,119	6.2%	4/15/2025	Hill International Inc.	6,063	6.2%	12/31/2022	Phunware, Inc.	5,353	5.4%	6/30/2025
23	Loan		1	18 Spencer Street	9.8%	2/28/2031	Silver Cup	3,629	7.0%	11/30/2025	Kindercare	3,629	7.0%	11/30/2030	Astar Home Capital	3,344	6.4%	11/30/2025
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio
24.01	Property	77	1	Boardwalk @ 18th	4.5%	4/30/2023	Wild Hair Salon	5,889	4.5%	11/30/2021	Boca Pointe Community Assoc.	5,551	4.2%	11/30/2025	Rooms For Prince & Princess	4,920	3.7%	8/31/2024
24.02	Property		1	Fountains Center	3.4%	12/31/2024	Gil Lichtshein	5,987	3.2%	7/31/2026	Salt Academy	5,950	3.2%	8/31/2028	Cohen & Sheinker, MD, PA	5,066	2.7%	2/28/2023
24.03	Property	78	1	City National Park	10.6%	7/14/2030	Hellenic Petroleum LLC	8,381	6.3%	2/28/2025	Harbinger Capital Group	8,281	6.3%	6/30/2021	Revamp Healthcare Partners	7,622	5.8%	8/31/2027
24.04	Property	79, 80	1	Grove Centre	7.3%	2/28/2026	Big Boca Smiles	4,495	7.3%	11/30/2026	Sequoia Insurance	4,371	7.1%	10/31/2024	Skin Apeel, Inc.	3,162	5.1%	1/31/2024
25	Loan	9, 81	3	Cabinetworks Portfolio
25.01	Property		1	15535 South State Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	150 Grand Valley Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	16052 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	82, 83	1	Live Nation Downtown LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		6	Kokot Portfolio
27.01	Property		1	638-640 East 14th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	217 East 22nd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	239 West 15th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	106 East 7th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	426 East 77th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	67 Saint Mark’s Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	84	1	16-18 Squadron Boulevard	13.7%	12/31/2023	Dr. Michael S. Rothstein D.D.S	3,035	5.9%	6/30/2023	All Sport & Spine	2,400	4.7%	4/29/2023	NCTRC	2,297	4.5%	3/14/2022
29	Loan	85, 86, 87	1	Expressway Marketplace	18.9%	1/31/2026	Petsmart	25,020	16.1%	10/31/2032	Fundemonium	14,000	9.0%	9/30/2024	Chuck E Cheese	11,250	7.3%	8/31/2025
30	Loan	88	1	7828 Georgia Avenue NW	19.9%	6/30/2028	Shephed Park Childrens Academy	3,942	8.2%	9/30/2033	Stella Chukwu, DDS	2,054	4.3%	1/31/2032	NAP	NAP	NAP	NAP
31	Loan	9, 89	1	141 Livingston	3.5%	6/30/2027	AT&T Mobility	0	0.0%	12/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	2233 Nostrand Avenue	18.5%	2/28/2026	Law Offices of David Fleischmann	3,300	14.1%	7/31/2025	FedEx Office and Print Center	2,599	11.1%	3/31/2027	Dr. Petrosova	2,350	10.1%	11/30/2024
33	Loan	90	3	Birmingham Mixed Use Portfolio
33.01	Property		1	2014 Morris Avenue	23.4%	2/29/2040	Maestro Maintenance	3,056	14.9%	1/31/2040	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	209 41st Street South	25.2%	11/30/2024	Saw’s Soul Kitchen	2,337	18.8%	11/30/2029	Balance Nutrition	2,200	17.7%	4/30/2024	Ampersandwich	1,000	8.1%	4/30/2026
33.03	Property		1	1024 20th Street South	29.8%	3/31/2029	Domestique Café	629	8.1%	3/31/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	91	1	1111 Southern Minerals Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	9, 92	1	At Home - Willow Grove	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		4	VanWest MI Portfolio
36.01	Property		1	Shelby	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Warren	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Rockford	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Belmont	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		2	Teel Plastics Portfolio
37.01	Property		1	1060 Teel Court	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	426 Hitchcock Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Signal Hill Gateway	26.6%	10/31/2029	Dollar Tree	11,213	19.9%	2/25/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	93	1	Rouzan Marketplace	8.3%	2/28/2031	Izzo’s Illegal Burritos	2,250	6.0%	2/28/2029	Ocean Nails	2,000	5.4%	5/31/2030	NAP	NAP	NAP	NAP
40	Loan		1	Radiance Technologies	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	475 Grand Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	94, 95	3	Mile High Multifamily Portfolio
42.01	Property		1	Sunrise Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	Olive Tree Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.03	Property		1	Tangiers Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	96	1	Mid Cape Flex	13.7%	3/31/2024	Fair Play Indoor Sports, Inc.	11,850	11.5%	2/28/2024	Keltour US Inc.	9,440	9.2%	10/31/2024	Elite Performance Training Health	9,436	9.2%	6/30/2025
44	Loan	97	1	500 W Superior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	PDX Front Ave Industrial	24.6%	6/30/2023	Hercules Towing	6,842	9.6%	11/30/2021	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	2517 North Ontario	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	98	1	4 Storage - Red Lion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-7

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	1/20/2021	NAP	1/20/2021	12/24/2020	10%	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	3/4/2021	NAP	2/24/2021	2/23/2021	14%	No	Fee	NAP	NAP	NAP	NAP	79,120	79,120	0
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	3/11/2021	NAP	3/11/2021	3/11/2021	11%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
4	Loan	26	1	4800-4900 Fournace Place	3/3/2021	NAP	3/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	142,263	35,566	112,966
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	3/3/2021	NAP	3/3/2021	NAP	NAP	No	Leasehold	5/31/2041	1, 22-year and 6 months renewal	1,600,000	None	0	Springing	0
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	1/8/2021	NAP	12/28/2020	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	0	Springing	0
7	Loan	40	1	2600 El Camino Real	2/16/2021	NAP	2/16/2021	2/17/2021	10%	No	Leasehold	9/30/2051	None	1,423,793	Yes	61,200	61,200	0
8	Loan	41	1	175 Progress Place	3/15/2021	NAP	3/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	372,470	62,078	0
9	Loan	42, 43	1	Boston Scientific	1/27/2021	NAP	11/3/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	7/1/2020	NAP	7/1/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	374,559	187,280	0
11	Loan	47	1	2501 Seaport	11/18/2020	NAP	2/16/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	300,378	42,911	0
12	Loan	48, 49, 50, 51	1	100 Bradley	8/24/2020	NAP	8/24/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	240,642	35,862	0
13	Loan	52	1	618 Bushwick	3/8/2021	NAP	3/8/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	27,390	6,847	6,784
14	Loan		1	Amazon Campbellsville Fulfillment Center	3/1/2021	NAP	2/25/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	1/27/2021	NAP	1/27/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	143,650	47,883	97,653
16	Loan		1	Nautica Pointe	3/2/2021	NAP	3/2/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	126,617	63,309	0
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers												1,133,321	283,330	0
17.01	Property		1	Galleria Tower I	1/13/2020	NAP	1/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.02	Property		1	Galleria Tower II	1/13/2020	NAP	1/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
17.03	Property		1	Galleria Financial Center	1/13/2020	NAP	1/13/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
18	Loan	65	1	GE Aviation New Hampshire	3/2/2021	NAP	2/26/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
19	Loan	66, 67, 68	1	2000 Collins Avenue	3/8/2021	NAP	3/8/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	142,574	23,762	0
20	Loan	9, 69	10	U.S. Industrial Portfolio VI												0	Springing	0
20.01	Property		1	True Value	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.02	Property		1	Belnick	12/21/2020	NAP	12/21/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.03	Property		1	Tufco - 3161 South Ridge Road	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.04	Property		1	Pro Con - 109 Maplewood Drive	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.05	Property		1	Total Logistics	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.06	Property		1	Pro Con - 2441 East Glendale Avenue	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.07	Property		1	Amaray	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.08	Property		1	Pro Con - 2430 East Glendale Avenue	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.09	Property	70	1	Tufco - 1205 Burris Road	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
20.10	Property		1	Tufco - 1055 Parkview Road	12/22/2020	NAP	12/22/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
21	Loan	9, 71, 72	1	JW Marriott Nashville	2/25/2020	NAP	2/26/2020	NAP	NAP	No	Fee / Leasehold	3/6/2030	4, 10-year extension options	1	No	0	Springing	0
22	Loan	73	1	The Promontory	2/25/2021	NAP	2/25/2021	2/25/2021	8%	No	Fee	NAP	NAP	NAP	NAP	0	31,818	2,735
23	Loan		1	18 Spencer Street	1/21/2021	NAP	1/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	14,011	2,002	21,669
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio												609,758	152,439	1,008,948
24.01	Property	77	1	Boardwalk @ 18th	2/19/2020	NAP	2/20/2020	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
24.02	Property		1	Fountains Center	2/21/2020	NAP	2/20/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
24.03	Property	78	1	City National Park	2/20/2020	NAP	2/20/2020	NAP	NAP	Yes - AH, AE	Fee	NAP	NAP	NAP	NAP
24.04	Property	79, 80	1	Grove Centre	2/22/2020	NAP	2/20/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25	Loan	9, 81	3	Cabinetworks Portfolio												0	Springing	0
25.01	Property		1	15535 South State Avenue	7/24/2020	NAP	7/24/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25.02	Property		1	150 Grand Valley Avenue	7/24/2020	NAP	7/23/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
25.03	Property		1	16052 Industrial Parkway	7/24/2020	NAP	7/24/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
26	Loan	82, 83	1	Live Nation Downtown LA	3/16/2021	3/9/2020	3/16/2021	3/16/2021	18%	No	Fee	NAP	NAP	NAP	NAP	12,103	3,026	0
27	Loan		6	Kokot Portfolio												423,796	84,759	0
27.01	Property		1	638-640 East 14th Street	3/1/2021	NAP	3/1/2021	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP
27.02	Property		1	217 East 22nd Street	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.03	Property		1	239 West 15th Street	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.04	Property		1	106 East 7th Street	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.05	Property		1	426 East 77th Street	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
27.06	Property		1	67 Saint Mark’s Place	3/1/2021	NAP	3/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
28	Loan	84	1	16-18 Squadron Boulevard	12/1/2020	NAP	12/1/2020	NAP	NAP	Yes - AE	Fee	NAP	NAP	NAP	NAP	140,877	28,175	12,184
29	Loan	85, 86, 87	1	Expressway Marketplace	7/6/2020	NAP	3/1/2021	2/10/2021	9%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
30	Loan	88	1	7828 Georgia Avenue NW	2/12/2021	NAP	2/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	46,878	23,439	0
31	Loan	9, 89	1	141 Livingston	2/2/2021	NAP	2/1/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	70,582	17,646	0
32	Loan		1	2233 Nostrand Avenue	11/23/2020	NAP	11/23/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	28,367	5,673	4,109
33	Loan	90	3	Birmingham Mixed Use Portfolio												10,308	3,436	0
33.01	Property		1	2014 Morris Avenue	2/9/2021	NAP	2/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.02	Property		1	209 41st Street South	2/9/2021	NAP	2/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
33.03	Property		1	1024 20th Street South	2/9/2021	NAP	2/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
34	Loan	91	1	1111 Southern Minerals Road	2/19/2021	NAP	3/3/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	5,873	1,468	0
35	Loan	9, 92	1	At Home - Willow Grove	4/7/2021	NAP	4/5/2021	NAP	NAP	No	Fee / Leasehold	7/31/2048	3, 10-year extension options	320,951	No	0	Springing	0
36	Loan		4	VanWest MI Portfolio												78,016	19,504	3,438
36.01	Property		1	Shelby	12/7/2020	NAP	12/7/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36.02	Property		1	Warren	12/7/2020	NAP	12/7/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36.03	Property		1	Rockford	12/10/2020	NAP	12/10/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
36.04	Property		1	Belmont	12/8/2020	NAP	12/8/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37	Loan		2	Teel Plastics Portfolio												0	Springing	0
37.01	Property		1	1060 Teel Court	11/4/2020	NAP	11/4/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
37.02	Property		1	426 Hitchcock Street	11/4/2020	NAP	11/4/2020	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
38	Loan		1	Signal Hill Gateway	11/17/2020	NAP	1/27/2021	1/26/2021	11%	No	Fee	NAP	NAP	NAP	NAP	0	16,497	3,196
39	Loan	93	1	Rouzan Marketplace	2/12/2021	NAP	2/12/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	3,071	614	17,465
40	Loan		1	Radiance Technologies	3/11/2021	NAP	3/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	77,458	19,365	0
41	Loan		1	475 Grand Street	2/9/2021	NAP	2/9/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	29,957	5,991	1,687
42	Loan	94, 95	3	Mile High Multifamily Portfolio												0	6,596	2,827
42.01	Property		1	Sunrise Apartments	1/21/2021	NAP	1/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42.02	Property		1	Olive Tree Apartments	1/6/2021	NAP	1/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
42.03	Property		1	Tangiers Apartments	1/6/2021	NAP	1/6/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP
43	Loan	96	1	Mid Cape Flex	1/12/2021	NAP	1/11/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	53,629	7,661	35,599
44	Loan	97	1	500 W Superior	2/10/2021	NAP	2/10/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	43,335	10,834	4,003
45	Loan		1	PDX Front Ave Industrial	2/5/2021	NAP	2/5/2021	2/25/2021	14%	No	Fee	NAP	NAP	NAP	NAP	39,146	6,524	22,238
46	Loan		1	2517 North Ontario	2/9/2021	NAP	2/9/2021	2/9/2021	15%	No	Fee	NAP	NAP	NAP	NAP	0	Springing	0
47	Loan	98	1	4 Storage - Red Lion	2/19/2021	NAP	2/19/2021	NAP	NAP	No	Fee	NAP	NAP	NAP	NAP	3,969	3,969	0

A-1-8

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	Springing	0	Springing	32,205	0	Springing	0	0	0	0	0	122,730,124	Springing
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	Springing	0	2,307	0	0	13,840	0	0	0	0	0	949,120	0
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	Springing	0	Springing	0	16,421,411	Springing	0	0	0	0	0	5,572,775	Springing
4	Loan	26	1	4800-4900 Fournace Place	19,010	0	9,412	0	0	47,062	0	0	0	0	0	2,350,000	Springing
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	Springing	0	Springing	0	0	Springing	0	0	0	0	0	319,928	Springing
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	Springing	0	0	0	6,650,000	Springing	6,650,000	0	0	0	768,881	1,556,161	0
7	Loan	40	1	2600 El Camino Real	Springing	0	1,384	49,841	0	0	0	0	0	0	0	2,918,776	118,649
8	Loan	41	1	175 Progress Place	Springing	0	10,873	0	1,700,000	19,416	2,700,000	0	0	0	96,406	770,442	0
9	Loan	42, 43	1	Boston Scientific	Springing	0	Springing	50,383	0	Springing	231,745	0	0	0	0	0	0
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	Springing	0	6,504	0	3,000,000	Springing	1,170,788	0	0	0	4,620	3,422,872	0
11	Loan	47	1	2501 Seaport	Springing	0	13,134	0	0	41,759	0	0	0	0	104,813	1,041,607	0
12	Loan	48, 49, 50, 51	1	100 Bradley	Springing	0	1,042	0	0	0	0	599,635	0	0	0	303,011	0
13	Loan	52	1	618 Bushwick	6,784	2,063	2,063	0	0	0	0	0	0	0	0	15,000	0
14	Loan		1	Amazon Campbellsville Fulfillment Center	Springing	0	Springing	0	0	Springing	0	565,110	0	0	0	363,500	0
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	7,512	0	Springing	0	0	0	0	0	0	0	0	4,868,592	0
16	Loan		1	Nautica Pointe	Springing	0	2,757	85,200	0	0	0	0	0	0	0	0	0
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	Springing	0	21,990	0	6,000,000	88,973	8,000,000	0	0	0	0	2,290,985	Springing
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire	Springing	0	Springing	0	0	Springing	0	0	0	0	0	0	0
19	Loan	66, 67, 68	1	2000 Collins Avenue	Springing	444	444	0	8,333	8,333	400,000	0	0	0	0	500,000	0
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	Springing	0	Springing	894,587	0	Springing	1,789,173	0	0	0	0	701,088	0
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville	Springing	1,875,692	(i) for the payment dates through and including July 2023, 3% of Gross Revenues for the prior calendar month and (ii) thereafter, 4% of Gross Revenues for the prior calendar month	0	0	0	0	8,831,707	0	0	0	0	0
22	Loan	73	1	The Promontory	2,735	500,000	1,637	0	750,000	Springing	491,245	0	0	0	0	54,873	0
23	Loan		1	18 Spencer Street	2,709	0	871	0	0	5,446	350,000	388,830	0	0	45,000	225,600	0
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	84,079	0	10,614	0	1,500,000	42,877	3,000,000	1,000,000	Springing	0	18,755	211,000	0
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio	Springing	0	Springing	305,779	0	Springing	1,528,894	0	0	0	0	0	0
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA	Springing	0	540	19,423	0	3,598	0	790,833	0	0	0	0	0
27	Loan		6	Kokot Portfolio	Springing	0	2,790	0	0	0	0	0	0	0	0	0	0
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard	3,046	0	852	0	0	7,159	258,922	0	0	0	4,563	0	0
29	Loan	85, 86, 87	1	Expressway Marketplace	Springing	0	3,488	0	0	6,460	232,543	244,712	0	0	0	84,341	Springing
30	Loan	88	1	7828 Georgia Avenue NW	Springing	0	723	0	0	Springing	0	0	0	0	6,050	423,936	0
31	Loan	9, 89	1	141 Livingston	Springing	0	Springing	0	0	0	0	0	0	0	0	0	Springing
32	Loan		1	2233 Nostrand Avenue	1,027	100,000	353	0	0	3,875	200,000	400,000	0	0	4,400	2,700	2,700
33	Loan	90	3	Birmingham Mixed Use Portfolio	Springing	0	736	0	100,000	3,387	0	310,384	0	0	0	0	0
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road	Springing	351	351	0	0	0	0	0	0	0	10,323	90,721	0
35	Loan	9, 92	1	At Home - Willow Grove	Springing	0	1,182	0	0	5,910	0	0	0	0	0	1,835,000	0
36	Loan		4	VanWest MI Portfolio	1,719	0	2,348	0	0	0	0	0	0	0	469,949	0	0
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio	Springing	0	Springing	0	0	0	0	173,052	0	0	0	0	0
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway	1,598	0	1,189	0	0	4,705	282,300	195,864	0	0	0	150,000	0
39	Loan	93	1	Rouzan Marketplace	1,588	0	467	0	0	2,333	0	0	0	0	0	159,651	0
40	Loan		1	Radiance Technologies	Springing	0	894	53,634	0	4,470	0	0	0	0	0	0	0
41	Loan		1	475 Grand Street	422	0	133	0	0	0	0	0	0	0	0	0	0
42	Loan	94, 95	3	Mile High Multifamily Portfolio	2,827	360,000	2,400	0	0	0	0	60,000	0	0	132,688	0	0
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex	4,450	0	1,369	32,858	100,000	8,557	200,000	0	0	0	0	15,000	0
44	Loan	97	1	500 W Superior	801	0	248	0	200,000	3,304	400,000	243,303	0	0	0	0	0
45	Loan		1	PDX Front Ave Industrial	1,853	0	718	0	0	2,566	92,385	0	0	0	11,875	0	Springing
46	Loan		1	2517 North Ontario	Springing	0	Springing	0	0	Springing	0	0	0	0	0	225,000	0
47	Loan	98	1	4 Storage - Red Lion	Springing	0	365	0	0	0	0	0	0	0	13,125	0	0

A-1-9

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	Unfunded Obligations Reserve (Upfront: $122,730,124.21), Ground Rent Reserve (Monthly: Springing)	0	0	NAP	Hard	Springing	No	Yes	Yes
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	Unfunded Obligations Reserve	0	0	NAP	Hard	In Place	Yes	Yes	No
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	Free Rent Reserve (Upfront: $5,572,775.41), Condominium Reserve (Monthly: Springing)	0	0	NAP	Hard	Springing	Yes	Yes	Yes
4	Loan	26	1	4800-4900 Fournace Place	Capital Improvement Reserve (Upfront: $2,350,000), Houston Methodist Reserve (Monthly: Springing; Cap: $1,000,000)	1,000,000	0	NAP	Hard	In Place	No	Yes	No
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	Unfunded Obligations Reserve (Upfront: $319,928), Ground Rent Reserve (Monthly: Springing), Specified Tenant Trigger Reserve (Monthly: Springing)	Specified Tenant Trigger Reserve ($16,181,480)	0	NAP	Hard	Springing	Yes	Yes	Yes
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	No	Yes
7	Loan	40	1	2600 El Camino Real	Unfunded Obligations Reserve (Upfront: $2,800,126.87), Ground Rent Reserve (Upfront: $118,649.40; Monthly: $118,649.40)	0	0	NAP	Hard	Springing	Yes	Yes	No
8	Loan	41	1	175 Progress Place	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	Yes	No
9	Loan	42, 43	1	Boston Scientific	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	Yes	Yes
11	Loan	47	1	2501 Seaport	Unfunded Obligations Reserve ($978,023.53), Talen Energy Reserve ($63,583.37)	0	0	NAP	Hard	Springing	Yes	Yes	No
12	Loan	48, 49, 50, 51	1	100 Bradley	Fortress Reimbursement Reserve ($213,011), Transformer Reserve ($90,000)	0	0	NAP	Springing	Springing	Yes	No	No
13	Loan	52	1	618 Bushwick	Municipal Violation Reserve	0	0	NAP	Hard	Springing	Yes	No	No
14	Loan		1	Amazon Campbellsville Fulfillment Center	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	Yes	No
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	Outstanding TI/LC Reserve: ($4,799,293), Condominium Reserve: ($69,299)	0	0	NAP	Hard	Springing	Yes	Yes	Yes
16	Loan		1	Nautica Pointe	NAP	0	0	NAP	None	None	Yes	No	No
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	Condo Reserve Funds (Upfront: $98,143.16, Monthly: Springing), Unfunded Obligations Reserve ($2,192,842)	0	0	NAP	Hard	Springing	Yes	Yes	Yes
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No
19	Loan	66, 67, 68	1	2000 Collins Avenue	Outstanding TI Reserve	0	0	NAP	Springing	Springing	Yes	No	No
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	Yes	Yes
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville	NAP	0	0	NAP	Hard	Springing	Yes	No	Yes
22	Loan	73	1	The Promontory	Free Rent Reserve	0	0	NAP	Springing	Springing	Yes	Yes	No
23	Loan		1	18 Spencer Street	Free Rent Reserve	0	0	NAP	Springing	Springing	Yes	No	No
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	Unfunded Obligations Reserve	0	0	NAP	Hard	Springing	Yes	No	Yes
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio	NAP	0	0	NAP	Hard	Springing	Yes	Yes	Yes
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No
27	Loan		6	Kokot Portfolio	NAP	0	0	NAP	Springing	Springing	Yes	No	No
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard	NAP	0	0	NAP	Springing	Springing	Yes	Yes	No
29	Loan	85, 86, 87	1	Expressway Marketplace	Free Rent Reserve (Upfront: $84,341.25), Big Lots Extension Funds (Monthly: Springing)	0	0	NAP	Hard	In Place	Yes	Yes	No
30	Loan	88	1	7828 Georgia Avenue NW	Unfunded Obligations Reserve ($258,620), Free Rent Reserve ($165,316)	0	0	NAP	Hard	Springing	Yes	Yes	No
31	Loan	9, 89	1	141 Livingston	Renewal Tenant Reserve	0	0	NAP	Springing	Springing	Yes	Yes	Yes
32	Loan		1	2233 Nostrand Avenue	Free Rent Reserve	0	0	NAP	Springing	Springing	Yes	Yes	No
33	Loan	90	3	Birmingham Mixed Use Portfolio	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road	Rent Reserve	0	0	NAP	Hard	Springing	Yes	No	No
35	Loan	9, 92	1	At Home - Willow Grove	Unfunded Obligations Reserve	0	0	NAP	Hard	In Place	Yes	Yes	No
36	Loan		4	VanWest MI Portfolio	NAP	0	0	NAP	Springing	Springing	Yes	No	No
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio	NAP	0	0	NAP	Hard	In Place	Yes	Yes	No
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway	Petco TI Reserve	0	0	NAP	Hard	Springing	Yes	Yes	No
39	Loan	93	1	Rouzan Marketplace	Unfunded Obligations Reserve	0	0	NAP	Hard	In Place	Yes	Yes	No
40	Loan		1	Radiance Technologies	NAP	0	0	NAP	Springing	Springing	Yes	Yes	No
41	Loan		1	475 Grand Street	NAP	0	0	NAP	Springing	Springing	Yes	No	No
42	Loan	94, 95	3	Mile High Multifamily Portfolio	NAP	0	0	NAP	Springing	Springing	Yes	No	No
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex	Unfunded Obligations Reserve	0	0	NAP	Springing	Springing	Yes	No	No
44	Loan	97	1	500 W Superior	NAP	0	0	NAP	Hard	Springing	Yes	Yes	No
45	Loan		1	PDX Front Ave Industrial	Raun Renewal Reserve	0	0	NAP	Hard	Springing	Yes	Yes	No
46	Loan		1	2517 North Ontario	Center Staging Prepaid Rent Reserve	0	0	NAP	Springing	Springing	Yes	Yes	No
47	Loan	98	1	4 Storage - Red Lion	NAP	0	0	NAP	Springing	Springing	Yes	No	No

A-1-10

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)
															4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	No	120,000,000	260,000,000	662,718.33	968,588.33	240,000,000	3.01680%	620,000,000	1,580,328.33	62.0%	2.89	8.9%	130,000,000	4.50000%	750,000,000	3,435,652.96
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	NAP	NAP	NAP	NAP	NAP	12,500,000	3.66000%	115,000,000	355,621.52	74.2%	2.02	7.5%	NAP	NAP	NAP	NAP
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	Yes	90,000,000	144,900,000	367,872.94	596,365.45	155,100,000	3.004833%	390,000,000	990,134.21	58.2%	2.57	7.9%	65,000,000	6.10000%	455,000,000	1,325,140.00
4	Loan	26	1	4800-4900 Fournace Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	No	50,000,000	185,600,000	506,511.85	642,964.40	114,400,000	3.23000%	350,000,000	955,167.83	51.9%	2.72	9.5%	NAP	NAP	NAP	NAP
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	No	48,520,000	150,000,000	423,301.78	560,225.80	NAP	NAP	198,520,000	560,225.80	68.7%	2.78	9.7%	30,540,000	7.00000%	229,060,000	740,850.11
7	Loan	40	1	2600 El Camino Real	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	41	1	175 Progress Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	42, 43	1	Boston Scientific	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	Yes	37,000,000	18,500,000	86,792.93	260,378.78	NAP	NAP	55,500,000	260,378.78	74.0%	1.67	9.5%	NAP	NAP	NAP	NAP
11	Loan	47	1	2501 Seaport	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	48, 49, 50, 51	1	100 Bradley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	52	1	618 Bushwick	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Amazon Campbellsville Fulfillment Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	No	26,000,000	45,000,000	128,168.23	202,220.98	NAP	NAP	71,000,000	202,220.98	64.5%	1.92	6.6%	NAP	NAP	NAP	NAP
16	Loan		1	Nautica Pointe	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	No	24,969,936	64,921,834	327,802.40	453,880.24	NAP	NAP	89,891,770	453,880.24	48.6%	1.71	12.6%	NAP	NAP	NAP	NAP
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	66, 67, 68	1	2000 Collins Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	No	21,000,000	60,000,000	188,380.56	254,313.75	NAP	NAP	81,000,000	254,313.75	59.3%	2.56	10.7%	NAP	NAP	NAP	NAP
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville	No	20,000,000	165,000,000	437,607.12	490,650.41	NAP	NAP	185,000,000	490,650.41	61.5%	4.17	15.3%	NAP	NAP	NAP	NAP
22	Loan	73	1	The Promontory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	18 Spencer Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	No	19,300,000	79,700,000	270,703.26	336,256.25	NAP	NAP	99,000,000	336,256.25	63.5%	2.46	10.6%	NAP	NAP	NAP	NAP
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio	Yes	17,333,000	30,000,000	131,750.32	207,871.26	NAP	NAP	47,333,000	207,871.26	64.4%	2.08	11.7%	NAP	NAP	NAP	NAP
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		6	Kokot Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	85, 86, 87	1	Expressway Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	88	1	7828 Georgia Avenue NW	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	9, 89	1	141 Livingston	No	12,500,000	87,500,000	237,313.37	271,215.28	NAP	NAP	100,000,000	271,215.28	54.9%	2.52	8.9%	NAP	NAP	NAP	NAP
32	Loan		1	2233 Nostrand Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	90	3	Birmingham Mixed Use Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	9, 92	1	At Home - Willow Grove	NAP	NAP	NAP	NAP	NAP	2,000,000	3.88000%	12,061,322	57,168.56	60.0%	1.82	10.8%	NAP	NAP	NAP	NAP
36	Loan		4	VanWest MI Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	93	1	Rouzan Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Radiance Technologies	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	475 Grand Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	94, 95	3	Mile High Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	97	1	500 W Superior	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	PDX Front Ave Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	2517 North Ontario	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	98	1	4 Storage - Red Lion	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type	Sponsor
						4
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	75.0%	1.33	7.4%	No	NAP	Kylli Inc.
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	NAP	NAP	NAP	No	NAP	John R. Winther
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	67.9%	1.92	6.8%	No	NAP	KKR Real Estate Select Trust Inc.
4	Loan	26	1	4800-4900 Fournace Place	NAP	NAP	NAP	No	NAP	Danny M. Sheena and Osama Abdullatif
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	NAP	NAP	NAP	No	NAP	Vornado Realty L.P.
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	79.3%	2.10	8.4%	No	NAP	The Related Companies, Inc.
7	Loan	40	1	2600 El Camino Real	NAP	NAP	NAP	No	NAP	SHP Master II, LLC
8	Loan	41	1	175 Progress Place	NAP	NAP	NAP	No	NAP	Peter Murphy, Matthew O’Connor, Kevin Smith and Jonathan Stott
9	Loan	42, 43	1	Boston Scientific	NAP	NAP	NAP	No	NAP	New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	NAP	NAP	NAP	No	NAP	Abraham Grunhut
11	Loan	47	1	2501 Seaport	NAP	NAP	NAP	No	NAP	Jay Sugarman
12	Loan	48, 49, 50, 51	1	100 Bradley	NAP	NAP	NAP	No	NAP	Steven J. Guttman
13	Loan	52	1	618 Bushwick	NAP	NAP	NAP	No	NAP	Cayuga Capital Management LLC and Wildenstein & Co
14	Loan		1	Amazon Campbellsville Fulfillment Center	NAP	NAP	NAP	No	NAP	Edmund C. Wideman III, Matthew M. Wideman and Christopher D. Wideman
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	NAP	NAP	NAP	No	NAP	Massa Nova GmbH
16	Loan		1	Nautica Pointe	NAP	NAP	NAP	No	NAP	David M. Conwill and Steven B. Kimmelman
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	NAP	NAP	NAP	No	NAP	Azrieli Group Ltd.
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire	NAP	NAP	NAP	No	NAP	Moses Mizrahi
19	Loan	66, 67, 68	1	2000 Collins Avenue	NAP	NAP	NAP	No	NAP	Elyahu Cohen, Alexander Smith and Joey Cohen
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	NAP	NAP	NAP	Yes	Mezzanine (After 180 days from the origination date, Max Combined LTV of 56.37%, Min Combined DSCR of 3.269x, Min Combined DY of 12.32%; Intercreditor Agreement is required)	BIG STNL II LLC
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville	NAP	NAP	NAP	No	NAP	Jacquelyn Soffer
22	Loan	73	1	The Promontory	NAP	NAP	NAP	No	NAP	Stephen M. Zotovich
23	Loan		1	18 Spencer Street	NAP	NAP	NAP	No	NAP	Pinchos Loketch and Chana Lichtenstein
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	NAP	NAP	NAP	No	NAP	Carlos Ulloa, Debra Corchia, Daniel Statlander and James Capirio
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio	NAP	NAP	NAP	Yes	Mezzanine (Max Combined LTV of 64.4%; Min Combined DSCR of 2.35x; Min Combined Debt Yield of 12.38%; Intercreditor Agreement is required)	AG Net Lease IV (Q) Corp., AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA	NAP	NAP	NAP	No	NAP	David Bolour
27	Loan		6	Kokot Portfolio	NAP	NAP	NAP	No	NAP	Arthur Kokot
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard	NAP	NAP	NAP	No	NAP	Jack Wercberger
29	Loan	85, 86, 87	1	Expressway Marketplace	NAP	NAP	NAP	Yes	Mezz (Max Combined LTV of 62.0%; Min Combined DSCR of 1.90x; Min Combined Debt Yield of 10.25%; Intercreditor Agreement is required)	PWD Holdings, LLC
30	Loan	88	1	7828 Georgia Avenue NW	NAP	NAP	NAP	No	NAP	Norman Jemal
31	Loan	9, 89	1	141 Livingston	NAP	NAP	NAP	No	NAP	Clipper Realty Inc. and Clipper Realty L.P.
32	Loan		1	2233 Nostrand Avenue	NAP	NAP	NAP	No	NAP	Joel Wertzberger, Allan Lebovits and Jacob Tambor
33	Loan	90	3	Birmingham Mixed Use Portfolio	NAP	NAP	NAP	No	NAP	Hunter Renfroe and John Boone
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road	NAP	NAP	NAP	No	NAP	Avery Capital Real Estate Fund I, LP
35	Loan	9, 92	1	At Home - Willow Grove	NAP	NAP	NAP	No	NAP	Ronald J. Oehl
36	Loan		4	VanWest MI Portfolio	NAP	NAP	NAP	No	NAP	Wade A. Buxton, Jacob A. Vanderslice and Aaron M. Westphal
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio	NAP	NAP	NAP	No	NAP	LCN North American Fund III REIT
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway	NAP	NAP	NAP	No	NAP	William S. Russell
39	Loan	93	1	Rouzan Marketplace	NAP	NAP	NAP	No	NAP	Spinosa Class Trust, CJS Trust and Joseph T. Spinosa
40	Loan		1	Radiance Technologies	NAP	NAP	NAP	No	NAP	Allan Adelson
41	Loan		1	475 Grand Street	NAP	NAP	NAP	No	NAP	Joel Schwartz
42	Loan	94, 95	3	Mile High Multifamily Portfolio	NAP	NAP	NAP	No	NAP	Maximo Juda
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex	NAP	NAP	NAP	No	NAP	Douglas Hannah
44	Loan	97	1	500 W Superior	NAP	NAP	NAP	No	NAP	McLinden Holdings, L.L.C., Jane Slaven, Trustee of the Jane Slaven Revocable Trust
45	Loan		1	PDX Front Ave Industrial	NAP	NAP	NAP	No	NAP	Bradley Boland Sr. and Dorinda Boland
46	Loan		1	2517 North Ontario	NAP	NAP	NAP	No	NAP	Shahram Fahimian
47	Loan	98	1	4 Storage - Red Lion	NAP	NAP	NAP	No	NAP	Susan E. T. Petrone and SETP Revocable Trust

A-1-12

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)
									7
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	Kylli Inc.	No	No	Refinance	No
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	John R. Winther and John R. Winther as trustee of The John R. Winther Trust, dated September 20, 2012	No	No	Refinance	No
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	KKR Real Estate Select Trust Inc.	No	No	Acquisition	No
4	Loan	26	1	4800-4900 Fournace Place	Danny M. Sheena and Osama Abdullatif	No	No	Refinance	No
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	None	No	No	Refinance	No
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	The Related Companies, Inc.	No	No	Acquisition	No
7	Loan	40	1	2600 El Camino Real	SHP Master II, LLC	No	No	Refinance	No
8	Loan	41	1	175 Progress Place	Peter Murphy, Matthew O’Connor, Kevin Smith and Jonathan Stott	No	No	Refinance	No
9	Loan	42, 43	1	Boston Scientific	New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation	No	No	Recapitalization	No
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	Abraham Grunhut	No	No	Acquisition	No
11	Loan	47	1	2501 Seaport	Jay Sugarman	No	No	Refinance	Yes
12	Loan	48, 49, 50, 51	1	100 Bradley	Steven J. Guttman	No	No	Refinance	No
13	Loan	52	1	618 Bushwick	James P. Wiseman and Jacob L. Sacks	No	No	Refinance	No
14	Loan		1	Amazon Campbellsville Fulfillment Center	Edmund C. Wideman III, Matthew M. Wideman and Christopher D. Wideman	No	No	Acquisition	Yes
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	Massa Nova GmbH	No	No	Refinance	No
16	Loan		1	Nautica Pointe	David M. Conwill and Steven B. Kimmelman	No	No	Refinance	No
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers	Azrieli Group Ltd.	No	No	Refinance
17.01	Property		1	Galleria Tower I					No
17.02	Property		1	Galleria Tower II					No
17.03	Property		1	Galleria Financial Center					No
18	Loan	65	1	GE Aviation New Hampshire	Moses Mizrahi	No	No	Refinance	No
19	Loan	66, 67, 68	1	2000 Collins Avenue	Elyahu Cohen, Alexander Smith and Joey Cohen	No	No	Acquisition	No
20	Loan	9, 69	10	U.S. Industrial Portfolio VI	Brennan Management LLC, Michael Brennan, Robert G. Vanecko, Scott D. McKibben, Samuel A. Mandarino, Brad S. O’Halloran, Allen H. Crosswell, W. Troy McMane and Greenwood Holding Company, LLC	No	No	Refinance
20.01	Property		1	True Value					No
20.02	Property		1	Belnick					No
20.03	Property		1	Tufco - 3161 South Ridge Road					No
20.04	Property		1	Pro Con - 109 Maplewood Drive					Yes
20.05	Property		1	Total Logistics					No
20.06	Property		1	Pro Con - 2441 East Glendale Avenue					No
20.07	Property		1	Amaray					No
20.08	Property		1	Pro Con - 2430 East Glendale Avenue					No
20.09	Property	70	1	Tufco - 1205 Burris Road					Yes
20.10	Property		1	Tufco - 1055 Parkview Road					No
21	Loan	9, 71, 72	1	JW Marriott Nashville	Jacquelyn Soffer	No	No	Refinance	No
22	Loan	73	1	The Promontory	Stephen M. Zotovich	No	No	Acquisition	No
23	Loan		1	18 Spencer Street	Pinchos Loketch and Chana Lichtenstein	No	No	Refinance	No
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio	Carlos Ulloa, Debra Corchia, Daniel Statlander and James Capirio	No	No	Recapitalization; Acquisition
24.01	Property	77	1	Boardwalk @ 18th					No
24.02	Property		1	Fountains Center					No
24.03	Property	78	1	City National Park					No
24.04	Property	79, 80	1	Grove Centre					No
25	Loan	9, 81	3	Cabinetworks Portfolio	AG Net Lease IV (Q) Corp., AG Net Lease IV Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No	No	Acquisition
25.01	Property		1	15535 South State Avenue					No
25.02	Property		1	150 Grand Valley Avenue					No
25.03	Property		1	16052 Industrial Parkway					No
26	Loan	82, 83	1	Live Nation Downtown LA	David Bolour, David Bolour, as Co-Trustee for the OAL Trust dated January 31, 2011, Arezou Derghoff, as Co-Trustee for the OAL Trust dated January 31, 2011, David Dolour, as Co-Trustee for the JLL Trust dated January 31, 2011, Negin Dolour, as Co-Trustee for the JLL Trust dated January 31, 2011, Negin Dolour, as Co-Trustee for the IAB Trust dated August 5, 2011 and Arezou Derghoff, as Co-Trustee for the IAD Trust dated August 5, 2011	No	No	Refinance	No
27	Loan		6	Kokot Portfolio	Arthur Kokot	No	No	Refinance
27.01	Property		1	638-640 East 14th Street					No
27.02	Property		1	217 East 22nd Street					No
27.03	Property		1	239 West 15th Street					No
27.04	Property		1	106 East 7th Street					No
27.05	Property		1	426 East 77th Street					No
27.06	Property		1	67 Saint Mark’s Place					No
28	Loan	84	1	16-18 Squadron Boulevard	Jack Wercberger	No	No	Refinance	No
29	Loan	85, 86, 87	1	Expressway Marketplace	PWD Holdings, LLC	No	No	Refinance	No
30	Loan	88	1	7828 Georgia Avenue NW	Norman Jemal	No	No	Refinance	No
31	Loan	9, 89	1	141 Livingston	Clipper Realty Inc. and Clipper Realty L.P.	No	No	Refinance	No
32	Loan		1	2233 Nostrand Avenue	Joel Wertzberger, Allan Lebovits and Jacob Tambor	No	Yes	Refinance	Yes
33	Loan	90	3	Birmingham Mixed Use Portfolio	Hunter Renfroe and John Boone	No	No	Refinance
33.01	Property		1	2014 Morris Avenue					Yes
33.02	Property		1	209 41st Street South					Yes
33.03	Property		1	1024 20th Street South					Yes
34	Loan	91	1	1111 Southern Minerals Road	Avery Capital Real Estate Fund I, LP	No	No	Acquisition	No
35	Loan	9, 92	1	At Home - Willow Grove	Ronald J. Oehl	No	No	Recapitalization	No
36	Loan		4	VanWest MI Portfolio	Wade A. Buxton, Jacob A. Vanderslice and Aaron M. Westphal	No	No	Acquisition
36.01	Property		1	Shelby					No
36.02	Property		1	Warren					No
36.03	Property		1	Rockford					No
36.04	Property		1	Belmont					No
37	Loan		2	Teel Plastics Portfolio	LCN North American Fund III REIT	No	No	Acquisition
37.01	Property		1	1060 Teel Court					Yes
37.02	Property		1	426 Hitchcock Street					Yes
38	Loan		1	Signal Hill Gateway	William S. Russell	No	No	Acquisition	No
39	Loan	93	1	Rouzan Marketplace	Spinosa Class Trust, CJS Trust and Joseph T. Spinosa	No	No	Refinance	No
40	Loan		1	Radiance Technologies	Allan Adelson	No	No	Acquisition	No
41	Loan		1	475 Grand Street	Joel Schwartz	No	No	Refinance	Yes
42	Loan	94, 95	3	Mile High Multifamily Portfolio	Maximo Juda	No	No	Recapitalization
42.01	Property		1	Sunrise Apartments					No
42.02	Property		1	Olive Tree Apartments					No
42.03	Property		1	Tangiers Apartments					No
43	Loan	96	1	Mid Cape Flex	Douglas Hannah	No	No	Refinance	No
44	Loan	97	1	500 W Superior	McLinden Holdings, L.L.C., Jane Slaven, Trustee of the Jane Slaven Revocable Trust	No	No	Refinance	No
45	Loan		1	PDX Front Ave Industrial	Bradley Boland Sr. and Dorinda Boland	No	No	Refinance	No
46	Loan		1	2517 North Ontario	Shahram Fahimian	No	Yes	Acquisition	No
47	Loan	98	1	4 Storage - Red Lion	Susan E. T. Petrone and SETP Revocable Trust	No	No	Refinance	No

A-1-13

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sources: Loan Amount ($)	Sources: Principal’s New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)
						8
1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	380,000,000	0	370,000,000	0	750,000,000	450,379,085	0	29,007,553	122,730,124	147,883,238
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	102,500,000	0	12,500,000	0	115,000,000	99,806,719	0	2,197,462	1,028,241	11,967,578
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	234,900,000	152,433,823	220,100,000	0	607,433,823	0	579,386,461	6,053,175	21,994,186	0
4	Loan	26	1	4800-4900 Fournace Place	56,500,000	0	0	0	56,500,000	27,710,502	0	498,471	2,605,230	25,685,797
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	235,600,000	2,882,061	114,400,000	0	352,882,061	350,000,000	0	2,562,133	319,928	0
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	198,520,000	62,659,814	30,540,000	0	291,719,814	0	281,850,000	894,772	8,975,042	0
7	Loan	40	1	2600 El Camino Real	46,350,000	0	0	0	46,350,000	32,987,313	0	274,169	2,979,976	10,108,542
8	Loan	41	1	175 Progress Place	46,000,000	0	0	0	46,000,000	37,000,533	0	787,711	2,939,318	5,272,438
9	Loan	42, 43	1	Boston Scientific	39,725,850	0	0	0	39,725,850	0	0	279,706	0	39,446,144
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	55,500,000	27,190,492	0	0	82,690,492	0	75,000,000	888,441	6,802,051	0
11	Loan	47	1	2501 Seaport	34,000,000	0	0	0	34,000,000	12,952,461	0	3,271,255	1,446,798	16,329,485
12	Loan	48, 49, 50, 51	1	100 Bradley	32,500,000	0	0	0	32,500,000	7,017,496	0	876,345	1,143,288	23,462,871
13	Loan	52	1	618 Bushwick	30,000,000	0	0	0	30,000,000	25,551,553	0	2,695,998	51,237	1,701,212
14	Loan		1	Amazon Campbellsville Fulfillment Center	29,250,000	16,136,381	0	1,708,605	47,094,986	0	45,000,000	1,166,376	928,610	0
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	71,000,000	131,104	0	0	71,131,104	64,753,928	0	1,267,282	5,109,895	0
16	Loan		1	Nautica Pointe
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers
17.01	Property		1	Galleria Tower I
17.02	Property		1	Galleria Tower II
17.03	Property		1	Galleria Financial Center
18	Loan	65	1	GE Aviation New Hampshire
19	Loan	66, 67, 68	1	2000 Collins Avenue
20	Loan	9, 69	10	U.S. Industrial Portfolio VI
20.01	Property		1	True Value
20.02	Property		1	Belnick
20.03	Property		1	Tufco - 3161 South Ridge Road
20.04	Property		1	Pro Con - 109 Maplewood Drive
20.05	Property		1	Total Logistics
20.06	Property		1	Pro Con - 2441 East Glendale Avenue
20.07	Property		1	Amaray
20.08	Property		1	Pro Con - 2430 East Glendale Avenue
20.09	Property	70	1	Tufco - 1205 Burris Road
20.10	Property		1	Tufco - 1055 Parkview Road
21	Loan	9, 71, 72	1	JW Marriott Nashville
22	Loan	73	1	The Promontory
23	Loan		1	18 Spencer Street
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio
24.01	Property	77	1	Boardwalk @ 18th
24.02	Property		1	Fountains Center
24.03	Property	78	1	City National Park
24.04	Property	79, 80	1	Grove Centre
25	Loan	9, 81	3	Cabinetworks Portfolio
25.01	Property		1	15535 South State Avenue
25.02	Property		1	150 Grand Valley Avenue
25.03	Property		1	16052 Industrial Parkway
26	Loan	82, 83	1	Live Nation Downtown LA
27	Loan		6	Kokot Portfolio
27.01	Property		1	638-640 East 14th Street
27.02	Property		1	217 East 22nd Street
27.03	Property		1	239 West 15th Street
27.04	Property		1	106 East 7th Street
27.05	Property		1	426 East 77th Street
27.06	Property		1	67 Saint Mark’s Place
28	Loan	84	1	16-18 Squadron Boulevard
29	Loan	85, 86, 87	1	Expressway Marketplace
30	Loan	88	1	7828 Georgia Avenue NW
31	Loan	9, 89	1	141 Livingston
32	Loan		1	2233 Nostrand Avenue
33	Loan	90	3	Birmingham Mixed Use Portfolio
33.01	Property		1	2014 Morris Avenue
33.02	Property		1	209 41st Street South
33.03	Property		1	1024 20th Street South
34	Loan	91	1	1111 Southern Minerals Road
35	Loan	9, 92	1	At Home - Willow Grove
36	Loan		4	VanWest MI Portfolio
36.01	Property		1	Shelby
36.02	Property		1	Warren
36.03	Property		1	Rockford
36.04	Property		1	Belmont
37	Loan		2	Teel Plastics Portfolio
37.01	Property		1	1060 Teel Court
37.02	Property		1	426 Hitchcock Street
38	Loan		1	Signal Hill Gateway
39	Loan	93	1	Rouzan Marketplace
40	Loan		1	Radiance Technologies
41	Loan		1	475 Grand Street
42	Loan	94, 95	3	Mile High Multifamily Portfolio
42.01	Property		1	Sunrise Apartments
42.02	Property		1	Olive Tree Apartments
42.03	Property		1	Tangiers Apartments
43	Loan	96	1	Mid Cape Flex
44	Loan	97	1	500 W Superior
45	Loan		1	PDX Front Ave Industrial
46	Loan		1	2517 North Ontario
47	Loan	98	1	4 Storage - Red Lion

A-1-14

BMARK 2021-B25 Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	9, 10, 11, 12, 13, 14, 15, 16, 17	1	Burlingame Point	0	750,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 18, 19, 20	1	SOMA Teleco Office	0	115,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 11, 21, 22, 23, 24, 25	1	Amazon Seattle	0	607,433,823	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	26	1	4800-4900 Fournace Place	0	56,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	9, 11, 27, 28, 29, 30, 31, 32, 33	1	909 Third Avenue	0	352,882,061	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	9, 34, 35, 36, 37, 38, 39	1	Phillips Point	0	291,719,814	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	40	1	2600 El Camino Real	0	46,350,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	41	1	175 Progress Place	0	46,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	42, 43	1	Boston Scientific	0	39,725,850	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 11, 44, 45, 46	1	1985 Marcus	0	82,690,492	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	47	1	2501 Seaport	0	34,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	48, 49, 50, 51	1	100 Bradley	0	32,500,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	52	1	618 Bushwick	0	30,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Amazon Campbellsville Fulfillment Center	0	47,094,986	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	9, 53, 54, 55, 56	1	30 Hudson Yards 67	0	71,131,104	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Nautica Pointe			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	9, 57, 58, 59, 60, 61, 62, 63, 64	3	The Galleria Office Towers			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Galleria Tower I			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Galleria Tower II			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.03	Property		1	Galleria Financial Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	65	1	GE Aviation New Hampshire			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	66, 67, 68	1	2000 Collins Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	9, 69	10	U.S. Industrial Portfolio VI			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.01	Property		1	True Value			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.02	Property		1	Belnick			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.03	Property		1	Tufco - 3161 South Ridge Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.04	Property		1	Pro Con - 109 Maplewood Drive			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.05	Property		1	Total Logistics			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.06	Property		1	Pro Con - 2441 East Glendale Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.07	Property		1	Amaray			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.08	Property		1	Pro Con - 2430 East Glendale Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.09	Property	70	1	Tufco - 1205 Burris Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.10	Property		1	Tufco - 1055 Parkview Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	9, 71, 72	1	JW Marriott Nashville			7/1/2048	295.53	253.69	85.8%	211.99	39.10	18.4%	294.74	251.86	85.5%	NAV	NAV	NAV
22	Loan	73	1	The Promontory			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan		1	18 Spencer Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	9, 74, 75, 76	4	Boca Office Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.01	Property	77	1	Boardwalk @ 18th			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.02	Property		1	Fountains Center			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.03	Property	78	1	City National Park			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24.04	Property	79, 80	1	Grove Centre			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	9, 81	3	Cabinetworks Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	15535 South State Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	150 Grand Valley Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	16052 Industrial Parkway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	82, 83	1	Live Nation Downtown LA			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		6	Kokot Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.01	Property		1	638-640 East 14th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.02	Property		1	217 East 22nd Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.03	Property		1	239 West 15th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.04	Property		1	106 East 7th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.05	Property		1	426 East 77th Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.06	Property		1	67 Saint Mark’s Place			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	84	1	16-18 Squadron Boulevard			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	85, 86, 87	1	Expressway Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	88	1	7828 Georgia Avenue NW			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	9, 89	1	141 Livingston			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan		1	2233 Nostrand Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	90	3	Birmingham Mixed Use Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	2014 Morris Avenue			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	209 41st Street South			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	1024 20th Street South			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	91	1	1111 Southern Minerals Road			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	9, 92	1	At Home - Willow Grove			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		4	VanWest MI Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Shelby			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Warren			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Rockford			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Belmont			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		2	Teel Plastics Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.01	Property		1	1060 Teel Court			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.02	Property		1	426 Hitchcock Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan		1	Signal Hill Gateway			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	93	1	Rouzan Marketplace			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	Radiance Technologies			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	475 Grand Street			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	94, 95	3	Mile High Multifamily Portfolio			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.01	Property		1	Sunrise Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.02	Property		1	Olive Tree Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.03	Property		1	Tangiers Apartments			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	96	1	Mid Cape Flex			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	97	1	500 W Superior			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan		1	PDX Front Ave Industrial			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	2517 North Ontario			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
47	Loan	98	1	4 Storage - Red Lion			NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones (“QOZs”) under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(8)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Sources: Principal’s New Cash Contribution ($)” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Sources: Principal’s New Cash Contribution ($)” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(9)	The Mortgage Loan is part of a whole loan structure. Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations are based on the Mortgage Loan and any related Pari Passu Companion Loans, if applicable, but exclude any related Subordinate Companion Loans.

(10)	The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and JPMorgan Chase Bank, National Association.

(11)	The lockout period will be at least 24 payment dates beginning with and including the First Payment Date in May 2021. For the purpose of this prospectus, the assumed lockout period of 24 payment dates is based on the expected Benchmark 2021-B25 securitization closing date in April 2021. The actual lockout period may be longer.

(12)	Commencing on the Anticipated Repayment Date, the interest rate will increase to a per annum rate equal to 200 basis points plus the greater of (x) 3.01680% or (y) the then prevailing yield on the offer side swap rate with terms most nearly approximating those having maturities as close as possible to the Final Maturity Date plus 135 basis points.

(13)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated utilizing the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000 as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for Building 3, Building 4 and the Amenity Space is February 1, 2021. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the “as-is” appraised value of $900,000,000, as of January 14, 2021, are both 42.2%.

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(14)	The Burlingame Point Whole Loan documents provide the borrower with one five-day grace period in any 12-month period for any payments due on a payment date.

(15)	The sole tenant, Facebook, has executed a lease for the Mortgaged Property and is currently building out its space, but has not yet taken occupancy or begun paying rent. It is expected that Facebook could take occupancy of each building and the Amenity Space in approximately June 2021. Facebook is expected to begin paying rent on Building 1, Building 2, Building 3, Building 4, and the Amenity Space on July 11, 2021, January 11, 2022, May 8, 2022, November 7, 2022 and November 7, 2021, respectively. In addition, Facebook has been granted a rent credit in the total amount of $7,731,750. Facebook’s lease commenced with respect to Building 1 and Building 2 in November 2020 and is expected to commence with respect to Building 3, Building 4 and the Amenity Space in April 2021. We cannot assure you that Facebook’s lease will commence, or that it will occupy its space, open for business or begin paying rent as expected or at all.

(16)	The California State Lands Commission leases to the borrower rights of way over three parcels that are adjacent to the Burlingame Point Mortgaged Property and are expected to contain certain public improvements. If the California State Lands Commission consents, then the borrower’s leasehold interest in these rights of way will become collateral for the Burlingame Point Whole Loan. These leasehold interests were given no value for purposes of underwriting and the Appraised Value.

(17)	The mezzanine loan was funded by Athene Annuity and Life Company. The mezzanine loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year 1 to be used to pay down the mezzanine loan, resulting in a balloon balance of zero at the anticipated repayment date. Annual debt service for the Total Debt Underwritten NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the mezzanine loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period. The Total Debt Monthly Debt Service ($) is calculated as the annual debt service described above divided by 12.

(18)	The SOMA Teleco Office Property is a 110,717 SF creative office and telecom building located at 274 Brannan Street in San Francisco, California. The SOMA Teleco Office Property consists of data center space (60,394 SF, 57.2% of underwritten base rent), office space (47,743 SF, 38.8% of underwritten base rent) and meet-me-room space (2,580 SF, 4.0% of underwritten base rent).

(19)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated on the basis of the “As-is Excluding Impact of VZ Purchase Option” value of $155.0 million as of January 21, 2021, which assumes the Verizon Tenant does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-is” value of $140.0 million, which factors in the Verizon Tenant’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. MCI Communications Services LLC, one of two affiliated entities comprising the Verizon Tenant, has the option to purchase the entire Mortgaged Property for $140.0 million for (i) a 24-month period commencing on April 1, 2021, or (ii) if the full and final resolution of the litigation between landlord and Fortress SF1, LLC has not occurred prior to October 1, 2022, a six-month period commencing on the final resolution date. The “As-is” value results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 73.2% for the SOMA Teleco Office Loan and a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 82.1% for the SOMA Teleco Office Whole Loan.

(20)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is a result of recent leasing at the SOMA Teleco Office Property including (i) the extension and expansion of the Verizon Tenant lease and (ii) the underwriting of $961,758 in straight line rent steps for the Verizon Tenant and Adyen.

(21)	The Amazon Seattle Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of April 6, 2030 and a final maturity date of May 6, 2033. After the ARD, the interest rate will increase by 250 basis points over the greater of (x) 3.004833%, and (y) (1) the Nine-Year Swap Rate (as defined in Annex A-3 in this prospectus) in effect on the ARD plus (2) 1.357833%.

(22)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated on the basis of the “Hypothetical As-is” value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon.com Services LLC expansion space and the retail spaces paid. The appraisal concluded to an “As-is” value of $644.0 million as of March 4, 2021. The “As-is” value results in a

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Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 70.7% for the Amazon Seattle Total Debt.

(23)	The TI/LC Cap ($) is equal to the product of (x) $75.00 multiplied by (y) the aggregate number of rentable SF.

(24)	Commencing in 2015, the Mortgaged Property has undergone an extensive redevelopment from a department store to an office building by the seller of the Mortgaged Property. As of origination, certain portions of the redevelopment, consisting of the new lobby and the level one premises, together totaling 23,578 square feet (3.0% of total net rentable area), which are leased to the largest tenant, Amazon.com Services LLC, have not been completed. The Amazon.com Services LLC lease specifies required dates for (i) delivery of each phase of space in accordance with specified requirements, generally with landlord work sufficiently completed to allow for the construction of tenant’s improvements without material interference from landlord or landlord’s contractors (“Delivered”) and (ii) completion of each space in accordance with specified requirements, generally with landlord work completed and with a temporary or permanent certificate of occupancy or legal equivalent (“Completed”). Amazon.com Services LLC will be entitled to credits against its rent in the amount of one day of base rent for the applicable space for each day of delay for the first 45 days, and two days of base rent for the applicable space for each day of delay thereafter, (i) if the new lobby is not Delivered to it by November 30, 2021 (and a 90-day delivery notice has been sent to Amazon.com Services LLC with anticipated Delivery of the new lobby space by June 14, 2021), and (ii) if the new lobby is not Completed by August 15, 2021 or the level one space is not Completed by July 15, 2021. Amazon.com Services LLC has the right to terminate the new lobby space if either it is not Delivered or it is not Completed by February 28, 2022. The level one space is Delivered and no termination option remains for Delivery; however, Amazon.com Services LLC has the right to terminate the level one space if not Completed by January 31, 2022. In addition, Amazon.com Services LLC has not yet taken occupancy of its Phase III space (approximately 198,056 square feet), and has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. We cannot assure you that the remaining Phase III space will be delivered as expected or at all, or that Amazon.com Services LLC will take occupancy and/or pay rent on the applicable space as expected or at all.

(25)	Due to its designation as a historic landmark, the Mortgaged Property is also eligible to receive real estate tax credits for capital projects with qualified rehabilitation costs exceeding 25% of the current assessed value for a period of 10 years. The Mortgage Loan was underwritten based on the estimated real estate taxes in the borrower sponsor’s Year 1 Budget of $1,689,072, which is net of estimated tax credits of $1,605,470.

(26)	The Largest Tenant, Harris Health, representing approximately 58.2% of the net rentable area, has the right to (i) terminate its lease at any time after December 31, 2027 with at least six months’ prior written notice and payment of a termination fee and (ii) contract its space by up to 25% at any time after December 31, 2023 with at least six months’ prior written notice and payment of a termination fee. In addition, Harris Health has the right to terminate its lease at any time with at least four months’ prior written notice and payment of a termination fee if its related board of trustees or the Commissioners Court of Harris County determines, in their sole discretion, not to approve funding for Harris Health’s obligations under its related lease for the upcoming lease year.

(27)	The Largest Tenant at the 909 Third Avenue Mortgaged Property, USPS, lease expiration date is based on the assumption that USPS continues to exercise its remaining three, 5-year lease extension options through October 10, 2038. There is no assurance that USPS will in fact extend its lease through October 10, 2038 and it is not obligated to do so.

(28)	The Appraised Value ($) of the 909 Third Avenue Mortgaged Property assumes that USPS (which has three, 5-year renewal options remaining under its lease) extends the term of its current lease through October 10, 2038. The appraiser also provided a hypothetical value of $860,000,000 ($637 per SF) with a valuation date of March 1, 2021 which assumes USPS vacates after its current lease expiration date in October 2023 (the “Appraised Value Assuming USPS Vacates in 2023”).

(29)	The Second Largest Tenant at the 909 Third Avenue Mortgaged Property, IPG DXTRA, Inc., subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC (as successor by merger to Forest Laboratories) through January 2027.

(30)	The Second Largest Tenant at the 909 Third Avenue Mortgaged Property, IPG DXTRA, Inc., has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee (estimated at approximately $20.4 million). Such termination would constitute the occurrence of a Specified Tenant Trigger under the Mortgage Loan documents. In addition, IPG DXTRA, Inc. has a one-time contraction option to reduce its leased

A-1-18

space by 20,000 SF on March 1, 2024 with 12 months’ notice with payment of a contraction fee (estimated at approximately $1.7 million).

(31)	The Fourth Largest Tenant at the 909 Third Avenue Mortgaged Property, Geller & Company, subleases a portion of the 15th floor (9,343 SF) to Pizzarotta IBC.

(32)	The Fourth Largest Tenant at the 909 Third Avenue Mortgaged Property, Geller & Company, has the right to contract its lease for either the entirety of Floor 16 or portions thereof and either the entirety of Floor 17 or portions thereof at any time on or after April 30, 2017.

(33)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 909 Third Avenue Mortgaged Property can be attributed to recent leasing.

(34)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are calculated utilizing the “Hypothetical As Is” appraised value of $289,000,000 as of December 15, 2020, which assumes that an additional $6.65 million would be reserved by the borrower sponsor at origination for future tenant improvement allowances and leasing commissions. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the “as-is” appraised value of $282,000,000, as of December 15, 2020, are both 70.4%.

(35)	The Phillips Point Whole Loan documents provide the borrower with one five-day grace period in any 12-month period for any payments due on a payment date (other than the maturity date).

(36)	The Second Largest Tenant, Akerman, Senterfitt & Eidson, representing approximately 10.8% of the net rentable area, has two, one-time rights to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice and payment of a reduction or termination fee.

(37)	The Third Largest Tenant, Affiliated Managers Group (AMG), representing approximately 8.6% of the net rentable area, has executed a lease and is currently paying rent on 15,176 SF of its space, but does not occupy the space. We cannot assure you that Affiliated Managers Group (AMG) will take occupancy as expected or at all.

(38)	The Fourth Largest Tenant, Greenberg Traurig, representing approximately 6.7% of the net rentable area, subleases 2,796 SF to Frankel Loughran Starr & Vallone LLP on a 24-month term through May 2021 at $34.00 per SF.

(39)	On each payment date, if and to the extent the amount contained in the TI/LC reserve account is less than $6,650,000, the borrower is required to deposit into the TI/LC reserve account a Monthly TI/LC Reserve ($) amount equal to approximately $18,704.

(40)	With respect to the 2600 El Camino Real Mortgage Loan, an affiliate of the borrower, Sand Hill Property Co., is the Second Largest Tenant at the Mortgaged Property, leasing approximately 16.9% of the net rentable area at the Mortgaged Property as the headquarters for its real estate development and management firm.

(41)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 175 Progress Place Mortgaged Property is primarily attributable to the rent commencement of General Electric Aviation’s phase two space on May 1, 2021, contractual rent steps and potential income from vacant space.

(42)	The Boston Scientific Loan proceeds were used to return equity to the borrower following its February 2021 acquisition of the Mortgaged Property and pay origination costs. The borrower closed on the acquisition of the Mortgaged Property for approximately $61.12 million on February 5, 2021, and when combined with closing costs of $279,706, the borrower’s remaining cash equity is approximately $21,390,829.

(43)	The sole tenant, Boston Scientific, benefits from a 10-year tax abatement on a new office building, and other improvements at the Mortgaged Property, which is subject to clawback provisions in certain circumstances. No real estate taxes were underwritten as the sole tenant is required to pay real estate taxes under its lease.

(44)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the inclusion of Integra MLTC, Inc. ($1,246,471 in underwritten base rent) and Edgeworks ($339,900 in underwritten base rent). Furthermore, the higher Underwritten Net Operating Income ($) stems from contractual rent steps taken through April 30, 2022 and the present value of contractual rent step increments over the remainder of the JPMorgan Chase and NSLIJ (Northwell) lease terms.

A-1-19

(45)	The Largest Tenant, JPMorgan Chase, representing approximately 24.4% of the net rentable area, leases 55,445 SF expiring on October 31, 2030 and 20,681 SF expiring on July 31, 2025. In addition, JPMorgan Chase has the right to terminate its lease effective on May 1, 2027 with 12 months’ prior notice and payment of a termination fee. The Second Largest Tenant, Integra MLTC, Inc., representing approximately 12.3% of the net rentable area, has the right to terminate its lease effective at any time after August 31, 2028 with at least 12 months’ prior written notice. The Fifth Largest Tenant, PharMerica Corporation, representing approximately 7.2% of the net rentable area, has the right to terminate its lease effective on the last day of the 94th month following the related lease commencement date (which was on June 1, 2020) with at least 12 months’ prior written notice.

(46)	On each payment date, if and to the extent the amount contained in the TI/LC reserve account is less than approximately $1,170,788, the borrower is required to deposit into the TI/LC reserve account a Monthly TI/LC Reserve ($) amount equal to approximately $32,522.

(47)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 2501 Seaport Mortgaged Property is primarily attributable to contractual rent steps, and potential income from vacant space.

(48)	The Mortgaged Property was built in 1983 and 2003, and went through renovations in phases from 2017-2018. The property contains both private art storage facilities and managed art storage facilities.

(49)	The Mortgaged Property is comprised of 59,860 square feet of private art storage (which is approximately 82.0% leased as of the March 12, 2021 appraisal), 474,352 cubic feet of managed art storage (which is approximately 43.5% leased as of the March 12, 2021 appraisal) and a 600 square foot viewing room. The Number of Units represents the total SF of net rentable area. Occupancy of 83.7% represents the occupancy percentage for the private storage space (measured in SF). The managed storage space is measured in cubic feet and as of the January 19, 2021 underwritten rent roll, is 43.1% leased.

(50)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is a result of additional lease up and stabilization of the Mortgaged Property. Since November 2019, approximately 28 leases totaling 11,395 SF (approximately 19.0% of private storage net rentable area) have been signed at rents of between $36.58 PSF and $90.49 PSF, compared to rents when the Mortgaged Property first began lease up in March 2017 at $39.05 PSF. In addition, the borrower initially had a ground leasehold interest in the Mortgaged Property, but purchased the fee interest as part of a 1031 exchange in December 2020. As of the trailing 12-month period ending on November 30, 2020, the ground lease expense was $762,275.

(51)	At origination, the borrower deposited an amount of $213,011 into a Fortress Reimbursement Reserve to be held as additional collateral for the loan and to be disbursed to the borrower in order to reimburse an affiliate for payments made under a profit sharing arrangement related to the transfer to the Mortgaged Property of art storage tenants from a Fortress art storage facility.

(52)	The borrower benefits from a partial tax exemption pursuant to Section 421-a under the Affordable New York Housing Program, Option C (the “421-a Exemption Program”). Pursuant to the 421-a Exemption Program, 64 units are rent stabilized and, of the 64 rent stabilized units, 34 are considered “Market Rate (RS)” and 30 are rent stabilized into perpetuity as a part of the program. The 421-a Exemption Program commenced in 2017 and is scheduled to expire in 2052. During the term of the Mortgage Loan, the amount of annual tax savings from 421-a ranges from $597,249, representing approximately 88% tax savings (2020/21 tax year), to $748,638, representing approximately 87% tax savings (2027/28 tax year). The real estate taxes were underwritten based on the abated tax amount. Please see “Descriptions of the Mortgage Pool—Real Estate and Other Tax Considerations” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed-Use Properties” in this prospectus for additional information.

(53)	The Appraised Value ($),Cut-off Date LTV Ratio (%), and LTV Ratio at Maturity / ARD (%) are based on the “Hypothetical Value: Escrow Tenant Improvements” of $110,000,000 effective February 1, 2021, which assumes that the outstanding tenant improvement costs of $4,799,293 associated with the existing lease will be placed into an escrow account. On the Origination Date, the borrower reserved $4,799,293 for outstanding tenant improvements and leasing commissions. Based on the “As-Is” appraised value of $105,000,000 effective February 1, 2021, the Cut-off Date LTV Ratio (%), and LTV Ratio at Maturity / ARD (%) are 67.6%.

(54)	The borrower owns the fee interest in the Mortgaged Property. However, to obtain the New York City real estate tax exemption and the payment-in-lieu of taxes (“PILOT”) benefits, the borrower has leased the Mortgaged Property to the New York City Industrial Development Agency, which has subleased the Mortgaged Property back to the

A-1-20

borrower under an agency lease, which obligates borrower to make PILOT payments. The PILOT commenced in the 2019/20 tax year and is scheduled to expire after the tax year 2038/39. The real estate taxes were underwritten based on the abated tax amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus for additional information.

(55)	The related Mortgaged Property is subject to a condominium declaration that governs eight condominium units. The borrower is entitled to approximately 1.6% of voting rights and does not have control of the condominium board or any blocking rights with respect to for certain major decisions, such as unit removals and use of proceeds in connection with casualty or condemnation proceedings. However, the condominium policy prohibits implementation of any policies that would have disproportionately negative impacts any unit owners. In addition, the borrower has provided a non-recourse carveout for any losses associated with, among other things, the withdrawal of the unit comprising the mortgaged property from the condominium regime or termination of the condominium regime. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in this prospectus for additional information.

(56)	Related Companies L.P., the sole tenant at the mortgaged property with a lease expiration date of February 28, 2039, is subleasing its entire premises to Facebook, Inc. whose sublease expires in June 30, 2024.

(57)	The Galleria Office Towers mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and JPMorgan Chase Bank, National Association.

(58)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Galleria Financial Center Mortgaged Property is primarily attributable to the inclusion of potential income from vacant space, which was underwritten per the appraiser’s concluded market rent for each vacant space.

(59)	The Galleria Office Towers Mortgaged Properties are subject to a condominium regime with six total condominium units (for all purposes under the condominium documents), three of which constitute the entirety of the collateral, and three of which are not part of the collateral. There are six board seats, and the borrower is allocated three of the board seats. Please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in this prospectus for additional information.

(60)	The Largest Tenant at the Galleria Tower II Mortgaged Property, Quanta Services, subleases 56,345 SF from Panhandle Eastern Pipe Line Company, L.P.

(61)	The Second Largest Tenant at the Galleria Financial Center Mortgaged Property, Southwest Risk, LP, subleases 7,775 SF to Big Data Energy Services, Inc.

(62)	The Second Largest Tenant at the Galleria Tower I Mortgaged Property, Citigroup Technology has a one-time right to terminate either 100.0% or up to 50.0% of its space on June 30, 2025 upon 12 months’ written notice to the landlord and payment of an early termination fee.

(63)	The Third Largest Tenant at the Galleria Tower II Mortgaged Property, Kane Russell Coleman & Logan PC, subleases 18,687 SF from Panhandle Eastern Pipe Line Company, L.P.

(64)	The Fourth Largest Tenant at the Galleria Tower I Mortgaged Property, BKD, LLP, has a one-time right to contract up to the entirety of the 14th floor (9,440 SF) effective as of April 30, 2024.

(65)	On each payment date during a Trigger Period or Event of Default and, in any event, beginning on the payment date in May 2026, the borrower is required to deposit into the TI/LC reserve account a Monthly TI/LC Reserve ($) amount equal to $13,122.

(66)	For every 12 month period, the borrower has a one-time 5-day Grace Period to cure an event of default caused by the failure to pay the Monthly Debt Service (IO) ($) or deposit into the reserve funds, provided that the lender is not required to provide notice of such delinquent payments.

(67)	The Most Recent EGI ($) and the Most Recent NOI ($) are based on contractual rents and do not reflect rent abatements and/or deferrals that were actually granted in connection with COVID-19.

(68)	Jones Lange LaSalle Americas, Inc. is the sub-property manager of the Mortgaged Property.

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(69)	The Replacement Reserve Cap ($) is equal to the product of (x) $0.10 multiplied by (y) the aggregate number of rentable SF then contained in the mortgaged properties multiplied by (z) three. The TI/LC Cap ($) is equal to the product of (x) $0.20 multiplied by (y) the aggregate number of rentable SF then contained in the mortgaged properties multiplied by (z) three. As of the Cut-off Date, the aggregate number of rentable SF is 2,981,955.

(70)	The sole tenant, Tufco, is currently dark. Tufco is expected to continue paying full rent until the end of its lease term in July 2037. We cannot assure you that Tufco will continue paying rent as expected or at all.

(71)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to underwriting stabilized hotel operations pre-COVID-19 as of the trailing 12-month period ending on January 31, 2020. The latest trailing 12-month period ending on March 31, 2021 reflects the months heavily impacted by COVID-19. Additionally, the borrower sponsor has posted an 18-month debt service reserve equal to $8,831,707, which will be applied to monthly debt service payments through March 2022.

(72)	The Monthly Replacement / FF&E Reserve ($) is an FF&E reserve in an amount equal to (i) for the payment dates through and including July 2023, 3% of the gross revenues of the mortgaged property for the prior calendar month and (ii) thereafter, 4% of the gross revenues of the mortgaged property for the prior calendar month.

(73)	The Mortgage Loan documents limit the fees, costs and expenses to be paid or reimbursed by the borrower in connection with the review and approval or disapproval of each disbursement request for disbursements of the replacement reserve funds, rollover funds and required repair funds to $500 (excluding joint check fees).

(74)	The Boca Office Portfolio mortgage loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Bank of America, N.A.

(75)	The Appraised Value ($) represents the “portfolio appraised value”, which attributes a premium to the aggregate value of the mortgaged properties as a whole. Based on the sum of the individual appraised values of the mortgaged properties, the Appraised Value would be $150,700,000, which results in a Mortgage Loan Cut-off Date LTV Ratio (%) and Mortgage Loan LTV Ratio at Maturity / ARD (%) of 65.7%.

(76)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Boca Office Portfolio Mortgaged Properties is primarily attributable to unrealized rent accounting for new tenants occupying space, rent abatement expiration, contractual rent steps, and potential income from vacant space.

(77)	The Second Largest Tenant at the Boardwalk @ 18th Mortgaged Property, Carraba’s Tropical Coast, commencing May 1, 2021, if sales from the mortgaged property fall below $2,500,000 for the prior trailing twelve-month period, may terminate its lease by written notice to landlord. The lease will terminate 30 days after tenant’s exercise of the early termination option.

(78)	The Fourth Largest Tenant at the City National Park Mortgaged Property, Harbinger Capital Group, will have the right to terminate its lease on 60 days prior notice to the landlord.

(79)	The Second Largest Tenant at the Grove Centre Mortgaged Property, Kabbalah Center, the landlord agrees that no part of the center and no part of the mortgaged property will be used for a spiritual center, or religious institution or any other similar type of business service and landlord will not execute any lease in the center or within any part of the mortgaged property permitting the same. A violation of this provision will constitute material default of landlord entitling the tenant to all rights and remedies at law and in equity including injunctive relief, and the unilateral right of the tenant to terminate its lease, upon 10 days’ written notice to landlord.

(80)	The Fourth Largest Tenant at the Grove Centre Mortgaged Property, Sequoia Insurance, may return Suite 313 (1,393 SF) by giving landlord at least 6 months’ prior written notice and by paying the cost of closing the doorway between the adjoining suites. The tenant must also forfeit $3,500 of their security deposit.

(81)	The Replacement Reserve Cap ($) is calculated as the product of (x) $0.20 times (y) the aggregate number of rentable SF then contained in the mortgaged properties. The TI/LC Cap ($) is calculated as the product of (x) $1.00 times (y) the aggregate number of rentable SF then contained in the mortgaged properties. As of the Cut-off Date, the aggregate number of rentable SF is 1,528,894.

(82)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Live Nation Downtown LA Mortgaged Property is primarily attributable to underwriting stabilized operations pre-COVID-19. The loan is also structured with an upfront debt service reserve of $790,833.

A-1-22

(83)	In March 2020, the sole tenant, Live Nation Worldwide, went dark and failed to make the rent payment due in April 2020. On or about April 6, 2020, the lender delivered a notice to the borrower regarding the occurrence of a specified tenant trigger period arising under the Mortgage Loan documents due to Live Nation Worldwide suspending operations and failing to pay the rent due in April 2020. The borrower thereafter failed to make the debt service payment due in April 2020. On April 30, 2020 the lender, borrower and related guarantor entered into a side letter agreement whereby the lender agreed, notwithstanding the existence of a trigger period, to disburse debt service reserve funds to the borrower on a one-time basis for the payment of the debt service due in April 2020. The side letter agreement also permitted the borrower to enter into a lease amendment with Live Nation Worldwide pursuant to which an upstream entity of the tenant, Live Nation Entertainment, Inc., would provide a guaranty of the related lease in exchange for: (i) a waiver of the obligation of Live Nation Worldwide to make the unpaid April 2020 rent payment to the borrower, (ii) a rent abatement in the amount of approximately $420,000 through October 2020, and (iii) a reduction of monthly base rent from $148,000 to $140,000. The Live Nation Downtown LA Mortgage Loan is currently in a cash flow trigger due to both (x) Live Nation Worldwide being dark in its space and (y) Live Nation Entertainment, Inc., which at the time of origination was rated Ba3/BB by S&P/Moody’s, being downgraded two notches below the minimum credit rating of BB-/Ba3 to its current rating of B2/B+. There may be other defaults, events of defaults and/or additional trigger periods and specified tenant trigger periods under the related Live Nation Downtown LA Mortgage Loan that may now or hereafter exist, but, as of the Closing Date, the lender has not exercised any of its remedies with respect thereto.

(84)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 16-18 Squadron Boulevard Mortgaged Property is primarily attributable to contractual rents from 11 tenants occupying 99.3% of NRA, contractual rent steps and potential income from vacant space.

(85)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is a result of (i) annual rent steps and (ii) tenants paying full unabated rent and recoveries with COVID related rent modifications burning off.

(86)	Pursuant to a lease executed March 3, 2021, Art’s Place (Suite 563 A & B) minimum guaranteed rental is abated 50% over the following 12 months, followed by an additional 18 months abated at 25%. At origination, the borrower deposited $84,341.25 into a free rent reserve for the Art’s Place rent abatement, which will be released monthly to replicate the abated amounts.

(87)	With respect to the Big Lots Extension Funds, the borrower is required to deposit monthly with the lender on the monthly payment dates occurring in May 2025 through July 2025 an amount equal to $60,000.

(88)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 7828 Georgia Avenue NW Mortgaged Property is primarily attributable to underwriting base rent two tenants in occupancy and two executed leases for tenants that had not opened for business or commenced rent payment, contractual rent steps and potential income from vacant space. The lender has reserved $165,316 in gap rent from the closing date to the projected rent commencement dates.

(89)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in April 2021. Defeasance of the 141 Livingston Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) February 18, 2025. The assumed defeasance lockout period of 25 payment dates is based on the expected Benchmark 2021-B25 securitization closing date in April 2021. The actual lockout period may be longer.

(90)	The property consists of 20,501 SF (50.4% of total NRA) of office space and 20,144 (49.6% of total NRA) of retail space.

(91)	With respect to the sole tenant at the Mortgaged Property, in connection with the acquisition of the Mortgaged Property by the borrower and as required by the General Services Administration of the United States (“GSA”), the borrower is in the process of seeking the GSA-required novation agreement, pursuant to which GSA would formally recognize the borrower as the new owner of the Mortgaged Property. The lease is currently in the name of the previous owner, which has assigned its rights as landlord to the borrower. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in this prospectus for additional information.

(92)	With respect to the At Home - Willow Grove Mortgage Loan, the Annual Debt Service (P&I) ($) is calculated based on the sum of the first 12 principal and interest payments following the Cut-off Date based on the non-standard amortization schedule set forth on Annex H-1 in this prospectus. Monthly Debt Service (P&I) ($) is calculated as 1/12 of the Annual Debt Service (P&I) ($). At origination, the At Home - Willow Grove Mortgage Loan required

A-1-23

payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule following a one-year interest only period. As of April 6, 2021, the At Home - Willow Grove Mortgage Loan was modified into an A/B structure and all scheduled amortization due to the B Note will be directed to hyper-amortize the A Note over a 324-month amortization schedule set forth on Annex H-1 in this prospectus. See Annex H-1 and Annex H-2 in this prospectus for the related At Home - Willow Grove Mortgage Loan and Subordinate Companion Loan amortization schedules.

(93)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Rouzan Marketplace Mortgaged Property is primarily attributable to recent leasing activity.

(94)	One of the Mortgaged Properties, the Olive Tree Apartments Mortgaged Property, is subject to low-income housing restrictions in connection with Low Income Housing Tax Credits as established by a recorded Low-Income Tax Credit Land Use Restriction Agreement (the “Agreement”) by and between Olive Tree Building LLC, one of the borrowers, and the Colorado Housing and Finance Authority. Under the Agreement, there remain a three-year restriction on evictions other than for good cause and a restriction against increasing the gross rent above the maximum allowed with respect to low-income units (the “Restrictions”). The Agreement and the Restrictions will expire in 2024. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus for additional information.

(95)	The requirement under the Mortgage Loan documents for the borrower to establish the Lockbox and the Cash Management may be triggered by, among other triggers, the net cash flow with respect to the Mortgaged Property based on the trailing three-month period immediately preceding the date of such determination declining by (i) from the Origination Date through and including the Payment Due Date occurring in April 2026, 30% or greater from the net cash flow on the Origination Date (i.e. to, or below, $493,010.00), or (ii) from and including the Payment Due Date occurring in May 2026 through and including the Maturity Date or Anticipated Repayment Date, 20% or greater from the net cash flow on the Origination Date (i.e. to, or below, $563,440.00).

(96)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the Mid Cape Flex Mortgaged Property is primarily attributable to in-place contractual rents, rent steps and potential income from vacant space.

(97)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 500 W Superior Mortgaged Property is primarily attributable to in-place contractual rents as of the underwriting date.

(98)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) at the 4 Storage - Red Lion Mortgaged Property is primarily attributable to an increase in-place contractual rents and a decrease in personnel expenses.

A-1-24

ANNEX A-2

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-2

Distribution of Loan Purpose

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Loan Purpose	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Refinance	30	$ 820,032,453	67.8%	$ 27,334,415	2.62x	3.611%	116.6	55.5%	52.1%
Acquisition	13	314,278,000	26.0	$ 24,175,231	2.83x	3.503%	114.7	56.2%	53.4%
Recapitalization	3	55,787,172	4.6	$ 18,595,724	2.77x	3.411%	116.9	58.1%	56.2%
Recapitalization; Acquisition	1	19,300,000	1.6	$ 19,300,000	2.46x	4.020%	59.0	63.5%	63.5%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Distribution of Amortization Types(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Amortization Type	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	27	$ 647,075,850	53.5%	$ 23,965,772	2.56x	3.642%	114.9	59.8%	59.8%
Interest Only - ARD	2	210,000,000	17.4	$ 105,000,000	4.53x	3.012%	109.7	36.8%	36.8%
Interest Only, Amortizing Balloon	11	175,214,322	14.5	$ 15,928,575	1.76x	3.789%	118.4	61.1%	52.3%
Amortizing (30 Years)	6	171,307,453	14.2	$ 28,551,242	1.83x	3.819%	119.8	59.3%	46.8%
Amortizing (25 Years)	1	5,800,000	0.5	$ 5,800,000	1.99x	3.930%	120.0	60.4%	43.4%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) Original partial interest only periods range from 12 to 60 months.

Distribution of Cut-off Date Balances

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Cut-off Date	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Balances ($)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
3,000,000 - 9,999,999	12	$ 81,025,000	6.7%	$ 6,752,083	1.87x	4.036%	119.6	58.0%	52.6%
10,000,000 - 19,999,999	14	202,656,839	16.8	$ 14,475,488	2.31x	3.684%	110.0	59.7%	56.8%
20,000,000 - 29,999,999	8	192,619,936	15.9	$ 24,077,492	2.26x	3.864%	118.1	61.6%	60.4%
30,000,000 - 49,999,999	8	314,095,850	26.0	$ 39,261,981	2.14x	3.674%	116.3	62.6%	56.7%
50,000,000 - 99,999,999	3	196,500,000	16.2	$ 65,500,000	3.63x	3.162%	114.5	40.6%	37.1%
100,000,000 - 120,000,000	2	222,500,000	18.4	$ 111,250,000	3.59x	3.313%	115.1	50.9%	50.9%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	$3,000,000
Max	$120,000,000
Weighted Average	$25,731,864

A-2-1

Annex A-2

Distribution of Underwritten NCF DSCR Ratios(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NCF DSCR (x)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
1.45 - 1.60	6	$ 85,254,517	7.0%	$ 14,209,086	1.57x	4.032%	119.9	59.4%	49.5%
1.61 - 1.70	4	112,000,000	9.3	$ 28,000,000	1.68x	3.956%	120.0	66.3%	56.2%
1.71 - 1.80	4	75,169,936	6.2	$ 18,792,484	1.72x	4.056%	119.7	58.5%	50.8%
1.81 - 2.00	9	141,503,000	11.7	$ 15,722,556	1.88x	3.835%	111.8	62.2%	59.8%
2.01 - 2.50	10	268,299,322	22.2	$ 26,829,932	2.24x	3.638%	113.3	61.6%	58.2%
2.51 - 3.00	7	206,195,850	17.0	$ 29,456,550	2.70x	3.507%	118.4	61.1%	61.1%
3.01 - 4.72	7	320,975,000	26.5	$ 45,853,571	4.26x	3.104%	112.5	40.0%	40.0%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	1.45x
Max	4.72x
Weighted Average	2.68x

(1) Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment.

(2) With respect to one mortgage loan, representing approximately 0.8% of the initial pool balance, which amortizes based on a non-standard amortization schedule, annual debt service for the underwritten debt service coverage ratio was calculated based on the sum of the first 12 principal and interest payments on the mortgage loan following the closing date

Distribution of Mortgage Interest Rates

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Mortgage	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Interest Rates (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
3.005 - 3.250	7	$ 323,500,000	26.7%	$ 46,214,286	4.21x	3.075%	111.8	39.9%	39.9%
3.251 - 3.500	7	208,078,850	17.2	$ 29,725,550	2.44x	3.346%	119.0	61.5%	57.0%
3.501 - 3.750	8	255,128,000	21.1	$ 31,891,000	2.34x	3.687%	118.4	62.8%	61.3%
3.751 - 4.000	12	239,811,322	19.8	$ 19,984,277	1.85x	3.875%	119.3	61.5%	53.6%
4.001 - 4.250	8	112,505,000	9.3	$ 14,063,125	1.90x	4.082%	99.7	63.1%	61.8%
4.251 - 4.570	5	70,374,453	5.8	$ 14,074,891	1.66x	4.404%	119.5	58.0%	52.1%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	3.005%
Max	4.570%
Weighted Average	3.580%

A-2-2

Annex A-2

Distribution of Cut-off Date LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
34.9 - 40.0	3	$ 260,000,000	21.5%	$ 86,666,667	4.44x	3.054%	111.7	36.4%	36.4%
40.1 - 50.0	3	45,969,936	3.8	$ 15,323,312	2.42x	3.870%	119.5	46.7%	41.7%
50.1 - 55.0	8	146,061,322	12.1	$ 18,257,665	2.11x	3.556%	117.3	54.0%	45.5%
55.1 - 60.0	8	156,597,000	12.9	$ 19,574,625	2.31x	3.875%	113.0	57.6%	57.2%
60.1 - 65.0	17	331,091,850	27.4	$ 19,475,991	2.20x	3.666%	114.1	62.6%	58.4%
65.1 - 70.0	7	232,677,517	19.2	$ 33,239,645	2.21x	3.763%	119.4	67.2%	66.1%
70.1 - 74.0	1	37,000,000	3.1	$ 37,000,000	1.67x	3.856%	120.0	74.0%	58.5%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	34.9%
Max	74.0%
Weighted Average	55.9%

(1) Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to six mortgage loans (33.6% of the initial pool balance) the Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 57.2%.

Distribution of Maturity Date / ARD LTV Ratios(1)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Maturity Date / ARD LTV Ratios (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
34.9 - 40.0	5	$ 295,031,258	24.4%	$ 59,006,252	4.12x	3.201%	112.0	37.9%	36.7%
40.1 - 50.0	7	172,800,000	14.3	$ 24,685,714	2.04x	3.599%	120.0	55.3%	45.2%
50.1 - 55.0	10	115,854,517	9.6	$ 11,585,452	1.96x	3.760%	118.0	60.0%	53.2%
55.1 - 60.0	11	227,716,000	18.8	$ 20,701,455	2.15x	3.808%	114.7	61.7%	57.7%
60.1 - 65.0	9	184,155,850	15.2	$ 20,461,761	2.54x	3.621%	110.1	62.6%	62.6%
65.1 - 69.4	5	213,840,000	17.7	$ 42,768,000	2.27x	3.715%	119.4	67.2%	67.2%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	34.9%
Max	69.4%
Weighted Average	52.8%

(1) Unless otherwise indicated, the Maturity Date / ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to six mortgage loans, representing approximately 33.6% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date, the respective Maturity Date / ARD LTV Ratios were calculated using an “as stabilized” or “prospective as stabilized” appraised value assuming certain reserves were pre-funded instead of the related “as-is” appraised value. The weighted average Maturity Date / ARD LTV Ratio for the mortgage pool without making such adjustments is 54.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date / ARD LTV Ratio.

A-2-3

Annex A-2

Distribution of Original Terms to Maturity / ARD(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
60	1	$ 19,300,000	1.6%	$ 19,300,000	2.46x	4.020%	59.0	63.5%	63.5%
84	2	40,080,000	3.3	$ 20,040,000	1.99x	3.914%	84.0	59.6%	59.6%
108 - 111	2	210,000,000	17.4	$ 105,000,000	4.53x	3.012%	109.7	36.8%	36.8%
120	42	940,017,625	77.7	$ 22,381,372	2.30x	3.684%	119.0	59.9%	55.9%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	60 months
Max	120 months
Weighted Average	116 months

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) With respect to two mortgage loan, representing approximately 17.4% of the initial pool balance, each mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

Distribution of Remaining Terms to Maturity / ARD(1)(2)

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms to Maturity / ARD (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
59 - 84	3	$ 59,380,000	4.9%	$ 19,793,333	2.14x	3.948%	75.9	60.8%	60.8%
103 - 115	6	273,394,322	22.6	$ 45,565,720	4.16x	3.087%	109.4	41.8%	41.0%
117 - 119	9	181,480,453	15.0	$ 20,164,495	2.20x	3.741%	118.6	62.8%	60.5%
120	29	695,142,850	57.5	$ 23,970,443	2.27x	3.701%	120.0	59.3%	54.8%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	59 months
Max	120 months
Weighted Average	115 months

(1) All of the mortgage loans will have balloon payments at maturity date / ARD.
(2) With respect to two mortgage loan, representing approximately 17.4% of the initial pool balance, each mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

A-2-4

Annex A-2

Distribution of Original Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	29	$ 857,075,850	70.9%	$ 29,554,340	3.04x	3.488%	113.7	54.2%	54.2%
300 - 324	2	15,861,322	1.3	$ 7,930,661	2.03x	3.898%	109.2	53.9%	40.9%
360	16	336,460,453	27.8	$ 21,028,778	1.79x	3.802%	119.6	60.5%	49.9%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	300 months
Max	360 months
Weighted Average	358 months

Distribution of Remaining Amortization Terms

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Range of Remaining Amortization	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Terms (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Interest Only	29	$ 857,075,850	70.9%	$ 29,554,340	3.04x	3.488%	113.7	54.2%	54.2%
300 - 319	2	15,861,322	1.3	$ 7,930,661	2.03x	3.898%	109.2	53.9%	40.9%
359 - 360	16	336,460,453	27.8	$ 21,028,778	1.79x	3.802%	119.6	60.5%	49.9%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	300 months
Max	360 months
Weighted Average	358 months

A-2-5

Annex A-2

Distribution of Original Partial Interest Only Periods

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Original Partial Interest Only	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Periods (Mos)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
12	2	$ 56,061,322	4.6%	$ 28,030,661	1.75x	3.831%	116.9	59.3%	48.0%
24	1	$ 32,500,000	2.7%	$ 32,500,000	1.72x	3.690%	120.0	63.7%	53.2%
36	1	$ 14,000,000	1.2%	$ 14,000,000	1.94x	3.448%	120.0	61.4%	52.4%
48	1	$ 14,100,000	1.2%	$ 14,100,000	1.56x	3.990%	120.0	64.7%	57.3%
60	6	$ 58,553,000	4.8%	$ 9,758,833	1.81x	3.836%	118.0	60.3%	54.6%

Distribution of Prepayment Provisions

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Prepayment Provisions	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
Defeasance	41	$ 905,863,775	74.9%	$ 22,094,238	2.60x	3.636%	114.9	56.3%	52.7%
Yield Maintenance or Defeasance	5	201,033,850	16.6	$ 40,206,770	3.23x	3.289%	114.2	48.9%	46.3%
Yield Maintenance	1	102,500,000	8.5	$ 102,500,000	2.27x	3.660%	120.0	66.1%	66.1%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

A-2-6

Annex A-2

Distribution of Underwritten NOI Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
6.6 - 7.0	1	$ 26,000,000	2.1%	$ 26,000,000	1.92x	3.371%	119.0	64.5%	64.5%
7.1 - 8.0	5	97,000,000	8.0	$ 19,400,000	1.78x	4.128%	108.6	63.9%	63.9%
8.1 - 9.0	8	193,320,000	16.0	$ 24,165,000	2.18x	3.731%	119.9	63.3%	62.7%
9.1 - 10.0	11	231,785,367	19.2	$ 21,071,397	2.22x	3.645%	117.1	64.8%	59.4%
10.1 - 12.0	13	277,961,000	23.0	$ 21,381,615	2.24x	3.729%	115.3	59.1%	54.4%
12.1 - 15.3	9	383,331,258	31.7	$ 42,592,362	3.80x	3.234%	113.2	42.0%	39.0%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	6.6%
Max	15.3%
Weighted Average	10.8%

Distribution of Underwritten NCF Debt Yields

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgage	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Balance	Balance	Balance	Ratio	Interest Rate	Maturity / ARD (Mos)	LTV	LTV
6.6 - 7.0	1	$ 26,000,000	2.1%	$ 26,000,000	1.92x	3.371%	119.0	64.5%	64.5%
7.1 - 8.0	6	116,500,000	9.6	$ 19,416,667	1.81x	4.105%	110.5	62.8%	62.8%
8.1 - 9.0	10	227,175,000	18.8	$ 22,717,500	2.07x	3.748%	119.9	62.4%	59.7%
9.1 - 10.0	16	374,983,367	31.0	$ 23,436,460	2.28x	3.667%	114.9	62.1%	57.4%
10.1 - 12.0	8	168,877,936	14.0	$ 21,109,742	2.28x	3.666%	119.3	57.0%	49.8%
12.1 - 14.4	6	295,861,322	24.5	$ 49,310,220	4.29x	3.105%	111.2	39.0%	38.3%
Total/Avg./Wtd.Avg.	47	$ 1,209,397,625	100.0%	$ 25,731,864	2.68x	3.580%	115.2	55.9%	52.8%

Min	6.6%
Max	14.4%
Weighted Average	10.3%

A-2-7

Annex A-2

Distribution of Lockbox Types

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Lockbox Type	Loans	Balance	Balance
Hard	31	$ 993,222,625	82.1%
Springing	15	190,175,000	15.7
None	1	26,000,000	2.1
Total	47	$ 1,209,397,625	100.0%

Distribution of Escrows

			Percentage of
	Number of		Aggregate
	Mortgage	Cut-off Date	Cut-off Date
Escrow Type	Loans	Balance	Balance
Replacement Reserves(1)	34	$ 718,065,775	59.4%
Real Estate Tax	33	$ 712,504,453	58.9%
TI/LC(2)	24	$ 637,935,775	60.1%
Insurance	16	$ 252,697,000	20.9%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total retail, office, mixed use and industrial properties only.

A-2-8

Annex A-2

Distribution of Property Types

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Types	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (Mos)(2)	LTV(2)	LTV(2)
Office	19	$ 714,275,208	59.1%	$ 37,593,432	3.01x	3.449%	116.7	52.4%	49.5%
CBD	10	373,989,936	30.9	$ 37,398,994	2.99x	3.439%	116.7	52.7%	52.1%
Suburban	7	269,685,272	22.3	$ 38,526,467	3.29x	3.454%	116.0	51.0%	47.0%
Medical	2	70,600,000	5.8	$ 35,300,000	2.10x	3.479%	120.0	56.4%	45.1%
Industrial	22	$ 201,366,850	16.7%	$ 9,153,039	2.13x	3.726%	119.3	61.6%	57.7%
Flex	3	91,525,850	7.6	$ 30,508,617	2.21x	3.598%	120.0	61.7%	54.9%
Manufacturing	12	58,511,593	4.8	$ 4,875,966	1.95x	3.845%	117.9	64.0%	61.1%
Warehouse/Distribution	4	44,616,111	3.7	$ 11,154,028	2.21x	3.817%	119.8	59.4%	59.4%
Warehouse	3	6,713,296	0.6	$ 2,237,765	2.21x	3.846%	119.7	55.0%	55.0%
Retail	10	$ 104,675,567	8.7%	$ 10,467,557	2.15x	3.836%	116.3	60.7%	55.9%
Anchored	4	44,887,000	3.7	$ 11,221,750	1.86x	3.858%	120.0	63.3%	57.0%
Single Tenant	3	31,761,322	2.6	$ 10,587,107	2.39x	3.622%	108.1	53.3%	48.9%
Unanchored	3	28,027,245	2.3	$ 9,342,415	2.33x	4.046%	119.8	64.9%	62.1%
Multifamily	12	$ 83,700,000	6.9%	$ 6,975,000	2.18x	3.823%	106.8	58.7%	58.7%
Mid Rise	8	51,700,000	4.3	$ 6,462,500	2.21x	3.744%	99.1	55.0%	55.0%
Garden	4	32,000,000	2.6	$ 8,000,000	2.14x	3.951%	119.2	64.5%	64.5%
Self Storage	6	$ 45,000,000	3.7%	$ 7,500,000	1.70x	3.814%	119.9	61.0%	52.3%
Art Storage	1	32,500,000	2.7	$ 32,500,000	1.72x	3.690%	120.0	63.7%	53.2%
Self Storage	5	12,500,000	1.0	$ 2,500,000	1.66x	4.137%	119.8	53.8%	50.0%
Mixed Use	6	$ 40,380,000	3.3%	$ 6,730,000	2.27x	3.975%	81.9	63.2%	63.2%
Office/Retail	5	30,300,000	2.5	$ 6,060,000	2.20x	4.085%	81.1	63.3%	63.3%
Office/Industrial	1	10,080,000	0.8	$ 10,080,000	2.50x	3.645%	84.0	63.0%	63.0%
Hospitality	1	$ 20,000,000	1.7%	$ 20,000,000	4.17x	3.139%	107.0	61.5%	61.5%
Full Service	1	20,000,000	1.7	$ 20,000,000	4.17x	3.139%	107.0	61.5%	61.5%
Total/Avg./Wtd.Avg.	76	$ 1,209,397,625	100.0%	$ 15,913,127	2.68x	3.580%	115.2	55.9%	52.8%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-9

Annex A-2

Geographic Distribution

					Weighted		Weighted
			Percentage of		Average Debt	Weighted	Average	Weighted	Weighted
	Number of		Aggregate	Average	Service	Average	Remaining	Average	Average
Geographic Distribution	Mortgaged	Cut-off Date	Cut-off Date	Cut-off Date	Coverage	Mortgage	Terms to	Cut-off Date	Maturity Date / ARD
Property Location	Properties	Balance(1)	Balance	Balance	Ratio(2)	Interest Rate(2)	Maturity / ARD (Mos)(2)	LTV(2)	LTV(2)
California	8	$ 332,142,000	27.5%	$ 41,517,750	3.24x	3.431%	116.1	52.9%	52.4%
New York	16	254,300,000	21.0	$ 15,893,750	2.34x	3.640%	115.6	57.0%	53.0%
Florida	7	95,720,000	7.9	$ 13,674,286	2.61x	3.652%	106.7	66.1%	65.1%
Texas	5	91,549,936	7.6	$ 18,309,987	2.12x	3.686%	115.8	53.7%	43.6%
Washington	1	90,000,000	7.4	$ 90,000,000	4.27x	3.005%	108.0	35.1%	35.1%
Ohio	5	71,333,000	5.9	$ 14,266,600	1.80x	3.719%	118.8	62.0%	52.4%
Pennsylvania	4	49,071,100	4.1	$ 12,267,775	1.75x	3.867%	116.4	53.9%	43.7%
Indiana	1	39,725,850	3.3	$ 39,725,850	2.85x	3.292%	120.0	62.4%	62.4%
Michigan	5	35,500,000	2.9	$ 7,100,000	1.78x	4.055%	119.3	65.5%	64.1%
Kentucky	2	30,665,296	2.5	$ 15,332,648	2.14x	3.777%	120.0	60.1%	60.1%
New Hampshire	1	23,300,000	1.9	$ 23,300,000	1.67x	4.323%	120.0	65.6%	65.6%
Tennessee	1	20,000,000	1.7	$ 20,000,000	4.17x	3.139%	107.0	61.5%	61.5%
Wisconsin	6	14,453,519	1.2	$ 2,408,920	2.08x	3.731%	117.7	62.0%	58.2%
District of Columbia	1	13,520,000	1.1	$ 13,520,000	2.25x	3.730%	120.0	68.3%	68.3%
Illinois	2	11,315,556	0.9	$ 5,657,778	2.12x	3.965%	119.5	59.0%	56.4%
Alabama	3	10,287,517	0.9	$ 3,429,172	1.60x	4.425%	119.0	67.9%	54.8%
Louisiana	1	8,550,000	0.7	$ 8,550,000	1.45x	4.190%	120.0	67.2%	53.7%
Colorado	3	6,000,000	0.5	$ 2,000,000	3.39x	3.413%	120.0	43.5%	43.5%
Oregon	1	5,255,000	0.4	$ 5,255,000	2.02x	4.220%	120.0	55.3%	55.3%
Georgia	1	4,495,556	0.4	$ 4,495,556	2.56x	3.716%	119.0	59.3%	59.3%
Minnesota	1	1,661,593	0.1	$ 1,661,593	2.56x	3.716%	119.0	59.3%	59.3%
North Carolina	1	551,704	0.0	$ 551,704	2.56x	3.716%	119.0	59.3%	59.3%
Total/Avg./Wtd.Avg.	76	$ 1,209,397,625	100.0%	$ 15,913,127	2.68x	3.580%	115.2	55.9%	52.8%

(1) Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

A-2-10

ANNEX A-3

DESCRIPTION OF THE TOP 15 MORTGAGE LOANS

 A-3-1

BURLINGAME POINT

 A-3-2

BURLINGAME POINT

N
AIRPORT BLVD
Building 3
Building 1
Building 4
Building 2
Parking Structure
Amenity Building
AIRPORT BLVD

 A-3-3

BURLINGAME POINT

Burlingame Point
300, 307, 311, 322, 333 Airport Boulevard
Burlingame, CA 94010
South San Francisco
Oyster Point Park
The Shops at Tanforan
San Bruno
SAN FRANCISCO INTERNATIONAL AIRPORT
Junipero Serra County Park
Green Hills Country Club
Millbrae
Mills Peninsula Hospital
Coyote Point County Rec Area
Burlingame
Mills Canyon Park
Burlingame Country Club
Mills Medical Health Center
Hillsborough
San Mateo
Seal Point Park
Mariners Point Golf Links
Bridgepointe Shopping Center
Foster City
Crystal Springs Golf Club
Peninsula Golf & Country Club
College of San Mateo
Hillsdale Shopping Center
Laurelwood Park
San Mateo Medical Center
Belmont
Notre Dame De Namur University
SAN CARLOS AIRPORT
Water Dog Lake Park
San Carlos
San Francisco Bay
San Francisco
Oakland
San Jose
PACIFIC OCEAN

 A-3-4

BURLINGAME POINT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Sellers	GSMC, GACC, JPMCB
Location (City/State)	Burlingame, California		Cut-off Date Balance(4)	$120,000,000
Property Type	Office		Cut-off Date Balance per SF(2)	$471.98
Size (SF)	805,118		Percentage of Initial Pool Balance	9.9%
Total Occupancy as of 4/1/2021	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2021	100.0%		Type of Security	Fee
Year Built / Latest Renovation	2021 / NAP		Mortgage Rate(3)	3.01680%
Appraised Value(1)	$1,000,000,000		Original Term to Maturity (Months)(3)	111
			Original Amortization Term (Months)(3)	NAP
			Original Interest Only Period (Months)(3)	111

Underwritten Revenues	$66,137,945
Underwritten Expenses	$10,736,605		Escrows(5)
Underwritten Net Operating Income (NOI)	$55,401,340			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$54,867,037		Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	38.0%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)(3)	38.0%		Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	4.77x / 4.72x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	14.6% / 14.4%		Other(6)	$122,730,124	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$380,000,000	50.7%	Loan Payoff	$450,379,085	60.1%
Subordinate Loan Amount	240,000,000	32.0	Principal Equity Distribution	147,883,238	19.7
Mezzanine Loan Amount	130,000,000	17.3	Upfront Reserves	122,730,124	16.4
			Origination Costs	29,007,553	3.9
Total Sources	$750,000,000	100.0%	Total Uses	$750,000,000	100.0%

(1)	Calculated using the “Hypothetical As If Stabilized” appraised value of $1,000,000,000. The appraisal also concluded an “as-is” appraised value of $900,000,000, and the loan-to-value ratios based on such appraised value are 42.2% and 68.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios based on such appraised value are 52.1% and 84.9% for the Burlingame Point Senior Loan and the Burlingame Point Whole Loan, respectively.
(2)	Calculated based on the aggregate outstanding balance of the Burlingame Point Senior Loan (as defined below) and excludes the Burlingame Point Subordinate Loan (as defined below) unless otherwise specified See “—The Mortgage Loan” below.
(3)	The Burlingame Point Whole Loan has an Anticipated Repayment Date, of July 6, 2030 and a Final Maturity Date of January 6, 2033. After the ARD, the interest rate will increase by 200 basis points over the greater of (x) 3.01680%, and (y) (1) the Swap Rate (as defined below) in effect on the ARD plus (2) 135 basis points. The metrics presented above are calculated based on the ARD.
(4)	The Cut-off Date Balance of $120,000,000 represents the non-controlling notes A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, and A-3-C-5 which are part of the Burlingame Point Whole Loan described below. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	Other upfront reserve represents a reserve for the Borrower’s material unfunded obligations to third parties, such as unpaid tenant allowances, leasing commissions, free rent, gap rent, and certain punchlist related work and retainage. There is also a springing monthly ground rent reserve.

■	The Mortgage Loan. The mortgage loan (the “Burlingame Point Loan”) is part of a whole loan (the “Burlingame Point Whole Loan”) comprised of 18 senior pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $380,000,000 (the “Burlingame Point Senior Loan”) and three pari passu subordinate notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $240,000,000 (the “Burlingame Point Subordinate Loan”). The Burlingame Point Whole Loan has an aggregate outstanding principal balance as of the Cut-off Date of $620,000,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an office complex located in Burlingame, California (the “Burlingame Point Property”). The Burlingame Point Loan (evidenced by non-controlling notes A-1-C-2, A-2-C-1, A-2-C-5, A-3-C-1, and A-3-C-5), having an aggregate outstanding principal balance as of the Cut-off Date of $120,000,000, is being contributed to the Benchmark 2021-B25 transaction. The Burlingame Point Subordinate Loan will not be an asset of the Issuing Entity.

The Burlingame Point Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), DBR Investments Co. Limited (“DBRI”) and JPMorgan Chase Bank, National Association (“JPMCB”) on April 1, 2021. The Burlingame Point Whole Loan is structured with an Anticipated Repayment Date (“ARD”) on July 6, 2030 and a scheduled maturity date on January 6, 2033 (the “Final Maturity Date”). The Burlingame Point Whole Loan has an interest rate per annum of (i) prior to the ARD, 3.01680% (the “Initial Interest Rate”) and (ii) from and after the ARD (the “ARD Period”), 200 basis points plus the greater of (x) the Initial Interest Rate and (y) the Swap Rate (as defined in the loan documents) as of the ARD plus 135 basis points, as determined by the lender in good faith (the “Adjusted Interest Rate”); provided that if the foregoing would result in an interest rate in excess of the maximum rate permitted by applicable law, the Adjusted Interest Rate will be limited to the maximum rate permitted by applicable law. The borrower sponsor utilized the proceeds of the Burlingame Point Total Debt to refinance existing debt on the Burlingame Point Property, fund upfront reserves, return equity to the borrower sponsor and pay loan origination costs.

The Burlingame Point Whole Loan had an initial term of 111 months to the ARD and has a remaining term of 111 months to the ARD as of the Cut-off Date. The Burlingame Point Whole Loan requires interest-only payments during its term until the ARD. From and after the ARD, the Burlington Point Whole Loan will amortize on a 30-year basis. In addition, during the ARD Period, all cash flow in excess of the monthly debt service payment, required reserves and budgeted

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operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan.

The Burlingame Point Whole Loan may be voluntarily prepaid in whole (but not in part) beginning on the payment date in February 2030 and during the ARD Period, without the payment of any prepayment premium. In addition, the Burlingame Point Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) April 1, 2024 and (ii) the first payment date following the second anniversary of the closing date of the securitization that includes the last note of the Burlingame Point Whole Loan to be securitized, but prior to the ARD Period.

The table below summarizes the promissory notes that comprise the Burlingame Point Whole Loan. The relationship between the holders of the Burlingame Point Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Burlingame Point Whole Loan” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece

A-1	$10,000,000	$10,000,000	BGME 2021-VR	Yes
A-1-C-1, A-1-C-3, A-1-C-4, A-1-C-5	140,000,000	140,000,000	GSBI(1)	No
A-1-C-2	40,000,000	40,000,000	Benchmark 2021-B25	No
A-2	5,000,000	5,000,000	BGME 2021-VR	No
A-2-C-2, A-2-C-3, A-2-C-4	50,000,000	50,000,000	DBRI(1)	No
A-2-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-2-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
A-3	5,000,000	5,000,000	BGME 2021-VR	No
A-3-C-2, A-3-C-3, A-3-C-4	50,000,000	50,000,000	JPMCB(1)	No
A-3-C-1	30,000,000	30,000,000	Benchmark 2021-B25	No
A-3-C-5	10,000,000	10,000,000	Benchmark 2021-B25	No
Total Senior Notes	$380,000,000	$380,000,000
B-1	120,000,000	120,000,000	BGME 2021-VR	No
B-2	60,000,000	60,000,000	BGME 2021-VR	No
B-3	60,000,000	60,000,000	BGME 2021-VR	No
Total	$620,000,000	$620,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

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The capital structure for the Burlingame Point Total Debt is shown below:

Burlingame Point Total Debt Capital Structure

(1)	The initial interest rate on the Burlingame Point Whole Loan is 3.01680%. The interest rate on the Burlingame Point Mezzanine Loan is 4.50000%. The assumed initial weighted average interest rate on the Burlingame Point Total Debt is 3.27388800%. “Burlingame Point Total Debt” means the aggregate principal balance of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan.
(2)	Based on the Burlingame Point Property square footage of 805,118 SF.
(3)	Based on the “Hypothetical As If Stabilized” appraised value. The appraisal also concluded an as-is appraised value of $900,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, the Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 42.2%, 68.9% and 83.3%, respectively. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and the Burlingame Point Total Debt based on such appraised value are 52.1%, 84.9% and 102.7%, respectively.
(4)	Cumulative UW NOI / NCF Debt Yield and Cumulative UW NOI / NCF DSCR are calculated based on an UW NOI and UW NCF of $55,401,340 and $54,867,037, respectively.
(5)	The Burlingame Point Mezzanine Loan was funded by Athene Annuity and Life Company. The Burlingame Point Mezzanine Loan is structured with a three-year interest-only period followed by a 6.25-year fixed amortization schedule included in the loan documents. The amortization will include a base amortization and rent step amortization component. The rent step amortization requires all future rent increases above year one to be used to pay down the Burlingame Point Mezzanine Loan, resulting in a balloon balance of zero at the ARD. The Total Debt Underwritten NCF DSCR (x) is calculated based on the sum of (x) with respect to the Burlingame Point Whole Loan, the interest-only annual debt service and (y) with respect to the Burlingame Point Mezzanine Loan, the sum of the first 12 principal and interest payments following the initial three-year interest-only period.
(6)	Based on the “Hypothetical Market Value As If Stabilized” appraised value of $1,000,000,000, the implied Borrower Sponsor Equity contributed to the Burlingame Point Property is $250,000,000.

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■	The Mortgaged Property. The Burlingame Point Property is made up of four Class A office and suburban buildings totaling approximately 772,000 rentable square feet, an approximately 33,000 square foot amenity building and approximately 2,300 on-site covered and surface parking spaces located in Burlingame, San Mateo County, California. The Burlingame Point Property is situated on approximately 20-acres and was completed in 2021.

The Burlingame Point Property is fully leased to Facebook, Inc. (“Facebook”) and is expected to serve as the headquarters for its Oculus division. Oculus was acquired by Facebook in 2014. Since the release of Occulus Rift in 2016, one of the first consumer VR headsets to enter the market, Occulus has released five subsequent headsets. Facebook has taken possession of the Burlingame Point Property, with the entire campus delivered as of April 1, 2020, and the landlord’s required work with respect to the premises was completed (subject to certain punchlist items) as of November 19, 2020. Facebook is currently building out its space. The Facebook lease commenced with respect to buildings one & two on November 19, 2020 and with respect to buildings 3 & 4 and the amenity space on April 1, 2021. Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. Facebook is entitled to a rent credit in the amount of $7,731,750, which will be applied to rent, starting at the expiration of the abatement period for each Building of the project. We cannot assure you Facebook will begin paying rent as expected or at all.

Facebook is currently working on its buildout and it is expected that Facebook could take occupancy of each building and the amenity space in approximately June 2021. The borrower has obtained final certificates of occupancy with respect to the core and shell of all buildings and the amenity space. Facebook has obtained temporary certificates of occupancy with respect to buildings 1 and 2 and it is expected that Facebook could obtain temporary certificates of occupancy with respect to building 3, building 4 and the amenity space by May 2021. Facebook has no contraction or termination options during the initial lease term (other than for casualty or condemnation and with respect to a certain space of up to 2,000 SF). Facebook has the right to reduce the leased space upon renewal so long as it will continue to lease at least certain minimum space (i.e., Facebook must occupy at least buildings 1 and 2 or buildings 3 and 4, in addition to any other buildings at the premises, and may include the amenity space). In addition, Facebook recently announced plans to expand its work from home policy to allow a significant portion of its employees to work from home permanently, even after the COVID-19 pandemic subsides. We cannot assure you that Facebook’s buildout will be completed or that each leased space will be occupied, or that rent will commence as expected or at all.

COVID-19 Update. As of March 31, 2021, the Burlingame Point Whole Loan is not subject to any modification or forbearance request. The first payment date for the Burlingame Point Whole Loan is May 6, 2021. Rent has not yet commenced on the sole tenant’s lease.

The following table presents certain information relating to the sole tenant at the Burlingame Point Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Facebook	NR/NR/NR	805,118	100.0%	$46,769,305	100.0%	$58.09	1/31/2033	2, 8- year renewal options
Tenant		805,118	100.0%	$46,769,305	100.0%	$58.09
Vacant Spaces (Owned Space)		0	0.0%	0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		805,118	100.0%	$46,769,305	100.0%	$58.09

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated April 1, 2021.

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The following table presents certain information relating to the lease rollover schedule at the Burlingame Point Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	805,118	100.0	100.0%	46,769,305	100.0	$58.09	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	805,118	100.0%		$46,769,305	100.0%	$58.09	1

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated April 1, 2021.

The following table presents certain information relating to historical occupancy at the Burlingame Point Property:

Historical Leased %(1)

2020	As of 4/1/2021(2)
NAV	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise. Historical leased information is not available as construction of the Burlingame Point Property was completed in 2021.

(2)	Based on the underwritten rent roll dated April 1, 2021.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Burlingame Point Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$46,769,305	$58.09
Contractual Rent Steps(4)	11,223,337	13.94
Expense Reimbursements	9,766,869	12.13
Gross Revenue	$67,759,510	$84.16
Vacancy & Credit Loss	(1,621,565)	(2.01)
Effective Gross Income	$66,137,945	$82.15
Total Operating Expenses	10,736,605	13.34
Net Operating Income	$55,401,340	$68.81
TI/LC	373,279	0.46
Capital Expenditures	161,024	0.20
Net Cash Flow	$54,867,037	$68.15

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Construction of the Burlingame Point Property was completed in 2021, therefore historical financial information is not available.
(3)	Pursuant to the lease, rent commences on July 11, 2021 with respect to building 1, January 11, 2022 with respect to building 2, May 8, 2022 with respect to building 3, November 7, 2022 with respect to building 4 and November 7, 2021 with respect to the amenity space. We cannot assure you rent will commence as expected or at all.
(4)	The Underwritten Contractual Rent Steps reflects the present value of contractual rent step increments through March 2022.

■	Appraisal. According to the appraisal, the Burlingame Point Property had a “Hypothetical As If Stabilized” appraised value of $1.0 billion as of January 14, 2021, which assumes that the outstanding leasing costs, construction costs, gap rent and rent abatement are paid/accrued, and that the rent commencement date for the improvements known as building 3, building 4 and the amenity space is February 1, 2021. The cut-off and maturity date loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total Debt are 38.0%, 62.0% and 75.0%, respectively, based on a “Hypothetical As If Stabilized” appraised value of $1.0 billion as of January 14, 2021. The appraisal also concluded to an “as-is” appraised value of $900,000,000, and the cut-off and maturity date loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total

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Debt are 42.2%, 68.9% and 83.3%, respectively, based on such appraised value. Additionally, the appraisal concluded a “go dark” appraised value of $730,000,000, and the cut-off and maturity loan-to-value ratios of the Burlingame Point Senior Loan, Burlingame Point Whole Loan and Burlingame Point Total Debt are 52.1%, 84.9% and 102.7%, respectively, based on such appraised value.

■	Environmental Matters. According to a Phase I environmental report dated January 20, 2021, there was no evidence of any recognized environmental conditions at the Burlingame Point Property.

■	Market Overview and Competition. The Burlingame Point Property is located in Burlingame, San Mateo County, California. California 92 and U.S. 101 provide access to the Burlingame Point Property from the greater San Francisco metro area. The Burlingame Point Property has average access to public transportation including buses. The nearest bus stop is located at Airport/Bayview which is within a five-minute walk from the Burlingame Point Property. Additionally, the Burlingame Point Property has a walk score of average walkability factor, and the Burlingame Point Property is primarily accessed via car. The nearest commercial airport is San Francisco International Airport which is located within 5.2 miles of the Burlingame Point Property.

According to the appraisal dated February 11, 2021, the Mid-Peninsula Metro Area has under construction inventory of 998,491 square feet, which is approximately 31.6% of the metro area total of 3,162,715 square feet. The submarket has vacancy averaging 374,955 square feet, which is approximately 9.0% of the metro area total 4,188,271 square feet. Inventory is currently 31 buildings. From 2010 to the third quarter of 2020, inventory averaged approximately 29 buildings annually. Over that same time frame, inventory achieved a peak of 31 buildings in 2019 and the third quarter of 2020. The submarket for the Burlingame Point Property has a vacancy rate of 20.2% compared to the metro average vacancy rate of 12.5%.

■	The Borrower. The borrower is Burlingame Point LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Burlingame Point Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the Burlingame Point Whole Loan is Kylli Inc. Kylli Inc. is a wholly owned subsidiary of Genzon Investment Group Co., Ltd., which is a privately held investment company headquartered in Shenzhen, China.

■	Escrows. At loan origination, the borrower deposited approximately $122,730,124 into a reserve for certain unfunded obligations, including rent abatement and credits, tenant improvements, property taxes and general contractor costs and retainage.

Tax Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Ground Rents - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund 1/12 of the ground rents due under the municipal lease with the State of California acting through the State Lands Commission (see “Municipal Lease” below) that the lender reasonably estimates will be payable during the next ensuing 12 months.

Unfunded Obligations - For so long as the amount of unfunded obligations is greater than zero, the lender is required to maintain an unfunded obligations reserve. The borrower is permitted, at its option, to deposit amounts into the unfunded obligations reserve for purposes including those set forth in the definition of “Burlingame Point Trigger Period (Level 2)” or any free rent under a replacement lease.

Capital Expenditures Reserve - On each due date during the continuance of a Burlingame Point Trigger Period or the ARD Period, if and to the extent the amount therein is less than $32,205, the borrower is required to fund a capital expenditure reserve in the amount of $1,342.

TI/LC Reserve - On each due date during a Burlingame Point Trigger Period or the ARD Period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $100,640.

Excess Cash Flow Reserve - During any Burlingame Point Trigger Period (Level 2) only, the lender is required to reserve any excess cash flow (subject to a cap of $40,255,900 if no event of default is continuing (the “Cap Amount”)) after payment of operating expenses and capital expenditures, debt service, Burlingame Point Mezzanine Loan debt service

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(other than Burlingame Point Mezzanine Loan principal after the ARD) and the reserves described above. Unless an event of default is continuing, but not more than once per month, the lender will make excess cash flow that has been reserved by the lender available to the borrower for payment of tenant improvements and leasing commissions in connection with a new lease or lease extension.

■	Lockbox and Cash Management. The Burlingame Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to all tenants of the Burlingame Point Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Burlingame Point Property and all other money received by the borrower or the property manager with respect to the Burlingame Point Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof. On each business day that no Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Burlingame Point Trigger Period, ARD Period or event of default under the Burlingame Point Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of an ARD Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the Burlingame Point Whole Loan until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the Burlingame Point Whole Loan until the other indebtedness has been reduced to zero.

A “Burlingame Point Trigger Period” means a Burlingame Point Trigger Period (Level 1) or a Burlingame Point Trigger Period (Level 2).

A “Burlingame Point Trigger Event (Level 1)” means each period during which any of the following occurs and continues: (A) Facebook going dark with respect to, or vacating, 50% or more of the premises demised under the Facebook lease as of the loan origination date, unless the Facebook lease remains in full force and effect, no Facebook Event exists, and Facebook then has a market capitalization of at least $250 billion or has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies; or (B) Facebook having a market capitalization of less than $100 billion, unless Facebook then has a long-term credit rating of at least “A” (or the equivalent) from at least one of the applicable rating agencies.

A “Burlingame Point Trigger Period (Level 2)” will exist if (i) net operating income falls below $36,639,655 determined as of the first day of any fiscal quarter, until net operating income is equal to or exceeds the $36,639,655 determined as of the first day of one fiscal quarter thereafter, or (ii) if a Facebook Event has occurred until such Facebook Event is cured or the space leased to Facebook is re-tenanted in accordance with the loan documents and all associated costs have been paid or reserved with the lender, or (iii) if there is an event of default under any mezzanine loan, until such event of default is cured. A Burlingame Point Trigger Period under clause (i) will not result solely by reason of the initial free rent period under the Facebook lease. A “Facebook Event” means the occurrence of either of the following: (i) a monetary or material non-monetary event of default under the Facebook lease beyond any applicable grace or cure period or (ii) a bankruptcy or insolvency of Facebook.

■	Property Management. The Burlingame Point Property is currently managed by Burlingame Point Property Management LLC. Under the related loan documents, the Burlingame Point Property is required to be managed by (i) for so long as it is an affiliate of the borrower sponsor, Burlingame Point Property Management LLC, (ii) the borrower sponsor, (iii) any affiliate of the borrower sponsor, or (iv) any other property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Burlingame Point Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Burlingame Point Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

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■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Burlingame Point Whole Loan, Athene Annuity and Life Company made a $130,000,000 mezzanine loan (the “Burlingame Point Mezzanine Loan”) to the sole member of the borrower, which is secured by the sole member’s ownership interest in the borrower. The maturity date of the Burlingame Point Mezzanine Loan is July 6, 2030 and the Burlingame Point Mezzanine Loan accrues interest at a fixed per annum rate equal to 4.50000%. The Burlingame Point Mezzanine Loan has a three-year interest only period, after which the Burlingame Point Mezzanine Loan amortizes on a schedule that fully amortizes the Burlingame Point Mezzanine Loan by its maturity date. During any Burlingame Point Trigger Period, the mezzanine borrower will be required to reserve in the mezzanine-level excess cash flow reserve all excess cash flow after payment of interest under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan, approved operating expenses, and all other sums then due and payable under the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan and all required reserves under the Burlingame Point Whole Loan (including during a Burlingame Point Trigger Period (Level 2), deposits into the Burlingame Point Whole Loan Excess Cash Flow Reserve up to the Cap Amount) (“Burlingame Point Mezzanine-Level Excess Cash”). Amounts contained in the mezzanine-level excess cash flow reserve may, at mezzanine borrower’s election, either (i) be held by mezzanine lender as additional collateral, (ii) provided no Burlingame Point Mezzanine Loan event of default is continuing, be applied toward operating expense shortfalls, or (iii) provided no Burlingame Point Mezzanine Loan or Burlingame Point Whole Loan event of default is continuing, be applied as prepayment of the Burlingame Point Mezzanine Loan (which prepayment will not require payment of yield maintenance). The lenders of the Burlingame Point Whole Loan and the Burlingame Point Mezzanine Loan entered into an intercreditor agreement that provides the mezzanine lender customary consent rights, cure rights and the right to purchase the defaulted mortgage loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Municipal Lease. The California State Lands Commission leases to the borrower rights of way over three parcels that are adjacent to the Burlingame Point Property. Each parcel has been developed with certain public improvements, with respect to which the borrower has certain maintenance obligations. With respect to the third parcel, containing Fisherman’s Park, the borrower is seeking to amend the municipal lease to eliminate the borrower’s obligation to construct certain improvements on the Fisherman’s Park parcel prior to the expiration of the remaining lease term. With respect to the northern and eastern parcels, the Borrower is required to maintain certain improvements on the leased premises. With respect to the Fisherman’s Park parcel only, the borrower is obligated to maintain the Fisherman’s Park improvements during a 12-month maintenance warranty period. If the California State Lands Commission consents, then the borrower’s leasehold interest in these rights of way will become collateral for the Burlingame Point Whole Loan. These leasehold interests were given no value for purposes of underwriting and the appraised value.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Burlingame Point Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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SOMA TELECO OFFICE

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Soma Teleco Office
274 Brannan Street
San Francisco, CA 94107
SOUTH FINANCIAL DISTRICT
SOUTH BEACH
Salesforce Transbay Center
CALTRAIN EXTENSION (FUTURE)
CENTRAL SOMA PLAN AREA
Moscone South
South Park
Oracle Park
Mission Bay
MUNI
4TH AND BRANNAN STATION
PIER 30-32
PIER 38
PIER 40
80
San Francisco
Oakland
San Jose
Pacific Ocean
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GACC
Location (City/State)	San Francisco, California		Cut-off Date Principal Balance(3)		$102,500,000
Property Type	Office/Data Center		Cut-off Date Principal Balance per SF(2)		$925.78
Size (SF)	110,717		Percentage of Initial Pool Balance		8.5%
Total Occupancy as of 3/1/2021	93.6%		Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2021	93.6%		Type of Security		Fee
Year Built / Latest Renovation	1923,1924 / 1984, 2011-2013, 2017		Mortgage Rate		3.66000%
Appraised Value(1)	$155,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$12,348,078
Underwritten Expenses	$3,695,229		Escrows(4)
Underwritten Net Operating Income (NOI)	$8,652,849			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$8,625,170		Taxes	$79,120	$79,120
Cut-off Date LTV Ratio(1)(2)	66.1%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	66.1%		Replacement Reserves	$0	$2,307
DSCR Based on Underwritten NOI / NCF(2)	2.27x / 2.27x		TI/LC	$0	$13,840
Debt Yield Based on Underwritten NOI / NCF(2)	8.4% / 8.4%		Other(5)	$949,120	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$102,500,000	89.1%	Loan Payoff	$99,806,719	86.8%
Subordinate Loan Amount	12,500,000	10.9	Return of Equity	11,967,578	10.4
			Closing Costs	2,197,462	1.9
			Upfront Reserves	1,028,241	0.9
Total Sources	$115,000,000	100.0%	Total Uses	$115,000,000	100.0%

(1)	Based on the “As-Is Excluding Impact of VZ Purchase Option” value of $155.0 million as of January 21, 2021, which assumes Verizon Tenant (as defined below) does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” value of $140.0 million, which factors in Verizon Tenant’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan (as defined below) and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance of the SOMA Teleco Office Loan and excludes the SOMA Teleco Office Trust Subordinate Companion Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(3)	The SOMA Teleco Office Loan is part of the SOMA Teleco Office Whole Loan evidenced by one senior note and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million.

(4)	See “—Escrows” below.

(5)	Other upfront reserves represent an unfunded obligations reserve of approximately $949,120 for an elevator modernization related to the tenant Adyen.

■	The Mortgage Loan. The mortgage loan (the “SOMA Teleco Office Loan”) is part of a whole loan (the “SOMA Teleco Office Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $115.0 million, which is secured by the borrower’s fee interest in a Class B creative office and telecom building located in San Francisco, California (the “SOMA Teleco Office Property”). The SOMA Teleco Office Whole Loan is comprised of (i) one non-controlling senior note designated as note A with a principal balance as of the Cut-off Date of $102.5 million, representing approximately 8.5% of the Initial Pool Balance, and (ii) one controlling subordinate note designated as note B with an outstanding principal balance as of the Cut-off Date of $12.5 million (the “SOMA Teleco Office Trust Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The SOMA Teleco Office Whole Loan was originated by DBR Investments Co. Limited on March 9, 2021. Only the SOMA Teleco Office Loan will be included in the mortgage pool for the Benchmark 2021-B25 mortgage trust. The SOMA Teleco Office Trust Subordinate Companion Loan will be contributed to the Benchmark 2021-B25 mortgage trust but will not be included in the mortgage pool. Payments allocated to the SOMA Teleco Office Trust Subordinate Companion Loan will be paid only to the holders of the SOMA Teleco Office loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Prospectus.

The SOMA Teleco Office Whole Loan had an initial term of 120 months and has a remaining term of 120 months. The SOMA Teleco Office Whole Loan requires interest-only payments during its term. The scheduled maturity date of the SOMA Teleco Office Whole Loan is April 6, 2031. On or after the monthly payment date in April 2022, the SOMA Teleco Office Whole Loan may be voluntarily prepaid, in whole (but not in part), with a prepayment fee equal to the greater of a yield maintenance premium amount or 0.75% of the unpaid principal balance of the SOMA Teleco Office Whole Loan as of the prepayment date. On or after the monthly payment date in October 2030, the SOMA Teleco Office Whole Loan may be voluntarily prepaid in whole without penalty.

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The table below summarizes the promissory notes that comprise the SOMA Teleco Office Whole Loan. The relationship between the holders of the SOMA Teleco Office Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A	$102,500,000	$102,500,000	Benchmark 2021-B25	No(1)
Total Senior Note	$102,500,000	$102,500,000
B	$12,500,000	$12,500,000	Benchmark 2021-B25 (SOMA Teleco Office Loan Specific Certificates)	Yes(1)
Total	$115,000,000	$115,000,000

(1)	The initial controlling note is Note B, so long as no SOMA Teleco Office control appraisal period has occurred and is continuing. If and for so long as a SOMA Teleco Office control appraisal period has occurred and is continuing, then the controlling note will be Note A. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan”. The SOMA Teleco Office Whole Loan will be serviced pursuant to the Benchmark 2021-B25 pooling and servicing agreement. For so long as no SOMA Teleco Office control appraisal period has occurred and is continuing, the control rights of the SOMA Teleco Office Trust Subordinate Companion Loan will be exercisable by the SOMA Teleco Office controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement. For so long as a SOMA Teleco Office control appraisal period has occurred and is continuing, the control rights of the SOMA Teleco Office Loan will be exercisable by the controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement.

The capital structure for the SOMA Teleco Office Whole Loan is shown below:

SOMA Teleco Office Whole Loan Capital Structure

(1)	Based on the net rentable area of 110,717 SF.

(2)	Based on the “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million as of January 21, 2021, which assumes Verizon does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” appraised value of $140.0 million, which factors in Verizon’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan.

(3)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $8,652,849 and $8,625,170, respectively. See “—Operating History and Underwritten Net Cash Flow” below.

(4)	Based on the “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million, the Implied Borrower Sponsor Equity is $40.0 million.

■	The Mortgaged Property. The SOMA Teleco Office Property is a 110,717 SF creative office and telecom building located at 274 Brannan Street in San Francisco, California. The SOMA Teleco Office Property was originally constructed between 1923 and 1924 as the Hawley Terminal Building for the Southern Pacific Railroad and was converted to its current use in the early 1980s. According to the appraisal, the SOMA Teleco Office Property, commonly referred to as “The Fiber Depot,” sits on an approximately 0.52-acre site and features “SOMA warehouse” physical traits such as large windows, side-core configuration, abundant ceiling heights and mushroom-capped columns. The SOMA Teleco Office Property consists of data center space (60,394 SF, 57.2% of UW Base Rent), office space (47,743 SF, 38.8% of UW Base Rent) and meet-me-room space (2,580 SF, 4.0% of UW Base Rent).

As of March 1, 2021, the SOMA Teleco Office Property is 93.6% leased to seven tenants, co-anchored by MCI Communications Services LLC (“MCI”) and MCImetroAccess Transmission Services Corp. (together with MCI, “Verizon Tenant”; 46.3% of NRA), which are affiliates of Verizon Communications, Inc. (“Verizon Communications”; rated A-/Baa1/BBB+ by Fitch/Moody’s/S&P) and Adyen (38.1% of NRA), a subsidiary of Adyen N.V. (EPA: ADYEN). The building currently caters to creative office and telecommunication tenants, as well as being a secondary carrier hotel

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data center. In addition, the SOMA Teleco Office Property rooftop has a 50’ by 30’ billboard facing east, which spans the length of the building (north to south), with anchored points throughout the eastern half of the roof. The billboard’s surface area of approximately 1,500 SF is visible to an estimated 355,000 daily commuters that enter San Francisco via the Bay Bridge. The billboard is currently leased to Clear Channel Outdoor at an annual base rent of $225,000.

The largest tenant, Verizon Tenant (51,214 SF; 46.3% of NRA; 50.4% of UW Base Rent) is an American telecommunications company which offers wireless products and services. Verizon Wireless, an affiliate of the Verizon Tenant, is the second largest wireless carrier in the United States, with approximately 120.3 million subscribers as of the end of the third quarter of 2020. As of year-end 2020, Verizon Communications had reported a total revenue of approximately $128.3 billion and net income of $17.8 billion.

The SOMA Teleco Office Property is important to Verizon Communications’ telecommunications infrastructure serving the entire San Francisco Bay area. The SOMA Teleco Office Property is situated at the crux of San Francisco’s fiber network and provides a link between the core telecommunications network, or backbone network, and the smaller subnetworks for telecommunication tenants. Verizon Tenant uses the SOMA Teleco Office Property as a primary switching station, channeling incoming data from any of multiple input ports to the specific output port that will take the data toward its intended destination. This is an interconnected transmission facility to network other locations to route telecommunication traffic through networks.

Verizon Business, the long haul and international arm of Verizon Communications, operates one of the most extensive United States and global wireless networks. That network is built in a mesh configuration whereby the node at the SOMA Teleco Office Property connects to many other cities to the north, south, east, and west. It also manages thousands of individual connections flowing to, from, and through San Francisco. Verizon Communications has indicated that its expected United States infrastructure investments in total will be between $17 and $18 billion (most of which will be to improve its nationwide 5G capabilities).

Verizon Tenant, through its predecessor companies, has been a tenant at the SOMA Teleco Office Property for over 35 years and recently amended and extended its lease for an additional 20 years through March 2040, with one, 10-year renewal option followed by two, five-year renewal options. Verizon Tenant has an in place base rent of $81.68 PSF, with 3% annual rent increases. Verizon Tenant does not have any termination options, other than rights to cancel for cause as follows: (A) with respect to suite 200, the Verizon Tenant may cancel its lease if (i) as a result of any construction in the path of the Verizon Tenant’s antennas, the premises are no longer suitable for the Verizon Tenant’s business, (ii) if the Verizon Tenant’s proposed use of the premises is not permitted by any applicable laws or ordinances, or (iii) if the Verizon Tenant is unable to obtain all necessary approvals of the Federal Communications Commission and any other governmental authorities asserting jurisdiction for the installation or operation of a microwave communications system, or any part thereof, or if such approvals are subsequently revoked or withdrawn, (B) with respect to suite 400, the Verizon Tenant may cancel its lease if (i) third party construction activities interfere with the operation of the Verizon Tenant’s equipment or (ii) despite the Verizon Tenant’s good faith efforts, it fails to secure all applicable approvals, permits and licenses necessary to operate the Verizon Tenant’s equipment in the premises, (C) with respect to suite 402, the Verizon Tenant may cancel its lease if a governmental law or regulation (a) permanently prohibits the continued use of the premises (i) as a location at which the Verizon Tenant may receive or transmit communication signs or (ii) for the conduct of such communication business, or (b) imposes a material restriction on such receipt or transmission or the conduct of such communications business of the Verizon Tenant.

MCI or its affiliated designee has an option to purchase the SOMA Teleco Office Property for $140.0 million for (i) a 24-month period commencing on April 1, 2021, or (ii) if the full and final resolution of the litigation between landlord and Fortress SF1, LLC (described below) has not occurred prior to October 1, 2022, a six-month period commencing on the final resolution date (collectively, the “Purchase Option Period”). In addition, if the landlord elects to sell the SOMA Teleco Office Property during the Purchase Option Period, it must deliver written notice to MCI, which will have 60 days from the delivery of such notice to exercise its purchase option at the above purchase option price. The lease provides that a foreclosure sale or a deed in lieu of foreclosure will not be deemed to be an election to sell the SOMA Teleco Office Property; however, the purchase option will survive any foreclosure sale or deed-in-lieu of foreclosure. If the purchase option is exercised, pursuant to the terms of subordination, non-disturbance and attornment agreements entered into by the Verizon Tenant, the purchaser is required to either (i) assume (in accordance with the terms and conditions set forth in the related mortgage loan documents) the then-existing mortgage loan secured by the SOMA Teleco Office Property, or (ii) pay in full the entire principal balance of the then-existing mortgage loan secured by the SOMA Teleco Office Property and pay all amounts due thereunder in connection with a permitted prepayment or defeasance thereof (including, yield maintenance premiums, defeasance expenses, any outstanding principal amount of the debt, all outstanding interest, and all fees and expenses of the mortgage lender), provided if the closing would occur during any “lockout period” set forth in the mortgage loan documentation, the purchaser must assume the then-

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existing mortgage loan secured by the SOMA Teleco Office Property (and any such assumption, prepayment or defeasance must satisfy the terms and conditions set forth in the related mortgage loan documents). See “Description of the Mortgage Pool—Purchase Options and Rights of First Refusal” and “—Affiliated Leases” in the Prospectus.

There is currently litigation between an affiliate of the entity that sold the SOMA Teleco Office Property to the borrower (“Initial Landlord”) and the tenant Fortress SF1, LLC (“Fortress”) relating to the 2,580 SF (2.3% of NRA) meet-me-room facility lease (“MMR Lease”) for the meet-me-room space at the SOMA Teleco Office Property, in which Fortress alleges that Initial Landlord failed to enforce Fortress’ exclusive rights granted in the MMR Lease to provide MMR services to all tenants entering into leases after the MMR Lease was executed (“Future Tenants”) and, in certain circumstances, in connection with “new connections” entered into by then existing tenants, and failed to comply with provisions of the MMR Lease requiring Initial Landlord to include language in all Future Tenants’  leases stating that Fortress is granted exclusive rights to provide MMR services at the SOMA Teleco Office Property.  The Initial Landlord has filed a cross-complaint in that action.  In order to effect the acquisition of the SOMA Teleco Office Property, the equity in the Initial Landlord was sold to the borrower sponsor, and the borrower is currently a subsidiary of the Initial Landlord. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Prospectus.

The second largest tenant, Adyen, Inc. (“Adyen”) (42,152 SF; 38.1% of NRA; 38.8% of UW Base Rent) is a subsidiary of Ayden N.V., a publicly traded Dutch payment company that allows businesses to accept e-commerce, mobile, and point-of-sale payments. Founded in 2006, Adyen N.V. (EPA: ADYEN) provides gateway, risk management, processing, acquiring, and settlement services. By offering a back-end infrastructure for authorizing payments across merchants’ sales channels (i.e. online, mobile, and in-store, as well as application processing interfaces), the payments platform is provided as a service to a range of merchants across various verticals, connecting them directly to credit card issuers and other payment methods and providing data insights. Adyen has over 1,700 employees in 24 offices around the world, with its headquarters in Amsterdam, the Netherlands.  In 2020, Adyen processed approximately €304 billion of payments, had a net revenue of approximately €684 million (up 28% compared to 2019), and an EBITDA of approximately €403 million (up 27% year-over-year).

Adyen signed a seven-year lease in 2019 through January 2026, originally only occupying the sixth floor (and subleasing the fifth floor for future expansion), but has since expanded into and is occupying the fifth floor space. The annual base rent is $76.39 per square foot with 3.0% annual rent steps. Adyen received a TI allowance of $55 PSF for its expansion space and $35 PSF on its original space. According to the borrower sponsor, Adyen spent additional funds beyond its TI allowance in building out its space. Adyen does not have any termination options and has one, five-year renewal option. The entity on the lease is Adyen, Inc., which is a California corporation. The lease is guaranteed by Adyen N.V., capped at an amount equal to the first two years of base rent.

COVID-19 Update. As of March 29, 2021, all tenants are open and operating at the SOMA Teleco Office Property. Tenants representing approximately 100.0% of the occupied SF and 100.0% of the UW Base Rent paid full rent in February and March 2021. One tenant, representing approximately 0.4% of the total SF requested and was granted rent relief. This tenant is expected to vacate upon its lease expiration in July 2021 and the tenant’s rent is not being underwritten by the lender. The first payment date for the SOMA Teleco Office Whole Loan is May 6, 2021. As of March 29, 2021, the SOMA Teleco Office Whole Loan is not subject to any modification or forbearance requests.

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The following table presents certain information relating to the tenants at the SOMA Teleco Office Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Verizon Tenant	A- / Baa1 / BBB+	51,214	46.3%	$4,183,388	50.4%	$81.68	3/31/2040(3)	Various(4)
Adyen	NR / NR / NR	42,152	38.1%	3,220,180	38.8	$76.39	1/31/2026	1, 5-year option
Fortress SF1, LLC	NR / NR / NR	2,580	2.3%	333,878	4.0	$129.41	4/30/2026	1, 5-year option
Neutral Tandem	NR / NR / NR	3,922	3.5%	214,926	2.6	$54.80	4/30/2026	2, 5-year options
Mpower Communications	NR / NR / NR	2,470	2.2%	166,083	2.0	$67.24	8/31/2031	2, 5-year options
AT&T	A- / Baa2 / BBB	928	0.8%	121,791	1.5	$131.24	3/31/2024	2, 5-year options
CenturyLink (Level 3 Communications)	NR / NR / NR	347	0.3%	56,245	0.7	$162.09	11/30/2022	None
Total / Wtd. Avg.		103,613	93.6%	$8,296,490	100.0%	$80.07
Vacant		7,104	6.4	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		110,717	100.0%	$8,296,490	100.0%	$80.07

(1)	Based on the underwritten rent roll dated as of March 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	401 SF of Verizon Tenant’s space expires on July 31, 2022.

(4)	Verizon Tenant has one, 10-year renewal option and two, five-year renewal options, and has certain cancellation options for cause as described above.

The following table presents certain information relating to the lease rollover schedule at the SOMA Teleco Office Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	748	0.7%	0.7%	$72,967	0.9%	$97.55	2
2023	0	0.0%	0.7%	$0	0.0%	$0.00	0
2024	928	0.8%	1.5%	$121,791	1.5%	$131.24	1
2025	0	0.0%	1.5%	$0	0.0%	$0.00	0
2026	48,654	43.9%	45.5%	$3,768,983	45.4%	$77.47	3
2027	0	0.0%	45.5%	$0	0.0%	$0.00	0
2028	0	0.0%	45.5%	$0	0.0%	$0.00	0
2029	0	0.0%	45.5%	$0	0.0%	$0.00	0
2030	0	0.0%	45.5%	$0	0.0%	$0.00	0
2031	2,470	2.2%	47.7%	$166,083	2.0%	$67.24	1
2032 & Thereafter	50,813	45.9%	93.6%	$4,166,666	50.2%	$82.00	1
Vacant	7,104	6.4%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	110,717	100.0%		$8,296,490	100.0%	$80.07	8

(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the SOMA Teleco Office Property:

Historical Leased %(1)

2018(2)	2019	2020	As of 3/1/2021(3)
78.8%	93.6%	93.6%	93.6%

(1)	As provided by the borrower and reflects the occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on a third party market research report.

(3)	Based on the underwritten rent roll dated March 1, 2021.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the SOMA Teleco Office Property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	Underwritten	Underwritten PSF
Base Rent	$5,105,379	$6,820,255	$6,379,388	$8,296,490	$74.93
Rent Steps(3)	0	0	0	985,903	$8.90
Value of Vacant Space	0	0	0	676,483	$6.11
Total Reimbursement Revenue	676,829	1,639,817	1,922,385	2,591,520	$23.41
Total Other Income	534,587	397,747	344,290	474,166	$4.28
Gross Revenue	$6,316,794	$8,857,819	$8,646,063	$13,024,561	$117.64
Vacancy Loss	0	0	0	(676,483)	($6.11)
Effective Gross Revenue	$6,316,794	$8,857,819	$8,646,063	$12,348,078	$111.53
Real Estate Taxes	954,889	875,489	887,693	1,605,490	$14.50
Insurance	20,866	22,595	333,779	493,515	$4.46
Management Fee	191,294	265,370	246,266	370,442	$3.35
Other Operating Expenses	1,182,176	1,383,466	1,252,559	1,225,782	$11.07
Total Operating Expenses	$2,349,226	$2,546,920	$2,720,297	$3,695,229	$33.38
Net Operating Income(4)	$3,967,568	$6,310,899	$5,925,766	$8,652,849	$78.15
Replacement Reserves	0	0	0	27,679	$0.25
Tenant Improvements	0	0	0	0	$0.00
Net Cash Flow(4)	$3,967,568	$6,310,899	$5,925,766	$8,625,170	$77.90

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated March 1, 2021.

(3)	Underwritten Rent Steps include (i) approximately $961,758 in straight line rent steps for Verizon Tenant and Adyen and (ii) approximately $24,144 in contractual rent steps through December 2021.

(4)	The increase in Net Operating Income and Net Cash Flow from 2020 to Underwritten is a result of recent leasing at the SOMA Teleco Office Property including (i) the extension and expansion of the Verizon Tenant lease and (ii) the straight line rent steps.

■	Appraisal. According to the appraisal, the SOMA Teleco Office Property has an “As-Is Excluding Impact of VZ Purchase Option” appraised value of $155.0 million as of January 21, 2021, which assumes Verizon Tenant does not exercise its option to acquire the SOMA Teleco Office Property. The appraisal concluded to an “As-Is” appraised value of $140.0 million, which factors in Verizon Tenant’s purchase option to acquire the SOMA Teleco Office Property at a fixed purchase price of $140.0 million. The “As-Is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV ratio of 73.2% for the SOMA Teleco Office Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 82.1% for the SOMA Teleco Office Whole Loan.

Appraisal Approach	As-is Excluding Impact of VZ Purchase Option	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$159,000,000	N/A	5.00%
Discounted Cash Flow Approach	$154,000,000	6.00%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated March 4, 2021, there are no recognized environmental conditions or recommendations for further action at the SOMA Teleco Office Property. However, a controlled recognized environmental condition exists relating to the SOMA Teleco Office Property being located within the boundaries of a zone defined by a San Francisco ordinance known as the Maher ordinance, which requires San Francisco Department of Health oversight for the characterization and mitigation of hazardous substances in soil and groundwater in designated areas, due to previous investigations of properties within such zone having found fill material with elevated levels of metals and petroleum hydrocarbons as a result of the 1906 San Francisco earthquake and resulting fire. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Competition. The SOMA Teleco Office Property is located near the San Francisco Bay waterfront and south of the Financial District in western San Francisco, California. Primary access to the area is via The Embarcadero, I-80, The Bay Bridge and U.S. Highway 101 with nearby access to the BART and Muni Bus System.

The SOMA Teleco Office Property is located in the Rincon/South Beach office submarket. According to the appraisal, the Rincon/South Beach office submarket contains approximately 2.9 million SF and recorded an average asking rent of $69.35 PSF annually as of the third quarter in 2020. The submarket’s vacancy rate for such quarter was 7.2%, and has averaged approximately 6.8% over the last two years.

The SOMA Teleco Office Property is part of the greater Silicon Valley / San Francisco data center market. As a result of the COVID-19 pandemic, digital transformation has accelerated and locations such as the SOMA Teleco Office Property

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have been increasingly important Centralized-RAN sites, with centralized, cloud computing-based architecture used to support edge computing on its 5G network.

The San Francisco data center market includes a number of carrier hotels and small deployments for local users requiring proximity to servers. The high costs of real estate and electricity in San Francisco limits the city’s data center footprint. Much of the computing capacity is found just south of San Francisco, in the Bay Area’s Silicon Valley. There are numerous data centers in San Francisco to serve local demand from operators including 1547 Critical Systems Realty, ColoServe, Digital Realty, Fortress Data Centers, Hosting.com, Level 3 Communications, XO Communications, and others.

The appraisal identified 33 comparable hotel carrier leases ranging in size from 900 SF to 360,000 SF with an average of 35,434 SF. The rental rates ranged from $22.00 PSF to $138.30 SF, with an average of $64.26 PSF. The appraisal concluded to a market rent of $85.00 PSF.

The appraisal identified five comparable office leases with a base rent that ranged from $80.00 PSF to $95.00 PSF with an average of $85.20 PSF. The appraisal concluded to a market rent of $80.00 PSF.

The following table presents certain information relating to the office lease comparables for the SOMA Teleco Office Property:

Comparable Office Leases(1)

Property Name / Location	Tenant Name	Lease Start/Renewal Date	Term (mos.)	Lease Type	Tenant Size	Base Rent PSF	Free Rent (mos.)	TI PSF
SOMA Teleco Office(2)(3) San Francisco, CA	Adyen	Feb-19	84	Gross	22,465	$77.45	0	$55.00
Loft Office Building San Francisco, CA	Epic Games	Oct-20	32	Gross	7,467	$95.00	0	$18.33
144 Townsend Street San Francisco, CA	User Testing	Sep-20	60	Gross	45,000	$80.00	6	$0.00
747 Front Street San Francisco, CA	IVP	Sep-20	100	Gross	9,000	$87.00	4	$80.00
720 Market Street San Francisco, CA	Gyant Group	Jul-20	61	Gross	3,027	$84.00	1	$0.00
Gumps Building San Francisco, CA	App Annie	Jul-20	84	Gross	26,154	$80.00	2	$100.00

(1)	Source: Appraisal.
(2)	Represents the expansion space for Adyen.

(3)	Based on the underwritten rent roll dated March 1, 2021.

The appraisal identified four comparable billboard leases with a monthly rent that ranged from $20,000 to $32,778, with an average of approximately $26,945. The appraiser concluded to a market rent of $225,000 per year.

The appraisal identified five comparable meet-me-room leases with a base rent that ranged from $112.00 PSF to $201.00 PSF. The appraiser concluded to a market rent of $150.00 PSF.

■	The Borrower. The borrower is 274 Brannan Street Property Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the SOMA Teleco Office Whole Loan.

The borrower sponsor is John R. Winther, a co-founder and partner at Harvest Properties and the non-recourse carveout guarantors are John R. Winther and The John R. Winther Trust dated September 20, 2012. Harvest Properties was founded in 2002 and is a vertically integrated commercial real estate investment firm specializing in the acquisition, development, management and financing of commercial properties throughout the San Francisco Bay area. Harvest Properties is headquartered in Oakland, California with multiple offices in Marin County to San Jose. Harvest Properties has completed approximately $3.2 billion in commercial property investment transactions, with a range of institutional partners and private investors. Harvest Properties owns and/or manages over nine million square feet of office, industrial and R&D space in the San Francisco Bay Area, accommodating more than 400 tenants.

■	Escrows. At loan origination, the borrower deposited approximately (i) $79,120 into a tax reserve and (ii) $949,120 into an unfunded obligations reserve related to elevator modernization in the Adyen space.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $79,120).

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Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,307 for replacement reserves.

Rollover Reserve - The borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to approximately $13,840 for tenant improvements and leasing commissions.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following any of: (a) the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease (or any material portion thereof) or borrower’s receipt of notice of the Sweep Tenant’s intent to effect the same; (c) solely with respect to any Sweep Tenant, if the Sweep Tenant has ceased operating its business in more than 50% of its premises at the SOMA Teleco Office Property (i.e., “goes dark”) or gives notice that it intends to do so at a majority of its premises at the SOMA Teleco Office Property (other than (i) a cessation of operations to comply with governmental restrictions in connection with the COVID-19 pandemic or any other pandemic or epidemic, or commercially reasonable safety protocols relating to the COVID-19 pandemic, provided that certain conditions are satisfied, including resumption of operations within 180 days after government restrictions are lifted, or, in the case of safety protocols, no later than 18 months following the origination date of the SOMA Teleco Office Whole Loan, (ii) a Sweep Tenant that is in possession of its premises and is not open for business (for a period not to exceed 12 months) because it is performing its initial build-out of its premises, or (iii) if the Sublease Conditions (as defined below) are satisfied); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or any guarantor of the applicable Sweep Lease, or (f) the date that is 12 months prior to the stated maturity date of the SOMA Teleco Office Whole Loan if any Sweep Lease has a stated expiration date that is two years or less following the stated maturity date of the SOMA Teleco Office Whole Loan.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the SOMA Teleco Office Whole Loan documents (or, if applicable, the Sublease Conditions have been satisfied or the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvements and leasing commissions and free and/or abated rent in connection therewith (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period will also end on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) $60.00 per square foot with respect to any portion of the applicable Sweep Lease space that has not been re-tenanted (or has a remaining term that is less than two years beyond the stated maturity date of the SOMA Teleco Office Whole Loan) and (y) with respect to any space under the applicable Sweep Lease that has been re-tenanted pursuant to qualified leases, in the lender’s reasonable judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to such re-tenanted space.

“Sublease Conditions” means that: (i) the majority (i.e. more than 50%) of the applicable Sweep Lease space is demised to a subtenant, (ii) the subtenant is open for business in the entirety of its space, (iii) the applicable sublease either (A) has a stated expiration that is co-terminous with the applicable Sweep Lease, or (B) has an initial term of at least two years and a remaining term of at least 12 months (and in the case of each of clause (A) and (B), has no early termination options, other than in connection with casualty, condemnation, and sublandlord default, and in the case of clause (B), termination options that are not exercisable within 12 months), (iv) the applicable sublease provides for base rental rates and other economic terms which are as favorable or better than the terms in the prime Sweep Lease, (v) the applicable subtenant is paying full unabated rent, is not in default under its sublease, and is not subject to an insolvency proceeding, (vi) the applicable subtenant has not sent any written notice indicating an intent to “go dark” and/or terminate its sublease and (vii) the applicable subtenant (A) is of an equal or higher credit quality and reputation as the prime tenant under the applicable Sweep Lease (as determined in the lender’s reasonable discretion) and/or (B) has (or a guarantor that guarantees all of its obligations under the applicable sublease has) an Investment Grade Rating.

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An “Investment Grade Rating” means with respect to any entity, (i) the entity maintains a long-term unsecured debt rating of at least “BBB-” from Standard & Poor’s Ratings Group and an equivalent rating from each of the other national statistical rating agencies which rate such entity, (ii) solely with respect to Adyen, the lender has received, at borrower’s sole cost, a private credit opinion from Fitch, Inc., which is being monitored not less often than annually, and pursuant to such private credit opinion, Adyen is maintaining a long-term unsecured credit rating of at least “BBB-”, or (iii) such entity is Verizon Business Network Services, Inc., a Delaware corporation or MCI Communications Services, LLC, a Delaware limited liability company.

A “Sweep Lease” means (1) the Verizon Tenant lease, (2) the Adyen lease, and (3) any replacement lease covering a majority of the space currently demised under any such lease.

A “Sweep Tenant” means any tenant under a Sweep Lease.

■	Lockbox and Cash Management. The SOMA Teleco Office Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all tenants to transmit all rents directly to the lockbox account, and if the borrower or property manager receives any rents or other revenues, to transmit such rents or revenues to the lockbox account by the later of three business days after receipt and 15 business days after the origination date of the SOMA Teleco Office Whole Loan. Funds in the lockbox account are required to be swept on a daily basis into a lender controlled cash management account and applied (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service, (iii) to make deposits into the replacement reserve and rollover reserve, (iv) during any Trigger Period (as defined below) to pay the lesser of lender-approved budgeted operating expenses and actual operating expenses, and lender-approved extraordinary expenses and (v) lastly, all remaining funds will be disbursed in the following order: (A) during a Lease Sweep Period, into the Lease Sweep Reserve, (B) if no Lease Sweep Period exists, and any other Trigger Period exists, to an excess cash flow reserve, to be held as additional collateral for the SOMA Teleco Office Whole Loan, and (C) if no Trigger Period exists, to the borrower.

A “Trigger Period” will commence upon (i) an event of default under the SOMA Teleco Office Whole Loan, (ii) a Low Debt Service Period (as defined below) or (iii) a Lease Sweep Period; and will end upon, in the case of clause (i), a cure of such event of default has been accepted by the lender, in the case of clause (ii), the Low Debt Service Period has ended and, in the case of clause (iii), the Lease Sweep Period has ended.

A “Low Debt Service Period” means (x) the debt service coverage ratio (for the SOMA Teleco Office Whole Loan) is less than 1.10x as of the last day of each calendar quarter and will end if the SOMA Teleco Office Property has achieved a debt service coverage ratio (for the SOMA Teleco Office Whole Loan) of at least 1.10x for two consecutive quarters.

However, no Low Debt Service Period will be deemed to exist if the borrower has delivered to the lender cash or an evergreen letter of credit in an amount that, if applied to reduce the outstanding principal balance of the SOMA Teleco Office Whole Loan, would result in a debt service coverage ratio of 1.10x. Such cash or letter of credit is required to be returned to the borrower if the cure conditions described above are satisfied without giving effect to such cash or letter of credit and no other Trigger Period is continuing.

■	Property Management. The SOMA Teleco Office Property is managed by Harvest Properties, Inc., an affiliate of the borrower.

■	Current Mezzanine or Subordinate Secured Indebtedness. The SOMA Teleco Office Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $12.5 million, and accrues interest at a fixed rate of 3.66000% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—SOMA Teleco Office Whole Loan” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The SOMA Teleco Office Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the SOMA Teleco Office Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the SOMA Teleco Office Property until the completion of restoration or the expiration of 36 months, with a 12-month extended period of indemnity, provided that if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Amazon Seattle
300 Pine Street
Seattle, WA 98101
Seattle
Lake Union
Elliott Bay
Lake Washington
Belltown
Pike Place Market
Amazon HQ
Space Needle
Climate Pledge Arena
Capitol Hill
South Lake Union
Queen Anne
North Queen Anne
Westlake
Interbay
Central Business District
Pioneer Square
Lumen Field
T-Mobile Park
SODO
Industrial District
Madison Park
Madrona
Squire Park
Atlantic
Yesler Terrace
North Beacon Hill
Kirkland
Redmond
Bellevue
Sammamish
Mercer Island
Issaquah
Renton
Tukwila
Seatac

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AMAZON SEATTLE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Seattle, Washington	Cut-off Date Principal Balance(4)	$90,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(2)	$303.33
Size (SF)	774,412	Percentage of Initial Pool Balance	7.4%
Total Occupancy as of 3/31/2021	92.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/31/2021	92.2%	Type of Security	Fee
Year Built / Latest Renovation	1929 / 2017-2021	Mortgage Rate(4)	3.004833%
Appraised Value(1)	$670,000,000	Original Term to Maturity (Months)(3)	108
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(3)	108
Underwritten Revenues	$36,483,599
Underwritten Expenses	$5,700,582	Escrows(5)
Underwritten Net Operating Income (NOI)	$30,783,017	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$30,550,788	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	35.1%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)(3)	35.1%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	4.30x / 4.27x	TI/LC	$16,421,411	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	13.1% / 13.0%	Other(6)	$5,572,775	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$234,900,000	38.7%	Purchase Price(7)	$579,386,461	95.4%
Subordinate Loan Amount	155,100,000	25.5	Upfront Reserves	21,944,186	3.6
Mezzanine Loan Amount	65,000,000	10.7	Closing Costs	6,053,175	1.0
Principal’s New Cash Contribution	152,433,823	25.1
Total Sources	$607,433,823	100.0%	Total Uses	$607,433,823	100.0%

(1)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan (as defined below), and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt (as defined below). In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(2)	Calculated based on the aggregate outstanding principal balance of the Amazon Seattle Senior Notes (as defined below) and excludes the Amazon Seattle Trust Subordinate Companion Loan (as defined below) unless otherwise specified. See “—The Mortgage Loan” below.

(3)	The Amazon Seattle Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of April 6, 2030 and a final maturity date of May 6, 2033. After the ARD, the interest rate will increase by 250 basis points over the greater of (x) 3.004833%, and (y) (1) the Nine-Year Swap Rate (as defined below) in effect on the ARD plus (2) 1.357833%. The metrics presented above are calculated based on the ARD.

(4)	The Amazon Seattle Loan is part of the Amazon Seattle Whole Loan evidenced by five senior pari passu notes and one subordinate note, with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million. The borrower obtained a $65.0 million mezzanine loan from Deutsche Bank AG, New York Branch at loan origination (the “Amazon Seattle Mezzanine Loan,” together with the Amazon Seattle Whole Loan, the “Amazon Seattle Total Debt”).

(5)	See “—Escrows” below.

(6)	Other upfront reserves represent a Free Rent Reserve of approximately $5,572,775 for bridge rent, gap rent, or free rent periods. Other monthly springing reserves include a condominium reserve for condominium charges set forth in the approved annual budget and a rollover reserve.

(7)	Purchase price excludes seller provided credits of approximately $20.6 million for outstanding tenant improvement, leasing commissions and free rent at the Amazon Seattle Property (as defined below).

■	The Mortgage Loan. The mortgage loan (the “Amazon Seattle Loan” or “Amazon Seattle Trust Senior Note”) is part of a whole loan (the “Amazon Seattle Whole Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $390.0 million, which is secured by the borrower’s fee interest in a Class A office building located in Seattle, Washington (the “Amazon Seattle Property”). The Amazon Seattle Trust Senior Note will be evidenced by the non-controlling Note A-1 with an original principal balance as of the Cut-off Date of $90.0 million, representing approximately 7.4% of the Initial Pool Balance. The Amazon Seattle Whole Loan is comprised of (i) five senior pari passu notes with an aggregate principal balance as of the Cut-off Date of $234.9 million (the “Amazon Seattle Senior Notes”), and (ii) one controlling subordinate note with an outstanding principal balance as of the Cut-off Date of $155.1 million (the “Amazon Seattle Trust Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. The Amazon Seattle Whole Loan was originated by DBR Investments Co. Limited (“DBRI”) on April 1, 2021. Only the Amazon Seattle Trust Senior Note will be included in the mortgage pool for the Benchmark 2021-B25 mortgage trust, representing approximately 7.4% of the Initial Pool Balance. The remaining Amazon Seattle Senior Notes (the “Amazon Seattle Non-Trust Senior Notes”) have an aggregate outstanding principal balance as of the Cut-off Date of $144.9 million. The Amazon Seattle Trust Subordinate Companion Loan will be contributed to the Benchmark 2021-B25 mortgage trust but will not be included in the mortgage pool. Payments allocated to the Amazon Seattle Trust Subordinate Companion Loan will be paid only to the holders of the Amazon Seattle loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Prospectus.

The Amazon Seattle Whole Loan has a nine-year interest-only term through the ARD of April 6, 2030. After the ARD, through and including May 6, 2033 (the “Maturity Date”), the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 250 basis points over the greater of (x) 3.004833%, and (y)(1) the Nine-Year Swap Rate in effect on the ARD plus (2) 1.357833%. For the period from the origination

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date through the ARD, the Amazon Seattle Whole Loan accrues interest at the rate of 3.004833% per annum. The Amazon Seattle Total Debt proceeds along with approximately $152.4 million of borrower sponsor equity were used to purchase the Amazon Seattle Property for approximately $579.4 million (which amount excludes approximately $20.6 million in seller credits for remaining required landlord work), fund upfront reserves and pay loan origination costs.

“Nine-Year Swap Rate” means the rate of interest per annum equal to the rate for U.S. dollar swaps with a nine-year maturity, expressed as a percentage, which appears on the Reuters screen ISDAFIX1 page (or the then-available equivalent) as of 11:00 a.m., New York City time, on the day that is two business days preceding the ARD (or, if no such nine-year maturity is so quoted, calculated by the lender by linear interpolation utilizing the closest, but shorter, maturity and the closest, but longer, maturity). If such rate does not appear on the Reuters screen ISDAFIX1 page (or the then-available equivalent), the Nine-Year Swap Rate will be determined by the lender on the basis of the mid-market semi-annual swap rate quotations provided by the principal New York City office of each of five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the day that is two business days preceding the ARD, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a nine-year maturity and in an amount that is representative for a single transaction in the relevant market at such time with an acknowledged dealer of good credit in the swap market; the rate will be the arithmetic mean of such quotations, eliminating in a case where at least three quotations are provided, the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). The mortgage lender’s determination of the Nine-Year Swap Rate will be final absent manifest error.

The Amazon Seattle Whole Loan has an initial term to the ARD of 108 months and has a remaining term to the ARD of 108 months as of the Cut-off Date. The Amazon Seattle Whole Loan requires payments of interest only until the ARD in April 2030 or, if not repaid on the ARD, the final maturity date in May 2033. On or after the monthly payment date in May 2023, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole or in part (in connection with a partial release or to cure a Trigger Period (as defined below)) with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.00% of the unpaid principal balance as of the prepayment date. On or after the monthly payment date in October 2029, the Amazon Seattle Whole Loan may be voluntarily prepaid in whole and in part without penalty. Defeasance of the Amazon Seattle Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the Amazon Seattle Whole Loan documents at any time after the earlier of (i) April 1, 2024 or (ii) the second anniversary of the closing date of the securitization that includes the last note of the Amazon Seattle Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the Amazon Seattle Whole Loan. The relationship between the holders of the Amazon Seattle Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2021-B25	No(1)
A-2, A-3, A-4, A-5	$144,900,000	$144,900,000	DBRI(2)	No
Total Senior Notes	$234,900,000	$234,900,000
B	$155,100,000	$155,100,000	Benchmark 2021-B25 Loan Specific Certificates	Yes(1)
Total	$390,000,000	$390,000,000

(1)	The initial controlling note is Note B, so long as no Amazon Seattle control appraisal period has occurred and is continuing. If and for so long as an Amazon Seattle control appraisal period has occurred and is continuing, then the controlling note will be Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan”. The Amazon Seattle Whole Loan will be serviced pursuant to the Benchmark 2021-B25 pooling and servicing agreement. For so long as no Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Trust Subordinate Companion Loan will be exercisable by the Amazon Seattle controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement. For so long as an Amazon Seattle control appraisal period has occurred and is continuing, the control rights of the Amazon Seattle Loan will be exercisable by the controlling class representative under the Benchmark 2021-B25 pooling and servicing agreement.

(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

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The capital structure for the Amazon Seattle Total Debt is shown below:

Amazon Seattle Total Debt Capital Structure

(1)	Based on the net rentable area of 774,412 SF.

(2)	Based on the “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “as-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

(3)	Cumulative UW NOI/NCF Debt Yield and Cumulative UW NOI/NCF DSCR are calculated based on an UW NOI and UW NCF of $30,783,017 and $30,550,788, respectively. See “—Underwritten Net Cash Flow” below.

(4)	Based on the “Hypothetical As-is” value of $670.0 million, the Implied Borrower Sponsor Equity is $215.0 million.

■	The Mortgaged Property. The Amazon Seattle Property is a redeveloped, 774,412 square foot, Class A office building located in the Seattle central business district, and is comprised of approximately 680,215 square feet of office space and 94,197 square feet of retail space. The Amazon Seattle Property previously served as the flagship location of the Seattle-based department store, The Bon Marché, and has been granted landmark status by the City of Seattle. The building continued to function in the same capacity as the Macy’s Building until the previous owner of the Amazon Seattle Property (the “Previous Owner”) performed a three phased, comprehensive transformation to convert it into office space for Amazon.com Services LLC (“Amazon”). Amazon uses the space at the Amazon Seattle Property for various operations.

In connection with the redevelopment, $160 million was invested into the Amazon Seattle Property as part of Phase I and II (discussed further below) to complete (i) a rebranding of the project from a Macy’s Department Store, (ii) an enhanced, integrated lobby with collaborative meeting and work spaces, (iii) a full seismic retrofit, (iv) first generation, creative build-outs, (v) new elevator cabs, (vi) new building infrastructure including HVAC and electrical, (vii) new skylights creating more natural light, (viii) conference center, (ix) secured bicycle storage, (x) new men’s and women’s locker rooms with showers, (xi) new restrooms throughout the entire project, and (xii) a rooftop deck with views of Elliott Bay and the Cascade Mountains. Following the completion of Phase III, the renovation project is expected to have received in excess of $225.0 million in investment by the Previous Owner, with Amazon contributing an additional approximately $250 PSF on its overall space, according to the Previous Owner. We cannot assure you that Phase III will be completed as expected or at all.

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The Previous Owner acquired the Amazon Seattle Property in multiple phases:

●	Phase I was acquired from Macy’s in October 2015 and comprises floors five through eight and parts of the mezzanine / sub-basement space totaling approximately 310,273 square feet. The Previous Owner’s business plan for the Phase I acquisition included the repurposing of the space as creative office and the addition of a new office lobby, elevators and rooftop deck, as well as performing a seismic upgrade of the building. All of this work has been Delivered and Completed (as such terms are defined below).

●	Phase II was acquired from Macy’s in September 2017 and comprises floors three and four, totaling approximately 174,520 square feet. The original Amazon lease (lease expiration date in 2033) covering Phases I & II was signed shortly after the acquisition of Phase II. All of Phase II has been Delivered and Completed.

●	Phase III was acquired in January 2020, in conjunction with the execution of an expansion lease for Amazon. The expansion space is expected to be Delivered to Amazon in stages, with the final Delivery date expected in June 2021. Lease and rent commencement will begin no later than 240 days following the Delivery date. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. Following the Delivery of all Phase III space, Amazon will have expanded into approximately 198,056 square feet of additional office space from its original lease, with all spaces having a lease expiration in May 2033. We cannot assure you that the remaining Phase III space will be delivered as expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

Construction on Phases I and II was delivered ahead of schedule and Amazon’s lease for the respective spaces commenced earlier than expected. Post-acquisition, the Previous Owner of the Amazon Seattle Property will be responsible for completing Phase III construction, and is using the same project team as it used for the previous phases. The Phase III renovation also includes a repositioning of approximately 94,179 square feet of non-Amazon space of retail, entertainment, and food options that will enhance amenity offerings to Amazon. Approximately 31,209 square feet of this space was leased to Knot Springs in March 2021, with another approximately 15,457 square feet committed through a letter of intent (“LOI”).

Due to its designation as a historic landmark, the Amazon Seattle Property is also eligible to receive real estate tax credits for capital projects with qualified rehabilitation costs exceeding 25% of the current assessed value for a period of 10 years. See “Cash Flow Analysis” below and “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Prospectus for details on the tax credits.

The Amazon Seattle Property is subject to a condominium structure, pursuant to which is it divided into three condominium units; Unit 1, which is currently comprised primarily of space on the sub-basement level, first floor, and mezzanine level, Unit 2 which is currently comprised primarily of certain space on the sub-basement level, and floors three through eight and Unit 3, which is currently comprised primarily of space on the second floor. The Amazon lease provides for the condominium units to undergo a boundary revision (the “Condominium Revision”) in which Unit 2 (the “Office Unit”) will be revised such that the boundaries of Unit 2 encompass substantially all the premises leased to Amazon and Units 1 and 3 (the “Retail Unit”) will encompass the remaining, primarily retail space. The Amazon lease requires the Condominium Revision to occur prior to the date rent commences on any portion of Amazon’s Phase III space. The borrower currently owns all units; however, the Retail Unit may be released following the consummation of the Condominium Revision as described below under “Release of Collateral.” The owners of the units comprise a condominium association, which is governed by a board of five directors, of which Unit 1 and Unit 3 each has the right to appoint one director, and Unit 2 has the right to appoint the remaining three directors. Actions of the board require approval of the majority of directors, with certain major decisions also requiring approval of the owner of Unit 1.

Certain parking spaces available to the Amazon Seattle Property are leased under a parking lease, which provides 350 parking spaces in an adjacent parking garage (the “Parking Lease”). The borrower is entitled to a minimum of 350 (the “Minimum Number”) non-exclusive parking spaces. Pursuant to Amazon’s lease, Amazon has the right to use all 350 of such spaces, is required to pay the parking rent for such spaces, and has the right to become the tenant under the parking lease. The parking landlord itself has a ground leasehold interest in the parking garage. The Parking Lease expires on October 7, 2026. The borrower has six consecutive 5-year extension options, each at a rate to be determined between the landlord and lessee, with submission to an appraisal process if necessary. The monthly minimum rent as of the lease commencement date (October 7, 2016) was the product of $330 per month per stall leased (but not less than the Minimum Number) times 1 + the increase in the CPI-All Urban Consumers, Seattle — Tacoma — Bremerton, Washington index (the “Index”) from August 1, 2015 until the

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commencement date. Rent increases annually based on the increase in the Index. Effective as of the fifth anniversary of the commencement date, the monthly minimum rent will be adjusted using the same procedure set forth above for the rent during the option periods. The Amazon lease requires the landlord to exercise all renewal rights under the Parking Lease and if the right to obtain 350 parking spaces under the Parking Lease is ever terminated, to use commercially reasonable efforts to obtain alternative comparable parking in downtown Seattle.

■	Major Tenants.

Amazon (680,215 SF; 87.8% of NRA; 95.4% of UW Base Rent). The office space is 100% leased to Amazon.com Services LLC (“Amazon”), an affiliate of the parent company Amazon.com, Inc. (Moody’s: A2 | S&P: AA- | Fitch: A+), through May 2033, with three additional five-year extension options and no termination options once all the Amazon space is delivered and completed. The parent company, Amazon.com, Inc. (NASDAQ: AMZN), is an American multinational technology company based in Seattle that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. It is considered one of the Big Four tech companies, along with Google, Apple, and Facebook. As of December 31, 2020, the parent company, Amazon.com, Inc. has reported a market capitalization of approximately $1.67 trillion with share prices trading at approximately $3,313 per share. The company’s products include books, music, videotapes, computers, electronics, home and garden, and numerous other products. Amazon offers personalized shopping services, web-based credit card payment, and direct shipping to customers.

Amazon first took occupancy at the Amazon Seattle Property in June 2018 upon the completion of Phase I (floors five to eight) and Phase II (floors three to four), totaling 482,159 square feet (70.9% of Amazon’s UW NRA and 73.2% of Amazon’s UW Base Rent). Amazon currently occupies and pays full unabated rent on both Phase I and II. As part of Phase III, Amazon is expected to expand into the sky lobby, floors one to two, basement and sub-basement space for an aggregate of 680,215 square feet across all phases. The majority of the Phase III expansion has been Completed, with the exception of the new lobby space and the level one space, which account for an aggregate total of 3.5% of Amazon’s UW NRA and 4.2% of total UW Base Rent. The new lobby space (0.9% of Amazon’s UW NRA and 1.0% of total U/W Base Rent) is expected to be Delivered in June 2021 and Completed in August 2021. The level one space (2.6% of Amazon’s UW NRA and 3.1% of total U/W Base Rent) has been Delivered and is expected to be Completed by May 2021. Once all phases are Completed, Amazon is expected to have an anticipated workforce of 4,000-5,000 employees at the Amazon Seattle Property. We cannot assure you that the remaining Phase III space will be delivered or completed as expected or at all.

The Amazon lease specifies required dates for (i) delivery of each phase of space in accordance with specified requirements, generally with landlord work sufficiently completed to allow for the construction of tenant’s improvements without material interference from landlord or landlord’s contractors (“Delivered”) and (ii) completion of each space in accordance with specified requirements, generally with landlord work completed and with a temporary or permanent certificate of occupancy or legal equivalent (“Completed”). Amazon will be entitled to credits against its rent in the amount of one day of base rent for the applicable space for each day of delay for the first 45 days, and two days of base rent for the applicable space for each day of delay thereafter, (i) if the new lobby is not Delivered to it by November 30, 2021 (and a 90-day delivery notice has been sent to Amazon with anticipated Delivery of the new lobby space by June 14, 2021), and (ii) if the new lobby is not Completed by August 15, 2021 or the level one space is not Completed by July 15, 2021. Amazon has the right to terminate the new lobby space if either it is not Delivered or it is not Completed by February 28, 2022. The level one space is Delivered and no termination option remains for Delivery; however, Amazon has the right to terminate the level one space if not Completed by January 31, 2022. These spaces (including level one) total 23,578 square feet, 3.0% total NRA and 4.2% of total UW Base Rent and are not Completed (and in the case of the new lobby, not Delivered). The remaining phases have been Completed and cannot be terminated. Amazon has free or gap rent for various portions of its leased space through dates ranging from August 6, 2021 to February 6, 2022, which has been reserved for under the loan documents. We cannot assure you that the remaining Phase III space will be delivered or completed as expected or at all, or that Amazon will take occupancy and/or pay rent on the applicable space as expected or at all.

The Previous Owner is obligated to complete all remaining expansion space work post-closing and has funded a completion reserve held pursuant to an escrow agreement among the Previous Owner, the borrower, the condominium association and a title company, for the remaining costs estimated for delivery of the new lobby. In addition, the Previous Owner funded a $2,000,000 rent credit reserve held pursuant to escrow instructions among the Previous Owner, the borrower and a title company that can be utilized by the borrower in the event that delayed

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delivery results in accrued rent credits for Amazon. The lender has been granted a collateral assignment of the escrow agreements between the Previous Owner and the borrower. We cannot assure you that the Previous Owner will complete all remaining expansion space work as expected or at all.

Amazon has an overall average in-place base rent of $35.81 PSF with $1.00 PSF annual rent escalations. Amazon’s average in-place NNN rent of $35.81 PSF is 15.4% below market according to the appraisal. Amazon has three five-year renewal options remaining at fair market value with 15-18 months’ notice for all or a portion of its leased premises, provided that if the renewal is only on a portion, the space will (i) be contiguous, (ii) consist of not less than three full floors, and (iii) include level seven only if level eight is also included. Further, Amazon is current on all lease obligations. The table below illustrates the key terms of the Amazon lease.

Amazon Lease Summary
Suite	Square Feet	Annual Base Rent (psf)	Annual Escalations(1)	Lease Begin Date(2)	Lease End Date
Floors 3-8	482,159(3)	$37.00	$1.00 PSF	Jun-2018	May-2033
Sky Lobby	1,710	$45.00	$1.00 PSF	Aug-2021	May-2033
Floor 2	46,885	$45.00	$1.00 PSF	Oct-2021	May-2033
Floor 1	17,649	$45.00	$1.00 PSF	Nov-2021	May-2033
New Lobby(4)	5,929	$45.00	$1.00 PSF	Feb-2022	May-2033
Basement	82,760	$26.00	$1.00 PSF	Aug-2021	May-2033
Sub-Basement	43,123	$26.00	$1.00 PSF	Aug-2021	May-2033
Total / WAV	680,215	$35.81	$1.00 PSF	NAP	May-2033

(1)	Escalations occur annually on June 1st for Floors 3-8 beginning in 2021, and October 1st beginning in 2022 for the remaining Amazon spaces.

(2)	The lease for each Amazon suite commences upon the earlier of taking occupancy of the space and 240 days following the Delivery date of the suite (excluding Floors 3-8 since already occupied).

(3)	Excludes the give back space of 2,634 SF.

(4)	New Lobby Lease Begin Date will commence 240 days following the estimated date it is Delivered, currently scheduled for June 14, 2021.

Amazon has a right of first refusal to purchase any condominium unit owned by the landlord, when the landlord has received an offer to sell such unit to certain competitors of Amazon. Pursuant to a subordination, non-disturbance and attornment agreement, Amazon has agreed that, so long as Amazon is not disturbed in its use or possession of its leased premises, such right of first refusal will not be exercisable in connection with any exercise of remedies pursuant to the Mortgage Loan, including a purchase of the Mortgaged Property at a foreclosure sale, a deed-in-lieu of foreclosure or any subsequent sale of the Mortgaged Property by lender or its designee after such foreclosure or deed in lieu of foreclosure.

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Amazon Limited Guaranty. The Amazon lease is guaranteed by the parent company, Amazon.com, Inc., with an initial cap of approximately $95.5 million for the Phase I and Phase II space, and an initial cap of approximately $25.6 million for the Phase III expansion space. The guaranty cap amount reduces each year until 2033 as illustrated in the table below:

Amazon Limited Guaranty Schedule
Original Premises			Expansion Premises
Start Date	End Date	Guaranty Amount	Start Date(1)	End Date	Guaranty Amount
6/1/2018	5/31/2019	$95,504,221	-	-	-
6/1/2019	5/31/2020	$93,608,284	-	-	-
6/1/2020	5/31/2021	$91,706,711	-	-	-
6/1/2021	5/31/2022	$89,647,308	10/1/2021	9/30/2022	$25,564,248
6/1/2022	5/31/2023	$87,416,976	10/1/2022	9/30/2023	$25,107,884
6/1/2023	5/31/2024	$85,001,528	10/1/2023	9/30/2024	$24,613,642
6/1/2024	5/31/2025	$82,385,599	10/1/2024	9/30/2025	$24,078,378
6/1/2025	5/31/2026	$79,552,548	10/1/2025	9/30/2026	$23,498,687
6/1/2026	5/31/2027	$76,484,356	10/1/2026	9/30/2027	$22,870,883
6/1/2027	5/31/2028	$73,161,506	10/1/2027	9/30/2028	$22,190,971
6/1/2028	5/31/2029	$69,562,860	10/1/2028	9/30/2029	$21,454,626
6/1/2029	5/31/2030	$65,665,529	10/1/2029	9/30/2030	$20,657,165
6/1/2030	5/31/2031	$61,444,721	10/1/2030	9/30/2031	$19,793,516
6/1/2031	5/31/2032	$56,873,589	10/1/2031	9/30/2032	$18,858,184
6/1/2032	5/31/2033	$51,923,054	10/1/2032	5/31/2033	$17,845,220

(1)	Original Premises Start Date based on first day of the month following the weighted average lease commencement date for each of the expansion premises suites (i.e. Sky Lobby, Floors 1-2, Basement, and Sub-Basement).

Knot Springs (31,209 SF; 4.0% of NRA; 4.3% of UW Base Rent) is a high-end health club which offers members and guests yoga, pilates, total body resistance exercise and high intensity interval training classes as well as a pool/sauna area & massage. Knot Springs executed its lease in March 2021. Knot Springs leases 31,209 square feet on level one, the mezzanine level, and level two through April 30, 2037. The lease provides an approximately $343 PSF tenant improvement allowance, six months of free rent, and has two extension options remaining for a period of five years at fixed rates of $50 PSF NNN and $55 PSF NNN for the first and second extension options, respectively. Knot Springs is required to give 12 months’ notice of its intent to exercise an extension option prior to the lease expiration date. The Knot Springs lease provides that if the tenant is prohibited from operating the permitted use as a result of a public health emergency, then, from and after the 30th day of such closure and continuing for so long as the prohibition continues, the tenant will receive an abatement of base rent.

Victrola Coffee (2,418 SF; 0.3% of NRA; 0.3% of UW Base Rent) is a local Seattle coffee shop that has occupied the Amazon Seattle Property since the first phase of the redevelopment was completed in June 2018. Victrola Coffee has an in place base rent of $31.83 PSF with approximately 3.0% annual rent escalations through its lease term, which expires May 27, 2028. Victrola Coffee has two, five-year renewal options remaining at fair market value with 12 months’ notice and no early termination options. Additionally, Victrola Coffee pays percentage rent of 9% over a natural breakpoint. The tenant was granted full rent relief and is in the process of negotiating a payback plan. No percentage rent was accounted for in the underwriting.

COVID-19 Update. As of March 31, 2021, all tenants are open and operating at the Amazon Seattle Property. Approximately 99.6% of the occupied SF and 99.6% of the UW Base Rent was paid in February and March 2021. One tenant, Victrola Coffee, representing approximately 0.3% of the total NRA, requested and was granted rent relief for the months of April through July 2020, and the abated period was extended for a total of 12 months through March 31, 2021. The first payment date for the Amazon Seattle Whole Loan is May 6, 2021. As of April 6, 2021, the Amazon Seattle Whole Loan is not subject to any modification or forbearance requests related to the COVID-19 pandemic.

The Amazon Seattle Property is currently 92.2% leased as of March 31, 2021 with a weighted average lease term of approximately 14.1 years and remaining lease term of approximately 12.3 years to a tenant roster headlined by

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Amazon (87.8% of NRA / 95.4% of UW Base Rent / Lease Expiration Date in 2033). The following table presents certain information relating to the tenants at the Amazon Seattle Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon(3)	A+ / A2 / AA-	680,215	87.8%	$24,360,626	95.4%	$35.81	5/31/2033	3, 5-year options
Knot Springs(4)	NR / NR / NR	31,209	4.0%	1,092,315	4.3%	$35.00	4/30/2037	2, 5-year options
Victrola Coffee	NR / NR / NR	2,418	0.3%	76,965	0.3%	$31.83	5/27/2028	2, 5-year options
Total / Wtd. Avg.		713,842	92.2%	$25,529,906	100.0%	$35.76
Vacant		60,570	7.8%	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		774,412	100.0%	$25,529,906	100.0%	$35.76

(1)	Based on the underwritten rent roll dated as of March 31, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Amazon currently occupies and pays full unabated rent on Phases I and II, which accounts for 70.9% of Amazon’s leased NRA and 73.2% of Amazon’s UW Base Rent. In January 2020, Amazon executed a lease expansion. The expansion space is being delivered to Amazon in stages, with date by which all phases are Completed expected in August 2021. Amazon has not yet taken occupancy of the expansion space. At loan origination, approximately $3.62 million was deposited into a free rent reserve for bridge rent, gap rent, and free rent periods associated with the Amazon expansion. We cannot assure you that the remaining expansion space will be Delivered or Completed as expected or at all, or that Amazon will take occupancy of or commence paying rent for the expansion space.

(4)	Knot Springs executed its lease in March 2021. At loan origination, approximately $1.95 million was deposited into a free rent reserve associated with the Knot Springs lease.

In addition to the in-place rent roll, there is an apparel company with a retail LOI executed as of November 2020 that is currently negotiating a lease for approximately 15,457 square feet. This retail LOI is not included in occupancy or underwritten rent.

The following table presents certain information relating to the lease rollover schedule at the Amazon Seattle Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	2,418	0.3%	0.3%	$76,965	0.3%	$31.83	1
2029	0	0.0%	0.3%	$0	0.0%	$0.00	0
2030	0	0.0%	0.3%	$0	0.0%	$0.00	0
2031	0	0.0%	0.3%	$0	0.0%	$0.00	0
2032 & Thereafter	711,424	91.9%	92.2%	$25,452,941	99.7%	$35.78	2
Vacant	60,570	7.8%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	774,412	100.0%		$25,529,906	100.0%	$35.76	3

(1)	Based on the underwritten rent roll dated as of March 31, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

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The following table presents certain information relating to historical occupancy at the Amazon Seattle Property:

Historical Leased %(1)

2018(2)	2019(2)	2020(2)	As of 3/31/2021
NAV	NAV	NAV	92.2%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Historical occupancy is unavailable because the Amazon Seattle Property has been renovated from 2017 to 2021 in connection with the major tenant executing an expansion lease in January 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon Seattle Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten PSF
Base Rent	$25,529,906	$32.97
Rent Step(4)	484,456	$0.63
IG Rent Step Credit(5)	3,666,429	$4.73
Value of Vacant Space	2,768,984	$3.58
Gross Potential Revenue	$32,449,775	$41.90
Tenant Recoveries	6,802,808	$8.78
Total Recoveries	$6,802,808	$8.78
Vacancy	(2,768,984)	($3.58)
Abatements	0	$0.00
Effective Gross Income	$36,483,599	$47.11

Management Fee	364,836	$0.47
Management Wages	567,771	$0.73
Janitorial	398,316	$0.51
Utilities	61,493	$0.08
Elevator	190,970	$0.25
HVAC	91,868	$0.12
Repairs & Maintenance	856,037	$1.11
Lot and Landscape	135,268	$0.17
Security	915,432	$1.18
Real Estate Taxes(6)	1,689,072	$2.18
Insurance	429,519	$0.55
Total Expenses	$5,700,582	$7.36

Net Operating Income	$30,783,017	$39.75
Capital Reserve	154,882	$0.20
TI/LC	77,346	$0.10
Net Cash Flow	$30,550,788	$39.45

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow information is unavailable because the Amazon Seattle Property has been renovated from 2017 to 2021 in connection with the major tenant executing an expansion lease in January 2020.

(3)	Based on the underwritten rent roll dated March 31, 2021.

(4)	Rent Steps include (i) approximately $482,159 in contractual rent steps for Amazon tenant through June 2021 and (ii) approximately $2,297 in contractual rent steps for Victrola Coffee through June 1, 2021.

(5)	Represents straight line average rent for Amazon through the end of the loan term.

(6)	Real Estate Taxes are based on the borrower’s year 1 budget (ending March 2022), which takes into account the tax credit for such year. Assuming no changes to the unabated taxes, the abated taxes for year 1 exceed the straight line average of abated real estate taxes over the loan term given the increase in tax credits in years 3-8. Below is a schedule of estimated tax credits based on renovation previously completed as well as the ongoing renovations. While the tax credits have been approved by the Landmark Board, the tax credits are subject to change if changes are made to the planned alterations. We cannot assure you that the actual tax credits, if any, will equal the estimated tax credits.

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Estimated Tax Credit Schedule(1)
Year	Year Start	Year End	Remaining Tax Credits
1	4/1/2021	3/31/2022	$ 1,605,470
2	4/1/2022	3/31/2023	$ 1,815,433
3	4/1/2023	3/31/2024	$ 1,996,457
4	4/1/2024	3/31/2025	$ 2,072,932
5	4/1/2025	3/31/2026	$ 2,083,296
6	4/1/2026	3/31/2027	$ 2,093,713
7	4/1/2027	3/31/2028	$ 2,104,181
8	4/1/2028	3/31/2029	$ 2,014,252
9	4/1/2029	3/31/2030	$ 1,614,931
10	4/1/2030	3/31/2031	$ 1,100,854
11	4/1/2031	3/31/2032	$ 459,006
12	4/1/2032	3/31/2033	$ 249,041
13	4/1/2033	3/31/2034	$ 69,545
14	4/1/2034	3/1/2034	-

(1)	Source: Appraisal.

■	Appraisal. According to the appraisal, the Amazon Seattle Property has a “Hypothetical As-is” appraised value of $670.0 million as of March 4, 2021, which assumes the building is stabilized as of the effective date with all remaining lease-up costs for the Amazon expansion space and the retail spaces paid. The appraisal concluded to an “As-is” appraised value of $644.0 million as of March 4, 2021. The “as-is” appraised value results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 60.6% for the Amazon Seattle Whole Loan, and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.7% for the Amazon Seattle Total Debt. In addition, the appraisal concluded to a $494.0 million go dark value, which results in a Cut-off Date and Maturity Date loan to dark value ratio of 78.9% for the Amazon Seattle Whole Loan, and a Cut-off Date and Maturity Date loan to dark value ratio of 92.1% for the Amazon Seattle Total Debt.

Appraisal Approach	As-is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	Various(1)	N/A	Various(1)
Discounted Cash Flow Approach	$669,899,731	6.00%	5.00%(2)

(1)	The As-is value under the Direct Capitalization Approach is $588,567,624 assuming a capitalization rate of 4.25% for the Office Condominium Unit, and $63,168,571 assuming a capitalization rate of 5.25% for the Retail Condominium Unit.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated March 11, 2021, there are no recognized environmental conditions or recommendations for further action at the Amazon Seattle Property.

■	Market Overview and Competition. The Amazon Seattle Property is located a few blocks from Amazon’s global headquarters in the Seattle central business district (“Seattle CBD”) office submarket, which is the metro’s largest office submarket in terms of inventory. East of the Amazon Seattle Property is Westlake Center, which is a four-story enclosed shopping center that is anchored by Sak’s Fifth Avenue OFF 5th, Nordstrom Rack and Zara. Adjacent to the building is Seattle Center Monorail which connects the neighborhood to Seattle Center. Pacific Place, a vertical mall that features retailers such as Tiffany & Company and Barnes & Noble, as well as a multiplex Regal Cinema, is located on Pine Street between Sixth Avenue and Seventh Avenue.

The Seattle CBD office market is in central Seattle, along Elliot Bay. The Seattle CBD is comprised of four submarkets: The Financial District, Denny Regrade, Pioneer Square/International District and Lower Queen Anne/Lake Union. The largest office submarket contained in the Seattle CBD is the Financial District, with 22.9 million square feet of inventory. The Seattle CBD holds the largest office inventory in the greater Seattle-Bellevue area and serves as the region’s center of development, with nearly three million square feet of office space under construction in the fourth quarter of 2020. According to the appraisal, the Seattle CBD office submarket contains approximately 51.0 million SF, with an overall average asking rent of $46.95 PSF. As of the end of 2020, the vacancy rate was 11.4%.

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The Amazon Seattle Property is located in the Seattle retail market which contains approximately 27.4 million square feet of inventory. As of year-end 2020, the overall vacancy rate for the region was 6.5%. The Amazon Seattle Property’s Northgate/Central submarket has a vacancy rate of 3.7%. The average asking rental rate for all types of retail space in the region is $26.53 PSF. The Amazon Seattle Property’s Northgate/Central submarket has an average asking rental rate of $27.42 PSF. The Market Rent Synopsis table below shows all of the market rent conclusions for the various tenant types at the Amazon Seattle Property according to a March 2021 third party appraisal report.

Market Rent Synopsis
	Total / WAV(1)	Office Floors 1-8	Office Basement	Retail Suite 110	Retail Suite 120	Retail Suite 130	Retail Suite 140	Retail Suite 150	Retail Suite 210	Retail Coffee Shop
Tenant	Various	Amazon	Amazon	Vacant	Knot Springs	Vacant	Vacant	Vacant	Vacant	Victrola Coffee
Occupied Square Feet	713,842	554,332	125,883	-	31,209	-	-	-	-	2,418
Market Rent PSF(1)	$41.18	$45.00	$26.00	$35.00	$35.00	$50.00	$42.00	$40.00	$35.00	$35.00
In Place UW Rent PSF(2)	$35.76	$38.04	$26.00	N/A	$35.00	N/A	N/A	N/A	N/A	$31.83
% Above / (Below Market)	-13.1%	-15.5%	-	N/A	-	N/A	N/A	N/A	N/A	-9.1%
Lease Term (Years)	10	10	10	10	10	10	10	10	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net	Net	Net	Net	Net	Net	Net
Annual Increase Projection	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%	3.00%

(1)	Weighted average values are based on occupied space at the Amazon Seattle Property.

(2)	Based on the underwritten rent roll dated March 31, 2021.

The following charts summarize comparable office leases (according to a third party appraisal report) that range in base rent from $42.00 to $64.00 PSF, and retail leases that range in base rent from $36.60 to $50.00 PSF.

Summary of Comparable Office Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle	Amazon	Various	Various	Net	680,215	$35.81	0	$80.00(3)
US Bank Centre	Sincro Digital	Sep-20	5.8	Net	22,735	$42.00	3	$40.00
1918 Eighth	Royal Bank of Canada	Jul-20	4.1	Gross	35,424	$42.25	2	$0.00
Rainier Tower	Bank of America	Jan-20	10.0	Net	115,000	$47.00	0	$110.00
Two Union Square	BlackRock	Jan-20	10.0	Modified Gross	53,000	$64.00	0	$50.00
2+U	Dropbox, Inc.	Apr-19	10.3	Net	128,000	$45.00	3	$95.00
Average(2)			8.0		70,832	$48.05	2	$59.00

Summary of Comparable Retail Leases(1)
Property	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Amazon Seattle(4)	Various	Various	Various	Net	33,627	$34.77	Various	N/A
400 Dexter	The Collective	May-18	10	Net	24,175	$38.00	N/A	N/A
Pike Motorworks	Brewlab	Jan-18	10	Net	17,683	$50.00	0	$40
6th & Pike	North Face	4Q-18	10	Net	15,782	$42.01	0	$63
Pacific Place	Confidential	Jun-19	5	Net	32,896	$37.00	0	$0
Confidential	Confidential	Jan-20	14	Net	2,245	$36.60	N/A	N/A
Solis Seattle	Q Café	Mar-20	10	Net	3,525	$42.55	4	$43
Average(2)			10		16,051	$41.03	1	$37
(1)	Source: Appraisal

(2)	Excludes the Amazon Seattle Property.

(3)	$80.00 PSF on floors 1-2 plus $771,500 per floor on floors 3-8.

(4)	Tenant Size (SF) and Base Rent PSF are calculated as a weighted average of the two retail leases.

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AMAZON SEATTLE

The following charts summarize office and retail building sales in Seattle directly comparable with the Amazon Seattle Property.

Summary of Comparable Office Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Amazon @ Atlas	Seattle, WA	158,433	1981	100%	Dec-20	$120,985,000	$763.64	4.75%
Amazon.com Phase VIII	Seattle, WA	317,804	2015	100%	Dec-19	$270,100,000	$849.89	4.08%
Roosevelt Commons	Seattle, WA	229,299	2002	100%	Dec-19	$157,000,000	$684.70	5.15%
Arbor Blocks East & West	Seattle, WA	388,911	2018	100%	Nov-19	$414,970,000	$1,067.01	4.25%
Maritime Building	Seattle, WA	211,640	1910	89%	Mar-18	$186,000,000	$878.85	4.10%
Average		261,217		98%		$229,811,000	$848.82	4.47%

Summary of Comparable Retail Sales(1)
Property	City, State	NRA	Year Built	Occupancy	Transaction Date	Sales Price	Sales Price PSF	Cap Rate
Bellevue Galleria	Bellevue, WA	213,002	1999	83%	Dec-19	$122,000,000	$572.76	5.00%
2200 Westlake	Seattle, WA	73,800	2006	100%	Feb-16	$65,000,000	$880.76	NAP
Pacific Place	Seattle, WA	334,245	1998	89%	Jul-14	$271,000,000	$810.78	4.48%
Meridian Center	Seattle, WA	156,338	1996	93%	Jan-14	$113,150,000	$723.75	5.82%
Average		194,346		91%		$142,787,500	$747.01	5.10%
(1)	Source: Appraisal.

■	The Borrower. The borrower is KRE 300 Pine Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Seattle Whole Loan. KRE 300 Pine Owner, LLC is indirectly majority owned and controlled by KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc. (“KKR”) (NYSE: KKR). Founded in 1976, KKR is a global investment firm with approximately $252 billion in assets under management as of December 31, 2020. KKR manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR’s real estate platform has approximately $15.9 billion in assets under management as of December 31, 2020. At loan closing, KKR invested approximately $152.4 million of fresh cash equity into the Amazon Seattle Property.

KKR Real Estate Select Trust Inc., a Maryland corporation, will be the non-recourse carveout guarantor (the “Guarantor”). The borrower will have the right at any time, without the consent of the lender, to replace the Guarantor with (i) KKR and/or (ii) an affiliate of KKR or KKR Real Estate Select Trust Inc. that is 100% owned and controlled by KKR (an entity described in clause (ii), a “Replacement Affiliate Guarantor”); provided that in the case of any Replacement Affiliate Guarantor(s) in clause (ii) of the foregoing, such Replacement Affiliate Guarantor(s), in the aggregate, satisfy the net worth threshold set forth in the Seattle Amazon Whole Loan documents (exclusive of its interest in and any liabilities replacing to the Amazon Seattle Property). The Guarantor’s liability for bankruptcy-related events under the recourse guaranty is limited to 20% of the outstanding principal balance of the Amazon Seattle Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder. In addition, the related environmental indemnity provides that for so long as a PLL Policy (as defined in the loan documents) is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such PLL Policy. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Prospectus.

The borrower notified the lender on April 8, 2021 that a transfer of up to 49% of the indirect ownership interest in the borrower to GIC (Realty) Private Limited is intended to be effectuated on or about April 30, 2021.

Escrows.  At loan origination, the borrower deposited approximately (i) $16,421,411 into an existing TI/LC reserve and (ii) $5,572,775 into a free rent reserve for bridge rent, gap rent, or free rent periods.

In addition, the Previous Owner deposited funds in the amount of (i) $2,000,000 into a rent credit escrow, pursuant to an escrow agreement among the Previous Owner, the borrower and a title company, to be utilized by the borrower in the event any delayed Amazon work results in accrued rent credits and (ii) $22,900,151 into a capital project escrow, pursuant to escrow instructions among the Previous Owner, the borrower, the condominium association, and a title company, for the completion and payment of remaining construction work at the Amazon Seattle Property,

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including work related to the Amazon expansion premises and the Knot Springs premises. Both the rent credit escrow and the capital project escrow are held by the title company and not by the lender. The lender has been granted a collateral assignment of such escrow agreements. However, the lender will have lesser rights under such escrow arrangements than would be the case if such reserves were held by the lender.

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes.

Insurance Reserve – During a Trigger Period, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums, unless an acceptable blanket policy is in effect. As of the loan origination date, an acceptable blanket policy was in place.

Replacement Reserve – During a Trigger Period, the borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $0.0167 PSF (initially approximately $12,933) for replacement reserves.

Rollover Reserve – During a Trigger Period, the borrower is required to deposit into a rollover reserve, on a monthly basis, an amount equal to $0.125 PSF (initially approximately $96,802) for tenant improvements and leasing commissions (capped at $75.00 PSF).

Condominium Reserve – From and after the retail unit release, the borrower is required to deposit into a condominium reserve, on a monthly basis, 1/12 of the condominium charges as set forth in the approved annual budget, in order to accumulate sufficient funds to pay all such condominium charges on their respective due dates.

A “Trigger Period” will commence upon (i) the ARD, (ii) the occurrence of an event of default under the Amazon Seattle Whole Loan until cured, (iii) the debt yield is less than (a) 5.83% based on the Amazon Seattle Whole Loan and (b) 5.00% based on the Amazon Seattle Total Debt, in each case, for two consecutive quarters (a “Low DY Period”) until (a) the debt yield based on the Amazon Seattle Whole Loan is equal to or greater than 5.83% and (b) the yield based on the Amazon Seattle Total Debt is equal to or greater than 5.00%, in each case, for two consecutive calendar quarters (the borrower may deliver a letter of credit, or after the prepayment lockout expiration date, make a prepayment, to avoid a low debt yield period), (iv) the commencement of a Lease Sweep Period (defined herein) until such Lease Sweep Period is cured, and (v) the occurrence of a mezzanine loan default until cured.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), all excess cash is required to be swept into a lease sweep reserve account (the “Lease Sweep Reserve”), which will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs with respect to the re-tenanting of the space covered by the applicable Sweep Lease (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following the earliest to occur of any of the following:

(i) the date on which, with respect to the Amazon lease or any replacement lease which covers at least 125,000 of the rentable square feet demised under the Amazon lease (each a “Lease Sweep Lease”), the tenant cancels or terminates its lease with respect to at least 100,000 square feet of space prior to the then current expiration date under such lease, or delivers notice that it is canceling or terminating its lease with respect to at least 100,000 square feet of space and ending on the date on which both (a) one or more replacement tenants acceptable to the lender (reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the terminated space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement lease(s) satisfies certain conditions to be set forth in the loan documents, and (b) the debt yield is at least equal to 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt, provided that, so long as no event of default then exists, the borrower will be permitted to cause prepayments (in compliance with the prepayment provisions hereof in the loan agreement) of amounts sufficient that, if applied to the outstanding principal balance of the loan, would result in the property achieving a debt yield of at least 5.83% based on the Amazon Seattle Whole Loan and 5.00% based on the Amazon Seattle Total Debt;

(ii) the date on which a tenant under a Lease Sweep Lease goes dark at 50% or more of its space on a rentable square foot basis (or, if a Lease Sweep Tenant gives notice that it intends to discontinue operation of its business at a future date but has not yet discontinued, then the earlier of (i) actual discontinuance and (ii) the later of (A) the delivery of such notice and (B) the date that is 12 months prior to the future date of such discontinuance as stated

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AMAZON SEATTLE

in such notice) (a “Dark Period Event”) and ending on the date on which either (a) one or more replacement tenants acceptable to the lender (in its reasonable discretion) execute and deliver replacement lease(s) covering the lesser of (I) all of the dark space or (II) 75% of the space demised under the Lease Sweep Lease, provided that such replacement tenant(s) and lease(s) satisfies certain conditions to be set forth in the loan documents, or (b) for a Dark Period Event, the entirety of the dark space has been sublet to an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Rating”) or a wholly-owned subsidiary of an entity whose obligations are guaranteed by such entity with an Investment Grade Rating (collectively, “Investment Grade Entity”) who has accepted delivery thereof and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease (other than free rent from leases with free rent periods that are currently in effect that are permitted free rent periods); provided, however, that if the tenant either (a) is Amazon (or an affiliate thereof so long as the Amazon.com guaranty remains in effect), (b) is one or more Investment Grade Entities or (c) has subleased the dark space to one or more Investment Grade Entities who have accepted delivery thereof and is paying unabated rent at a rate that is at least equal to the contract rate under the Lease Sweep Lease, such tenant will not be deemed to have “gone dark” and no Lease Sweep Period will commence;

(iii) upon either (a) a monetary default or (b) a material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, and in each case ending on the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(iv) the tenant (or guarantor, if any) under a Lease Sweep Lease filing or commencing a bankruptcy or insolvency proceeding, which Lease Sweep Period will end on the date on which the insolvency proceeding is terminated or the applicable lease is affirmed, assumed or assigned in a manner satisfactory to the lender; or

(v) the effective date of any termination by the Amazon tenant of the Amazon lease with respect to any phase due to the borrower’s failure to timely deliver such phase to the Amazon tenant in delivery condition or in final condition, as applicable, pursuant to the Amazon lease.

Notwithstanding clause (ii) above, a tenant under a Lease Sweep Lease will not be deemed to be “dark” if the discontinuation of operations in its space as a result of either of the following: (A) such discontinuation occurs in order for such tenant to comply with governmental restrictions which restrict the use or occupancy of the Property in connection with the COVID-19 pandemic or any other pandemic or epidemic (a “SIP Order”), and the tenant resumes operations in its space within 90 days after such SIP Order is lifted or (B) such discontinuation occurs in connection with such tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic or any other pandemic or epidemic, provided further that, in either case of clause (A) or (B), that such tenant has not given notice that it does not intend to re-open or resume operations in its space (any discontinuation of operations described above, a “Pandemic Discontinuation”).

Any sweep commenced pursuant to clauses (i) through (iv) above will be subject to the cash management provisions described herein, which will include deposits into the lease reserve account during a Trigger Period. Additionally, any tenant termination or modification fees collected by the borrower will be deposited in the leasing reserve account (including if this results in amounts in the leasing reserve account exceeding the Lease Sweep Reserve Cap). Provided there is no event of default, all funds on reserve in the leasing reserve account will be made available to the borrower to pay for tenant improvements, leasing commissions and other costs incurred by the borrower in connection with the re-tenanting of the applicable space covered by the respective lease and other approved leasing costs (or, in the event no Trigger Period is in effect, funds on the reserve in the leasing reserve account will be made available to the borrower for other expenses of the Amazon Seattle Property.

Further, a Lease Sweep Period (other than a Lease Sweep Period triggered by clause (iv) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender (and, for the avoidance of doubt, prior to such delivery in satisfaction of the conditions set forth in this paragraph, a Lease Sweep Period will continue to exist) any of (x) an acceptable letter of credit, (y) a guaranty in form and substance satisfactory to Lender from an Investment Grade Entity that is rated by two of Fitch, Moody’s and S&P and that maintains minimum net worth (exclusive of the Property) and liquidity at levels of $500 million and $50 million (exclusive of any interest in the Amazon Seattle Property), respectively, or (z) subject to (a) rating agency confirmation, (b) Mezzanine Lender approval and (c) a guaranty in form and substance satisfactory to the lender from a guarantor reasonably acceptable to Lender, in any case, in an amount equal to the Lease Sweep Reserve Cap. All letters of credit plus all guaranties (excluding any recourse carveout guaranty) in effect as of any date of determination will not exceed, in the aggregate, 12.5% of the outstanding principal balance of the Amazon Seattle Whole Loan.

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A “Lease Sweep Reserve Cap” means: (a) for a lease sweep due to clause (i) or (ii) above, $75.00 PSF of the terminated space or dark space, as applicable; and (b)  for a lease sweep due to clause (iii) above, $75.00 PSF of the related defaulted lease sweep lease; provided that, (x) if the lease sweep trigger is continuing pursuant to both (i) and (ii) above and no other lease sweep trigger is then continuing, the Lease Sweep Reserve Cap will be calculated based on the aggregate rentable square footage of both the terminated Space and the dark Space (without duplication with regard to the same space) and (y) the aggregate Lease Sweep Reserve Cap for all concurrent lease sweep triggers will not exceed $51,322,050 (i.e., $75.00 PSF that is leased pursuant to the Amazon lease including the expansion premises described in loan documents).

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

■	Lockbox and Cash Management. The Amazon Seattle Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within three business days following receipt. During the continuance of a Trigger Period (as defined below), funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied on each payment date to the payment of, among other things, debt service (which includes both the Amazon Seattle Whole Loan and the Amazon Seattle Mezzanine Loan), the funding of required reserves and budgeted and lender-approved extraordinary monthly operating expenses. Prior to the ARD, all excess cash is required to be transferred to a lender-controlled account as additional collateral for the Amazon Seattle Whole Loan, subject to certain permitted uses by the borrower described in the loan documents. If the Amazon Seattle Whole Loan is not paid by the ARD, from and after the ARD, the Amazon Seattle Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate (“Excess Interest”) will be deferred.

In addition, from and after the ARD, all excess cash flow from the Amazon Seattle Property will be applied as follows in the following order of priority, (i) to fund the reserves for tax and insurance and condominium charges (if any), (ii) to interest on the Amazon Seattle Senior Notes and the Amazon Seattle Trust Subordinate Companion Loan, in that order, and in each case calculated at the initial interest rate, (iii) to operating expenses in accordance with the annual budget (which must be reasonably approved by the lender), (iv) toward other amounts due under the loan documents, including default interest and late payment charges, (v) for the payment of approved extraordinary operating expenses, (vi) to debt service on any then existing Mezzanine Loan calculated at the initial interest rate, (vii) to repay the outstanding principal balance of the Amazon Seattle Senior Notes, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the entire Amazon Seattle Whole Loan, (viii) if the Amazon Seattle Senior Notes have been repaid in full, to repay the outstanding principal balance of the Amazon Seattle Trust Subordinate Companion Loan, in the monthly amount required to fully amortize (based on a 30-year amortization schedule) the outstanding principal balance of the Amazon Seattle Whole Loan, (ix) if lender elects, to make deposits into the capital expenditures reserve, (x), to repay the outstanding principal balance of the Amazon Seattle Senior Notes until the entire outstanding principal balance is paid, (xi) to repay the outstanding principal balance of the Amazon Seattle Trust Subordinate Companion Loan until the entire outstanding principal balance is paid, (xii) to the payment of Excess Interest under the Amazon Seattle Senior Notes, (xiii) to the payment of Excess Interest under the Amazon Seattle Trust Subordinate Companion Loan, and (xiv) to pay all remaining amounts due under the Mezzanine Loan. Provided no event of default is continuing and prior to the ARD, funds on deposit in the lockbox account will be disbursed to the borrower’s operating account.

■	Property Management. The Amazon Seattle Property is managed by Urban Renaissance Property Company LLC, a Washington limited liability company.

■	Current Mezzanine or Subordinate Secured Indebtedness. The Amazon Seattle Trust Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $155.1 million, and accrues interest at a fixed rate of 3.004833% per annum. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—Amazon Seattle Whole Loan” in the Prospectus. A mezzanine loan (the “Mezzanine Loan”) was funded by Deutsche Bank AG, New York Branch to KRE 300 Pine Mezz A LLC. The Mezzanine Loan has an original principal balance of $65.0 million, accrues interest at a per annum rate of 6.10000%, and requires interest-only payments until the ARD, and has an ARD and a maturity date co-terminous with that of the Amazon Seattle Whole Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Prospectus.

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■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. The Amazon Seattle Whole Loan documents allow, after the prepayment lockout expiration date but prior to the ARD, a release of the Retail Unit at the Amazon Seattle Property in connection with an arm’s length sale of such unit to an unrelated third party, upon prepayment of a release amount equal to $37,800,000 for the Amazon Seattle Whole Loan (and $6,300,000 for the Mezzanine Loan), together with, among other things, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, provided, that among other conditions, (i) after the release, the aggregate debt yield of the Amazon Seattle Total Debt is not less than the greater of such aggregate debt yield prior to the release and 5.82% and the debt yield of the Amazon Seattle Whole Loan is not less than the greater of such debt yield prior to the release and 6.79% (provided that the borrower may make an additional prepayment to satisfy such debt yield conditions), (ii) such release is permitted under the terms of the Mezzanine Loan and under the Amazon lease, (iii) the Condominium Revision has occurred and certain amendments are made to the condominium documents, and (iv) certain REMIC related conditions are satisfied.

■	Terrorism Insurance. The Amazon Seattle Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon Seattle Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the Amazon Seattle Property, provided that such coverage is commercially available, until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity, provided that if TRIPRA is no longer in effect, the borrower will not be required to pay terrorism insurance premiums in excess of two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components) at the time that terrorism coverage is excluded from the applicable insurance policy. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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4800-4900 FOURNACE PLACE

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4800-4900 FOURNACE PLACE

Humble
Aldine
ENERGY CORRIDOR
Houston
DOWNTOWN
Baytown
Pasadena
Bellaire
Sugar Land
Pearland
League City
Ikea
Marq-E Entertainment Center
Memorial Park Municipal Golf Course
Houston Arboretum & Nature Center
River Oaks Country Club
Uptown Park
Woodway Collection
The Plaza at San Felipe
River Oaks Shopping Center
RIVER OAKS
UPTOWN
River Oaks District
Highland Village
Kirby Retail Corridor
Spectrum Shopping Center
Briargrove Plaza
Westheimer Crossing
Galleria Mall
AFTON OAKS
Houston
Alabama Shepherd Shopping Center
MID-WEST
Windsor Plaza
Richmond Square
Greenway Commons
Anderson Park
Plaza in the Park
Weslayan Plaza
West University Place
GULFTON
Hillcroft Center
Harwin Trade Center
SHARPSTOWN
Rice Village
Rice Stadium
Bellaire
PlazAmericas Shopping Mall
4800-4900 Fournace Place
4800-4900 Fournace Place
Bellaire, TX 77401
Sharpstown Plaza
Arena Theatre
Houston Baptist University
Memorial Hermann Hospital-SW
Bayland Park
Target
Meyerland Plaza
Lowe's
NRG Center
NRG Stadium
NRG Arena
Fondren Southwest Village Mall
Brae Burn Country Club
Fondrenwood Shopping Center
Belfort Plaza

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4800-4900 FOURNACE PLACE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Bellaire, Texas	Cut-off Date Principal Balance	$56,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$100.05
Size (SF)	564,739	Percentage of Initial Pool Balance	4.7%
Total Occupancy as of 1/1/2021	87.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2021	87.4%	Type of Security	Fee
Year Built / Latest Renovation	1965, 1975 / 2020	Mortgage Rate	3.35100%
Appraised Value	$104,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	NAP

Underwritten Revenues	$12,671,574
Underwritten Expenses	$5,445,823	Escrows(1)
Underwritten Net Operating Income (NOI)	$7,225,751	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,708,401	Taxes	$142,263	$35,566
Cut-off Date LTV Ratio	54.3%	Insurance	$112,966	$19,010
LTV Ratio at Maturity	42.1%	Replacement Reserve	$0	$9,412
DSCR Based on Underwritten NOI / NCF	2.42x / 2.24x	TI/LC	$0	$47,062
Debt Yield Based on Underwritten NOI / NCF	12.8% / 11.9%	Other(2)	$2,350,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$56,500,000	100.0%	Loan Payoff	$27,710,502	49.0%
Principal Equity Distribution	25,685,797	45.5
Reserves	2,605,230	4.6
Origination Costs	498,471	0.9
Total Sources	$56,500,000	100.0%	Total Uses	$56,500,000	100.0%

(1)	See “—Escrows” below.
(2)	Other Upfront reserve consists of upfront capital improvements. Monthly reserves consist of springing monthly deposits for the Houston Methodist reserve, capped at $1,000,000.

■	The Mortgage Loan. The 4800-4900 Fournace Place mortgage loan (the “4800-4900 Fournace Place Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in an office property located in Bellaire, Texas (the “4800-4900 Fournace Place Property”). The 4800-4900 Fournace Place Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $56,500,000, representing approximately 4.7% of the Initial Pool Balance.

The 4800-4900 Fournace Place Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 19, 2021. The 4800-4900 Fournace Place Loan accrues interest at a fixed rate of 3.35100% per annum. The 4800-4900 Fournace Place Loan proceeds were used to fund the refinance the 4800-4900 Fournace Place Property, return equity to the borrower sponsors, fund upfront reserves and pay origination costs.

The 4800-4900 Fournace Place Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 4800-4900 Fournace Place Loan is April 6, 2031. Voluntary prepayment of the 4800-4900 Fournace Place Loan in whole (but not in part) is permitted on or after January 6, 2031 without payment of any prepayment premium. Defeasance of the entire 4800-4900 Fournace Place Loan in whole (but not in part) is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The 4800-4900 Fournace Place Property consists of two Class B office buildings totaling 564,739 SF located in Bellaire, Texas. The 4800-4900 Fournace Place Property was built in 1965 and 1975 and was subsequently renovated in 2020. Situated on approximately 12.76 acres, the 4800-4900 Fournace Place Property has access to 2,420 parking spaces resulting in a parking ratio of 4.29 per 1,000 SF of net rentable area. As of January 1, 2021, the 4800-4900 Fournace Place Property was 87.4% occupied by 19 different tenants.

The largest tenant by underwritten base rent at the 4800-4900 Fournace Place Property, Harris Health (58.2% of NRA; 72.5% of underwritten base rent) occupies nine units, totaling 328,779 SF. Harris Health has been a tenant of the 4800-4900 Fournace Place Property since January 1, 2021 and has a lease expiration date of December 31, 2030. Harris Health has two, five-year renewal options and a termination option exercisable after December 31, 2027 with six months’ prior notification along payment of a termination fee. Additionally, Harris Health has the right to reduce the size of its space by 25% after December 31, 2023 with six months’ prior notice and payment of a termination fee. Harris Health is a fully integrated healthcare system that cares for all residents of Harris County, Texas. Harris Health is the first accredited healthcare institution in Harris County to be designated by the National Committee for Quality Assurance as a Patient-Centered Medical Home, and is one of the largest systems in the

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country to achieve the quality standard. The company includes community health centers, same-day clinics, school-based clinics, three multi-specialty clinic locations, a dental center and dialysis center, mobile health units and two full-service hospitals.

The second largest tenant by underwritten base rent at the 4800-4900 Fournace Place Property, Houston Methodist (17.9% of NRA; 13.1% of underwritten base rent) occupies 100,812 SF. Houston Methodist has been a tenant of the 4800-4900 Fournace Place Property since July 1, 2020 and has a lease expiration date of June 30, 2027. Houston Methodist has two, five-year renewal options. Houston Methodist comprises a leading academic medical center in the Texas Medical Center and seven community hospitals serving the Greater Houston area. The hospital has earned worldwide recognition in multiple specialties including cardiovascular surgery, cancer, epilepsy treatment and organ transplantation.

COVID-19 Update: As of March 31, 2021 the 4800-4900 Fournace Place Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 31, 2021, the 4800-4900 Fournace Place Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 4800-4900 Fournace Place Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Harris Health(4)	NR / NR / NR	328,779	58.2%	$7,237,052	72.5%	$22.01	12/31/2030	2, 5-year options
Houston Methodist	NR / NR / NR	100,812	17.9	1,310,556	13.1	$13.00	6/30/2027	2, 5-year options
Texas Justice Center	NR / NR / NR	13,303	2.4	319,272	3.2	$24.00	9/30/2022	None
SLS Properties	NR / NR / NR	11,319	2.0	260,337	2.6	$23.00	12/31/2025	None
Sheena Law Firm	NR / NR / NR	4,137	0.7	95,151	1.0	$23.00	12/31/2025	None
Omar Kwahaja	NR / NR / NR	4,400	0.8	92,400	0.9	$21.00	10/31/2025	None
Mires, Ran, Clark & Associates	NR / NR / NR	4,137	0.7	91,014	0.9	$22.00	4/20/2022	None
Avram Blair	NR / NR / NR	3,832	0.7	84,300	0.8	$22.00	2/28/2025	None
Consultive Geonomics PLLC	NR / NR / NR	4,450	0.8	82,325	0.8	$18.50	6/30/2025	None
Razavizand, Sara	NR / NR / NR	3,210	0.6	70,620	0.7	$22.00	10/31/2024	None
Ten Largest Owned Tenants		478,379	84.7%	$9,643,027	96.6%	$20.16
Remaining Tenants		15,392	2.7	334,458	3.4	$21.73
Vacant		70,968	12.6	0	0.0	$0.00
Total / Wtd. Avg.		564,739	100.0%	$9,977,485	100.0%	$20.21

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps for various tenants through April 30, 2022.
(4)	Harris Health has the right to terminate its lease after December 31, 2027 with six months’ prior notice. Additionally, Harris Health has the right to reduce the size of its space by 25% after December 31, 2023 with six months’ prior notice.

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The following table presents certain information relating to the lease rollover schedule at the 4800-4900 Fournace Place Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	889	0.2	0.2%	8,940	0.1	$10.06	1
2022	22,771	4.0	4.2%	530,127	5.3	$23.28	5
2023	2,423	0.4	4.6%	50,758	0.5	$20.95	2
2024	7,344	1.3	5.9%	160,164	1.6	$21.81	3
2025	30,753	5.4	11.4%	679,888	6.8	$22.11	6
2026	0	0.0	11.4%	0	0.0	$0.00	0
2027	100,812	17.9	29.2%	1,310,556	13.1	$13.00	1
2028	0	0.0	29.2%	0	0.0	$0.00	0
2029	0	0.0	29.2%	0	0.0	$0.00	0
2030	328,779	58.2	87.4%	7,237,052	72.5	$22.01	1
2031	0	0.0	87.4%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	87.4%	0	0.0	$0.00	0
Vacant	70,968	12.6	100.0%	0	0.0	$0.00	0
Total	564,739	100.0%		$9,977,485	100.0%	$20.21	19

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent for various tenants through April 30, 2022.

The following table presents certain information relating to historical occupancy at the 4800-4900 Fournace Place Property:

Historical Leased %(1)

2018	2019	2020	As of 1/1/2021
NAV	NAV	NAV	87.4%

(1)	Renovation on the 4800-4900 Fournace Place Property was completed in 2020, therefore historical financial information is not available.

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■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 4800-4900 Fournace Place Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $per SF
Base Rent	$9,977,485	$17.67
Contractual Rent Steps(3)	946,633	1.68
Potential Income from Vacant Space	846,084	1.50
Reimbursements	1,147,456	2.03
Other Income(4)	600,000	1.06
Vacancy & Credit Loss	(846,084)	(1.50)
Effective Gross Income	$12,671,574	$22.44

Real Estate Taxes	$1,935,521	$3.43
Insurance	265,427	0.47
Management Fee	506,863	0.90
Other Operating Expenses	2,738,012	4.85
Total Operating Expenses	$5,445,823	$9.64

Net Operating Income	$7,225,751	$12.79
TI/LC	404,403	0.72
Capital Expenditures	112,948	0.20
Net Cash Flow	$6,708,401	$11.88

(1)	Based on the underwritten rent roll dated January 1, 2021.
(2)	Renovation of the 4800-4900 Fournace Place Property was completed in 2020, therefore historical financial information is not available.
(3)	Contractual Rent Steps for various tenants through April 30, 2022.
(4)	Other Income includes storage fees, tenant services income, overtime HVAC, and other miscellaneous sources.

■	Appraisal. According to the appraisal, the 4800-4900 Fournace Place Property had an “as-is” appraised value of $104,000,000 as of February 22, 2021.

■	Environmental Matters. According to the Phase I environmental report dated March 3, 2021, there are certain recognized environmental conditions at the 4800-4900 Fournace Place Property in connection with potential soil and groundwater impacts from (i) prior industrial activities at the 4800-4900 Fournace Place Property and certain adjacent properties for which Chevron has been identified as the responsible party and is performing ongoing groundwater monitoring and remediation and (ii) certain on-site underground storage tanks for which the Phase I environmental report identified a lack of subsurface data. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Competition. The 4800-4900 Fournace Place Property is located in Bellaire, Texas, which is part of the greater Houston-The Woodland-Sugar Land MSA. The Houston metropolitan area is the fifth largest in the U.S. and prior to the pandemic consistently ranked among the top metros for job growth in the country, more than 1.1 million new residents were added from 2010 to 2019. The Bellaire office submarket benefits from the strength of the medical and health services industries due to its location just three miles from the Texas Medical Center. The Texas Medical Center is the largest medical complex in the world, covering 1,345 acres and consisting of approximately 9,200 patient beds. The Texas Medical Center is committed to creating a community of education and ground-breaking research in healthcare and life sciences. In 2020, the Texas Medical Center had 10 million annual patient visits and the world’s largest children’s center and cancer center. According to the appraisal, the 4800-4900 Fournace Place Property is located in the Bellaire office submarket. The Houston Bush Intercontinental Airport (IAH) is the largest airport in the city, sitting on more than 10,000 acres. IAH offers direct access to more than 180 destinations throughout the United States and the world. The Houston Bush Intercontinental Airport is the 12th busiest for total passengers in North America. It supports 170,000 local jobs and provides $22 billion in economic impact to the local economy. IAH is located approximately 20 miles north of the 4800-4900 Fournace Place Property.

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According to the appraisal, the 2020 estimated total population within a one-, three-, and five-mile radius of the 4800-4900 Fournace Place Property was 21,241, 240,509, and 538,381, respectively. According to the appraisal, the 2020 average estimated household income within a one-, three-, and five-mile radius 4800-4900 Fournace Place Property was $119,287, $127,038, and $117,292, respectively. As of the first quarter of 2021, the Bellaire office submarket had an inventory of approximately 5.3 million SF, a vacancy rate of 12.1% and asking rents of $26.18 per SF.

Comparable Office Buildings(1)

Property Name	NRA	Year Built	Distance from Subject	% Occupied	Average Asking Rent
4800-4900 Fournace Place	564,739(2)	1965, 1975	N/A	87.4%(2)	N/A
6700 West Loop South	74,765	1976	0.7 miles	100%	$30.00
6330 West Loop Office Building	279,333	1976	0.4 miles	98%	$23.00
6750 West Loop South	200,705	1976	0.7 miles	89%	$28.50
West Loop II	144,337	1981	0.6 miles	87%	$28.00
Bellaire Atrium I	76,152	1974	0.2 miles	99%	$22.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of January 1, 2021.

■	The Borrower. The borrower is SLS West Loop II, LP, a single purpose entity and Texas limited partnership structured to be a bankruptcy-remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 4800-4900 Fournace Place Loan. The borrower sponsors and non-recourse carveout guarantors under the 4800-4900 Fournace Place Loan are Danny M. Sheena and Osama Abdullatif.

■	Escrows. At loan origination, the borrower deposited (i) $2,350,000 into a capital improvement reserve in connection with the scheduled construction of a new five-story parking garage, (ii) 142,263.48 into a tax reserve, and (iii) $112,966.17 into an insurance reserve.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes, in the amount of $35,565.87, that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums, in the amount of $19,010.08, that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 4800-4900 Fournace Place Loan documents.

Capital Expenditures Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $9,412.32.

TI/LC Reserve - On each due date, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $47,061.58.

Critical Tenant Reserve – To the extent a 4800-4900 Fournace Place Trigger Period occurs as a result of a Critical Tenant Trigger Event, the borrower is required to deposit all excess cash flow into a Critical Tenant reserve in accordance with the 4800-4900 Fournace Place loan documents.

Houston Methodist Reserve – On each due date following a Critical Tenant Bankruptcy Trigger Event or Critical Tenant Vacating Trigger Event in relation to the Houston Methodist tenant or a future tenant which takes occupancy of a portion of the Houston Methodist tenant’s space pursuant to a Major Lease (as opposed to a Critical Tenant), if and to the extent the amount contained therein is less than $1,000,000, the borrower is required to fund a Houston Methodist reserve in an amount equal to $166,667.

A “Critical Tenant” means (i) Harris Health and (ii) any successor tenant which takes occupancy of all or a portion of a Critical Tenant Space pursuant to a Critical Tenant Lease.

A “Critical Tenant Lease” means any of (i) lease with Harris Health and (ii) any future lease for a portion of the space occupied by Harris Health which qualifies as a Major Lease under item (i) of the related definition.

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A “Critical Tenant Space” means any of: (i) the approximately 311,725 SF of leased space subject to the Harris Health lease and (ii) the portion of the Harris Health office space occupied by a future Critical Tenant.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant Lease (a “Critical Tenant Bankruptcy Trigger Event”), and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable lease, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark, discontinues its operations or business in substantially all of its leased premises (excluding any temporary discontinuance of its operations) (a “Critical Tenant Vacating Trigger Event”), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space and is paying full monthly rent and has provided an updated estoppel satisfactory to the lender or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; (iii) (a) commencing on the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under its lease beyond any applicable notice and cure period (which event of default would allow the either the borrower or Critical Tenant to terminate the applicable lease) and (b) ending on the earlier of (1) such event of default has been cured, in the reasonable discretion of the lender, and no events of default exist under the applicable Critical Tenant lease for a consecutive period of no less than three consecutive months or (2) the applicable Critical Tenant lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; and (iv) (a) commencing as to either (A) Harris Health or (B) any future Critical Tenant or the guarantor under the applicable lease which, in either case, has a long term credit rating equal to “BBB-” by S&P and the equivalent rating by the other applicable rating agencies during the term of its applicable lease (“Investment-Grade”), the long term credit rating of any such entities is equal to or less than “BB+” by S&P (or an equivalent rating by any of the other applicable rating agencies) and (b) ending the long term credit rating of the applicable Critical Tenant or its lease guarantor is equal to or greater than Investment-Grade.

A “Major Lease” means any lease that (i) when aggregated with all other leases at the 4800-4900 Fournace Place Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 100,000 rentable SF, (ii) contains an option or preferential right to purchase all or any portion of the 4800-4900 Fournace Place Property, (iii) is with an affiliate of the borrower as tenant other than a lease with an affiliate of the borrower or property manager as tenant for 2,500 SF or less for use as management offices, or (iv) is entered into during the continuance of an event of default under the 4800-4900 Fournace Place Loan.

■	Lockbox and Cash Management. The 4800-4900 Fournace Place Loan is structured with a hard lockbox and in-place cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 4800-4900 Fournace Place Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 4800-4900 Fournace Place Property and all other money received by the borrower or the property manager with respect to the 4800-4900 Fournace Place Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within three business days of receipt thereof.

During the continuance of a 4800-4900 Fournace Place Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 4800-4900 Fournace Place Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 4800-4900 Fournace Place Loan.

A “4800-4900 Fournace Place Trigger Period” means each period commencing (a) when the net operating income (as calculated under the 4800-4900 Fournace Place Loan documents), determined as of the first day of any fiscal quarter, is less than the origination date net operating income times 75%, and ending when the net operating income (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is greater than or equal to the origination date net operating income times 75%, (b) if the financial reports required under the 4800-4900 Fournace Place Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact,

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that no 4800-4900 Fournace Place Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■

Property Management. The 4800-4900 Fournace Place Property is currently managed by SLS Building Management, LLC, a Texas limited liability company and an affiliate of the borrower sponsors. Under the related 4800-4900 Fournace Place Loan documents, the 4800-4900 Fournace Place Property is required to be managed by (i) SLS Building Management, LLC, (ii) a reputable management company with, among other things, at least five years of experience in the management of at least five properties similar in size, scope, class, use and value as the 4800-4900 Fournace Place Property and with, at the time of its engagement, at least three times the leasable square footage of the 4800-4900 Fournace Place Property under management or (iii) any other management company approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to terminate the property management agreement or direct the borrower to terminate the property management agreement and replace the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 4800-4900 Fournace Place Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to certain conditions set forth in the related loan documents, (i) during the continuance of an event of default under the 4800-4900 Fournace Place Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 4800-4900 Fournace Place Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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909 Third Avenue
909 Third Avenue
New York, NY 10022
Central Park
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ROOSEVELT ISLAND AERIAL TRAMWAY
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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)	$174.42
Size (SF)	1,350,756	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 2/1/2021	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/2021	97.9%	Type of Security	Leasehold
Year Built / Latest Renovation	1968 / 2011	Mortgage Rate	3.23000%
Appraised Value	$675,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$64,143,441
Underwritten Expenses	$30,952,023	Escrows(3)
Underwritten Net Operating Income (NOI)	$33,191,419	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,232,823	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	34.9%	Insurance	$0	Springing
LTV Ratio at Maturity(1)	34.9%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	4.30x / 4.05x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	14.1% / 13.3%	Other(4)	$319,928	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$235,600,000	66.8%	Loan Payoff	$350,000,000	99.2%
Subordinate Loan Amount	114,400,000	32.4	Origination Costs	2,562,133	0.7
Sponsor’s New Cash Contribution	2,882,061	0.8	Reserves	319,928	0.1

Total Sources	$352,882,061	100.0%	Total Uses	$352,882,061	100.0%

(1)	The 909 Third Avenue Loan (as defined below) is part of the 909 Third Avenue Whole Loan (as defined below) with an aggregate original principal balance of $350,000,000. The Cut-off Date LTV Ratio, LTV Ratio at Maturity, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF and Cut-off Date Balance per SF numbers presented above are based on the 909 Third Avenue Senior Pari Passu Notes (as defined below). The Cut-off Date Balance per SF and Maturity Date Balance per SF, Debt Yield Based on Underwritten NOI / NCF, DSCR Based on Underwritten NOI / NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the 909 Third Avenue Whole Loan are $259, $259, 9.5%, 8.9%, 2.90x, 2.72x, 51.9% and 51.9%, respectively.

(2)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-4, which are part of the 909 Third Avenue Whole Loan consisting of five senior pari passu promissory notes with an aggregate original principal balance of $235,600,000 and three subordinate pari passu promissory notes with an aggregate original principal balance of $114,400,000.

(3)	See “—Escrows” below.

(4)	Other Upfront Reserve consists of a $319,928 for unfunded obligations, a springing monthly ground rent reserve and a springing specified tenant trigger reserve (capped at $70 PSF for the portion of the specified tenant’s space that is subject to the specified tenant trigger for a maximum amount of approximately $16,181,480).

■	The Mortgage Loan. The mortgage loan (the “909 Third Avenue Loan”) is part of a whole loan (the “909 Third Avenue Whole Loan”) evidenced by eight notes comprising (i) five senior pari passu notes (collectively, the “909 Third Avenue Senior Pari Passu Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $235,600,000, and (ii) three junior pari passu notes (collectively, the “909 Third Avenue Junior Non-Trust Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $114,400,000. The 909 Third Avenue Junior Non-Trust Notes are subordinate to the 909 Third Avenue Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—909 Third Avenue Whole Loan” in the Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 909 Third Avenue Whole Loan is $350,000,000. The 909 Third Avenue Whole Loan is secured by the borrower’s leasehold interest in a Class A office building located in New York, New York (the “909 Third Avenue Property”). The 909 Third Avenue Loan, which is evidenced by the non-controlling note A-4, has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.1% of the Initial Pool Balance. The related companion loans are evidenced by four senior pari passu notes (collectively, the “909 Third Avenue Senior Pari Passu Companion Loans”) which have an aggregate outstanding principal balance as of the Cut-off Date of $185,600,000 and the 909 Third Avenue Junior Non-Trust Notes, as detailed in the note summary table below. The 909 Third Avenue Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”) and BMO Harris Bank N.A. (“BMO Harris”) on March 26, 2021. Each note evidencing the 909 Third Avenue Whole Loan has an interest rate of 3.23000% per annum. The borrower utilized the proceeds of the 909 Third Avenue Whole Loan and new sponsor equity to refinance the existing debt on the 909 Third Avenue Property, fund upfront reserves and pay origination costs.

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The table below summarizes the promissory notes that comprise the 909 Third Avenue Whole Loan. The relationship between the holders of the 909 Third Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 909 Third Avenue Whole Loan” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-4	$50,000,000	$50,000,000	Benchmark 2021-B25	No
A-5	50,000,000	50,000,000	BANA(1)	No
A-1, A-2, A-3	135,600,000	135,600,000	NYC 2021-909	Yes
Total Senior Notes	$235,600,000	$235,600,000
B-1, B-2, B-3	114,400,000	114,400,000	NYC-2021-909	No
Total	$350,000,000	$350,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The 909 Third Avenue Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 909 Third Avenue Whole Loan requires payment of interest only until the scheduled maturity date, which is the due date in April 2031. Defeasance of the 909 Third Avenue Whole Loan with direct, non-callable obligations of the United States of America or other obligations which are “government securities” is permitted under the 909 Third Avenue Whole Loan documents at any time after the earlier of March 26, 2024 or the second anniversary of the securitization of the last portion of the 909 Third Avenue Whole Loan. Voluntary prepayment of the 909 Third Avenue Whole Loan is permitted without payment of a prepayment premium on any business day on or after October 6, 2030.

(1)	The 909 Third Avenue Whole Loan is evidenced by the 909 Third Avenue Senior Pari Passu Notes and the 909 Third Avenue Junior Non-Trust Notes.

(2)	Calculated based on the total rentable area of 1,350,756 SF.

(3)	Calculated based on the “as-is” appraised value of $675,000,000 (approximately $500 PSF) with a valuation date of March 1, 2021 (the “Appraised Value”). The Appraised Value was prepared by Cushman & Wakefield Valuation & Advisory (the “Appraiser”) and assumes that USPS (which has three, 5-year renewal options remaining under its lease) extends its current lease through October 2038. The Appraiser also provided a hypothetical appraised value of $860,000,000 (approximately $637 PSF) with a valuation date of March 1, 2021 which assumes USPS (which has three, 5-year renewal options remaining under its lease) vacates after its current lease expiration date in October 2023 (the “Appraised Value Assuming USPS Vacates in 2023”).

(4)	Calculated based on the UW NOI of $33,191,419.

(5)	Calculated based on the UW NCF of $31,232,823.

(6)	The 909 Third Avenue Senior Pari Passu Companion Loans are pari passu in right of payment with the 909 Third Avenue Loan. The 909 Third Avenue Senior Pari Passu Notes are, collectively, senior in right of payment to the 909 Third Avenue Junior Non-Trust Notes (to the extent described in this term sheet and the Prospectus).

■	The Mortgaged Property. The 909 Third Avenue Property is a 32-story, 1,350,756 SF, Class A, LEED Gold certified office tower located in New York, New York. Built in 1968 and designed by Emery Roth & Sons, the 909 Third Avenue Property is situated between 54th and 55th Streets, occupying the entire eastern block of Third Avenue. The office tower sits atop approximately 490,000 SF of flex industrial space, which serves as a strategic United States Postal Service (“USPS”) (Moody’s/Fitch/S&P: Aaa/AAA/AA+, 36.5% of NRA, 11.2% of UW Gross Rent) NYC mail-handling facility and features private loading docks which run through-block from 54th to 55th Street.

The 909 Third Avenue Property is anchored by high-quality, national tenants, with 66.1% of total NRA leased to investment grade rated tenants. The largest tenants at the 909 Third Avenue Property based on UW Gross Rent are IPG DXTRA, Inc. (“IPG DXTRA”), a subsidiary of Interpublic Group of Companies (“IPG”) which guarantees the lease (Moody’s/Fitch/S&P:Baa2/BBB+/BBB, 17.1% of NRA, 22.8% of UW Gross Rent); AbbVie Inc. (“ABBV”) owned pharmaceutical company Allergan Sales, LLC (as successor by merger to Forest Laboratories) (Moody’s/Fitch/S&P:Baa2/NR/BBB+, 12.5% of NRA, 18.4% of UW Gross Rent) whose lease is guaranteed by ABBV; Geller & Company (9.3% of NRA, 13.0% of UW Gross Rent); USPS (Moody’s/Fitch/S&P: Aaa/AAA/AA+,

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36.5% of NRA, 11.2% of UW Gross Rent); and Morrison Cohen LLP (4.8% of NRA, 8.3% of UW Gross Rent). Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021), the 909 Third Avenue Property is 97.9% leased to 16 tenants with a weighted average remaining lease term of approximately 10.9 years (weighted based on NRA and as of the Cut-off Date and assumes USPS remains at the 909 Third Avenue Property through October 10, 2038). From 2000 through year-end 2020, the 909 Third Avenue Property exhibited an average occupancy of 97.2%.

The first four floors and sub-grade space at the 909 Third Avenue Property serve as a mail sorting facility for USPS, which has been a tenant at the 909 Third Avenue Property since its delivery in 1968. USPS has exercised five, five-year renewal options since the commencement of its original 30-year lease, and has three, five-year extension options remaining, bringing the fully-extended lease expiration date to October 10, 2038. The mail sorting facility is purpose-built distribution space for USPS, which pays a net rental rate of $2.23 PSF or gross equivalent rate of approximately $14.08 PSF. Due to the unique nature of the USPS space, strategic location in Midtown Manhattan, history of renewals at the 909 Third Avenue Property, and below-market rent, it is assumed that USPS will continue to extend its lease through October 10, 2038. If USPS elects to extend their lease in 2023, their net rental rate will step down to $2.03 PSF and they will continue to reimburse for real estate taxes.

The largest tenant by underwritten gross rent at the 909 Third Avenue Property, IPG DXTRA, Inc. (17.1% of NRA; 22.8% of UW Gross Rent) occupies 231,164 SF. IPG DXTRA has a lease expiration date of February 29, 2028, with one, five-year renewal option. IPG (Moody’s/Fitch/S&P:Baa2/BBB+/BBB), the parent company of IPG DXTRA, guarantees the lease. IPG DXTRA has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee. Such termination would constitute the occurrence of a Specified Tenant Trigger under the 909 Third Avenue Whole Loan documents. In addition, IPG DXTRA has a one-time contraction option to reduce its leased space by 20,000 SF on March 1, 2024 with 12 months’ notice with payment of a contraction fee. IPG DXTRA currently subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC (as successor by merger to Forest Laboratories) through January 30, 2027 and utilizes the space as the IPG corporate headquarters. IPG is one of the world’s premier global advertising and marketing services companies. The company has approximately 50,200 employees and has offices in more than 100 countries from which it operates three global networks that provide integrated, large-scale advertising and marketing services.

The second largest tenant by underwritten gross rent at the 909 Third Avenue Property, Allergan Sales, LLC (as successor by merger to Forest Laboratories) (12.5% of NRA; 18.4% of UW Gross Rent) occupies 168,673 SF. Allergan Sales, LLC has a lease expiration date of January 31, 2027, with one, five-year renewal option. Allergan Sales, LLC currently subleases all of their space at the 909 Third Avenue Property. IPG DXTRA subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC through January 2027 and AlixPartners LLP subleases the entire 29th and 30th floors (63,378 SF) through January 30, 2027. Forest Laboratories was founded in 1956 as a laboratory service company which helped larger pharmaceutical companies to create new drugs. The main therapeutic areas that the company concentrates on include depression, Alzheimer’s disease/neuropathic pain, hypertension, asthma, and gastrointestinal disease. Forest Laboratories (now known as Allergan Sales, LLC) was acquired by Actavis (now Allergan PLC) in 2014 for approximately $25 billion, following which AbbVie Inc. (NYSE: ABBV; Moody’s/Fitch/S&P: Baa2/NR/BBB+) acquired Allergan PLC in 2020 for $63 billion. ABBV is a market-leader in pharmaceuticals, with approximately 47,000 employees in more than 70 countries, with 22 primary research and manufacturing facilities across the world.

The third largest tenant by underwritten gross rent at the 909 Third Avenue Property, Geller & Company (9.3% of NRA; 13.0% of UW Gross Rent) occupies 125,453 SF. Geller & Company has a lease expiration date of April 30, 2025, with one, five-year renewal option. Pizzarotta IBC subleases a portion of the 15th floor (9,343 SF) from Geller & Company through April 2025. Geller & Company has the right to contract its lease for either (i) the entirety of Floor 16 or portions thereof and (ii) either the entirety of Floor 17 or portions thereof at any time on or after April 30, 2017. Geller & Company is a strategic financial advisory and wealth management company that provides independent and cross-disciplinary advice to businesses, individuals and not-for-profit organizations. The company employees more than 500 professionals who provide Investment Management, CFO, Tax Advisory, Real Estate and Aviation services.

Vornado acquired the leasehold interest in the 909 Third Avenue Property in 1999, under which they are required to pay a fixed $1.6 million annually in ground rent through the fully extended term in 2063 (no ground rent

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escalations or resets). Since acquisition, they have invested approximately $184.0 million of capital into the 909 Third Avenue Property, including approximately $46.9 million of base building upgrades.

COVID-19 Update. As of April 6, 2021, the 909 Third Avenue Property is open, and has remained open and operational during the COVID-19 pandemic, with most tenants working remotely. From March through December 2020, the average rental collection rate at the 909 Third Avenue Property was 99.7%. Collections for March and April 2021 were 99.9% and the only tenant that is not current with respect to rent obligations is the coffee shop, FIKA (underwritten as vacant). As of April 6, 2021, no loan modifications or forbearance requests have been made on the 909 Third Avenue Whole Loan. The first payment date of the 909 Third Avenue Whole Loan is May 6, 2021.

The following table presents certain information relating to the tenants at the 909 Third Avenue Property:

Largest Tenants Based on Underwritten Gross Rent (1)

Tenant Name(2)	Credit Rating (MIS/Fitch/S&P)(3)	Tenant GLA	% of GLA	UW Gross Rent(4)	% of Total UW Gross Rent(4)	UW Gross Rent $ per SF(4)	Lease Expiration	Renewal / Extension Options
IPG DXTRA, Inc.(5)(6)(7)	Baa2/BBB+/BBB	231,164	17.1%	$14,106,870	22.8%	$61.03	2/29/2028	1, 5-year option
Allergan Sales, LLC(6)(8)	Baa2/NR/BBB+	168,673	12.5	11,413,477	18.4	$67.67	1/31/2027	1, 5-year option
Geller & Company(9)(10)	NR/NR/NR	125,453	9.3	8,050,922	13.0	$64.17	4/30/2025	1, 5-year option
USPS(11)	Aaa/AAA/AA+	492,375	36.5	6,932,092	11.2	$14.08	10/10/2038	3, 5-year options
Morrison Cohen LLP	NR/NR/NR	65,068	4.8	5,131,273	8.3	$78.86	12/31/2031	None
Sard Verbinnen	NR/NR/NR	65,068	4.8	4,701,905	7.6	$72.26	6/30/2035	None
Omni Holdings	NR/NR/NR	32,534	2.4	2,320,137	3.7	$71.31	12/31/2029	None
AlixPartners LLP(8)	NR/NR/B+	32,676	2.4	2,300,469	3.7	$70.40	1/30/2027	None
Community Funds Inc.	NR/NR/NR	30,857	2.3	2,030,930	3.3	$65.82	8/31/2030	None
Trinet Ambrose(12)	Ba3/NR/BB	31,440	2.3	1,886,400	3.0	$60.00	5/31/2022	None
Ten Largest Owned Tenants		1,275,308	94.4%	$58,874,476	95.0%	$46.16
Remaining Tenants		46,787	3.5	3,093,134	5.0	$66.11
Vacant		28,661	2.1	0	0.0	$0.00
Total / Wtd. Avg.		1,350,756	100.0%	$61,967,610	100.0%	$46.87

(1)	Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021).

(2)	Certain tenants reflected in the chart above and other tenants throughout the 909 Third Avenue Property, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(4)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ per SF are inclusive of contractual rent steps through March 30, 2022 of $985,282.

(5)	IPG DXTRA, Inc. has a one-time right to terminate its lease on November 1, 2023 with 18 months’ notice and payment of a termination fee. Such termination would constitute the occurrence of a Specified Tenant Trigger under the 909 Third Avenue Whole Loan documents. In addition, IPG DXTRA has a one-time contraction option to reduce its leased space by 20,000 SF on March 1, 2024 with 12 months’ notice with payment of a contraction fee (estimated at $1.7 million).

(6)	IPG DXTRA, Inc. subleases a portion of the 20th floor and the entire 23rd, 24th and 25th floors (105,295 SF) from Allergan Sales, LLC (as successor by merger to Forest Laboratories) through January 2027.

(7)	IPG DXTRA, Inc. is entitled to a rent abatement for the fixed rent amount for the total rented space from the period ended November 1, 2023 through April 30, 2024, for a total amount of approximately $6,961,932.

(8)	AlixPartners LLP subleases the entire 29th and 30th floors (63,378 SF) from Forest Laboratories through January 2027.

(9)	Pizzarotta IBC subleases a portion of the 15th floor (9,343 SF) from Geller & Company through April 2025.

(10)	Geller & Company has the right to contract its lease for either the entirety of Floor 16 or portions thereof and either the entirety of floor 17 or portions thereof at any time on or after April 30, 2017.

(11)	Assumes USPS continues to exercise their remaining lease extension options through October 10, 2038 (the current lease has been extended through October 10, 2023). Please see “Property Overview - USPS Space” herein for more detail.

(12)	Trinet Ambrose subleases the entire 10th floor (31,440 SF) from Thompson Reuters through May 2021. Trinet Ambrose has executed a direct lease through May 2022 which will commence upon expiration of the sublease.

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The following table presents certain information relating to the lease rollover schedule at the 909 Third Avenue Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent(3)	% of Total UW Gross Rent(3)	UW Gross Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	31,440	2.3	2.3%	1,886,400	3.0	$60.00	1
2023	0	0.0	2.3%	0	0.0	$0.00	0
2024	0	0.0	2.3%	0	0.0	$0.00	0
2025	150,592	11.1	13.5%	9,703,078	15.7	$64.43	3
2026	0	0.0	13.5%	0	0.0	$0.00	0
2027	212,232	15.7	29.2%	14,605,482	23.6	$68.82	3
2028	231,164	17.1	46.3%	14,106,870	22.8	$61.03	1
2029	40,953	3.0	49.3%	2,859,620	4.6	$69.83	2
2030	30,857	2.3	51.6%	2,030,930	3.3	$65.82	1
2031	65,068	4.8	56.4%	5,131,273	8.3	78.86	1
2032 & Thereafter(4)	559,789	41.4	97.9%	11,643,957	18.8	20.80	4
Vacant	28,661	2.1	100.0%	0	0.0	$0.00	0
Total	1,350,756	100.0%		$61,967,610	100.0%	$46.87	16

(1)	Based on the underwritten rent roll dated February 1, 2021 (adjusted for known leasing developments through April 2021).

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ per SF are inclusive of contractual rent steps through March 30, 2022 of $985,282.

(4)	2032 & Thereafter includes a 2,246 SF management office with a lease expiration date of December 31, 2049 with no gross rent attributable to the space.

The following table presents certain information relating to historical occupancy at the 909 Third Avenue:

Historical Leased %(1)

2018	2019	2020	As of 2/1/2021(2)
98.6%	98.6%	97.9%	97.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated February 1, 2021, adjusted to reflect actual lease commencement dates, known vacates and known leasing developments through April 2021.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 909 Third Avenue Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$47,271,000	$48,649,000	$51,119,000	$53,038,324	$51,168,235	$37.88
Contractual Rent Steps & Concessions(3)	(2,220,000)	(3,085,000)	(5,400,000)	(4,397,456)	985,282	0.73
Market Revenue from Vacant Space	0	0	0	0	1,824,251	1.35
Reimbursements	7,362,000	8,765,000	9,071,000	8,037,462	9,814,093	7.27
Other Income	1,748,000	1,615,000	1,721,000	558,481	2,175,831	1.61
Vacancy & Credit Loss	0	0	0	0	(1,824,251)	(1.35)
Effective Gross Income	$54,161,000	$55,944,000	$56,511,000	$57,236,811	$64,143,441	$47.49

Real Estate Taxes	13,148,813	13,977,677	14,760,324	15,393,810	15,784,150	11.69
Insurance	531,423	519,433	638,421	651,505	770,058	0.57
Management Fee	1,337,479	1,368,048	1,503,651	1,387,906	1,000,000	0.74
Other Operating Expenses	12,650,433	13,031,016	12,562,754	10,724,878	13,397,815	9.92
Total Operating Expenses	$27,668,147	$28,896,174	$29,465,150	$28,158,099	$30,952,023	$22.91

Net Operating Income(4)	$26,492,853	$27,047,826	$27,045,850	$29,078,712	$33,191,419	$24.57
TI/LC	0	0	0	0	1,688,445	1.25
Capital Expenditures	0	0	0	0	270,151	0.20
Net Cash Flow(4)	$26,492,853	$27,047,826	$27,045,850	$29,078,712	$31,232,823	$23.12

(1)	Based on the underwritten rent roll dated February 1, 2021, adjusted to reflect actual lease commencement dates, known vacates and known leasing developments through April 2021.

(2)	Base Rent excludes free rent due during each applicable period. As of the closing date, there was no outstanding free rent related to tenants at the 909 Third Avenue Property (other than the free rent with respect to IPG DXTRA, Inc. from the period ended November 1, 2023 through April 30, 2024, for a total amount of approximately $6,961,932).

(3)	Contractual Rent Steps & Concessions represents free rent for historical periods and contractual rent steps take through March 30, 2022.

(4)	The increase in Underwritten Net Operating Income and Underwritten Net Cash Flow compared to historical periods is primarily driven by recent leasing at the 909 Third Avenue Property. Sard Verbinnen (new lease; $4,701,905 of UW Gross Rent) had a lease commencement date of November 1, 2019, Community Funds Inc. (renewal lease; $2,030,930 of UW Gross Rent) had a lease renewal commencement date of May 1, 2020 and FTI Consulting (new lease; $1,031,201 of UW Gross Rent) had a lease commencement date of June 1, 2020.

■	Appraisal. According to the appraisal, the 909 Third Avenue Property has an “as-is” appraised value of $675,000,000 (approximately $500 PSF) as of March 1, 2021. The “as-is” appraised value assumes that USPS (which has three, five-year renewal options remaining under its lease) extends its current lease through October 2038. The appraisal also provided a hypothetical appraised value of $860,000,000 (approximately $637 PSF) with a valuation date of March 1, 2021, which assumes USPS (which has three, five-year renewal options remaining under its lease) vacates after its current lease expiration date in October 2023. Due to the unique nature of the USPS space, its strategic location in Midtown Manhattan, below-market rent, and history of renewals at the 909 Third Avenue Property, it is assumed that USPS will continue to extend its lease through October 10, 2038.

■	Environmental Matters. According to the Phase I environmental report dated March 3, 2021 there are no recognized environmental conditions at the 909 Third Avenue Property.

■	Market Overview and Competition. The 909 Third Avenue Property occupies nearly a full city block along Third Avenue between 54th and 55th Streets within the Midtown East office district, which is comprised of the Grand Central, Murray Hill and East Side/U.N. (the “East Side”) office submarkets. The 909 Third Avenue Property is located in the East Side submarket, which is generally delineated as the area between East 39th and East 72nd Streets, from the East River to Lexington Avenue. The 909 Third Avenue Property is in close proximity to various New York City landmarks, restaurants, hotels, retail shops and tourist attractions, made accessible by several major transportation hubs. The 909 Third Avenue Property is located within walking distance to Grand Central Terminal and subway service within close proximity includes the E, F, M, 4, 5, and 6 lines.

According to the appraisal, Class A office space in the Midtown East district had an inventory of approximately 62.0 million SF of office space, direct asking rents of $86.72 PSF and a direct vacancy rate of 12.9% as of the fourth quarter of 2020. According to the appraisal, the 909 Third Avenue Property is located within the East Side Class A office submarket. As of the fourth quarter of 2020, the East Side Class A office submarket had an inventory of approximately 17.7 million SF of office space and direct asking rents of $76.39 PSF.

The appraisal identified eight comparable office properties to determine the 909 Third Avenue Property’s estimated market rents. Direct occupancies for the eight properties ranged from 48.9% to 100.0% with a weighted average of 89.7%. Direct asking rents for the eight comparable properties ranged from $50.00 PSF to $76.00 PSF. According to the appraisal, the concluded blended market rent for the office space at the 909 Third Avenue Property is $66.82 PSF (compared to a weighted average UW Gross Rent of $66.17 PSF at the 909 Third Avenue Property).

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Additionally, the appraisal identified several comparable industrial leases to tenants such as Amazon and FedEx in the Bronx, Brooklyn, Queens and Long Island City with average NNN asking rents ranging from $23.50 PSF to $53.56 PSF. Given the location of the 909 Third Avenue Property in midtown Manhattan, the appraisal concluded to a market rent for the USPS industrial flex space of $55.00 PSF NNN (compared to USPS’ UW Base Rent of $2.23 PSF).

Approximately 10.3 million SF of Class A office space is currently under construction in the Midtown office market. One Vanderbilt, located in the Grand Central submarket, was completed in the third quarter of 2020, adding nearly 1.7 million SF to the inventory. The majority of the space under construction is concentrated in the Hudson Yards area.

■	The Borrower. The borrower is 909 Third Company, L.P., a single purpose entity and New York limited partnership. Legal counsel delivered to the borrower a non-consolidation opinion in connection with the origination of the 909 Third Avenue Whole Loan.

Vornado Realty Trust is a fully-integrated real estate investment trust and is listed on the New York Stock Exchange under the ticker symbol VNO (rated Baa2/BBB/BBB- by Moody’s/Fitch/S&P). Vornado is one of the largest owners and operators of commercial real estate in the United States with a portfolio of Class A office, street retail and other properties, primarily located in New York City, aggregating over 37.2 million SF.

Vornado’s assets include 19.1 million SF of Class A office space across 35 office properties in Manhattan and 2.3 million SF of Manhattan street retail space across 70 properties, 1,991 units in residential properties, the 3.7 million SF theMART property in Chicago, the 1.8 million SF 555 California Street complex in San Francisco, the 1,700 room Hotel Pennsylvania in the Penn District and a 32.4% interest in Alexander’s, Inc. (NYSE: ALX), which owns seven properties in New York City, including the 1.3 million SF 731 Lexington Avenue property.

■	Escrows. At origination of the 909 Third Avenue Whole Loan, the borrower deposited approximately $319,928 into an unfunded obligations reserve account with respect to outstanding tenant improvement and leasing commission obligations.

Tax Reserve – On each monthly payment date during a Trigger Period (as defined below), subject to certain exceptions set forth in the 909 Third Avenue Whole Loan documents, the borrower is required to deposit 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit 1/12th of the amount which would be sufficient to pay the insurance premium due for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 909 Third Avenue Whole Loan documents.

Ground Lease Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit 1/12th of an amount that the mortgage lender reasonably estimates will be payable for ground rent during the next ensuing 12 months; provided, however, such ground lease reserve may be waived if the lender determines in its reasonable discretion that any tenants are paying the ground rent directly to the ground lessor.

Replacement Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit an amount equal to 1/12th of $0.20 multiplied by the aggregate rentable SF at the 909 Third Avenue Property for capital expenditure reserves (initially calculated to be approximately $22,513).

TI/LC Reserve – On each monthly payment date during a Trigger Period, the borrower is required to deposit an amount equal to approximately $140,704 for tenant improvements and leasing commissions.

The borrower may satisfy such reserves requirements as described above, or by providing a letter of credit or a collateral support guaranty from an investment grade qualified guarantor with a net worth of at least $150,000,000 exclusive of any interest in the 909 Third Avenue Property, provided that the aggregate amount of the collateral support guaranties and letters of credit may not exceed 10% of the 909 Third Avenue Whole Loan amount unless Borrower delivers a new or updated non-consolidation.

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■	Lockbox and Cash Management. The 909 Third Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 909 Third Avenue Whole Loan documents require that the borrower direct all tenants to deposit rents directly into a lender-controlled lockbox account. The borrower is required to cause all revenue received by the borrower or the Property Manager to be delivered directly to the lender controlled lockbox within one (1) business day of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 909 Third Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 909 Third Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 909 Third Avenue Whole Loan; provided, however, during a Trigger Period, such excess cash flow funds may pursuant to the terms and conditions of the 909 Third Avenue Whole Loan documents, so long as no event of default has occurred and is continuing, (i) be made available to borrower to pay for operating expenses incurred by borrower and not otherwise paid for by the disbursements from operating expense reserve account or (ii) be made available to borrower to pay for leasing expenses then due and payable to the extent there are insufficient rollover reserve funds and specified tenant funds to pay the same. Following the cure of any Trigger Period, all excess cash flow will be deposited into the borrower’s operating account except as set forth in the 909 Third Avenue Whole Loan documents. Upon an event of default under the 909 Third Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) an event of default, (ii) the debt yield falling below 6.50% (the “Debt Yield Threshold”) for two consecutive quarters (a “Low Debt Yield Sweep Event”); provided, however, that a Low Debt Yield Sweep Event will not exist if, within fifteen (15) business days after borrower’s receipt of notice that a Low Debt Yield Sweep Event has occurred, borrower delivers as additional collateral, either (i) cash, or (ii) subject to the terms and conditions of the 909 Third Avenue Whole Loan documents, a letter of credit or a collateral support guaranty from a qualified guarantor, in each case, in an amount equal to the amount by which the then current outstanding balance of the 909 Third Avenue Whole Loan would need to be reduced in order for the debt yield to equal the Low Debt Yield Threshold, or (iii) a Specified Tenant Trigger (as defined below); and expiring upon, (x) with respect to a Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with respect to a Trigger Period continuing due to clause (ii), the debt yield exceeding the applicable Debt Yield Threshold for two consecutive quarters, or (z) with respect to a Trigger Period continuing due to clause (iii), a Specified Tenant Trigger Cure (as defined below) has occurred (provided that no Trigger Period remains in effect pursuant to clause (i) above).

“Specified Tenant” means IPG DXTRA and each tenant replacing IPG DXTRA in accordance with the terms of the 909 Third Avenue Loan documents and paying no less than 25% of the total gross rent payable at the 909 Third Avenue Property.

A “Specified Tenant Trigger” means (i) any bankruptcy or similar insolvency of the Specified Tenant, (ii) any surrender, cancellation or termination by Specified Tenant for all or any material portion of the Specified Tenant’s lease (excluding any termination or cancellation as a result of Specified Tenant’s contraction rights expressly set forth in its lease) or delivery of any notice in accordance with the terms of the Specified Tenant’s lease of any termination or cancellation by Specified Tenant for all or any material portion of the Specified Tenant’s lease (excluding any termination or cancellation as a result of Specified Tenant’s contraction rights expressly set forth in its Lease), (iii) the Specified Tenant being in monetary default of base rent or material non-monetary default under the Specified Tenant lease beyond applicable notice and cure periods (other than as a result of non-payment of rents up to $1,500,000 in the aggregate if (x) such non-payment is the result of a good faith dispute between a Specified Tenant and the borrower, (y) the borrower in a commercially reasonable manner pursues an expeditious and fair resolution of such dispute and (z) such good faith dispute will not otherwise result in a material adverse effect), or (iv) with respect to IPG DXTRA only, Specified Tenant’s failure to provide written notice to the borrower of renewal of its lease for at least 150,000 rentable square feet 12 months prior to the expiration date of the applicable lease (the “Renewal Cash Sweep”).

A “Specified Tenant Trigger Cure” will be deemed to occur upon the earliest of the following: (i) with respect to a Specified Tenant Trigger described in clause (i) of the definition thereof, the Specified Tenant affirming its lease following the termination of the applicable bankruptcy or similar insolvency proceeding or the applicable lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the mortgage lender or pursuant

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to an assignment approved in the bankruptcy proceeding by a non-appealable court order, (ii) with respect to a Specified Tenant Trigger described in clause (ii) of the definition thereof, the Specified Tenant’s revocation or rescission of all termination notices with respect to the applicable Specified Tenant’s lease and reaffirmation that the applicable lease is in full force and effect, (iii) with respect to a Specified Tenant Trigger described in clause (iii) of the definition thereof, the mortgage lender’s receipt of evidence satisfactory to it that the default under the applicable Specified Tenant’s lease has been cured, (iv) with respect to the Renewal Cash Sweep, the mortgage lender’s receipt of evidence satisfactory to it that applicable Specified Tenant has renewed its lease prior to its then applicable lease expiration,(v) with respect to any Specified Tenant Trigger, if the Specified Tenant lease has been terminated or expired, the mortgage lender’s receipt of satisfactory evidence that (a) the applicable vacant space is re-leased for a minimum term of five years pursuant to one or more replacement leases and in accordance with the 909 Third Avenue Whole Loan documents, (b) the tenants under the replacement leases have accepted possession of the entire space, (c) the conditions to commencement of rent under the replacement lease(s) (other than the passage of time) have been satisfied or waived, (d) sufficient funds to pay any outstanding tenant improvement allowances and leasing commissions have been reserved with the mortgage lender or guaranteed by a qualified investment grade guarantor with a net worth of at least $150,000,000 and (e) each tenant has commenced paying full rent or sufficient funds to account for any outstanding free rent or rent abatements have been reserved with the mortgage lender or guaranteed by a qualified investment grade guarantor with a net worth of at least $150,000,000 or (vi) with respect to any Specified Tenant Trigger, the date on which the aggregate amounts deposited into the Specified Tenant reserve account in respect of such Specified Tenant Trigger, plus the amount of any letter of credit and/or collateral support guaranty delivered to the mortgage lender equals or exceeds $70.00 PSF with respect to the applicable vacant Specified Tenant space (less any termination, rejection or contraction payments received in respect of such space and any amounts reserved by reason of a Specified Tenant Trigger and in the unfunded obligations reserve account allocable to such space).

■	Property Management. The 909 Third Avenue Property is currently managed by Vornado Office Management LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. In addition to the 909 Third Avenue Loan, the 909 Third Avenue Property also secures the 909 Third Avenue Senior Pari Passu Companion Loans which are not included in the Benchmark 2021-B25 securitization trust, which have an aggregate Cut-off Date principal balance of $185,600,000, and the 909 Third Avenue Junior Non-Trust Notes (which have an aggregate Cut-off Date principal balance of $114,400,000). The 909 Third Avenue Senior Pari Passu Companion Loans and the 909 Third Avenue Junior Non-Trust Notes accrue interest at the same rate as the 909 Third Avenue Loan. The 909 Third Avenue Loan is entitled to payments of interest on a pro rata and pari passu basis with the 909 Third Avenue Senior Pari Passu Companion Loans. The 909 Third Avenue Loan and the 909 Third Avenue Senior Pari Passu Companion Loans are generally senior to the 909 Third Avenue Junior Non-Trust Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 909 Third Avenue Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 909 Third Avenue Property, plus the rental loss and/or business interruption coverage in an amount equal to 100% of the projected gross income for the 909 Third Avenue Property covering a period of restoration for the actual loss sustained up to 24 months and containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of 12 months from the date that the 909 Third Avenue Property is repaired or replaced and operations are resumed, whichever first occurs, provided that such coverage is commercially available. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $150,000. In the event that such coverage with respect to terrorist acts is not included as part of the “all risk” property policy required by clause (i) above, the borrower will be required to obtain coverage for terrorism (as standalone coverage) in the foregoing amount; provided that such coverage is commercially available. Notwithstanding the foregoing, the borrower is not required to spend on terrorism insurance coverage more than the greater of (i) the product of the rate of $0.10 per $100 times the lesser of (A) the outstanding principal balance of the 909 Third Avenue Whole Loan and (B) sum of 100% of the full replacement cost and the amount of rental loss and/or business income interruption insurance described above and (ii) two times the amount of the then-current insurance premium that is payable with respect

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to the required amount of property and rental loss and/or business income interruption insurance (without giving effect to the cost of terrorism coverage) required to be maintained under the 909 Third Avenue Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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PHILLIPS POINT

PHILLIPS POINT
EAST

PHILLIPS POINT

PHILLIPS POINT

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PHILLIPS POINT

Phillips Point
777 South Flagler Drive
West Palm Beach, FL 33401
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PHILLIPS POINT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	West Palm Beach, Florida		Cut-off Date Balance(4)		$48,520,000
Property Type	Office		Cut-off Date Balance per SF(3)		$442.25
Size (SF)	448,885		Percentage of Initial Pool Balance		4.0%
Total Occupancy as of 12/1/2020(1)	90.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 12/1/2020(1)	90.5%		Type of Security		Fee
Year Built / Latest Renovation	1985, 1988 / 2018-2020		Mortgage Rate		3.340025%
Appraised Value(2)	$289,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$28,497,504
Underwritten Expenses	$9,339,815		Escrows(5)
Underwritten Net Operating Income (NOI)	$19,157,689			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,665,904		Taxes	$0	Springing
Cut-off Date LTV Ratio(3)	68.7%		Insurance	$0	Springing
Maturity Date LTV Ratio(3)	68.7%		Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.85x / 2.78x		TI/LC(6)	$6,650,000	Springing
Debt Yield Based on Underwritten NOI / NCF(3)	9.7% / 9.4%		Other(7)	$2,325,042	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$198,520,000	68.1%	Purchase Price	$281,850,000	96.6%
Principal’s New Cash Contribution	62,659,814	21.5	Upfront Reserves	8,975,042	3.1
Mezzanine Loan	30,540,000	10.5	Closing Costs	894,772	0.3
Total Sources	$291,719,814	100.0%	Total Uses	$291,719,814	100.0%

(1)	Total Occupancy and Owned Occupancy includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. Total Occupancy and Owned Occupancy also includes one tenant, Affiliated Managers Group (AMG), that has executed a lease for 15,176 SF of space, but is not in occupancy. Total Occupancy and Owned Occupancy also includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.
(2)	Appraised Value based on the hypothetical condition that an additional $6.65 million will be reserved by the borrower sponsor upon closing for future tenant improvement allowances and leasing commissions.
(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Phillips Point Whole Loan (as defined below).
(4)	The Cut-off Date Principal Balance of $48,520,000 represents the non-controlling Note A-3 of the $198,520,000 Phillips Point Whole Loan, which is evidenced by four pari passu notes. See “—The Mortgage Loan” below.
(5)	See “—Escrows” below.
(6)	The TI/LC reserve is capped at $6,650,000.
(7)	Other upfront reserve represents approximately $768,881 of deferred maintenance and approximately $1,556,161 of unfunded obligations for unpaid tenant allowances, leasing commissions, free rent and gap rent.

■	The Mortgage Loan. The mortgage loan (the “Phillips Point Loan”) is part of a whole loan (the “Phillips Point Whole Loan”) consisting of four pari passu notes with an outstanding aggregate principal balance of $198,520,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office property located in West Palm Beach, Florida (the “Phillips Point Property”). The Phillips Point Loan, evidenced by the non-controlling note A-3, has an outstanding principal balance as of the Cut-off Date of $48,520,000 and represents approximately 4.0% of the Initial Pool Balance. The Phillips Point Whole Loan was originated by Goldman Sachs Bank USA on January 15, 2021. The Phillips Point Whole Loan has an interest rate of 3.340025% per annum. The borrower utilized the proceeds of the Phillips Point Whole Loan to acquire the Phillips Point Property, fund upfront reserves and pay origination costs.

The Phillips Point Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Phillips Point Whole Loan requires payments of interest only for the entire term of the Phillips Point Whole Loan. The stated maturity date is the due date in February 2031. Voluntary prepayment of the Phillips Point Whole Loan is prohibited prior to October 6, 2030. At any time after the second anniversary of the securitization Closing Date, the Phillips Point Whole Loan may be defeased in whole (but not in part) with direct, non-callable obligations of the United States of America.

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The table below summarizes the promissory notes that comprise the Phillips Point Whole Loan. The relationship between the holders of the Phillips Point Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2021-B23	Yes
A-2	50,000,000	50,000,000	Benchmark 2021-B24	No
A-3	48,520,000	48,520,000	Benchmark 2021-B25	No
A-4	25,000,000	25,000,000	Benchmark 2021-B24	No
Total	$198,520,000	$198,520,000

■	The Mortgaged Property. The Phillips Point Property is a 448,885 SF office property located in West Palm Beach, Florida. The Phillips Point Property consists of an east and west tower that are 13 and 19 stories tall, respectively. The East tower includes ground floor retail tenants as well as parking garages. The Phillips Point Property was built on a 4.28-acre site in phases between 1985 and 1988 and was renovated from 2018 to 2020. Based on the underwritten rent roll dated December 1, 2020, the Phillips Point Property is currently 90.5% leased.

Gunster, Yoakley, Valdes–Fauli (“Gunster”) (50,800 SF; 11.3% of GLA; 10.7% of UW Base Rent) is the largest tenant based on GLA at the Phillips Point Property and has occupied space in the Phillips Point Property since October 1983. Gunster is a corporate law firm that was founded in West Palm Beach in 1925. It now employs over 400 lawyers across 11 offices in Florida. Gunster’s services encompass real estate, government affairs, healthcare, international affairs, and technology law. Gunster’s clients include AT&T, Gulf Power and The Related Companies.

Akerman, Senterfitt & Eidson (“Akerman”) (48,678 SF; 10.8% of GLA; 11.1% of UW Base Rent) is the second largest tenant based on GLA at the Phillips Point Property and has been a tenant at the Phillips Point Property since 2014. Akerman has more than 700 lawyers and staff across 25 offices and focuses on middle market M&A and complex disputes in the financial services, real estate, energy and international sectors.

Affiliated Managers Group (“AMG”) (38,499 SF; 8.6% of GLA; 10.4% of UW Base Rent) is the third largest tenant based on GLA at the Phillips Point Property and has occupied space in the Phillips Point Property since July 2007. AMG is a global asset management company with $638 billion assets under management. AMG is a top 10 publicly traded manager who partners with global investment firms in order to offer over 500 financial products. AMG is a global firm with 41% of its clients residing outside of the United States and offices in London, Dubai, Hong Kong, Tokyo, and Sydney.

COVID-19 Update. As of April 1, 2021 the Phillips Point Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of April 1, 2021, the Phillips Point Whole Loan is not subject to any modification or forbearance requests.

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PHILLIPS POINT

The following table presents certain information relating to the tenants at the Phillips Point Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Akerman, Senterfitt & Eidson(3)	NR / NR / NR	48,678	10.8%	$1,918,929	11.1%	$39.42	9/30/2028	2, 5-year options
Gunster, Yoakley, Valdes-Fauli	NR / NR / NR	50,800	11.3	1,847,730	10.7	36.37	8/31/2024	1, 5-year option
Affiliated Managers Group (AMG)(4)	NR / A3 / BBB+	38,499	8.6	1,799,443	10.4	46.74	3/31/2026	2, 5-year options
Greenberg Traurig(5)	NR / NR / NR	30,254	6.7	1,407,114	8.2	46.51	11/30/2027	1, 10-year option
Morgan Stanley	A / A1 / BBB+	26,463	5.9	943,935	5.5	35.67	10/31/2024	1, 5-year option
Holland & Knight	NR / NR / NR	17,467	3.9	899,551	5.2	51.50	6/30/2025	1, 5-year option
Fox Rothschild	NR / NR / NR	16,679	3.7	797,757	4.6	47.83	11/30/2027	1, 5-year option
Goodrich Corporation (UTC)	NR / NR / NR	14,516	3.2	770,001	4.5	53.04	1/31/2022	1, 5-year option
Regus(6)	NR / NR / NR	16,154	3.6	741,469	4.3	45.90	4/30/2023	1, 5-year option
Reyes Holdings	NR / NR / NR	16,103	3.6	653,746	3.8	40.60	6/30/2025	1, 5-year option
Ten Largest Tenants		275,613	61.4%	$11,779,674	68.4%	$42.74
Remaining Tenants		130,824	29.1	5,454,657	31.6	41.69
Vacant Space		42,448	9.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		448,885	100.0%	$17,234,331	100.0%	$42.40

(1)	Based on the underwritten rent roll dated December 1, 2020 and adjusted for the Regus tenant’s bankruptcy.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Akerman has a one time right to reduce its premises and/or terminate its lease with respect to the entire premises effective October 31, 2023 or April 30, 2026, with nine months’ prior notice and payment of a reduction or termination fee equal to unamortized TI/LC plus any unamortized Early Exit Fee, originally capped at $2,400,000.
(4)	AMG has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that the tenant will take occupancy as expected or at all.
(5)	Greenberg Traurig subleases 2,796 SF to Frankel Loughran Starr & Vallone on a 24-month term through May 2021 at $34.00 PSF. Greenberg & Traurig has an option to extend the term for one period of 10 years.
(6)	Regus has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus will remain open or continue paying rent.

The following table presents certain information relating to the lease rollover schedule at the Phillips Point Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	2,230	0.50%	0.5%	$0	0.0%	$0.00	1
2021	3,636	0.8	1.3%	189,872	1.1	$52.22	1
2022	23,103	5.1	6.5%	1,048,195	6.1	$45.37	3
2023(3)	16,154	3.6	10.1%	741,469	4.3	$45.90	1
2024	88,503	19.7	29.8%	3,282,037	19.0	$37.08	5
2025	72,110	16.1	45.8%	3,193,971	18.5	$44.29	9
2026	66,665	14.9	60.7%	2,968,080	17.2	$44.52	9
2027	58,895	13.1	73.8%	2,688,269	15.6	$45.65	5
2028	61,437	13.7	87.5%	2,518,440	14.6	$40.99	4
2029	0	0.0	87.5%	0	0.0	$0.00	0
2030	0	0.0	87.5%	0	0.0	$0.00	0
2031(4)	4,571	1.0	88.5%	198,839	1.2	$43.50	1
2032 & Thereafter	9,133	2.0	90.5%	405,161	2.4	$44.36	1
Vacant	42,448	9.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	448,885	100.0%		$17,234,331	100.0%	$42.40	40

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated December 1, 2020.
(3)	Includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. We cannot assure you that Regus will remain open or continue paying rent.
(4)	Includes one tenant, Citizens Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizens Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. We cannot assure you that Citizens Bank will take occupancy or begin paying rent as anticipated or at all.

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The following table presents certain information relating to historical leasing at the Phillips Point Property:

Historical Leased %(1)(2)

2017	2018	2019	As of 12/1/2020
86.2%	92.1%	91.6%	90.5%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll dated December 1, 2020.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Phillips Point Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 11/30/2020	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$13,421,420	$14,486,971	$15,138,988	$15,756,027	$17,234,331	$38.39
Vacant Income	0	0	0	0	2,309,680	5.15
Contractual Rent Steps(4)	0	0	0	0	385,830	0.86
Reimbursements	8,124,019	8,722,697	9,177,454	9,017,657	9,078,869	20.23
Vacancy & Credit Loss	0	0	(1,124,288)	(1,850)	(2,309,680)	(5.15)
Parking Revenue	1,468,173	1,572,047	1,697,872	1,547,044	1,685,895	3.76
Other Income	396,406	410,059	134,459	125,470	112,579	0.25
Effective Gross Revenue	$23,410,018	$25,191,774	$25,024,486	$26,444,348	$28,497,504	$63.49
Total Operating Expenses	8,783,998	9,017,791	9,421,017	9,026,741	9,339,815	20.81
Net Operating Income	$14,626,020	$16,173,983	$15,603,469	$17,417,607	$19,157,689	$42.68
TI/LC	0	0	0	0	384,053	0.86
Capital Expenditures	0	0	0	0	107,732	0.24
Net Cash Flow	$14,626,020	$16,173,983	$15,603,469	$17,417,607	$18,665,904	$41.58

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated as of December 1, 2020.
(3)	Underwritten Base Rent includes one tenant, Regus (16,154 SF), who has filed for bankruptcy, but is currently in-place and paying rent. Underwritten Base Rent also includes one tenant, Citizen Bank (4,571 SF), who has executed a lease but has not yet taken occupancy or begun paying rent. Citizens Bank is currently building out their space and is in a free rent period. Citizen Bank is expected to take occupancy in May 2021 and begin paying rent in June 2021. Underwritten Base Rent also includes one tenant, AMG, who has executed a lease and is currently paying rent on 15,176 SF of space, but does not occupy the space. We cannot assure you that these tenants will take occupancy, begin paying rent or continue paying rent as anticipated or at all.
(4)	Contractual Rent Steps include $385,830 underwritten for various tenants through February 28, 2022.

■	Appraisal. According to the appraisal, the Phillips Point Property had a “Hypothetical As-Is” appraised value of $289,000,000 as of December 15, 2020, which included the hypothetical that an additional $6.65 million would be reserved by the borrower for future tenant improvement allowances and leasing commissions. The Phillips Point Property had an “as-is” appraised value of $282,000,000 as of December 15, 2020.

■	Environmental Matters. According to the Phase I environmental report dated as of January 8, 2021, a recognized environmental condition was identified at the Phillips Point Property in connection with the presence of an exploded transformer on the west parcel of the Phillips Point Property, which may have impacted surficial soil and groundwater. The environmental consultant determined that any remediation of environmental impacts to the Phillips Point Property due to the transformer explosion would be the responsibility of Florida Power & Light Company, the responsible party, and not the owner of the Phillips Point Property.

■	Market Overview and Competition. The Phillips Point Property is located in West Palm Beach, Florida. According to the appraisal, the Phillips Point Property is located within West Palm Beach CBD submarket. The Phillips Point Property is considered a Class A office building in this market.

The West Palm Beach CBD submarket contains 3,500,299 SF of office inventory. In the third quarter of 2020, the overall Palm Beach County market had asking rents of $37.99, which remained in-line with the prior year’s asking rent. According to the appraisal, occupancy rates in the Palm Beach County market have remained relatively stable over the past year. In the third quarter of 2020, approximately 84% of all office space was occupied, which is the same occupancy rate as 2019.

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PHILLIPS POINT

The following table presents certain information relating to the primary office competition for the Phillips Point Property:

Competitive Set(1)

Property Name	City / State	Building SF	NOI/SF	Year Built / Renovated	Occupancy
Phillips Point	West Palm Beach, FL	448,885(2)	$42.68(2)	1985, 1988 / 2018-2020	90.5%(2)
Brickell City Centre Two & Three	Miami, FL	263,384	$29.09	2016 / NAP	99.0%
800 Brickell	Miami, FL	209,122	$22.02	1981 / 2012	74.0%
Brickell Citi Tower	Miami, FL	290,840	$19.12	1985 / 2015	81.0%
Sabadell Financial Center	Miami, FL	522,892	$24.82	2000 / NAP	85.0%
555 Washington Avenue	Miami Beach, FL	63,166	$29.36	2001 / NAP	72.0%

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated as of December 1, 2020.

■	The Borrower. The borrower is 777 South Flagler Associates LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having an independent director in its organizational structure. Legal counsel delivered to the borrower a non-consolidation opinion in connection with the origination of the Phillips Point Whole Loan. The borrower sponsor is a principal of The Related Companies, Inc. and nonrecourse carve-out guarantor under the Phillips Point Whole Loan is The Related Companies, Inc. (“Related”).

Related is an American privately owned real estate firm based in New York City with offices and major developments in Boston, Chicago, Los Angeles, Las Vegas, Miami, San Francisco, Abu Dhabi, London, São Paulo, and Shanghai. Related has more than 3,000 employees and is the largest landlord in New York City with over 8,000 residential rental units under ownership. Related manages approximately $4 billion of equity capital on behalf of sovereign wealth funds, public pension plans, multi-managers, endowments, Taft-Hartley benefits plans, and family offices. Related is currently developing both the 360 Rosemary (approximately two miles from the Phillips Point Property) and One Flagler (less than one mile from the Phillips Point Property) office complexes, further highlighting the sponsor’s commitment to the area.

■	Escrows. At loan origination, the borrower deposited (i) approximately $1,556,161 into a reserve for certain unfunded obligations, such as unpaid tenant allowances, leasing commissions, free rent and gap rent, (ii) approximately $768,881 into a deferred maintenance reserve relating to, among other things, roof repair, and (iii) $6,650,000 into a tenant improvements and leasing commissions reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period (as defined below) or an event of default, 1/12 of the reasonably estimated annual real estate taxes.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis during the continuance of a Phillips Point Trigger Period or an event of default, 1/12 of reasonably estimated insurance premiums.

TI/LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $18,704 to the extent that the tenant improvement and leasing commission reserve amount is less than $6,650,000.

A “Phillips Point Trigger Period” means each period (i) commencing when the debt yield (as calculated under the related loan documents), as determined as of the first day of any fiscal quarter, is less than 5.75%, and concluding when the debt yield, determined as of the first day of any fiscal quarter thereafter, is equal to or greater than 5.75%, (ii) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other Phillips Point Trigger Period is continuing and (iii) during the continuance of an event of default under the Phillips Point Mezzanine Loan (as defined below). Notwithstanding the foregoing, provided no event of default under the Phillips Point Whole Loan is continuing, the borrower will have the right to avoid the commencement or terminate the continuance of a Phillips Point Trigger Period by delivering to the lender, as additional collateral, a letter of credit reasonably acceptable to the lender in an amount equal to (A) the outstanding principal balance of

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the Phillips Point Whole Loan divided by (y) the combined principal balance of the Phillips Point Whole Loan and the Phillips Point Mezzanine Loan (the “Phillips Point Aggregate Indebtedness”) times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered under the Phillips Point Whole Loan agreement may not exceed 10% of the outstanding principal balance of the Phillips Point Whole Loan) and (B) to the Mezzanine Lender, as additional collateral for the Phillips Point Mezzanine Loan, a letter of credit reasonably acceptable to the Mezzanine Lender in an amount equal to (x) the outstanding principal balance of the Phillips Point Mezzanine Loan divided by (y) the Phillips Point Aggregate Indebtedness times (z) the amount that, when subtracted from the Phillips Point Aggregate Indebtedness would result in a debt yield that equals or exceeds 5.75% (provided that the aggregate notional amount of all outstanding letters of credit delivered to the Mezzanine Lender may not exceed 10% of the outstanding principal balance of the Phillips Point Mezzanine Loan).

■	Lockbox and Cash Management. The Phillips Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause (or with respect to any property manager that is not an affiliate of borrower, use commercially reasonable efforts to cause) all cash revenues relating to the Phillips Point Property and all other money received by the borrower or the property manager with respect to the Phillips Point Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a Phillips Point Trigger Period or event of default under the Phillips Point Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no Phillips Point Trigger Period or event of default under the Phillips Point Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a Phillips Point Trigger Period (or, at the lender’s discretion, during an event of default under the Phillips Point Whole Loan), all funds on deposit in the cash management account after payment of debt service on the Phillips Point Whole Loan and the Phillips Point Mezzanine Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Phillips Point Whole Loan.

■	Property Management. The Phillips Point Property is managed by Related Urban Management Company Southeast, L.L.C.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Phillips Point Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $30,540,000 (the “Phillips Point Mezzanine Loan”). The Phillips Point Mezzanine Loan is secured by the pledge of the direct or indirect equity interest in the borrower and is coterminous with the Phillips Point Whole Loan. The Phillips Point Mezzanine Loan accrues interest at a rate of 7.00000% per annum. The rights of the Mezzanine Lender under the Phillips Point Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Prospectus.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Phillips Point Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of insurance premiums payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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2600 El Camino Real

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2600 El Camino Real
2600 El Camino Real
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2600 El Camino Real

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Palo Alto, California	Cut-off Date Principal Balance	$46,350,000
Property Type	Office	Cut-off Date Principal Balance per SF	$697.47
Size (SF)	66,454	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 3/17/2021	87.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/17/2021	87.5%	Type of Security	Leasehold
Year Built / Latest Renovation	2020 / NAP	Mortgage Rate	3.73400%
Appraised Value	$82,900,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$7,452,819
Underwritten Expenses	$2,760,551	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,692,269	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,584,754	Taxes	$61,200	$61,200
Cut-off Date LTV Ratio	55.9%	Insurance	$0	Springing
LTV Ratio at Maturity	55.9%	Replacement Reserve(2)	$0	$1,384
DSCR Based on Underwritten NOI / NCF	2.67x / 2.61x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.9%	Other(3)	$2,918,776	$118,649

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,350,000	100.0%	Loan Payoff	$32,987,313	71.2%
			Principal Equity Distribution	10,108,542	21.8
			Reserves	2,979,976	6.4
			Origination Costs	274,169	0.6
Total Sources	$46,350,000	100.0%	Total Uses	$46,350,000	100.0%

(1)	See “—Escrows” below.

(2)	The replacement reserve is subject to a cap of approximately $49,841.

(3)	Other upfront reserve consists of a ground rent reserve of approximately $118,649 and unfunded obligations of approximately $2,800,127. Other monthly reserves consist of a ground rent reserve deposit of approximately $118,649.

■	The Mortgage Loan. The 2600 El Camino Real mortgage loan (the “2600 El Camino Real Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s leasehold interest in an office property located in Palo Alto, California (the “2600 El Camino Real Property”). The 2600 El Camino Real Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $46,350,000, representing approximately 3.8% of the Initial Pool Balance.

The 2600 El Camino Real Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 19, 2021. The 2600 El Camino Real Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.73400% per annum. The 2600 El Camino Real Loan proceeds were used to fund the refinance of the 2600 El Camino Real Property, fund upfront reserves, return equity to the borrower sponsor and pay origination costs.

The 2600 El Camino Real Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 2600 El Camino Real Loan is April 6, 2031. Voluntary prepayment of the 2600 El Camino Real Loan in whole (but not in part) is permitted on or after January 6, 2031 without payment of any prepayment premium. Defeasance of the 2600 El Camino Real Loan in whole (but not in part) is permitted at any time after the date that is up to but excluding the first payment date following the second anniversary of the securitization closing date.

■	The Mortgaged Property. The 2600 El Camino Real Property is comprised of a four-story Class A office building totaling 66,454 SF located in Palo Alto, California. The 2600 El Camino Real Property was built in 2020. Situated on approximately 1.66 acres, the 2600 El Camino Real Property has access to 258 parking spaces resulting in a parking ratio of approximately 3.88 per 1,000 SF of net rentable area. As of March 17, 2021, the 2600 El Camino Real Property was 87.5% occupied by two different tenants.

The largest tenant by underwritten base rent at the 2600 El Camino Real Property, WilmerHale (70.6% of NRA; 80.7% of underwritten base rent), occupies 46,910 SF. WilmerHale has been a tenant of the 2600 El Camino Real Property since the building opened in 2020 and has a lease expiration date of January 4, 2031. WilmerHale has two, five-year renewal options and one, two-year renewal option. WilmerHale is a leading, full-service international law firm with 1,000 lawyers located throughout 13 offices in the United States, Europe and Asia. WilmerHale’s lawyers work at the intersection of government, technology and business.

The second largest tenant by underwritten base rent at the 2600 El Camino Real Property, Sand Hill Property Co. (16.9% of NRA; 19.3% of underwritten base rent), occupies 11,229 SF of office space. Sand Hill Property Co. has

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2600 El Camino Real

also been a tenant at the 2600 El Camino Real Property since the building opened in 2020 and has a lease expiration date of April 6, 2034. Sand Hill Property Co. has one, five-year renewal option. Sand Hill Property Co. was founded in 1988 by Peter Pau and Susanna Pau. Sand Hill Property Co. is recognized as one of the reputable and successful real estate investment and development companies in the Silicon Valley. Over the past three decades, Sand Hill Property Co. has developed more than 40 projects encompassing more than 14 million square feet of space. Sand Hill Property Co.’s development projects include shopping centers, office complexes, hotels, and mixed-used communities.

COVID-19 Update. As of March 19, 2021 the 2600 El Camino Real Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 19, 2021, the El Camino Real Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 2600 El Camino Real Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
WilmerHale	NR / NR / NR	46,910	70.6%	$5,073,317	80.7%	$108.15	1/4/2031	2, 5-year options, 1, 2-year option
Sand Hill Property Co.	NR / NR / NR	11,229	16.9	1,214,079	19.3	$108.12	4/6/2034	1, 5-year option
Largest Owned Tenants		58,139	87.5%	$6,287,396	100.0%	$108.14
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		8,315	12.5	0	0.0	$0.00
Total / Wtd. Avg.		66,454	100.0%	$6,287,396	100.0%	$108.14

(1)	Based on the underwritten rent roll dated March 17, 2021. The tenant roster excludes the lease recently signed by Bank of The West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps for various tenants through April 30, 2022.

The following table presents certain information relating to the lease rollover schedule at the 2600 El Camino Real Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	46,910	70.6	70.6%	5,073,317	80.7	$108.15	1
2032 & Thereafter	11,229	16.9	87.5%	1,214,079	19.3	$108.12	1
Vacant	8,315	12.5	100.0%	0	0.0	$0.00	0
Total	66,454	100.0%		$6,287,396	100.0%	$108.14	2

(1)	Based on the underwritten rent roll dated March 17, 2021. The tenant roster excludes the lease recently signed by Bank of The West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps for various tenants through April 30, 2022.

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2600 El Camino Real

The following table presents certain information relating to historical occupancy at the 2600 El Camino Real Property:

Historical Leased %(1)(2)

2020	As of 3/17/2021(3)
NAV	87.5%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Construction on the 2600 El Camino Real Property was completed in 2020, therefore Historical Leased information is not available.

(3)	Based on the underwritten rent roll dated March 17, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2600 El Camino Real Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent(3)	$6,287,396	$94.61
Potential Income from Vacant Space	682,615	10.27
Reimbursements	1,165,423	17.54
Vacancy & Credit Loss	(682,615)	(10.27)
Effective Gross Income	$7,452,819	$112.15

Real Estate Taxes	$551,562	$8.30
Insurance	14,608	0.22
Management Fee	223,585	3.36
Other Operating Expenses	1,970,796	29.66
Total Operating Expenses	$2,760,551	$41.54

Net Operating Income	$4,692,269	$70.61
TI/LC	91,317	1.37
Capital Expenditures	16,198	0.24
Net Cash Flow	$4,584,754	$68.99

(1)	Based on the underwritten rent roll dated March 17, 2021.Underwritten Cash Flow excludes the recently signed lease for Bank of the West (3,206 SF at $62.00 PSF), as the lease requires further approval from Stanford University.

(2)	Construction on the 2600 El Camino Real Property was completed in 2020, therefore no historical financial information was available.

(3)	Underwritten Base Rent includes contractual rent steps for various tenants through April 30, 2022.

■	Appraisal. According to the appraisal, the 2600 El Camino Real Property had an “as-is” appraised value of $82,900,000 as of January 28, 2021.

■	Environmental Matters. According to the Phase I environmental report dated February 16, 2021, there is a recognized environmental condition at the 2600 El Camino Real Property in connection with the location of the 2600 El Camino Real Property in an area impacted by a regional groundwater plume from the prior operations of certain entities, including Varian Medical Systems and Hewlett Packard, at nearby properties. Groundwater and soil gas impacts at the Mortgaged Property include, among other things, tetrachloroethene (PCE), trichloroethene (TCE) and 1,1,1- trichloroethene (1,1,1-TCA). See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.

■	Market Overview and Competition. The 2600 El Camino Real Property is located in Palo Alto, Santa Clara County, California. It is located along the border of the Stanford Research Park, the birthplace of Silicon Valley, along a major commercial/retail corridor that extends northward through the San Francisco Peninsula and southward to San Jose. Stanford University has designated a portion of Stanford Research Park as the “Life Science District,” and intends to transform this District over time into a preeminent community of scientific entrepreneurs and top talent focused on bioengineering, precision medicine, medical devices, and digital health. The 2600 El Camino Real Property is about two miles southeast of downtown Palo Alto. The local area boundaries are generally defined as Sand Hill Road to the north, Hanover Street to the south, El Camino Real to the east and Foothill Expressway to the west. Interstate 280, the Junipero Serra Freeway, is located about one mile west of the 2600 El Camino Real Property. It courses northward to San Francisco and southward to San Jose. This freeway serves most of the San Mateo and Santa Clara County cities. Page Mill Road, located ½ block south of the 2600 El Camino Real Property, provides access from the local area to this freeway. El Camino Real abuts the El Camino Real Property. It is heavily traveled arterial and is congested during commute hours. This street is built-out with suburban office developments, retail facilities, hotels, apartment buildings and automobile dealerships.

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According to the appraisal, the 2600 El Camino Real Property is located in the Stanford Research Park office submarket of the South Peninsula Regional Office Market. At the end of 2020, this submarket contained approximately 3.15 million SF of office inventory, or approximately 9% of the entire South Peninsula office inventory of approximately 35.5 million SF. Overall office vacancy in the Stanford Research Park submarket at the end of 2020 was approximately 11.6%, down somewhat from approximately 12.4% at the end of the third quarter of 2019.

Comparable Office Buildings(1)

Property Name	NRA	Year Built	Distance from Subject	% Occupied	Average Asking Rent
2600 El Camino Real	66,454(2)	2020	N/A	87.5%(2)	N/A
2555 Park Boulevard	29,989	2019	0.5 miles	N/A	$8.25
499 Hamilton Avenue	15,724	1987	2.3 miles	N/A	$8.95
3150 Porter Drive	36,897	1998	1.7 miles	N/A	$7.00
Page Mill Office Center	43,215	1971	1.1 miles	N/A	$7.40
Innovation Cove Technology Park	154,812	2020	0.6 miles	N/A	$7.20

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of March 17, 2021.

■	The Borrower. The borrower is SHPDM, LLC, a single purpose entity and Delaware limited liability company, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2600 El Camino Real Loan. SHP Master II, LLC is the borrower sponsor and non-recourse carveout guarantor.

■	Escrows. At loan origination, the borrower deposited (i) $2,800,126.87 into a reserve for certain unfunded obligations, including $1,979,201.87 for outstanding tenant improvements and $820,925.00 for prepaid rent, in each instance in connection with the WilmerHale lease, (ii) $61,199.98 into a tax reserve, and (iii) $118,649.40 into a ground rent reserve.

Tax Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period, which is currently $61,199.98.

Insurance Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 2600 El Camino Real Loan documents.

Ground Rent Reserve - On each due date commencing in May 2021, the borrower is required to fund 1/12 of the ground rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period, which is currently $118,649.40.

Capital Expenditures Reserve - On each due date, if the amount contained in the capital expenditure reserve is less than $49,840.50, the borrower is required to fund $1,384.46 for capital expenditures.

Unfunded Obligations Reserve – The borrower is required to deposit into an unfunded obligations reserve an amount equivalent to any free or abated rent to which a tenant is entitled under a lease which is for a minimum of 5,000 rentable SF of office space, prior to the ability to include such amounts in the calculation of net operating income (as calculated under the 2600 El Camino Real loan documents) or to consider such new lease to be an approved substitute lease. In addition, if the WilmerHale tenant makes a demand upon the borrower for the payment of the additional TI allowance, the borrower is required to deposit the requested amount into the unfunded obligations reserve within 10 business days. If the borrower fails to timely deposit the requested amount, a 2600 El Camino Real Trigger Period will commence and excess cash flow is required to be deposited in the unfunded obligations reserve in accordance with the 2600 El Camino Real loan documents.

Lease Termination Payment Reserve - Upon the termination of a lease in whole or in part in connection with which the borrower receives termination proceeds, the borrower is required to fund a lease termination payment reserve.

Critical Tenant Reserve – Within 10 business days of receipt of written notice from the lender of the occurrence of a Critical Tenant Trigger Event, the borrower has the option to deposit with the lender a cash deposit or a letter of

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credit equal to the Critical Tenant Deposit Amount. To the extent the borrower fails to timely make such deposits, a 2600 El Camino Real Trigger Period will commence and all excess cash flow is required to be deposited into the Critical Tenant reserve in accordance with the 2600 El Camino Real loan documents.

A “Major Lease” means a lease that (i) when aggregated with all other leases with the same or affiliated tenant is expected to demise more than 16,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the 2600 El Camino Real Property, (iii) is with an affiliate of the borrower as tenant, or (iv) is entered into during the continuance of an event of default.

A “Critical Tenant” means (i) WilmerHale, (ii) Sand Hill Property Co. and (iii) any successor or future tenant which takes occupancy of all of a Critical Tenant Space pursuant to a Critical Tenant Lease.

A “Critical Tenant Deposit Amount” means (i) with respect to WilmerHale, $4,700,000; and (ii) with respect to any other Critical Tenant, an amount equal to one year of total base rent payable under the terms of its Critical Tenant Lease immediately prior to the occurrence of a Critical Tenant Trigger Event related to any such Critical Tenant.

A “Critical Tenant Lease” means: (i) the WilmerHale lease, (ii) the Sand Hill Property Co. lease and (iii) any future Lease which qualifies as a Major Lease under item (i) of the related definition.

A “Critical Tenant Space” means: (i) the approximate 46,910 square feet leased to WilmerHale, (ii) the approximate 11,229 square feet leased to Sand Hill Property Co. and (ii) the leased premises occupied by a future Critical Tenant pursuant to its Critical Tenant Lease.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease (a “Critical Tenant Bankruptcy Trigger Event”), and (b) ending on the earlier of (1) such case is dismissed 120 days after commencement without any material negative impact on the applicable Critical Tenant Lease (2) such Critical Tenant assumes its Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its Critical Tenant Lease or (3) the applicable Critical Tenant Lease is terminated and the entirety of the applicable Critical Tenant Space is leased to one or more approved substitute leases; (ii)(a) commencing when WilmerHale or any future Critical Tenant of a portion of the space currently occupied by WilmerHale whose lease is set to expire within 6 months of the maturity date of the 2600 El Camino Real Loan has not given notice to renew its Critical Tenant Lease as of the earlier of (1) the date required under its Critical Tenant Lease and (2) 12 months prior to the expiration of its Critical Tenant Lease (a “Critical Tenant Non-Renewal Trigger Event”) , and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its Critical Tenant Lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space, paying full monthly rent and being open for business or (2) the entirety of the Critical Tenant Space is leased to one or more approved substitute leases or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its Critical Tenant Lease or vacate a portion of its Critical Tenant Space, (2) goes dark, discontinues its operations or business in a portion of its Critical Tenant Space (excluding any temporary discontinuance of its business) (a “Critical Tenant Vacating Trigger Event”), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its Critical Tenant Space and is paying full monthly rent or (2) the entirety of the applicable Critical Tenant Space is leased to one or more approved substitute leases.

■	Lockbox and Cash Management. The 2600 El Camino Real Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 2600 El Camino Real Property to directly deposit all rents into a lender-controlled lockbox account. In addition, following the commencement of an initial cash management period, the borrower is required to cause all cash revenues relating to the 2600 El Camino Real Property and all other money received by the borrower or the property manager with respect to the 2600 El Camino Real Property (other than tenant security deposits) to be deposited into such lockbox account or during a continuing cash management period, a lender-controlled cash management account within two business days of receipt thereof. On each business day that no 2600 El Camino Real Trigger Period or event of default under the 2600 El Camino Real Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 2600 El Camino Real Trigger Period or event of default under the 2600 El Camino Real Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

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During the continuance of a 2600 El Camino Real Trigger Period caused solely by a Critical Tenant Trigger Event, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into the Critical Tenant reserve until the earlier of (i) the balance in the Critical Tenant reserve as a result of an individual Critical Tenant Trigger Event is equal to the appropriate Critical Tenant Deposit Amount or (ii) the applicable Critical Tenant disbursement conditions are satisfied as described in the 2600 El Camino Real Loan documents.

During the continuance of a 2600 El Camino Real Trigger Period caused solely by an additional TI allowance Trigger Event, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operated expenses are required to be deposited into to the unfunded obligations reserve until the amount reserved therein as a result of the additional TI allowance Trigger Event is, together with any separate deposit made by the borrower, equal to the additional TI allowance requested by WilmerHale.

A “2600 El Camino Real Trigger Period” means each period commencing (a) when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x (a “DSCR Trigger Event”), and ending when the debt service coverage ratio (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.25x, provided if, at the time of the occurrence of a DSCR Trigger Event, the borrower has timely made a deposit of cash or a letter of credit with the lender in an amount equal to the applicable Critical Tenant Deposit Amount as a result of the occurrence of a Critical Tenant Trigger Event, a 2600 El Camino Real Trigger Period under this subsection (a) will not commence until the applicable Critical Tenant disbursement conditions have been satisfied and the debt service coverage ratio as of such date is determined to be less than 1.25x, (b) if the financial reports required under the loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 2600 El Camino Real Trigger Period is ongoing, (c) upon the occurrence of a Critical Tenant Trigger Event and the failure of the borrower to timely deposit cash or a letter of credit with the lender in an amount equal to the appropriate Critical Tenant Deposit Amount in accordance with the loan documents and ending upon the earlier to occur of (y) the satisfaction of the applicable Critical Tenant disbursement conditions or (z) the balance of funds deposited in the Critical Tenant reserve as a result of an individual Critical Tenant Trigger Event is equal to the appropriate Critical Tenant Deposit Amount, and (d) upon any period from (i) the making of a demand by WilmerHale upon the borrower for the payment of any additional TI allowance in accordance with the WilmerHale lease and the borrower fails to deposit in the unfunded obligations account, within 10 business days, the entire amount of the additional TI allowance requested by WilmerHale (the “Additional TI Allowance Trigger Event”) and ending when in addition to any other deposits held in the unfunded obligations account, the amount of the requested additional TI allowance is on deposit in the unfunded obligations reserve.

■	Property Management. The 2600 El Camino Real Property is currently managed by Sand Hill Property Management LLC. Under the 2600 El Camino Real Loan documents, the 2600 El Camino Real Property is required to be managed by Sand Hill Property Management LLC or another property management company approved by the lender, which approval may not be unreasonably withheld, delayed or conditioned, with respect to which, if required by the lender, a rating agency confirmation has been received. The lender has the right to replace, or require the Borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 2600 El Camino Real Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval, (i) during the continuance of an event of default under the 2600 El Camino Real Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

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■	Ground Lease. The 2600 El Camino Real Property is subject to a ground lease with The Board of Trustees of the Leland Stanford Junior University dated November 1, 2016. The ground lease had an original term of 34.9 years. As of the Cut-off Date the basic annual rent was approximately $1,423,793, which is subject to adjustment on the tenth anniversary of the date of the commencement date and every ten years thereafter.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 2600 El Camino Real Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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175 PROGRESS PLACE

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175 PROGRESS PLACE

175 Progress Place
175 Progress Place
Cincinnati, OH 45246
Cincinnati
West Chester
Forest Park
Springdale
Sharonville
Green Hills
Woodlawn
Beckett Ridge Golf Club
Beckett Park
Union Centre Blvd
Princeton Glendale Rd
Brookside Cemetery
Eagle Tee Golf Center
Queen City
Streets Of West Chester
Mercy Health - Fairfield Hospital
Gilbert Farms Park
Point Pleasant Park
Fairfield Greens -North Trace
Fairfield Greens -South Trace
Winton Hills Park
Cincinnati Mills
Hidden Creek Golf Course
Crescentville Rd
Chamberlain Park
Forest View Park
Hilma Ross Memorial Park
Tri-county Mall
Princeton Plaza
Tri County Commons
Kemper Meadow Soccer Complex
Cassinelli Square
Central Park
Joseph H Kanter Park
Golden Tee At Tri County
Village Of Glendale City Park
Meadow Links
Wilton Woods Golf Course
Winton Woods Park
Glenview Golf Course
E Sharon Rd
Sharon Woods Golf Course
Webb Cower Park
Glenwood Gardens
Baxter Park
Glendale Milford Rd
Village Crossing
Woodlawn Municipal Park
Blue Ash Golf Course
Reading Rd
Springfield Pike
N Wayne Ave
Oak Park
Beech Grove Cemetery
Mt Healthy Park
Hilltop Park
Gardner Park
Vyo Park
Hamilton
Fairfield
OH
Pleasant Run
Sharonville
Highpoint
Landen
Northgate
Loveland
Greenhills
Blue Ash
Mt Healthy
Reading
Montgomery
Mamitown
Groesbeck
Hooven
Dent
Elmwood Place
Golf Manor
Kenwood
Milford
Bridgetown North
Cheviot
Terrace Park
Fairfax
Addyston
Cincinnati
Mariemont
Newtown
Summerside
Dayton
Bromley
Ludlow
Newport
Covington
KY
Florence

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175 PROGRESS PLACE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Cincinnati, Ohio		Cut-off Date Balance	$46,000,000
Property Type	Industrial		Cut-off Date Balance per SF	$49.36
Size (SF)	931,982		Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 3/1/2021	84.5%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2021	84.5%		Type of Security	Fee
Year Built / Latest Renovation	1964, 1972 / 2013		Mortgage Rate	3.82000%
Appraised Value	$75,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	12

Underwritten Revenues	$6,616,325
Underwritten Expenses	$1,925,080		Escrows(1)
Underwritten Net Operating Income (NOI)	$4,691,245			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,325,969		Taxes	$372,470	$62,078
Cut-off Date LTV Ratio	61.3%		Insurance	$0	Springing
Maturity Date LTV Ratio	49.9%		Replacement Reserve	$0	$10,873
DSCR Based on Underwritten NOI / NCF	1.82x / 1.68x		TI/LC(2)	$1,700,000	$19,416
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.4%		Other(3)	$866,848	$0

Estimated Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$46,000,000	100.0%	Loan Payoff	$37,000,533	80.4%
			Principal Equity Distribution	5,272,438	11.5
			Reserves	2,939,318	6.4
			Closing Costs	787,711	1.7
Total Sources	$46,000,000	100.0%	Total Uses	$46,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Monthly TI/LC deposits are required until such time as the total amount on deposit in the TI/LC reserve account equals $2,700,000.
(3)	Other Upfront reserves consist of unfunded obligations (approximately $770,442) and immediate repairs ($96,406).

■	The Mortgage Loan. The mortgage loan (the “175 Progress Place Loan”) is evidenced by a note in the original principal amount of $46,000,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an industrial flex building located in Cincinnati, Ohio (the “175 Progress Place Property”). The 175 Progress Place Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on March 19, 2021. The 175 Progress Place Loan has an interest rate of 3.82000% per annum. The proceeds of the 175 Progress Place Loan were used to refinance the 175 Progress Place Property, pay closing costs, fund reserves and return equity to the borrower sponsor.

The 175 Progress Place Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the 175 Progress Place Loan is April 6, 2031.

The 175 Progress Place Loan may be voluntarily prepaid in whole on or after the monthly payment date in January 2031 without payment of any prepayment premium or yield maintenance premium. Provided that no event of default under the 175 Progress Place Loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time on or after the second anniversary of the securitization closing date without payment of a prepayment premium.

■	The Mortgaged Property. The 175 Progress Place Property consists of 931,982 SF of industrial space located on approximately 61.62-acres in Cincinnati, Ohio. The 175 Progress Place Property was constructed in 1964 and 1972 and was renovated in 2013. Based on the underwritten rent roll dated March 1, 2021, the 175 Progress Place Property is currently 84.5% leased.

Procter & Gamble (284,209 SF; 30.5% of NRA; 21.4% of UW Base Rent) is the largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2017. Procter & Gamble is the world’s largest maker of consumer packaged goods and divides its business into five global segments that comprise its vast portfolio of hair, skin and personal, oral, family, feminine, fabric care, grooming, and baby care product lines. Its nearly 50 brands include Bounce, Crest, Gillette, Pampers, Pepto Bismol, Puffs, Old Spice, Swiffer, and Tide. Fabric and home care is P&G’s leading product category, accounting for about a third of sales. The company sells products in 180-plus countries, although the US is its largest market.

Product Fulfillment Solutions (167,103 SF; 17.9% of NRA; 12.5% of UW Base Rent) is the second largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2019. Product Fulfillment Solutions offers a full line of order fulfillment services and solutions. The company utilizes

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a consultative approach in working with customers and customize order fulfillment services and procedures to address the varying and unique requirements of products.

Macy’s Inc. (166,600 SF; 17.9% of NRA; 38.4% of UW Base Rent) is the third largest tenant based on NRA at the 175 Progress Place Property and has been a tenant at the 175 Progress Place Property since 2016. Macy’s Inc. is one of the nation’s premier omni-channel fashion retailers. The company comprises three retail brands, Macy’s, Bloomingdale’s and Bluemercury. Macy’s Inc. is headquartered in New York, New York.

COVID-19 Update. As of March 24, 2021, the 175 Progress Place Property is open and operating. Additionally, there have been no rent relief requests or lease modifications. The 175 Progress Place Loan is not subject to any modification or forbearance requests. The first payment date of the 175 Progress Place Loan is May 2021.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 175 Progress Place Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Macy’s Inc.	NR/B1/B+	166,600	17.9%	$1,880,246	38.4%	$11.29	4/30/2028	2, 5-year options
General Electric Aviation(4)	BBB/Baa1/BBB+	126,389	13.6	1,197,937	24.4	$9.48	11/30/2031	3, 5-year options
Procter & Gamble	NR/Aa3/AA-	284,209	30.5	1,051,122	21.4	$3.70	6/30/2027	2, 5-year options
Product Fulfillment Solutions	NR/NR/NR	167,103	17.9	613,268	12.5	$3.67	10/31/2024	None
Pacific Manufacturing Ohio	NR/NR/NR	43,266	4.6	158,354	3.2	$3.66	11/30/2022	None
Largest Owned Tenants		787,567	84.5%	$4,900,927	100.0%	$6.22
Remaining Owned Tenants		0	0.0	0	0.0	$0.00
Vacant Spaces (Owned Space)		144,415	15.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		931,982	100.0%	$4,900,927	100.0%	$6.22

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.
(4)	General Electric Aviation has not taken occupancy of approximately 66,389 square feet, representing approximately 52.5% of its space. If the borrower does not complete certain tenant improvements with respect to this space by the outside delivery date set forth in the lease, General Electric Aviation has the option to terminate its lease upon no later than 30 days’ notice following such outside delivery date. The relevant outside delivery date is not defined under the related lease documents.

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The following table presents certain information relating to the lease rollover schedule at the 175 Progress Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	43,266	4.6	4.6%	158,354	3.2	$3.66	1
2023	0	0.0	4.6%	0	0.0	$0.00	0
2024	167,103	17.9	22.6%	613,268	12.5	$3.67	1
2025	0	0.0	22.6%	0	0.0	$0.00	0
2026	0	0.0	22.6%	0	0.0	$0.00	0
2027	284,209	30.5	53.1%	1,051,122	21.4	$3.70	1
2028	166,600	17.9	70.9%	1,880,246	38.4	$11.29	1
2029	0	0.0	70.9%	0	0.0	$0.00	0
2030	0	0.0	70.9%	0	0.0	$0.00	0
2031	126,389	13.6	84.5%	1,197,937	24.4	$9.48	1
2032 & Thereafter	0	0.0	84.5%	0	0.0	$0.00	0
Vacant	144,415	15.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	931,982	100.0%		$4,900,927	100.0%	$6.22	5

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.

The following table presents certain information relating to historical occupancy at the 175 Progress Place Property:

Historical Leased %(1)(2)

2018	2019	2020	As of 3/1/2021
NAV	70.9%	84.5%	84.5%

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	As provided by the borrower and reflects physical occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 175 Progress Place Property:

Cash Flow Analysis(1)(2)

	2019	2020	TTM 1/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$2,881,823	$3,446,950	$3,481,745	$4,550,504	$4.88
Contractual Rent Steps(3)	0	0	0	350,424	0.38
Expense Reimbursements	1,131,751	1,110,400	1,121,780	1,263,520	1.36
Gross Up Vacancy	0	0	0	1,603,605	1.72
Other Income	551,770	392,903	477,355	451,878	0.48
Gross Revenue	$4,565,344	$4,950,253	$5,080,880	$8,219,930	$8.82
Vacancy & Credit Loss	0	0	0	(1,603,605)	(1.72)
Effective Gross Income	$4,565,344	$4,950,253	$5,080,880	$6,616,325	$7.10
Total Operating Expenses	1,946,494	1,876,378	1,856,657	1,925,080	2.07
Net Operating Income	$2,618,849	$3,073,875	$3,224,223	$4,691,245	$5.03
TI/LC	0	0	0	234,799	0.25
Capital Expenditures	0	0	0	130,477	0.14
Net Cash Flow	$2,618,849	$3,073,875	$3,224,223	$4,325,969	$4.64

(1)	Based on the underwritten rent roll dated March 1, 2021.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Contractual Rent Steps include contractual rent steps through January 1, 2022 for non-investment grade tenants and average annual rent steps for investment grade tenants.

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■	Appraisal. According to the appraisal, the 175 Progress Place Property had an “as-is” appraised value of $75,000,000 as of March 1, 2021.

■	Environmental Matters. According to a Phase I environmental report dated March 15, 2021, there was no evidence of any recognized environmental conditions at the 175 Progress Place Property.

■	Market Overview and Competition. The 175 Progress Place Property is located in Cincinnati, Ohio, within the Tri-County submarket. Transportation is available via Interstate 275 and Interstate 75, which both run north-south and U.S. Route 42, which runs east-west.

As of 2020, the Tri-County industrial submarket consists of 80,830,152 SF of industrial space with 1,593,562 SF of industrial space under construction. The vacancy rate in the Tri-County industrial submarket is 6.8% and has average asking rents of $4.58 per square foot. Since 2011, the submarket has added 10.0% of inventory, vacancy has dropped 3.3% and asking rents have grown 32.0%.

According to the appraisal, the average 2020 population within one, three, and five miles of the subject property are 3,015, 46,544, and 138,069, respectively, the average 2020 household income within one, three, and five miles of the subject property are $64,159, $76,405, and $94,954, respectively.

The following table presents comparable office sales to the 175 Progress Place Property:

Competitive Set – Comparable Properties(1)

Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price per SF
175 Progress Place(2) Cincinnati, OH	931,982	84.5%	N/A	N/A	N/A
5300 Kings Island Drive Mason, OH	143,330	100.0%	Jul-20	$9,344,388	$65
Governor’s Hill Portfolio Cincinnati, OH	267,354	50.0%	Apr-18	$17,075,000	$64
Liberty Mutual Fairfield, OH	270,506	100.0%	Dec-19	$17,250,000	$64
3100 Easton Square Columbus, OH	199,266	52.0%	Dec-20	$18,600,018	$93
Towers of Kenwood Cincinnati, OH	404,425	97.1%	May-19	$80,600,000	$199

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 1, 2021.

■	The Borrower. The borrower is Progress Place Subsidiary, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 175 Progress Place Loan. The borrower sponsors and non-recourse carveout guarantors under the 175 Progress Place Loan are Peter Murphy, Matthew O’Connor, Kevin Smith and Jonathan Stott.

■	Escrows. At origination of the 175 Progress Place Loan, the borrower deposited approximately (i) $372,470 into a real estate tax reserve account, (ii) $1,700,000 into a TI/LC reserve account, (iii) $770,442 into an unfunded obligations reserve account, and (iv) $96,406 into an immediate repairs reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $62,078).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 175 Progress Place Loan documents.

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $19,416 for tenant improvements and leasing commissions (subject to a cap of $2,700,000).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $10,873 for replacement reserves.

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■	Lockbox and Cash Management. The 175 Progress Place Loan is structured with a hard lockbox and springing cash management. At origination of the 175 Progress Place Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 175 Progress Place Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 175 Progress Place Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 175 Progress Place Loan; provided, however, at any time there are insufficient leasing reserve funds on deposit in the leasing reserve account to satisfy a disbursement request of the borrower pursuant to the terms and conditions of the 175 Progress Place Loan documents, so long as no event of default has occurred and is continuing, the lender will disburse excess cash flow funds to the borrower for such accretive tenant improvements and/or leasing commissions upon the satisfaction of the conditions set forth in the 175 Progress Place Loan documents as if such excess cash flow funds were leasing reserve funds. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 175 Progress Place Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.25x, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Procter & Gamble, (ii) Macy’s Inc., (iii) any tenant which, individually or when aggregated with all other leases at the 175 Progress Place Property with the same tenant or its affiliate, either (A) accounts for 25% or more of the total rental income for the 175 Progress Place Property, or (B) demises 25% or more of the square footage of the 175 Progress Place Property’s gross leasable area, (iv) any other tenants of the Specified Tenant space (or any portion thereof) occupied by the Specified Tenants referenced in clauses (i) or (ii) above, and (v) any parent company of such Specified tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) the Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (excluding closure due to health and safety purposes related to COVID) (unless the Specified Tenant Trigger Cure Conditions (as defined below) have been satisfied), (iii) Specified Tenant giving notice that it is terminating its lease for all or a portion equal to 25% or more of either (A) the total aggregate rental income, or (B) the aggregate square footage leased by the Specified Tenant (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding, and/or any Specified Tenant lease failing to otherwise be in full force and effect (unless the Specified Tenant Trigger Cure Conditions have been satisfied), (v) any bankruptcy or similar insolvency of the Specified Tenant, and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions thereof and of the 175 Progress Place Loan documents for a minimum term of five years, and (B) expire upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which shall include, without limitation, a duly executed estoppel certificate in form and substance acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions, or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 175 Progress Place Loan documents for a minimum renewal term of five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

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“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (b) in the event the Specified Tenant Trigger Period is due to clause (A)(ii) of the definition of Specified Tenant Trigger Period, (x) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) or (y) satisfaction of the Specified Tenant Trigger Cure Condition (as defined below), (c) in the event the Specified Tenant Trigger Period is due to clause (A)(iii) of the definition of Specified Tenant Trigger Period, (x) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect or (y) satisfaction of the Specified Tenant Trigger Cure Condition, (d) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (A)(vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms and conditions of the 175 Progress Place Loan documents for a minimum renewal term of five years, (e) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (f) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Trigger Cure Condition” shall mean that (i) a Trigger Period exists due solely to the occurrence of clause (A)(ii) or (A)(iii) of the definition of Specified Tenant Trigger Period (and not due to both or due to any other occurrence), and (ii) there is and remains an amount equal to at least the most recent contractual full and unabated annual base rent due under such Specified Tenant lease on deposit in the excess cash flow account.

■	Property Management. The 175 Progress Place Property is currently managed by First Highland Management and Development Corp. The lender has the right to terminate the management agreement and replace the property manager, or require the borrower to terminate the management agreement and replace the property manager if, among other things, (i) the property manager becomes insolvent or a debtor in (a) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (b) any voluntary bankruptcy or insolvency proceeding, (b) there exists a Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. At any time, the borrower may obtain the release of certain out lot parcel from the lien of the related mortgage without payment of a release price upon the satisfaction of the following conditions, among other conditions more fully set forth in the 175 Progress Place Loan documents, (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with such opinions as lender requests, (iii) if required by lender, the borrower delivers a rating agency confirmation, (iv) if at the time of the release, the 175 Progress Place Loan is included in a REMIC trust and the loan-to-value ratio of the remaining property would exceed 125% after such release, the borrower pays down the principal balance of the 175 Progress Place Loan by a “qualified amount” in accordance with the 175 Progress Place Loan documents, unless the lender receives an opinion of counsel in form and substance acceptable to the lender that, if the foregoing prepayment requirement is not followed, the applicable REMIC trust will not fail to maintain its status as a REMIC trust as a result of such release, (v) upon completion of the release, the debt service coverage ratio of the remaining property is not lesser than the greater of (A) the debt service coverage ratio of the entire 175 Progress Place Property as of the origination date of the 175 Progress Place Loan, and (B) the debt service coverage ratio of the entire 175 Progress Place Property immediately prior to the release.

■	Terrorism Insurance. The borrower is required to maintain the “all risk” insurance policy that provides terrorism insurance in an amount equal to the full replacement cost of the 175 Progress Place Property, as well as business interruption coverage in an amount equal to 100% of the projected gross income for the 175 Progress Place Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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780 Brookside Drive
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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GACC
Location (City/State)	Spencer, Indiana	Cut-off Date Balance		$39,725,850
Property Type	Industrial	Cut-off Date Balance per SF		$153.75
Size (SF)	258,375	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 4/6/2021	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/6/2021	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1986 / 2020	Mortgage Rate		3.29200%
Appraised Value(1)	$63,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$3,927,968
Underwritten Expenses	$117,839	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,810,129		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,776,540	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)	62.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	62.4%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.87x / 2.85x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$39,725,850	100.0%	Return of Equity(3)	$39,446,144	99.3%
			Closing Costs	279,706	0.7

Total Sources	$39,725,850	100.0%	Total Uses	$39,725,850	100.0%

(1)	In addition to the “As Is” appraised value set forth above, the appraisal concluded to a “Hypothetical Market Value “As Dark”” appraised value of $41.2 million as of March 5, 2021. Based on the “Hypothetical Market Value “As Dark”” appraised value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 96.4%.
(2)	See “—Escrows” below.
(3)	The borrower closed on the acquisition of the Boston Scientific Property (as defined below) for approximately $61.12 million on February 5, 2021, and when combined with origination costs of $279,706, the borrower’s sponsor’s remaining cash equity is approximately $21,390,829.

■	The Mortgage Loan. The Boston Scientific mortgage loan (the “Boston Scientific Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee interest in an industrial property comprised of two separate buildings located in Spencer, Indiana (the “Boston Scientific Property”). The Boston Scientific Loan is evidenced by a promissory note with an original principal balance and an outstanding principal balance as of the Cut-off Date of $39,725,850, representing approximately 3.3% of the Initial Pool Balance.

The Boston Scientific Loan was originated by DBR Investments Co. Limited on March 18, 2021. The Boston Scientific Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Boston Scientific Loan requires interest only payments on each due date through the scheduled maturity date in April 2031. The Boston Scientific Loan accrues interest at a fixed rate of 3.29200% per annum.

The Boston Scientific Loan proceeds were used to return equity to the borrower sponsor following its February 2021 acquisition of the Boston Scientific Property and pay origination costs. The Boston Scientific Loan may be voluntarily prepaid in whole beginning on April 6, 2023 with the payment of a prepayment fee equal to the greater of (i) 1.00% of the unpaid principal balance and (ii) a yield maintenance premium, and on and after December 6, 2030 may be voluntarily prepaid in whole without the payment of any prepayment fee. Provided no event of default under the Boston Scientific Loan documents is continuing, defeasance of the Boston Scientific Loan with direct, non-callable obligations of the United States of America or other obligations, which are “government securities” permitted under the loan documents is permitted at any time after the earlier of (a) the second anniversary of the securitization closing date and (b) March 18, 2024. In addition, if the Defaulted Property Conditions (as defined below) exist, the Boston Scientific Loan may be prepaid at any time following origination, together with the prepayment fee (if prior to the open period), and may be defeased at any time following the expiration of the defeasance lockout period, notwithstanding the existence of an event of default. “Defaulted Property Conditions” are deemed to exist to the extent that: (i) an event of default is continuing; (ii) either the lender has delivered notice to the borrower with respect to such event of default or has commenced exercising remedies in connection therewith; (iii) the borrower has demonstrated to the lender’s reasonable satisfaction that it has promptly and diligently pursued a cure of such event of default in accordance with the Boston Scientific Loan documents; and (iv) the borrower has been unable to effect a cure of such event of default.

■	The Mortgaged Property. The Boston Scientific Property is a recently renovated, Class A industrial / flex complex situated on an approximately 23.88-acre site in Spencer, Indiana. The Boston Scientific Property was originally built in 1986 as a 175,100 SF manufacturing facility and recently underwent a $26 million, 83,275 SF expansion to transform the facility into a 258,375 SF research and development campus that added office area, collaboration areas, a new and larger entrance, new fitness center and locker rooms, new cafeteria, Boston Scientific credit union, and break room area. The building improvements consist of two buildings that are fully sprinklered and feature eight to 27’ clear ceiling heights. There is a total of 139,041 SF (53.8% of total SF) of office space that consists of two-stories and features open

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office area, private offices, meeting rooms/collaborating areas, a cafeteria, fitness center, locker rooms, gown room and common areas. The site also features outdoor eating/seating areas and a gazebo area for the employees. Additionally, the facility features 101,067 SF (39.1% of total SF) of controlled environment manufacturing and storage space. As of April 6, 2021, the Boston Scientific Property is 100% occupied by Boston Scientific, a manufacturer and innovator of medical devices, on a 15-year absolute net lease that expires November 30, 2035. The Boston Scientific Property has 795 parking spaces.

Boston Scientific (“Boston Scientific”) (NYSE: BSX) (258,375 SF; 100.0% of NRA; 100.0% of UW Base Rent) was founded in 1979, and is a Fortune 500 (2020 rank: 296) manufacturer of medical devices. Boston Scientific carries an investment grade credit rating (Fitch: BBB / Moody’s: Baa2 / S&P: BBB-), and operates in six core business segments: Endoscopy, Interventional Cardiology, Neuromodulation, Peripheral Interventions, Rhythm Management, and Urology & Pelvic Health. As of December 2019, Boston Scientific employs approximately 36,000 people, 17,000 of whom work in the United States. Approximately 1,400 employees work at the Boston Scientific Property in Spencer, Indiana. The Boston Scientific Property is Boston Scientific’s main manufacturing facility for its Endoscopy and Urology and Pelvic Health divisions. As of December 31, 2020, Boston Scientific reported 18% of 2020 consolidated net sales attributed to Endoscopy and 13% of 2020 consolidated net sales attributed to Urology and Pelvic Health.

According to the borrower sponsor, Boston Scientific has occupied the Boston Scientific Property for over 35 years and has expanded its footprint five times since 1985, most recently in 2020 (83,275 SF). Boston Scientific recently signed a 15-year triple net lease that will expire on November 30, 2035, with an initial annual base rent of $13.90 per SF and 2.00% annual escalations. The entity on the lease is the investment grade rated Boston Scientific (Fitch: BBB / Moody’s: Baa2 / S&P: BBB-). According to the borrower sponsor, in connection with the 2020 expansion, Boston Scientific invested approximately $11.0 million of its own capital to build out the space. Boston Scientific has two, five-year renewal options, which represent a fully extended lease term of November 2045 and no termination options. Boston Scientific benefits from a 10-year tax abatement on a new office building, and other improvements at the Boston Scientific Property (including a new warehouse that was constructed in 2020, and certain personal property), which is subject to clawback provisions in certain circumstances.

COVID-19 Update. As of the April 6, 2021 underwritten rent roll, the Boston Scientific Property is 100.0% leased. The sole tenant is open and operational, and has not requested any lease modifications. The first payment date of the Boston Scientific Loan is May 6, 2021. As of April 6, 2021, the Boston Scientific Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the sole tenant at the Boston Scientific Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Boston Scientific	BBB / Baa2 / BBB-	258,375	100.0%	$3,590,605	100.0%	$13.90	11/30/2035	2, 5-year options
All Tenants		258,375	100.0%	$3,590,605	100.0%	$13.90
Vacant		0	0.0%	0	0.0%	0.00
Total / Wtd. Avg. All Owned Tenants		258,375	100.0%	$3,590,605	100.0%	$13.90

(1)	Based on the underwritten rent roll.

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The following table presents certain information relating to the lease rollover schedule at the Boston Scientific Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0%	0.0%	$0	0.0%	$0.00	0
2025	0	0.0%	0.0%	$0	0.0%	$0.00	0
2026	0	0.0%	0.0%	$0	0.0%	$0.00	0
2027	0	0.0%	0.0%	$0	0.0%	$0.00	0
2028	0	0.0%	0.0%	$0	0.0%	$0.00	0
2029	0	0.0%	0.0%	$0	0.0%	$0.00	0
2030	0	0.0%	0.0%	$0	0.0%	$0.00	0
2031	0	0.0%	0.0%	$0	0.0%	$0.00	0
2032 & Thereafter	258,375	100.0%	100.0%	$3,590,605	100.0%	$13.90	1
Vacant	0	0.0%	100.0%	$0	0.0%	$0.00	0
Total / Wtd. Avg.	258,375	100.0%		$3,590,605	100.0%	$13.90	1

(1)	Based on the underwritten rent roll.

The following table presents certain information relating to historical leasing at the Boston Scientific Property:

Historical Leased %(1)

2019	2020	As of 4/6/2021(2)
NAV	NAV	100.0%

(1)	Historical information is not available because the Boston Scientific Property was recently renovated in 2020 with the sole tenant taking occupancy of the renovated space in November 2020.
(2)	Based on the underwritten rent roll.

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Boston Scientific Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$3,590,605	$13.90
Rent Steps(2)	341,007	1.32
Reimbursements	117,839	0.46
Vacancy & Credit Loss(3)	(121,484)	(0.47)
Effective Gross Income	$3,927,968	$15.20

Management Fee	117,839	$0.46
Total Operating Expenses(4)	$117,839	$0.46

Net Operating Income	$3,810,129	$14.75
TI/LC	0	0.00
Capital Expenditures	33,589	0.13
Net Cash Flow	$3,776,540	$14.62

(1)	Historical financial information is not available because the Boston Scientific Property was recently renovated in 2020 with the sole tenant taking occupancy of the renovated space in November 2020. Boston Scientific’s lease was executed in 2018, and was modified to include the new space and extended for 15 years. The previous rent was $1,094,375; however, this historically did not include the expansion space, which is a Class A industrial / flex complex.
(2)	Represents rent steps through November 1, 2021.
(3)	Represents an underwritten economic vacancy of 3.0%.
(4)	Expenses are not underwritten because the sole tenant pays expenses directly under a NNN lease.

■	Appraisal. According to the appraisal, the Boston Scientific Property has an “as is” appraised value of $63,700,000 as of March 5, 2021. The “Hypothetical Market Value “As Dark”” is $41,200,000 as of March 5, 2021, which assumes that the existing lease has been terminated and the current tenant has vacated.

Appraisal Approach	“As Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$62,800,000	N/A	5.75%
Discounted Cash Flow Approach	$63,700,000	7.00%	6.00%(1)

(1)	Represents the terminal capitalization rate.

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■	Environmental Matters. The Phase I environmental report dated January 27, 2021 identified a recognized environmental condition at the Boston Scientific Property related to a superfund site in the vicinity of the Boston Scientific Property and the identification by the United States Environmental Protection Agency of the Boston Scientific Property as a potential contributor to the superfund site. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus for more information. In addition, an environmental indemnity agreement was entered into between the borrower, lender and related guarantors upon loan origination. See “—The Borrower” below.

■	Market Overview and Competition. The Boston Scientific Property is located within the Owen County submarket, which is an approximately one hour drive to the Indianapolis International Airport and Indianapolis central business district, and about a 25-minute drive to the Bloomington central business district.

According to the appraisal, the Bloomington metropolitan statistical area is home to a high concentration of research and development/life science companies, and has been the #1 small metropolitan statistical area in the medical devices and equipment category for specialized employment concentration for the last six years. For small metropolitan area drugs and pharmaceuticals employment, Bloomington ranks fifth highest in the United States and eighth highest for bioscience-related distribution. Major employers from the Bloomington area include Indiana University, Indiana University Health Bloomington, Cook Medical Group, Boston Scientific, Catalent Pharma, Kroger, and Baxter International Inc. The corporate headquarters for Cook Medical is located on the west side of Bloomington approximately 15 miles from the Boston Scientific Property and has a daytime employment total of over 4,200. The area is home to Indiana University, the largest university in Indiana with over 40,000 students. Interstate 69, which can be accessed via State Road 46 just south of the Boston Scientific Property, is the nearest thoroughfare, running from northeast to southwest through the State of Indiana, and running from Evansville to Fort Wayne into Michigan. Additionally, an interstate is in the process of being completed from Bloomington to Indianapolis. This is expected to elevate overall accessibility in the southwestern Indiana area. According to a third-party market research report, the estimated 2020 population within a one-, three-, and five-mile radius of the Boston Scientific Property was 2,134, 4,437, and 8,198, respectively. The 2020 average household income within a one-, three-, and five-mile radius was $49,058, $53,054, and $57,989. According to the appraisal, as of the fourth quarter of 2020, the Owen County submarket consisted of approximately 135,997 SF of industrial space with an overall market vacancy of 0.0%

The following chart displays six lease comparables for the Boston Scientific Property. Comparable buildings were built between 1950 and 2019 and comparable industrial leases range in size from 107,500 to 447,000 SF. Base rents at the comparable properties ranged between $9.70 and $15.34 per SF (net leases) with a weighted average of approximately $11.85 per SF (excluding the Boston Scientific Property). The appraisal concluded a market rent at the Boston Scientific Property of $13.75 per SF. The Boston Scientific Property has an in-place rent of $13.90 per SF.

Summary of Comparable Industrial Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Boston Scientific, Spencer, IN	Boston Scientific	258,375	Nov 2020(2)	180(2)	$13.90(2)
Snelling Office Plaza, Saint Paul, MN	Minnetronix Medical, Inc.	134,827	Aug 2020	84	$13.50
Elbit Systems of America, Roanoke, VA	Elbit Systems of America	162,946	Jun 2020	204	$15.34
PCI Pharma Services, Philadelphia, PA	Packaging Coordinators, Inc.	447,000	Nov 2019	240	$10.59
ComDoc Warehouse, North Canton, OH	ComDoc, Inc.	107,500	Jun 2019	120	$11.09
BorgWarner Technical Center, Noblesville, IN	BorgWamer	107,849	Aug 2018	180	$12.96
2100 Oaks Parkway, Belmont, NC	Valley Distribution	125,213	Jun 2018	120	$9.70

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll.

■	The Borrower. The borrowing entity for the Boston Scientific Loan is NM BSC, L.L.C., a newly formed special purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boston Scientific Loan. NM BSC, L.L.C. is 100.0% owned by NM NL Holdings, L.P., which is owned (i) 49.75% by New Mountain Net Lease Corporation, (ii) 49.75% by New Mountain Net Lease Partners Corporation and (iii) 0.5% by NM GP Holdco, L.L.C. New Mountain Net Lease Corporation is managed by Peter Kaplan, Jr. and Robert Hamwee and New Mountain Net Lease Partners Corporation is managed by Peter Kaplan, Jr. and Adam Weinstein. The borrower sponsor and non-recourse guarantors of the Boston Scientific Loan are New Mountain Net Lease Partners Corporation and New Mountain Net Lease Corporation (collectively, the “Sponsor”), affiliates of New Mountain Finance Corporation, which together with their affiliates, manage private equity, public equity and credit capital. New Mountain Finance Corporation (NASDAQ: NMFC) was founded in 1999 and has over $30 billion in assets under management and approximately 180 staff members. As of December 31, 2020, New Mountain Finance Corporation reported investment income of approximately $278.0 million. If either guarantor alone satisfies certain net worth and liquidity requirements, and also continues to control and own at least a 20% interest in

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BOSTON SCIENTIFIC

the borrower, then at the request of the other guarantor, the other guarantor may be released from its liabilities under the non-recourse carveout guaranty.

■	Escrows. On each due date, solely to the extent the Reserve Waiver Conditions (as defined below) or, in the case of insurance deposits, the Tenant Insurance Conditions (as defined) below, are not satisfied on such due date, the borrower is required to deposit (i) 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months, (ii) 1/12 of the estimated annual insurance premiums into an insurance reserve, (iii) approximately $2,779 into a replacement reserve account for capital expenditures (capped at $50,383) and (iv) approximately $12,874 into a rollover account (capped at approximately $231,745) for tenant improvements and leasing commissions that may be incurred.

“Reserve Waiver Conditions” mean (i) the Boston Scientific lease or a replacement triple net lease entered into in accordance with the loan documents is in full force and effect for the entirety of the Boston Scientific Property, (ii) no Boston Scientific Trigger Period (as described below) has occurred and is then continuing, (iii) the tenant under the applicable triple net lease is obligated to (a) pay all taxes and other charges, and any other assessments directly to the applicable governmental authority, (b) maintain insurance on the Boston Scientific Property which is an acceptable tenant policy (as described below in the definition of “Tenant Insurance Conditions”), (c) perform and pay for all capital expenditures at the Boston Scientific Property and (d) perform and pay for all other ongoing recurring operating expenses, (iv) such tenant performs such obligations in a timely manner, and (v) borrower has provided evidence of such timely performance if requested by the lender.

“Tenant Insurance Conditions” mean (i) no event of default has occurred and is then continuing, (ii) an acceptable tenant policy (that meets requirements set forth in the loan agreement and is approved by the lender in the lender’s reasonable discretion) is in full force and effect and (iii) the Reserve Waiver Conditions applicable to insurance are satisfied. The Boston Scientific Loan documents permit the borrower to rely on the tenant’s third party insurance (which otherwise meets the requirements of the loan documents) or, so long as the tenant, or any guarantor under the Boston Scientific lease maintains a rating of “BBB-“ or better by S&P, on a tenant program of self-insurance, with respect to all insurance coverages (or in the case of self-insurance, with respect to the commercial general liability, products / completed operations liability, business interruption and umbrella/excess liability insurance) required under the loan documents.

■	Lockbox and Cash Management. The Boston Scientific Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause tenants to deposit rents directly into a lender-approved lockbox account (the “Clearing Account”). In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Boston Scientific Property into the Clearing Account within one business day of receipt. Provided no Boston Scientific Trigger Period exists, funds deposited into the Clearing Account are required to be swept on a daily basis into the borrower’s operating account. Once a Boston Scientific Trigger Period occurs, the lender is required to open a lender-controlled deposit account, and so long as a Boston Scientific Trigger Period exists, all funds in the Clearing Account are required to be swept on a daily basis into the deposit account and applied and disbursed in accordance with the loan documents.

A “Boston Scientific Trigger Period” will commence upon the occurrence of (i) an event of default under the Boston Scientific Loan, (ii) the debt service coverage ratio is less than 1.20x on the last day of any calendar quarter (provided, however, that no Boston Scientific Trigger Period will be deemed to exist with respect to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), or (iii) the commencement of a Lease Sweep Period (as defined below); and will end if, (A) with respect to clause (i), the event of default under the Boston Scientific Loan has been cured in accordance with the express terms of the loan documents or borrower has otherwise tendered cure and such cure has been accepted by the lender or (B) with respect to clause (ii), the debt service coverage ratio is at least 1.25x for two consecutive calendar quarters or (C) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms thereof.

The “Collateral Cure Conditions” means a period in which the borrower deposits cash into an account with the lender (or delivers a letter of credit) in an amount sufficient, that, if the same were to be deducted from the principal balance of the Boston Scientific Loan (and assuming there were to be a corresponding reduction in debt service), the debt service coverage ratio is equal to or greater than 1.25x, to serve as additional collateral for the Boston Scientific Loan (the “DSCR Condition”) and thereafter, if the lender determines (in its reasonable discretion) that the collateral account or, as applicable, the amount of the letter of credit, is no longer sufficient to satisfy the DSCR Condition (as of the applicable date of determination), then in order to continue to satisfy the Collateral Cure Conditions, the borrower is required to deposit additional cash collateral or increase the amount of the letter of credit (as applicable) by an amount necessary such that the amount on deposit in the collateral account (or the amount of the letter of credit (as applicable)) is sufficient to satisfy the DSCR Condition. The collateral referenced in this definition is required to be returned to the

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BOSTON SCIENTIFIC

borrower, provided no Boston Scientific Trigger Period is ongoing, at such time as the debt service coverage ratio (without any imputed deduction to debt service for the aforementioned collateral) is equal to or greater than 1.25x for two consecutive calendar quarters).

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following: (a) the date required under the Boston Scientific lease (or a replacement lease that covers 25,000 or more SF of the Boston Scientific premises) (a “Lease Sweep Lease”) by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or the receipt by the borrower or the property manager of written notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof prior to its then current expiration date); (c) the date on which any tenant under a Lease Sweep Lease discontinues its business (i.e., “goes dark”) (other than a temporary discontinuance of business for a commercially reasonable time as the result of the performance of standard and customary alterations at the Boston Scientific Property or any temporary discontinuance relating to an ongoing restoration at the Boston Scientific Property) at all or any portion of the space representing all or a material portion of the aggregate square footage demised pursuant to the applicable Lease Sweep Lease or gives notice that it intends to discontinue its business at all or any portion of such space; provided, however, if a tenant pursuant to a Lease Sweep Lease sub-leases any portion of the premises to a sub-tenant, then so long as the Sublease Conditions (defined below) remain satisfied, such tenant will not be deemed to have “gone dark”; (d) upon a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period; (e) the occurrence of an insolvency proceeding of a tenant under a Lease Sweep Lease or its direct or indirect parent company and/or any guarantor of its obligations under its Lease Sweep Lease ; or (f) to the extent the applicable Lease Sweep Lease is set to expire on or before the date that is three years following the stated maturity date of the Boston Scientific Loan, a Lease Sweep Period will commence on the date that is twelve months prior to the stated maturity date of the Boston Scientific Loan.

A Lease Sweep Period will end upon the first to occur of the following: (A) in the case of clause (a) above, the date on which the applicable tenant (I) irrevocably exercises its renewal or extension option with respect to either (x) all of its premises or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Boston Scientific Property to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods with respect to such renewal or extension; (B) in the case of clause (b) above, the tenant irrevocably rescinds such notice to surrender, cancel or terminate the Lease Sweep Lease; (C) in the case of clauses (b), (d), and (e) above, (I) either (x) the entirety of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases or (y) a portion of the applicable premises, or applicable portion thereof, is leased pursuant to one or more qualified leases so as to cause the Boston Scientific Property to achieve a debt service coverage ratio of 1.20x, and (II) sufficient funds have been accumulated (or otherwise deposited) in the lease sweep account (during the continuance of the subject Lease Sweep Period) to cover all anticipated leasing expenses, free rent periods, and/or rent abatement periods with respect to such qualified leases and any shortfalls in required payments under the loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (D) in the case of clause (c) above, Boston Scientific (or a replacement tenant that occupies all or any portion of the Boston Scientific premises to avoid the trigger thresholds set forth in such clause (c) above) resumes operation of its business in the entirety of the applicable premises and continuously operates for at least 30 days and, if a notice to go dark was delivered (and the tenant did not discontinue its business as contemplated by said notice), the tenant irrevocably rescinds such notice to discontinue its business; (E) in the case of clause (c) above, the date on which the funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (including any lease termination payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount (as defined below) applicable to such space, or the borrower deposits an amount equal to the deficient amount for deposit into the lease sweep account, unless, in any such case, the applicable premises has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrower to incur expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in the lender’s determination, exceed the Lease Sweep Deposit Amount applicable to such premises (in which case the Lease Sweep Period in question will continue until the borrower satisfies clause (C) above); (F) in the case of clause (d) above, the date on which the subject default has been cured, and no other monetary or material non-monetary default under the Lease Sweep Lease occurs for a period of thirty days following such cure; (G) in the case of clause (e) above, either (a) the applicable insolvency proceeding has terminated or been dismissed and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (b) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender.

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BOSTON SCIENTIFIC

“Sublease Conditions” mean the following conditions are satisfied: (i) the Boston Scientific lease (or a replacement Lease Sweep Lease) is in full force and effect, the entirety of the Boston Scientific Property is demised pursuant to said Lease Sweep Lease, and the applicable Lease Sweep Lease is a “triple net” lease, (ii) the tenant pursuant to the applicable Lease Sweep Lease has sublet a portion of its Lease Sweep Space which represents no more than 25% of the leasable square footage of the Boston Scientific Property demised pursuant to the applicable Lease Sweep Lease (provided, however, a sublease to an Affiliate of Boston Scientific may demise more than the aforementioned 25% for so long as Boston Scientific remains the prime tenant pursuant to the Lease Sweep Lease) pursuant to one or more sub-leases which are in full force and effect and each subtenant thereunder is open for business in the entirety of the applicable subleased premises, and (iii) no subtenant pursuant to the aforementioned sublease(s) is in monetary or material non-monetary default (beyond notice and cure periods) pursuant to its sublease or is the subject of any insolvency proceeding.

“Lease Sweep Deposit Amount” means an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $10.50.

■	Property Management. The Boston Scientific Property is self-managed by the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Boston Scientific Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Boston Scientific Property, plus business interruption coverage in an amount equal to 100% of the projected gross revenue for the Boston Scientific Property until the completion of restoration or the expiration of 12 months, with a 90-day extended period of indemnity. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender is required to accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. The borrower may rely on the tenant’s third party insurance (which otherwise meets the requirements of the loan documents) with respect to terrorism coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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A-3-105

 1985 MARCUS

A-3-106

1985 MARCUS

1985 Marcus
1985 Marcus Avenue
New Hyde Park, NY 11042
Roslyn Estates
Thomaston
North Hills
Lake Success
Williston Park
New Hyde Park
Mineola
Bellerose
Garden City
Floral Park
Hempstead
South
Floral Park
Little Neck
Queens Village
North Shore University Hospital
Long Island Jewish Medical Center
Zucker Hillside Hospital
New York City Children's Center - Queens Campus
Creedmoor Psychiatric Center
NYU Winthrop Hospital
Adelphi University
Belmont Park Race Track
New Hyde Park Shopping Mall
Lake Success Shopping Center
Shopping Center
The Point at Garden City Park Shopping Mall
Hempstead Turnpike Shopping Corridor
Americana Manhasset
Manhasset Center
New York
Newark
Hempstead
Freeport
Valley Stream
Long Beach
Glen Cove

A-3-107

1985 MARCUS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	New Hyde Park, New York		Cut-off Date Balance(2)	$37,000,000
Property Type	Office		Cut-off Date Balance per SF(1)	$177.76
Size (SF)	312,210		Percentage of Initial Pool Balance	3.1%
Total Occupancy as of 3/9/2021	92.4%		Number of Related Mortgage Loans	None
Owned Occupancy as of 3/9/2021	92.4%		Type of Security	Fee
Year Built / Latest Renovation	1983 / 2019		Mortgage Rate	3.85600%
Appraised Value	$75,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP

Underwritten Revenues	$10,056,678
Underwritten Expenses	$4,756,558		Escrows(3)
Underwritten Net Operating Income (NOI)	$5,300,121			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,225,190		Taxes	$374,559	$187,280
Cut-off Date LTV Ratio(1)	74.0%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	58.5%		Replacement Reserve	$0	$6,504
DSCR Based on Underwritten NOI / NCF(1)	1.70x / 1.67x		TI/LC	$3,000,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.5% / 9.4%		Other(4)	$3,427,492	$0

Estimated Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$55,500,000	67.1%	Purchase Price	$75,000,000	90.7%
Principal’s New Cash Contribution	27,190,492	32.9	Reserves	6,802,051	8.2
			Closing Costs	888,441	1.1

Total Sources	$82,690,492	100.0%	Total Uses	$82,690,492	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 1985 Marcus Whole Loan (as defined below).
(2)	The Cut-off Date Principal Balance of $37,000,000 represents the controlling Note A-1 of the $55,500,000 1985 Marcus Whole Loan, which is evidenced by two pari passu notes. See “—The Mortgage Loan” below.
(3)	See “—Escrows” below.
(4)	Other Upfront reserves consist of unfunded obligations (approximately $3,422,872) and immediate repairs ($4,620).

■	The Mortgage Loan. The mortgage loan (the “1985 Marcus Loan”) is part of a whole loan (the “1985 Marcus Whole Loan”) consisting of two pari passu notes with an outstanding aggregate principal balance of $55,500,000 and is secured by a first mortgage encumbering the borrower’s fee interest in an office building located in New Hyde Park, New York (the “1985 Marcus Property”). The 1985 Marcus Loan, evidenced by the controlling note A-1, has an outstanding principal balance as of the cut-off Date of $37,000,000 and represents approximately 3.1% of the Initial Pool Balance. The 1985 Marcus Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on March 12, 2021. The 1985 Marcus Whole Loan has an interest rate of 3.85600% per annum. The proceeds of the 1985 Marcus Whole Loan and a principal new cash contribution were used to acquire the 1985 Marcus Property, pay origination costs and fund upfront reserves.

The 1985 Marcus Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 1985 Marcus Whole Loan requires payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the 1985 Marcus Whole Loan is April 6, 2031.

The 1985 Marcus Whole Loan may be voluntarily prepaid in whole (but not in part) on or after the due date in January 2031 without payment of any prepayment premium. Provided that no event of default under the 1985 Marcus Whole Loan is continuing, defeasance of the entire 1985 Marcus Whole Loan is permitted at any time on or after the first payment date following the earlier to occur of (a) the third anniversary of the origination date of the 1985 Marcus Whole Loan and (b) the second anniversary of the closing date of the securitization into which the last piece of the 1985 Marcus Whole Loan is deposited.

The table below summarizes the promissory notes that comprise the 1985 Marcus Whole Loan. The relationship between the holders of the 1985 Marcus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,000,000	$37,000,000	Benchmark 2021-B25	Yes
A-2	18,500,000	18,500,000	GSBI(1)	No
Total	$55,500,000	$55,500,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

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1985 MARCUS

■	The Mortgaged Property. The 1985 Marcus Property consists of 312,210 SF of Class A office space located on approximately 8.7-acres in New Hyde Park, New York. The 1985 Marcus Property was constructed in 1983 and renovated in 2019. Based on the underwritten rent roll dated March 9, 2021, the 1985 Marcus Property is currently 92.4% leased.

JPMorgan Chase (76,126 SF; 24.4% of NRA; 25.6% of UW Base Rent) is the largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2007. JPMorgan Chase is an American multinational investment bank and financial services holding company headquartered in New York City.

Integra MLTC, Inc. (38,474 SF; 12.3% of NRA; 14.4% of UW Base Rent) is the second largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2021. Integra MLTC, Inc. is located in Lake Success, New York, and is part of the nursing homes and long-term care facilities industry.

Garden City Group (28,533 SF; 9.1% of NRA; 11.3% of UW Base Rent) is the third largest tenant based on UW Base Rent at the 1985 Marcus Property and has been a tenant at the 1985 Marcus Property since 2010. Garden City Group (“GCG”) is a provider of class action settlement administrations, restructuring and bankruptcy matters, mass tort settlement programs, regulatory settlements, and data breach response programs in the United States and internationally. GCG has a staff including 700 employees including attorneys, paralegals, finance and banking experts, software engineers, in-house legal advertising specialists, graphic artists, and U.S.-based Contact Center professionals with a nationwide presence.

COVID-19 Update. As of March 31, 2021 the 1985 Marcus Property is open and most, if not all, office tenants are working remotely. For February and March 2021, 100% of the UW Base Rent payments were collected. As of March 30, 2021, the 1985 Marcus Whole Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 1985 Marcus Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
JPMorgan Chase(4)	AA-/A2/A-	76,126	24.4%	$2,219,073	25.6%	$29.15	Various(5)	None
Integra MLTC, Inc.(6)	NR/NR/NR	38,474	12.3	1,246,471	14.4	32.40	8/31/2031	None
Garden City Group	NR/NR/NR	28,533	9.1	978,203	11.3	34.28	5/31/2022	None
Hull & Company	NR/NR/NR	23,831	7.6	823,981	9.5	34.58	7/31/2028	None
PharMerica Corporation(7)	NR/NR/NR	22,500	7.2	718,425	8.3	31.93	1/31/2031	None
Entourage	NR/NR/NR	19,808	6.3	663,073	7.6	33.48	1/31/2031	None
Personal Touch(8)	NR/NR/NR	21,251	6.8	606,446	7.0	28.54	Various(9)	None
Landmark Health	NR/NR/NR	16,901	5.4	557,057	6.4	32.96	11/30/2030	None
NSLIJ	NR/NR/NR	14,157	4.5	381,091	4.4	26.92	1/31/2022	None
Edgeworks	NR/NR/NR	10,000	3.2	339,900	3.9	33.99	6/30/2026	None
Ten Largest Owned Tenants		271,581	87.0	$8,533,720	98.3%	$31.42
Remaining Owned Tenants(10)		16,821	5.4	148,216	1.7	$8.81
Vacant Spaces (Owned Space)		23,808	7.6	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		312,210	100.0%	$8,681,936	100.0%	$30.10

(1)	Calculated based on the approximate square footage occupied by each tenant.
(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated March 9, 2021 and rent steps through April 30, 2022.
(4)	JPMorgan Chase has a termination option effective May 1, 2027 with 12 months’ prior notice and payment of a termination fee.
(5)	JPMorgan Chase has a portion of space (55,445 SF) that expires on October 31, 2030 and a portion of space (20,681 SF) that expires on July 31, 2025.
(6)	Integra MLTC, Inc. has a termination option effective at any time after August 31, 2028 with 12 months’ notice.
(7)	PharMerica Corporation invested $400,000 in addition to TI allowance. Further, PharMerica Corporation has a termination option effective on the last day of the 94th month following the related lease commencement date (which was on June 1, 2020) with 12 months’ notice.
(8)	Personal Touch has one termination option for its leased space at Suite 202 effective March 31, 2025 with 12 months’ prior notice.
(9)	Personal Touch’s leases at Suite 202 and Suite LL 105 expire on February 29, 2028 and August 31, 2022, respectively.
(10)	Remaining Owned Tenants includes 5,115 SF of gym / conference room space and 4,390 SF of café space, neither of which pay any base rent.

A-3-109

1985 MARCUS

The following table presents certain information relating to the lease rollover schedule at the 1985 Marcus Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	9,505	3.0%	3.0%	$0	0.0%	$0.00	0
2021	0	0.0	3.0%	0	0.0	$0.00	0
2022	47,687	15.3	18.3%	1,451,938	16.7	$30.45	3
2023	0	0.0	18.3%	0	0.0	$0.00	0
2024	0	0.0	18.3%	0	0.0	$0.00	0
2025	20,681	6.6	24.9%	602,851	6.9	$29.15	1
2026	10,000	3.2	28.1%	339,900	3.9	$33.99	1
2027	7,316	2.3	30.5%	148,216	1.7	$20.26	1
2028	40,085	12.8	43.3%	1,337,783	15.4	$33.37	2
2029	0	0.0	43.3%	0	0.0	$0.00	0
2030	72,346	23.2	66.5%	2,173,279	25.0	$30.04	2
2031	80,782	25.9	92.4%	2,627,969	30.3	$32.53	3
2032 & Thereafter	0	0.0	92.4%	0	0.0	$0.00	0
Vacant	23,808	7.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	312,210	100.0%		$8,681,936	100.0%	$30.10	13

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated March 9, 2021 and rent steps through April 30, 2022.
(4)	MTM includes 5,115 SF of gym / conference room space and 4,390 SF of café space, neither of which pay any base rent.

The following table presents certain information relating to historical occupancy at the 1985 Marcus Property:

Historical Leased %(1)

2018	2019	2020	As of 3/9/2021
99.1%	86.4%	89.2%	92.4%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 1985 Marcus Property:

Cash Flow Analysis(1)

	2017	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$8,591,724	$8,529,019	$7,228,033	$5,443,128	$8,681,936	$27.81
Contractual Credit Rent Steps(3)	0	0	0	0	307,388	0.98
Expense Reimbursements	1,713,552	1,550,656	1,172,650	974,365	1,070,700	3.43
Gross Up Vacancy	0	0	0	0	473,236	1.52
Other Income	0	0	0	0	0	0.00
Gross Revenue	$10,305,276	$10,079,675	$8,400,683	$6,417,493	$10,533,259	$33.74
Vacancy & Credit Loss	(280,352)	(235,507)	(8,474)	(649,439)	(476,580)	(1.53)
Effective Gross Income	$10,024,924	$9,844,168	$8,392,209	$5,768,054	$10,056,678	$32.21
Total Operating Expenses	$5,221,543	5,529,551	5,207,605	4,818,470	4,756,558	15.24
Net Operating Income	$4,803,381	$4,314,617	$3,184,604	$949,584	$5,300,121	$16.98
TI/LC	0	0	0	0	0	0.00
Capital Expenditures	0	0	0	0	74,930	0.24
Net Cash Flow	$4,803,381	$4,314,617	$3,184,604	$949,584	$5,225,190	$16.74

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Underwritten Base Rent based on contractual rents as of March 9, 2021 and rent steps through April 30, 2022.
(3)	Underwritten Contractual Credit Rent Steps is the present value of credit tenant contractual rent steps over lease term. Credit tenants include JPMorgan Chase and Northwell Health.

A-3-110

1985 MARCUS

■	Appraisal. According to the appraisal, the 1985 Marcus Property had an “as-is” appraised value of $75,000,000 as of February 12, 2021.

■	Environmental Matters. According to a Phase I environmental report dated July 1, 2020, there is a recognized environmental condition at the 1985 Marcus Property in connection with potential groundwater impacts including, among other things, volatile organic compounds (VOCs), from prior manufacturing operations at the 1985 Marcus Property and certain nearby properties. According to the Phase I environmental report, Lockheed Martin has been identified as the responsible party and the borrower has no obligations with respect to the recognized environmental condition other than to provide Lockheed Martin with access to the 1985 Marcus Property to perform any necessary monitoring and remediation. See “Description of the Mortgage Pool—Environmental Conditions” in the Prospectus.

■	Market Overview and Competition. The 1985 Marcus Property is located in New Hyde Park, New York, within Nassau County. New Hyde Park lies within both the Town of Hempstead and the Town of North Hempstead. The village is in the western portion of the county, approximately three miles southwest of Mineola and 21 miles east of New York City.

According to the United States Department of Commerce’s Bureau of Economic Analysis, the New York metropolitan area had a $1.66 trillion gross metropolitan product, as of 2017. The regional area benefits from many industries, including finance, real estate, education, biotechnology, and manufacturing.

According to the appraisal, the average 2020 population within one, three, and five miles of the 1985 Marcus Property is 15,893, 211,494, and 598,331, respectively, and the average 2020 household income within one, three, and five miles of the subject property is $169,569, $148,036, and $136,430, respectively.

As of the first quarter of 2021 the Western Nassau submarket has a total office inventory of 13,483,561 SF with 1,072,775 SF vacant indicating a current vacancy rate of 8.0%. Based on the appraiser’s analysis of supply/demand trends and considering the 1985 Marcus Property’s actual performance, a general vacancy rate of 7.0% is concluded.

■	The Borrower. The borrower is 1985 Marcus RE LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1985 Marcus Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the 1985 Marcus Whole Loan is Abraham Grunhut.

■	Escrows. At loan origination, the borrower deposited (i) $3,422,871.80 into a reserve for certain unfunded obligations, such as unpaid tenant improvements, prepaid operating expenses, and free rent, (ii) $4,620 into a deferred maintenance reserve relating to, among other things, implementation of an asbestos operations and maintenance plan and the addition of certain van-accessible parking spaces, (iii) $374,559.10 into a tax reserve, and (iv) $3,000,000 into a tenant improvements and leasing commissions reserve.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $187,279.55).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 1985 Marcus Whole Loan documents.

Capital Expenditures Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $6,504.38.

TI/LC Reserve - On each due date, if and to the extent the amount contained therein is less than $1,170,787.50 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $32,521.88.

Critical Tenant Reserve – To the extent a 1985 Marcus Trigger Period occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the 1985 Marcus Whole Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant (as defined below) or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and the entirety of the

A-3-111

1985 MARCUS

applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing or substantially similar terms and is in occupancy of and operating in all or substantially all of its applicable space and paying full monthly rent and has provided an updated estoppel or (2) substantially all of the applicable leased premises are leased to one or more approved substitute leases; (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark or discontinues its operations in a material portion of its leased premises (excluding any temporary discontinuance of its operations), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its operations in its applicable space and is paying full monthly rent and has provided an updated estoppel or (2) substantially all of the applicable leased premises are leased to one or more approved substitute leases, or (iv) (a) commencing on the occurrence of an event of default by the borrower, as landlord, or a Critical Tenant under its lease beyond any applicable notice and cure period and (b) ending on the earlier of (1) the applicable event of default has been cured, in the reasonable discretion of the lender, and no events of default exist under the applicable Critical Tenant lease for a consecutive period of no less than three consecutive months or (2) the applicable Critical Tenant lease is terminated and substantially all of the applicable leased premises are leased to one or more approved substitute leases.

A “Critical Tenant” means (i) Integra MLTC, Inc., (ii) JPMorgan Chase, and (iii) any successor tenant under a lease that is expected to demise more than 30,000 SF.

■	Lockbox and Cash Management. The 1985 Marcus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 1985 Marcus Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 1985 Marcus Property and all other money received by the borrower or the property manager with respect to the 1985 Marcus Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no 1985 Marcus Trigger Period or event of default under the 1985 Marcus Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 1985 Marcus Trigger Period or event of default under the 1985 Marcus Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 1985 Marcus Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 1985 Marcus Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 1985 Marcus Whole Loan.

A “1985 Marcus Trigger Period” means each period commencing (a) when the debt yield (as calculated under the 1985 Marcus Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 6.75%, and ending when the debt yield (as calculated under the 1985 Marcus Whole Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 6.75%, (b) if the financial reports required under the 1985 Marcus Whole Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 1985 Marcus Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The 1985 Marcus Property is currently managed by CBRE, Inc. Under the related 1985 Marcus Whole Loan documents, the 1985 Marcus Property is required to be managed by CBRE, Inc. or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 1985 Marcus Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 1985 Marcus Whole Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

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1985 MARCUS

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 1985 Marcus Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-113

2501 SEAPORT

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Chester, Pennsylvania		Cut-off Date Balance	$34,000,000
Property Type	Office		Cut-off Date Balance per SF	$84.81
Size (SF)	400,890		Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 2/2/2021	79.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 2/2/2021	79.6%		Type of Security	Fee
Year Built / Latest Renovation	1919 / 2018		Mortgage Rate	3.81000%
Appraised Value	$61,800,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
			Borrower Sponsor	Jay Sugarman

Underwritten Revenues	$7,210,840
Underwritten Expenses	$3,427,854		Escrows
Underwritten Net Operating Income (NOI)	$3,782,986			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,047,159		Taxes	$300,378	$42,911
Cut-off Date LTV Ratio	55.0%		Insurance	$0	Springing
Maturity Date LTV Ratio	43.4%		Replacement Reserve	$0	$13,134
DSCR Based on Underwritten NOI / NCF	1.99x / 1.60x		TI/LC	$0	$41,759
Debt Yield Based on Underwritten NOI / NCF	11.1% / 9.0%		Other(1)	$1,146,420	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$12,952,461	38.1%
			Principal Equity Distribution	16,329,485	48.0
			Closing Costs	3,271,255	9.6
			Reserves	1,446,798	4.3
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%

(1)	Other Upfront reserves represent an unfunded obligations reserve (approximately $978,024), a deferred maintenance reserve ($104,813), and a Talen Energy reserve (approximately $63,583).

COVID-19 Update. As of March 22, 2021, the 2501 Seaport property is open and operational. During the coronavirus pandemic, the borrower sponsor executed rent deferment agreements with two tenants that represent 3.8% of net rentable area and 2.5% of underwritten base rent. February and March 2021 rent collections totaled 97.5%. As of March 22 2021, the 2501 Seaport mortgage loan is not subject to any modifications or forbearance requests. The 2501 Seaport mortgage loan has a first payment date of May 6, 2021.

The following table presents certain information relating to the major tenants at the 2501 Seaport property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Power Home Remodeling Group LLC	NR/NR/NR	180,720	45.1%	$3,849,867	58.5%	$21.30	12/31/2030	2, 5-year options
Keystone Sports & Entertainment LLC(4)	NR/NR/NR	36,418	9.1	583,753	8.9	16.03	8/31/2033	2, 5-year options(5)
Schenker, Inc.(6)	NR/NR/NR	20,240	5.0	445,280	6.8	22.00	10/31/2027	1, 5-year option
County of Delaware	NR/NR/NR	16,140	4.0	324,253	4.9	20.09	1/31/2026	1, 5-year option
SIG Combibloc, Inc.	NR/NR/NR	14,437	3.6	281,507	4.3	19.50	8/31/2022	1, 3-year option
DSV Air & Sea Inc.(7)	NR/NR/NR	9,735	2.4	243,375	3.7	25.00	2/29/2028	1, 5-year option
Covanta Energy LLC(8)	NR/NR/NR	7,760	1.9	184,300	2.8	23.75	10/31/2026	1, 5-year option
Agility Logistics Corp.	NR/NR/NR	5,850	1.5	140,400	2.1	24.00	8/31/2023	None
The Vertex Companies, Inc.	NR/NR/NR	5,530	1.4	129,955	2.0	23.50	5/15/2028	1, 5-year option
Mita Automotive Group, Inc.(9)	NR/NR/NR	8,698	2.2	121,460	1.8	13.96	6/30/2022	None
Ten Largest Owned Tenants		305,528	76.2%	$6,304,149	95.9%	$20.63
Remaining Owned Tenants		13,574	3.4	272,521	4.1	20.08
Vacant Spaces (Owned Space)		81,788	20.4	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		400,890	100.0%	$6,576,670	100.0%	$20.61

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Based on the underwritten rent roll dated February 2, 2021.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through March 1, 2022.
(4)	Keystone Sports & Entertainment LLC has 23,060 SF expiring on August 31, 2033 and 13,358 SF expiring on March 31, 2041.
(5)	Keystone Sports & Entertainment LLC has 2, 5-year options that are applicable to the 13,358 SF space.
(6)	Schenker, Inc. has the option to terminate its lease on October 31, 2025, provided that the tenant provides written notice to the landlord on or before November 1, 2024 and payment of a termination fee of $190,000.
(7)	DSV Air & Sea Inc. has a one-time option to terminate its lease on March 1, 2026 with nine months’ notice.

(8)	Covanta Energy LLC has the option to terminate its lease on November 1, 2024, provided that the tenant provides notice by November 1, 2023 and payment of a termination fee equal to the landlord’s unamortized leasing costs.

(9)	Mita Automotive Group, Inc. has 2,493 SF expiring on August 31, 2021 and 6,205 SF expiring on June 30, 2022.

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2501 SEAPORT

The following table presents certain information relating to the lease rollover schedule at the 2501 Seaport property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	484	0.1%	0.1%	$4,800	0.1%	$9.92	1
2021	2,493	0.6	0.7%	0	0.0	$0.00	1
2022	20,642	5.1	5.9%	402,967	6.1	$19.52	2
2023	9,163	2.3	8.2%	218,752	3.3	$23.87	2
2024	8,546	2.1	10.3%	160,440	2.4	$18.77	2
2025	0	0.0	10.3%	0	0.0	$0.00	0
2026	25,131	6.3	16.6%	537,481	8.2	$21.39	3
2027	20,240	5.0	21.6%	445,280	6.8	$22.00	1
2028	15,265	3.8	25.4%	373,330	5.7	$24.46	2
2029	0	0.0	25.4%	0	0.0	$0.00	0
2030	180,720	45.1	70.5%	3,849,867	58.5	$21.30	1
2031	0	0.0	70.5%	0	0.0	$0.00	0
2032 & Thereafter	36,418	9.1	79.6%	583,753	8.9	$16.03	2
Vacant	81,788	20.4	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	400,890	100.0%		$6,576,670	100.00%	$20.61	17

(1)	Based on the underwritten rent roll dated February 2, 2021.
(2)	Calculated based on the approximate square footage occupied by each owned tenant.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through March 1, 2022.

The following table presents certain information relating to historical occupancy at the 2501 Seaport property:

Historical Leased %(1)(2)

2018	2019	2020	As of 2/2/2021
65.1%	74.7%	75.7%	79.6%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated February 2, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 2501 Seaport property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent	$5,133,662	$5,983,161	$4,982,815	$6,418,687	$16.01
Contractual Rent Steps(3)	0	0	0	157,983	0.39
Vacant Income	0	0	0	1,607,568	4.01
Reimbursements	179,304	266,315	208,741	97,818	0.24
Vacancy & Credit Loss	(447,770)	(513,764)	(261,875)	(1,607,568)	(4.01)
Other Income	596,146	658,535	1,195,932	536,352	1.34
Effective Gross Income	$5,461,342	$6,394,247	$6,125,613	$7,210,840	$17.99
Total Operating Expenses	3,087,542	3,374,945	2,838,929	3,427,854	8.55
Net Operating Income	$2,373,800	$3,019,302	$3,286,684	$3,782,986	$9.44
TI/LC	0	0	0	578,215	1.44
Capital Expenditures	0	0	0	157,612	0.39
Net Cash Flow	$2,373,800	$3,019,302	$3,286,684	$3,047,159	$7.60

(1)	Based on underwritten rent roll dated February 2, 2021.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Contractual Rent Steps include $157,983 underwritten for various tenants through March 1, 2022.

A-3-115

100 BRADLEY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Blauvelt, New York	Cut-off Date Balance	$32,500,000
Property Type	Self Storage	Cut-off Date Balance per SF	$243.36
Size (SF)(1)	133,545	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 1/19/2021(2)	83.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/19/2021(2)	83.7%	Type of Security	Fee
Year Built / Latest Renovation	1983, 2003 / 2017-2018	Mortgage Rate	3.69000%
Appraised Value	$51,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24
Borrower Sponsor	Steven J. Guttman

Underwritten Revenues	$4,355,636
Underwritten Expenses	$1,251,342	Escrows
Underwritten Net Operating Income (NOI)	$3,104,295	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,089,330	Taxes	$240,642	$35,862
Cut-off Date LTV Ratio	63.7%	Insurance	$0	Springing
Maturity Date LTV Ratio	53.2%	Replacement Reserve	$0	$1,042
DSCR Based on Underwritten NOI / NCF	1.73x / 1.72x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.6% / 9.5%	Other(3)	$902,646	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Amount	$32,500,000	100.0%	Loan Payoff	$7,017,496	21.6%
Principal Equity Distribution	23,462,871	72.2
Upfront Reserves	1,143,288	3.5
Closing Costs	876,345	2.7
Total Sources	$32,500,000	100.0%	Total Uses	$32,500,000	100.0%

(1)	The Size (SF) represents the total SF of net rentable area. The 100 Bradley property consists of private art storage space measured on a SF basis (59,860) and managed art storage space measured on a cubic feet basis (474,352).
(2)	Occupancy represents the occupancy percentage for the private art storage space (measured in SF). The managed storage space is measured in cubic feet and as of the January 19, 2021 underwritten rent roll is 43.1% leased.
(3)	The Upfront Other Escrows consists of (i) $599,635 for a debt service reserve, (ii) $213,011 for a reserve for payments to reimburse a borrower affiliate for payments made by such affiliate under a profit sharing arrangement related to the transfer to the 100 Bradley property of art storage tenants from a Fortress art storage facility, and (iii) $90,000 for a reserve for repair of a transformer located on the property.
(4)	The borrower sponsor acquired a ground leasehold interest in the 100 Bradley property in 2016 pursuant to an approximately 99-year ground lease. Between 2017 and 2018, the borrower sponsor redeveloped the 100 Bradley property from industrial use to art storage use for a total cost of approximately $11.7 million. On December 23, 2020, the borrower sponsor purchased the fee interest in the 100 Bradley property for approximately $15.875 million. The 100 Bradley loan was used to refinance existing debt, fund upfront reserves, pay closing costs and recapitalize the sponsor.

COVID-19 Update. As of March 29, 2021, the 100 Bradley property is open and operational. One tenant (34,001 cubic feet.; 7.2% of managed storage NRA; 14.8% of managed storage UW Base Rent) requested and was granted rent relief from May through July 2020, but no discounts were given, and repayment was made in full from September to December 2020. According to the borrower sponsor, collections were 87.0% and 88.0% for February and March of 2021, respectively. Due to the unique nature of the managed art storage space, it takes two to three months for the statement to accurately reflect the accounts receivable balance. In December 2020 and January 2021, the collections rate averaged 95.0% once the account receivables were fully compiled. As of March 29, 2021, the 100 Bradley mortgage loan is not subject to any modification or forbearance requests.

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100 BRADLEY

The following table presents certain information relating to the unit mix at the 100 Bradley property:

Private Art Storage(1)
Total Sq. Ft.	Units	U/W Base Rent	% of Total U/W Base Rent	Leased SF	Leased Percentage	Avg. Rent PSF
59,860	74	$2,512,546	57.4%	50,090	83.7%	$50.16

Managed Art Storage(1)(2)(3)
Total Cubic Feet	Units	U/W Base Rent	% of Total U/W Base Rent	Leased Cubic Feet	Leased Percentage	Avg. Rent Per Cubic Foot
474,352	NAP	$1,862,641	42.6%	204,532	43.1%	$9.11

(1)	Based on the underwritten rent roll dated January 19, 2021.
(2)	Managed art storage units are measured and rented upon a per cubic foot basis.
(3)	The 100 Bradley property was designed to permit use by individual owners, artists, galleries and museums that can both store and showcase artwork. Museum clients use the facility to store and ship pieces back and forth. Galleries can set up private viewings and conduct business in New York, while artists can manage and show their own artwork to individual collectors and galleries. The property’s tenant composition is diversified and, in addition to galleries and museums, includes financial firms, fashion galleries and individuals.

The following table presents certain information relating to historical occupancy at the 100 Bradley property:

Historical Leased%(1)(2)

2017	2018	2019	As of 1/19/2021(3)
45.4%	68.2%	71.1%	83.7%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.
(2)	Occupancy represents the occupancy percentage for the private art storage space (measured in SF). The managed art storage space is measured in cubic feet and as of the January 19, 2021 underwritten rent roll is 43.1% leased.
(3)	Based on the underwritten rent roll dated January 19, 2021.

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100 BRADLEY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 Bradley property:

Cash Flow Analysis

	2017 (1)	2018 (1)	2019 (1)	TTM 11/30/2020(2)	Underwritten(2)	Underwritten $ per SF(3)
Base Rent - Private Storage	$318,158	$1,294,394	$1,833,904	$2,408,935	$2,512,546	$18.81
Base Rent - Managed Storage	174,214	777,847	1,270,323	1,707,645	1,862,641	13.95
Value of Vacant Space - Private Storage	1,678,070	1,052,879	993,493	852,086	490,063	3.67
Value of Vacant Space - Managed Storage	2,425,828	2,787,602	2,784,268	2,523,986	2,428,378	18.18
Gross Potential Rent	$4,596,270	$5,912,722	$6,881,988	$7,492,652	$7,293,627	$54.62

Viewing Room Income	$0	$10,600	$23,700	$17,600	$17,600	$0.13
Miscellaneous Income	2,506	0	0	0	0	0.00
Net Rental Income	$4,598,776	$5,923,322	$6,905,688	$7,510,252	$7,311,227	$54.75
Vacancy - Private Storage	(1,678,070)	(1,052,879)	(993,493)	(852,086)	(490,063)	(3.67)
Vacancy - Managed Storage	(2,425,828)	(2,787,602)	(2,784,268)	(2,523,986)	(2,428,378)	(18.18)
Abatements	(61,415)	(51,539)	(32,782)	(37,150)	(37,150)	(0.28)
Effective Gross Income	$433,463	$2,031,301	$3,095,145	$4,097,029	$4,355,636	$32.62

Real Estate Taxes	$355,068	$372,737	$383,322	$399,568	$410,277	$3.07
Insurance	63,298	66,226	62,300	65,360	65,360	0.49
Management Fee	144,900	165,250	187,792	234,799	261,338	1.96
Other Operating Expenses	728,332	1,021,811	1,347,948	1,276,642	514,366	3.85
Total Expenses	$1,291,598	$1,626,024	$1,981,361	$1,976,370	$1,251,342	$9.37

Net Operating Income	($858,135)	$405,278	$1,113,784	$2,120,660	$3,104,295	$23.25
Capital Expenditures	0	0	0	0	14,965	0.11
Net Cash Flow	($858,135)	$405,278	$1,113,784	$2,120,660	$3,089,330	$23.13

(1)	The 100 Bradley property was redeveloped between 2017 and 2018 and in a period of lease up stabilization.
(2)	Underwritten Net Operating Income is higher than the TTM 11/30/2020 Net Operating Income due to additional lease up and stabilization of the 100 Bradley property. Since November 2019, approximately 28 leases totaling 11,395 SF (approximately 19.0% of private NRA) have been signed for rents between $36.58 PSF and $90.49 PSF, compared to when the 100 Bradley property first began lease up at $39.05 PSF in March 2017. In addition, the borrower initially had a ground leasehold interest in the 100 Bradley property, but purchased the fee interest as part of a 1031 exchange in December 2020. As of the trailing 12-month period ending on November 30, 2020, the ground lease expense was $762,275.
(3)	Underwritten $ per SF calculations are based on 133,545 SF of net rentable area.

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A-3-119

618 BUSHWICK

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JPMCB
Location (City/State)	Brooklyn, New York		Cut-off Date Balance		$30,000,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$303,030.30
Size (Units)	99		Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 3/9/2021	93.9%		Number of Related Mortgage Loans		None
Owned Occupancy as of 3/9/2021	93.9%		Type of Security		Fee
Year Built / Latest Renovation	1968 / 2017		Mortgage Rate		4.00400%
Appraised Value	$51,400,000		Original Term to Maturity (Months)		84
Appraisal Date	12/9/2020		Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)	84
			Borrower Sponsors	Cayuga Capital Management LLC
				and Wildenstein & Co
Underwritten Revenues	$2,844,830
Underwritten Expenses	$608,803		Escrows
Underwritten Net Operating Income (NOI)	$2,236,027			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,211,277		Taxes	$27,390	$6,847
Cut-off Date LTV Ratio	58.4%		Insurance	$6,784	$6,784
Maturity Date LTV Ratio	58.4%		Replacement Reserve	$2,063	$2,063
DSCR Based on Underwritten NOI / NCF	1.84x / 1.82x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.5% / 7.4%		Other(1)	$15,000	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$30,000,000	100.0%	Payoff Existing Debt	$25,551,553(2)	85.2%
			Closing Costs	2,695,998	9.0
			Upfront Reserves	51,237	0.2
			Principal Equity Distribution	1,701,212	5.7
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	Other Upfront escrows represents a $15,000 Municipal Violations Reserve deposited by the borrower at loan origination in connection with certain municipal code violations as noted by New York City Department of Building, Housing Preservation and Development, and Environmental Control Board for which the aggregate estimated cost of curing already assessed penalties for certain violations is $15,000. This reserve only covers the penalties already assessed at closing, but not any additional costs. The borrower is required to cure the open municipal violations within one year following the loan origination date.

(2)	The existing debt is with J.P. Morgan Commercial Bank.

COVID-19 Update. As of April 1, 2021, the 618 Bushwick property is open and operational. According to the loan sponsor, collections were 100.0% and 97.0% for February and March of 2021, respectively. As of April 1, 2021, the 618 Bushwick mortgage loan is not subject to any modification or forbearance requests.

The following tables presents certain information relating to the units and rent at the 618 Bushwick property:

Multifamily Unit Mix(1)

Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	In-Place Average Rent per Month
1 Bedroom/1 Bath	47	47.5%	42	89.4%	575	$2,379
2 Bedroom/1 Bath	37	37.4%	37	100.0%	651	$2,903
1 Bedroom/1.5 Bath	6	6.1%	5	83.3%	731	$2,645
2 Bedroom/1.5 Bath	2	2.0%	2	100.0%	887	$3,022
Studio	7	7.1%	7	100.0%	501	$2,189
Total / Wtd. Avg.	99	100.0%	93	93.9%	614	$2,601

(1)	Based on the underwritten rent roll dated March 9, 2021.

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618 BUSHWICK

Multifamily Unit Mix Breakdown(1)

Market Rate					Affordable
Unit Type	Units	Monthly Avg.	Annual	Average SF	Units	Monthly Avg.	Annual	Average SF
1 Bedroom/1 Bath	31	$2,574	$957,396	574	16	$2,141	$411,048	575
2 Bedroom/1 Bath	25	$3,143	$943,020	667	12	$2,596	$373,824	617
1 Bedroom/1.5 Bath	6	$2,737	$197,088	731	0	$0	$0	0
2 Bedroom/1.5 Bath	2	$3,022	$72,528	887	0	$0	$0	0
Studio	5	$2,228	$133,692	507	2	$2,092	$50,196	486
Total / Wtd. Avg.	69	$2,782	$2,303,724	626	30	$2,320	$835,068	586

(1)	Based on the borrower rent roll dated March 9, 2021.

The following table presents certain information relating to historical leasing at the 618 Bushwick property:

Historical Leased %(1)(2)

2019	2020	As of 3/9/2021(2)
71.7%	94.4%	93.9%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated March 9, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the 618 Bushwick property:

Cash Flow Analysis(1)

	2019	2020	TTM 2/28/2021	Underwritten	Underwritten $ per Unit
Residential Income	$2,466,725	$2,868,352	$2,889,983	$2,902,752	$29,320.73
Vacant Income	0	0	0	198,000	2,000.00
Gross Potential Rent	$2,466,725	$2,868,352	$2,889,983	$3,100,752	$31,320.73

Total Reimbursements	0	0	0	0	0
Net Rental Income	$2,466,725	$2,868,352	$2,889,983	$3,100,752	$31,320.73
Vacancy	0	0	0	(198,000)	(2,000.00)
Credit Loss	0	(3,299)	(3,299)	0	0
Concessions	(192,633)	(144,579)	(140,877)	(121,209)	(1,224.34)
Other Income	75,669	70,563	63,287	63,287	639.26
Effective Gross Income	$2,349,761	$2,791,037	$2,809,094	$2,844,830	$28,735.65

Total Expenses	627,145	600,206	612,250	608,803	6,149.53
Net Operating Income	$1,722,616	$2,190,831	$2,196,843	$2,236,027	$22,586.13
Replacement Reserves	10,692	6,298	5,983	24,750	250.00
Net Cash Flow	$1,711,924	$2,184,533	$2,190,860	$2,211,277	$22,336.13

(1)	Based on the underwritten rent roll dated March 9, 2021.

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618 BUSHWICK

The following table presents certain information relating to the primary competition for the 618 Bushwick property:

Directly Competitive Buildings(1)(2)

	618 Bushwick(3)	16 Charles Place	557 Hart Street	150 Union Avenue	The Stanwix	Denizen Y & Denizen X
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built / Latest Renovation	1968/2017	2017	2017	2015	2019	2019
Number of units	99	39	18	96	95	909
Occupancy	93.9%	87%	78%	96%	97%	95%
Unit size (SF):
Studio	501	500	475	485	535	400
Bedroom/1 Bath	575	NAP	NAP	538	505	NAP
1 Bedroom/1.5 Bath	731	NAP	NAP	538	NAP	NAP
2 Bedroom/1 Bath	651	NAP	NAP	754	575	NAP
2 Bedroom/1.5 Bath	887	NAP	NAP	754	NAP	NAP
Rent per month:
Studio	$2,189	$2,350	$2,200	$2,510	$2,300	$2,450
1 Bedroom/1 Bath	$2,379	NAP	NAP	$2,945	$2,400	NAP
1 Bedroom/1.5 Bath	$2,645	NAP	NAP	$2,945	NAP	NAP
2 Bedroom/1 Bath	$2,903	NAP	NAP	$3,480	$3,125	NAP
2 Bedroom/1.5 Bath	$3,022	NAP	NAP	$3,480	NAP	NAP

	Castle Braid Apartments	169 Graham Avenue	The Milo	1329 Myrtle Avenue	338 Melrose Street	889 Bushwick Avenue
Location	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built / Latest Renovation	2006	2017	2019	1910/2017	1931/2013	2018
Number of units	144	27	37	15	6	55
Occupancy	99%	100%	95%	87%	67%	87%
Unit size (SF):
Studio	NAP	NAP	NAP	NAP	NAP	NAP
1 Bedroom/1 Bath	800	582	650	NAP	NAP	NAP
1 Bedroom/1.5 Bath	900	582	NAP	615	NAP	625
2 Bedroom/1 Bath	1,000	733	820	NAP	NAP	NAP
2 Bedroom/1.5 Bath	1,000	733	NAP	725	875	NAP
Rent per month:
Studio	NAP	NAP	NAP	NAP	NAP	NAP
1 Bedroom/1 Bath	$2,400	$2,950	$2,750	NAP	NAP	NAP
1 Bedroom/1.5 Bath	$2,600	$2,950	NAP	$2,540	NAP	$2,650
2 Bedroom/1 Bath	$2,500	$3,400	$3,495	NAP	NAP	NAP
2 Bedroom/1.5 Bath	$3,000	$3,400	NAP	$3,000	$3,200	NAP

(1)	Source: Appraisal.

(2)	The Directly Competitive Buildings chart represents information for market rate units.

(3)	The Number of units, Occupancy, Unit Size (SF) and Rent per month figures for the subject property are based off of the underwritten rent roll dated March 9, 2021.

Unit Rent Conclusions(1)

Unit Type	Appraisal Conclusion
Studio – Market Rate	$2,400

1 Bedroom/1 Bath – Market Rate	$2,700

1 Bedroom/1.5 Bath – Market Rate	$3,000

2 Bedroom/1 Bath – Market Rate	$3,200

2 Bedroom/1.5 Bath – Market Rate	$3,500

(1)	Source: Appraisal.

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A-3-123

AMAZON CAMPBELLSVILLE FULFILLMENT CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	Campbellsville, Kentucky		Cut-off Date Balance		$29,250,000
Property Type	Industrial		Cut-off Date Balance per SF		$40.23
Size (SF)	727,000		Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 4/6/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/6/2021	100.0%		Type of Security		Fee
Year Built / Latest Renovation	1994 / 1999, 2015		Mortgage Rate		3.78000%
Appraised Value	$48,700,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsor	Edmund C. Wideman III, Matthew M. Wideman and Christopher D. Wideman
Underwritten Revenues	$3,161,168
Underwritten Expenses	$658,226		Escrows
Underwritten Net Operating Income (NOI)	$2,502,942			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,381,718		Taxes	$0	Springing
Cut-off Date LTV Ratio	60.1%		Insurance	$0	Springing
Maturity Date LTV Ratio	60.1%		Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.23x / 2.12x		TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.1%		Other(1)	$928,610	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$29,250,000	62.1%	Purchase Price	$45,000,000	95.5%
Principal’s New Cash Contribution	16,136,381	34.3	Origination Costs	1,166,376	2.5
Other Sources	1,708,605	3.6	Reserves	928,610	2.0

Total Sources	$47,094,986	100.0%	Total Uses	$47,094,986	100.0%

(1)	Other Upfront Reserves consist of (i) a $565,110 debt service reserve and (ii) $363,500 for an unfunded obligations reserves.

COVID-19 Update. As of April 6, 2021, the Amazon Campbellsville Fulfillment Center property is open and operational. The tenant is current on rent through March 2021 and has not requested any rent deferments or lease modifications. As of April 6, 2021, Amazon Campbellsville Fulfillment Center mortgage loan is not subject to any modification or forbearance requests. The first payment date of the Amazon Campbellsville Fulfillment Center mortgage loan is May 6, 2021.

The following table presents certain information relating to the sole tenant at the Amazon Campbellsville Fulfillment Center property:

Largest Tenant Based on Underwritten Base Rent

Office Tenant Names	Credit Rating (Fitch / Moody’s / S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Amazon.com Services LLC	A+ / A2 / AA-	727,000	100.0%	$2,613,785	100.0%	$3.60	1/31/2032	2, 5-year options
Total / Wtd. Avg. All Office Tenants		727,000	100.0%	$2,613,785	100.0%	$3.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent per SF is based on the rent roll with average annual rent escalations for the remaining lease term.

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AMAZON CAMPBELLSVILLE FULFILLMENT CENTER

The following table presents certain information relating to the lease rollover schedule at Amazon Campbellsville Fulfillment Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	727,000	100.0	100.0%	2,613,785	100.0	$3.60	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	727,000	100.0%		$2,613,785	100.0%	$3.60	1

(1)	Calculated based on the approximate square footage occupied by the collateral tenant.

(2)	UW Base Rent, % of Total Base Rent and UW Base Rent $ per SF is based on the rent roll with average annual rent escalations for the remaining lease term.

The following table presents certain information relating to historical leasing at Amazon Campbellsville Fulfillment Center property:

Historical Leased %(1)

2018	2019	2020	As of 4/6/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated April 6, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at Amazon Campbellsville Fulfillment Center property:

Cash Flow Analysis(1)

	2018	2019	2020	Underwritten	Underwritten $ per SF
In-Place Base Rent	$2,391,952	$2,451,750	$2,513,044	$2,362,750	$3.25
Contractual Rent Steps	0	0	0	251,035	0.35
Vacant Income	0	0	0	0	0.00
Reimbursements	350,385	363,229	354,576	620,147	0.85
Vacancy & Credit Loss	0	0	0	(72,763)	(0.10)
Other Income	0	0	0	0	0.00
Effective Gross Income	$2,742,336	$2,814,979	$2,867,620	$3,161,168	$4.35

Real Estate Taxes	$267,288	$266,183	$262,753	$472,955	$0.65
Insurance	23,097	27,161	31,823	81,710	0.11
Utilities	0	0	0	0	0.00
Management Fee	0	0	0	94,835	0.13
Other Operating Expenses	37,956	1,711	8,727	8,727	0.01
Total Operating Expenses	$328,341	$295,054	$303,303	$658,226	$0.91

Net Operating Income	$2,413,995	$2,519,925	$2,564,317	$2,502,942	$3.44
Replacement Reserves	0	0	0	72,700	0.10
TI/LC	0	0	0	48,524	0.07
Net Cash Flow	$2,413,995	$2,519,925	$2,564,317	$2,381,718	$3.28

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

A-3-125

30 HUDSON YARDS 67

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		JPMCB
Location (City/State)	New York, New York		Cut-off Date Balance(3)		$26,000,000
Property Type	Office		Cut-off Date Balance per SF(2)		$1,579.39
Size (SF)	44,954		Percentage of Initial Pool Balance		2.1%
Total Occupancy as of 4/7/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 4/7/2021	100.0%		Type of Security(4)		Fee
Year Built / Latest Renovation	2019 / NAP		Mortgage Rate		3.37100%
Appraised Value(1)	$110,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120
			Borrower Sponsor	Massa Nova GmbH
Underwritten Revenues	$6,405,945
Underwritten Expenses	$1,700,425		Escrows
Underwritten Net Operating Income (NOI)	$4,705,520			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,651,575		Taxes	$143,650	$47,883
Cut-off Date LTV Ratio(1)	64.5%		Insurance	$97,653	$7,512
Maturity Date LTV Ratio(1)	64.5%		Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	1.94x / 1.92x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	6.6% / 6.6%		Other(5)	$4,868,592	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$71,000,000	99.8%	Loan Payoff	$64,753,928	91.0%
Principal’s New Cash Contribution	131,104	0.2	Reserves	5,109,895	7.2
			Origination Costs	1,267,282	1.8
Total Sources	$71,131,104	100.0%	Total Uses	$71,131,104	100.0%

(1)	Based on the “Hypothetical Value: Escrow Tenant Improvements” as of February 1, 2021, which assumes that the outstanding tenant improvement costs of $4,799,293 associated with the existing lease will be placed into an escrow account. The appraiser also concluded an “As-Is” appraised value of $105,000,000 as of February 1, 2021, which results in a Cut-off Date LTV and Maturity Date LTV of 67.6% based on the 30 Hudson Yards 67 Whole Loan (as defined below).

(2)	Calculated based on the aggregate outstanding balance of the 30 Hudson Yards 67 Whole Loan.

(3)	The Cut-off Date Balance of $26,000,000 represents the non-controlling note A-2, which is part of a larger whole loan evidenced by two pari passu notes having an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $71,000,000 (the “30 Hudson Yards 67 Whole Loan”). The 30 Hudson Yards 67 Whole Loan also consists of controlling Note A-1 with an original principal balance of $45,000,000 which was contributed to the Benchmark 2021-B24 securitization transaction.

(4)	The 30 Hudson Yards 67 property is comprised of the fee interest in a condominium unit consisting of the 67th floor of the 30 Hudson Yards office tower. To obtain the New York City real estate tax exemption and the payment-in-lieu of taxes (“PILOT”) benefits, the borrower has leased the 30 Hudson Yards 67 property to the NYC Industrial Development Agency, which then subleased the 30 Hudson Yards 67 property back to the borrower pursuant to an agency lease (the “Agency Lease”). The borrower has additionally pledged its leasehold interest under the Agency Lease in connection with the 30 Hudson Yards 67 Whole Loan.

(5)	Other Upfront Escrows consist of $4,799,293 for outstanding tenant improvements and leasing commissions and $69,299 for a condominium reserve.

■	COVID-19 Update. As of April 1, 2021, the 30 Hudson Yards 67 property is open and operational. However, Facebook (the subtenant) is currently completing build-out of its space. Related Companies, L.P. (“Related”) (the prime tenant) commenced paying rent in January 2021 and has not requested any lease modifications. As of April 1, 2021, the 30 Hudson Yards 67 Whole Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The table below summarizes the promissory notes that comprise the 30 Hudson Yards 67 Whole Loan. The relationship between the holders of the 30 Hudson Yards 67 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	Benchmark 2021-B24	Yes
A-2	26,000,000	26,000,000	Benchmark 2021-B25	No
Total	$71,000,000	$71,000,000

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30 HUDSON YARDS 67

The following table presents certain information relating to the largest tenant based on Underwritten Base Rent at the 30 Hudson Yards 67 property:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / Moody’s / S&P)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Related(2)	NR / NR / NR	44,954	100.0%	$6,743,100	100.0%	$150.00	2/28/2039	(3)
Total / Wtd. Avg.		44,954	100.0%	$6,743,100	100.0%	$150.00

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	Related is the parent entity of the tenant, 50 HY Master Tenant LLC, and also the guarantor under the lease. The tenant subleases the entirety of its space to Facebook through June 2024 at an in-place rent of $150.00 per square foot. The Facebook sublease is structured with up to 20 years in renewal options. Facebook’s in place rent under the sublease agreement mirrors that of the Related prime lease; however, in the event that a sublease renewal should result in a higher rent than that provided for under the Related lease (except with respect to the Facebook sublease), the loan sponsor would share in one-third of the excess rent. Facebook has taken possession of its space at the 30 Hudson Yards 67 property and is currently building out its space. Within the larger 30 Hudson Yards office tower, the Facebook leased space on floors 66 through 71 will be interconnected by an existing internal staircase. Any permitted alterations to the staircase and any required removal of such alterations will be at the sole cost of the tenant.

(3)	Related has the option to renew the lease for consecutive periods of five or ten years provided, among other conditions, the aggregate of all renewal terms in any combination of such five or ten year renewal terms does not exceed a total of 20 years from the expiration of the initial term.

The following table presents certain information relating to the lease rollover schedule at 30 Hudson Yards 67 property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending, December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024(2)	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	44,954	100.0	100.0%	6,743,100	100.0	$150.00	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	44,954	100.0%		$6,743,100	100.0%	$150.00	1

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	The Facebook sublease expires in June 2024.

The following table presents certain information relating to historical leasing at the 30 Hudson Yards 67 property:

Historical Leased %(1)

2018	2019	2020	As of 4/7/2021(2)
NAV	100.0%	100.0%	100.0%

(1)	2018 occupancy is not available, as the 30 Hudson Yards development (including the 30 Hudson Yards 67 property) was recently completed in 2019.

(2)	Based on the underwritten rent roll dated April 7, 2021.

A-3-127

30 HUDSON YARDS 67

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at 30 Hudson Yards 67 property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
In-Place Base Rent	$6,743,100	$150.00
Vacant Income	0	0.00
Vacancy & Credit Loss	(337,155)	(7.50)
Effective Gross Income	$6,405,945	$142.50

Real Estate Taxes	$543,656	12.09
Insurance	125,000	2.78
Management Fee	192,178	4.28
Other Operating Expenses	839,591	18.68
Total Operating Expenses	$1,700,425	$37.83

Net Operating Income	$4,705,520	$104.67
Replacement Reserves	8,991	0.20
TI/LC	44,954	1.00
Net Cash Flow	$4,651,575	$103.47

(1)	Based on the underwritten rent roll dated as of April 7, 2021.

(2)	Historical cash flow information is not available because the Mortgaged Property was recently constructed and is leased to a single tenant under a triple net lease.

A-3-128

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Realized Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	General Special Servicer	Amazon Seattle Special Servicer	Operating Advisor/Asset Representations Reviewer
GS Mortgage Securities Corporation II 200 West Street New York, NY 10282 Contact: Leah Nivison Phone Number: (212) 902-1000	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: askmidlandls.com Phone Number: (913) 253-9000	Rialto Capital Advisors, LLC 200 S. Biscayne Blvd. Suite 3550 Miami, FL 33131 Contact: General Phone Number: (305) 229-6465	Situs Holdings, LLC 101 Montgomery Street Suite 2250 San Francisco, CS 94104 Contact: Stacey Ciarlanti Phone Number: (415) 374-2825	Pentalpha Surveillance LLC 375 North French Road Suite 100 Amherst, NY 14228 Contact: Don Simon Phone Number: (203) 660-6100
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ST-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ST-VR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Pooled RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-AB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
ST-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
ST-VR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
300P-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
Pooled RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Certificates		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-AB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ST-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
ST-VR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
300P-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Pooled RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Certificates	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount
		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Controlling Class Information
Controlling Class:
Effective as of: mm/dd/yyyy
Directing Holder:
Effective as of: mm/dd/yyyy

Total

(1) The Available Distribution Amount includes any Prepayment Premiums and Yield Maintenance Charges.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Certificate Administrator/Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Deferred Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
ARD Interest	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance	0.00
Default Interest and Late Payment Charges	0.00		LLC
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00		Additional Trust Fund Expenses:
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Attorney Fees & Expenses	0.00
Unscheduled Principal	0.00		Bankruptcy Expense	0.00
Principal Prepayments	0.00		Taxes Imposed on Trust Fund	0.00
Collection of Principal after Maturity Date	0.00		Non-Recoverable Advances	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Workout-Delayed Reimbursement Amounts	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00

Other:			Payments to Certificateholders & Others:
Prepayment Penalties/Yield Maintenance Charges	0.00		Interest Distribution	0.00
Repayment Fees	0.00		Principal Distribution	0.00
Borrower Option Extension Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Excess Liquidation Proceeds	0.00		Borrower Option Extension Fees	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Received	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution	30-59 Days	60-89 Days	90 Days or More	Foreclosure	REO	Modifications	Curtailments	Payoff	Next Weighted Avg.	WAM
Date	#	#	#	#	#	#	#	#	Coupon

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
** Outstanding P & I Advances include the current period advance.								6	-	DPO			Foreclosure

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	BENCHMARK 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certifcates Series 2021-B25	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
		Distribution Date:	5/17/21
		Record Date:	4/30/21
		Determination Date:	5/11/21

Supplemental Reporting

Risk Retention

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com, specifically under the “U.S. Risk Retention Special Notices” tab for the Benchmark 2021-B25 Mortgage Trust transaction, certain information provided to the Certificate Administrator regarding each Retaining Party’s compliance with the Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of [____] (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as general special servicer, Situs Holdings, as Amazon Seattle special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer.
Transaction: Benchmark 2021-B25 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2021-B25
Operating Advisor: Pentalpha Surveillance LLC
Special Servicer as of December 31, 20[__]: [_______]
Directing Holder: [_______]

I.       Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of [a Final] Asset Status Report.

b.	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which [a Final] Asset Status Report has been issued. The [Final] Asset Status Reports may not yet be fully implemented.

2.	Prior to an Operating Advisor Consultation Event, if one Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Holder to the Operating Advisor concurrently with delivery to the Directing Holder.

3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a.	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:
________
________
________
________

b.	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action: ________ ________

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review of the items listed below, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “platform-level” basis. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard, as a result of the following material deviations.]

●	[LIST OF ANY MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

III.       List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.	[LIST OTHER REVIEWED INFORMATION].

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculator, visit any related property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.       Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Holder directly. As such, the Operating Advisor relied solely upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loan pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth in the Pooling and Servicing Agreement or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loan and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined in this report have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D-1

GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex D-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under

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applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a)(1) to the knowledge of GSMC, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex D-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan

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title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to this Annex D-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

(8)       Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan

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documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)     Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)     Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)     Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

(13)     Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

(14)     Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

(15)     No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve

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accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

(16)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area”, the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent

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institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

(18)     No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for

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encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)     No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

(20)     REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)     Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

(23)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been

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substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)     Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)     Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)     Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material

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adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)     Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)     Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance

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policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth on Annex D-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)     Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity

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represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)     Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)     Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

(34)     Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No

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material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)             GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)           The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)             Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to

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the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)             Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)     Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)     Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)     No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex D-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)     Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)     Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

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(40)     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

(42)     Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

(43)     Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex D-2.

(44)     Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents,

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and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

(45)     Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex D-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex D-1.

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Schedule D-1 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	Mortgage Loan
1	Burlingame Point
6	Phillips Point

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Schedule D-2 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
20	U.S. Industrial Portfolio VI
25	Cabinetworks Portfolio

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Schedule D-3 to Annex D-1

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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ANNEX D-2

EXCEPTIONS TO GOLDMAN SACHS MORTGAGE COMPANY REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	Burlingame Point	(5) Lien; Valid Assignment	The California State Lands Commission leases to the Mortgagor rights of way over three parcels that are adjacent to the Mortgaged Property. The Mortgage Loan documents contain a springing lien on the leasehold interest in such parcels effective at such time as the California State Lands Commission consents to the lien of the mortgage thereon, which consent the Mortgagor is obligated to use commercially reasonable efforts to obtain post origination.
1	Burlingame Point	(5) Lien; Valid Assignment	The sole tenant, Facebook, has a right of first offer to purchase all or any portion of the related Mortgaged Property in the event of a proposed sale of such portion of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
18	GE Aviation New Hampshire	(5) Lien; Valid Assignment	The sole tenant at the Mortgaged Property, General Electric Company, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. The right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure, provided, however, that it does apply to any subsequent transfers thereafter.
25	Cabinetworks Portfolio	(5) Lien; Valid Assignment	The sole tenant at each of the related Mortgaged Properties, Cabinetworks, has a right of first refusal to purchase each Mortgaged Property in the event of a proposed sale of such Mortgaged Property. The right of first refusal has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure, provided, however, that it does apply to any subsequent transfers thereafter.
1	Burlingame Point	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
18	GE Aviation New Hampshire	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
25	Cabinetworks Portfolio	(6) Permitted Liens; Title Insurance	See exception to Representation and Warranty No. 5, above.
21	JW Marriott Nashville	(10) Condition of Property	Neither GSMC nor the originator of the Mortgage Loan inspected or caused to be inspected the related Mortgaged Property within 13 months of the Cut-off Date. The property condition report is dated February 26, 2020, which is not within 13 months of the Cut-off Date.
25	Cabinetworks Portfolio	(10) Condition of Property	An estimated $1,064,000.00 in deferred maintenance including, among other things, asphalt paving repairs, is outstanding at the Mortgaged Properties for which an escrow was not established at origination.
18	GE Aviation New Hampshire	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to rely upon insurance provided by General Electric Company, the sole tenant at the Mortgaged Property, for a portion of the insurance which would otherwise be required to be maintained by the Mortgagor so long as the conditions set forth in the Mortgage Loan documents are satisfied.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
25	Cabinetworks Portfolio	(16) Insurance	The Mortgage Loan documents permit the Mortgagor to rely upon insurance provided by Cabinetworks, the sole tenant at each of the related Mortgaged Properties, provided that such insurance satisfies the conditions set forth in the Mortgage Loan documents. In addition, the related lease with Cabinetworks governs the use and application of insurance proceeds in the event of a property loss at any of the Mortgaged Properties. Pursuant to the lease, (i) insurance proceeds are required to be applied to the restoration of any applicable Mortgaged Property other than in the event of a casualty resulting in the sole tenant’s termination of the lease for the applicable Mortgaged Property and (ii) the Mortgagee (or its designee) does have the right to hold and disburse insurance proceeds, provided that such proceeds are in excess of the lesser of (x) 5% of the acquisition cost of the applicable Mortgaged Property and (y) $1,000,000.
6	Phillips Point	(16) Insurance	The Mortgaged Property is located within 25 miles of the Atlantic Coast of Florida, but the Mortgagor maintains insurance with a named storm sublimit of $125,000,000, which is less than the original principal balance of the Whole Loan and the full insurable value.
25	Cabinetworks Portfolio	(26) Recourse Obligations

The recourse liability of the Mortgagor and guarantors under the guaranty and environmental indemnity is subject to a cap on total liability equal to the lesser of (i) the then outstanding principal balance of the Mortgage Loan (inclusive of yield maintenance, accrued interest and the costs of enforcement), (ii) the original principal balance of the Mortgage Loan and (iii) solely with respect to environmental liability, the then unpaid principal balance of the Mortgage Loan. In addition, the liability of each guarantor is several (and not joint) and is subject to a cap on each individual claim by the Mortgagee equal to such guarantor’s percentage share of the indirect ownership interest in the Mortgagor. In addition, recourse for breaches of the environmental covenants in the Mortgage Loan documents is conditioned on the Mortgagee first making a claim under any related environmental insurance policy.

The Mortgage Loan documents provide recourse for breaches of any material representation or covenant regarding environmental matters contained in the Mortgage Loan documents.

18	GE Aviation New Hampshire	(31) Single-Purpose Entity	The Mortgagor was not required to deliver a non-consolidation opinion.
16	Nautica Pointe	(31) Single-Purpose Entity

The Mortgagor was not required to deliver a non-consolidation opinion.

The Mortgagor is the applicant on six outstanding letters of credit totaling approximately $1.422 million, which were issued to the local municipality as security related to the initial construction of the Mortgaged Property.

21	JW Marriott Nashville	(32) Defeasance	A REMIC declaration was made with respect to the Mortgage Loan on April 5, 2021. The Mortgage Loan may be defeased beginning on April 6, 2023, which is less than two years after the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
1	Burlingame Point	(34) Ground Leases	The California State Lands Commission leases to the Mortgagor rights of way over three parcels that are adjacent to the Mortgaged Property. The lease does not grant the Mortgagor exclusive use or occupancy of the related premises, and access to the office buildings on the Mortgaged Property does not depend on the lease because the applicable roads are public rights of way. The Mortgage Loan documents contain a springing lien on the leasehold interest in the related parcels effective at such time as the California State Lands Commission consents to the lien of the mortgage

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
thereon, which consent the Mortgagor is obligated to use commercially reasonable efforts to obtain post origination.
7	2600 El Camino Real	(34) Ground Leases

The ground lessee has certain unilateral rights under the related Ground Lease to terminate the Ground Lease following a material casualty or condemnation.

In the event the Ground Lease is assigned to the holder of the Mortgage Loan, any future assignee is subject to the reasonable consent of the ground lessor based on certain criteria set forth in the Ground Lease.

All subleases are subject to the Ground Lessor’s reasonable prior written consent, which is required to be given or withheld within 15 business days after the ground lessee’s request therefor.

The Mortgagee’s right to enter into a new lease in the event of a termination of the Ground Lease resulting from a default by the ground lessee is contingent upon the Mortgagee curing any defaults (which are susceptible of being cured) within certain time frames set forth in a separate estoppel certificate delivered to the Mortgagee.

1, 4, 6, 7, 10, 16, 18, 20, 21, 25, 35,	All GSMC loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
16	Nautica Pointe	(40) Environmental Considerations	In addition to implementing a radon operations, maintenance and monitoring plan for the Mortgaged Property within six (6) months of origination, the Mortgagor is required to undertake post-mitigation testing for radon of all ground floor units in Buildings 5, 7, and 29 to ensure that all portions of the Mortgaged Property have radon levels less than 4.0 pCi/l EPA. To the extent the testing reveals levels above the limit noted above, additional radon mitigation will be required.

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ANNEX E-1

CITI REAL ESTATE FUNDING INC. AND GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES

Each of CREFI and GACC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex E-2 and Annex E-3, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, exclude the GSMC Mortgage Loans and the JPMCB Mortgage Loans and with respect to each of CREFI and GACC, exclude the other such Mortgage Loan Seller’s Mortgage Loans. For the avoidance of doubt, “Mortgage Loans” do not include the Trust Subordinate Companion Loan. In addition, solely for purposes of this Annex E-1 and the related exceptions set forth in Annex E-2 or Annex E-3, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a

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proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)       Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)       Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-2 or Annex E-3 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security

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interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)       Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to Annex E-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

(8)       Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

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(9)       UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)     Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)     Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)     Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller

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or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)     No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

(16)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the

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original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

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(18)     No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)     No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

(20)     REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

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(21)     Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)     Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

(23)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)     Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)     Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

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(27)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)     Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)     Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the

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Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2 or Annex E-3, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth in Annex E-2 or Annex E-3, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1 to Annex E-1, or future permitted mezzanine debt in each case as set forth on Schedule E-2 to Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-3 to Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)     Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage

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Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)     Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)     Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)     Ground Leases. For purposes of this Annex E-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)           The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not

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restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)           The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)           The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)           The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)             The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)           The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)             The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)             Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the

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payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)             Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)     Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)     No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)     Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)     Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

(40)     Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a

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reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer or insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)     Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)     Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)     Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except as set forth on Schedule E-3.

(44)     Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its

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designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)     Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

(46)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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Schedule E-1 to Annex E-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

CITI REAL ESTATE FUNDING INC.

None.

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Schedule E-1 to Annex E-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

GERMAN AMERICAN CAPITAL CORPORATION

Loan No.	Mortgage Loan
1	Burlingame Point
3	Amazon Seattle

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Schedule E-2 to Annex E-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

CITI REAL ESTATE FUNDING INC.

None.

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Schedule E-2 to Annex E-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

GERMAN AMERICAN CAPITAL CORPORATION

Loan No.	Mortgage Loan
29	Expressway Marketplace

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Schedule E-3 to Annex E-1

CROSS-COLLATERALIZED MORTGAGE LOANS

CITI REAL ESTATE FUNDING INC.

None.

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Schedule E-3 to Annex E-1

CROSS-COLLATERALIZED MORTGAGE LOANS

GERMAN AMERICAN CAPITAL CORPORATION

None.

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ANNEX E-2

EXCEPTIONS TO CITI REAL ESTATE FUNDING INC. REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
26	Live Nation Downtown LA	(4) Mortgage Status; Waivers and Modifications	In March 2020, the sole tenant, Live Nation Worldwide, went dark and failed to make the rent payment due in April 2020. On or about April 6, 2020, the lender delivered a notice to the borrower regarding the occurrence of a specified tenant trigger period arising under the Mortgage Loan documents due to Live Nation Worldwide suspending operations and failing to pay the rent due in April 2020. The borrower thereafter failed to make the debt service payment due in April 2020. On April 30, 2020 the lender, borrower and related guarantor entered into a side letter agreement whereby the lender agreed, notwithstanding the existence of a trigger period, to disburse debt service reserve funds to the borrower on a one-time basis for the payment of the debt service due in April 2020. The side letter agreement also permitted the borrower to enter into a lease amendment with Live Nation Worldwide pursuant to which an upstream entity of the tenant, Live Nation Entertainment, Inc., would provide a guaranty of the related lease in exchange for: (i) a waiver of the obligation of Live Nation Worldwide to make the unpaid April 2020 rent payment to the borrower, (ii) a rent abatement in the amount of approximately $420,000 through October 2020, and (iii) a reduction of monthly base rent from $148,000 to $140,000. The Live Nation Downtown LA Mortgage Loan is currently in a cash flow trigger due to both (x) Live Nation Worldwide being dark in its space and (y) Live Nation Entertainment, Inc., which at the time of origination was rated Ba3/BB by S&P/Moody’s, being downgraded two notches below the minimum credit rating of BB-/Ba3 to its current rating of B2/B+. There may be other defaults, events of defaults and/or additional trigger periods and specified tenant trigger periods under the related Live Nation Downtown LA Mortgage Loan that may now or hereafter exist, but, as of the Closing Date, the lender has not exercised any of its remedies with respect thereto.
14	Amazon Campbellsville Fulfillment Center	(6) Permitted Liens; Title Insurance	The sole tenant at the Mortgaged Property, Amazon.com Services, Inc., has a right of first refusal to purchase the Mortgaged Property if the landlord receives a bona fide third party offer for the purchase of the Mortgaged Property (or any portion thereof). Pursuant to a subordination, non-disturbance and attornment agreement, Amazon.com Services, Inc. has agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage or acquisition of the Mortgaged Property or any interest therein by the lender or any designee of lender by conveyance in lieu thereof or similar transaction, and the first subsequent transfer of the Mortgaged Property thereafter.
39	Rouzan Marketplace	(6) Permitted Liens; Title Insurance	The third largest tenant at the Mortgaged Property, Izzo’s Illegal Burritos, representing approximately 6.0% of the net rentable area, has a right of first refusal to purchase the leased premises if the landlord receives an offer for the purchase of the Mortgaged Property. The purchase option has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure, or the first subsequent transfer of the Mortgaged Property thereafter.
45	PDX Front Ave Industrial	(6) Permitted Liens; Title Insurance	The largest tenant at the Mortgaged Property, PWW Portland, LLC (Patriot), representing approximately 65.9% of the net rentable area, has a right of first refusal to purchase the leased premises if the landlord receives an offer for the purchase of the Mortgaged Property (or any portion thereof or interest therein). The purchase option has been subordinated to the Mortgage Loan documents and does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed in lieu of foreclosure, or the immediately succeeding sale of the Mortgaged Property thereafter, provided that, prior to the consummation of such immediately succeeding sale, the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Mortgaged Property is offered to the tenant on substantially the same terms and conditions.
24	Boca Office Portfolio	(10) Condition of Property	The date of the property condition reports for each individual Mortgaged Property is February 10, 2020 which is more than 12 months prior to the Closing Date.
26	Live Nation Downtown LA	(10) Condition of Property	The property condition report for the Mortgaged Property dated March 16, 2021 identified approximately $84,500 of repairs requiring immediate action for which no escrow was established at origination of the Mortgage Loan.
5, 8, 11, 14, 17, 23, 24, 26, 27, 28, 30, 31, 32, 36, 39, 40, 41, 43, 44, 45, 46, 47	All CREFI loans	(16) Insurance	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
17	The Galleria Office Towers	(16) Insurance	The related Mortgaged Property is the “office unit” within a mixed-use condominium regime. The related condominium documents require that all insurance proceeds in connection with any casualty affecting any portion of the condominium be held by either (i) the first mortgagee of the “retail unit” or (ii) if there is no holder of a first mortgage on the retail unit, a trustee appointed by the retail unit owner that is one of the 5 largest banks or trust companies with principal offices in Houston, TX or Chicago, IL.
27	Kokot Portfolio	(16) Insurance	The related 638-640 East 14th Street Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, but the related borrower has not provided additional excess flood coverage.
8	175 Progress Place	(24) Local Law Compliance	The exception to No. 24 is also an exception to this representation.
27	Kokot Portfolio	(25) Licenses and Permits	At origination of the Mortgage Loan, 2 residential units at the related 426 East 77th Street Mortgaged Property did not have valid certificates of occupancy. The Mortgage Loan documents require that the borrower diligently and in good faith pursue completion of all of the conditions required for the issuance of the new certificates of occupancy.
5, 8, 11, 14, 17, 23, 24, 26, 27, 28, 30, 31, 32, 36, 39, 40, 41, 43, 44, 45, 46, 47	All CREFI loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
5	909 Third Avenue	(26) Recourse Obligations	There is no separate non-recourse carveout guarantor or environmental indemnitor under the Mortgage Loan documents. The Borrower is the sole party responsible for any breaches of the non-recourse carveout provisions under the Mortgage Loan documents and any liabilities incurred under the environmental indemnity agreement. An environmental covered location insurance policy was obtained from Great American Insurance Company, with a policy limit of $5,000,000 per incident and $5,000,000 in the aggregate, a $25,000 deductible and a 13-year term. The lender is the first named insured under the policy. We cannot assure you that such environmental insurance will cover or mitigate any of the environmental risks at the Mortgaged Property and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5	909 Third Avenue	(29) Acts of Terrorism Exclusion	The borrower will not be required to spend on terrorism insurance coverage more than an amount equal to the greater of (i) the product of the rate of $0.10 per $100 times the lesser of (A) the outstanding principal balance (as defined in the Mortgage Loan documents) of the related Whole Loan and (B) sum of 100% of the actual replacement value ((exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation) and the amount of rental loss and/or business income interruption insurance required pursuant to the Mortgage Loan documents and (ii) two times the amount of the then-current insurance premium that is payable with respect to the required amount of property and rental loss and/or business income interruption insurance (without giving effect to the cost of terrorism coverage).
5	909 Third Avenue	(30) Due on Sale or Encumbrance	The borrower has a right, at any time following the earlier to occur of (i) a securitization of the entire Mortgage Loan, and (ii) 6 months from the origination of the Mortgage Loan, to transfer the Mortgaged Property to a new borrower that would assume the obligations of the then existing borrower under the Mortgage Loan documents subject to the satisfaction of certain conditions, including, without limitation, (a) payment of an assumption fee equal to $250,000, (b) any transferee must be either (A) controlled by one or more qualified owners (meeting certain eligibility requirements as more fully set forth in the Mortgage Loan documents), or (B) owned and controlled by one or more entities approved by the lender, (c) the lender is provided (A) an executed recourse carveout guaranty in a form reasonably approved by the lender, and, (B) if there are any then-existing guaranties, replacement guaranties by an approved replacement guarantor meeting the requirements set forth in the Mortgage Loan documents and (d) delivery of a rating agency confirmation with respect to such transfer.
26	Live Nation Downtown LA	(31) Single-Purpose Entity	The related borrower’s organizational documents do not require the related borrower to be a single-purpose entity. The Mortgage Loan documents require the related borrower to be a single-purpose entity.
28	16-18 Squadron	(31) Single-Purpose Entity	The related borrower previously owned certain other unrelated property in addition to the collateral for the related Mortgage Loan. The Mortgage Loan is recourse to the related borrower and the guarantor for losses in connection with the prior ownership of such other unrelated property.
5	909 Third Avenue	(34) Ground Leases

Following an assignment of the ground lease to the holder of the Mortgage Loan, the ground lease is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor, but, provided no event of default is occurring at the time of such assignment, during the continuance of the lease with the United States Postal Service, subject to the consent of the United States government if legally required, to (i) a corporation authorized to do business in the State of New York, (ii) a partnership (as defined in the ground lease) with its principal place of business in New York County, (iii) an individual natural person, or (iv) any one of such parties as a trustee or nominee upon compliance with certain requirements set forth in the ground lease.

The ground lessor controls any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest. If such proceeds or award are in excess of $25,000.00 and the ground lessor is not then an insurance company, bank or financial institution authorized to do business in New York, the related borrower as lessee may require that all amounts be turned over to a bank or trust company having an office in New York County, having capital of not less than $5,000,000.00 and selected by Lessee to be disbursed pursuant to the ground lease.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
5, 8, 11, 14, 17, 23, 24, 26, 27, 28, 30, 31, 32, 36, 39, 40, 41, 43, 44, 45, 46, 47	All CREFI loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
26	Live Nation Downtown LA	(41) Appraisal	The date of the appraisal of the related Mortgaged Property for is February 24, 2020 which is more than 12 months prior to the Closing Date.

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ANNEX E-3

EXCEPTIONS TO GERMAN AMERICAN CAPITAL CORPORATION REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1	Burlingame Point	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The California State Lands Commission leases to the Borrower rights of way over three parcels that are adjacent to the Mortgaged Property. The lease does not grant the Borrower exclusive use or occupancy of the Mortgaged Property. Access to the office buildings on the Mortgaged Property does not depend on the lease because the applicable roads are public rights of way. The Mortgage Loan documents contain a springing lien on the leasehold interest at such time as the California State Lands Commission consents to the lien of the Mortgage thereon, which consent the Borrower is obligated to use commercially reasonable efforts to obtain post-origination.
1	Burlingame Point	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The sole tenant, Facebook, has a right of first offer to purchase all or any portion of the Mortgaged Property in the event of a proposed sale of such portion of the Mortgaged Property. The right of first offer does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure.
2	SOMA Teleco Office	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	MCI Communications Services LLC or an affiliated appointed designee (as applicable, “Verizon”) has the option to purchase the Mortgaged Property for $140,000,000 for (i) a 24 month period commencing on the 13th month following March 31, 2020 or (ii) if the full and final resolution (the “Final Resolution Date”) of the litigation between 274 Brannan Street Owner, LLC and Fortress SF1, LLC has not occurred prior to the 1st day of the 31st month after March 31, 2020, a 6 month period commencing on the Final Resolution Date (as applicable, the “Option to Purchase Period”), pursuant to lease amendments between the Borrower and MCI Communications Services LLC or (in the case of Suite 400) MCIMetro Access Transmission Services Corp. dated March 31, 2020 (the “Verizon Lease Amendments”). Pursuant to subordination, non-disturbance and attornment Agreements, if the purchase option is exercised, the purchaser is expressly required to either (i) assume (subject to the terms and conditions set forth in the related Whole Loan documents) the Whole Loan, or (ii) to the extent permitted by the Whole Loan documents, pay in full the entire principal balance of the Whole Loan including all amounts due thereunder (including, without limitation, any yield maintenance premiums). Pursuant to the Verizon Lease Amendments, the landlord is also required to give Verizon prior written notice if it elects to sell the Mortgaged Property during the Option to Purchase Period, and Verizon has 60 days to exercise its purchase option following receipt of such notice. The Verizon Lease Amendments provide that a foreclosure sale or deed-in-lieu of foreclosure of the Mortgaged Property will not be deemed to be an election to sell the Mortgaged Property, however, Verizon will continue to have the Option to Purchase and right of first refusal after any foreclosure sale or deed-in-lieu of foreclosure during the Option to Purchase Period.
3	Amazon Seattle	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance

The lease with Amazon.com Services LLC (“Amazon”) grants Amazon an ongoing right of first refusal (“ROFR”) to purchase Unit 2 of the condominium relating to the Mortgaged Property or any other condominium unit owned by the Borrower, when the Borrower has received an offer to sell such unit to certain competitors of Amazon listed in its lease as “Restricted Co-Tenancies” (which list Amazon has the right to change from time to time).

In a subordination, non-disturbance and attornment agreement received by the lender, Amazon agreed that the ROFR was not applicable to a foreclosure of the mortgage, a deed-in-lieu thereof or the first sale of the Mortgaged Property after a foreclosure or deed-in-lieu thereof.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3	Amazon Seattle	(16) Insurance	The property deductible is $100,000; provided, however, that a $500,000 deductible is acceptable until the earlier to occur of (I) the date that is 12 months after the loan origination date, (II) the completion of the “Construction Work” (as defined in the Purchase Agreement dated as of March 19, 2021 between the seller of the Mortgaged Property and the Borrower, as amended March 29, 2021 and March 31, 2021) and (III) KKR Real Estate Select Trust Inc. (or a KKR Managed Vehicle, as defined in the loan documents) no longer owning, directly or indirectly, at least 50.1% of the equity interests in the Borrower and the related mezzanine borrower, after which, the deductible must return to $100,000.
9	Boston Scientific	(16) Insurance	The sole tenant at the Mortgaged Property, Boston Scientific, may provide all or a portion of the insurance coverages required under the Mortgage Loan documents either through a program of self-insurance (but only to the extent the tenant, or any guarantor under the tenant’s lease (the “Boston Scientific Lease”) maintains a rating of “BBB-” or better by S&P and only with respect to commercial general liability, products/completed operations liability, business interruption and umbrella/excess liability insurance) or third-party insurance (as to all insurance coverages), provided (i) the Boston Scientific Lease is in full force and effect, (ii) Boston Scientific is not in monetary or material non-monetary default (for the avoidance of doubt, any non-monetary default related to insurance, the allocation of proceeds thereof or restoration obligations will be deemed a material default), in each case under the Boston Scientific Lease, and (iii) the insurance being provided by Boston Scientific pursuant to the Boston Scientific Lease satisfies the terms of the loan agreement, except with respect to the tenant’s deductible, the amount of which may be in an amount reasonably acceptable to the lender, such acceptance not to be unreasonably withheld.
2	SOMA Teleco Office	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use, as the data center use and outdoor advertising use are not currently permitted in the related zoning district. The data center portion of the Mortgaged Property would be classified as an internet services exchange use and is permitted only through Conditional Use Authorization by the planning commission. The outdoor advertising use is not permitted in the zoning district where the Mortgaged Property is located. The applicable zoning ordinance provides that a structure occupied by a non-conforming use that is damaged or destroyed by fire, or other calamity, or by Act of God, or by the public enemy, may be restored to its former condition and use, provided that such restoration is permitted by the building code, and is started within eighteen months and diligently pursued to completion. “Started within eighteen months” is defined to mean that within eighteen months of the fire or other calamity or Act of God, the structure’s owner shall have filed a building permit application to restore the structure to its former condition and use. The insurable value of the Mortgaged Property is materially lower than the principal amount of the related Whole Loan, and would be materially insufficient to repay the related Whole Loan, even if the land value of the Mortgaged Property and business interruption proceeds were added to such insurable value.
29	Expressway Marketplace	(24) Local Law Compliance	The Mortgaged Property is subject to building code violations related to shopping cart management plans. The Mortgage Loan Documents require the Borrower to use commercially reasonable efforts to (i) promptly cure all code violations disclosed in the zoning report, (ii) pay all costs, expenses, fines, fees, penalties or other charges assessed in connection with such violations, and (iii) cause the violations to be closed with the City of Rohnert Park. Borrower is required to deliver within 30 days of the origination date (such time period to be extended in the lender’s reasonable discretion so long as such cure and closure is being diligently pursued) evidence reasonably satisfactory to lender of such cure and closure. Failure to cure the shopping cart violations can result in escalating fines of up to $1,000 daily.
3	Amazon Seattle	(25) Licenses and Permits	There is a certificate of occupancy for the building as a whole, but certificates of occupancy for certain portions of the space leased to Amazon and certain retail spaces, including the Knot Springs space, will need to be obtained once the tenant improvements in each space are complete.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
3	Amazon Seattle	(26) Recourse Obligations	The guarantor’s liability for bankruptcy-related events under the non-recourse carveout guaranty are limited to 20% of the outstanding principal balance of the Mortgage Loan, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder . For so long as an acceptable PLL Policy (as defined in the environmental indemnity agreement) is in place, the liability of the guarantor under the environmental indemnity is limited to any losses that are excluded from coverage under the PLL Policy.
1, 2, 3, 9, 12, 29, 33, 37, 38,	All GACC loans	(26) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
3	Amazon Seattle	(27) Mortgage Releases	Borrower may sell condominium units 1 and 3 included in the Mortgaged Property (the “Release Property”) after the 24th monthly payment date under the Mortgage Loan upon certain conditions and the payment of the “Release Amount” of $37,800,000; provided, however if the Mortgage Loan is included in a REMIC Trust, and the loan-to-value ratio exceeds 125% immediately after the release, then the release will not be permitted unless the Borrower pays down the principal balance of the Mortgage Loan by an amount not less than the greater of (A) $37,800,000 or (B) the least of one of the following amounts: (i) if the Release Property is sold, the net proceeds of an arm’s-length sale of the Release Property to an unrelated person or entity, (ii) the fair market value of the Release Property at the time of the release, or (iii) an amount such that the loan-to-value ratio of the Mortgage Loan as so determined by the lender after the release is not greater than the loan-to-value ratio of the Mortgage Loan immediately prior to the release, unless the lender receives an opinion of counsel that, if clause (B) is not followed, the securitization will not fail to maintain its status as a REMIC as a result of the release.
1, 2, 3, 9, 12, 29, 33, 37, 38,	All GACC loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
1	Burlingame Point	(34) Ground Leases	The California State Lands Commission leases to the Borrower rights of way over three parcels that are adjacent to the Mortgaged Property. The lease does not grant the Borrower exclusive use or occupancy of the Mortgaged Property. Access to the office buildings on the Mortgaged Property does not depend on the lease because the applicable roads are public rights of way. The Mortgage Loan documents contain a springing lien on the leasehold interest at such time as the California State Lands Commission consents to the lien of the Mortgage thereon, which consent the Borrower is obligated to use commercially reasonable efforts to obtain post-origination.
1, 2, 3, 9, 12, 29, 33, 37, 38,	All GACC loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

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ANNEX F-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES

JPMCB (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each JPMCB Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex F-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex F-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between JPMCB, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the JPMCB Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the JPMCB Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)       Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each JPMCB Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or the Mortgage Loan Purchase Agreement.

(2)       Whole Loan; Ownership of Mortgage Loans. Except with respect to each JPMCB Mortgage Loan that is part of a Whole Loan, each JPMCB Mortgage Loan is a whole loan and not an interest in a JPMCB Mortgage Loan. Each JPMCB Mortgage Loan that is part of a Whole Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee), participation (other than with respect to Serviced JPMCB Mortgage Loans) or pledge, and the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each JPMCB Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan) (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller), any other ownership interests and other interests on, in or to such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each JPMCB Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such JPMCB Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such JPMCB Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(3)       Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower,

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guarantor or other obligor in connection with such JPMCB Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the JPMCB Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(4)       Mortgage Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

(5)       Hospitality Provisions. The Mortgage Loan documents for each JPMCB Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the borrower and franchisor of such property enforceable by the trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each JPMCB Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

(6)       Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) (1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the JPMCB Mortgage Loan.

(7)       Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases (if a separate instrument from the Mortgage) to the issuing entity (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding endorsement or assignment to the issuing entity (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such JPMCB Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the

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enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the JPMCB Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

The assignment of the JPMCB Mortgage Loans to the Depositor validly and effectively transfers and conveys all legal and beneficial ownership of the JPMCB Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain servicing rights purchase agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

(8)       Permitted Liens; Title Insurance. Each Mortgaged Property securing a JPMCB Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such JPMCB Mortgage Loan (or with respect to a JPMCB Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related JPMCB Mortgage Loan constitutes a cross-collateralized JPMCB Mortgage Loan, the lien of the Mortgage for another JPMCB Mortgage Loan contained in the same cross-collateralized group, provided that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related JPMCB Mortgage Loan or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the JPMCB Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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(9)       Junior Liens. It being understood that B notes secured by the same Mortgage as a JPMCB Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the borrower.

(10)     Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the JPMCB Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(11)     Financing Statements. Each JPMCB Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the borrower and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

(12)     Condition of Property. The Mortgage Loan Seller or the originator of the JPMCB Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the JPMCB Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each JPMCB Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

(13)     Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a JPMCB Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that

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became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

(14)     Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

(15)     Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related JPMCB Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such JPMCB Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

(16)     Escrow Deposits. All escrow deposits and payments required pursuant to each JPMCB Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer (or, with respect to any JPMCB Mortgage Loan that is a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust) and identified as such with appropriate detail. Any and all requirements under the JPMCB Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

(17)     No Holdbacks. The principal amount of the JPMCB Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the JPMCB Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property).

(18)     Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a JPMCB Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a JPMCB Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the JPMCB Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and

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equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period beginning on the date of loss and continuing until the earlier to occur of restoration of the Mortgaged Property or the expiration of 12 months (or with respect to each JPMCB Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a JPMCB Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained (or in certain cases, an amount sufficient to cover the period set forth in (i) above) during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as-is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy, the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related JPMCB Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such JPMCB Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the JPMCB Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Each related JPMCB Mortgage Loan obligates the related borrower to maintain all such insurance and, at such borrower’s failure to do so,

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authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(19)     Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the JPMCB Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(20)     No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each JPMCB Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such JPMCB Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

(21)     No Contingent Interest or Equity Participation. No JPMCB Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date), any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

(22)     REMIC. The JPMCB Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the JPMCB Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the JPMCB Mortgage Loan and (B) either: (a) such JPMCB Mortgage Loan or Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the JPMCB Mortgage Loan or Whole Loan was originated at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the JPMCB Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (1) the amount of any lien on the real property interest that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien that is in parity with the JPMCB Mortgage Loan; or (b) substantially all of

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the proceeds of such JPMCB Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such JPMCB Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the JPMCB Mortgage Loan or Whole Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such JPMCB Mortgage Loan or Whole Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the JPMCB Mortgage Loan or Whole Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a JPMCB Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such JPMCB Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26; and (b) JPMCB identifies such JPMCB Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the JPMCB Mortgage Loan or Whole Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(23)     Compliance. The terms of the Mortgage Loan documents evidencing such JPMCB Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the JPMCB Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the JPMCB Mortgage Loan.

(24)     Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such JPMCB Mortgage Loan.

(25)     Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related borrower or in connection with any full or partial release of the related Mortgaged Property or related security for such JPMCB Mortgage Loan, no fees are payable to such trustee except for reasonable fees paid by the borrower.

(26)     Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a JPMCB Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to

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restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

(27)     Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the JPMCB Mortgage Loan or the rights of a holder of the related JPMCB Mortgage Loan. The JPMCB Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the borrower and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

(28)     Recourse Obligations. The Mortgage Loan documents for each JPMCB Mortgage Loan provide that such JPMCB Mortgage Loan (a) becomes full recourse to the borrower and guarantor (which is a natural person or persons, or an entity distinct from the borrower (but may be affiliated with the borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the borrower; (ii) borrower or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the borrower or (iii) transfers of either the Mortgaged Property or equity interests in borrower made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the borrower and guarantor (which is a natural person or persons, or an entity distinct from the borrower (but may be affiliated with the borrower) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the borrower’s fraud or intentional misrepresentation; (iii) willful misconduct by the borrower or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste or acts or omissions of the related borrower, guarantor, property manager or their affiliates, employees or agents.

(29)     Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph 34)), in each case, of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such JPMCB Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (34)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the JPMCB Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject JPMCB Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject JPMCB Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the

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mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any JPMCB Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the JPMCB Mortgage Loan or Whole Loan outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the JPMCB Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the JPMCB Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the JPMCB Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the JPMCB Mortgage Loan or Whole Loan.

In the case of any JPMCB Mortgage Loan originated after December 6, 2010, no such JPMCB Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another JPMCB Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC provisions.

(30)     Financial Reporting and Rent Rolls. Each Mortgage requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each JPMCB Mortgage Loan with more than one borrower are in the form of an annual combined balance sheet of the borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each JPMCB Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

(31)     Acts of Terrorism Exclusion. With respect to each JPMCB Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other JPMCB Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the JPMCB Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each JPMCB Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

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(32)     Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each JPMCB Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such JPMCB Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a borrower, (iv) transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex F-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related JPMCB Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any JPMCB Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with another JPMCB Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

(33)     Single-Purpose Entity. Each JPMCB Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the JPMCB Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each JPMCB Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each JPMCB Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the JPMCB Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the JPMCB Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a JPMCB Mortgage Loan that is cross-collateralized and cross-defaulted with the related JPMCB Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(34)     Defeasance. With respect to any JPMCB Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the JPMCB Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the JPMCB Mortgage Loan when due, including the entire remaining principal balance on (A) the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty; or

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(C) if the JPMCB Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date, and if the JPMCB Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the JPMCB Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(35)     Fixed Interest Rates. Each JPMCB Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such JPMCB Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

(36)     Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any JPMCB Mortgage Loan where the JPMCB Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns:

(a)           The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)           The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(c)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related JPMCB Mortgage Loan, or 10 years past the stated maturity if such JPMCB Mortgage Loan fully amortizes by the stated maturity (or with respect to a JPMCB Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

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(e)           The ground lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the ground lease is assignable to the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the JPMCB Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)             The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(g)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(h)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(i)             The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)             Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest;

(k)           In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the JPMCB Mortgage Loan, together with any accrued interest; and

(l)             Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

(37)     Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each JPMCB Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

(38)     ARD Loan. Each JPMCB Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such JPMCB Mortgage Loan. If the

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related borrower elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the JPMCB Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the JPMCB Mortgage Loan exercisable during the term of the JPMCB Mortgage Loan, (i) the JPMCB Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related JPMCB Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related mortgage interest rate on such JPMCB Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

(39)     Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (each, a “Certified Rent Roll”) other than with respect to hospitality properties certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related borrower or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related JPMCB Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the borrower or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a JPMCB Mortgage Loan, Certified Operating Histories may not have been available.

(40)     No Material Default; Payment Record. No JPMCB Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no JPMCB Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related JPMCB Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex F-1. No person other than the holder of such JPMCB Mortgage Loan may declare any event of default under the JPMCB Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(41)     Bankruptcy. In respect of each JPMCB Mortgage Loan, the related borrower is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

(42)     Organization of Borrower. The Mortgage Loan Seller has obtained an organizational chart or other description of each borrower which identifies all beneficial controlling owners of the borrower (i.e., managing members, general partners or similar controlling person for such borrower) (the “Controlling Owner”) and all owners that hold a 25% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be

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performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. (clauses (1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

(43)     Environmental Conditions. At origination, each borrower represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the JPMCB Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain JPMCB Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such JPMCB Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the borrower with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-15 or its successor), or (iii) need for further investigation.

In the case of each JPMCB Mortgage Loan set forth on Schedule F-1, (i) such JPMCB Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule F-1 (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and

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the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related borrower (A) was required to remediate the identified condition prior to closing the JPMCB Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the JPMCB Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the JPMCB Mortgage Loan.

(44)     Lease Estoppels. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related JPMCB Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect, the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each JPMCB Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related JPMCB Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a JPMCB Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

(45)     Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the JPMCB Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the JPMCB Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(46)     Mortgage Loan Schedule. The information pertaining to each JPMCB Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(47)     Cross-Collateralization. No JPMCB Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool.

(48)     Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related borrower, and no funds have been received from any person other than the related borrower or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the JPMCB Mortgage Loan. Neither the Mortgage Loan

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Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a JPMCB Mortgage Loan, other than contributions made on or prior to the Closing Date.

(49)     Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the JPMCB Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

For purposes of these representations and warranties, “Servicing File” means a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the JPMCB Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the JPMCB Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the JPMCB Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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SCHEDULE F-1

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

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ANNEX F-2

EXCEPTIONS TO JPMORGAN CHASE BANK, NATIONAL ASSOCIATION REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1, 15, 17	Burlingame Point 30 Hudson Yards 67 The Galleria Office Towers	(7) Lien; Valid Assignment	The related Mortgages and any related assignments of leases secure the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
1	Burlingame Point	(7) Lien; Valid Assignment	The California State Lands Commission leases to the Mortgagor rights of way over three parcels that are adjacent to the Mortgaged Property. The Mortgage Loan documents contain a springing lien on the leasehold interest in such parcels effective at such time as the California State Lands Commission consents to the lien of the mortgage thereon, which consent the Mortgagor is obligated to use commercially reasonable efforts to obtain post origination.
1	Burlingame Point	(8) Permitted Liens; Title Insurance	In the event the borrower desires to sell any portion of the Mortgaged Property (such portion, the “Purchase ROFO Space”), the borrower will be required to first offer to sell the Purchase ROFO Space to Facebook by delivering written notice to Facebook setting forth, among other things, the purchase price the borrower will accept for the Purchase ROFO Space; provided that Facebook’s purchase option rights will not apply to certain transfers to the borrower affiliates, or in connection with certain direct or indirect ownership interests or other financing transactions, or transfers of the Purchase ROFO Space or interests in the borrower to an entity or person that becomes the owner of the Purchase ROFO Space through a foreclosure by trustee’s power of sale, judicially or otherwise, or as a purchaser at a foreclosure sale, or a mortgagee of the Purchase ROFO Space that acquires title by deed in lieu of transfer or equity in lieu of foreclosure or any UCC foreclosure action, in connection with a default by the borrower under a security interest encumbering the Purchase ROFO Space.
15	30 Hudson Yards 67	(8) Permitted Liens; Title Insurance	The Mortgage Loan is subject to three payment-in-lieu-of-taxes (“PILOT”) mortgages, which are in the aggregate principal amount of $16,092,500.00 and secure the Mortgagor’s obligation to pay the PILOT payments under the related sublease.
42	Mile High Multifamily Portfolio	(8) Permitted Liens; Title Insurance	The Olive Tree Apartments Mortgaged Property is subject to a Low-Income Housing Tax Credit Land Use Restriction Agreement (the “LIHTCs Agreement”), and a three-year restriction on evictions other than for good cause, and a restriction against increasing the gross rent above the maximum allowed with respect to a low-income units (the “Restrictions”), which will remain in place until 2024 under the LIHTCs Agreement. The Mortgage Loan documents provide a non-recourse carveout for any losses associated with the Agreement.
1	Burlingame Point	(9) Junior Liens	There is a mezzanine loan in the original principal balance of $130,000,000, which was funded and is held by a third-party lender. In connection with the mezzanine loans, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
22	The Promontory	(9) Junior Liens	The Mortgage Loan documents permit future mezzanine loan upon satisfaction of certain conditions, including, without limitation, (a) combined maximum LTV of 60%, (b) combined minimum debt service coverage ratio of 2.99x, (c) combined minimum debt yield of 11%, and (d) the lenders entering into an intercreditor agreement.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
1, 15, 17	Burlingame Point 30 Hudson Yards 67 The Galleria Office Towers	(10) Assignment of Leases and Rents	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
15	30 Hudson Yards 67	(10) Assignment of Leases and Rents	The assignment of leases contained in the Mortgage is subject to the assignment of leases and rents contained in the three payment-in-lieu-of-taxes (“PILOT”) mortgages that collectively secure the Mortgagor’s obligation to pay the PILOT payments under the related sublease.
13	618 Bushwick	(15) Actions Concerning Mortgage Loan

The non-recourse carveout guarantors, Jacob Sacks and James Wiseman, are subject to a civil litigation in Kings County Supreme Court. The plaintiff alleges that he was a member of a limited liability company with the guarantors, and that the guarantors obtained a loan pursuant to the Paycheck Protection Program (the “PPP Loan”) administered by the United States Small Business Administration in accordance with the Coronavirus Aid, Relief, and Economic Security Act of 2020 and disbursed the PPP Loan proceeds to persons who did not provide service to the company. The guarantors have denied that the plaintiff was a member of such limited liability company and any improper disbursement of the PPP Loan, and have moved to dismiss the case. The plaintiff has requested an accounting to verify the foregoing matter, but has not asserted a monetary damage claim.

James Wiseman is also a named defendant in a number of personal injury cases related to certain establishments in which he has equity interests. With respect to one of four separate cases filed between 2018 and 2019 in the Kings County Supreme Court arising from a single incident, the administrator of the estate of a deceased plaintiff has alleged that the defendant was operating his car intoxicated from the alcohol he had consumed at the restaurant (in which James Wiseman owns equity interests) where the defendant was allegedly served a number of alcoholic drinks while visibly intoxicated. It is then alleged that the defendant failed to stop and drove his vehicle onto a sidewalk where the decedent was struck by the vehicle operated by the defendant. Three other lawsuits involving injuries allegedly caused by the same defendant on the same day, together with the administrator of the estate of the deceased plaintiff, have further alleged, among other things, (a) the owners of the restaurant undercapitalized and underinsured the restaurant, (b) the owners of the restaurant failed to adhere to required corporate formalities, (c) negligent hiring, training and retention, and (d) wrongful death of the decedent. All of the related cases are currently in discovery. James Wiseman was uninvolved in the incident and is named as a defendant only as an equity owner of the restaurant. While the lawsuits are being handled by insurance, it is unclear what the total potential damages are being sought and whether insurance coverage will ultimately be sufficient.

Wildenstein & Co. Inc., which owns approximately 98% indirect equity in the borrower, is a named defendant in a civil litigation filed in the Southern District of New York relating to the sale of a piece of art in 1985. It is alleged that Wildenstein & Co. Inc. represented a piece of art was an original Bonnard (a French painter) without taking proper steps to verify the authenticity of the artwork before selling the artwork to plaintiff’s predecessor-in-interest. Plaintiff is seeking a judgment in the amount of $275,000, representing the price paid for the painting, expenses of $50,000, interest at the statutory rate from the time of the purchase and reasonable attorneys’ fees.

Guy Wildenstein, a director of Wildenstein & Co. Inc., was indicted in French courts in April 2015 for tax fraud and money laundering in connection with the estates of his family members. He was initially found not guilty in 2016, but the French government has appealed the case and the high court of France has ordered a new trial, with no trial date set.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
The related Mortgage Loan documents provide a non-recourse carveout for any losses associated with any of the foregoing cases.
19	2000 Collins Avenue	(15) Actions Concerning Mortgage Loan	One of the non-recourse carveout guarantors of the Mortgage Loan, Elyahu Cohen, is a defendant in a pending case filed in June 2020 in the Supreme Court of New York by the plaintiff alleging breach of contract. Elyahu Cohen is a defendant as a guarantor in connection with a number of mezzanine loans secured by a hotel project. The case is currently in mediation.
1	Burlingame Point	(18) Insurance	The Mortgage Loan documents permit the Mortgaged Property to be covered by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings, and all remaining insurers shall have ratings of not less than “BBB+” by S&P and “BBB+” by Fitch, to the extent Fitch rates the certificates and rates the applicable insurer, and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A:VIII” by AM Best).
17	The Galleria Office Towers	(18) Insurance	The related Mortgaged Property is the “office unit” within a mixed-use condominium regime. The related condominium documents require that all insurance proceeds in connection with any casualty affecting any portion of the condominium be held by either (i) the first mortgagee of the “retail unit” or (ii) if there is no holder of a first mortgage on the retail unit, a trustee appointed by the retail unit owner that is one of the 5 largest banks or trust companies with principal offices in Houston, Texas or Chicago, Illinois.
15	30 Hudson Yards 67	(18) Insurance

The Mortgage Loan documents permit the portion of insurance proceeds relating to the condominium common elements to be held by an insurance trustee appointed pursuant to the condominium documents.

The Mortgage Loan documents provide that the Mortgagor may rely upon a portion of the required insurance coverage being obtained by the condominium or by the sole tenant at the Mortgaged Property, subject to certain conditions in the Mortgage Loan documents, including, among other conditions, that such insurance coverage meets the requirements under the Mortgage Loan documents. In addition, the Mortgage Loan documents permit the Mortgagor to rely upon a blanket policy maintained by an affiliate of the Mortgagor.

With respect to requirement that each insurer has a claims-paying or financial strength rating of at least “A-:VIII”, the Mortgage Loan documents provide that, for multi-layered policies, (A) if four or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P, with no remaining carrier below “BBB” by S&P, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P with no remaining carrier below “BBB” by S&P).

The condominium documents governing the building in which the Mortgaged Property is located have priority over the Mortgage Loan documents. In the case of a partial condemnation, the affected unit owner is required to restore the unit. In the case of a total condemnation, any award received by a unit owner is payable to such unit owner.

19	2000 Collins Avenue	(18) Insurance	The lender has approved the insurance policy (the “Closing Association Policy”) maintained by the master association (the “Master Association”) pursuant to that certain Declaration of Covenants, Restrictions and Easement Agreement (the “Declaration”) to which the Mortgaged Property is subject. In the event that any insurance policy maintained by the Master Association no longer provides for the same coverage as the

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Closing Association Policy or causes any insurance related exception to the lender’s representations upon a securitization (each a “Rep Exception”) or is otherwise not rated as credit neutral by any Rating Agency rating the issued securities or classes of certificates in connection with such securitization, then, the Borrower is obligated to cause the Master Association to make the necessary changes in order to bring all insurance policies into compliance with the Mortgage Loan documents or, if not in compliance with the Mortgage Loan documents, not cause any insurance related Rep Exceptions, and is otherwise rated credit neutral by any Rating Agency rating that issued securities or classes of certificates in connection with such securitization (an “Acceptable Association Policy”). In the event an Acceptable Association Policy cannot be obtained through the Master Association, the Borrower must obtain an Acceptable Association Policy either through (1) additional policy(ies) on an excess and contingent basis (the “Excess Insurance”) which will insure any gaps in coverage between the coverage obtained under the insurance policies obtained by the Master Association and an Acceptable Association Policy, which such Excess Insurance will be in compliance with the Mortgage Loan documents, or (2) in the event any insurance required is not covered at all by such insurance policy maintained by the Master Association, the Borrower will provide coverage on a primary basis to cover the applicable risk. Furthermore, the policy obtained by the Master Association is required to be issued by an insurer who satisfies the requirements of the Mortgage Loan documents, with the exception of the insurance carriers specifically permitted under the Mortgage Loan documents (the “Permitted Insurance Carriers”), in accordance with the Mortgage Loan documents.
15	30 Hudson Yards 67	(26) Local Law Compliance	The Mortgaged Property is subject to a temporary certificate of occupancy. The Related Companies, L.P., the guarantor of the sole tenant at the Mortgaged Property and also the manager of the building that includes the Mortgaged Property, is required to obtain the renewal of the temporary certificate of occupancy for the building and ultimately a permanent certificate of occupancy for the building. In addition, the Mortgagor is required to, within 10 days of a request by the lender, deliver copies of the then-current temporary certificate of occupancy for the building in which the Mortgaged Property is located and, as and when obtained, the permanent certificate occupancy for the building.
13	618 Bushwick	(26) Local Law Compliance	Pursuant to the zoning report provided in connection with the Mortgage Loan, the Mortgaged Property is subject to certain municipal code violations as noted by New York City Department of Building, Housing Preservation and Development, and Environmental Control Board, including, without limitation, open code violations with respect to electrical wiring, brick wall exposures, failure to post notice of carbon monoxide, and water leak, and for which the aggregate estimated cost of curing the violations is $15,000. The borrower is required to cure the open municipal violations within one year following the loan origination date. At loan origination, the borrower deposited $15,000 into the municipal violations reserve fund. In addition, the Mortgage Loan documents provide for a non-recourse carveout for losses arising from the existence of any municipal, building code, fire department violations with respect to the Mortgaged Property.
19	2000 Collins Avenue	(26) Local Law Compliance	The zoning report provided in connection with the origination of the Mortgage Loan indicates open fire code violations.
1	Burlingame Point	(28) Recourse Obligations

The loss recourse carveout for waste to the Mortgaged Property is limited to intentional or grossly negligent physical waste at the Mortgaged Property.

The loss recourse carveout with respect to insurance proceeds or condemnation awards or rents is limited to misappropriation or misapplication thereof and does not include conversion thereof.

Voluntary transfer of title to all or any portion of the Mortgaged Property or of direct or indirect equity interests in the borrower in violation of the Mortgage Loan documents constitutes full

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
recourse carveout; however, transfer of collateral, including the Mortgaged Property, in violation of the Mortgage Loan documents that do not trigger full recourse in accordance with the foregoing constitutes only loss recourse carveout.
17	The Galleria Office Towers	(28) Recourse Obligations	The loss recourse carveout for waste to the Mortgaged Property is limited to waste caused by intentional acts or omissions.
15	30 Hudson Yards 67	(28) Recourse Obligations

The loss recourse carveout for material physical waste is limited to intentional material physical waste.

The indemnification obligations of the Mortgagor and the guarantor (individually and collectively, the “Indemnitor”) under the environmental indemnity agreement will terminate two years after the full and indefeasible payment by the Indemnitor of the Mortgage Loan, provided that at the time of such payment, the Indemnitor furnishes to the indemnitee a Phase I environmental report with respect to the Mortgaged Property, which report is from an environmental consultant reasonably acceptable to the indemnitee and the rating agencies, which updated environmental report(s) disclose, as of the date of such repayment, no actual or threatened (A) non-compliance with or violation of applicable environmental law (or permits issued pursuant to Environmental Law) in connection with the Mortgaged Property or operations thereon, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings in directly connected with any matter addressed in the environmental indemnity agreement or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental laws.

13	618 Bushwick	(28) Recourse Obligations	The obligations and liabilities of the borrower and the guarantors (individually and collectively, the “Indemnitor”) under the related environmental indemnity agreement will terminate three years after the full and indefeasible payment of the Mortgage Loan, provided that at the time of such payment, the Indemnitor furnishes to Indemnitee a reasonably acceptable Phase I environmental report with respect to the Mortgaged Property disclosing, as of the date of such repayment, no actual or threatened (i) non-compliance with or violation of applicable environmental law (or permits issued pursuant to environmental law) in connection with the Mortgaged Property or operations thereon, (ii) environmental liens encumbering the Mortgaged Property, (iii) administrative processes or proceedings or judicial proceedings in directly connection with any matter addressed in the environmental indemnity agreement, or (iv) presence or release of hazardous substances in, on, above, or under the Mortgaged Property that has not been fully remediated in accordance with all applicable environmental laws.
19	2000 Collins Avenue	(28) Recourse Obligations

The loss recourse carveout with respect to willful misconduct is limited to willful misconduct in connection with the Mortgage Loan or the operation of the Mortgaged Property.

The obligations and liabilities of the Borrower and the guarantors (individually and collectively, the “Indemnitor”) under the environmental indemnity agreement will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan will have been paid or defeased in full on or prior to the maturity date of the Mortgage Loan and the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date hereof and the date the Mortgage Loan is paid or defeased in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement, notwithstanding the fact that the Mortgage Loan is paid or defeased in full, (iii) the indemnitee will have received, at Indemnitor’s expense, an updated environmental report dated within 60 days of the date that the Mortgage Loan is paid or defeased in full showing, to the reasonable satisfaction of the indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity agreement,

F-2-5

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
and (iv) 24 months have passed since date that the Mortgage Loan has been paid or defeased in full.
22	The Promontory	(28) Recourse Obligations	Provided that (a) the Mortgage Loan has been paid and performed in full in normal course in accordance with the terms and provisions of the Mortgage Loan documents, (b) at any time on or after the date that the Mortgage Loan has been paid and performed in full, the Borrower and the guarantor (individually and collectively, the “Indemnitor”) delivers to the indemnitee, at the indemnitor’s sole cost and expense, a Phase I environmental report acceptable to the indemnitee, (c) there has been no change in any environmental law or other applicable law prior to the Termination Date (as defined below) which would have the effect of imposing any liability upon a lender/mortgagee for any matter, condition or circumstance for which Indemnitee is entitled to be indemnified under the environmental indemnity notwithstanding the fact that the Mortgage Loan has been paid and performed in full, and (d) as of the Termination Date, there is no outstanding complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any governmental authority, or any third party, involving violations of environmental law, releases of hazardous substances or any other environmental condition, the indemnification obligations and liabilities of Indemnitor under the environmental indemnity will terminate on, and be of no further force or effect from and after, the date (the “Termination Date”) that is two years following delivery of the Phase I environmental report in accordance with the terms and conditions set forth above.
34	1111 Southern Minerals	(28) Recourse Obligations	The obligations and liabilities of the borrower and the guarantor (individually and collectively, the “Indemnitor”) under the related environmental indemnity will terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Mortgage Loan will have been paid in full on or prior to the maturity date and the indemnitee has not foreclosed or otherwise taken possession of any Mortgaged Property, (ii) there has been no material change, between the Mortgage Loan origination date and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which change would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, notwithstanding the fact that the Mortgage Loan is paid in full, (iii) the indemnitee will have received, at the Indemnitor’s expense, an updated environmental report dated within 90 days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the environmental indemnity, and (iv) 36 months have passed since date that the Mortgage Loan has been paid in full.
15	30 Hudson Yards 67	(30) Financial Reporting and Rent Rolls	The Mortgage Loan documents require audited financials for the Mortgagor and the guarantor only during a cash sweep period under the Mortgage Loan documents.
1	Burlingame Point	(31) Acts of Terrorism Exclusion	If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required hereunder on a standalone-basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. In either such case, such insurance will not have a deductible in excess of $50,000.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
15	30 Hudson Yards 67	(31) Acts of Terrorism Exclusion	The Mortgage Loan documents permit the portion of insurance proceeds relating to the condominium common elements to be held by an insurance trustee appointed pursuant to the condominium documents. The Mortgage Loan documents permit (a) $100,000 as the deductible for the condominium terrorism coverage and (b) the condominium terrorism coverage may be written by a non-rated captive insurer, provided that, among other conditions, such terrorism policy issued by a captive insurance company, together with any other terrorism policy then in effect, provides (i) no aggregate limit and (ii) a per occurrence limit of not less than the sum of “full replacement cost” and the rental loss and/or business interruption coverage required under the Mortgage Loan documents.
19	2000 Collins Avenue	(31) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar or subsequent statute (“TRIPRA”) is not in effect, then provided that terrorism insurance is commercially available, the Borrower will be required to carry terrorism insurance throughout the term of the Mortgage Loan as required by the preceding sentence, but in such event the Borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time on a stand-alone basis in respect of the Mortgaged Property and business interruption/rental loss insurance required hereunder (without giving effect to the cost of the terrorism components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Borrower will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
1	Burlingame Point	(36) Ground Leases	The California State Lands Commission leases to the Mortgagor rights of way over three parcels that are adjacent to the Mortgaged Property. The lease does not grant the Mortgagor exclusive use or occupancy of the related premises, and access to the office buildings on the Mortgaged Property does not depend on the lease because the applicable roads are public rights of way. The Mortgage Loan documents contain a springing lien on the leasehold interest in the related parcels effective at such time as the California State Lands Commission consents to the lien of the mortgage thereon, which consent the Mortgagor is obligated to use commercially reasonable efforts to obtain post origination.
1, 13, 15, 17, 19, 22, 34, 42	All JPMCB Mortgage Loans	(40) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
34	1111 Southern Minerals	(43) Environmental Conditions

The related ESA indicated the following RECs:

●       The Mortgaged Property was used for commercial/light industrial purposes, including equipment service and repair operations, between approximately 1975 and 2016. The ESA indicated that, while reports from a subsurface investigation from 2010 indicating no evidence of reportable release, such assessment did not include groundwater assessment, and concluded that such limited scope and lack of groundwater sampling constituted a REC.

●       According to the Texas Commission on Environmental Quality Central Registry and the regulatory database, the Mortgaged Property was a truck refueling facility, was formerly equipped with two 2,000-gallon steel single underground storage tanks, and is currently listed with an inactive petroleum storage tank. As of the delivery of the ESA, the files necessary to confirm the contents of the previously present USTs had been requested but not delivered. Based on the absence of data, the ESA indicated the possibility of contamination cannot be ruled out and constitutes a REC.

●       According to a review of the Railroad Commission of Texas GIS map, there are two plugged oil wells located within 500 feet of the Mortgaged Property. Additionally, according to a review of aerial photographs and historic topographic maps, the Mortgaged Property and the surrounding area were formerly part of an oil field. Therefore, the ESA concluded, there remains a concern for the potential emission of methane and hydrogen sulfide gases accumulating

F-2-7

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

within the building interiors, and, therefore, the former use of the Mortgaged Property and surrounding area as part of an oil field represents a REC.

Despite the foregoing RECs, the ESA indicated that the Mortgaged Property recently underwent a redevelopment, which involved complete paving over or improved structure that limits exposure to the subsurface and, therefore, recommended no further investigation.

1, 15, 17	Burlingame Point 30 Hudson Yards 67 The Galleria Office Towers	(47) Cross-Collateralization	The Mortgage Loan is cross-collateralized and cross-defaulted with the related Companion Loans.

F-2-8

ANNEX G

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)
5/15/2021	35,940,000.00
6/15/2021	35,940,000.00
7/15/2021	35,940,000.00
8/15/2021	35,940,000.00
9/15/2021	35,940,000.00
10/15/2021	35,940,000.00
11/15/2021	35,940,000.00
12/15/2021	35,940,000.00
1/15/2022	35,940,000.00
2/15/2022	35,940,000.00
3/15/2022	35,940,000.00
4/15/2022	35,940,000.00
5/15/2022	35,940,000.00
6/15/2022	35,940,000.00
7/15/2022	35,940,000.00
8/15/2022	35,940,000.00
9/15/2022	35,940,000.00
10/15/2022	35,940,000.00
11/15/2022	35,940,000.00
12/15/2022	35,940,000.00
1/15/2023	35,940,000.00
2/15/2023	35,940,000.00
3/15/2023	35,940,000.00
4/15/2023	35,940,000.00
5/15/2023	35,940,000.00
6/15/2023	35,940,000.00
7/15/2023	35,940,000.00
8/15/2023	35,940,000.00
9/15/2023	35,940,000.00
10/15/2023	35,940,000.00
11/15/2023	35,940,000.00
12/15/2023	35,940,000.00
1/15/2024	35,940,000.00
2/15/2024	35,940,000.00
3/15/2024	35,940,000.00
4/15/2024	35,940,000.00
5/15/2024	35,940,000.00
6/15/2024	35,940,000.00
7/15/2024	35,940,000.00
8/15/2024	35,940,000.00
9/15/2024	35,940,000.00
10/15/2024	35,940,000.00
11/15/2024	35,940,000.00
12/15/2024	35,940,000.00
1/15/2025	35,940,000.00
2/15/2025	35,940,000.00
3/15/2025	35,940,000.00
4/15/2025	35,940,000.00
5/15/2025	35,940,000.00
6/15/2025	35,940,000.00
7/15/2025	35,940,000.00
8/15/2025	35,940,000.00
9/15/2025	35,940,000.00
10/15/2025	35,940,000.00
11/15/2025	35,940,000.00
12/15/2025	35,940,000.00
Distribution Date	Balance ($)
1/15/2026	35,940,000.00
2/15/2026	35,940,000.00
3/15/2026	35,939,335.64
4/15/2026	35,433,889.30
5/15/2026	34,854,427.40
6/15/2026	34,306,215.06
7/15/2026	33,723,190.99
8/15/2026	33,171,286.02
9/15/2026	32,617,580.08
10/15/2026	32,029,222.14
11/15/2026	31,471,787.97
12/15/2026	30,879,810.19
1/15/2027	30,318,623.61
2/15/2027	29,755,605.54
3/15/2027	29,093,118.74
4/15/2027	28,526,097.01
5/15/2027	27,924,810.42
6/15/2027	27,353,974.11
7/15/2027	26,748,983.85
8/15/2027	26,174,308.23
9/15/2027	25,597,756.74
10/15/2027	24,987,217.45
11/15/2027	24,406,789.59
12/15/2027	23,792,486.64
1/15/2028	23,208,157.27
2/15/2028	22,621,920.26
3/15/2028	21,970,184.79
4/15/2028	21,378,903.58
5/15/2028	20,755,033.73
6/15/2028	20,160,787.09
7/15/2028	19,533,067.13
8/15/2028	18,934,829.35
9/15/2028	18,334,638.17
10/15/2028	17,701,146.49
11/15/2028	17,096,925.62
12/15/2028	16,459,521.42
1/15/2029	15,851,244.74
2/15/2029	15,240,981.60
3/15/2029	14,535,681.42
4/15/2029	13,921,118.28
5/15/2029	13,273,672.48
6/15/2029	12,654,986.42
7/15/2029	12,003,537.56
8/15/2029	11,380,701.82
9/15/2029	10,755,831.70
10/15/2029	10,098,378.58
11/15/2029	9,468,378.25
12/15/2029	8,830,727.73
1/15/2030	8,220,386.54
2/15/2030	7,608,053.23
3/15/2030	6,906,133.90
4/15/2030	6,289,507.30
5/15/2030	5,641,811.07
6/15/2030	5,021,056.25
7/15/2030	4,369,351.81
8/15/2030	3,744,441.98

G-1

Distribution Date	Balance ($)
9/15/2030	3,117,492.09
10/15/2030	2,459,772.69
11/15/2030	1,828,627.61
12/15/2030	1,198,275.88
1/15/2031	593,076.77
2/15/2031	891.56
3/15/2031 and thereafter	0

G-2

ANNEX H-1

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AT HOME –
WILLOW GROVE MORTGAGE LOAN (A-NOTE)

Payment Date	Interest Payment ($)	Principal Payment ($)	Balance ($)
4/6/2021			10,061,321.99
5/6/2021	32,531.61	18,170.29	10,043,151.70
6/6/2021	33,555.29	16,931.05	10,026,220.65
7/6/2021	32,418.11	18,283.78	10,007,936.87
8/6/2021	33,437.63	17,048.71	9,990,888.16
9/6/2021	33,380.67	17,105.67	9,973,782.49
10/6/2021	32,248.56	18,453.33	9,955,329.16
11/6/2021	33,261.86	17,224.48	9,938,104.68
12/6/2021	32,133.21	18,568.69	9,919,536.00
1/6/2022	33,142.27	17,344.07	9,902,191.93
2/6/2022	33,084.32	17,402.01	9,884,789.92
3/6/2022	29,830.10	21,302.91	9,863,487.01
4/6/2022	32,955.01	17,531.33	9,845,955.68
5/6/2022	31,835.26	18,866.64	9,827,089.04
6/6/2022	32,833.40	17,652.94	9,809,436.10
7/6/2022	31,717.18	18,984.72	9,790,451.38
8/6/2022	32,710.99	17,775.35	9,772,676.03
9/6/2022	32,651.60	17,834.74	9,754,841.29
10/6/2022	31,540.65	19,161.24	9,735,680.05
11/6/2022	32,527.99	17,958.35	9,717,721.70
12/6/2022	31,420.63	19,281.26	9,698,440.44
1/6/2023	32,403.57	18,082.77	9,680,357.67
2/6/2023	32,343.15	18,143.19	9,662,214.48
3/6/2023	29,158.42	21,974.59	9,640,239.90
4/6/2023	32,209.11	18,277.23	9,621,962.67
5/6/2023	31,111.01	19,590.88	9,602,371.79
6/6/2023	32,082.59	18,403.75	9,583,968.04
7/6/2023	30,988.16	19,713.73	9,564,254.31
8/6/2023	31,955.24	18,531.10	9,545,723.21
9/6/2023	31,893.32	18,593.02	9,527,130.20
10/6/2023	30,804.39	19,897.51	9,507,232.69
11/6/2023	31,764.72	18,721.62	9,488,511.07
12/6/2023	30,679.52	20,022.37	9,468,488.70
1/6/2024	31,635.27	18,851.06	9,449,637.63
2/6/2024	31,572.29	18,914.05	9,430,723.59
3/6/2024	29,476.25	21,441.20	9,409,282.39
4/6/2024	31,437.46	19,048.88	9,390,233.51
5/6/2024	30,361.76	20,340.14	9,369,893.37
6/6/2024	31,305.85	19,180.48	9,350,712.89
7/6/2024	30,233.97	20,467.92	9,330,244.96
8/6/2024	31,173.39	19,312.95	9,310,932.01
9/6/2024	31,108.86	19,377.48	9,291,554.53
10/6/2024	30,042.69	20,659.20	9,270,895.33
11/6/2024	30,975.09	19,511.25	9,251,384.09
12/6/2024	29,912.81	20,789.08	9,230,595.00
1/6/2025	30,840.44	19,645.89	9,210,949.11
2/6/2025	30,774.80	19,711.53	9,191,237.57
3/6/2025	27,737.11	23,395.89	9,167,841.68
4/6/2025	30,630.78	19,855.56	9,147,986.12
5/6/2025	29,578.49	21,123.40	9,126,862.72
6/6/2025	30,493.86	19,992.48	9,106,870.24
7/6/2025	29,445.55	21,256.35	9,085,613.90
8/6/2025	30,356.05	20,130.29	9,065,483.60
9/6/2025	30,288.79	20,197.55	9,045,286.05

H-1-1

Payment Date	Interest Payment ($)	Principal Payment ($)	Balance ($)
10/6/2025	29,246.42	21,455.47	9,023,830.58
11/6/2025	30,149.62	20,336.72	9,003,493.87
12/6/2025	29,111.30	21,590.60	8,981,903.27
1/6/2026	30,009.54	20,476.80	8,961,426.47
2/6/2026	29,941.12	20,545.22	8,940,881.25
3/6/2026	26,981.59	24,151.41	8,916,729.84
4/6/2026	29,791.79	20,694.55	8,896,035.29
5/6/2026	28,763.85	21,938.05	8,874,097.24
6/6/2026	29,649.34	20,836.99	8,853,260.25
7/6/2026	28,625.54	22,076.35	8,831,183.90
8/6/2026	29,505.97	20,980.37	8,810,203.53
9/6/2026	29,435.87	21,050.47	8,789,153.06
10/6/2026	28,418.26	22,283.63	8,766,869.43
11/6/2026	29,291.08	21,195.25	8,745,674.17
12/6/2026	28,277.68	22,424.21	8,723,249.96
1/6/2027	29,145.35	21,340.99	8,701,908.97
2/6/2027	29,074.04	21,412.29	8,680,496.68
3/6/2027	26,195.81	24,937.19	8,655,559.48
4/6/2027	28,919.19	21,567.15	8,633,992.33
5/6/2027	27,916.58	22,785.32	8,611,207.01
6/6/2027	28,771.00	21,715.34	8,589,491.67
7/6/2027	27,772.69	22,929.20	8,566,562.47
8/6/2027	28,621.84	21,864.50	8,544,697.97
9/6/2027	28,548.79	21,937.55	8,522,760.42
10/6/2027	27,556.93	23,144.97	8,499,615.45
11/6/2027	28,398.16	22,088.18	8,477,527.27
12/6/2027	27,410.67	23,291.22	8,454,236.05
1/6/2028	28,246.54	22,239.80	8,431,996.25
2/6/2028	28,172.24	22,314.10	8,409,682.15
3/6/2028	26,284.93	24,632.52	8,385,049.63
4/6/2028	28,015.38	22,470.96	8,362,578.68
5/6/2028	27,039.00	23,662.89	8,338,915.79
6/6/2028	27,861.24	22,625.09	8,316,290.69
7/6/2028	26,889.34	23,812.55	8,292,478.14
8/6/2028	27,706.09	22,780.25	8,269,697.89
9/6/2028	27,629.98	22,856.36	8,246,841.54
10/6/2028	26,664.79	24,037.11	8,222,804.43
11/6/2028	27,473.30	23,013.03	8,199,791.40
12/6/2028	26,512.66	24,189.23	8,175,602.16
1/6/2029	27,315.60	23,170.74	8,152,431.42
2/6/2029	27,238.18	23,248.16	8,129,183.26
3/6/2029	24,532.07	26,600.94	8,102,582.32
4/6/2029	27,071.63	23,414.71	8,079,167.61
5/6/2029	26,122.64	24,579.25	8,054,588.36
6/6/2029	26,911.27	23,575.06	8,031,013.30
7/6/2029	25,966.94	24,734.95	8,006,278.35
8/6/2029	26,749.87	23,736.47	7,982,541.88
9/6/2029	26,670.56	23,815.78	7,958,726.10
10/6/2029	25,733.21	24,968.68	7,933,757.42
11/6/2029	26,507.57	7,933,757.42	0.00

H-1-2

ANNEX H-2

ASSUMED PRINCIPAL PAYMENT SCHEDULE FOR THE AT HOME –
WILLOW GROVE MORTGAGE LOAN (B-NOTE)

Payment Date	Interest Payment ($)	Principal Payment ($)	Balance ($)
4/6/2021			2,000,000.00
5/6/2021	6,466.67	0.00	2,000,000.00
6/6/2021	6,682.22	0.00	2,000,000.00
7/6/2021	6,466.67	0.00	2,000,000.00
8/6/2021	6,682.22	0.00	2,000,000.00
9/6/2021	6,682.22	0.00	2,000,000.00
10/6/2021	6,466.67	0.00	2,000,000.00
11/6/2021	6,682.22	0.00	2,000,000.00
12/6/2021	6,466.67	0.00	2,000,000.00
1/6/2022	6,682.22	0.00	2,000,000.00
2/6/2022	6,682.22	0.00	2,000,000.00
3/6/2022	6,035.56	0.00	2,000,000.00
4/6/2022	6,682.22	0.00	2,000,000.00
5/6/2022	6,466.67	0.00	2,000,000.00
6/6/2022	6,682.22	0.00	2,000,000.00
7/6/2022	6,466.67	0.00	2,000,000.00
8/6/2022	6,682.22	0.00	2,000,000.00
9/6/2022	6,682.22	0.00	2,000,000.00
10/6/2022	6,466.67	0.00	2,000,000.00
11/6/2022	6,682.22	0.00	2,000,000.00
12/6/2022	6,466.67	0.00	2,000,000.00
1/6/2023	6,682.22	0.00	2,000,000.00
2/6/2023	6,682.22	0.00	2,000,000.00
3/6/2023	6,035.56	0.00	2,000,000.00
4/6/2023	6,682.22	0.00	2,000,000.00
5/6/2023	6,466.67	0.00	2,000,000.00
6/6/2023	6,682.22	0.00	2,000,000.00
7/6/2023	6,466.67	0.00	2,000,000.00
8/6/2023	6,682.22	0.00	2,000,000.00
9/6/2023	6,682.22	0.00	2,000,000.00
10/6/2023	6,466.67	0.00	2,000,000.00
11/6/2023	6,682.22	0.00	2,000,000.00
12/6/2023	6,466.67	0.00	2,000,000.00
1/6/2024	6,682.22	0.00	2,000,000.00
2/6/2024	6,682.22	0.00	2,000,000.00
3/6/2024	6,251.11	0.00	2,000,000.00
4/6/2024	6,682.22	0.00	2,000,000.00
5/6/2024	6,466.67	0.00	2,000,000.00
6/6/2024	6,682.22	0.00	2,000,000.00
7/6/2024	6,466.67	0.00	2,000,000.00
8/6/2024	6,682.22	0.00	2,000,000.00
9/6/2024	6,682.22	0.00	2,000,000.00
10/6/2024	6,466.67	0.00	2,000,000.00
11/6/2024	6,682.22	0.00	2,000,000.00
12/6/2024	6,466.67	0.00	2,000,000.00
1/6/2025	6,682.22	0.00	2,000,000.00
2/6/2025	6,682.22	0.00	2,000,000.00
3/6/2025	6,035.56	0.00	2,000,000.00
4/6/2025	6,682.22	0.00	2,000,000.00
5/6/2025	6,466.67	0.00	2,000,000.00

H-2-1

Payment Date	Interest Payment ($)	Principal Payment ($)	Balance ($)
6/6/2025	6,682.22	0.00	2,000,000.00
7/6/2025	6,466.67	0.00	2,000,000.00
8/6/2025	6,682.22	0.00	2,000,000.00
9/6/2025	6,682.22	0.00	2,000,000.00
10/6/2025	6,466.67	0.00	2,000,000.00
11/6/2025	6,682.22	0.00	2,000,000.00
12/6/2025	6,466.67	0.00	2,000,000.00
1/6/2026	6,682.22	0.00	2,000,000.00
2/6/2026	6,682.22	0.00	2,000,000.00
3/6/2026	6,035.56	0.00	2,000,000.00
4/6/2026	6,682.22	0.00	2,000,000.00
5/6/2026	6,466.67	0.00	2,000,000.00
6/6/2026	6,682.22	0.00	2,000,000.00
7/6/2026	6,466.67	0.00	2,000,000.00
8/6/2026	6,682.22	0.00	2,000,000.00
9/6/2026	6,682.22	0.00	2,000,000.00
10/6/2026	6,466.67	0.00	2,000,000.00
11/6/2026	6,682.22	0.00	2,000,000.00
12/6/2026	6,466.67	0.00	2,000,000.00
1/6/2027	6,682.22	0.00	2,000,000.00
2/6/2027	6,682.22	0.00	2,000,000.00
3/6/2027	6,035.56	0.00	2,000,000.00
4/6/2027	6,682.22	0.00	2,000,000.00
5/6/2027	6,466.67	0.00	2,000,000.00
6/6/2027	6,682.22	0.00	2,000,000.00
7/6/2027	6,466.67	0.00	2,000,000.00
8/6/2027	6,682.22	0.00	2,000,000.00
9/6/2027	6,682.22	0.00	2,000,000.00
10/6/2027	6,466.67	0.00	2,000,000.00
11/6/2027	6,682.22	0.00	2,000,000.00
12/6/2027	6,466.67	0.00	2,000,000.00
1/6/2028	6,682.22	0.00	2,000,000.00
2/6/2028	6,682.22	0.00	2,000,000.00
3/6/2028	6,251.11	0.00	2,000,000.00
4/6/2028	6,682.22	0.00	2,000,000.00
5/6/2028	6,466.67	0.00	2,000,000.00
6/6/2028	6,682.22	0.00	2,000,000.00
7/6/2028	6,466.67	0.00	2,000,000.00
8/6/2028	6,682.22	0.00	2,000,000.00
9/6/2028	6,682.22	0.00	2,000,000.00
10/6/2028	6,466.67	0.00	2,000,000.00
11/6/2028	6,682.22	0.00	2,000,000.00
12/6/2028	6,466.67	0.00	2,000,000.00
1/6/2029	6,682.22	0.00	2,000,000.00
2/6/2029	6,682.22	0.00	2,000,000.00
3/6/2029	6,035.56	0.00	2,000,000.00
4/6/2029	6,682.22	0.00	2,000,000.00
5/6/2029	6,466.67	0.00	2,000,000.00
6/6/2029	6,682.22	0.00	2,000,000.00
7/6/2029	6,466.67	0.00	2,000,000.00
8/6/2029	6,682.22	0.00	2,000,000.00
9/6/2029	6,682.22	0.00	2,000,000.00
10/6/2029	6,466.67	0.00	2,000,000.00
11/6/2029	6,682.22	2,000,000.00	0.00

H-2-2

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and Pooled VRR Interest	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in This Prospectus	14
Summary of Terms	25
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	165
Transaction Parties	275
Credit Risk Retention	326
Description of the Certificates	331
Description of the Mortgage Loan Purchase Agreements	373
Pooling and Servicing Agreement	383
Certain Legal Aspects of Mortgage Loans	504
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	520
Pending Legal Proceedings Involving Transaction Parties	523
Use of Proceeds	523
Yield, Prepayment and Maturity Considerations	523
Material Federal Income Tax Considerations	536
Certain State and Local and Foreign Tax Considerations	550
Method of Distribution (Conflicts of Interest)	550
Incorporation of Certain Information by Reference	552
Where You Can Find More Information	552
Financial Information	553
Certain ERISA Considerations	553
Legal Investment	557
Legal Matters	558
Ratings	558
Index of Defined Terms	560

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$1,013,928,000
(Approximate)

GS Mortgage Securities
Corporation II

(Central Index Key Number 0001004158)
Depositor

Benchmark 2021-B25 Mortgage
Trust
(Central Index Key Number 0001851115)
Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2021-B25

Class A-1	$22,751,000
Class A-2	$18,335,000
Class A-3	$38,075,000
Class A-4	$175,000,000
Class A-5	$514,148,000
Class A-SB	$35,940,000
Class X-A	$920,578,000
Class X-B	$93,350,000
Class A-S	$116,329,000
Class B	$48,829,000
Class C	$44,521,000

PROSPECTUS

Goldman Sachs & Co. LLC
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

April 19, 2021